As filed with the Securities and Exchange Commission on January 14, 2011.

Registration No. 333-168719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Aveon Group L.P.

(Exact name of registrant as specified in its charter)

Delaware	6282	27-1767815
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

The America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

Telephone: (781) 639-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Randy Carrigan

Chief Legal Officer

Aveon Management L.L.C.

The America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

Telephone: (781) 639-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Huntington John C. Kennedy Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Telephone: (212) 373-3000 Facsimile: (212) 757-3990	David J. Goldschmidt Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Units Representing Limited Partner Interests	$205,000,000	$14,616.50

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes common units subject to the underwriters’ option to purchase additional common units.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 14, 2011

Preliminary prospectus

               Common units

Representing limited partner interests

This is the initial public offering of common units representing limited partner interests in The Aveon Group L.P. No public market currently exists for our common units. We are offering all of the             common units representing limited partner interests in this offering. We anticipate that the initial public offering price will be between $             and $             per common unit. We have been approved to list the common units on the New York Stock Exchange under the symbol “AVO.”

We are an investment management firm focused on acquiring controlling interests in the general partners or managing members of a diversified group of hedge funds. We are managed by our general partner, Aveon Management L.L.C., which is owned by our founding investors. Immediately following the completion of this offering, we will enter into a series of transactions whereby we will, among other things, acquire controlling interests in nine hedge fund general partners or managing members, which we refer to as our “manager affiliates.” Our manager affiliates currently manage 12 investment funds that pursue a range of alternative investment strategies.

Investing in our common units involves risks. See “Risk factors” beginning on page 20. These risks include the following:

•	We are a newly organized firm without any operating history and are subject to the risks attendant to a new business venture.

•

Our common unitholders will have only limited voting rights, and unless our founding investors and their affiliates collectively cease to own at least 4% of the voting power of our outstanding voting units (whether through common units or special voting units), our common unitholders will have no right to elect the directors of our general partner.

•

Immediately following this offering, our founding investors will generally have sufficient voting power to significantly influence the outcome of those few matters that may be submitted for a vote of our limited partners.

•

Our limited partnership agreement limits the liability of our general partner, reduces or eliminates certain duties owed by our general partner to our common unitholders and restricts the remedies available to our common unitholders for actions that might otherwise constitute breaches of our general partner’s duties.

•

Difficult market and economic conditions can adversely affect our business in many ways, including reducing the value or performance of the funds we manage or reducing our ability to raise or deploy capital, which could materially reduce our revenue and cash flow and negatively affect our financial condition.

•	We expect to record net losses for a number of years following this offering as a result of the amortization of definite-lived intangible assets and equity-based compensation.

•

As discussed in “Material U.S. federal tax considerations,” we believe that The Aveon Group L.P. will be treated as a partnership for U.S. federal income tax purposes, and you therefore will be required to take into account your allocable share of items of income, gain, loss and deduction of The Aveon Group L.P. in computing your U.S. federal income tax liability. You may not receive cash distributions equal to your allocable share of our net taxable income or even the tax liability that results from that income.

•

Legislation has been introduced that would, if enacted, preclude us from qualifying as a partnership for U.S. federal income tax purposes or otherwise increase our tax liability. If this or any similar legislation or regulation were to be enacted and to apply to us, we would incur a material increase in our tax liability that could result in a reduction in the value of our common units.

	Price to public	Underwriting discounts	Proceeds to The Aveon Group L.P.
Per Common Unit	$	$	$
Total	$	$	$

To the extent that the underwriters sell more than             common units, the underwriters have the option to purchase up to an additional             common units from us at the initial public offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common units to purchasers on or about            , 2011.

J.P. Morgan	Jefferies

ii

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. We and the underwriters are offering to sell, and seeking offers to buy, our common units only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus. We will update this prospectus to the extent required by law.

Through and including                     ,              (25 days after the date of this prospectus), all dealers that effect transactions in our common units, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 14 of the Financial Service Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 who are either: (a) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (b) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Market and industry data

This prospectus includes market and industry data and forecasts that we have derived from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data and estimates are based upon information obtained from investors in our funds, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had this information verified by any independent sources.

iii

Summary

This summary highlights information contained elsewhere in this prospectus and does not contain all the information you should consider before investing in our common units. You should read this entire prospectus carefully, including the section entitled “Risk factors” and the financial statements and related notes, before deciding to purchase our common units. The description of our business in this prospectus gives effect to the acquisition of the manager affiliates of our initial funds, as well the other transactions described under “Formation and structure of our Company.”

Unless otherwise specified or the context suggests otherwise, references in this prospectus to “Aveon,” the “Company,” “we,” “us” and “our” refer to The Aveon Group L.P. and its consolidated subsidiaries after giving effect to the transactions described in greater detail under “Formation and structure of our Company.” We refer to Aveon Management L.L.C. as our “general partner.” We refer to Founding Investors, LLC, which is the sole owner of our general partner, together with the direct and indirect equityholders of Founding Investors, LLC, collectively, as our “founding investors.”

We use the term “our initial funds” to refer to the 12 funds managed by our nine initial manager affiliates and use the term “our funds” to refer to our initial funds together with any additional funds that we may establish or acquire in the future, including any investable multi-fund composites and other investment vehicles that we may establish. An “investable multi-fund composite” is an investment product that reflects the combined returns of all or a subset of our funds and that benefits from netting of incentive fees across such funds.

The Aveon Group L.P.

We are a newly formed investment management firm focused on acquiring controlling interests in the general partners or managing members of a diversified group of hedge funds, which we refer to as our “manager affiliates.” We will use a portion of the proceeds of this offering to acquire our interest in each of our nine initial manager affiliates, which have investment track records ranging from five to 19 years. Each of our manager affiliates currently has assets under management (“assets under management” or “AUM”) of less than $1 billion and generally focuses on a single investment strategy. As of September 30, 2010, the 12 funds managed by these nine manager affiliates had aggregate AUM of approximately $3.1 billion. As of the date of this prospectus, our general partner, Aveon Management L.L.C., employed seven investment professionals and our nine initial manager affiliates employed an additional 73 investment professionals.

Each of our manager affiliates seeks to deliver consistently positive investment returns throughout all market cycles while concentrating on risk management and capital preservation (i.e., limiting losses on portfolio investments). We believe that specialized investment professionals, each focusing on a single investment strategy, have the potential to provide attractive investment returns as a result of their focus, ability to pursue smaller investment opportunities relative to larger funds, ability to move quickly in response to market conditions and streamlined coordination among investment professionals. We believe that the investment returns of our manager affiliates will benefit from low correlations to one another, which should contribute to the stability of both our revenues and assets under management.

We will be the sole controlling general partner or managing member of each of our manager affiliates, which will allow us to implement the necessary additional risk and operational oversight that we believe will create long-term value for our unitholders. At the time of each acquisition, we will admit the investment professionals and investment firm that have historically led the day-to-day investment and operational activities of each fund as limited partners or non-managing members of the manager affiliate. We refer to each such investment firm, together with the firm’s investment advisory team, as our “operating member.” As the general partner or managing member of each manager affiliate, we will generally have an economic interest that entitles us the right to retain approximately 30% of the gross fees and allocations (with our operating member receiving the remaining approximately 70% of gross fees and allocations) resulting from the fund’s total AUM until the fund reaches a specified level of AUM (ranging from $300 million to $800 million), above which our operating member will receive all incremental fees and allocations. In the case of Viridian, and possibly other funds we may acquire in the future, we will have the right to retain approximately 30% of the gross fees and allocations associated with only a portion of the fund’s total AUM. For the nine months ended September 30, 2010, Aveon Holdings would have been allocated approximately 27% of the gross management fees and approximately 26% of the gross incentive fees and allocations received by our manager affiliates. Under our oversight, our operating members will maintain day-to-day operational and investment authority over our funds, an arrangement which we believe will preserve the independence and entrepreneurial culture that contributed to the past investment performance and asset growth of our funds.

We will generate income from management fees and incentive fees or allocations pursuant to contractual arrangements with our manager affiliates and from any returns on our general partner or managing member interests in our funds. The management fees earned from our funds will typically be 1% to 2% of assets under management and will be based on the balance of assets under management at the beginning of the relevant period, as adjusted for inflows and redemptions during such period, for which management fees are generally pro-rated. The incentive fees or incentive allocations (i.e., allocations to the manager affiliate of a portion of the profits) earned on our funds will typically be equal to 20% of the net realized and unrealized profits earned from investments and based on the fair value of the fund investors’ net assets. These fees and allocations are subject to certain limitations and may be reduced under certain circumstances. See “Management’s discussion and analysis of financial condition and results of operations—Understanding our results/key financial measures—Revenues.”

We also intend to create investable multi-fund composites composed of ownership interests in a number of our funds. We expect that these composites will not charge any additional management or incentive fees above those charged by the underlying funds in which they invest. This fee structure is different from that of a typical fund-of-funds (i.e., a fund that invests exclusively in other funds), which charges investors a second level of management fees and incentive fees above the fees charged by the underlying funds in which it invests and which does not offer its investors the benefits of fee netting. We also expect that these composites will benefit from incentive fee netting across all of the underlying funds in which they invest, which means that investors in the composites will only pay incentive fees on the aggregate, not the individual, returns of the underlying funds. For example, if the investable multi-fund composite records losses in any particular year, the investors in the composite will not pay incentive fees to the underlying managers in the composite who had positive investment returns in the same year. We believe that our investable multi-fund composites will be attractive to institutional and other qualified investors and will contribute to the growth in assets under management of our manager affiliates.

We intend to create long-term value for our unitholders by:

•	increasing assets under management in our funds through performance gains and net AUM inflows;

•	pursuing financially accretive and strategically complementary acquisitions of manager affiliates using the same structure employed for the acquisitions of our initial manager affiliates; and

•

developing innovative new products, including investable multi-fund composites that will be designed to produce non-correlated returns and that will provide for a single layer of fees and incentive fee netting.

Our manager affiliates

Immediately following the completion of this offering, we will acquire controlling interests in the nine initial manager affiliates that manage our 12 initial funds from the investment professionals or other entities who currently own the manager affiliates and whom we refer to as the “selling investment professionals.” We refer to the selling investment professionals, together with our founding investors, as our ”existing owners.” Our initial funds will continue to be managed according to their single strategy investment styles by our operating members and their principal investment professionals:

Banyan Capital Partners, LLC (“Banyan”)—Global macro discretionary strategy. Banyan engages in short-term trades in futures and options contracts in the U.S. markets on equity indices, U.S. government debt instruments, currencies, commodities and individual stocks and engages in short-term trades in futures contracts in foreign markets on equity indices and European government debt instruments, in each case on the basis of its assessment of dislocations (i.e., when securities are not correctly priced and cause a sudden repricing) and correlations (i.e., when markets or securities move up or down concurrently with other markets or securities in a way not attributable solely to chance) between markets. Banyan takes an active approach to trading, changing its positions frequently in response to shifting conditions in order to control the risk in its portfolio.

As of September 30, 2010, the Banyan fund’s AUM was approximately $568 million. We will earn fees and allocations in respect of the first $600 million of the Banyan fund’s total AUM, and up to an additional $100 million of AUM that may be invested in the Banyan fund by our investable multi-fund composites, above which the operating member and its principals will receive all incremental fees and allocations. For more information, please see “Formation and structure of our Company—Operation of our manager affiliates—Banyan.” In addition to the Banyan fund, Banyan Equity Management, LLC advises separately managed client accounts, using the same strategy as the Banyan fund, from which we will receive no fees.

Brownstone Investment Partners, LLC (“Brownstone”)—Event driven-distressed and high yield strategy. Brownstone seeks to identify and take investment positions in the debt securities of companies that are undergoing change as a result of specific, identifiable events, such as credit rating changes, bankruptcy proceedings or other corporate actions or special situations. Brownstone performs credit analysis to derive estimates of the values of high yield corporate bonds and related securities, and employs various trading strategies designed to extract profits from situations where the market prices of these securities differ from Brownstone’s own estimated prices.

As of September 30, 2010, the Brownstone fund had approximately $311 million in AUM.

CastleRock Management, LLC (“CastleRock”)—U.S. long-short equity strategy. CastleRock invests in U.S.-listed stocks of mid- and large-capitalization companies. The manager’s team of analysts closely follows company news and industry developments, analyzes financial statements and meets with the corporate management teams to identify attractive investment opportunities. CastleRock typically purchases shares of companies that it perceives to have strong balance sheets and business fundamentals, increasing cash flows, and effective management. CastleRock typically takes short positions in the shares of companies with weakening balance sheets, deteriorating business fundamentals, decreasing cash flows and ineffective management.

As of September 30, 2010, the CastleRock fund had approximately $417 million of AUM. We will earn fees and allocations in respect of the first $600 million of the CastleRock fund’s total AUM (which may include AUM from separately managed accounts), plus up to an additional $100 million of AUM primarily attributable to Aveon and its affiliates invested in the CastleRock fund during the first two years following the closing of the acquisition, plus the amount of AUM, up to a maximum of an additional $100 million, attributable to Aveon and its affiliates in excess of the $100 million described above that is invested in the CastleRock fund during the first three years following the closing of the acquisition, for total possible AUM participation of up to $800 million. For more information, please see “Formation and structure of our Company—Operation of our manager affiliates—CastleRock.” In addition to the CastleRock fund, CastleRock Asset Management, Inc. advises assets, from which we will receive no fees, for various separately managed accounts, a long-short focus fund and a special purpose fund.

Chesapeake SP Partners, LLC (“Chesapeake”)—Trend-following managed futures strategy. Chesapeake seeks to identify persistent trends in the market prices of approximately 100 futures contracts in markets across the globe (including financial futures such as currencies, bonds, short term interest rates and stock indices and commodity futures such as grains, meats, metals, energies and other commodities). A futures contract is a standardized contract between two parties to buy or sell a specified asset (e.g. cotton, sugar, gold) of standardized quantity and quality at a specified future date at a previously agreed price (the futures price). Chesapeake does not attempt to analyze or forecast fundamental factors such as supply and demand for the underlying commodities, but rather makes purchases and sales based upon an analysis of historical price movements. In situations where Chesapeake determines prices in a particular market will continue to move higher (lower), it will buy (sell) futures contracts in that market.

As of September 30, 2010, the Chesapeake funds’ AUM was approximately $24 million. In addition to the Chesapeake funds, Chesapeake Capital Corporation advises separately managed client accounts, using the same strategy as the Chesapeake funds, from which we will receive no fees.

Conquest Capital MM LLC (“Conquest”)—Global macro systematic strategy. Conquest has created a set of trading rules based on extensive research and testing that attempt to profit from short-term price changes (typically one day to two weeks in duration) in the markets by trading currencies, futures contracts and related options. Conquest’s models (rules) identify favorable trading conditions based on patterns of price behavior and other quantifiable macroeconomic inputs such as option prices and credit spreads. The models enter positions after these conditions have been identified. Conquest’s rule-based approach also governs the sizing of positions and the amount of risk assumed in each trade in an effort to maximize the portfolio’s return relative to the risk of loss assumed.

As of September 30, 2010, the Conquest funds’ combined AUM was approximately $214 million. In addition to the Conquest funds, Conquest Capital LLC advises separately managed accounts, using the same strategy as the Conquest funds, from which we will receive no fees. Conquest Capital LLC, using a managed futures strategy different than the Conquest funds, also advises a fund and separately managed accounts from which we will receive no fees.

Cura Capital (GP), LLC (“Cura”)—Fixed income arbitrage strategy. Cura focuses its trading activity on the following related securities: bonds, inflation-linked securities, interest rate swaps, and other instruments in the sovereign debt markets of the United States and other developed countries in Europe and Asia. The manager applies mathematical measures and discretionary judgments of market conditions to determine the relative value of related financial instruments. Cura purchases what it believes to be relatively inexpensive securities and sells what it believes to be relatively expensive securities in the anticipation that prices of those related securities will converge and will generate a profit for Cura. The purchase of relatively inexpensive instruments is financed and hedged through the sale of relatively expensive ones. The strategy relies upon additional borrowed funds (leverage) gained through repurchase agreements and other methods to magnify the profit potential of small pricing inefficiencies.

As of September 30, 2010, the Cura fund had approximately $204 million in AUM.

Glenrock Asset Management Associates, L.P. (“Glenrock”)—Global long-short equity strategy. Glenrock buys and sells publicly-listed shares of companies globally, at present primarily in the United States, Europe and Asia. The manager’s team of analysts closely follows company news and industry developments, analyzes financial statements and meets with the corporate management teams to identify attractive investment opportunities. Glenrock typically purchases shares of companies that it perceives to have strong balance sheets and business fundamentals, effective management and low financial leverage. Glenrock typically takes short positions in the shares of companies with weak balance sheets, deteriorating business fundamentals, ineffective management and excessive financial leverage.

As of September 30, 2010, the Glenrock fund had approximately $423 million of AUM. In addition to the Glenrock fund, Glenrock, Inc. advises assets, from which we will receive no fees, in a long-short Japan equity fund and a dedicated short-only equity fund.

Viridian Partners, LLC (“Viridian”)—Relative value global commodities strategy. Viridian researches the underlying economic factors that affect supply and demand in commodity interests and securities over time and across geographic regions. Viridian analyzes current pricing in the global commodities markets to identify attractive trading opportunities within the following related instruments: physical commodities, forward contracts (agreements to buy or sell a commodity at a given price at a predetermined time in the future), exchange traded futures and options, and over-the-counter instruments. By trading physical commodities, as well as making and taking delivery against listed futures markets, Viridian attempts to capitalize on mispricings that occur throughout the trading and delivery life cycle of commodity interests on a global basis. The manager buys (sells) a relatively underpriced (overpriced) instrument and hedges the risk through a position in a related instrument in an attempt to generate a profit.

As of September 30, 2010, the Viridian fund had approximately $888 million of AUM. We will earn fees and allocations on a portion of the Viridian fund’s total AUM, initially $450 million of the fund’s total AUM of $888 million, which will be increased by certain additional net fund inflows primarily attributable to Aveon and its affiliates and certain other net fund inflows attributable to the Viridian operating member until the portion of AUM in which we participate reaches a cap of $650 million, above which the operating member and its principals will receive all incremental fees and allocations earned as described under “Formation and structure of our Company—Operation of our manager affiliates—Viridian.” In addition to the Viridian fund, Vermillion Asset Management, LLC manages certain other assets in three other distinct fund strategies focused on physical commodities, liquid managed futures and a commodity tracking index, from which we will receive no fees.

WA Partners LLC (“Welton”)—Multi-strategy managed futures strategy. Welton manages its portfolio according to a set of extensively researched and tested trading rules that attempt to capture short-term, medium-term and long-term price changes (typically one week to 25 weeks in duration) in the futures and currency markets. Welton’s trading rules are based primarily upon historical price movements, but also consider certain macroeconomic inputs such as changes in interest rates, economic data and capital flows, in order to take positions in the likely direction of market movements.

As of September 30, 2010, the Welton funds’ combined AUM was approximately $72 million. In addition to the Welton funds, Welton Investment Corporation advises separately managed client accounts, using the same strategy as the Welton funds, from which we will receive no fees.

For a more detailed description of each manager affiliate, their respective strategy and examples of the strategies, please see “Business—Initial funds.”

Our initial manager affiliates have been selected to position us to be well-diversified across a spectrum of investment strategies with strong historical, absolute and relative performance track records. We will seek to decrease the volatility in our earnings by acquiring interests in manager affiliates of funds with low correlations to one another and to major investing indices such as the S&P 500 and the Greenwich Global Hedge Fund Index. The table below summarizes key correlation and performance metrics of our initial funds:

As of September 30, 2010:

	Strategy	AUM ($MM)	Date of inception	Annualized net investment returns			3-year volatility	3-year correlation to the S&P 500	3-year correlation to the Greenwich Global Hedge Fund Index
Name				1 year	3 years	5 years

Banyan fund	Global Macro	$568	Apr-04	6.8%	11.1%	15.3%	4.6%	0.10	-0.05

Brownstone fund	Event Driven Distressed and High Yield	311	Jul-04	5.6%	7.5%	8.9%	4.3%	0.10	0.19

CastleRock fund	U.S. Long-Short	417	Jun-93	5.0%	0.0%	6.0%	15.7%	0.61	0.65

Chesapeake funds	Trend-Following Managed Futures
Select fund Preferred fund		9 15 24	Mar-94 Apr-94	-5.5% -7.0%	4.1% 7.7%	3.9% 0.9%	20.7% 31.5%	0.08 0.09	0.37 0.38

Conquest funds	Global Macro
Series/Class 1x and Series C-1 Series/Class 3x and Series C-3 Other Assets**		195 12 7 214	Sep-02 Dec-02	6.1% 5.3%	18.1% 48.4%	15.1% 35.5%	19.6% 59.3%	-0.49 -0.49	-0.39 -0.39

Cura fund	Fixed Income Arbitrage	204	Dec-04	-1.2%	6.8%	7.1%	14.2%	0.24	0.39

Glenrock fund	Global Long-Short	423	Jul-91	-1.0%	5.3%	5.2%	5.4%	-0.28	-0.06

Viridian fund	Relative Value Global Commodities	888	Jun-05	7.0%	9.5%	9.5%	8.6%	-0.23	-0.19

Welton funds	Multi-Strategy Managed Futures
G fund H fund		68 4 72	May-06 Dec-08	7.3% 9.6%	8.8% N/A	N/A N/A	11.5% N/A	0.02 N/A	0.20 N/A

Total AUM		$3,121

S&P 500				10.2%	-7.2%	0.6%	21.5%		0.81

Greenwich Global Hedge Fund Index				7.3%	2.3%	6.0%	8.2%	0.81

*	Assets under management as of September 30, 2010 and the investment returns for the funds for the period January 1, 2010 to September 30, 2010 are unaudited.
**	The Conquest funds include a segregated series comprised of approximately $7 million of internal capital of the investment professionals and their affiliates.

Note: “Net investment return” refers to the historical investment performance of a fund that is returned to investors over a monthly time period. Net investment return is a fund’s gross trading return on underlying investments less all expenses charged to the fund, including trading costs, fund administration and accounting expenses, management fees on assets under management and incentive fees. Our calculation of “annualized net investment return” for our initial funds is the compounded average annual return of the monthly net investment returns in any specified period. One-, three- and five-year annualized net investment return results for each of our initial funds are the compounded average annual return of the monthly returns of each of our initial funds in the respective period.

“Volatility” is a measure of how much the investment return of a fund or an index goes up and down over a specified time period. High volatility investment returns indicate that there are wider differences in the month to month returns of a fund or index, whereas low volatility investment returns indicate that the variability in the month to month returns are not as high. Higher volatility returns are generally associated with more risk to an investment in a fund because the value of the investment can go up or down rapidly. The measure of volatility used in this prospectus is the statistical metric called standard deviation, which measures how much a fund’s or index’s return varies from the average of that fund’s or index’s returns over a particular period of time. Volatility, as measured by annualized standard deviation, is the monthly standard deviation of returns over the three year period times the square root of twelve.

“The correlation” of a fund’s net returns over a given time period measures the dependence of a fund’s return on another set of returns for the same time period. Correlations are most often used to measure the historical tendency of a fund’s return to go up or down with, for example, its strategy benchmark or a broader market index such as the S&P 500. Three-year correlations of initial funds returns against the S&P 500 and the Greenwich Global Hedge Fund Index are measures of the dependence of fund return to these indices. These correlations are measured on a scale of 1 to -1; a correlation of 1 indicates a 1:1 positive relationship, a correlation of 0 indicates no relationship and a correlation of -1 indicates a 1:1 negative relationship. For example, if the return of a fund and the return of an index have a correlation of 1.0, or a 1:1 relationship, this means that their monthly returns move together in tandem over a given historical period; conversely, a correlation of -1.0, or a 1:1 negative relationship, means that their monthly returns move in opposite directions from each other over a given period; a 0:0 correlation means that their monthly returns do not move together in any direction, and are unrelated. We believe correlation is therefore a useful measure for how investment returns are directionally related to each other. AUM and performance measures reflect asset levels in the funds’ audited and unaudited financial statements. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500 Index is presented for comparison purposes as it is a leading indicator of the performance of the overall market. The Greenwich Global Hedge Fund Index is presented for comparison purposes as it is the leading indicator of hedge fund performance. See “Business—Initial funds” for additional performance information on each of our initial funds. See also “Risk factors—The historical returns attributable to our funds should not be considered as indicative of our or our funds’ future results or of any returns expected on an investment in our common units.”

Industry overview

The asset management business involves managing investments on behalf of third parties in exchange for contracted fees and other income. This industry can be broadly split into two categories: traditional asset management and alternative asset management. Traditional asset management is based on managing portfolios of actively-traded equity, fixed income and/or derivative securities with the investment objectives of total return, current income, appreciation or replicating the returns of a specific index. Alternative asset management, in contrast to traditional asset management, is based on a variety of investment strategies such as private equity, hedge fund and commodity approaches that have a common objective of absolute performance within certain risk parameters. Hedge funds are viewed as a subset of alternative asset management and are generally differentiated from private equity by the more liquid characteristics of their underlying assets. Because hedge funds are generally not subject to the investment restrictions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), they may invest in a much broader range of asset classes than traditional collective investment vehicles, such as mutual funds.

Between 2000 and the end of 2007, hedge fund assets under management grew by approximately $1.2 trillion largely as a result of new investments by institutional investors. For three consecutive quarters starting in the second half of 2008 and continuing into the first quarter of 2009, the hedge fund industry experienced a cumulative contraction of approximately

$468 billion, as reported in the Lipper TASS Asset Flows Report, “Hedge Funds First Quarter 2010,” from an industry peak of approximately $1.5 trillion in AUM. The second, third and fourth quarters of 2009 witnessed a broad improvement in economic conditions, the availability of credit and positive market performance. The Lipper TASS report estimated that from the first quarter of 2009 to the second quarter of 2010, redemptions from investors have slowed and the industry regained approximately $144 billion principally through investment appreciation. According to data published by Hedge Fund Research for the third quarter of 2010, hedge funds recorded the largest quarterly asset increase in over three years with assets increasing by $120 billion to approximately $1.3 trillion.

Competitive strengths

Ability to identify and acquire financially accretive and strategically complementary manager affiliates.    Our management and our founding investors have extensive experience and relationships in the alternative asset management industry, which we believe will allow us to identify single strategy hedge funds that are financially accretive and strategically complementary to our current business.

Track record of positive, non-correlated returns.    Our initial funds have strong track records of positive, non-correlated returns and we believe each of them is well-positioned to contribute positively to our earnings over time.

Ability to grow assets under management and create innovative products.    We believe that our initial funds, all of which were able to honor all of their redemption requests during the financial crisis of 2008 and 2009, will be in a strong competitive position to attract new assets under management. In addition, we plan to create innovative products that will leverage the expertise of our manager affiliates by combining the funds they manage into investable multi-fund composites that take advantage of the low correlation they provide while at the same time offering fee arrangements that provide for netting of incentive fees across funds.

Comprehensive, daily risk oversight.    We will require that each of our funds’ administrator and/or prime broker connect directly into our risk systems so that our management can apply daily oversight and reporting on all aspects of each investment program, which we believe will enhance existing risk management cultures and help assuage investor concerns resulting from recent hedge fund industry upheaval.

Stable revenue and expense structure aligned with unitholder interests.    We will receive management and incentive fee revenue on a gross basis, and our operating members’ allocations will be based on fixed percentages of revenues, thereby removing the variability associated with the operating members’ discretionary operating expenses and contributing to revenue stability going forward. Additionally, our general partner’s operational expenses, which includes our management team’s base salaries, will initially be fixed and we plan to rely principally on equity-based incentive compensation in order to better align the interests of our management with the interests of our unitholders.

Highly experienced team at both Aveon and the manager affiliates.    Our senior management team has an average of over 21 years of experience in the investment management industry, and the investment professionals of our initial manager affiliates also have average investing experience of over 22 years.

Risk factors

An investment in our common units involves substantial risks and uncertainties. Some of the more significant challenges and risks relating to an investment in our partnership include the following:

•	the fact that we are a newly organized firm without any operating history and are subject to the risks attendant to a new business venture;

•

the fact that our common unitholders will have only limited voting rights and, unless our founding investors and their affiliates cease to own at least 4% of the voting power of our outstanding voting units (whether through common voting units or special voting units), our common unitholders will have no right to elect the directors of our general partner;

•

the fact that immediately following this offering our founding investors will generally have sufficient voting power to significantly influence the outcome of those few matters that may be submitted for a vote of our limited partners;

•	our susceptibility to market and economic conditions and the risk that such conditions may prevent us from executing our business plan;

•

the fact that our partnership agreement limits the liability of our general partner, reduces or eliminates certain duties owed by our general partner to our common unitholders and restricts the remedies available to common unitholders for actions that might otherwise constitute breaches of our general partner’s duties;

•	the current lack of strength and liquidity of U.S. and global financial institutions;

•	our dependence on our general partner to help us implement our acquisition strategy;

•	our dependence on our operating members for the day-to-day operation of our funds; and

•	the fact that we expect to record net losses for a number of years following this offering as a result of the amortization of definite-lived intangible assets and equity-based compensation.

In addition, legislation has been introduced that would tax as a corporation a publicly traded partnership, such as us, that directly or indirectly derives income from investment advisor or asset management services. Separately, legislation has been passed in the U.S. House of Representatives that would generally:

•

treat carried interest as non-qualifying income under the tax rules applicable to publicly traded partnerships, which could preclude us from qualifying as a partnership for U.S. federal income tax purposes; and

•	tax carried interest as ordinary income for U.S. federal income taxes, which could require us to hold our interest in carried interest through taxable subsidiary corporations.

If any of this legislation or any similar legislation or regulation were to be enacted and apply to us, we would incur a material increase in our tax liability, which could result in a reduction in the value of our common units. Please see “Risk factors” for a discussion of these and other factors you should consider before making an investment in our common units.

Organizational structure

The diagram below depicts our organizational structure immediately following this offering and the acquisition of our initial manager affiliates.

(1)	The Aveon Group L.P. common unitholders will have only limited voting rights and, unless our founding investors and their affiliates collectively cease to own at least 4% of the voting power of our outstanding voting units (whether through common units or special voting units), will have no right to elect our general partner or its directors. Our founding investors will hold special voting units in The Aveon Group L.P. that will entitle them, on those few matters that may be submitted for a vote of The Aveon Group L.P. common unitholders, to participate in the vote on the same basis as the common unitholders and provide them with a number of votes that is equal to the number of partnership units in Aveon Holdings that they hold on the relevant record date. See “Material provisions of The Aveon Group L.P. partnership agreement—Amendment of the partnership agreement” and “—Meetings; voting.”
(2)	Economic interest in each of our manager affiliates is fixed until the funds managed by the manager affiliates reach a specified level of AUM, above which the operating member will receive all management fees and incentive fees and allocations. For additional information regarding our fee structures and the specified level of AUM for each of our funds, see “Formation and structure of our Company—Operation of our manager affiliates” and “Management’s discussion and analysis of financial condition and results of operations—Understanding our results/key financial measures—Revenues.”
(3)	The Aveon Group L.P. holds its general partner interests in Aveon Holdings II GP L.P. and Aveon Holdings III GP L.P. through wholly-owned subsidiaries organized as Delaware limited liability companies.

Each of the three Aveon Holdings partnerships (which we refer to collectively as “Aveon Holdings”) will have an identical number of partnership units outstanding, and we use the terms “Aveon Holdings partnership unit” or “partnership unit in/of Aveon Holdings” to refer collectively to a partnership unit in each of the three Aveon Holdings partnerships. The Aveon Group L.P. will hold, through wholly-owned subsidiaries, a number of partnership units in each Aveon Holdings partnership equal to the number of common units that The Aveon Group L.P. has issued. Immediately following this offering, The Aveon Group L.P. will hold Aveon Holdings partnership units representing     % of the total number of partnership units of Aveon Holdings, or     % if the underwriters exercise in full their option to purchase additional common units. Our founding investors and the selling investment professionals will hold Aveon Holdings partnership units representing     % and     %, respectively, of the total number of partnership units of Aveon Holdings, or     % and     %, respectively, if the underwriters exercise in full their option to purchase additional common units. The Aveon Holdings partnership units held by our existing owners will be exchangeable for our common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. In addition, our existing owners will benefit from a tax receivable agreement whereby Aveon Holdings I GP Inc. will agree to pay them 85% of the cash savings from certain tax benefits that it receives as a result of exchanges of Aveon Holdings partnership units for The Aveon Group L.P. common units. The Aveon Holdings partnership units that will be held by The Aveon Group L.P.’s wholly-owned subsidiaries will be economically identical in all respects (including the right to receive distributions) to the Aveon Holdings partnership units that will be held by our founding investors and selling investment professionals. As a result of this structure, our common unitholders will indirectly hold the same equity interests in the Aveon Holdings partnerships as our existing owners and any calculation of the total outstanding equity interests of our Company should take into account the number of outstanding unexchanged Aveon Holdings partnership units.

Our general partner

Our general partner, Aveon Management L.L.C., is a newly formed investment management firm and therefore has no performance track record. Our general partner will not have any business other than managing and operating The Aveon Group L.P. and our subsidiaries. Our general partner has a board of directors that will be responsible for the oversight of our business and operations, will be elected in accordance with its limited liability company agreement and is expected to be comprised of seven directors at the time of the completion of this offering, a majority of whom are expected to be independent. See “Management— Composition of the board of directors after this offering.”

Although our general partner has no business activities other than the management of our business, conflicts of interest may arise in the future between us and our common unitholders, on the one hand, and our general partner and its affiliates, on the other. Our partnership agreement limits the liability of our general partner and modifies, reduces or eliminates certain duties owed by our general partner to our common unitholders. Our partnership agreement also restricts the remedies available to our common unitholders for actions that might otherwise constitute breaches of our general partner’s duties. Unlike a corporation, we are a partnership and will be governed by our partnership agreement, and holders of our common units will be subject to the terms and provisions of our partnership agreement. The provisions of our partnership agreement expressly state that anyone who purchases or holds our common units will agree to be subject to the terms of our partnership agreement. Therefore, if you choose to purchase our common units, you will be agreeing to the provisions set forth in our partnership agreement, including the provisions regarding conflicts of interest situations and the modifications, restrictions or eliminations of the fiduciary duties owed by our general partner.

Additional Information

The Aveon Group L.P. was formed in Delaware on January 27, 2010. Our principal executive offices are located at The America’s Cup Building, 30 Doaks Lane, Marblehead, Massachusetts 01945 and our telephone number is (781) 639-3000.

The offering

Common units offered by The Aveon Group L.P.	common units, or common units if the underwriters exercise in full their option to purchase additional common units.

Common units outstanding after the offering and the formation transactions	common units, including restricted common units granted to directors and employees pursuant to our Equity Incentive Plan, or common units if the underwriters exercise in full their option to purchase additional common units. If all outstanding Aveon Holdings partnership units held by our existing owners were exchanged for newly issued common units on a one-for-one basis, we would have common units outstanding after this offering and the formation transactions, or common units if the underwriters exercise in full their option to purchase additional common units.

Use of proceeds	We estimate that our net proceeds from this offering, at an assumed initial public offering price of $ per common unit and after deducting estimated underwriting discounts and offering expenses, will be approximately $ million, or $ million if the underwriters exercise in full their option to purchase additional common units.

We intend to use all of the net proceeds from this offering to purchase a number of newly-issued Aveon Holdings partnership units that is equal to the number of common units that we sell in this offering.

Aveon Holdings will use approximately $ million of these proceeds to acquire the manager affiliates of our initial funds from the selling investment professionals and to pay all related acquisition expenses and will use approximately $ million of these proceeds to acquire additional general partner or managing member interests in our initial funds. See “Formation and structure of our Company—Formation transactions—Acquisitions of manager affiliates of initial funds” and “Business—Initial funds.”

Aveon Holdings will use the remaining proceeds, or approximately $ million, or approximately $ million if the underwriters exercise in full their option to purchase additional common units, for general corporate purposes, including, together with proceeds from future debt or equity financings, carrying out future acquisitions and acquiring additional general partner or managing member interests in future funds.

Our founding investors will not receive any of the proceeds from this offering.

Voting rights	Our general partner, Aveon Management L.L.C., will manage all of our operations and activities. You will not hold securities of our general partner, which is wholly-owned by our founding investors. Unlike the holders of common stock in a corporation, you will have only limited voting rights on matters affecting our business and, unless our founding investors and their affiliates collectively cease to own at least 4% of the voting power of our outstanding voting units (whether through common units or special voting units), will have no right to elect our general partner or its directors.

In addition, our founding investors will generally have sufficient voting power to significantly influence the outcome of those few matters that may be submitted for a vote of our limited partners, including any attempt to remove our general partner. Our founding investors will hold special voting units in The Aveon Group L.P. that provide them with a number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the number of Aveon Holdings partnership units that they hold on the relevant record date and entitles them to participate in the vote on the same basis as our common unitholders. Accordingly, immediately following this offering, on those few matters that may be submitted for a vote of the limited partners of The Aveon Group L.P., investors in this offering will collectively have % of the voting power of The Aveon Group L.P. limited partners, or % if the underwriters exercise in full their option to purchase additional common units, and our founding investors will collectively have % of the voting power of The Aveon Group L.P. limited partners, or % if the underwriters exercise in full their option to purchase additional common units. See “Material provisions of The Aveon Group L.P. partnership agreement—Withdrawal or removal of the general partner” and “—Meetings; voting.”

Cash distribution policy	The declaration and payment of any distributions on the common units will be at the sole discretion of our general partner, which may change our distribution policy at any time. Our general partner will take into account general economic and business conditions, our strategic plans and prospects, our business and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax and regulatory restrictions, restrictions and other implications on the payment of distributions by us to our common unitholders or by our subsidiaries to us and such other factors as our general partner may deem relevant.

For additional information regarding our cash distribution policy, including the funding of distributions to our common unitholders from distributions by Aveon Holdings and “tax distributions,” see “Cash distribution policy.”

Repurchase right of general partner	Our general partner will have the right to acquire all of our then-outstanding common units at the then-current trading price if either our general partner and its affiliates own 90% or more of our common units or our general partner determines that we are required to register as an investment company under the Investment Company Act.

Exchange rights of holders of Aveon Holdings partnership units	Prior to this offering, we will enter into an exchange agreement with our existing owners so that they may, up to four times each year, subject to the terms of the exchange agreement and the vesting requirements and transfer restrictions set forth in the Aveon Holdings partnership agreements, exchange their Aveon Holdings partnership units for The Aveon Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. An Aveon Holdings limited partner must exchange one partnership unit in each of the three Aveon Holdings partnerships to effect an exchange for a common unit. If and when an Aveon Holdings limited partner exchanges Aveon Holdings partnership units for common units of The Aveon Group L.P., the relative equity ownership positions of the exchanging holder and of the other equity owners of Aveon (whether held at The Aveon Group L.P. or at Aveon Holdings) will not change.

Tax receivable agreement

Future exchanges of Aveon Holdings partnership units for The Aveon Group L.P. common units or other consideration are expected to result in increases in the tax basis of the tangible and intangible assets of Aveon Holdings I L.P. that would not otherwise have been available. These increases in tax basis may increase (for tax purposes) depreciation and amortization and therefore reduce the amount of tax that Aveon Holdings I GP Inc. would otherwise be required to pay in the future. We will enter into a tax receivable agreement with our existing owners whereby Aveon Holdings I GP Inc. will agree to pay to our existing owners (or their transferees) 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax that it actually realizes as a result of these increases in tax basis. A termination of the agreement or a change of control could give rise to similar payments based on tax savings that we would be deemed to realize in connection with such events. In the event that other of our current or future subsidiaries become taxable as corporations and acquire Aveon Holdings partnership units in the future, or if we become taxable as a corporation for U.S. federal income tax purposes, we expect that each will become subject to a tax receivable agreement with substantially similar terms. Although we are not aware of any issue that would cause the U.S. Internal Revenue Service (the “IRS”) to challenge a tax basis increase, our existing owners and their transferees will not reimburse us for any payments previously made under the tax receivable agreement if such tax basis increase were successfully challenged by the IRS. See “Certain relationships and related person transactions—Tax receivable agreement.”

Risk factors	See “Risk factors” for a discussion of risks you should carefully consider before deciding to invest in our common units.

Proposed New York Stock Exchange symbol	“AVO.”

Unless indicated otherwise, the information included in this prospectus assumes no exercise by the underwriters of the option to purchase up to an additional              common units from us and that the common units to be sold in this offering are sold at $              per common unit, which is the midpoint of the price range indicated on the front cover of this prospectus. In this prospectus, unless indicated otherwise, the number of common units outstanding and the other information based thereon also does not reflect:

•

             common units issuable upon exchange of              Aveon Holdings partnership units that will be held by our existing owners immediately following this offering, which are exchangeable, subject to certain restrictions, for our common units on a one-for-one basis; or

•	common units granted or that may be granted under The Aveon Group L.P. Amended and Restated Equity Incentive Plan, or our “Equity Incentive Plan,” consisting of:

•

             restricted common units that we granted to our executive officers and other employees and directors of our general partner prior to this offering (of which none will be vested at the time of this offering); and

•	additional common units available to be issued under our Equity Incentive Plan.

See “Management—Narrative disclosure to summary compensation table and grants of plan-based awards in 2010.”

Summary unaudited pro forma financial and other data

The summary unaudited pro forma financial information presented below was derived from the application of pro forma adjustments to the financial statements of Aveon Holdings I L.P., which is deemed to be the acquirer and predecessor for accounting purposes. These pro forma adjustments, which are described under “Unaudited pro forma financial information,” include adjustments to give effect to:

•	this offering of common units and the application of a portion of the net proceeds from this offering to acquire our nine initial manager affiliates;

•	the acquisition of our interests in the manager affiliates of our initial funds;

•	the deconsolidation of the general partner or managing member of our initial funds; and

•	certain other adjustments described under “Unaudited pro forma financial information.”

The unaudited pro forma balance sheet information as of September 30, 2010 has been prepared as if the transactions described under “Formation and structure of our Company” had been completed as of September 30, 2010; the unaudited pro forma operating information for the nine months ended September 30, 2010 and for the year ended December 31, 2009 have been prepared as if such transactions had been completed as of January 1, 2009.

The summary unaudited pro forma financial information should be read in conjunction with “Unaudited pro forma financial information,” “Management’s discussion and analysis of financial condition and results of operations” and the financial statements and related notes included elsewhere in this prospectus.

The pro forma adjustments are based upon available information and methodologies that we believe are reasonable. The unaudited pro forma operating and balance sheet information is presented solely for illustrative and informational purposes and is not necessarily indicative of what our actual operations or financial position would have been had the pro forma adjustments taken place on the dates indicated, or during the periods presented, nor does it purport to represent our results for any future period.

(US$ millions)	Nine months ended September 30, 2010	Year ended December 31, 2009

Unaudited pro forma operating information
Revenues
Management fees	$29.8	$41.2
Incentive income	5.5	35.9
Interest income and other	0.2	0.3

Total revenues	35.5	77.3

Expenses
Operating and administrative expenses	25.4	35.2
Amortization	24.1	32.1

Total expenses	49.5	67.3

Other income:
Net gains from Aveon funds	3.2	2.6

Net income (loss)	(10.8)	12.6
Net income (loss) of non-controlling interests	(10.1)	9.6

Net income (loss) of The Aveon Group L.P. (controlling interests)	$(0.7)	$3.0

Net income (loss) per common unit	$	$

	As of September 30, 2010

Unaudited pro forma balance sheet information
Assets
Cash and cash equivalents	$21.8
Investments, at fair value	78.4
Goodwill	32.2
Intangible and other assets	407.6

Total assets	$540.0

Liabilities and partners’ capital
Liabilities	$0.7
Non-controlling interests	353.0
Capital contributions	186.3

Total liabilities and partners’ capital	$540.0

	Nine months ended September 30, 2010	Year ended December 31, 2009

Unaudited pro forma assets under management
Beginning balance	$2,725	$3,012
Subscriptions	982	1,213
Redemptions	(703)	(1,552)
Net gains from investment performance	117	52

Ending balance	$3,121	$2,725

Pro forma Economic Income

The following table presents our pro forma “Economic Income” for the nine months ended September 30, 2010 and for the year ended December 31, 2009 and provides a reconciliation of our pro forma Economic Income for these periods to pro forma net income.

(US$ millions)	Nine months ended September 30, 2010	Year ended December 31, 2009

Pro forma net income (loss) of The Aveon Group L.P.	$(0.7)	$3.0

Add: net adjustments for amortization expense
Total amortization of customer based intangibles	24.1	32.1
Less non-controlling amortization of customer based intangibles	(19.8)	(26.3)

Net adjustments for amortization	4.3	5.8

Add: net revenue and expense adjustments for non-controlling interest
Pro-rata share of revenues in consolidated subsidiaries	3.8	7.6
Less pro-rata share of expenses in consolidated subsidiaries	(1.4)	(1.8)

Total non-controlling interests	2.4	5.8

Less: Additional general, administrative and other expenses not reflected in the pro forma statement of operations information	(1.6)	(2.1)
Pro forma Economic Income	$4.5	$12.5

We use Economic Income to evaluate our overall performance and allocate our resources. Economic Income:

•

reflects management fees, incentive income and other revenues from our funds on an unconsolidated basis because we view the business as an institutional alternative asset management firm, assessing performance using the combined total of incentive income and management fees from each of our funds;

•

excludes any income allocations and distributions to our founding investors and selling investment professionals because Economic Income is used to measure our performance for the year and determine the amount of income available for allocation to all of our partners at the end of the year;

•	excludes amortization expense and non-controlling interests that arise out of the acquisition of customer-based intangibles and are not related to our performance;

•	excludes interest, depreciation and taxes because we do not take those items into account when evaluating our performance; and

•	in future periods will exclude other non-cash items, such as compensation expense relating to equity-based compensation.

We believe Economic Income is useful to investors because it is frequently used by analysts, investors and other interested parties to evaluate companies in the investment management industry. Economic Income is not a term under GAAP. Because all companies do not calculate Economic Income or similarly titled measures in the same way, those measures as used by other companies may not be consistent with the way we calculate Economic Income or similarly titled financial measures and should not be considered as alternative measures of operating profit or net income (loss). For additional information, see “Management’s discussion and analysis of financial condition and results of operations—Segment analysis—Aveon Funds—Economic Income.”

Risk factors

An investment in our common units involves risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before investing in our common units. Any of the risk factors we describe below could adversely affect our business, results of operations, financial condition and liquidity. The market price of our common units could decline if one or more of these risks and uncertainties develop into actual events, causing you to lose all or part of the money you paid to buy our common units. Certain statements in “Risk factors” are forward looking statements. See “Forward looking statements.”

Risks related to our business

A recurrence of the adverse economic, financial and market conditions that were experienced during the recent financial crisis could adversely affect the ability of our funds to generate positive returns and to retain and attract new assets under management, which could negatively impact our financial condition and results of operations.

The financial crisis which began in the second half of 2008 caused the investment industry in general, and the hedge fund industry in particular, to retrench with the rest of the financial services industry. Record volatility, lack of liquidity and the resultant flight from equities to cash and cash equivalent holdings in late 2008 and early 2009 resulted in a substantial decline in value for virtually every asset class globally. While these conditions have improved since March 2009, they have not fully recovered and may recur. If these difficult conditions recur, they may impact our investment performance and ability to retain and attract new assets under management, and may result in higher redemptions than what our funds have historically experienced. These factors may reduce our management fees (which are based on assets under management) and our incentive fees (which are based on our returns and our assets under management), which could negatively impact our financial position, results of operations and ability to make distributions to our common units.

We do not know and cannot predict the full extent to which current, or future, market disruptions have affected, or will affect, the markets in which we intend to operate. If disruptions continue, or result in permanent, fundamental changes in the credit and equity capital markets, we may experience reduced earnings and cash flow, impairment charges or increased margin requirements, as well as substantial challenges in raising capital, obtaining investment financing and making investments on attractive terms.

We are a newly organized investment management firm with no operating history and we may not achieve our business objectives.

Aveon Holdings I L.P. was formed on September 25, 2009, and The Aveon Group L.P. was formed on January 27, 2010. As of the date of this prospectus, we have entered into binding agreements to acquire controlling interests in our nine initial manager affiliates, which manage 12 investment funds, but we have no operating history. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our business objectives and that the value of your investment could decline substantially or fall to zero.

We have an unproven business model, which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment.

We have an unproven business model, which makes our current business and future prospects difficult to evaluate. We have not yet acquired any of the manager affiliates for our initial funds and, as a result, have not commenced the core business operations upon which our business model is based, and we cannot assure you that our strategy will be successful.

If we are unable to increase assets under management and generate positive returns on our invested assets, our revenues, cash flows and ability to make distributions to our common unitholders could be adversely affected.

Our management fee revenues are subject to increases or decreases corresponding to increases or decreases in the aggregate assets under management in our funds. Our incentive fee income is directly correlated to the positive or negative performance of our funds. Unfavorable economic or capital market environments, a general reduction in assets under management, or the failure or underperformance of one or more of our funds could reduce management and incentive fee income, limit inflows of investments to our funds or cause investors in our funds to redeem their investments, thereby adversely affecting our revenues and cash flows and decreasing or eliminating the availability of current distributions to our common unitholders.

Our revenues are subject to inherent limits because once our funds reach specified levels of assets under management, we will cease to receive incremental management fees and incentive income from additional assets under management of those funds.

Pursuant to arrangements with our operating members, once assets under management in each fund reach a specified level (ranging from $300 million to $800 million), we have agreed to allocate 100% of all incremental management fees and incentive fees and allocations to the operating member of the manager affiliate of that fund. As a result, potential revenues from management and incentive fees from our manager affiliates are subject to inherent limits. This risk will be magnified if we are unable to effectively diversify the funds we manage. For example, approximately 59.4% of our pro forma incentive fee revenue for the year ended December 31, 2009 was attributable to Banyan and, pursuant to the operating agreement with Banyan, the maximum additional AUM that we can participate in for Banyan following this offering will be $132 million based on the Banyan fund’s AUM as of September 30, 2010. Therefore, if our other funds do not increase their yield of incentive fees or we do not add funds that produce incentive fees, our revenue growth from incentive fees and allocations will be limited.

Our growth strategy may not be successful and if we are unable to grow our assets under management, our revenues, cash flows and ability to make cash distributions to our common unitholders could be adversely affected.

We intend to grow our assets under management by achieving positive returns and attracting new investors, including through the formation of new investable multi-fund composites, as well as through future acquisitions of additional manager affiliates. However, there can be no assurance that our initial funds, or any future funds that we manage, will have favorable performance, or that will be able to attract additional assets to these funds. Moreover, some of our initial funds have, and we anticipate that some of the funds that we may manage in the future may have, AUM levels that may impede our ability to attract a larger and broader asset base of institutional investors to these funds or that may already be at a level at which we will not receive incremental revenue from increased AUM. Furthermore, we may not be successful in the formation of investable multi-fund composites or new funds or in growing assets under our management through future acquisitions of other manager affiliates. If we are unable to form any investable multi-fund composites, our growth prospects will decrease and our future revenues may be adversely affected. In addition, in some cases, if we fail to create or operate an investable multi-fund composite by a specified date, we may be in breach of certain covenants under the purchase agreements or operating agreements for the manager affiliates. For example, in the case of Viridian, if we do not create and operate an investable multi-fund composite by March 31, 2011 with at least $25 million of assets under management, such failure could constitute a release event and allow us to be removed as the managing member of the Viridian manager affiliate. Accomplishing our growth objectives on a cost-effective basis will require us to successfully manage our initial funds and successfully execute the acquisitions of additional manager affiliates that meet our investment criteria, and we can give no assurance that we will be able to do so. If we are unable to execute our growth strategy or grow assets under management, our revenues, cash flows and ability to make cash distributions to our common unitholders could be adversely affected and the price of our common units could decline.

We may be unable to successfully execute our future acquisition strategies, and we may fail to successfully integrate and operate acquired manager affiliates, which could limit our ability to grow assets under management and adversely affect our results of operations.

We have not at this time entered into any binding agreements with respect to any future acquisitions beyond the acquisitions of the manager affiliates of our initial funds, and we cannot assure you that we will actually make any additional acquisitions. Our ability to execute our acquisition strategy will depend on our ability to identify manager affiliates that meet our investment criteria and to successfully negotiate with the owners/managers who may not wish to give up control of the target fund general partner or managing member, as the case may be. We cannot be certain that we will be successful in finding or investing in such manager affiliates or that they will have favorable operating results following our acquisitions.

Moreover, our future acquisition strategies will focus on privately-held manager affiliates that pursue single strategy specialized investments. This approach presents challenges, including the lack of publicly available information, and greater risks than are generally associated with transactions with more traditional asset managers. The manager affiliates we intend to acquire and their financial information will not be subject to the reporting requirements and other rules that govern public companies, including the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Moreover, our manager affiliates may not be subject to regulation under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), at the time we acquire them. As a result, such manager affiliates could be more susceptible to irregular accounting or fraudulent practices. The targets we seek to acquire in the future may have shorter operating histories than our initial funds on which to estimate future performance and may not have significant or any operating revenues. They also may have a lower capitalization and fewer resources (including cash) and be more vulnerable to failure than traditional asset managers. We will be required to rely on the ability of the professionals employed by us to obtain adequate information to evaluate the manager affiliates we seek to acquire.

In addition, our ability to acquire manager affiliates on favorable terms and successfully integrate and operate them is subject to the following significant risks:

•	we may acquire manager affiliates that are not accretive to our financial results upon acquisition, and we may not successfully manage those funds to meet our expectations;

•	we may be unable to generate sufficient management fees or incentive income from operations or obtain the necessary debt or equity financing to consummate an acquisition on favorable terms or at all;

•

agreements for the acquisition of manager affiliates will typically be subject to customary conditions to closing, including satisfactory completion of due diligence investigations and negotiation of ancillary documentation, and we may spend significant time and money on potential acquisitions that we do not consummate;

•	the process of acquiring or pursuing the acquisition of additional manager affiliates may divert the attention of our management team from the operations of our business and our initial funds;

•	we will need to attract, hire, train, supervise and manage new employees as a result of the acquisitions of additional manager affiliates;

•

we may acquire manager affiliates without any recourse, or with only limited recourse, for liabilities, whether known or unknown, such as claims against the former owners of the manager affiliates and claims for indemnification by manager affiliates, limited partners and others indemnified by the former owners of the managers of the funds; and

•	we may be unable to quickly and efficiently integrate new acquisitions into our existing operations.

If we cannot complete acquisitions of additional manager affiliates on favorable terms, or integrate or operate acquired manager affiliates to meet our goals or expectations, our financial condition, results of operations, cash flow, trading price of our common units and ability to satisfy any debt service obligations and to pay distributions could be adversely affected. Additionally, any acquisitions that we make generally will not be subject to our common unitholders’ consent. These factors increase the risk of investing in our common units.

The failure to consummate announced acquisitions of manager affiliates could have an adverse effect on our operating results and financial condition.

The consummation of acquisitions of manager affiliates, including the manager affiliates of our initial funds, will be generally subject to a number of closing conditions, contingencies and approvals, including, but not limited to, obtaining certain consents of the funds’ clients and agreeing to the terms of certain documents with the selling investment professionals. In the event that an announced transaction is not consummated, we may experience a decline in the price of our common units to the extent that the then-current market price reflects a market assumption that we will complete the announced transaction. In addition, the fact that a transaction did not close after we announced it publicly may negatively affect our ability and prospects to consummate transactions in the future. Finally, we must pay costs related to these transactions, including legal and accounting fees, even if the transactions are not completed, which may have an adverse effect on our results of operations and financial condition.

The purchase agreements relating to our acquisition of the initial manager affiliates give us and the selling investment professionals the right to terminate the purchase agreements under certain limited circumstances at any time prior to the closing of the acquisition, including for breach of contract or in the event of a material change in the business. Each of the parties to each purchase agreement will be required to update their respective disclosures as to their condition, representations and warranties prior to the closing of each acquisition and will also need to enter into the necessary amendments to the organizational documents for the entity in which we will become the controlling member. There can be no assurances that we or any manager affiliate will not decide to terminate any purchase agreement under the terms that allow for such termination.

Key investment professionals may compete with our funds.

We intend to admit the current investment professionals of our initial funds and their investment firms as operating members of the manager affiliates in order to continue to conduct day-to-day operations of the respective funds they have historically managed. These investment professionals have no obligation to continue working for us but will be subject to non-competition provisions, limiting their ability to manage funds employing the same investment strategy as our fund they will manage. Under the terms of these arrangements, with limited exceptions, the selling investment professionals with respect to a particular manager affiliate, and generally certain affiliates of such selling investment professionals, are not permitted to compete with the business of the manager affiliate or to solicit employees of the manager affiliate, unless and until (i) the relevant fund has AUM at least equal to a fund capacity benchmark (ranging from $450 million to $1 billion), which is equal to or greater than the benchmark above which we do not receive fees, or (ii) we terminate the selling investment professionals as operating members of or advisers to our manager affiliate, in most cases without cause. Most of the non-competition arrangements contain provisions that limit the ability of the selling investment professionals to admit investors into competing funds after the benchmark is reached if it could have the effect of reducing the AUM of our funds below the applicable fund capacity benchmark. The non-competition provisions will not prohibit their management of certain types of separately managed accounts, even if such accounts employ the same strategy as our funds, or of funds or accounts that employ different investment strategies, even if such funds or accounts overlap with the strategies of our other funds. Upon the liquidation or closing of a fund as a result of a decision by the selling investment professionals to retire or cease to be actively engaged in managing the fund, the selling investment professionals have agreed that if, within five years of the fund’s closing, they subsequently engage in managing another fund or investment vehicle of the same investment style as our fund, we will be granted the same voting, economic and other rights associated with such other fund as if it were our fund. See “Certain relationships and related person transactions—Non-competition and non-solicitation agreements” for a description of the selling investment professionals’ non-competition provisions.

As a result, the key investment professionals and their investment firms could compete with our funds in the future by:

•

creating or managing funds or separately managed accounts that employ a different strategy than our funds they will manage for us in their role at Aveon that may draw investors away from our fund they manage or our other funds that employ such strategies;

•	creating or managing certain types of separately managed accounts that employ the same strategy as our funds;

•

creating or managing funds that employ the same strategy as our funds they will manage for us if we terminate them as operating members of or advisors to our manager affiliates, in some cases even if we terminate them for cause; or

•

following their departure from management of the applicable funds, creating or managing funds that employ the same strategy as our funds they will manage, after five years after the non-competition provisions have expired.

Moreover, the key investment professionals will often have regular direct contact with the investors in the funds they manage, which can lead to strong client relationships based on the investors’ trust in particular individuals. These relationships could lead to investors redeeming their investments from our funds and investing in competing funds that the investment professionals may manage in the future.

The due diligence process that we undertake in connection with the acquisitions of manager affiliates and investments by our initial funds may not reveal all facts that may be relevant in connection with an investment, which could subject us to unknown liabilities.

In connection with the acquisitions of our manager affiliates, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each manager affiliate and expect to use our resources and oversight to enhance the risk management functions and diligence of the initial funds and their investments going forward. When conducting due diligence, we have been required and will be required to evaluate important and complex business, financial, tax, accounting and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in the future in varying degrees depending on the type of investment. When conducting due diligence and making an assessment regarding an acquisition or investment, we have and will continue to rely on the resources available to us, including information provided by the target of the acquisition or investment and, in some circumstances, third-party investigations. The due diligence investigations that we have carried out or will carry out with respect to any acquisition or investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such acquisition or investment opportunity, which could subject us to unknown liabilities that could adversely affect our profitability, financial condition and results of operations. Moreover, such investigations will not necessarily result in the acquisition or investment being successful.

The historical financial data with respect to our manager affiliates and our initial funds and the unaudited pro forma financial information included in this prospectus are not indicative of our future performance.

The historical financial data with respect to our manager affiliates and our initial funds and the unaudited pro forma financial information included in this prospectus are not indicative of our future financial results. In accordance with GAAP, a number of our initial funds have historically been consolidated into the financial statements of the manager affiliates of those funds as described further under “Formation and structure of our Company—Formation transactions—Deconsolidation of initial funds” and “Unaudited pro forma financial information.” Following this offering, the manager affiliate of each initial fund that is consolidated into the financial statements of such fund’s manager affiliate will endeavor to take the necessary steps to grant rights to the third-party investors in that fund to provide that a simple majority of the fund’s investors will have the right, without cause, to accelerate the liquidation date of that fund in accordance with certain procedures. The deconsolidation of our funds will substantially alter the appearance of our financial statements, although it will not have any significant effect on our net income or equity. As a result, our historical financial statements are not indicative of our future performance or financial position. Furthermore, our funds’ investors could opt to accelerate the liquidation date of that fund as a result of the rights that will be granted, which could have a material impact on our prospects, financial performance and results of operations. In addition, the unaudited pro forma financial information included in this prospectus does not reflect the added costs that we will incur as a public company or the impact of our change in structure. In preparing our unaudited pro forma financial information for the periods prior to this offering, we adjusted the historical consolidated financial information of our manager affiliates for the transactions described in “Formation and structure of our Company—Formation transactions” and, as such, this financial information does not purport to represent the results of any future periods.

We are dependent upon our senior management and other key personnel and upon our access to our founding investors’ investment professionals and other resources. The loss of key personnel or access to existing resources could adversely affect our business and prospects.

Our future success will depend on the continued service of our senior management and other key personnel. We will depend on these individuals’ diligence, skill and network of business contacts. In order to grow, we will also need to attract, hire, train, supervise and manage new employees. The loss of key personnel or our inability to attract, retain and motivate sufficient numbers of our qualified personnel would adversely affect our business and prospects. The market for investment professionals is extremely competitive and is increasingly characterized by frequent movement by investment professionals among different firms. Although we plan to use a combination of economic incentives and, in some instances, employment agreements as a means of seeking to retain our key management personnel, there can be no assurance that our key management personnel will remain with us or with each of our funds.

We will also depend on our access to the investment professionals and other resources of our founding investors and the information and deal flow generated by those investment professionals in the course of their investment and portfolio management activities. We cannot assure you that we will have adequate access to the investment professionals or other resources of our founding investors or their information and deal flow.

Certain of our officers and directors and members of our investment committee serve, or may serve, as officers, directors or principals of our founding investors or their affiliates. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our best interests or those of our common unitholders, or that may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. For example, Jeff Landle (our Chief Investment Officer) and John J. Hassett (our President and Chief Executive Officer) are and, following this offering, will continue to be, founding members of different affiliates of our founding investors. While Mr. Landle and Mr. Hassett will be full time employees of our general partner, they will remain principals of those affiliates of our founding investors. Certain of our founding investors’ affiliates will continue to manage their clients’ capital which could give rise to conflicts of interest.

We are dependent upon our operating members to conduct the day-to-day operation of our funds and to generate fees, and the loss of our operating members or failure of our operating members to achieve positive results for our funds may adversely affect our business, financial condition and results of operation.

The operating members of our manager affiliates will conduct the day-to-day operations of our funds. While we will have voting control and oversight authority over our manager affiliates and certain other protections, the client relations, client serving, investment reporting and analytics, risk management and the other aspects of day-to-day operation of the funds will be managed by the operating members of our manager affiliates. In particular, an operating member’s inability to effectively implement the applicable investment strategy of such fund and achieve attractive returns may cause such fund’s assets under management to significantly decline in value, and could result in reduced management fees and reduced or no performance-based distributions being paid to us. All of the funds we will manage are subject to a net loss carry forward provision, or high-water mark, which means that investor capital accounts must return to their cumulative high-water mark return before any incentive fees are paid in respect of their accounts. As of September 30, 2010, approximately $920.3 million of AUM in our initial funds was subject to, and on average 5.4% below, a high-water mark. If we disagree with the investment decisions of our operating members, in most cases our only legal remedy will be to dismiss them, which could result in redemptions and significantly damage our business. Any failure by the operating members to achieve successful returns on assets under management may adversely affect our business, reputation, financial condition and results of operations. Such failures could also lead to redemptions, further reducing AUM and our corresponding revenues from management fees and incentive income.

Some of the operating members we admit to our manager affiliates may have shorter investment advisory track records, shorter operating histories, fewer staff resources and less access to institutional investors than other managers with larger funds under management, which tend to make them more vulnerable to market conditions. They typically depend on the investment and management talents and efforts of a small group of individuals and have limited financial resources and may be unable to meet their working capital needs. Operating members with smaller teams often lack operational, compliance and marketing resources to grow or operate effectively. In particular, these teams may often lack sufficient personnel to build and maintain the compliance programs required by the SEC under the Advisers Act. Compliance or other deficiencies found as a result of an SEC examination or otherwise could cause an operating member to shut down or otherwise subject an operating member to penalties, which could adversely affect our AUM and results of operations.

The structure of the acquisitions of the manager affiliates of our initial funds has been designed to permit our operating members and investment professionals to maintain day-to-day operational autonomy. It will be difficult, and likely impossible, for us to protect ourselves completely from the risk of fraud, misrepresentation or material strategy alteration by our investment professionals. If an investment professional acts inconsistently with applicable laws and regulations, such actions may adversely affect us and may also damage our reputation, which may negatively impact our ability to complete future acquisitions of manager affiliates and our ability to realize our objectives.

Furthermore, the key investment professionals of our operating members will often have regular direct contact with our funds’ investors, which can lead to strong customer relationships based on the investors’ trust in particular individuals. The loss of key investment professionals could jeopardize our funds’ relationships with their investors and lead to the loss of client accounts at our funds. Losses of such accounts could have a material adverse effect on our results of operations and financial condition.

A significant portion of our funds’ assets under management are or may be derived from a single investor or a small number of investors, the loss of which could significantly reduce our management fees and materially adversely affect our results of operations.

Certain of our funds currently or in the future may derive a significant portion of their total AUM from a single investor or a small number of investors. For example, as of September 30, 2010, Viridian derived 29% of its AUM from a single investor. If any such investor withdraws all or a portion of its investment in our funds, the AUM levels of our fund would be significantly affected, which would negatively impact our management fees and could have a material adverse effect on our results of operations and financial condition.

Employee misconduct or bad judgment could harm us by impairing our ability to attract and retain our funds’ investors, complete future acquisitions of manager affiliates and realize our investment objectives and by subjecting us to significant legal liability and reputational harm.

There is a risk that the employees of our general partner or our operating members could engage in misconduct that adversely affects our business. We are subject to a number of obligations and standards arising from our business and our authority over the assets we manage. The violation of these obligations and standards by any of our employees would adversely affect our funds’ investors and us.

To the extent investors in our funds suffer losses resulting from fraud, gross negligence, willful misconduct or other similar misconduct, investors may have remedies against us, our funds, our officers, our directors or our affiliates under federal securities laws and state laws. Investors in our funds do not have legal remedies against us, the general partners of our funds, our funds, our officers, our directors or our affiliates solely based on their dissatisfaction with the investment performance of those funds. While the general partners and investment advisers to our funds, including their directors, officers, other employees and affiliates, are generally indemnified to the fullest extent permitted by law with respect to their conduct in connection with the management of the business and affairs of our funds, such indemnity generally does not extend to actions determined to have involved fraud, gross negligence, willful misconduct or other similar misconduct.

In addition, our business often requires that we deal with confidential matters of great significance to companies in which our funds may invest. If our employees were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position and current and future business relationships, as well as face potentially significant litigation and/or prosecution.

It is not always possible to detect or deter employee misconduct, and the extensive precautions we take to detect and prevent this activity may not be effective in all cases. If any of the employees of our general partner or our operating members were to engage in misconduct or were to be accused of such misconduct, or if any lawsuits were brought against us and resulted in a finding of substantial legal liability, our business, financial condition or results of operations could be materially adversely affected or cause significant reputational harm to us, which could seriously impact our business. Well publicized scandals involving certain financial services firms have further eroded confidence in the global financial system and in the investment management industry, and we and our funds depend to a large extent on our business relationships and our reputation for integrity and high-caliber professional services. As a result, allegations of improper conduct by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our investment activities or our industry in general, whether or not valid, may harm our reputation, which may be more damaging to our business than to other types of businesses.

We could lose all or part of any capital that we contribute to our funds.

We intend to contribute capital to our funds, and our general partner or managing member interests in our funds may decline in value. Accordingly, we may not be able to realize gains from our general partner or managing member interests in our funds, and any gains that we do realize on the disposition of any such investments may not be sufficient to offset any other losses we experience. While we will generally have the right to redeem our interests investment at any time, subject to certain performance and other covenants and minimum commitment requirements, the investment losses of our funds may by substantial, occur too rapidly for a timely redemption and potentially result in a partial or complete loss of our investments with respect to one or more funds. In addition, if we were to be required to liquidate all or a portion of our general partner or managing member interests in a fund quickly, we may realize significantly less than the value at which the interest was previously recorded, which could result in a decrease in our net asset value.

Poor performance of our funds would cause a decline in our revenue, income and cash flow and could adversely affect our ability to raise capital for future investment funds.

If any of our funds were to perform poorly, our revenue, income and cash flow would decline because the value of our AUM would decrease, which would result in a reduction in management fees, and our investment returns would decrease, resulting in a reduction in the incentive fees and allocations we earn. Moreover, we could experience losses on our investments of our own capital as a result of poor investment performance by our funds. Poor performance of our funds could make it more difficult for us to raise new capital. Investors in funds might decline to invest in our future funds and investors in our funds might withdraw their investments as a result of poor performance of the funds in which they are invested. Investors and potential investors in our funds continually assess our funds’ performance, and our ability to raise capital for existing and future funds and avoid excessive redemption levels will depend on our funds’ continued satisfactory performance.

The historical returns attributable to our funds should not be considered as indicative of our or our funds’ future results or of any returns expected on an investment in our common units.

We have presented in this prospectus under “Business—Initial funds” the annualized net investment returns relating to the historical performance of the initial funds. The historical and potential future returns of the initial funds are not, however, directly linked to returns on our common units. Therefore, you should not conclude that continued positive performance of our initial funds will necessarily result in positive returns on an investment in common units. Poor performance of our initial funds will cause a decline in our incentive fees and allocations from such funds and may lead to losses in assets under management leading to a decrease in management fees from such funds and would therefore have a negative effect on our performance and the returns on an investment in our common units. Moreover, with respect to the historical returns of the initial funds:

•	the initial funds’ returns should not be considered indicative of the future results that should be expected from such funds or from any future funds we may acquire or raise; and

•

the initial funds’ returns have benefited from investment opportunities and general market conditions that may not repeat themselves, and there can be no assurance that our current or future funds will be able to avail themselves of profitable investment opportunities.

Our business will be concentrated initially in a limited number of funds, subjecting our business to concentrated operating and performance risk associated with less diversification.

We will initially acquire controlling interests in the manager affiliates of only nine investment funds. As a consequence, our results may be significantly adversely affected if even one of our initial funds performs poorly, fails for operating reasons, faces large redemptions from investors or if we need to write down the value of any interest in the manager affiliates of our funds for any reason. For example, for the year ended December 31, 2009, approximately 59.4% of our pro forma incentive fee revenue was attributable to the Banyan fund and the absence of that fund’s positive performance would have had, or the limitations caused by its proximity to its AUM cap could have, a material impact on our pro forma results of operations.

While the historical performance of our initial funds indicates a low correlation among them, including during the recent financial crisis, past performance is no basis to predict future performance. If our funds become correlated as a group to each other, a single market or an event that results in a common loss of value, we could suffer a significant loss in value, revenues and income.

Investors in our initial funds may redeem their investments on short notice. This would lead to a decrease in our revenues, which could be substantial.

Investors in our initial funds may also generally redeem their investments on an annual, semi-annual or quarterly basis following the expiration of a specified period of time when capital may not be withdrawn (typically between one and three years), subject to the applicable fund’s specific redemption provisions, which in some cases require only 30 days notice. In a declining market, the pace of redemptions and consequent reduction in our assets under management could accelerate. The decrease in revenues that would result from significant redemptions in certain of our funds could have a material adverse effect on our business, revenues, net income and cash flows.

We cannot be certain that the existing investors of the funds, or future investors, including traditional fund-of-funds, which may consider our investable multi-fund composites as competitive to their offerings, will continue to invest in our initial funds, particularly if the investment return in the fund is poor or the capital markets result in the general need for liquidity by investors. Any net reduction in client investments in our initial funds will result in a reduction in our revenues and profits.

Third-party investors in our initial funds have the right to accelerate the liquidation date of the investment fund without cause by a simple majority vote. This would lead to a decrease in our revenues, which could be substantial.

The governing agreements of all of our initial funds provide that, subject to certain conditions, third-party investors in those funds have the right to accelerate the liquidation date of the investment fund without cause by a simple majority vote, resulting in a reduction in management fees we would earn from such investment funds and a significant reduction in the amounts of total incentive fees and allocations from those funds. Incentive fees and allocations could be significantly reduced as a result of our inability to maximize the value of investments by an investment fund during the liquidation process. Finally, upon completion of the liquidation, the applicable funds would cease to exist. In addition to having a significant negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our initial funds would likely result in significant reputational damage to us.

The management agreements of our initial funds could be terminated upon a change of control, which could cause us to lose the fee revenues associated with such agreements.

Under the Advisers Act, the management agreements of our initial funds would typically be terminated upon an “assignment” of these agreements, without investor consent, which may be deemed to occur in the event the advisers were to experience a change of control. If a change of control were to occur, we cannot be certain that the required consents would be obtained in a timely manner or at all. Termination of these management agreements would cause us to lose the fees we earn from such funds until such time as we are able to replace such agreements, which may not be possible. Termination of these management agreements would also likely result in investors withdrawing their investments in such funds, which could make it impracticable to continue to operate such funds.

We expect to be regulated under the Investment Advisers Act of 1940 and other laws affecting fiduciaries, which could increase the costs of operating our business.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act. Included in Title IV of the Act is the Private Fund Investment Advisers Registration Act of 2010, which eliminates the “private adviser exemption” from SEC registration currently contained in Section 203(b)(3) of the Advisers Act for investment advisers who do not hold themselves out to the public as investment advisers and have fewer than 15 clients. As a result, many investment advisers to private funds (with some exceptions) will be required to register with the SEC. Registered advisers will be subject to substantial regulatory reporting and recordkeeping requirements regarding the private funds they advise. Title IV becomes effective one year after the date of enactment, during which time the SEC is required to adopt rules and regulations providing procedures for registration and reporting. Investment advisers to private funds may voluntarily register with the SEC during this one-year period. We have voluntarily registered Aveon Advisers, LLC, a subsidiary of Aveon Holdings I L.P., with the SEC as an investment adviser. Current and future regulatory requirements associated with such registration could increase our costs in the future.

We are also subject to regulation under the securities laws and fiduciary laws of certain states. We may also be subject to the laws of non-U.S. jurisdictions and non-U.S. regulatory agencies or bodies. In addition, we may be subject to the Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and to regulations promulgated thereunder. ERISA and the applicable provisions of the Internal Revenue Code impose certain duties on persons who are fiduciaries under ERISA and prohibit certain transactions involving the assets of each ERISA plan which is a client of an investment manager, as well as certain transactions by the fiduciaries (and certain other related parties) to such plans.

If we incur indebtedness or issue senior equity securities we will be exposed to additional risks, including the typical risks associated with leverage.

We may borrow funds or issue senior equity securities to make additional acquisitions. In order to make investments in additional manager affiliates, we may enter into a senior credit facility or other financing arrangements after the consummation of this offering. The amount of leverage that we employ will depend on our general partner’s board of directors’ assessment of market and other factors at the time of any proposed borrowing. Our funds may also use leverage to make certain investments. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations that include the following:

•	there is a likelihood of greater volatility of net asset value of our funds and market price of our common units than a comparable business without leverage;

•	we will be exposed to increased risk of loss if we incur debt or issue senior equity securities to finance acquisitions or investments because a decrease in the value of our funds’ investments would have a greater negative impact on our returns and therefore the value of our common units than if we did not use leverage;

•

it is likely that such debt or equity securities will be governed by instruments containing covenants restricting our operating flexibility. These covenants may impose asset coverage or investment composition requirements that are more stringent than those of our business plan and could require our funds to liquidate investments at an inopportune time;

•	we, and indirectly our funds’ investors, will bear the cost of leverage, including issuance and servicing costs; and

•	any preferred, convertible or exchangeable securities that we issue may have rights, preferences and privileges more favorable than those of our common units.

Any requirement that we or our funds sell assets at a loss to redeem or pay interest on any leverage or for other reasons would reduce our funds’ net asset value and also make it difficult for our funds’ net asset value to recover. Our general partner’s board of directors in its best judgment nevertheless may determine to use leverage if it expects that the benefits to our unitholders of maintaining the leveraged position will outweigh the risks.

General interest rate fluctuations may have a substantial negative impact on our funds’ investments and investment opportunities. In addition, an increase in interest rates would make it more expensive for our funds to use debt to finance their investments.

Future financings could adversely affect us and our common unitholders by diluting existing unitholders or by placing restrictions on our ability to run our business, including making distributions to unitholders.

Our acquisitions of our manager affiliates will require substantial capital investments. Although we believe that the proceeds from this offering and future cash flow from operations will be sufficient to meet our working capital needs for normal operations pursuant to our business plan, these sources of capital are not expected to be sufficient to fund additional acquisitions in accordance with our growth strategy. In order to complete such further acquisitions, we intend to raise additional capital through the incurrence of long-term or short-term indebtedness or the issuance of additional equity securities in private or public transactions. This could result in dilution of existing common unitholders’ equity positions, increased interest expense and decreased net income. In addition, significant capital requirements associated with such investments may impair our ability to make distributions to our common unitholders. There can be no assurance that acceptable financing for future investments can be obtained on suitable terms, if at all.

Valuation methodologies for certain assets in our funds can be subject to significant subjectivity and the values of assets established pursuant to such methodologies may never be realized, which could result in significant losses for our funds.

There are no readily ascertainable market prices for the illiquid investments of our funds. The value of the investments of our funds will be determined periodically by us based on the fair value of such investments, which is determined using a number of methodologies described in the funds’ valuation policies. These policies are based on a number of factors, including the nature of the investment, the expected cash flows from the investment, bid or ask prices provided by third parties for the investment, the length of time the investment has been held, the trading price of securities (in the case of publicly traded securities), restrictions on transfer and other recognized valuation methodologies.

The methodologies our funds will use in valuing individual investments are based on a variety of estimates and assumptions specific to the particular investments, and actual results related to the investment therefore often vary materially as a result of the inaccuracy of such assumptions or estimates. In addition, because many of the illiquid investments held by our funds are in sectors which are unstable or in distress, such investments are subject to rapid changes in value caused by sudden industry-wide developments.

Because there is significant uncertainty in the valuation of illiquid investments, the fair values of such investments as reflected in a fund’s net asset value do not necessarily reflect the prices that would actually be obtained when such investments are sold. Realizations at values significantly lower than the values at which investments have been reflected in fund net asset values would result in losses for the applicable fund, a decline in asset management fees and the loss of potential incentive income. Also, a situation where asset values turn out to be materially different from values reflected in fund net asset values could cause investors to lose confidence in us and our manager affiliates, which may, in turn, result in redemptions from our funds or difficulties in raising additional capital.

Risk management activities may adversely affect the return on our funds’ investments by limiting our funds’ opportunities for gain or inadvertently causing our funds to incur losses.

When managing our funds’ exposure to market risks, our operating members may use hedging strategies or certain forms of derivative instruments to limit our funds’ exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices. The scope of risk management activities our operating members will undertake will vary based on the level and volatility of interest rates, prevailing foreign currency exchange rates, the types of investments that are made and other changing market conditions. The use of hedging transactions and other derivative instruments to reduce the effects of a decline in the value of a position does not eliminate the possibility of fluctuations in the value of the position or prevent losses if the value of the position declines. Such transactions may also limit the opportunity for gain if the value of a position increases. Moreover, it may not be possible to limit the exposure to a market development that is so generally anticipated that a hedging or other derivative transaction cannot be entered into at an acceptable price.

The success of any hedging or other derivative transactions that our operating members enter into generally will depend on their ability to correctly predict market changes. As a result, while our operating members may enter into such transactions in order to reduce their exposure to market risks, unanticipated market changes may result in poorer overall investment performance than if the hedging or other derivative transaction had not been executed. For a variety of reasons, our operating members may not seek or be successful in establishing a perfect correlation between the instruments used in a hedging or other derivative transactions and the position being hedged. In addition, the degree of correlation between price movements of the instruments used in connection with hedging activities and price movements in a position being hedged may vary. An imperfect correlation could prevent our operating members from achieving the intended result and could give rise to a loss. It will not be possible to fully or perfectly limit our exposure against all changes in the value of our investments, because the value of investments is likely to fluctuate as a result of a number of factors, some of which will be beyond our or our operating members’ control or ability to hedge.

We will operate in a highly competitive market, which could limit our ability to retain or grow assets under management.

We will compete with many other firms in all aspects of our business, including seeking investment opportunities in hedge fund asset classes, acquiring manager affiliates, raising funds and hiring and retaining professionals, and we expect our industry will continue to be highly competitive in these regards. We will face competitors that are larger than us and have greater financial, technical and marketing resources. Some of these competitors continue to raise additional amounts of capital to pursue investment strategies that may be similar to ours. Some of these competitors may also have access to funding sources that are not available to us, which may pose challenges for us with respect to investment opportunities. In addition, some of these competitors may have higher risk tolerances or make different risk assessments than we do, allowing them to consider a wider variety of investments and establish a broader network of business relationships.

Our funds may lose investment opportunities if they do not match their competitors’ pricing, terms and structure. If our funds match their competitors’ pricing, terms and structure, they may experience decreased net investment income and decreased equity interest distribution. As a result of operating in such a competitive environment, our funds may not be able to take advantage of attractive investment opportunities from time to time, and we cannot assure you that they will be able to identify and make acquisitions that meet their investment objective, or our funds may make investments that are on less favorable terms to our funds than what they may have originally anticipated, which may impact their return on such investments.

In addition, we expect to compete for the acquisition targets that we seek to execute our business plan based on pricing, terms and structure. We believe our primary competitors for acquisitions of manager affiliates that pursue single strategy investments will include public and private funds and fund complexes, commercial and investment banks, commercial financing companies and “seed” or “incubator” type fund-of-funds, most of which have longer established operating histories and significantly greater resources. There can be no assurance that we will be able to compete effectively with such competitors, that additional competitors will not enter the market, or that such competition will not make it more difficult or impracticable for us to make future acquisitions. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

We could be subject to regulatory investigations, which could harm our reputation and cause our funds to lose existing investors or fail to attract new investors.

The failure by us to comply with applicable laws or regulations could result in fines, suspensions of individual employees or other sanctions. Even if an investigation or proceeding did not result in a fine or sanction or the fine or sanction imposed against us or our employees by a regulator was small in monetary amount, the adverse publicity relating to an investigation, proceeding or imposition of these fines or sanctions could harm our reputation and cause our funds to lose existing investors or fail to attract new investors.

Our business and ability to generate positive returns could be adversely affected by new market regulations.

The market environment in which we operate is subject to further regulation. We may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, other U.S. and non-U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self regulatory organizations. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become law. Compliance with any new laws or regulations could make compliance more difficult and expensive and affect the manner in which we conduct business.

We will rely heavily on data processing systems and third-party service providers, and if any systems or service providers perform inadequately or fail to perform, our business reputation and results of operation could be adversely affected.

We will rely heavily on our financial, accounting and other data processing systems. If any of these systems does not operate properly or is disabled, we could suffer financial loss, a disruption of our businesses, liability to our funds, regulatory intervention or reputational damage. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties, with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

We will also rely on third-party service providers for certain aspects of our business, including for certain information systems and technology and administration services. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of our or our funds’ operations and could impact our reputation and adversely affect our business and results of operations.

The requirements of being a public entity and sustaining our growth may strain our resources.

As a public entity, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures, significant resources and management oversight will be required. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. In addition, sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional annual expenses related to these steps including, among other things, director and officer liability insurance fees, director fees, transfer agent fees, accounting, consulting, legal and administrative fees and similar expenses.

Our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and common unit price.

Our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

Additionally, we have not yet begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments beginning with our Annual Report on Form 10-K for the year ended December 31, 2011. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the adequacy of our internal controls over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under any credit facility we may enter into. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in our common unit price.

We are subject to third-party litigation risk that could result in significant liabilities and reputational harm, which could materially adversely affect our results of operations, financial condition and liquidity.

In general, we will be exposed to risk of litigation by our common unitholders or the investors in our funds if our involvement with any of our funds is alleged to constitute gross negligence or willful misconduct. Common unitholders could sue us to recover amounts lost by our funds due to our alleged misconduct, up to the entire amount of loss. Further, our funds may be subject to litigation arising from investor dissatisfaction with the performance of our funds or from allegations that we improperly exercised control or influence over companies in which our funds have large investments. In addition, we are exposed to risks of litigation or investigation relating to transactions which present conflicts of interest that were not properly addressed. In such actions, we may be obligated to bear legal, settlement and other costs (which may be in excess of available insurance coverage). If we are required to incur all or a portion of the costs arising out of litigation or investigations as a result of inadequate insurance proceeds or failure to obtain indemnification from our funds, our results of operations, financial condition and liquidity could be materially adversely affected.

We may be exposed to the risk of litigation if our funds suffer catastrophic losses due to the failure of a particular investment strategy or due to the trading activity of an employee who has violated market rules and regulations. Any litigation arising in such circumstances is likely to be protracted, expensive and surrounded by circumstances which are materially damaging to our reputation and our business.

Also, as a public company, we are subject to the risk of investigation or litigation by regulators or our common unitholders arising from an array of possible claims, claims that we have mismanaged our investment businesses, claims that we failed to comply in a timely manner with our disclosure obligations under the securities laws, allegations of misconduct by our officers and directors or claims that we have inappropriately dealt with conflicts of interest or investment allocations. While we will maintain insurance to cover such matters, there can be no assurance that our insurance will prove to be adequate. If we are required to incur all or a portion of the costs arising out of litigation or investigations, our results of operations could be materially adversely affected. Furthermore, any such litigation or investigation could be protracted, expensive and highly damaging to our reputation, even if the underlying claims are without merit. In addition, we may participate in transactions that involve litigation (including the enforcement of property rights) from time to time, and such transactions may expose us to reputational risk and increased risk from countersuits.

If any lawsuits were brought against us and resulted in a finding of substantial legal liability, it could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business. We will depend to a large extent on our business relationships and our reputation for integrity and high-caliber professional services to attract and retain investors and to pursue investment opportunities. As a result, allegations of improper conduct by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our funds’ investment activities or the hedge fund industry in general, whether or not valid, may harm our reputation, which may be more damaging to our business than to other types of businesses.

Our reliance on prime brokers, custodians, administrators and other agents subjects us to certain risks relating to their execution of transactions and their solvency, and the failure by, or insolvency of, any such person could adversely affect our business and financial performance.

Our funds generally depend on the services of prime brokers, custodians, administrators and other agents to carry out securities transactions. For example, in the event of the insolvency of a prime broker and/or custodian, our funds might not be able to recover equivalent assets in full as they will rank among the prime broker’s and custodian’s unsecured creditors in relation to assets which the prime broker or custodian borrows, lends or otherwise uses. In addition, our funds’ cash held with a prime broker or custodian will not be segregated from the prime broker’s or custodian’s own cash, and our funds will therefore rank as unsecured creditors in relation thereto.

Some of our funds may make investments in companies that are based outside of the United States, which may expose us to additional risks not typically associated with investing in companies that are based in the United States.

Some of our funds generally invest a portion of their assets in the equity, debt, loans or other securities of issuers located outside the United States. Investments in non-U.S. securities involve certain factors not typically associated with investing in U.S. securities, including risks relating to:

•	currency exchange matters, including fluctuations in currency exchange rates and costs associated with conversion of investment principal and income from one currency into another;

•	less developed or efficient financial markets than in the United States, which may lead to potential price volatility and relative illiquidity;

•	the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation;

•	differences in the legal and regulatory environment;

•	less publicly available information in respect of companies in non-U.S. markets;

•

certain economic and political risks, including potential exchange control regulations and restrictions on our non-U.S. investments and repatriation of profits on investments or of capital invested, the risks of political, economic or social instability, the possibility of expropriation or confiscatory taxation and adverse economic and political developments; and

•	the possible imposition of non-U.S. taxes or withholding on income and gains recognized with respect to such securities.

There can be no assurance that adverse developments with respect to such risks will not adversely affect our funds’ assets that are held in certain countries or the returns from these assets.

Risks related to our organizational structure

Our common unitholders do not elect our general partner or vote on our general partner’s directors and will have limited ability to influence decisions regarding our business.

Our general partner, Aveon Management L.L.C., which is owned by our founding investors, will manage all of our operations and activities. The limited liability company agreement of Aveon Management L.L.C. establishes a board of directors that will be responsible for the oversight of our business and operations. Our general partner’s board of directors will be elected by our founding investors in accordance with its limited liability company agreement.

Our common unitholders will not elect our general partner’s board of directors unless our founding investors and their affiliates collectively cease to own at least 4% of the voting power of our outstanding voting units (whether through common units or special voting units) and, unlike the holders of common stock in a corporation, will have only limited voting rights on matters affecting our business. Furthermore, if our common unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the voting power of our outstanding common units and special voting units (including common units and special voting units held by the general partner and its affiliates) and we receive an opinion of counsel regarding limited liability and tax matters.

As discussed below, immediately following this offering, our founding investors will collectively have     % of the voting power of The Aveon Group L.P. limited partners, or     % if the underwriters exercise in full their option to purchase additional common units. Therefore, they will have the power to significantly influence the outcome of any proposal to remove our general partner.

Our founding investors will be able to significantly influence the outcome of those few matters that may be submitted for a vote of the limited partners, which may adversely affect the market price of our common units.

Immediately following this offering, our founding investors will beneficially own     % of the equity in our business, or     % if the underwriters exercise in full their option to purchase additional common units. Our founding investors will hold special voting units in The Aveon Group L.P. that provide them with a number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the number of Aveon Holdings partnership units that they hold on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. Accordingly, immediately following this offering, our founding investors will generally have sufficient voting power to significantly influence the outcome of those few matters that may be submitted for a vote of the limited partners of The Aveon Group L.P., including any attempt to remove our general partner.

Our common unitholders’ voting rights are further restricted by the provision in our partnership agreement stating that any common units held by a person that beneficially owns 20% or more of any class of The Aveon Group L.P. common units then outstanding (other than our general partner and its affiliates, including our founding investors, or a direct or subsequently approved transferee of our general partner or its affiliates) cannot be voted on any matter. In addition, our partnership agreement contains provisions limiting the ability of our common unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the ability of our common unitholders to influence the manner or direction of our management. Our partnership agreement also does not restrict our general partner’s ability to take actions that may result in our being treated as an entity taxable as a corporation for U.S. federal (and applicable state) income tax purposes. Furthermore, the common unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

As a result of these matters and the provisions referred to under “—Our common unitholders do not elect our general partner or vote on our general partner’s directors and will have limited ability to influence decisions regarding our business,” our common unitholders may be deprived of an opportunity to receive a premium for their common units in the future through a sale of The Aveon Group L.P., and the trading prices of our common units may be adversely affected by the absence or reduction of a takeover premium in the trading price.

Our general partner is permitted to repurchase all of the outstanding common units under certain circumstances, and this repurchase may occur at an undesirable time or price.

Our general partner has the right to acquire all of our then-outstanding common units at the then-current trading price if either our general partner and its affiliates own 90% or more of our common units or our general partner determines that we are required to register as an investment company under the Investment Company Act. As a result of our general partner’s right to purchase outstanding common units, holders of common units may have their common units purchased at an undesirable time or price.

We are a limited partnership and as a result will qualify for and intend to rely on exceptions from certain corporate governance and other requirements under the rules of the New York Stock Exchange. As a result, our unitholders may not have the same degree of protection as that afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.

We are a limited partnership and will qualify for exceptions from certain corporate governance and other requirements of the rules of the New York Stock Exchange. Pursuant to these exceptions, limited partnerships may elect not to comply with certain corporate governance requirements of the NYSE, including the requirements to have a board of directors that is composed of a majority of independent directors, a nominating/corporate governance committee that is composed entirely of independent directors, and a compensation committee that is composed entirely of independent directors. We will also be exempt from the requirement to obtain unitholder approval for new issuances of units that equal or exceed 20% of the outstanding common units or voting power, certain issuances to insiders and approval of employee equity compensation plans or a change of control transaction. In addition, we will not be required to hold annual meetings of our common unitholders.

Following this offering, we intend to avail ourselves of certain of these exceptions, although we expect that our general partner will have a board consisting of a majority of independent directors and will establish a fully independent conflicts committee in addition to a fully independent audit committee. We will not have a nominating/corporate governance committee or a compensation committee and will not be required to obtain unitholder approval for certain issuances of units. We do not expect to hold annual meetings of our common unitholders and we do not expect that our common unitholders will have the right to vote on non-binding resolutions in respect of our executive compensation program, often referred to as “say-on-pay,” which will become a requirement for most public companies as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act. We could decide to avail ourselves of other exceptions in the future. Accordingly, you will not have the same protections afforded to equityholders of entities that are subject to all of the corporate governance requirements of the NYSE.

Potential conflicts of interest may arise among our general partner, its affiliates and us. Our general partner and its affiliates have limited duties to us and our common unitholders, which may permit them to favor their own interests to the detriment of us and our common unitholders.

Conflicts of interest may arise among our general partner and its affiliates, on the one hand, and us and our common unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of our common unitholders. These conflicts include, among others, the following:

•	actions taken by our general partner may affect the amount of cash that is available for distributions to our common unitholders;

•	we will reimburse our general partner for expenses and our general partner will determine the expenses that are allocable to us;

•	our general partner intends to limit its liability regarding our obligations;

•	common unitholders will have no right to enforce obligations of our general partner and its affiliates under agreements with us;

•	contracts between us, on the one hand, and our general partner and its affiliates, on the other, will not be the result of arm’s length negotiations;

•	common units are subject to our general partner’s limited call right;

•	our general partner may not choose to retain separate counsel for itself or for the holders of our common units;

•	our general partner’s affiliates may compete with us;

•	certain of our subsidiaries have obligations to investors in our funds and may have obligations to other third parties that may conflict with the interests of our unitholders; and

•	U.S. federal income tax considerations of our founding investors may conflict with your interests.

See “Conflicts of interest and fiduciary responsibilities” and “Certain relationships and related person transactions.”

Our partnership agreement will contain provisions that reduce or eliminate certain duties of our general partner and limit remedies available to common unitholders for actions that might otherwise constitute a breach of duty. It will be difficult for a common unitholder to successfully challenge a resolution of a conflict of interest by our general partner or by its conflicts committee.

Our partnership agreement will contain provisions that require our common unitholders to waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our partnership agreement will provide that when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any duties or obligations to us or our common unitholders to the fullest extent permitted by law. In addition, our partnership agreement will provide that our general partner is permitted or required to make certain decisions in its “sole discretion” which may reduce or eliminate fiduciary duties that may otherwise be applicable.

Unless our general partner breaches its obligations pursuant to our partnership agreement, we and our common unitholders will not have any recourse against our general partner. Furthermore, even if there has been a breach of the obligations set forth in our partnership agreement, our partnership agreement provides that our general partner and its officers and directors will not be liable to us or our common unitholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. Thus, our general partner will not be liable to us, our limited partners, including our common unitholders, or assignees for actions that could otherwise constitute violations of the fiduciary duty of care or for certain actions that could otherwise constitute violations of the fiduciary duty of loyalty. These provisions of our partnership agreement could be detrimental to the common unitholders.

Whenever a potential conflict of interest exists between us and our general partner, our general partner may resolve such conflict of interest. If our general partner determines that its resolution of the conflict of interest is on terms no less favorable to us than those generally being provided to or available from unrelated third parties or is fair and reasonable to us, taking into account the totality of the relationships between us and our general partner, then it will be presumed that in making this determination, our general partner acted in good faith. A common unitholder seeking to challenge this resolution of the conflict of interest would bear the burden of overcoming such presumption. This is different from the standards that apply to Delaware corporations, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

Also, if our general partner obtains the approval of the conflicts committee of our general partner, the resolution will be conclusively deemed to be fair and reasonable to us and not a breach by our general partner of any duties it may owe to us or our common unitholders. This is different from the standards that apply to Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. Unlike a corporation, we are a partnership and will be governed by our partnership agreement, and holders of our common units will be subject to the terms and provisions of our partnership agreement. The provisions of our partnership agreement expressly state that anyone who purchases or holds our common units will agree to be subject to the terms of our partnership agreement. Therefore, if you choose to purchase our common units, you will be agreeing to the provisions set forth in the partnership agreement, including provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of duties under applicable state law. As a result, common unitholders will, as a practical matter, not be able to successfully challenge an informed decision by the conflicts committee. See “Conflicts of interest and fiduciary responsibilities.”

The control of our general partner may be transferred to a third party without common unitholder consent.

Our general partner may transfer its general partner interest to a third party in a merger or consolidation without the consent of our common unitholders. Furthermore, at any time, the members of our general partner may sell or transfer all or part of their limited liability company interests in our general partner to an affiliate prior to December 31, 2020 and to any party on or after December 31, 2020 without prior limited partner approval of the common unitholders. Accordingly, our business, our results of operations and our financial condition could materially suffer if control of our general partner is transferred to a party that is not successful in managing our business and such a transfer may also breach our agreements with the funds we manage or other third parties.

Our ability to make distributions to our common unitholders may be limited by our holding partnership structure, applicable provisions of Delaware law and contractual restrictions.

The Aveon Group L.P. will be a holding partnership and will have no material assets other than the ownership of the partnership units in Aveon Holdings held through wholly-owned subsidiaries. The Aveon Group L.P. has no independent means of generating revenue. Accordingly, we intend to cause Aveon Holdings to make distributions to its partners, including The Aveon Group L.P.’s wholly-owned subsidiaries, to fund any distributions The Aveon Group L.P. may declare on the common units. If Aveon Holdings makes such distributions, the limited partners of Aveon Holdings will be entitled to receive equivalent distributions pro rata based on their vested partnership interests in Aveon Holdings.

The declaration and payment of any future distributions will be at the sole discretion of our general partner, which may change our distribution policy at any time. Our general partner will take into account general economic and business conditions, our strategic plans and prospects, our business and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, including payment obligations pursuant to the tax receivable agreement and restrictions pursuant to any financing agreements, legal, tax and regulatory restrictions, restrictions or other implications on the payment of distributions by us to our common unitholders or by our subsidiaries to us and such other factors as our general partner may deem relevant. Under the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to a partner if after the distribution all our liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of our assets. If we were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Revised Uniform Limited Partnership Act would be liable to us for the amount of the distribution for three years. We anticipate entering into a credit facility following this offering and expect that this facility will contain provisions that may constrain our ability to make distributions to our common unitholders. In addition, amounts available for distribution by Aveon Holdings may be insufficient to enable it to make required minimum tax distributions to its partners, in which case Aveon Holdings may have to borrow funds or sell assets, and thus our liquidity and financial condition could be materially adversely affected.

Furthermore, by paying cash distributions rather than investing that cash in our businesses, we risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

We will be required to pay our existing owners for most of the tax benefits we realize from any additional tax depreciation or amortization deductions we may claim as a result of the tax basis step-ups we receive in connection with subsequent exchanges of Aveon Holdings partnership units.

Holders of partnership units in Aveon Holdings (other than The Aveon Group L.P.’s wholly-owned subsidiaries) may, subject to the terms of the exchange agreement, exchange one partnership unit in each of the three Aveon Holdings partnerships for one common unit of The Aveon Group L.P. These exchanges are expected to result in increases in Aveon Holdings I GP Inc.’s share of the tax basis of the tangible and intangible assets of Aveon Holdings I L.P., primarily attributable to a portion of the goodwill inherent in our business, that otherwise would not have been available. These increases in tax basis may increase (for tax purposes) depreciation and amortization and therefore reduce the amount of tax that Aveon Holdings I GP Inc., which we refer to as the “corporate taxpayer,” would otherwise be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The corporate taxpayer will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayer to our existing owners (or their transferees of Aveon Holdings partnership units) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the corporate taxpayer actually realizes (or is deemed to realize in the case of an early termination payment by the corporate taxpayer or a change in control, as discussed below) as a result of (i) these increases in tax basis resulting from (a) exchanges of partnership units by our existing owners (or their transferees) for common units or other consideration or (b) payments under the tax receivable agreement and (ii) tax benefits related to imputed interest deemed to be paid by the corporate taxpayer as a result of the tax receivable agreement. This payment obligation is an obligation of the corporate taxpayer and not of Aveon Holdings. In the event that The Aveon Group L.P. or any of its wholly-owned subsidiaries in addition to Aveon Holdings I GP Inc. becomes taxable as a corporation for U.S. federal income tax purposes, such entities will become subject to substantially similar obligations. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of our common units at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of our income and the portion of our payments under the tax receivable agreement constituting imputed interest or amortizable basis, we expect that the payments that we may make under the tax receivable agreement will be substantial. Based on an assumed offering price of $             per common unit (which is the midpoint of the price range indicated on the front cover of this prospectus) and an assumed price of $             per common unit at the time of the exchange of all of the Aveon Holdings partnership units, and assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize in full the potential tax benefit described above, we estimate that the total amount of tax savings would be approximately $             over a period of 15 or more years. There can be no assurance that the price of our common units will increase following the consummation of this offering or that any of such estimated tax savings will in fact be realized. The payments under the tax receivable agreement are not conditioned upon our existing owners’ continued ownership of us. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement as a result of timing discrepancies or otherwise. In particular, the corporate taxpayer’s obligations under the tax receivable agreement would be effectively accelerated in the event of an early termination of the tax receivable agreement, or in the event of certain mergers, asset sales, or other forms of business combination or certain other changes of control. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity.

Payments under the tax receivable agreement will be based on the tax reporting positions that the corporate taxpayer will determine. We are not aware of any issue that would cause the IRS to challenge a tax basis increase. However, our existing owners (or their transferees) will not reimburse us for any payments previously made under the tax receivable agreement if such tax basis increase is successfully challenged by the IRS. As a result, in certain circumstances payments under the tax receivable agreement could be in excess of the corporate taxpayer’s cash tax savings. The corporate taxpayer’s ability to achieve benefits from any tax basis increase, and the payments to be made under the tax receivable agreement, will depend upon a number of factors, as discussed above, including the timing and amount of our future income. See “Certain relationships and related person transactions—Tax receivable agreement.”

We expect to record net losses for a number of years following this offering as a result of the amortization of definite-lived intangible assets and equity-based compensation.

As part of the formation transactions we will acquire interests in the manager affiliates of the initial funds. We will account for the acquisition of these interests using the purchase method of accounting, and preliminarily expect to reflect the excess of the purchase price over the fair value of the tangible assets acquired and liabilities assumed as goodwill and other intangible assets on our balance sheet. We preliminarily estimate that we will record in excess of $           million of definite-lived intangible assets. We anticipate amortizing these definite-lived intangibles over their estimated useful lives, which are expected to average ten to thirteen years, using the straight-line method. In addition, we have awarded or intend to award to our executive officers and other employees and directors of our general partner                      restricted common units, all of which will be unvested at the time of this offering. The grant date fair value of the restricted common units will be charged to expense over the assumed service periods on a straight-line basis. The amortization of these definite-lived intangible assets and of this equity-based compensation will increase our expenses substantially during the relevant periods and, as a result, we expect to record net losses for a number of years following this offering.

If The Aveon Group L.P. were deemed to be an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

•	it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that The Aveon Group L.P. will not be deemed to be an investment company under the Investment Company Act. If for any reason The Aveon Group L.P. were deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among The Aveon Group L.P., Aveon Holdings, our founding investors and the selling investment professionals, or any combination thereof, and materially adversely affect our business, financial condition and results of operations.

In order to avoid being deemed as an investment company under the Investment Company Act, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the Investment Company Act.

Our organizational documents do not limit our ability to enter into new lines of businesses, and we may enter into new businesses, make future strategic investments or acquisitions or enter into joint ventures, each of which may result in additional risks and uncertainties in our business.

We intend, to the extent that market conditions warrant, to grow our business by increasing assets under management in existing funds, acquiring new manager affiliates and creating new investment products. Our organizational documents, however, do not limit us to the investment management business. Accordingly, we may pursue growth through strategic investments, acquisitions or joint ventures, which may include entering into new lines of business, such as insurance, broker-dealer or financial advisory businesses. In addition, we expect opportunities will arise to acquire other alternative or traditional asset managers. To the extent we make strategic investments or acquisitions, enter into joint ventures, or enter into a new line of business, we will face numerous risks and uncertainties, including risks associated with:

•	the required investment of capital and other resources,

•	the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk, and

•	combining or integrating operational and management systems and controls.

Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk. If a new business generates insufficient revenues or if we are unable to efficiently manage our expanded operations, our results of operations will be adversely affected. In the case of joint ventures, we are subject to additional risks and uncertainties in that we may be dependent upon, and subject to liability, losses or reputational damage relating to, systems, controls and personnel that are not under our control.

Risks related to our common units and this offering

There may not be an active trading market for our common units, which may cause our common units to trade at a discount from the initial offering price and make it difficult to sell the common units you purchase.

Prior to this offering, there has not been a public trading market for our common units. It is possible that after this offering an active trading market will not develop or continue, which would make it difficult for you to sell your common units at an attractive price or at all. The initial public offering price per common unit will be determined by agreement among us and the representatives of the underwriters, and may not be indicative of the price at which our common units will trade in the public market after this offering.

Our common unit price may decline due to the large number of common units eligible for future sale and for exchange.

The market price of our common units could decline as a result of sales of a large number of common units in the market after the offering or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell common units in the future at a time and at a price that we deem appropriate. Upon completion of this offering we will have a total of                      of our common units outstanding, or                      common units if the underwriters exercise in full their option to purchase additional common units, of which                      will have been sold in this offering (or                      if the underwriters exercise in full their option to purchase additional common units) and will be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.” See “Common units eligible for future sale.” Subject to the lock-up restrictions described in “Common units eligible for future sale—Lock-up arrangements,” we may issue and sell in the future additional common units.

In addition, upon completion of this offering, our existing owners will own an aggregate of                      Aveon Holdings partnership units. Prior to this offering, we will enter into an exchange agreement with limited partners of the Aveon Holdings partnerships so that these holders may (subject to the terms of the exchange agreement and the vesting requirements and transfer restrictions in the Aveon Holdings partnership agreements) exchange their Aveon Holdings partnership units for The Aveon Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. An Aveon Holdings limited partner must exchange one partnership unit in each of the three Aveon Holdings partnerships to effect an exchange for a common unit. The Aveon Holdings partnership units generally will not be exchangeable for common units of The Aveon Group L.P. pursuant to the exchange agreement until the first anniversary of the consummation of this offering. The common units we issue upon such exchanges will be “restricted securities,” as defined in Rule 144 under the Securities Act, unless we register such common units. However, we will enter into a registration rights agreement with our existing owners that will require us to register these common units under the Securities Act upon request. See “Common units eligible for future sale—Registration rights” and “Certain relationships and related person transactions—Registration rights agreement.” If the holders of Aveon Holdings partnership units were to exchange a large number of such Aveon Holdings partnership units for our common units and subsequently to sell such common units in the market, the market price of our common units could decline. This impact could be exacerbated in a market environment in which the price of our common units has already suffered a decline.

Further, prior to this offering we granted restricted common units to our executive officers and other employees under our Equity Incentive Plan (of which none will be vested at the time of this offering). The unvested restricted common units will generally vest only if we achieve Economic Income of $55 million over any four consecutive quarters prior to                 , 2018. The common units underlying the restricted common units will be delivered upon vesting. See “Management—Narrative disclosure to summary compensation table and grants of plan-based awards in 2010.” We intend to file one or more registration statements on Form S-8 under the Securities Act to register common units covered by our Equity Incentive Plan. Any such Form S-8 registration statement will automatically become effective upon filing. Accordingly, common units registered under such registration statement will be available for sale in the open market. We expect that the initial registration statement on Form S-8 will cover                      common units.

In addition, our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners. In accordance with the Delaware Limited Partnership Act and the provisions of our partnership agreement, we may also issue additional partnership interests that have certain designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to common units. Similarly, the Aveon Holdings partnership agreements authorize the wholly-owned subsidiaries of The Aveon Group L.P. which are the general partners of those partnerships to issue an unlimited number of additional partnership securities of the Aveon Holdings partnerships with such designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the Aveon Holdings partnerships units, and which may be exchangeable for our common units.

The market price of our common units may be volatile, which could cause the value of your investment to decline.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of common units in spite of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly operating results or distributions to unitholders, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, and in response the market price of our common units could decrease significantly. You may be unable to resell your common units at or above the initial public offering price.

Investors in this offering will suffer immediate and substantial dilution.

The initial public offering price per common unit will be substantially higher than our pro forma net tangible book value per common unit immediately after this offering. As a result, you will pay a price per common unit that substantially exceeds our pro forma tangible book value per common unit. At an offering price of $            , you will incur immediate and substantial dilution in an amount of $             per common unit.

Your liability may not be limited if a court finds that unitholder action constitutes control of our business.

A general partner of a partnership generally has unlimited liability for the obligations of the partnership, except for those contractual obligations of the partnership that are expressly made without recourse to the general partner. Our partnership is organized under Delaware law and we conduct business in a number of other states. You could be liable for any and all of our obligations as if you were a general partner if a court or government agency were to determine that the exercise of your rights as a unitholder under our partnership agreement constituted “control” of our business.

Unitholders may have liability to repay distributions that were wrongfully distributed to them.

Under certain circumstances, unitholders may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets. Section 17-607 provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Section 17-607 will be liable to the limited partnership for the distribution amount. Neither liabilities to partners on account of their partnership interest nor liabilities that are non-recourse to the partnership are counted for purposes of determining whether a distribution is permitted.

Similarly, Section 17-804 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partner who receives a distribution of assets upon the winding up of a limited partnership in violation of Section 17-804 and knew at the time of the distribution that it violated Section 17-804 will be liable to the limited partnership for the distribution amount for a period of three years.

Risks related to United States taxation

If we were treated as a corporation for U.S. federal income tax or state tax purposes, then our distributions to you would be substantially reduced and the value of our common units could be adversely affected.

The value of your investment in us depends in part on our being treated as a partnership for U.S. federal income tax purposes, which requires that 90% or more of our gross income for every taxable year consist of qualifying income, as defined in Section 7704 of the Internal Revenue Code (referred to as the “Qualifying Income Exception”) and that our partnership not be registered under the Investment Company Act. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We may not meet these requirements or current law may change so as to cause, in either event, us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to U.S. federal income tax. We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us.

If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal, state and local income tax on our taxable income at the applicable tax rates. Distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would otherwise flow through to you. Because a tax would be imposed upon us as a corporation, our distributions to you could be substantially reduced which would cause a reduction in the value of our common units.

Current law may change, causing us to be treated as a corporation for U.S. federal or state income tax purposes or otherwise subjecting us to entity level taxation. See “Material U.S. federal tax considerations—Taxation of our partnership and the Aveon Holdings partnerships—Proposed legislation.” Because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, our distributions to you would be reduced.

You may be subject to U.S. federal income tax on your share of our taxable income, regardless of whether you receive any cash distributions from us.

As long as we are treated, for U.S. federal income tax purposes, as a partnership, a U.S. common unitholder will be subject to U.S. federal, state, local and possibly, in some cases, foreign income taxation on an allocable share of our items of income, gain, loss, deduction and credit (including our allocable share of those items of any entity in which we invest that is treated as a partnership or is otherwise subject to tax on a flow through basis) for each of our taxable years ending with or within such common unitholder’s taxable year, regardless of whether or when such unitholder receives cash distributions from us. See “Material U.S. federal tax considerations.”

You may not receive cash distributions equal to your allocable share of our net taxable income or even the tax liability that results from that income. In addition, certain of our holdings, including holdings, if any, in a Controlled Foreign Corporation, or “CFC,” and a Passive Foreign Investment Company, or “PFIC,” may produce taxable income prior to the receipt of cash relating to such income, and common unitholders that are U.S. taxpayers will be required to take such income into account in determining their taxable income. In the event of an inadvertent termination of our partnership status for which the IRS has granted limited relief, each holder of our common units may be obligated to make such adjustments as the IRS may require to maintain our status as a partnership. Such adjustments may require persons holding our common units to recognize additional amounts in income during the years in which they hold such units. In addition, because of our methods of allocating income and gain among our common unitholders, you may be taxed on amounts that accrued economically before you became a common unitholder.

The Aveon Group L.P.’s interest in certain of our businesses will be held through Aveon Holdings I GP Inc., which will be treated as a corporation for U.S. federal income tax purposes; such corporation may be liable for significant taxes and may create other adverse tax consequences, which could potentially adversely affect the value of your investment.

In light of the publicly traded partnership rules under U.S. federal income tax law and other requirements, we will hold our interests in certain of our businesses through Aveon Holdings I GP Inc., which will be treated as a corporation for U.S. federal income tax purposes. Such corporation could be liable for significant U.S. federal income taxes and applicable state, local and other taxes that would not otherwise be incurred, which could adversely affect the value of your investment and would reduce the amount of distributions available to be made on our common units. Those additional taxes will not apply to our founding investors following this offering to the extent they own equity interests directly or indirectly in the Aveon Holdings partnerships.

Complying with certain tax-related requirements may cause us to invest through foreign or domestic corporations subject to corporate income tax or enter into acquisitions, borrowings, financings or arrangements we may not have otherwise entered into.

In order for us to be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation, we must meet the Qualifying Income Exception discussed below on a continuing basis and we must not be required to register as an investment company under the Investment Company Act. In order to effect such treatment, we (or our subsidiaries) may be required to invest through foreign or domestic corporations subject to corporate income tax, or enter into acquisitions, borrowings, financings or other transactions we may not have otherwise entered into. This may adversely affect our ability to operate solely to maximize our cash flow.

Tax gain or loss on disposition of our common units could be more or less than expected.

If you sell your common units, you will recognize a gain or loss equal to the difference between the amount realized and the adjusted tax basis in those common units. Prior distributions to you in excess of the total net taxable income allocated to you, which decreases the tax basis in your common units, will in effect become taxable income to you if the common units are sold at a price greater than your tax basis in those common units, even if the price is less than the original cost. A portion of the amount realized, whether or not representing gain, may be ordinary income to you.

Common unitholders may be allocated taxable gain on the disposition of certain assets, even if they did not share in the economic appreciation inherent in such assets.

We will be allocated taxable gains and losses recognized by Aveon Holdings based upon our percentage ownership in each Aveon Holdings partnership. Our share of such taxable gains and losses generally will be allocated pro rata to our common unitholders. In some circumstances, under the U.S. federal income tax rules affecting partners and partnerships, the taxable gain or loss allocated to a unitholder may not correspond to that unitholder’s share of the economic appreciation or depreciation in the particular asset. This is primarily an issue of the timing of the payment of tax, rather than a net increase in tax liability, because the gain or loss allocation would generally be expected to be offset as a unitholder sold units.

If we were not to make, or cause to be made, an otherwise available election under Section 754 of the Internal Revenue Code to adjust our asset basis or the asset basis of certain of the Aveon Holdings partnerships, a holder of common units could be allocated more taxable income in respect of those common units prior to disposition than if such an election were made.

We currently do not intend to make, or cause to be made, an election to adjust asset basis under Section 754 of the Internal Revenue Code with respect to us, Aveon Holdings II L.P. or Aveon Holdings III L.P. If no such election is made, there will generally be no adjustment to the basis of the assets of Aveon Holdings II L.P. or Aveon Holdings III L.P. upon our acquisition of interests in Aveon Holdings II L.P. or Aveon Holdings III L.P. in connection with this offering, or to our assets or to the assets of Aveon Holdings II L.P. or Aveon Holdings III L.P. upon a subsequent transferee’s acquisition of common units from a prior holder of such common units, even if the purchase price for those interests or units, as applicable, is greater than the share of the aggregate tax basis of our assets or the assets of Aveon Holdings II L.P. or Aveon Holdings III L.P. attributable to those interests or units immediately prior to the acquisition. Consequently, upon a sale of an asset by us, Aveon Holdings II L.P. or Aveon Holdings III L.P., gain allocable to a holder of common units could include built-in gain in the asset existing at the time we acquired those interests, or such holder acquired such units, which built-in gain would otherwise generally be eliminated if a Section 754 election had been made. See “Material U.S. federal tax considerations—Consequences to U.S. holders of common units—Section 754 election.”

We may hold or acquire certain investments through an entity classified as a PFIC or CFC for U.S. federal income tax purposes, which could subject our unitholders to adverse U.S. tax consequences.

Certain of the Aveon funds’ investments may be in foreign corporations or may be acquired through a foreign subsidiary that would be classified as a corporation for U.S. federal income tax purposes. Such an entity may be a PFIC or a CFC for U.S. federal income tax purposes. Common unitholders indirectly owning an interest in a PFIC or a CFC may experience adverse U.S. tax consequences. See “Material U.S. federal tax considerations—Consequences to U.S. holders of common units—Passive foreign investment companies” and “—Controlled foreign corporations.”

Non-U.S. persons face unique U.S. tax issues from owning our common units that may result in adverse tax consequences to them.

In light of our intended investment activities, we may be, or may become, engaged in a U.S. trade or business for U.S. federal income tax purposes, including by reason of investments in U.S. real property holding corporations, in which case some portion of our income would be treated as effectively connected income, or “ECI,” with respect to non-U.S. holders. To the extent our income is treated as ECI, non-U.S. unitholders generally would be subject to withholding tax on their allocable shares of such income, would be required to file a U.S. federal income tax return for such year reporting their allocable shares of income effectively connected with such trade or business and any other income treated as ECI, and would be subject to U.S. federal income tax at regular U.S. tax rates on any such income (state and local income taxes and filings may also apply in that event). Non-U.S. unitholders that are corporations may also be subject to a branch profits tax on their allocable shares of such income, at a rate of 30% unless reduced or eliminated by an applicable tax treaty. In addition, certain income from U.S. sources that is not ECI which is allocable to non-U.S. unitholders will be reduced by 30% withholding tax, unless an exemption from or a reduced rate of such withholding applies and certain tax status information is provided.

Tax-exempt entities face unique tax issues from owning common units that may result in adverse tax consequences to them.

In light of our intended acquisitions and business activities, we may derive income that constitutes “unrelated business taxable income,” or “UBTI.” Consequently, a holder of common units that is a tax-exempt organization may be subject to “unrelated business income tax” to the extent that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership could be treated as earning UBTI if the partnership regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner, if the partnership derives income from debt-financed property or if the partnership interest itself is debt-financed. In addition, a tax-exempt investor may be subject to unrelated business income tax on a sale of their common units.

We cannot match transferors and transferees of common units, and we will therefore adopt certain income tax accounting conventions that may not conform with all aspects of applicable tax requirements. The IRS may challenge this treatment, which could adversely affect the value of our common units.

Because we cannot match transferors and transferees of common units, we will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our common unitholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of common units and could have a negative impact on the value of our common units or result in audits of and adjustments to our common unitholders’ tax returns.

In addition, our taxable income and losses will be determined and apportioned among investors using conventions we regard as consistent with applicable law. As a result, if you transfer your common units, you may be allocated income, gain, loss and deduction realized by us after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by us prior to the date of the transferee’s acquisition of our common units. A transferee may also bear the cost of withholding tax imposed with respect to income allocated to a transferor through a reduction in the cash distributed to the transferee.

The sale or exchange of 50% or more of our capital and profit interests will result in the termination of our partnership for U.S. federal income tax purposes.

We will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. A termination of our partnership would, among other things, result in the closing of our taxable year for all common unitholders and could result in a deferral of depreciation deductions allowable in computing our taxable income. See “Material U.S. federal tax considerations” for a description of the consequences of our termination for U.S. federal income tax purposes.

Common unitholders may be subject to state and local taxes and return filing requirements as a result of investing in our common units.

In addition to U.S. federal income taxes, our common unitholders may be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property now or in the future, even if our common unitholders do not reside in any of those jurisdictions. Our common unitholders may be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, common unitholders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each common unitholder to file all U.S. federal, state and local tax returns that may be required of such common unitholder. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in our common units.

Our delivery of required tax information for a taxable year may be subject to delay, which may require a common unitholder to request an extension of the due date for their income tax return.

We have agreed to use reasonable efforts to furnish to you tax information (including Schedule K-1) which describes your allocable share of our income, gains, losses and deductions for our preceding taxable year. Delivery of this information by us will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from lower-tier entities. It is therefore possible that, in any taxable year, our unitholders will need to apply for extensions of time to file their tax returns. See “Material U.S. federal tax considerations—Administrative matters—Information returns.”

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

The U.S. federal income tax treatment of common unitholders depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our common unitholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the Qualifying Income Exception for us to be treated as a partnership for U.S. federal income tax purposes that is not taxable as a corporation, affect or cause us to change our investments and commitments, affect the tax considerations of an investment in us, change the character or treatment of portions of our income (including, for instance, the treatment of carried interest as ordinary income rather than capital gain) and adversely affect an investment in our common units. See “Material U.S. federal tax considerations—Taxation of our partnership and the Aveon Holdings partnerships—Proposed legislation.”

Our organizational documents and agreements permit our general partner to modify our amended and restated limited partnership agreement from time to time, without the consent of the common unitholders, to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all common unitholders. For instance, our general partner could elect at some point to treat us as an association taxable as a corporation for U.S. federal (and applicable state) income tax purposes. If our general partner were to do this, the U.S. federal income tax consequences of owning our common units would be materially different. Moreover, we will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to common unitholders in a manner that reflects such common unitholders’ beneficial ownership of partnership items, taking into account variation in ownership interests during each taxable year because of trading activity. However, those assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions used by us do not satisfy the technical requirements of the Internal Revenue Code and/or Treasury regulations and could require that items of income, gain, deductions, loss or credit, including interest deductions, be adjusted, reallocated or disallowed in a manner that adversely affects common unitholders.

The U.S. House of Representatives has passed legislation that, if enacted, would, for taxable years beginning ten years after the date of enactment, preclude us from qualifying as a partnership or require us to hold carried interest through taxable subsidiary corporations and would tax certain income and gains at increased rates for taxable years ending after December 31, 2010. If this or any similar legislation were to be enacted and apply to us, the after tax income and gain related to our business, as well as the market price of our units, could be reduced.

On May 28, 2010, the U.S. House of Representatives passed legislation that would, in general, treat income and gains, including gain on sale, attributable to an interest in an investment services partnership interest, or “ISPI”, as income subject to a new blended tax rate that is higher than the applicable tax rate under current law, except to the extent such ISPI is considered under the legislation to be a qualified capital interest. Your interest in us, our interest in Aveon Holdings II GP L.P. or Aveon Holdings III GP L.P. and the interests that Aveon Holdings II GP L.P. or Aveon Holdings III GP L.P. holds in entities that are entitled to receive carried interest may be classified as ISPIs for purposes of this legislation.

The deductibility of any losses attributable to any ISPI that is not a qualified capital interest would be subject to limitations. In addition, any dividends that are attributable to an ISPI directly or indirectly held by us would not be considered qualified dividends and, therefore, would not be entitled to reduced rates of taxation. You also may be subject to additional state and local tax as a result of the legislation. While the legislation does not specifically address whether income or gains that is attributable to an interest in an ISPI is treated as effectively connected income with a U.S. trade or business, or ECI, or as unrelated business taxable income, or UBTI, the technical explanation accompanying the legislation indicates that, under regulations to be promulgated following enactment, such income or gains should only be treated as ECI or UBTI to the extent it would be treated as such under current law. Our existing owners and other professionals may face additional adverse tax consequences under the legislation, which may thereby adversely affect our ability to offer attractive incentive opportunities for key personnel.

In addition, the House bill provides that, for taxable years beginning ten years after the date of enactment, income derived with respect to an ISPI that is not a qualified capital interest and that is treated as ordinary income under the rules discussed above will not be qualifying income for purposes of the Qualifying Income Exception under the publicly traded partnership rules. Therefore, if this or similar legislation is enacted, following such ten-year period, we would be precluded from qualifying as a partnership for U.S. federal income tax purposes or be required to hold all such ISPIs through corporations, possibly U.S. corporations. If we were taxed as a U.S. corporation or required to hold all ISPIs through corporations, our effective tax rate would increase significantly. The federal statutory rate for corporations is currently 35%. In addition, we could be subject to increased state and local taxes. Furthermore, you could be subject to tax on our conversion into a corporation or any restructuring required in order for us to hold our ISPIs through a corporation.

The U.S. Senate considered but did not pass legislation that is generally similar to the legislation passed by the U.S. House of Representatives. It is unclear when or whether the U.S. Senate will act on such legislation or what provisions will be included in any final legislation, if enacted.

Over the past several years, a number of similar legislative proposals have been introduced and, in certain cases, have been passed by the United States House of Representatives. The Obama administration has indicated that it supports the adoption of the May 28, 2010 legislation or legislation that similarly changes the treatment of carried interest for U.S. federal income tax purposes. In its published revenue proposals for both 2010 and 2011 the Obama administration proposed that the current law regarding the treatment of carried interest be changed to subject such income to ordinary income tax.

States and other jurisdictions have also considered legislation to increase taxes with respect to carried interest. For example, New York is currently considering legislation under which you could be subject to New York state income tax on income in respect of our common units as a result of certain activities of our affiliates in New York. This legislation would be retroactive to January 1, 2010. It is unclear when or whether this legislation will be enacted. See “Material U.S. federal tax considerations—Taxation of our partnership and the Aveon Holdings partnerships—Proposed legislation.”

Forward looking statements

This prospectus contains forward looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward looking statement, whether as a result of new information, future developments or otherwise.

Presentation of financial information

This prospectus contains audited and unaudited financial statements of The Aveon Group L.P., Aveon Management L.L.C., our general partner, and Aveon Holdings I L.P., our predecessor for accounting purposes. Unless otherwise indicated, all of the historical financial information included in this prospectus, including our historical financial data contained under the headings “Capitalization,” “Selected financial data” and “Management’s discussion and analysis of financial condition and results of operations,” has been derived from the financial statements of Aveon Holdings I L.P. included elsewhere in this prospectus. This prospectus also contains audited and unaudited financial statements of our initial manager affiliates. For additional information, see “Index to financial statements” and the financial statements and related notes included elsewhere in this prospectus.

The general partner and managing member financial statements are included for those manager affiliates whose entities we are directly acquiring, which are the Banyan, Brownstone, CastleRock, Conquest, Cura, Glenrock and Viridian general partners reflecting the consolidation of their respective onshore limited partner funds. The Chesapeake and Welton funds do not have a separate managing member entity so our acquisitions will each occur through a newly created managing member; therefore, the carve-out financial statements are included to reflect the line of business we are acquiring. Special purpose financial statements or schedule of combined management fees and incentive fees are included for Banyan, Brownstone, CastleRock, Conquest, Cura, Glenrock and Viridian in order to reflect the full line of business, inclusive of the offshore funds, that we are acquiring. See “Index to financial statements.”

In addition, this prospectus contains unaudited pro forma financial information that has been derived from the financial statements described above and gives effect to the adjustments described under “Unaudited pro forma financial information.”

Formation and structure of our Company

The Aveon Group L.P. and Aveon Holdings

The Aveon Group L.P. was formed as a Delaware limited partnership on January 27, 2010. The Aveon Group L.P. has not engaged in any business or other activities except in connection with the formation transactions. The Aveon Group L.P. is managed and operated by our general partner, Aveon Management L.L.C., which is wholly-owned by our founding investors.

Following the formation transactions and this offering, The Aveon Group L.P. will be a holding partnership and will, through its wholly-owned subsidiaries—Aveon Holdings I GP Inc. (a Delaware corporation), Aveon Holdings II GP L.P. (a Delaware limited partnership) and Aveon Holdings III GP L.P. (a Delaware limited partnership)—serve as the sole general partner of each of the Aveon Holdings partnerships. Aveon Holdings I GP Inc. is a domestic corporation for U.S. federal income tax purposes; and Aveon Holdings II GP L.P. and Aveon Holdings III GP L.P. are disregarded entities and not associations taxable as corporations for U.S. federal income tax purposes. See “Material U.S. federal tax considerations—Taxation of our partnership and the Aveon Holdings partnerships” for more information about the tax treatment of The Aveon Group L.P. and Aveon Holdings. We refer to Aveon Holdings I GP Inc., Aveon Holdings II GP L.P. and Aveon Holdings  III GP L.P. collectively as the “Aveon Holdings General Partners.”

Formation transactions

Offering transactions

Upon the consummation of this offering, The Aveon Group L.P. will contribute the net proceeds from this offering to its wholly-owned subsidiaries, the Aveon Holdings General Partners.

The Aveon Holdings General Partners will then use all of these proceeds to purchase a number of newly-issued Aveon Holdings partnership units that is equal to the number of common units that we sell in this offering. Accordingly, The Aveon Group L.P. will hold, through the Aveon Holdings General Partners, a number of Aveon Holdings partnership units equal to the number of common units that The Aveon Group L.P. has issued in connection with this offering.

Aveon Holdings will use approximately $             million of these proceeds to acquire the manager affiliates of our initial funds from the selling investment professionals and to pay all related acquisition expenses and will use approximately $             million of these proceeds to acquire general partner or managing member interests in our initial funds. See “—Acquisitions of manager affiliates of initial funds,” “—Operation of our manager affiliates” and “Business—Initial funds.”

See “Use of proceeds.”

Acquisitions of manager affiliates of initial funds

We do not currently own any interests in the manager affiliates of our initial funds. Immediately following the completion of this offering, Aveon Holdings will use an aggregate of $             million of the proceeds from this offering to make cash payments to the selling investment professionals who currently own the entities that will serve as the general partner or managing member of our initial funds described in greater detail in “Business—Initial funds” in exchange for general partner or managing member interests in these entities, whereupon such entities will become our manager affiliates and our consolidated subsidiaries. We will be the sole controlling general partner or managing member of each of our manager affiliates.

As part of the acquisitions, certain of the selling investment professionals will also receive an aggregate of                      Aveon Holdings partnership units in addition to the cash payments described above. These Aveon Holdings partnership units will be subject to vesting requirements and transfer and other restrictions.

Certain of the selling investment professionals will be required to invest a portion of the after-tax proceeds they receive from these transactions in our funds managed by the manager affiliate for which they serve as operating member or our investable multi-fund composite. These amounts will range from $500,000 to $5 million, and will total $         million. We will generally not receive fees on the investments into our funds made by the selling investment professionals.

For additional information regarding the terms of each acquisition of our manager affiliates, see “—Operation of our manager affiliates.”

Deconsolidation of initial funds

In accordance with GAAP, the ten onshore limited partnership funds of Banyan, Brownstone, CastleRock, Conquest, Cura, Viridian and Glenrock have historically been consolidated into the financial statements of the respective manager affiliates of those funds notwithstanding the fact that the manager affiliates had only a minority interest in these funds. As a result, the historical financial statements of such manager affiliates reflect the assets, liabilities, revenues, expenses and cash flows of these investment funds on a gross basis rather than reflecting only the value of the manager affiliate’s principal investments in such investment funds.

In addition, these funds have been consolidated into our pro forma financial statements as consolidated acquisitions, and, as a result, our pro forma financial statements reflect the assets, liabilities, revenues, expenses and cash flows of these ten funds on a gross basis also. In addition, all management fees and incentive income earned by us from these ten funds were eliminated as a result of the consolidation of these funds and are reflected on our historical pro forma financial statements as an increase in our allocated share of the net income from these funds. To reflect the income that would have been received by us, we added back adjustments to the pro forma statement of operations for the combined management fees and incentive fees from these ten funds; plus the management fees and incentive fees from the eight affiliated offshore funds of Banyan, Brownstone, CastleRock, Conquest, Cura, Glenrock, Viridian and Welton; plus the management fees and incentive fees from the three affiliated onshore funds of Chesapeake and Welton, all of which were combined from the schedules of management fees and incentive fees, prepared in accordance with GAAP, for all the affiliated funds of our initial funds. See “Unaudited pro forma financial information.”

Following the completion of this offering, the manager affiliate of each initial fund that is consolidated into the financial statements of such fund’s manager affiliate will endeavor to take the necessary steps to grant rights to the third-party investors in that fund to provide that a simple majority of the fund’s investors will have the right, without cause, to accelerate the liquidation date of that fund in accordance with certain procedures. The granting of these rights will result in such investment funds no longer being consolidated in our consolidated financial statements.

We will grant these rights to our funds’ investors for no consideration in order to enable us to deconsolidate our funds. We believe that deconsolidation will allow us to present financial information in a manner that more clearly reflects our business, financial condition and results of operations.

Furthermore, because management will make operating decisions and allocate resources based on financial information that, among other things, shows our results of operations after giving effect to the deconsolidation of our funds, our financial reporting is now presented in a manner that is consistent with how our management will evaluate our business and the related risks, thus providing unitholders with a better understanding of our business.

Notwithstanding the changes described below to certain aspects of our financial statements, the deconsolidation of our funds will not have any effect on our net income or equity. The following describes the major effects the deconsolidation of our funds will have on our financial statements:

•

we will not record on our balance sheet and statement of operations the gross assets, liabilities, revenues, expenses and other income, the related non-controlling interests of our fund investors and the equity and income of these funds;

•	we will include revenues generated from management fees and incentive income we earn from our funds in our statements of income;

•	cash flows of our deconsolidated funds will no longer be reflected on our statement of cash flows; and

•

we will reflect our investments and our equity in the income of these funds on our balance sheet and statement of income using the equity method of accounting rather than eliminating the investments in consolidation.

Because the interests of the investors in our initial funds will also be eliminated in connection with the deconsolidation of these investment funds from the financial statements of the relevant manager affiliates, our partners’ equity in and net income from the manager affiliates will not be altered by the deconsolidation of these investment funds.

See “Unaudited pro forma financial information” for a more detailed description of the deconsolidation of our initial funds from the relevant manager affiliates’ financial statements.

Our structure following the formation transactions

We refer to the above described transactions, collectively, as the “formation transactions.”

As a result, immediately following the formation transactions:

•

The Aveon Group L.P., through its wholly-owned subsidiaries, will hold                      partnership units in Aveon Holdings, representing     % of the total number of outstanding partnership units (or                      partnership units in Aveon Holdings, representing     % of the total number of outstanding partnership units, if the underwriters exercise in full their option to purchase additional common units);

•

our founding investors will hold an aggregate of                      partnership units in Aveon Holdings, representing     % of the total number of outstanding partnership units (or                      partnership units in Aveon Holdings, representing     % of the total number of outstanding partnership units, if the underwriters exercise in full their option to purchase additional common units);

•	the selling investment professionals will hold an aggregate of partnership units in Aveon Holdings, representing % of the total number of outstanding partnership units (or

                     partnership units in Aveon Holdings, representing     % of the total number of outstanding partnership units, if the underwriters exercise in full their option to purchase additional common units). The selling investment professionals will not hold any common units of The Aveon Group L.P. immediately following this offering (other than any common units bought from the underwriters as part of this offering), but will receive common units in The Aveon Group L.P. to the extent they exercise their rights to exchange their Aveon Holdings partnership units in the future;

•

our executive officers and other employees and directors of our general partner will hold an aggregate of              restricted common units, representing     % of the outstanding common units (or                      common units, representing     % of the outstanding common units, if the underwriters exercise in full their option to purchase additional common units); and

•

investors in this offering will hold                      common units, representing     % of the outstanding common units (or                      common units, representing     % of the outstanding common units, if the underwriters exercise in full their option to purchase additional common units).

The Aveon Holdings partnership units that will be held by The Aveon Group L.P.’s wholly-owned subsidiaries will be economically identical in all respects (including the right to receive distributions) to the Aveon Holdings partnership units that will be held by our existing owners. Subject to the terms of the exchange agreement and the vesting requirements and transfer restrictions set forth in the Aveon Holdings partnership agreements, our founding investors and the selling investment professionals may exchange their Aveon Holdings partnership units for The Aveon Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. See “Certain relationships and related persons transactions —Exchange agreement.” As a result of this structure, our common unitholders will indirectly hold the same equity interests in the Aveon Holdings partnerships as our existing owners and any calculation of the total outstanding equity interests of our Company should take into account the number of outstanding unexchanged Aveon Holdings partnership units.

See “—Operation of our manager affiliates” below for information regarding Aveon Holdings’ equity interests in our manager affiliates and the relative economic rights of Aveon Holdings and the operating members in each manager affiliate.

The Aveon Group L.P. common unitholders will have only limited voting rights and, unless our founding investors and their affiliates collectively cease to own at least 4% of the voting power of our outstanding voting units (whether through common units or special voting units), will have no right to elect our general partner’s directors. In addition, our founding investors will hold special voting units in The Aveon Group L.P. that provide them with a number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the number of Aveon Holdings partnership units that they hold on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. Accordingly, immediately following this offering, on those few matters that may be submitted for a vote of the limited partners of The Aveon Group L.P., investors in this offering will collectively have     % of the voting power of The Aveon Group L.P. limited partners, or     % if the underwriters exercise in full their option to purchase additional common units, and our founding investors will collectively have     % of the voting power of The Aveon Group L.P. limited partners, or     % if the underwriters exercise in full their option to purchase additional common units.

Founding Investors, LLC is owned by HARDT Equity Holdings, LLC (47.9%), TAI Equity Holdings, LLC (45.3%) and a small minority of individual investors (6.8% in the aggregate). HARDT Equity Holdings, LLC and TAI Equity Holdings, LLC are each owned by a number of individual investors, including members of the management team and employees of Aveon Management L.L.C.

Following the completion of this offering, our founding investors will be entitled to pro rata distributions from Aveon Holdings in respect of their Aveon Holdings partnership units. To the extent our founding investors exchange their Aveon Holdings partnership units for our common units, they will be entitled to receive pro rata distributions from us in respect of our common units. Certain of our founding investors are also executive officers of our general partner and will receive salary and cash bonus compensation pursuant to their employment agreements, as well as additional long-term incentive compensation pursuant to our Equity Incentive Plan. Our general partner does not hold an economic interest in The Aveon Group L.P. and therefore our founding investors will not be entitled to receive distributions from us in respect of their ownership interests in our general partner.

Holding partnership structure

The Aveon Group L.P. intends to conduct all of its material business activities through the Aveon Holdings partnerships and their subsidiaries.

Accordingly:

•	our business will be conducted through second tier partnerships of which The Aveon Group L.P., indirectly through wholly-owned subsidiaries, is the sole general partner;

•	our existing owners will hold equity interests in these second tier partnerships which are exchangeable for the publicly traded common units of The Aveon Group L.P.; and

•

if and when an Aveon Holdings limited partner exchanges an Aveon Holdings partnership unit for a common unit of The Aveon Group L.P., the relative equity ownership positions of the exchanging limited partner and of the other equity owners of Aveon (whether held at The Aveon Group L.P. or at Aveon Holdings) will not change.

The Aveon Group L.P. will consolidate the financial results of Aveon Holdings and its consolidated subsidiaries, and the ownership interests of the limited partners of Aveon Holdings will be reflected as non-controlling interests in The Aveon Group L.P.’s consolidated financial statements. Each of the Aveon Holdings partnerships was formed to hold our interests in different operating subsidiaries. While our operating subsidiaries will initially all be held by Aveon Holdings I L.P. and Aveon Holdings II L.P., we expect that our non-U.S. fee-generating subsidiaries will be held by Aveon Holdings III L.P.

As discussed in “Material U.S. federal tax considerations,” we believe that The Aveon Group L.P. will be treated as a partnership and not as a corporation for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are then made. Investors in this offering will become partners in The Aveon Group L.P. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

However, our partnership agreement does not restrict our ability to take actions that may result in our being treated as an entity taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

We believe that the Aveon Holdings partnerships will also be treated as partnerships and not as corporations for U.S. federal income tax purposes. Accordingly, the holders of partnership units in Aveon Holdings, including The Aveon Group L.P.’s wholly-owned subsidiaries, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Aveon Holdings. Net profits and net losses of Aveon Holdings will generally be allocated to its partners (including The Aveon Group L.P.’s wholly-owned subsidiaries) pro rata in accordance with the percentages of their respective partnership interests. Because The Aveon Group L.P. initially will indirectly own     % of the total partnership units in Aveon Holdings (or     % if the underwriters exercise in full their option to purchase additional common units), The Aveon Group L.P. initially will indirectly be allocated     % of the net profits and net losses of Aveon Holdings (or     % if the underwriters exercise in full their option to purchase additional common units). The remaining net profits and net losses will be allocated to the limited partners of Aveon Holdings. These percentages are subject to change, including upon an exchange of Aveon Holdings partnership units for The Aveon Group L.P. common units and upon issuance of additional The Aveon Group L.P. common units to the public.

Operation of our manager affiliates

Banyan

On July 8, 2010, Aveon Holdings I L.P. entered into a purchase agreement (as amended on December 21, 2010) with Banyan Capital Partners, LLC and Laurence R. Benedict to acquire a controlling interest in Banyan Capital Partners, LLC, which will be one of our nine initial manager affiliates.

Under the Banyan purchase agreement, we will acquire a limited liability company interest in Banyan Capital Partners, LLC that will entitle us to:

(i)	100% of the voting rights in Banyan Capital Partners, LLC; and

(ii)	the right to receive 30% of all net income of Banyan Capital Partners, LLC attributable to management fees payable by Banyan Capital Fund, LP, Banyan Capital Fund Limited and Banyan Capital Master Fund Limited, which comprise the Banyan fund, and approximately 17.1% of all net income of Banyan Capital Partners, LLC attributable to incentive allocations or fees on the Banyan fund’s 35% incentive fee tier (which is the incentive fee received on all investment returns between 0% and 30% only) payable by Banyan Capital Fund, LP and Banyan Capital Fund Limited, in each case in respect of the first $600 million of the Banyan fund’s total AUM, subject to certain exceptions for assets of Mr. Benedict and any deferred fees to which Banyan Equity Management, LLC is entitled that are invested in the Banyan fund and other assets in the Banyan fund to which Banyan Capital Partners, LLC is not entitled to receive fees or allocations or other forms of income. However, if the Banyan fund’s AUM is less than $550 million at the time of the closing of the acquisition, the level of AUM upon which we can receive fees and allocations will be equal to the amount of AUM on such closing date plus $50 million; and 30% of the management and incentive fees and allocations payable in respect of up to an additional $100 million of AUM that may be invested in the Banyan fund by our investable multi-fund composite.

In connection with the acquisition, Banyan Capital Partners, LLC will amend and restate its limited liability company agreement (which we refer to as the “operating agreement”), which will result in Aveon Holdings I L.P. becoming the sole controlling managing member of Banyan Capital Partners, LLC, and Mr. Benedict and Banyan Equity Management, LLC becoming the non-managing members of Banyan Capital Partners, LLC. The operating agreement defines and enumerates the powers, duties and responsibilities of Aveon Holdings I L.P. as the managing member (certain of which are delegated to the non-managing members), and sets forth the economic rights of the managing member and non-managing members, respectively. Pursuant to the operating agreement, Aveon Holdings I L.P. will be entitled to receive the percentage of Banyan Capital Partners, LLC’s net income as described above, the non-managing members will be entitled to receive the remainder of the net income until the AUM reaches the specified levels described above and the non-managing members will be entitled to receive all incremental net income attributable to AUM in excess of the specified levels. Pursuant to the operating agreement and an admission letter, the non-managing members may be removed as members under certain circumstances and Banyan Equity Management may be removed as a member for any reason upon 90 days written notice. The operating agreement also contains restrictive covenants that apply to the non-managing members for three years upon their termination under certain circumstances. The non-managing members have certain limited consent rights in Banyan Capital Partners, LLC, including the right to consent to certain amendments to the operating agreement that would adversely affect their economic rights. In connection with the acquisition, Mr. Benedict is required to make an investment of $5.0 million (from the sale proceeds) in the Banyan fund for three years, subject to certain exceptions. In addition, in connection with the acquisition, we intend to make an investment of $2.0 million in the Banyan fund.

Brownstone

On November 1, 2010, Aveon Holdings I L.P. entered into a purchase agreement (as amended on December 6, 2010) with Brownstone Investment Partners, LLC and Oren Cohen, Curt Schade and The Cohen Family Spray Trust, who we refer to as the “Active Brownstone Sellers,” and Douglas B. Lowey, Barret Naylor and The Lowey Family Spray Trust, who we refer to as the “Exiting Brownstone Sellers,” to acquire a controlling interest in Brownstone Investment Partners, LLC, which will be one of our nine initial manager affiliates.

Under the Brownstone purchase agreement, we will acquire a limited liability company interest in Brownstone Investment Partners, LLC that will entitle us to:

(i)	100% of the voting rights in Brownstone Investment Partners, LLC;

(ii)	the right to receive 30% of all gross management fees and incentive allocations or fees payable by Brownstone Partners Catalyst Fund, LLC, Brownstone Partners Catalyst Fund, Ltd and Brownstone Partners Catalyst Master Fund, Ltd, which comprise the Brownstone fund, in respect of the AUM of the Brownstone fund on the closing date of the acquisition plus additional AUM (other than AUM that is attributable to Aveon as described below) up to an aggregate of $450 million of the Brownstone fund’s total AUM, plus up to an additional $100 million of AUM in the Brownstone fund contributed by our investable multi-fund composite or otherwise attributable to Aveon.

In connection with the acquisition, Brownstone Investment Partners, LLC will amend and restate its limited liability company agreement (which we refer to as the “operating agreement”), which will result in Aveon Holdings I L.P. becoming the sole controlling managing member of Brownstone Investment Partners, LLC, and Brownstone Asset Management, LP, Oren Cohen, Curt

Schade and The Cohen Family Spray Trust becoming the non-managing members of Brownstone Investment Partners, LLC. The operating agreement defines and enumerates the powers, duties and responsibilities of Aveon Holdings I L.P. as the managing member (certain of which are delegated to the non-managing members), and sets forth the economic rights of the managing member and non-managing members, respectively. Pursuant to the operating agreement, Aveon Holdings I L.P. will be entitled to receive the percentage of Brownstone Investment Partners, LLC’s net income attributable to the fees and allocations as described above, the non-managing members will be entitled to receive the remainder of the net income until the Brownstone fund’s AUM reaches the specified levels described above and the non-managing members will be entitled to receive all incremental net income attributable to the fund’s AUM in excess of the specified levels. Pursuant to the operating agreement, the non-managing members may be removed under certain circumstances for “cause.” The non-managing members have certain limited consent rights in Brownstone Investment Partners, LLC, including the right to consent to certain amendments to the operating agreement that would adversely affect their economic rights.

In connection with the acquisition, the Active Brownstone Sellers, on a pro rata basis, are required to make an aggregate capital contribution of $2.0 million (from the sale proceeds) in the Brownstone fund or our investable multi-fund composite for three years. In addition, in connection with the acquisition, we intend to make an investment of $2.0 million in the Brownstone fund.

CastleRock

On November 12, 2010, Aveon Holdings I L.P. entered into a purchase agreement (as amended on January 4, 2011) with CastleRock Management, LLC and Paul Tanico and Ellen Adams, who we refer to as the “Principal CastleRock Sellers,” and Daniel Sheridan and Maria Lamari Burden, who we refer to as the “Additional CastleRock Sellers,” to acquire a controlling interest in CastleRock Management, LLC, which will be one of our nine initial manager affiliates.

Under the CastleRock purchase agreement, we will acquire a limited liability company interest in CastleRock Management, LLC that will entitle us to:

(i)	100% of the voting rights in CastleRock Management, LLC;

(ii)	the right to receive 30% of all gross management fees and incentive allocations or fees payable by CastleRock Partners, LP, CastleRock Partners II, LP, CastleRock Fund, LTD and CastleRock Master Fund, LTD, which comprise the CastleRock fund, in respect of the first $600 million of the CastleRock fund’s total AUM (which may include AUM from separately managed accounts), plus up to an additional $100 million of AUM primarily attributable to Aveon and its affiliates invested in the CastleRock fund during the first two years following the closing of the acquisition, plus the amount of AUM, up to a maximum of an additional $100 million, attributable to Aveon and its affiliates in excess of the $100 million described above that is invested in the CastleRock fund during the first three years following the closing of the acquisition, for total possible AUM participation of up to $800 million. Following the third anniversary of the closing of the acquisition, our AUM participation will remain at the level achieved as of the third anniversary date as described above.

In connection with the acquisition, CastleRock Management, LLC will amend and restate its limited liability company agreement (which we refer to as the “operating agreement”), which will result in Aveon Holdings I L.P. becoming the sole controlling managing member of CastleRock Management, LLC, and CastleRock Asset Management, Inc., Paul Tanico, Ellen Adams, Daniel Sheridan and Maria Lamari Burden becoming the non-managing members of CastleRock Management, LLC. The operating agreement defines and enumerates the powers, duties and responsibilities of Aveon Holdings I L.P. as the managing member (certain of which are delegated to the non-managing members), and sets forth the economic rights of the managing member and non-managing members, respectively. Pursuant to the operating agreement, Aveon Holdings I L.P. will be entitled to receive the percentage of CastleRock Management, LLC’s net income attributable to the fees and allocations as described above, the non-managing members will be entitled to receive the remainder of the net income until the total AUM of the CastleRock fund reaches the specified levels described above, and the non-managing members will be entitled to receive all incremental net income attributable to AUM in excess of the specified levels. Pursuant to the operating agreement, the non-managing members may be removed under certain circumstances for “cause.” The non-managing members have certain limited consent rights in CastleRock Management, LLC, including the right to consent to certain amendments to the operating agreement that would adversely affect their economic rights.

Under our agreement to acquire the first $600 million of AUM in the CastleRock fund (which may include AUM from separately managed accounts), $450 million of AUM will be purchased at the consummation of this offering and an additional $150 million will be purchased in the future for additional consideration as the AUM in the CastleRock fund (or included from separately managed accounts) grows from $450 million to $600 million. In connection with the acquisition, Aveon Holdings I L.P. will be required to make an investment of $2.0 million in CastleRock Partners, L.P., and such investment will be treated as a general partner interest if made though CastleRock Management, LLC and will be subject to management fees and incentive fees if made through our investable multi-fund composite. In addition, the Principal CastleRock Sellers, on a pro rata basis, are required to make an aggregate capital contribution of $2.0 million (from the sale proceeds) in the CastleRock fund or our investable multi-fund composite.

Chesapeake

On April 16, 2010, Aveon Holdings I L.P. entered into a purchase agreement (as amended on December 6, 2010) with Chesapeake SP Partners, LLC and Chesapeake Capital Corporation and Chesapeake Holding Company, which we refer to collectively as the “Chesapeake Sellers,” to acquire a controlling interest in Chesapeake SP Partners, LLC, which will be one of our nine initial manager affiliates.

Under the Chesapeake purchase agreement, we will acquire a limited liability company interest in Chesapeake SP Partners, LLC that will entitle us to:

(i)	100% of the voting rights in Chesapeake SP Partners, LLC;

(ii)	the right to receive 30% of all gross management fees and incentive allocations or fees payable by Chesapeake Select L.L.C. and Chesapeake Preferred II L.L.C., which are the Chesapeake funds, in respect of the first $300 million of the Chesapeake funds’ combined total AUM, excluding assets in the Chesapeake funds to which Chesapeake SP Partners, LLC and its affiliates are not entitled to receive fees or allocations or other forms of income, subject to deductions for 30% of direct expenses of each fund until that fund’s AUM reaches $70 million.

In connection with the acquisition, Chesapeake SP Partners, LLC will amend and restate its limited liability company agreement (which we refer to as the “operating agreement”), which will result in Aveon Holdings I L.P. becoming the sole controlling managing member of Chesapeake SP Partners, LLC, and the Chesapeake Sellers and R. Jerry Parker, Jr. becoming the non-managing members of Chesapeake SP Partners, LLC. The operating agreement defines and enumerates the powers, duties and responsibilities of Aveon Holdings I L.P. as the managing member (certain of which are delegated to the non-managing members), and sets forth the economic rights of the managing member and non-managing members, respectively. Pursuant to the operating agreement, Aveon Holdings I L.P. will be entitled to receive the percentage of Chesapeake SP Partners, LLC’s net income attributable to the fees and allocations as described above, the non- managing members will be entitled to receive the remainder of the net income until the Chesapeake funds’ combined AUM reaches $300 million as described above and the non-managing members will be entitled to receive all incremental net income attributable to the funds’ combined AUM in excess of $300 million. Pursuant to the operating agreement, the non-managing members may be removed under certain circumstances, including upon a termination of the trading advisory agreement with Chesapeake Capital Corporation. The operating agreement also contains restrictive covenants that would apply to the non-managing members for twelve months upon their termination as a member for any reason. The non-managing members have certain limited consent rights in Chesapeake SP Partners, LLC, including the right to consent to certain amendments to the operating agreement that would adversely affect their economic rights. In addition, in connection with the acquisition, we intend to make an investment of $5.0 million in the Chesapeake funds.

Conquest

On November 11, 2010, Aveon Holdings I L.P. entered into a purchase agreement with Conquest Capital MM LLC and Conquest Capital Group, LLC, which we refer to as the “Conquest Seller,” to acquire a controlling interest in Conquest Capital MM LLC, which will be one of our nine initial manager affiliates.

Under the Conquest purchase agreement, we will acquire a limited liability company interest in Conquest Capital MM LLC that will entitle us to:

(i)	100% of the voting rights in Conquest Capital MM LLC; and

(ii)	the right to receive 30% of all gross management fees and incentive allocations or fees payable by Conquest Macro Fund LLC, Conquest Macro Fund Ltd. and Conquest Macro Master Fund Ltd., which comprise the Conquest funds, in respect of the first $450 million of the combined AUM of the Conquest funds (which is calculated giving effect to the leverage in the Series/Class 3x fund), subject to certain exceptions, and which will be comprised of $315 million of AUM in the Conquest funds paying the highest fees as of the closing date of the acquisition and an additional $135 million of AUM invested in the Conquest funds after the closing date of the acquisition (provided that the right to receive fees will always be on up to $450 million of combined AUM of the Conquest funds).

In connection with the acquisition, Conquest Capital MM LLC will amend and restate its limited liability company agreement (which we refer to as the “operating agreement”), which will result in Aveon Holdings I L.P. becoming the sole controlling managing member of Conquest Capital MM LLC, and Conquest Capital Group LLC and Conquest Capital LLC becoming the non-managing members of Conquest Capital MM LLC. The operating agreement defines and enumerates the powers, duties and responsibilities of Aveon Holdings I L.P. as the managing member (certain of which are delegated to the non-managing members), and sets forth the economic rights of the managing member and non-managing members, respectively. Pursuant to the operating agreement, Aveon Holdings I L.P. will be entitled to receive the percentage of Conquest Capital MM LLC’s net income attributable to the fees and allocations as described above, the non-managing members will be entitled to receive the remainder of the net income until the total combined AUM of the Conquest funds described above reaches $450 million and the non-managing members will be entitled to receive all incremental net income attributable to AUM in excess of $450 million. Pursuant to the operating agreement, the non-managing members may be removed under certain circumstances, including for “cause” and upon 180 days’ notice. The non-managing members have certain limited consent rights in Conquest Capital MM LLC, including the right to consent to certain amendments to the operating agreement that would adversely affect their economic rights.

In connection with the acquisition, Aveon Holdings I L.P. will be required to make an investment of $2.0 million in one of the Conquest funds, and such investment will be treated as a managing member interest if made though Conquest Capital MM LLC and will be subject to management fees and incentive fees if made by through our investable multi-fund composite.

Cura

On February 24, 2010, Aveon Holdings I L.P. entered into a purchase agreement (as amended on June 30, 2010, November 15, 2010 and December 8, 2010) with Cura Capital (GP), LLC and Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca, whom we refer to as the “Cura Sellers,” to acquire a controlling interest in Cura Capital (GP), LLC, which will be one of our nine initial manager affiliates.

Under the Cura purchase agreement, we will acquire a limited liability company interest in Cura Capital (GP), LLC that will entitle us to:

(i)	100% of the voting rights in Cura Capital (GP), LLC; and

(ii)	the right to receive 30% of all gross management fees and incentive allocations or fees payable by Cura Fixed Income Arbitrage Partners, LP, Cura Fixed Income Arbitrage Fund, Ltd. and Cura Fixed Income Arbitrage Master Fund, Ltd., which comprise the Cura fund, in respect of the first $600 million of the total AUM of the Cura fund and separately managed accounts that each exceed $25 million.

In connection with the acquisition, Cura Capital (GP), LLC will amend and restate its limited liability company agreement (which we refer to as the “operating agreement”), which will result in Aveon Holdings I L.P. becoming the sole controlling managing member of Cura Capital (GP), LLC, and the Cura Sellers becoming the non-managing members of Cura Capital (GP), LLC. The operating agreement defines and enumerates the powers, duties and responsibilities of Aveon Holdings I L.P. as the managing member (certain of which are delegated to the non-managing members), and sets forth the economic rights of the managing member and non-managing members, respectively. Pursuant to the operating agreement and two revenue sharing agreements, Aveon Holdings I L.P. will be entitled to receive the percentage of Cura Capital (GP), LLC’s gross income attributable to the fees and allocations described above, the non-managing members will be entitled to receive the remainder of the income until the total AUM reaches $600 million and the non-managing members will be entitled to receive all incremental income attributable to AUM in excess of $600 million. Pursuant to the operating agreement, the non-managing members may be removed as members under certain circumstances for “cause” and as a result of the termination of Cura Capital Management, LLC as investment manager to the Cura fund or the investment advisory agreement, in case as a result of actions by Cura Capital Management that give rise to “cause.” The non-managing members have certain limited consent rights in Cura Capital (GP), LLC, including the right to consent to certain amendments to the operating agreement that would adversely affect their economic rights. In addition, in connection with the acquisition, we intend to make an investment of $2.0 million in the Cura fund.

In connection with the acquisition, the Cura Sellers, on a pro rata basis, are required to make a capital contribution of $2.0 million (from the sale proceeds) in the Cura fund or our investable multi-fund composite for three years, subject to certain exceptions.

Glenrock

On August 5, 2010, Aveon Holdings I L.P. entered into a purchase agreement (as amended on November 30, 2010 and December 9, 2010) with Glenrock Asset Management Associates, L.P., and Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz, whom we refer to as the “Glenrock Sellers,” to acquire a controlling interest in Glenrock Asset Management Associates, L.P., which will be one of our nine initial manager affiliates.

Under the Glenrock purchase agreement, we will acquire a general partnership interest in Glenrock Asset Management Associates, L.P. that will entitle us to:

(i)	100% of the voting rights in Glenrock Asset Management Associates, L.P.; and

(ii)	the right to receive 30% of all net income of Glenrock Asset Management Associates, L.P. and Glenrock Inc. attributable to management fees and incentive allocations or fees payable by Glenrock Global Partners (QP), L.P., Glenrock Global Partners (AI), L.P., Glenrock Global Partners (BVI), Inc. and Glenrock Global Partners (BVI) Master Fund, L.P., which comprise the Glenrock fund, in respect of the first $600 million of the Glenrock fund’s total AUM.

In addition, Aveon Holdings I L.P. is also required to make a capital contribution of $3.0 million in the Glenrock fund or the portion of our investable multi-fund composite managed by Glenrock for three years, subject to certain exceptions.

In connection with the acquisition, Glenrock Asset Management Associates, L.P. will amend and restate its limited partnership agreement (which we refer to as the “operating agreement”), which will result in Aveon Holdings I L.P. becoming the sole general partner of Glenrock Asset Management Associates, L.P., and Glenrock Holdings, LLC, GRECAP, LLC, Glenrock, Inc. and Mark Budris becoming the limited partners of Glenrock Asset Management Associates, L.P.. The operating agreement defines and enumerates the powers, duties and responsibilities of Aveon Holdings I L.P. as the general partner (certain of which are delegated to the limited partners), and sets forth the economic rights of the general partner and limited partners, respectively. Pursuant operating agreement, Aveon Holdings I L.P. will be entitled to receive the percentage of Glenrock Asset Management Associates, L.P.’s net income as described above, the limited members will be entitled to receive the remainder of the net income until the total AUM reaches $600 million, and the limited partners will be entitled to receive all incremental net income attributable to AUM in excess of $600 million. Pursuant to the operating agreement and an admission letter, the duties of the limited partners may be terminated under certain circumstances and the duties of Glenrock, Inc. may be terminated for any reason upon 180 days written notice. The limited partners have certain limited consent rights in Glenrock Asset Management Associates, L.P., including the right to consent to certain amendments to the operating agreement that would adversely affect their economic rights.

In connection with the acquisition, the Glenrock Sellers, on a pro rata basis, are required to make a capital contribution of $3.0 million (from the sale proceeds) in the Glenrock fund or our investable multi-fund composite for three years, subject to certain exceptions. In addition, in connection with the acquisition, we intend to make an investment of $3.0 million in the Glenrock fund.

Viridian

On August 4, 2010, Aveon Holdings I L.P. entered into a purchase agreement with Viridian Partners, LLC and Christopher Nygaard, Andrew Gilbert, Chris Zuech, David Jelinek, Mark Brockett and Keith Kline, whom we refer to as the “Viridian Sellers,” to acquire a controlling interest in Viridian Partners, LLC, which will be one of our nine initial manager affiliates. On December 2, 2010, Aveon Holdings I L.P. assigned its rights under the purchase agreement to purchase the interest in Viridian Partners, LLC to Aveon Holdings II L.P.

Simultaneous with the closing of the acquisition, Aveon Holdings I L.P. will also acquire a limited liability company interest in Viridian Partners II, LLC, an affiliate of Viridian Partners, LLC. Under the Viridian purchase agreement, we will acquire a limited liability company interest in Viridian Partners, LLC. Our limited liability company interests in Viridian Partners, LLC and Viridian Partners II, LLC will entitle us to:

(i)	100% of the voting rights in Viridian Partners, LLC; and

(ii)	the right to receive 30% of all net income of Viridian Partners, LLC and Viridian Partners II, LLC attributable to management fees and incentive allocations earned in respect of the first $450 million of the total AUM of Viridian Fund, LP, Viridian Fund, Ltd. and Viridian, Ltd., which collectively comprise the Viridian fund, an additional $150 million of AUM resulting from net inflows into the Viridian fund primarily attributable to Aveon and its affiliates and an additional $50 million of AUM resulting from net fund inflows into the Viridian fund from persons that are not existing investors in the Viridian fund or certain other specified clients. Viridian Partners, LLC will receive all incentive allocations from the Viridian fund and Viridian Partners II, LLC will receive the management fees from the Viridian fund.

In connection with the acquisition, Viridian Partners, LLC will amend and restate its limited liability company agreement (which we refer to as the “Viridian operating agreement”), which will result in Aveon Holdings II L.P. becoming the sole controlling managing member of Viridian Partners, LLC, and the Viridian Sellers and Vermillion Asset Management, LLC becoming the non-managing members of Viridian Partners, LLC. Aveon Holdings I L.P. and Vermillion Asset Management, LLC will also enter into a limited liability company agreement (which we refer to as the “Viridian II operating agreement”) for Viridian Partners II, LLC, which will result in Aveon Holdings I L.P. becoming the managing member and Vermillion Asset Management, LLC becoming the non-managing member of Viridian Partners II, LLC. The Viridian operating agreement and Viridian II operating agreement define and enumerate the powers, duties and responsibilities of Aveon Holdings II L.P. and Aveon Holdings I L.P., as applicable, as the managing member (certain of which are delegated to Vermillion Asset Management, LLC, as a non-managing member), and sets forth the economic rights of the managing member and non-managing members, respectively. Pursuant to the Viridian operating agreement and Viridian II operating agreement, Aveon Holdings II L.P. and Aveon Holdings I L.P., respectively, will be entitled to receive the percentage of Viridian Partners, LLC’s and Viridian Partners II, LLC’s net income as described above, the non-managing members will be entitled to receive the remainder of the net income until the AUM reaches the limits described above and the non-managing members will be entitled to receive all incremental net income attributable to AUM in excess of the limits described above. Pursuant to the Viridian operating agreement, Viridian Partners, LLC is entitled to require the non-managing members to withdraw from the company upon 10 days’ notice after the investment management agreement or the admission letter is terminated under certain circumstances. If such withdrawal occurs, then Vermillion Asset Management, LLC will automatically withdraw as a member of Viridian Partners II, LLC.

In connection with the acquisition, approximately a month following the consummation of this offering, Aveon Holdings I L.P. will be required to make an investment of $5.0 million in Viridian Partners, LLC, which will be contributed by Viridian Partners, LLC to Viridian Fund, LP. Approximately six months following the consummation of this offering, Aveon Holdings I L.P. is required to cause the investable multi-fund composite to invest $10.0 million in the Viridian fund (if the composite has not been formed or is unable to make such investment, Aveon Holdings I L.P. will be required to make the investment until such time). In each case, the investment will be required for three years. In addition, approximately a month following the consummation of this offering, the Viridian Sellers, on a pro rata basis, are required to make an aggregate capital contribution of $4.0 million (from the sale proceeds) in the Viridian fund or our investable multi-fund composite for one year, subject to certain exceptions.

Welton

On May 28, 2010, Aveon Holdings I L.P. entered into a purchase agreement (as amended on December 7, 2010) with WA Partners LLC and Welton Investment Corporation and Welton Global Funds Management Corporation, which we refer to as the “Welton Sellers,” to acquire a controlling interest in WA Partners LLC, which will be one of our nine initial manager affiliates.

Under the Welton purchase agreement, we will acquire a limited liability company interest in WA Partners LLC that will entitle us to:

(i)	100% of the voting rights in WA Partners LLC; and

(ii)	the right to receive 30% of all gross management fees and incentive allocations or fees payable by Welton Capital Markets Fund LLC, Welton Capital Markets Fund, Ltd. and Welton Global Capital Markets Fund, Ltd., which comprise the Welton funds, in respect of the first $400 million of the Welton funds’ total combined AUM, excluding assets of the Welton Sellers in the Welton funds to which WA Partners LLC and its affiliates are not entitled to receive fees or allocations or other forms of income.

In connection with the acquisition, WA Partners LLC will amend and restate its limited liability company agreement (which we refer to as the “operating agreement”), which will result in Aveon Holdings I L.P. becoming the managing member of WA Partners LLC, and the Welton Sellers becoming the non-managing members of WA Partners LLC. The operating agreement defines and enumerates the powers, duties and responsibilities of Aveon Holdings I L.P. as the managing member (certain of which are delegated to the non-managing members), and sets forth the economic rights of the managing member and non-managing members, respectively. Pursuant to the operating agreement, Aveon Holdings I L.P. will be entitled to receive the percentage of WA Partners LLC’s net income as described above, the non-managing members will be entitled to receive the remainder of the net income until the applicable AUM reaches $400 million as described above and the non-managing members will be entitled to receive all incremental net income attributable to AUM in excess of $400 million. Pursuant to the operating agreement and an admission letter, the non-managing members may be removed as members under certain circumstances and for any reason upon 90 days written notice. The non-managing members have certain limited consent rights in WA Partners LLC, including the right to consent to certain amendments to the operating agreement that would adversely affect their economic rights.

In connection with the acquisition, the Welton Sellers are required to make a capital contribution of $500,000 (from the sale proceeds) in the Welton funds or our investable multi-fund composite for three years, subject to certain exceptions. In addition, in connection with the acquisition, we intend to make an investment of $2.0 million in the Welton funds.

Each purchase agreement contains non-competition and non-solicitation provisions, subject to certain exceptions, applicable to certain of the sellers and their affiliates and which are summarized generally in “Certain relationships and related person transactions—Non-competition and non-solicitation agreements.”

Each of the purchase agreements also contains customary representations and warranties and covenants by the parties to such agreement and related indemnification obligations. The closing of each acquisition is subject to certain conditions, including, but not limited to, the successful completion of this offering.

Investors in our initial funds do not have consent rights with respect to our acquisition of the manager affiliates of such funds. Investor consent is not required under the governing documents of any of the initial funds, nor in our view is such consent required under any laws or regulations applicable to the initial funds. Pursuant to the acquisition agreements, all of the investors in the initial funds will be notified of the terms and conditions of our acquisition of the manager affiliates.

We may modify the ownership structure of our existing manager affiliates, or the acquisition structure of future manager affiliates, in the future for any reason, including to avail ourselves of certain tax efficiencies. We currently intend to do so for Banyan early in 2011.

Use of proceeds

We estimate that our net proceeds from this offering, at an assumed initial public offering price of $             per common unit and after deducting estimated underwriting discounts and offering expenses, will be approximately $             million, or $             million if the underwriters exercise in full their option to purchase additional common units.

We intend to use all of the net proceeds from this offering to purchase a number of newly-issued Aveon Holdings partnership units that is equal to the number of common units that we sell in this offering.

Aveon Holdings will use approximately $             million of these proceeds to acquire the manager affiliates of our initial funds from the selling investment professionals and to pay all related acquisition expenses and will use approximately $             million of these proceeds to acquire additional general partner or managing member interests in our initial funds. See “Formation and structure of our Company—Formation transactions—Acquisitions of manager affiliates of initial funds” and “Business—Initial funds.”

Aveon Holdings will use the remaining proceeds, or approximately $             million, or approximately $             million if the underwriters exercise in full their option to purchase additional common units, for general corporate purposes, including, together with proceeds from future debt or equity financings, carrying out future acquisitions and acquiring additional general partner or managing member interests in future funds.

Pending specific application of such remaining proceeds, we expect to invest the proceeds primarily in government securities and cash and cash equivalents.

Our founding investors will not receive any of the proceeds from this offering.

A $1.00 increase (decrease) in the assumed initial public offering price of $             per common unit would increase (decrease) the amount of proceeds to us from this offering available to purchase Aveon Holdings partnership units by approximately $             million and, as a result, the amount of proceeds available to Aveon Holdings for general corporate purposes by approximately $             million, assuming the number of common units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and estimated offering expenses payable by us.

Cash distribution policy

The Aveon Group L.P. has never made any distributions to unitholders and will not use any of the proceeds of this offering to make distributions to unitholders. We currently intend to make quarterly distributions to our common unitholders following the completion of this offering. Our quarterly distributions, if any, will be determined by our general partner.

Because The Aveon Group L.P. will be a holding partnership and will have no material assets other than its ownership of partnership units in Aveon Holdings held through wholly-owned subsidiaries, we will fund distributions by The Aveon Group L.P., if any, in three steps:

•

first, we will cause Aveon Holdings to make distributions to its partners, including the Aveon Holdings General Partners. If Aveon Holdings makes such distributions, the limited partners of Aveon Holdings will be entitled to receive equivalent distributions pro rata based on their vested partnership interests in Aveon Holdings. Limited partners of Aveon Holdings holding unvested partnership interests at the time of any distribution will be entitled to a catch-up distribution at the time of subsequent distributions, in respect of partnership interests that have since vested, to provide such limited partners with a cumulative amount of distributions equal to the amount such limited partners would have received if their partnership interests had been vested at the time of all prior distributions;

•

second, we will cause the Aveon Holdings General Partners to distribute to The Aveon Group L.P. their share of such distributions, net of the taxes and amounts payable under the tax receivable agreement by such wholly-owned subsidiaries; and

•

third, The Aveon Group L.P. will distribute its net share of such distributions to our common unitholders pro rata based on their vested partnership interests in The Aveon Group L.P. Limited partners holding unvested partnership interests in The Aveon Group L.P. will not be entitled to receive distributions (other than any tax distributions that may be authorized by our general partner in its sole discretion to cover tax liabilities of such limited partners) until such interests vest. Such limited partners holding unvested partnership interests at the time of any distribution will be entitled to a catch-up distribution at the time such partnership interests vest, to provide such limited partners with a cumulative amount of distributions equal to the amount such limited partners would have received if their partnership interests had been vested at the time of all prior distributions.

In addition, the partnership agreements of the Aveon Holdings partnerships will provide for cash distributions, which we refer to as “tax distributions,” to the partners of such partnerships if the Aveon Holdings General Partners determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). The Aveon Holdings partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year were otherwise insufficient to cover such tax liabilities.

The declaration and payment of any distributions will be at the sole discretion of our general partner, which may change our distribution policy at any time. Our general partner will take into account:

•	general economic and business conditions;

•	our strategic plans and prospects;

•	our business and investment opportunities;

•	our financial condition and operating results, including our cash position, our net income and our realizations on investments made by our funds;

•	working capital requirements and anticipated cash needs;

•	contractual restrictions and obligations, including payment obligations pursuant to the tax receivable agreement and restrictions pursuant to our financing agreements;

•	legal, tax and regulatory restrictions;

•	restrictions on the payment of distributions by us to our common unitholders or by our subsidiaries to us; and

•	such other factors as our general partner may deem relevant.

Because the amount of quarterly distributions, if any, will be based on our net income and the other factors listed above, the amount of any distributions and the percentage of net income expected to be distributed may vary.

Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution to a partner if after the distribution all our liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of our assets. If we were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of Section 17-607 of the Delaware Revised Uniform Limited Partnership Act would be liable to us for the amount of the distribution for three years.

We anticipate entering into a credit facility following this offering and expect that this facility will contain provisions that may constrain our ability to make distributions to our common unitholders.

In addition, Aveon Holdings’ cash flow from operations may be insufficient to enable it to make required minimum tax distributions to its partners, in which case Aveon Holdings may have to borrow funds or sell assets, and thus our liquidity and financial condition could be materially adversely affected. Furthermore, by paying cash distributions rather than investing that cash in our businesses, we might risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

Capitalization

The following table sets forth our capitalization as of September 30, 2010:

•	on a historical basis for Aveon Holdings I L.P., our predecessor for accounting purposes; and

•

on a pro forma basis for The Aveon Group L.P. after giving effect to the formation transactions described in “Formation and structure of our Company” and the adjustments described under “Unaudited pro forma financial information,” including adjustments to give effect to:

•	this offering of common units and the application of a portion of the net proceeds from this offering to acquire our nine initial manager affiliates;

•	the acquisition of our equity interests in the manager affiliates of our initial funds;

•	the deconsolidation of the general partner or managing member of each of our initial funds; and

•	certain other adjustments described under “Unaudited pro forma financial information.”

You should read this table together with the information contained in this prospectus, including “Formation and structure of our Company,” “Use of proceeds,” “Unaudited pro forma financial information,” “Management’s discussion and analysis of financial condition and results of operations” and the historical financial statements and related notes included elsewhere in this prospectus.

	As of September 30, 2010
(Dollars in millions)	Aveon Holdings I L.P. (predecessor) actual	Offering adjustments pro forma	Deconsolidated acquisitions pro forma	The Aveon Group L.P. (successor) pro forma(1)

Cash and cash equivalents	$0.0	$	$	$

Non-controlling interests in consolidated entities	0.0
Partners’ capital ( units)	0.0
Additional paid-in capital	1.5
Retained deficit	(0.8)

Total partners’ capital	0.7

Total capitalization	$0.7	$	$	$

(1)	A $1.00 increase (decrease) in the assumed initial public offering price of $ per common unit, would increase (decrease) each of cash and cash equivalents, partners’ capital and total capitalization by approximately $ , assuming the number of common units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Dilution

If you invest in our common units, your interest will be diluted to the extent of the difference between the initial public offering price per common unit and the pro forma net tangible book value per common unit of our common units after this offering. Dilution results from the fact that the per common unit offering price of the common units is substantially in excess of the pro forma net tangible book value per common unit attributable to existing owners.

Our pro forma net tangible book value as of September 30, 2010 was approximately $            , or $             per common unit. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities, and pro forma net tangible book value per common unit represents pro forma net tangible book value divided by the number of common units outstanding, after giving effect to the formation transactions and assuming that all of the holders of partnership units in Aveon Holdings (other than the Aveon Holdings General Partners) exchanged their units for newly-issued common units on a one-for-one basis.

After giving effect to the formation transactions and the application of the proceeds from this offering, our pro forma net tangible book value as of September 30, 2010 would have been $            , or $             per common unit. This represents an immediate increase in net tangible book value of $                 per common unit to our existing owners and an immediate dilution in net tangible book value of $             per common unit to investors in this offering.

The following table illustrates this dilution on a per common unit basis assuming the underwriters do not exercise their option to purchase additional common units:

Assumed initial public offering price per common unit		$
Pro forma net tangible book value per common unit as of September 30, 2010	$
Increase in pro forma net tangible book value per common unit attributable to investors in this offering	$

Pro forma net tangible book value per common unit after the offering		$

Dilution in pro forma net tangible book value per common unit to investors in this offering		$

A $1.00 increase (decrease) in the assumed initial public offering price of $             per common unit, would increase (decrease) our pro forma net tangible book value after this offering by approximately $             and the dilution per common unit to investors in this offering by approximately $            , in each case assuming the number of common units offered, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

The following table summarizes, on the same pro forma basis as of September 30, 2010, the total number of common units purchased from us, the total cash consideration paid to us and the average price per common unit paid by our existing owners and by new investors purchasing common units in this offering, assuming that all of the holders of partnership units in Aveon Holdings (other than the Aveon Holdings General Partners) exchanged their Aveon Holdings partnership units for our common units on a one-for-one basis.

	Common units purchased		Total consideration		Average price per common unit
(in millions)	Number	Percent	Amount	Percent

Existing owners		%	$	%	$
Investors in this offering		%	$	%	$

Total		%	$	%	$

Unaudited pro forma financial information

The following unaudited pro forma statement of financial condition as of September 30, 2010 and the unaudited pro forma statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 present our consolidated results of operations and financial position to reflect the following adjustments, as described below, to give effect to:

•	this offering of common units and the application of a portion of the net proceeds from this offering to acquire our nine initial manager affiliates;

•	our acquisition of our equity interests in the manager affiliates of our initial funds;

•	the deconsolidation of the general partner or managing member of each of our initial funds; and

•	certain other adjustments described below.

The unaudited pro forma statement of financial condition information as of September 30, 2010 has been prepared as if the transactions described under “Formation and structure of our Company” had been completed as of September 30, 2010; the unaudited pro forma statements of operations information for the nine months ended September 30, 2010 and for the year ended December 31, 2009 have been prepared as if such transactions had been completed as of January 1, 2009.

The pro forma adjustments in the column labeled Offering Adjustments principally give effect to:

•	the application of the net proceeds from this offering; and

•	the acquisition transactions relating to the purchase of controlling interests in the manager affiliates of our initial funds.

The column labeled Consolidated Acquisitions reflects our acquisition of controlling interests in the manager affiliates of our initial funds. Immediately following the completion of this offering, Aveon Holdings will use an aggregate of $             million of the proceeds from this offering to make cash payments to the selling investment professionals in exchange for controlling interests in the manager affiliates of the initial funds, whereupon these entities will become our consolidated subsidiaries. Aveon Holdings will then use up to an additional aggregate of $35 million of the proceeds from this offering to capitalize the manager affiliates of our initial funds, which will in turn be used by these manager affiliates to acquire additional general partner or managing member interests in their respective funds. The remaining offering proceeds will primarily be used to carry out additional acquisitions and acquire additional general partner or managing member interests in future funds.

The column labeled Deconsolidated Acquisitions reflects the combined deconsolidation of the manager affiliates that will be acquired, as of the dates specified above. The manager affiliates are organized as general partners or managing members. Following the completion of this offering, the manager affiliate of each initial fund that is consolidated into the financial statements of such manager affiliate will endeavor to take the necessary steps to grant rights to the third-party investors in that fund to provide that a simple majority of the fund’s investors will have the right, without cause, to accelerate the liquidation date of that fund in accordance with certain procedures. The granting of these rights will result in such investment funds no longer being consolidated in our consolidated financial statements. The fund investors will not pay for the grant of these rights.

The pro forma adjustments are based upon available information and methodologies that management believes are reasonable. The adjustments are described in the notes to the unaudited pro forma statement of financial condition and the unaudited pro forma statements of operations.

The unaudited pro forma financial information should be read together with “Formation and structure of our Company,” “Management’s discussion and analysis of financial condition and results of operations” and the historical financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma financial information is presented for illustrative and informational purposes only and is not necessarily indicative of what our actual operations or financial position would have been had this offering and related transactions taken place as of the dates specified, or that may be expected to occur in the future.

We have not made any pro forma adjustments relating to reporting, compliance and investor relation costs that we will incur as a public company because estimates of such expenses are not currently determinable.

The Aveon Group L.P.

Unaudited pro forma statement of financial condition information

As of September 30, 2010

	Aveon Holdings I L.P. (1)	Offering Adjustments (a) (2)		Pro Forma Adjustments (3)		Consolidated Acquisitions (d) (4)	Deconsolidation Adjustments (e) (5)	Deconsolidated Acquisitions (e) (6)=(4)+(5)		Aveon Holdings Combined Pro Forma (7)=(1)+(2)+(3)+(6)		Other Pro Forma Adjustments (8)		The Aveon Group L.P. Consolidated Pro Forma (9)=(7)+(8)

Assets
Cash and cash equivalents	$44,341	$187,650,000	(b)	$—		$58,458,663	$(58,342,702)	$115,961		$21,810,302		$—		$21,810,302
		(131,000,000	)(b)	—
		(35,000,000	)(b)	—
Investments in Funds, at fair value	—	35,000,000	(b)	—		684,466,141	(641,043,981)	43,422,160	(q)	78,422,160	(r)	—		78,422,160
Investments in securities and derivatives, at fair value	—	—		—		328,599,910	(328,599,910)	—		—		—		—
Unrealized gains on commodity futures and foreign currency forward positions	—	—		—		3,133,510	(3,133,510)	—		—		—		—
Management and incentive fee receivables	—	—		—		3,995,984	(902,162)	3,093,822		3,093,822		—		3,093,822
Redemptions receivable	—	—		—		11,208,064	(11,208,064)	—		—		—		—
Receivables from investments sold						780,003	(780,003)	—		—		—		—
Interest and dividends receivable	—	—		—		119,805	(119,805)	—		—		—		—
Due from broker	—	—		—		417,536,066	(417,536,066)	—		—		—		—
Due from related party	—	—		—		28,323	(28,323)	—		—		—		—
Goodwill	—	9,650,000	(b)	22,516,667	(b)	—	—	—		32,166,667		—		32,166,667
Intangible assets		121,350,000	(b)	283,150,000	(b)	—	—	—		404,500,000		—		404,500,000
Deferred offering costs	1,355,616	—		(1,355,616	)(c)	—	—	—		—		—		—
Other assets	—					173,460	(173,460)	—		—		—		—

Total assets	$1,399,957	$187,650,000		$304,311,051		$1,508,499,929	$(1,461,867,986)	$46,631,943		$539,992,951		$—		$539,992,951

Liabilities and Partners' Capital
Securities & derivatives sold short, at fair value	$—	$—		$—		$386,314,510	$(386,314,510)	$—		$—		$—		$—
Unrealized losses on commodity futures and foreign currency forward positions	—	—		—		5,487,423	(5,487,423)	—		—		—		—
Payables for investments purchased	—	—		—		2,883,988	(2,883,988)	—		—		—		—
Dividend and interest payable	—	—		—		96,819	(96,819)	—		—		—		—
Accounts payable and accrued expenses	699,000	—		48,000	(s)	974,727	(974,727)	—		747,000		40,000		787,000
Contributions received in advance	—	—		—		4,100,000	(4,100,000)	—		—		—		—
Redemptions payable	—	—		—		28,573,958	(28,573,958)	—		—		—		—
Management fees payable	—	—		—		762,881	(762,881)	—		—		—		—

Total liabilities	699,000	—		48,000		429,194,306	(429,194,306)	—		747,000		40,000		787,000
Members’ equity	—	—		—		55,967,479	(9,335,536)	46,631,943		46,631,943		(46,631,943	)(f)	—
Non-controlling interest	—	—		305,666,667	(b)	1,023,338,144	(1,023,338,144)	—		305,666,667		47,284,900	(f)	352,951,567
Capital contributions	1,532,349	187,650,000	(b)	(1,355,616	)(c)	—	—	—		187,826,733		(1,532,349	)(f)	186,294,384
Retained deficit	(831,392)	—		(48,000)		—	—	—		(879,392)		839,392	(f)	(40,000)

Total partners’ capital	700,957	187,650,000		304,263,051		1,079,305,623	(1,032,673,680)	46,631,943		539,245,951		(40,000)		539,205,951
Total liabilities and partners' capital	$1,399,957	$187,650,000		$304,311,051		$1,508,499,929	$(1,461,867,986)	$46,631,943		$539,992,951		$—		$539,992,951

See notes to unaudited pro forma financial information.

The Aveon Group L.P.

Unaudited pro forma statement of operations information

For the nine months ended September 30, 2010

	Aveon Holdings I L.P. (1)	Offering Adjustments (a) (2)	Consolidated Acquisitions (d) (3)	Deconsolidation Adjustments (e) (4)	Deconsolidated Acquisitions (e) (5)=(3)+(4)	Pro Forma Adjustments (6)		Aveon Holdings Combined Pro Forma (7)=(1)+(2)+(5)+(6)	Other Pro Forma Adjustments (8)		The Aveon Group L.P. Consolidated Pro Forma (9)=(7)+(8)

Revenues
Management fees	$—	$—	$954,177	$(954,177)	$—	$29,833,707	(g)	$29,833,707	$—			$29,833,707
Incentive income	—	—	4,111,152	389,992	4,501,144	974,612	(g)	5,475,756	—			5,475,756
Aveon funds income:												—
Interest and dividend income	—	—	16,582,554	(16,363,719)	218,835	—		218,835	—			218,835
Other	—	—	252,830	(251,153)	1,677	—		1,677	—			1,677

Total revenues	—	—	21,900,713	(17,179,057)	4,721,656	30,808,319		35,529,975	—			35,529,975

Expenses
Operating expense—Operating member allocation	—	—	—	—	—	21,740,929	(j)	21,740,929	—			21,740,929
Compensation and benefits	393,750	—	—	—	—	—	(t)	393,750	—			393,750
General partner expense allocation	—	—	—	—	—	2,981,250	(i)	2,981,250	—			2,981,250
General, administrative and other	171,809	—	—	—	—	—	(k)	92,784	—			92,784
						48,000	(s)
						(127,025	)(s)
Amortization	—	24,092,308 (h)	—	—	—	—		24,092,308	—			24,092,308
Aveon funds expenses:		—
Interest expense	—	—	4,768,467	(4,678,868)	89,599	—		89,599	—			89,599
Dividend expense	—	—	4,656,095	(4,633,217)	22,878	—		22,878	—			22,878
Management fee	—	—	7,960,980	(7,960,980)	—	—		—	—			—
Administrative expense	—	—	466,426	(443,383)	23,043	—		23,043	—			23,043
Professional fees and other	—	—	3,213,321	(3,168,483)	44,838	—		44,838	—			44,838

Total expenses	565,559	24,092,308	21,065,289	(20,884,931)	180,358	24,643,154		49,481,379	—			49,481,379

Other income
Aveon funds net gains (losses):
Net realized gains (losses) on investments	—	—	81,952,832	(75,894,692)	6,058,140	—		6,058,140	—			6,058,140
Net unrealized gains (losses) on investments	—	—	(32,931,464)	30,025,318	(2,906,146)	—		(2,906,146)	—			(2,906,146)

Total other income	—	—	49,021,368	(45,869,374)	3,151,994	—		3,151,994	—			3,151,994

Income (loss) before taxes	(565,559)	(24,092,308)	49,856,792	(42,163,500)	7,693,292	6,165,165		(10,799,410)	—			(10,799,410)

Income tax expense	—	—	—	—	—	—		—	—	(l)		—

Net income (loss)	(565,559)	(24,092,308)	49,856,792	(42,163,500)	7,693,292	6,165,165		(10,799,410)	—			(10,799,410)

Net income (loss) attributable to non-controlling interests:
Non-controlling interest in manager affiliates —Incentive income allocation	—	—	—	—	—	—		—	4,035,239	(m)		4,035,239
Non-controlling interest in manager affiliates—Other	—	—	41,328,657	(41,328,657)	—	—		—	(13,672,467	) (n)		(13,672,467)
Non-controlling interest in Aveon Holdings	—	—	—	—	—	—		—	(464,873	) (o)		(464,873)

Total net income (loss) attributable to non-controlling interests	—	—	41,328,657	(41,328,657)	—	—		—	(10,102,101)			(10,102,101)

Net income (loss) attributable to The Aveon Group L.P. (controlling interest)	$(565,559)	$(24,092,308)	$8,528,135	$(834,843)	$7,693,292	$6,165,165		$(10,799,410)	$10,102,101			$(697,309)

Net income (loss) per Common Unit:										(p)
Basic											$

Diluted											$

Weighted Average Common Units:										(p)
Basic

Diluted

See notes to unaudited pro forma financial information.

The Aveon Group L.P.

Unaudited pro forma statement of operations information

For the year ended December 31, 2009

	Aveon Holdings I L.P. (1)	Offering Adjustments (a) (2)	Consolidated Acquisitions (d) (3)	Deconsolidation Adjustments (e) (4)	Deconsolidated Acquisitions (e) (5)=(3)+(4)	Pro Forma Adjustments (6)		Aveon Holdings Combined Pro Forma (7)=(1)+(2)+(5)+(6)	Other Pro Forma Adjustments (8)		The Aveon Group L.P. Consolidated Pro Forma (9)=(7)+(8)

Revenues
Management fees	$—	$—	$1,386,315	$(1,386,315)	$—	$41,161,044	(g)	$41,161,044	$ —			$41,161,044
Incentive income	—	—	270,571	15,080,060	15,350,631	20,536,177	(g)	35,886,808	—			35,886,808
Aveon funds income:		—										—
Interest and dividend income	—	—	17,107,457	(16,832,642)	274,815	—		274,815	—			274,815
Other	—	—	699,831	(689,802)	10,029	—		10,029	—			10,029

Total revenues	—	—	19,464,174	(3,828,699)	15,635,475	61,697,221		77,332,696	—			77,332,696

Expenses
Operating expense—operating member allocation	—	—	—	—	—	30,444,637	(j)	30,444,637				30,444,637
Compensation and benefits	245,833	—	—	—	—	—	(t)	245,833	—			245,833
General partner expense allocation	—	—	—	—	—	4,254,167	(i)	4,254,167	—			4,254,167
General, administrative and other	20,000	—	—	—	—	—	(k)	20,000	—			20,000
Amortization	—	32,123,077 (h)	—	—	—	—		32,123,077	—			32,123,077
Aveon funds expenses:		—
Interest expense	—	—	10,106,040	(9,915,513)	190,527	—		190,527	—			190,527
Dividend expense	—	—	4,282,545	(4,280,983)	1,562	—		1,562	—			1,562
Management fee	—	—	10,196,641	(10,196,641)	—	—		—	—			—
Administrative expense	—	—	730,792	(713,497)	17,295	—		17,295	—			17,295
Professional fees and other	—	—	4,446,633	(4,395,367)	51,266	—		51,266	—			51,266

Total expenses	265,833	32,123,077	29,762,651	(29,502,001)	260,650	34,698,804		67,348,364	—			67,348,364

Other income
Aveon funds net gains (losses):
Net realized gains (losses) on investments	—	—	(3,754,587)	6,163,748	2,409,161	—		2,409,161	—			2,409,161
Net unrealized gains (losses) on investments	—	—	117,149,590	(116,944,980)	204,610	—		204,610	—			204,610

Total other income	—	—	113,395,003	(110,781,232)	2,613,771	—		2,613,771	—			2,613,771

Income (loss) before taxes	(265,833)	(32,123,077)	103,096,526	(85,107,930)	17,988,596	26,998,417		12,598,103	—			12,598,103

Income tax expense	—	—	—	—	—	—		—	—	(I)		—

Net income (loss)	(265,833)	(32,123,077)	103,096,526	(85,107,930)	17,988,596	26,998,417		12,598,103	—			12,598,103

Net income (loss) attributable to non-controlling interests:
Non-controlling interest in manager affiliates—Incentive income allocation	—	—	—	—	—	—		—	27,493,146	(m)		27,493,146
Non-controlling interest in manager affiliates—Other	—	—	14,200,226	(14,200,226)	—	—		—	(19,848,189	)(n)		(19,848,189)
Non-controlling interest in Aveon Holdings	—	—	—	—	—	—		—	1,981,258	(o)		1,981,258

Total net income (loss) attributable to non-controlling interests	—	—	14,200,226	(14,200,226)	—	—		—	9,626,216			9,626,216

Net income (loss) attributable to The Aveon Group L.P. (controlling interest)	$(265,833)	$(32,123,077)	$88,896,300	$(70,907,704)	$17,988,596	$26,998,417		$12,598,103	$(9,626,216)			$2,971,887

Net income (loss) per Common Unit:										(p)
Basic											$

Diluted											$

Weighted Average Common Units:										(p)
Basic

Diluted

See notes to unaudited pro forma financial information.

Notes to unaudited pro forma financial information

a.	Offering adjustments

Immediately following the completion of this offering, Aveon Holdings will use an aggregate of $131.0 million of the proceeds from this offering to make cash payments to the selling investment professionals, whereupon the manager affiliates of each of our initial funds will become our consolidated subsidiaries. Aveon Holdings will then use up to an additional aggregate of $35 million of the proceeds from this offering to capitalize the manager affiliates of our initial funds, which will be used by these manager affiliates to acquire additional general partner or managing member interests in their respective funds. The pro forma statements do not include any revenues, expenses and other income attributable to the portion of the offering proceeds that will be used to capitalize the manager affiliate funds and do not include any interest income that would be earned on cash and cash equivalents.

As part of the acquisitions, certain of the selling investment professionals will also receive an aggregate of              Aveon Holdings partnership units in addition to the cash payments described above. These Aveon Holdings partnership units will be subject to vesting requirements and transfer and other restrictions. The issuance of Aveon Holdings partnership units to certain of the selling investment professionals is a separate transaction from the acquisitions and represents compensation for post-combination services.

b.	Reflects the recognition of the estimated proceeds of the offering of approximately $ million, less estimated underwriting and other costs of approximately $ million, based on an initial offering price of $ per share and assuming no exercise of the underwriters’ over-allotment option.

We will use approximately $131.0 million of the proceeds from the offering to make cash payments to the selling investment professionals, whereupon the general partner or managing member of each of our initial funds will become our manager affiliate and a consolidated subsidiary. The following table sets forth the allocation of the purchase price for each acquired manager affiliate:

	Banyan	Brownstone	CastleRock	Chesapeake	Conquest	Cura	Glenrock	Viridian	Welton	Total

Purchase price allocation:
Goodwill	$	$	$	$	$	$	$	$	$	$
Definite-lived intangible asset

Total purchase price	$	$	$	$	$	$	$	$	$	$

We determined the purchase prices of our controlling interests in our initial manager affiliates by using a net present value methodology. The methodology calculates the current value of a manager affiliate’s future potential cash flow contribution to our net income under the terms of the purchase agreements. We also evaluate the purchase price in relation to its multiple of current and prospective net cash flow of the manager affiliate.

In addition to the purchase price, Aveon Holdings will then use up to an additional aggregate of $35 million of the proceeds from this offering to capitalize the manager affiliates of the initial funds, which will in turn be used by these manager affiliates to acquire additional general partner or managing member interests in their respective funds. See “Use of proceeds.”

We are gathering data and performing an analysis and evaluation of the excess of the cost over the net tangible assets acquired and liabilities assumed. For purposes of the unaudited consolidated pro forma financial information, based upon preliminary information and analyses, we have made an allocation between goodwill and definite-lived intangible assets. This allocation is subject to change as valuation analyses are finalized and remaining information on the fair value of assets and liabilities is received.

The estimated useful lives of the definite-lived intangibles are expected to average ten to thirteen years. We will amortize these definite-lived intangibles over their estimated useful lives using the straight-line method.

Goodwill recognized is primarily attributable to the value of strategic synergies expected to be generated as a result of the combination of a diverse group of managers.

Following the formation transactions and this offering, The Aveon Group L.P. will be a holding partnership and, through wholly-owned subsidiaries, hold equity interests in the Aveon Holdings partnerships. Through wholly-owned subsidiaries, The Aveon Group L.P. will be the sole general partner of each of the Aveon Holdings partnerships. Accordingly, The Aveon Group L.P. will operate and control all of the business and affairs of Aveon Holdings and will consolidate the financial results of Aveon Holdings and its consolidated subsidiaries. This adjustment reflects the consolidation of its subsidiaries.

c.	Reflects the reimbursement of deferred offering costs representing legal and accounting fees incurred by the founding investors.

d.	Consolidated acquisitions

In accordance with U.S. generally accepted accounting principles, our initial funds have historically been consolidated into the financial statements of the manager affiliates of those funds. As a result, the historical combined financial statements of such manager affiliates reflect the assets, liabilities, revenues and expenses of these investment funds on a gross basis rather than reflecting only the value of the manager affiliate’s principal investments in such investment funds.

Our policy is to consolidate into our financial statements manager affiliates with respect to which we have control over significant operating, financial or investing decisions of the entity. In each manager affiliate transaction, we will acquire a general partner or managing member interest and will be the sole controlling member; all of our interests in the manager affiliates falls within the scope of ASC 810-20. We have a significant economic interest in each of our initial manager affiliates and we are the sole controlling member and control the management of each onshore feeder fund. We will not have a voting interest in, or control of, the management of each offshore feeder fund or a master fund. Therefore, we will not consolidate into our financial statements the offshore and master funds of the manager affiliates with the exception of Glenrock Global Partners (BVI) Master Fund, L.P., a limited partnership controlled by Glenrock Asset Management Associates, L.P.

The following financial statements of the manager affiliates of our initial funds have been combined to reflect the combined statements of assets and liabilities and combined statements of operations of the “Consolidated Acquisitions” for the purposes of the unaudited pro forma financial information as of September 30, 2010.

Consolidated acquisitions

Combined statements of financial condition

(Unaudited)

As of September 30, 2010

	Banyan (1)	Brownstone (2)	Castlerock (3)	Chesapeake (4)	Conquest (5)	Cura (6)	Glenrock (7)	Viridian (8)	Welton (9)	Consolidated Acquisitions

Assets
Cash and cash equivalents	$1,500,000	$2,263,085	$329,154	$—	$30,302,968	$—	$14,980,588	$747,442	$8,335,426	$58,458,663
Investments in funds, at fair value	160,373,168	76,102,478	381,691,413	—	24,114,714	6,953,358	—	35,231,010	—	684,466,141
Investments in securities and derivatives	—	—	—	—	—	—	328,599,910	—	—	328,599,910
Unrealized gains on commodity futures and foreign currency forward positions	—	—	—	—	—	—	3,133,510	—	—	3,133,510
Management and incentive fee receivables	—	—	—	14,137	—	—	—	3,202,861	778,986	3,995,984
Redemptions receivable	759,298	8,590,313	—	—	—	—	—	1,858,453	—	11,208,064
Receivables from investments sold	—	—	—	—	—	—	780,003	—	—	780,003
Interest and dividends receivable	—	—	47,393	—	—	—	72,412	—	—	119,805
Due from broker	—	—	48,273,841	—	—	—	369,262,225	—	—	417,536,066
Due from related party	—	—	—	—	28,282	—	—	41	—	28,323
Other assets	—	—	—	36,573	—	15	89,872	47,000	—	173,460

Total assets	$162,632,466	$86,955,876	$430,341,801	$50,710	$54,445,964	$6,953,373	$716,918,520	$41,086,807	$9,114,412	$1,508,499,929

Liabilities & Members’ Equity
Securities & derivatives sold short	$—	$—	$101,405,660	$—	$—	$—	$284,908,850	$—	$—	$386,314,510
Unrealized losses on commodity futures and foreign currency forward positions	—	—	—	—	—	—	5,487,423	—	—	5,487,423
Payables for investments purchased	3,250	—	—	—	—	—	2,880,738	—	—	2,883,988
Interest and dividends payable	—	—	79,810	—	—	—	17,009	—	—	96,819
Accounts payable and accrued expenses	20,470	83,950	211,645	50,710	51,718	—	509,234	47,000	—	974,727
Contributions received in advance	1,500,000	2,000,000	—	—	200,000	—	—	400,000	—	4,100,000
Redemptions payable	759,298	8,847,037	16,592,351	—	195,472	—	—	2,179,800	—	28,573,958
Management fees payable	—	—	561,378	—	120,486	—	—	—	81,017	762,881

Total liabilities	2,283,018	10,930,987	118,850,844	50,710	567,676	—	293,803,254	2,626,800	81,017	429,194,306

Members’ equity	39,289,942	1,188,661	—	—	—	698,482	1,516,047	4,240,952	9,033,395	55,967,479
Non-controlling interests	121,059,506	74,836,228	311,490,957	—	53,878,288	6,254,891	421,599,219	34,219,055	—	1,023,338,144

Total liabilities & members’ equity	$162,632,466	$86,955,876	$430,341,801	$50,710	$54,445,964	$6,953,373	$716,918,520	$41,086,807	$9,114,412	$1,508,499,929

(1)	Derived from the unaudited financials statements of Banyan Capital Partners, LLC.

(2)	Derived from the unaudited financials statements of Brownstone Investment Partners, LLC.

(3)	Derived from the unaudited financial statements of CastleRock Management, LLC.

(4)	Derived from the unaudited carved out financial statements of the Chesapeake Fund Fees.

(5)	Derived from the unaudited financials statements of Conquest Capital MM LLC.

(6)	Derived from the unaudited financials statements of Cura Capital (GP), LLC.

(7)	Derived from the unaudited financials statements of Glenrock Asset Management Associates, L.P.

(8)	Derived from the unaudited financials statements of Viridian Partners, LLC.

(9)	Derived from the unaudited combined carved out financial statements of the Welton Fund Fees.

Consolidated acquisitions

Combined statements of operations

(Unaudited)

For the nine months ended September 30, 2010

	Banyan (1)	Brownstone (2)	CastleRock (3)	Chesapeake (4)	Conquest (5)	Cura (6)	Glenrock (7)	Viridian (8)	Welton (9)	Consolidated Acquisitions

Income
Management fees	$—	$—	$—	$142,099	$—	$—	$—	$—	$812,078	$954,177
Incentive income	—	—	9,943	1,048	—	—	—	3,331,808	768,353	4,111,152
Interest and dividends & other	226,888	6,635,695	5,427,177	—	2,740	755,743	3,672,968	114,173	—	16,835,384

Total income	226,888	6,635,695	5,437,120	143,147	2,740	755,743	3,672,968	3,445,981	1,580,431	21,900,713

Expenses
Interest and dividends	66,637	2,264,029	1,794,649	—	—	449,695	4,849,552	—	—	9,424,562
Management fee	1,015,808	885,573	2,365,124	—	721,566	93,852	2,465,190	413,867	—	7,960,980
Administrative expense	87,353	72,414	—	—	15,750	27,272	263,637	—	—	466,426
Professional fees and other	78,470	182,522	527,867	140,670	583,313	27,098	583,743	1,077,064	12,574	3,213,321

Total expenses	1,248,268	3,404,538	4,687,640	140,670	1,320,629	597,917	8,162,122	1,490,931	12,574	21,065,289

Net gains from Aveon funds
Realized gains (losses)	15,800,292	4,854,344	40,900,333	—	6,048,828	(1,126,119)	9,882,320	5,592,834	—	81,952,832
Unrealized gains (losses)	(389,546)	(2,228,135)	(36,486,184)	—	1,899,626	868,764	5,999,971	(2,595,960)	—	(32,931,464)

Total net gains (losses) from Funds	15,410,746	2,626,209	4,414,149	—	7,948,454	(257,355)	15,882,291	2,996,874	—	49,021,368

Net income (loss)	14,389,366	5,857,366	5,163,629	2,477	6,630,565	(99,529)	11,393,137	4,951,924	1,567,857	49,856,792

Net income (loss) attributable to non-controlling interests(10)	11,410,309	5,638,644	5,121,928	—	6,377,037	(98,412)	11,314,631	1,564,520	—	41,328,657

Net income (loss) attributable to controlling interest	$2,979,057	$218,722	$41,701	$2,477	$253,528	$(1,117)	$78,506	$3,387,404	$1,567,857	$8,528,135

(1)	Derived from the unaudited financials statements of Banyan Capital Partners, LLC.

(2)	Derived from the unaudited financials statements of Brownstone Investment Partners, LLC.

(3)	Derived from the unaudited financial statements of CastleRock Management, LLC.

(4)	Derived from the unaudited carved out financial statements of the Chesapeake Fund Fees.

(5)	Derived from the unaudited financials statements of Conquest Capital MM LLC.

(6)	Derived from the unaudited financials statements of Cura Capital (GP), LLC.

(7)	Derived from the unaudited financials statements of Glenrock Asset Management Associates, L.P.

(8)	Derived from the unaudited financials statements of Viridian Partners, LLC.

(9)	Derived from the unaudited combined carved out financial statements of the Welton Fund Fees.

(10)	Represents the limited partners of the onshore funds of our manager affiliates.

The following financial statements of the manager affiliates of our initial funds have been combined to reflect the combined statements of assets and liabilities and combined statements of operations of the “Consolidated Acquisitions” for the purposes of the unaudited pro forma financial information as of December 31, 2009.

Consolidated acquisitions

Combined audited statements of operations

For the year ended December 31, 2009

	Banyan (1)	Brownstone (2)	CastleRock (3)	Chesapeake (4)	Conquest (5)	Cura (6)	Glenrock (7)	Viridian (8)	Welton (9)	Consolidated Acquisitions

Income
Management fees	$—	$—	$—	$233,070	$—	$—	$—	$—	$1,153,245	$1,386,315
Incentive income	—	—	260,161	1,557	—	—	—	326	8,527	270,571
Interest and dividends & other	1,033,796	4,396,400	1,861,074	—	12,714	5,951,457	4,479,423	72,424	—	17,807,288

Total income	1,033,796	4,396,400	2,121,235	234,627	12,714	5,951,457	4,479,423	72,750	1,161,772	19,464,174

Expenses
Interest and dividends	304,562	2,050,398	1,716,928	—	31,794	5,128,284	5,156,619	—	—	14,388,585
Management fee	1,581,536	987,773	2,794,196	—	938,200	305,664	2,817,667	771,605	—	10,196,641
Administrative expense	122,000	92,591	—	—	21,000	60,900	338,078	—	—	634,569
Professional fees and other	164,734	203,765	603,216	150,696	1,025,020	41,254	628,958	1,656,772	68,441	4,542,856

Total expenses	2,172,832	3,334,527	5,114,340	150,696	2,016,014	5,536,102	8,941,322	2,428,377	68,441	29,762,651

Net gains from Aveon funds
Realized gains (losses)	28,607,997	1,803,068	(16,623,655)	—	(6,460,667)	(1,885,599)	(876,132)	(8,319,599)	—	(3,754,587)
Unrealized gains (losses)	1,958,036	6,409,260	82,000,231	—	212,088	3,251,938	18,062,610	5,255,427	—	117,149,590

Total net gains (losses) from Funds	30,566,033	8,212,328	65,376,576	—	(6,248,579)	1,366,339	17,186,478	(3,064,172)	—	113,395,003

Net income (loss)	29,426,997	9,274,201	62,383,471	83,931	(8,251,879)	1,781,694	12,724,579	(5,419,799)	1,093,331	103,096,526

Net income (loss) attributable to non-controlling interests(10)	26,946,940	7,995,636	60,606,157	—	(8,904,199)	1,695,321	12,586,624	(5,306,470)	—	95,620,009

Net income (loss) attributable to controlling interest	$2,480,057	$1,278,565	$1,777,314	$83,931	$652,320	$86,373	$137,955	$(113,329)	$1,093,331	$7,476,517

(1)	Derived from the audited financials statements of Banyan Capital Partners, LLC.

(2)	Derived from the audited financials statements of Brownstone Investment Partners, LLC.

(3)	Derived from the audited financial statements of CastleRock Management, LLC.

(4)	Derived from the audited carved out financial statements of the Chesapeake Fund Fees.

(5)	Derived from the audited financials statements of Conquest Capital MM LLC.

(6)	Derived from the audited financials statements of Cura Capital (GP), LLC.

(7)	Derived from the audited financials statements of Glenrock Asset Management Associates, L.P.

(8)	Derived from the audited financials statements of Viridian Partners, LLC.

(9)	Derived from the audited combined carved out financial statements of the Welton Fund Fees.

(10)	Represents the limited partners of the onshore funds of our manager affiliates.

e.	Deconsolidation of the general partners or managing members of the initial funds

Following the completion of this offering, the general partner or managing member of each initial fund that is consolidated into the financial statements of such manager affiliate will endeavor to take the necessary steps to grant rights to the investors in that fund to provide that a simple majority of each fund’s investors will have the right, without cause, to accelerate the liquidation date of that fund in accordance with certain procedures. The granting of these rights will result in such investment funds no longer being consolidated in our consolidated financial statements. Because the interests of the investors in the initial funds will also be eliminated in connection with the deconsolidation of these investment funds from the financial statements of the relevant manager affiliates, our partners’ equity in and net income from the manager affiliates will not be altered by the deconsolidation of these investment funds. The following describes the major effects the deconsolidation will have on the consolidated financial statements of The Aveon Group L.P. following the completion of this offering and the formation transactions:

•

We will not record on our balance sheet and income statement the gross assets, liabilities, revenues, expenses and other income of the deconsolidated manager affiliates of the initial funds, along with the related minority interests of the fund investors in the equity and income of these funds.

•	We will include the management fees and incentive fee income earned from our initial funds on our statement of operations rather than eliminating the revenue in consolidation.

•

We will remove the cash flow activities of the deconsolidated funds from our statement of cash flows and replace them with our cash contributions to and distributions from the deconsolidated funds, which previously were eliminated in consolidation. This would not have any effect on our overall net change in cash for the period; however, it would result in significant changes to our operating and financing cash flow categories.

•	We will continue to provide information regarding our management agreements with, and fees earned from, these funds.

•

We will evaluate each period whether we need to provide separate financial statements for investments in companies accounted for using the equity method. Based on our unaudited pro forma financial information for the nine months ended September 30, 2010 and the year ended December 31, 2009, we would not have needed to provide separate financial statements for any of the deconsolidated funds.

We believe the deconsolidation of these manager affiliates of the initial funds will result in our financial statements reflecting our alternative asset management business, including our management fees and incentive income, in a manner that reflects both how our management evaluates our business and the risks of the assets and liabilities of our company and that will provide investors with an enhanced understanding of our business.

f.	Deconsolidated acquisitions, as reflected in column 6 on the unaudited pro forma statement of financial condition, represents the selling investment professionals’ assets prior to the purchase transaction. We will have no interest in these existing assets subsequent to the offering. Therefore, all of the assets held by the selling investment professionals is eliminated as a non-controlling interest adjustment. The following adjustment also includes the reclassification of Aveon Holdings I L.P.’s equity as set forth in the following table:

As of September 30, 2010

Elimination of deconsolidated manager affiliate assets and liabilities:
Cash	$115,961
Investments in funds, at fair value	43,422,160
Management and incentive fee receivables	3,093,822
Reclass of capital contributions—Aveon Holdings I L.P.	1,532,349
Reclass of retained deficit—Aveon Holdings I L.P.	(879,392)

Total non-controlling interest	$47,284,900

g.	Reflects management fees and incentive income earned by the manager affiliates for the periods ended September 30, 2010 and December 31, 2009. No new management and incentive fee arrangements will be put in place as part of the formation transactions. The following table presents the management fees earned and incentive income crystallized (crystallized incentive income is income realized as a result of partial or whole redemptions of investor capital accounts during the calendar year) by each manager affiliate for the nine months ended September 30, 2010 and the year ended December 31, 2009:

	For the Nine Months Ended September 30, 2010
	Banyan	Brownstone	CastleRock	Chesapeake	Conquest	Cura	Glenrock	Viridian	Welton	Total

Revenue
Management fees	$3,635,787	$3,895,569	$3,215,501	$1,429	$1,969,546	$1,389,613	$4,412,060	$10,514,698	$799,504	$29,833,707
Incentive income	1,560,918	1,491,133	41,701	1,048	1,459,061	20,695	104,887	27,960	768,353	5,475,756

Total revenue	$5,196,705	$5,386,702	$3,257,202	$2,477	$3,428,607	$1,410,308	$4,516,947	$10,542,658	$1,567,857	$35,309,463

Assets under management
(US$millions)
Beginning, January 1, 2010	$407	$452	$429	$26	$105	$248	$421	$571	$66	$2,725
Ending, September 30, 2010	$568	$311	$417	$24	$214	$204	$423	$888	$72	$3,121

	For the Year Ended December 31, 2009
	Banyan	Brownstone	CastleRock	Chesapeake	Conquest	Cura	Glenrock	Viridian	Welton	Total

Revenue
Management fees	$3,885,514	$4,973,064	$3,703,301	$82,374	$2,274,308	$3,797,018	$5,625,617	$15,735,041	$1,084,807	$41,161,044
Incentive income	21,314,355	6,067,626	1,777,314	1,557	1,080,804	3,623,732	2,012,567	326	8,527	35,886,808

Total revenue	$25,199,869	$11,040,690	$5,480,615	$83,931	$3,355,112	$7,420,750	$7,638,184	$15,735,367	$1,093,334	$77,047,852

Assets under management
(US$millions)
Beginning, January 1, 2009	$361	$250	$328	$27	$58	$410	$418	$1,077	$83	$3,012
Ending, December 31, 2009	$407	$452	$429	$26	$105	$248	$421	$571	$66	$2,725

The following tables presents the reconciliation of management fees and incentive income shown in the financial statements included elsewhere in this prospectus to the unaudited pro forma financial information for the nine months ended September 30, 2010 and the year ended December 31, 2009.

	For the nine months ended September 30, 2010
	Banyan (1)	Brownstone (2)	CastleRock (3)	Chesapeake (4)	Conquest (5)	Cura (6)	Glenrock (7)	Viridian (8)	Welton (9)	Total

Management fees:
per financial statements	$3,635,787	$3,895,569	$3,215,501	$1,429	$1,969,546	$3,269,613	$4,412,060	$10,514,698	$799,504	$31,713,707
Adjustments (6)	—	—	—	—	—	(1,880,000)	—	—	—	(1,880,000)

per pro forma financial information	3,635,787	3,895,569	3,215,501	1,429	1,969,546	1,389,613	4,412,060	10,514,698	799,504	29,833,707

Incentive income:
per financial statements	1,560,918	1,491,133	41,701	1,048	1,459,061	29,651	104,887	3,331,808	768,353	8,788,560
Adjustments (6,8)	—	—	—	—	—	(8,956)	—	(3,303,848)	—	(3,312,804)

per pro forma financial information	$1,560,918	$1,491,133	$41,701	$1,048	$1,459,061	$20,695	$104,887	$27,960	$768,353	$5,475,756

(1)	Financial statement values represent the unaudited special purpose statements of the Banyan Group.

(2)	Financial statement values represent the unaudited special purpose statements of the Brownstone Fund Entities.

(3)	Financial statement values represent the unaudited special purpose statements of the CastleRock Group.

(4)	Financial statement values represent the unaudited carved out financial statements of the Chesapeake Fund Fees. The management fees presented are net of operating expenses for the Chesapeake funds.

(5)	Financial statement values represent the unaudited supplemental schedule of management fees and incentive fees/allocations of the Conquest Group.

(6)	Financial statement values represent the audited special purpose statements of the Cura Group which reflect 100% of management and incentive fees from Investcorp Fixed Income Relative Value Fund Limited. The Investcorp Fixed Income Relative Value Fund Limited is managed by the Cura operating member as a separately managed fund for one client, Investcorp. Unlike other arrangements we do not have control nor are we the managing member of this fund. We have entered into a revenue sharing agreement with the Cura operating member providing that our share of the management fees and incentive allocation is based on a calculation of 30% of the management and incentive fees net of the finders’ fees paid to Investcorp Fixed Income Relative Value Fund Limited. Adjustment reflects the netting of management and incentive fees received from that fund.

(7)	Financial statement values represent the unaudited special purpose statements of the Glenrock Group.

(8)	Financial statement values represent the unaudited schedule of combined management fees and incentive fees of the Viridian Funds Fees. Adjustment reflects the elimination of accrued incentive income.

(9)	Financial statement values represent the unaudited combined carved out financial statements of the Welton Funds’ Fees. The management fees presented are net of operating expenses for the Welton funds.

	For the year ended December 31, 2009
	Banyan (1)	Brownstone (2)	CastleRock (3)	Chesapeake (4)	Conquest (5)	Cura (6)	Glenrock (7)	Viridian (8)	Welton (9)	Total

Management fees:
per financial statements	$3,885,514	$4,973,064	$3,703,301	$82,374	$2,274,308	$5,707,450	$5,625,617	$15,735,041	$1,084,807	$43,071,476
Adjustments (6)	—	—	—	—	—	(1,910,432)	—	—	—	(1,910,432)

per pro forma financial information	3,885,514	4,973,064	3,703,301	82,374	2,274,308	3,797,018	5,625,617	15,735,041	1,084,807	41,161,044

Incentive income:
per financial statements	21,314,355	6,067,626	1,777,314	1,557	1,080,804	5,437,907	2,012,567	326	8,527	37,700,983
Adjustments (6)	—	—	—	—	—	(1,814,175)	—	—	—	(1,814,175)

per pro forma financial information	$21,314,355	$6,067,626	$1,777,314	$1,557	$1,080,804	$3,623,732	$2,012,567	$326	$8,527	$35,886,808

(1)	Financial statement values represent the audited special purpose statements of the Banyan Group.

(2)	Financial statement values represent the audited special purpose statements of the Brownstone Fund Entities.

(3)	Financial statement values represent the audited special purpose statements of the CastleRock Group.

(4)	Financial statement values represent the audited carved out financial statements of the Chesapeake Fund Fees.

(5)	Financial statement values represent the audited supplemental schedule of management fees and incentive fees/allocations of the Conquest Group.

(6)	Financial statement values represent the audited special purpose statements of the Cura Group which reflect 100% of management and incentive fees from Investcorp Fixed Income Relative Value Fund Limited. The Investcorp Fixed Income Relative Value Fund Limited is managed by the Cura operating member as a separately managed fund for one client, Investcorp. Unlike other arrangements we do not have control nor are we the managing member of this fund. We have entered into a revenue sharing agreement with the Cura operating member providing that our share of the management fees and incentive allocation is based on a calculation of 30% of the management and incentive fees net of the finders’ fees paid to Investcorp Fixed Income Relative Value Fund Limited. Adjustment reflects the netting of management and incentive fees received from that fund.

(7)	Financial statement values represent the audited special purpose statements of the Glenrock Group.

(8)	Financial statement values represent the audited schedule of combined management fees and incentive fees of the Viridian Funds Fees.

(9)	Financial statement values represent the audited combined carved out financial statements of the Welton Funds’ Fees. The management fees presented are net of operating expenses for the Welton funds.

h.

We anticipate acquiring definite-lived intangible assets in conjunction with the acquisitions following this offering. The pro forma intangible assets of $404.5 million reflect the consolidated value ascribed for the future fee income relating to contractual rights and client or investor relationships for management, advisory and incentive fee arrangements, as well as for those rights and relationships associated with the future incentive income from the funds. We analyze the net present value of these rights and relationships based on a number of factors, including the funds’ historic and anticipated income from management fees and incentive fees and allocations, the profitability of those revenue streams, the stability and longevity of existing and past investor relationships, the funds’ recent as well as long-term investment performance, and the funds’ history and perceived franchise or brand value. The estimated useful lives of the definite-lived intangibles are expected to average thirteen years. To calculate the expected average life, we used a valuation model that indicated that 98% of the value of our funds is contained in the first 12 to 17 years. We used the 13 year estimate on the lower end of the range in order to allow for additional factors that may reduce the expected life calculation of our funds subject to a review by a valuation and price allocation firm subsequent to the offering. Such factors may include the modeling of cash flows with different growth rates and over different time frames, different investment return profiles, the use of different discount rates, inclusion of contributory asset and other changes in the ultimate valuation, or weighing of considerations such as size or existing life of the funds that may lower the calculated expected life of individual funds. We will amortize the definite-lived portion of the intangibles over their estimated useful lives using the straight-line method. On a pro forma basis, we have reflected $24.1 million of amortization expense for the nine months ended September 30, 2010, and $32.1 million of amortization expense for the year ended December 31, 2009 related to these definite portion of the intangible assets. The following table reflects the components of our intangible assets and related amortization expense:

	Nine months ended September 30, 2010	Year ended December 31, 2009
Acquired definite-lived client relationships—management contracts, 13 year life(1)	$360,833,333	$360,833,333
Acquired definite-lived client relationships, 10 year life(2)	43,666,667	43,666,667

	$404,500,000	$404,500,000

Amortization expense:
Acquired definite-lived client relationships—management contracts, 13 year life(1)	$20,817,308	$27,756,410
Acquired definite-lived client relationships, 10 year life(2)	3,275,000	4,366,667

	$24,092,308	$32,123,077

(1)	The life for the management contract-based intangible assets has been estimated as 13 years.

(2)	The life for the list comprised of the existing investors in the funds who may be expected to be strong prospects for other investment products, is estimated to have a smaller value and is estimated to be 10 years, as the usefulness of these known names is expected to decline after 10 years.

i.	Reflects our general partner expense allocation which represents the operating expenses of our general partner. The allocation is composed of the base cash compensation and benefits paid to our general partner’s employees and certain other operating expenses of our general partner, such as travel and entertainment expenses and selling, general and administrative expenses, and is initially capped at a fixed amount of $4.5 million. With respect to our general partner’s employees, these expenses include base salary and all related employee benefits and taxes.

j.	Reflects our payment to our operating members on a consolidated basis. Each respective payment amount is used by the respective operating member to support all the operating costs associated with the delivery of those obligations and duties delegated to it as a member of the manager affiliate pursuant to the operating agreement for each manager affiliate. We do not retain an interest in any operating member of any manager affiliates in order to preserve our independence in selecting such operating members and, as such, we do not prescribe the individual expense items of our operating members, but such expenses include salaries, bonuses, travel and entertainment, risk management, trading, and overhead attributable to such services. Pursuant to the operating agreements, the operating members are obligated to provide a range of services to our manager affiliates in exchange for an aggregate fixed percentage of management fee revenues.

The following tables present the allocation of the management fees between the operating member and Aveon on an individual manager affiliate basis for the nine months ended September 30, 2010 and for the year ended December 31, 2009:

	For the nine months ended September 30, 2010
	Management fees available for allocation	Management fees earned above maximum participating AUM	Management fees earned below maximum participating AUM
		Operating member allocation	Operating member allocation	Aveon allocation
Banyan	$3,635,787	—	$2,545,051	$1,090,736
Brownstone	3,895,569	—	2,726,898	1,168,671
CastleRock	3,215,501	—	2,250,851	964,650
Chesapeake	1,429	—	1,000	429
Conquest	1,969,546	—	1,378,682	590,864
Cura	843,806	—	590,664	253,142
Glenrock	4,412,060	—	3,088,442	1,323,618
Viridian	10,514,698	$4,131,332	4,468,356	1,915,010
Welton	799,504	—	559,653	239,851

Total gross management fees	$29,287,900	$4,131,332	$17,609,598	$7,546,971
Investcorp, net	545,807	—	—	545,807

Total management fees	$29,833,707	$4,131,332	$17,609,598	$8,092,778

	For the year ended December 31, 2009
	Management fees available for allocation	Management fees earned above maximum participating AUM	Management fees earned below maximum participating AUM
		Operating member allocation	Operating member allocation	Aveon allocation
Banyan	$3,885,514	—	$2,719,860	$1,165,654
Brownstone	4,973,064	—	3,481,145	1,491,919
CastleRock	3,703,301	—	2,592,311	1,110,990
Chesapeake	82,374	—	57,662	24,712
Conquest	2,274,308	—	1,592,016	682,292
Cura	3,242,376	—	2,269,663	972,713
Glenrock	5,625,617	—	3,937,932	1,687,685
Viridian	15,735,041	$6,733,851	6,300,833	2,700,357
Welton	1,084,807	—	759,365	325,442

Total gross management fees	$40,606,402	$6,733,851	$23,710,786	$10,161,765
Investcorp, net	554,642	—	—	554,642

Total management fees	$41,161,044	$6,733,851	$23,710,786	$10,716,407

k.	Represents other expenses consisting primarily of administrative and professional services. We have not made any pro forma adjustments relating to additional expenses that we will incur as a public company. Such expenses will relate to, among other things:

•	fees for the audit, non-audit and tax related services provided by our independent registered public accounting firm;

•	fees incurred with our initial and ongoing compliance with the Sarbanes-Oxley Act;

•	insurance costs;

•	legal; and

•	reporting and investor relation costs and other fees.

Although the specific amounts of these expenses are not determinable at this time, we believe such expenses can be reasonably expected to be approximately $2.1 million per year, although the actual amount may differ materially from this estimate.

l.	Aveon and certain of its subsidiaries expect to be taxed as partnerships for U.S. federal income tax purposes. As a result, certain income is not subject to U.S. federal and state income taxes. Accordingly, the tax liability related to income earned by these entities represents obligations of the individual partners and members. In addition, certain of the wholly-owned subsidiaries of Aveon are subject to corporate federal, state and local income taxes that are reflected in our consolidated financial statements.

m.	Represents the non-controlling interest allocation to the non-managing members of our manager affiliates of approximately 70% of the gross incentive income earned from our funds up to a specified maximum participating level of AUM (ranging from $300 million to $800 million) and 100% of the gross incentive income earned from our funds on AUM exceeding the applicable AUM level. The non-managing members are the operating members of the manager affiliates and individuals associated with the operating members of the manager affiliates, typically the investment professionals of the operating member.

The following table presents the allocation of the incentive income between the non-controlling interests and Aveon on an individual manager affiliate basis for the nine months ended September 30, 2010 and for the year ended December 31, 2009:

	For the nine months ended September 30, 2010
	Incentive income available for allocation	Incentive income earned above maximum participating AUM	Incentive income earned below maximum participating AUM
		Non-managing member shared non-controlling interest allocation	Non-managing member shared non-controlling interest allocation	Aveon allocation
Banyan	$1,560,918	—	$1,293,377	$267,541
Brownstone	1,491,133	—	1,043,793	447,340
CastleRock	41,701	—	29,191	12,510
Chesapeake	1,048	—	734	314
Conquest	1,459,061	—	1,021,343	437,718
Cura	18,095	—	12,667	5,429
Glenrock	104,887	—	73,421	31,466
Viridian	27,960	$11,882	10,986	5,092
Welton	768,353	—	537,847	230,506

Total gross incentive income	$5,473,156	$11,882	$4,023,357	$1,437,917
Investcorp, net	2,600	—	—	2,600

Total incentive income	$5,475,756	$11,882	$4,023,357	$1,440,517

	For the year ended December 31, 2009
	Incentive income available for allocation	Incentive income earned above maximum participating AUM	Incentive income earned below maximum participating AUM
		Non-managing member shared non-controlling interest allocation	Non-managing member shared non-controlling interest allocation	Aveon allocation
Banyan	$21,314,355	—	$17,661,075	$3,653,280
Brownstone	6,067,626	—	4,247,338	1,820,288
CastleRock	1,777,314	—	1,244,120	533,194
Chesapeake	1,557	—	1,090	467
Conquest	1,080,804	—	756,563	324,241
Cura	3,097,036	—	2,167,925	929,111
Glenrock	2,012,567	—	1,408,797	603,770
Viridian	326	$140	131	56
Welton	8,527	—	5,969	2,558

Total gross incentive income	$35,360,112	$140	$27,493,007	$7,866,966
Investcorp, net	526,696	—	—	526,696

Total incentive income	$35,886,808	$140	$27,493,007	$8,393,662

n.	Reflects the elimination of the amortization of intangibles of non-controlling interest in our manager affiliates, and the gains and losses of the manager affiliates’ capital accounts in the funds owned by the non-controlling members of the manager affiliates.

	Nine months ended September 30, 2010	Year ended December 31, 2009

1. Non-managing members’ pro-rata share of amortization of intangibles	$(16,864,615)	$(22,486,154)
2. Gains (losses) attributable to manager affiliates’ capital account (a)	3,192,148	2,637,965

Total non-controlling interest in manager affiliate—other	$(13,672,467)	$(19,848,189)

1. Amortization of intangibles:
Amortization	$(24,092,308)	$(32,123,077)

Less: Allocation to non-managing members of our manager affiliates	$(16,864,615)	$(22,486,154)

2. Gains (losses) attributable to manager affiliates’ capital account:

Aveon funds income:
Interest and dividend income	$218,835	$274,815
Other	1,677	10,029

Total Aveon funds income	$220,512	$284,844

Aveon funds expenses:
Interest expense	$(89,599)	$(190,527)
Dividend expense	(22,878)	(1,562)
Administrative expense	(23,043)	(17,295)
Professional fees and other	(44,838)	(51,266)

Total Aveon funds expenses	$(180,358)	$(260,650)

Aveon funds net gains (losses) on investments
Net realized gains (losses) on investments	$6,058,140	$2,409,161
Net unrealized gains (losses) on investments	(2,906,146)	204,610

Total Aveon funds net gains (losses) on investments	$3,151,994	$2,613,771

Net gains (losses) attributable to manager affiliates’ capital account (a)	$3,192,148	$2,637,965

(a)	We will have no interest in the gains and losses attributable to the manager affiliates’ existing investment in their initial funds subsequent to the offering.

o.	Reflects the elimination of the revenues, expenses and amortization of intangible asset of the non-controlling interest in Aveon Holdings, who are Founding Investors, LLC and the selling investment professionals (together, the “existing owners”), as set forth in the following table:

	Nine months ended September 30, 2010	Year ended December 31, 2009

1. Existing owners’ pro-rata share of revenues (a)	$3,813,318	$7,644,028
2. Existing owners’ pro-rata share of expenses (a)	(1,387,114)	(1,808,000)
3. Existing owners’ pro-share of amortization of intangibles (a)	(2,891,077)	(3,854,769)

Total non-controlling interest in Aveon Holdings	$(464,873)	$1,981,258

1. Existing owners’ pro-rata share of revenues:
Gross management fees	$29,833,707	$41,161,044
Gross incentive income	5,475,756	35,886,808
Less: Operating expense—operating member allocation	(21,740,929)	(30,444,637)
Less: Non-controlling interest—Incentive income allocation	(4,035,239)	(27,493,146)

Total revenues	$9,533,295	$19,110,069
Total existing owners’ pro-rata share of revenues	$3,813,318	$7,644,028

2. Existing owners’ pro-rata share of expenses:
Compensation and benefits	$(393,750)	$(245,833)
General partner expense allocation	(2,981,250)	(4,254,167)
General, administrative and other expenses	(92,784)	(20,000)

Total expenses	$(3,467,784)	$(4,520,000)
Total existing owners’ pro-rata share of expenses:	$(1,387,114)	$(1,808,000)

3. Amortization of intangibles:
Amortization	$(24,092,308)	$(32,123,077)

Less: Allocation to non-managing members of our manager affiliates	$(16,864,615)	$(22,486,154)

Total amortization after allocation	$(7,227,692)	$(9,636,923)

Total existing owners’ pro-share of amortization of intangibles	$(2,891,077)	$(3,854,769)

(a)	The allocation to Founding Investors, LLC and the selling investment professionals (together, the “existing owners”) is based on their expected ownership of the partnership interests in the Aveon Holdings partnerships subsequent to this offering, which we currently assume is 40% but which could be modified once we approach the offering date and establish (i) the aggregate value of the Aveon Holdings partnerships and (ii) the proportion of partnership units in the Aveon Holdings partnerships that will be owned by The Aveon Group L.P. as a result of this offering. Founding Investors, LLC and the selling investment professionals currently own 100% of the interests of the Aveon Holdings partnerships, so we are currently assuming that The Aveon Group L.P. will purchase 60% of the Aveon Holdings partnership units as a result of this offering, with the remaining 40% owned by Founding Investors, LLC and the selling investment professionals after this offering.

p.	For the purposes of the pro forma earnings per common unit, the weighted average common units outstanding and the pro forma net income available to common unitholders on a basic and diluted basis are calculated as follows:

	Nine months ended September 30, 2010	Year ended December 31, 2009
	Basic and diluted(3)	Basic and diluted(3)

The Aveon Group L.P. common units outstanding

The Aveon Group L.P. restricted common units(1)

Total weighted average common units outstanding(2)

(1)	The Aveon Group L.P. restricted common units were granted pursuant to our Equity Incentive Plan. These restricted common units are participating securities under EITF 03-6-1(ASC 260) and included in the calculation of earnings per common unit.

(2)	For purposes of the unaudited pro forma statements of operations, the common units and restricted common units are considered to be outstanding from the beginning of the applicable period.

(3)	The existing owners (i.e., Founders Investors, LLC and the selling investment professionals) will receive partnership units in Aveon Holdings that will be exchangeable for common units of The Aveon Group L.P. pursuant to an exchange agreement. These exchangeable partnership units in Aveon Holdings are not be included in the basic earnings per common unit calculation for The Aveon Group L.P. until after such an exchange has been made. Holders of exchangeable partnership units in Aveon Holdings participate equally with common unitholders in the income allocations from Aveon Holdings and in liquidation preference with respect to Aveon Holdings. Therefore, the exchangeable units are excluded from the calculation of diluted earnings per common unit since such units are not considered dilutive for an earnings per common unit calculation.

Net income (loss) per common unit is calculated as follows:

	Nine months ended September 30, 2010	Year ended December 31, 2009
	Basic and diluted	Basic and diluted

Net income (loss) attributable to The Aveon Group L.P. (controlling interest)	$(697,309)	$2,971,887

Net income (loss) per common unit	$	$

q.	The $43.4 million of investments in funds, as shown in the deconsolidated acquisitions column, represents the fair value of the selling investment professionals’ investment in the onshore limited partnerships of the initial funds on a deconsolidated basis. As of September 30, 2010, Banyan, Brownstone, Cura, Glenrock and Viridian’s selling investment professionals’ investments were approximately $39.3 million, $1.2 million, $698,000, $1.4 million and $909,000, respectively. For CastleRock, Conquest, Chesapeake and Welton, the selling investment professionals had no investments in the funds.

r.	Investments in funds are comprised of (i) approximately $43.4 million from manager affiliate investments in the onshore limited partnerships of the initial funds on a deconsolidated basis and (ii) approximately $35 million of proceeds from this offering that we will use to capitalize our manager affiliates for investments into our initial funds.

Manager affiliate investments in the onshore limited partnerships of the initial funds are accounted for under the equity method. Following this offering, we will retain the specialized investment company accounting followed by the underlying funds in calculating the value of these investments. The manager affiliates’ initial funds are generally structured through master-feeder arrangements, whereby the feeder funds make their investments primarily in master funds. Investment in funds represents the selling investment professionals’ investment in the onshore limited partnerships of the initial funds. The onshore limited partnership invests substantially all of the partnership’s assets into its respective master fund. The partnership’s investment in the master fund is valued at the partnership’s proportionate interest in the net assets of the master fund. The master funds’ investments are valued at fair value in accordance with the AICPA’s guidance for investment companies.

For purposes of the unaudited pro forma financial information, we have recorded our $35 million investment in the manager affiliates for investments into our initial funds at cost as of September 30, 2010. We have not taken into account any unrealized gains or losses, income and expenses had the investment been made as of January 1, 2010 and 2009.

The following table summarizes our investments in funds, as presented in our pro forma financial statements, by valuation methodology:

As of September 30, 2010 (Unaudited)
Valuation based on equity method	$43,422,160
Valuation recorded at cost	35,000,000

$78,422,160

s.	The expenses reflected in the unaudited pro forma statements of operation information are expenses that we believe will have a continuing impact on our results of operations. Professional fees of $127,025 related to the audit and accounting work of the financial statements of certain manager affiliates incurred by Aveon Holdings I L.P. have been eliminated as such charges have been incurred in relation to these transactions and are not expected to have a continuing impact on our results of operations after the completion of the transactions. Professional fees of $79,025 are included in the historical financial statements of Aveon Holdings I L.P. and $48,000 represents additional fees incurred after the balance sheet date.

t.	Expenses of approximately $8.9 million related to the one year vesting of the equity interests in Aveon Holdings I given to the selling investment professionals are considered one-time non-recurring compensation expense due to the provision that these interests are forfeited by those individuals if they do not remain employed by the managers to the funds one year after the acquisition and therefore constitute separate transactions pursuant to ASC 805-10-25-21 and are not included in the pro forma presentation.

Selected financial data

The following table presents selected financial data as of December 31, 2009 and for the period from May 1, 2009 (inception) to December 31, 2009, which have been derived from the financial statements of Aveon Holdings I L.P. (our predecessor) audited by KPMG LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus.

The following table also presents selected financial data as of and for the nine month period ended September 30, 2010, which have been derived from the unaudited financial statements of Aveon Holdings I L.P. included elsewhere in this prospectus. The unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of the financial position and results of operations in these periods, and the results of the interim period are not necessarily indicative of the results that may be expected for the full year or any future period.

Since we have not had any significant operations to date, the information below is not indicative of results to be expected for future periods. In addition, since this information is only a summary and does not provide all of the information contained in Aveon Holdings I L.P.’s historical financial statements, including the related notes, you should read it in conjunction with “Capitalization,” “Management’s discussion and analysis of financial condition and results of operations” and Aveon Holdings I L.P.’s historical financial statements, including the related notes, included elsewhere in this prospectus.

	Nine months ended September 30, 2010 (unaudited)	May 1, 2009 through December 31, 2009

Operating Information
Expenses
Compensation	$393,750	$245,833
Professional fees	171,809	20,000
Net income (loss)	(565,559)	(265,833)

	As of September 30, 2010 (unaudited)	As of December 31, 2009

Balance Sheet Information
Deferred offering costs	$1,355,616	$600,000
Cash	44,341	—

Total assets	$1,399,957	$600,000
Liabilities	699,000	380,000
Partners’ capital	700,957	220,000

Management’s discussion and analysis

of financial condition and results of operations

The following discussion and analysis should be read in conjunction with the financial statements and the related notes included elsewhere in this prospectus. The historical financial data discussed below reflect the historical results of operations and financial position of Aveon Holdings I L.P., which is considered our predecessor for accounting purposes. The financial statements of Aveon Holdings I L.P. will be our historical financial statements following this offering. This historical financial data does not give effect to the formation transactions or to the completion of this offering. The pro forma financial data discussed below reflect the adjustments described under “Unaudited pro forma financial information,” including adjustments to give effect to:

•	this offering of common units and the application of a portion of the net proceeds from this offering to acquire our nine initial manager affiliates;

•	our acquisition of our equity interests in the manager affiliates of our initial funds;

•	the deconsolidation of the general partner or managing member of each of our initial funds; and

•	certain other adjustments described under “Unaudited pro forma financial Information.”

See “Formation and structure of our Company” and “Unaudited pro forma financial information” included elsewhere in this prospectus.

Overview

We are a newly formed investment management firm focused on acquiring controlling interests in the general partners or managing members of a diversified group of hedge funds.

Following the completion of the formation transactions, our business will be comprised of one reportable operating segment, “Aveon Funds,” which will be comprised of the management and advisory services provided to our 12 initial funds. As of September 30, 2010, the nine manager affiliates of our 12 initial funds had approximately:

•	$3.1 billion of assets under management;

•	145 personnel affiliated with the manager affiliates, with 73 investment professionals managing our initial funds, including 19 partners in the manager affiliates; and

•	970 fund investors.

The average length of investment operations for our 12 initial funds is just over eight years and, through September 30, 2010, their returns for the first nine months of 2010 and annual returns for 2007, 2008 and 2009 were as follows:

As of September 30, 2010:

Name	Strategy	AUM ($MM)*	Date of inception	Net investment return 2010 (9 months)*	Net investment return 2009	Net investment return 2008		Net investment return 2007

Banyan fund	Global Macro	$568	Apr-04	5.4%	11.5%	14.4%		16.5%

Brownstone fund	Event Driven Distressed and High Yield	311	Jul-04	5.0%	7.4%	7.0%		6.8%

CastleRock fund	U.S. Long- Short	417	Jun-93	1.4%	21.9%	-17.4%		15.7%

Chesapeake funds Select fund Preferred fund	Trend- Following Managed Futures	9 15	Mar-94 Apr-94	-6.6% -10.1%	-0.3% 3.5%	12.2% 19.4%		4.3% -22.4%

		24

Conquest funds	Global Macro
Series/Class 1x and Series C-1		195	Sep-02	17.9%	-14.2%	44.7%		20.3%
Series/Class 3x and Series C-3		12	Dec-02	48.2%	-44.5%	172.8%		56.9%
Other Assets**		7

		214

Cura fund	Fixed Income Arbitrage	204	Dec-04	-2.1%	8.8%	6.6%		15.5%

Glenrock fund	Global Long-Short	423	Jul-91	1.6%	2.5%	7.6%		7.9%

Viridian fund	Relative Value Global Commodities	888	Jun-05	5.0%	-11.2%	26.0%		18.6%

Welton funds	Multi-Strategy
G fund	Managed	68	May-06	7.3%	-7.2%	22.6%		12.3%
H fund	Futures	4	Dec-08	10.1%	-14.9%	5.0%	+	N/A

		72

Total AUM		$3,121

S&P 500				3.9%	26.5%	-37.0%		5.5%

Greenwich Global Hedge Fund Index				4.9%	19.4%	-15.9%		11.1%

*	Assets under management as of September 30, 2010 and the investment returns for the funds for the period January 1, 2010 to September 30, 2010 are unaudited.
**	The Conquest funds include a segregated series comprised of approximately $7 million of internal capital of the investment professionals and their affiliates.
+	The net investment return for the Class H fund in 2008 is for performance from December 1, 2008 (inception) through December 31, 2008.

As described in more detail in “Business—Initial funds,” fund annualized net investment returns were achieved with lower statistical volatility than the S&P 500 and with low statistical correlation to the S&P 500. Past performance is not indicative of future results. Net investment return is calculated on a total return basis for each fund, net of all fees and expenses.

Market factors and trends

Our ability to expand our business will be primarily dependent on our ability to attract new capital to our funds and to complete successful acquisitions of additional manager affiliates. Attracting new capital to our funds depends on our operating members’ ability to demonstrate consistent, positive investment returns on assets under management, which may be impacted by market factors and trends that are beyond our control. Our ability to complete successful acquisitions of additional manager affiliates will depend on the availability of high quality investment funds with manager affiliates that are willing to join our company. Market factors and trends affecting our business include:

•

The sustainability of the broad recovery in the market environment in 2010.    The United States and other governments have taken a number of significant steps to improve economic and market conditions and, since the first quarter of 2009, there have been improvements in liquidity and market conditions. However, in the first quarter of 2010, the deterioration of the fiscal position of Greece and other European countries has triggered the resurgence of sovereign debt risk, has weakened the Euro, and, coupled with concerns over the weakness of the U.S. economic recovery, has caused increased volatility in U.S. and global equity markets and led to a downturn in the global securities market.

•

The sustainability of returning flows of assets under management to the hedge fund industry.    Large outflows in assets under management from the hedge fund industry from June 2008 to March 2009 were reversed in the fourth quarter of 2009 with a rebound in investor subscriptions. However, the first quarter of 2010 witnessed net redemptions from hedge funds amounting to just under 1% of hedge fund assets, which we believe was caused by selective investor profit taking and portfolio reallocation decisions concentrated in select hedge fund strategies. We cannot predict the future investor demand for the alternative investment asset class in general.

•

The competitive dynamics of the alternative asset management industry.    Demand for alternative asset management will be impacted by the relative performance of our funds compared to funds managed by other investment managers.

•

Market volatility.    Volatility within the global equity and fixed income markets will increase both opportunity and risk for our business and affect the performance of our funds and may affect the risk tolerance of our funds’ investors.

•

Fluctuations in interest rates and credit spreads.    Interest rates and credit spreads affect the value of our fixed income instruments, income from these instruments and return on excess cash and impact our investment opportunities and the financial markets in general.

•

Competitors in the market for hedge fund acquisitions.    We believe we have an advantage in accessing mid-sized manager affiliates for our acquisition growth because of the structure of our business model and our knowledge of the hedge fund industry. However, there are a number of well-established competitors that may return to the market with an approach similar to ours, which may cause us to pay higher prices to acquire interests in attractive manager affiliates or may limit our access to high quality investment funds.

Market trends during which our unaudited pro forma financial information is presented have provided a favorable environment for us and our funds:

•

Investor demand.    Despite the well-publicized failures of certain hedge funds and the broad redemptions associated with the contraction of liquidity described under “Risk factors” and “Industry,” we expect that the long-term resumption of investor demand is likely to continue for the reasons that institutional investors have traditionally allocated to hedge funds: low correlation with traditional assets, desire to increase diversification and the increasing acceptance of hedge funds as an asset class (see “Industry—Market environment—Institutional demand”).

•

Demand for effective hedging.    The turbulent market environment in 2008 tested the ability of hedge funds to manage their portfolio market exposure and limit market-based losses. We believe investors are differentiating between strategies that employ effective hedging techniques and those that do not.

•

Demand for increased transparency.    The institutionalization of the alternative asset management industry has encouraged hedge fund managers to develop more robust infrastructures, as large institutional investors require greater transparency and effective risk management systems. The current financial crisis will also allow investors generally to make even greater demands with respect to transparency, requiring disclosure of portfolio risks and the drivers and rationale behind specific investment decisions.

Understanding our results / key financial measures

We believe the following information is key to understanding our financial results. The profitability of our business model is based on increasing revenue over the relatively fixed components of our cost base. The relatively fixed components of our cost base are (i) the general partner operating expense reimbursement, which includes base salary for our management and other employees, as well as payroll taxes, travel and entertainment expenses, and selling, general and administrative expenses of the general partner, and which is initially capped at $4.5 million, and (ii) our general and administrative expenses, which include insurance, professional fees, public reporting and other administrative costs, and which are generally less variable with changes in revenues. The allocation to operating members varies with management fee revenue and incentive income revenue but is a fixed percentage of such revenue (generally approximately 70% prior to reaching specified AUM levels and 100% thereafter). Therefore, our ability to improve segment operating profitability will be largely driven by our revenues, which will be determined principally by the combination of our assets under management and by the investment performance of each of our initial funds (see “Business—Initial funds”).

Assets under management and fund performance

“Assets under management” or “AUM” refers to the sum of the “net asset value” of the assets we manage. Assets under management presented in this prospectus include assets under management relating to investments in our funds by us, our partners and members and certain other affiliated parties on which we have not charged management fees or received incentive income. The “net asset value” of our initial funds is the fair value of all the investments of our funds plus uncalled capital commitments from these funds. The ending net asset value of a fund is:

•	the net asset value at the end of the previous month, plus

•	any subscriptions received from investors at the beginning of the month, less

•	any redemptions called by investors, less

•	cumulative management fees charged to the investors, less

•	any incentive accrual (or any incentive fees that have been paid due to investor redemptions during the period) charged to the investors during the month, plus or minus

•	investment gains or losses in the fund during the month.

Our calculations of AUM are based on the definitions of assets under management that are set forth in the agreements governing the funds that we manage. Our calculation of AUM may differ from the calculations of other asset managers and, as a result, this measure may not be comparable to similar measures presented by other asset managers.

Each of our initial funds is focused on a single alternative hedge fund strategy and will be responsible for its own investment performance. We expect positive performance to generally allow each fund to attract additional assets, and poor performance generally to decrease each fund’s ability to increase, and in some cases may cause the decrease of, assets under management. Assets under management in each fund may also vary due to factors unrelated to performance, such as the liquidity requirements of fund investors due to exogenous economic or sector events. In the case that assets under management increase in one of our funds, the management fee contribution from such fund will increase because we charge management fees based on assets under management (generally at the beginning of each month). As the fund’s assets under management increase, the base on which the fund earns incentive income also increases. Incentive income is directly influenced by the investment performance of the fund, but if assets under management increase while investment performance remains constant, or does not deteriorate sufficiently to offset such an increase, incentive income will also increase. Investment performance of each of our initial funds, in addition to being the main determinant of incentive income, will also be the principal factor driving the long-term success of each of our funds because it will enable the funds to retain profits, attract new investment capital and minimize redemptions from existing investors. With regard to the manager affiliates of our initial funds, we have agreed to a limit on assets under management for which we receive fees (ranging from $300 million to $800 million), and will allocate to the operating members all of the revenues above the respective limit. This creates a linear dilution mechanism that reduces our share of fees as AUM grows above the limit; however, we believe that this limit is important in maintaining a strong incentive for our operating members to grow assets under management.

Over the last two years and the first nine months for 2010, the aggregate balance of assets under management of our 12 initial funds managed by the nine manager affiliates that we will acquire were as follows:

(US$ millions)	Nine months ended September 30, 2010	Year ended December 31, 2009	Year ended December 31, 2008

AUM beginning balance	$2,725	$3,012	$2,310
Subscriptions	982	1,213	1,941
Redemptions	(703)	(1,552)	(1,593)
Gains from investment performance	117	52	354

AUM ending balance	$3,121	$2,725	$3,012

Revenues

Following the completion of this offering, we will have three primary sources of revenues from each of our initial funds:

•	management fee income earned pursuant to contractual arrangements with our funds;

•	incentive income earned pursuant to contractual arrangements with our funds; and

•	returns on our general partner or managing member interests in our funds.

The amount of revenues earned through these sources will be directly related to the amount of assets under management and the performance of our funds. Our manager affiliates will receive 100% of the gross amount of management fees and incentive fees and allocations payable by our funds. As the managing member or general partner of each manager affiliate, we will generally have the right to retain approximately 30% of the gross amount of management fees and incentive fees and allocations resulting from the fund’s total AUM until the fund reaches a specified maximum participating AUM level (ranging from $300 million to $800 million). We will pay our operating member approximately 70% of gross fees and allocations up to the maximum participating AUM level, and 100% of gross fees and allocations above the maximum level. In the case of Viridian, and possibly other funds we may acquire in the future, we will have the right to retain approximately 30% of the gross fees and allocations associated with only a portion of the fund’s total AUM, initially $450 million of the fund’s total AUM of $888 million. Based on the historical performance of our funds, which is not a prediction of future performance, we expect that management fees will constitute approximately 45-55% of revenues, incentive income will constitute approximately 45-55% of revenues and returns on our general partner or managing member interests will constitute approximately 1-5% of revenues. In 2009, the percentage of revenues from management fees, incentive income and returns on investments in our funds were approximately 51%, 45% and 4%, respectively, on a pro forma basis.

Management fees.    The management fees earned by our manager affiliates from each of our funds will typically be 1% to 2% of the fund’s assets under management and will be based on the balance of assets under management at the beginning of the relevant period, as adjusted for inflows and redemptions during such period, for which management fees are generally pro-rated. The table under “—Participating AUM and fees” below shows the management fees charged by each of our manager affiliates.

Our manager affiliates will receive 100% of the gross amount of management fees payable by our funds. As the managing member or general partner of each manager affiliate, we will pay the operating members their respective share of gross management fees, as determined by agreement between us and the operating members of each manager affiliate, and which are aggregated and described below under “—Expenses—Operating expense—Operating member allocation.” For the nine months ended September 30, 2010, Aveon Holdings would have been allocated approximately 27% of the management fees received by our manager affiliates.

Our management fee revenues from period to period will be influenced by changes in assets under management resulting from the timing and magnitude of inflows and redemptions, the level of our initial and applicable AUM, and from investment performance and returns during the respective period and from changes in average management fee rates.

Incentive income.    The incentive fee and allocation income earned by our manager affiliates will typically be equal to 20% of the net realized and unrealized profits earned from investments and based on the fair value of the fund investors’ net assets. As the managing member or general partner of each manager affiliate, we will allocate to the non-managing members their respective share of the incentive income pursuant to each manager affiliate’s operating agreement as described below under “—Non-controlling interests—Non-controlling interest in manager affiliates—Incentive income allocation.” The table under “—Participating AUM and fees” below shows the incentive fees charged by each of our manager affiliates.

The incentive fees will generally be subject to a net loss carry-forward provision, or high-water mark, which means that investor capital accounts must return to their cumulative high-water mark return before any incentive fees are paid in respect of their accounts. Incentive income will be affected by the investment performance of each of our funds. For the nine months ended September 30, 2010,

Aveon Holdings would have been allocated approximately 26% of the gross incentive fees and allocations received by our manager affiliates. High-water marks are tracked for each investor in our funds. In any given time period, some portion of a fund’s AUM may be above or below the high-water mark depending on when investors subscribed to the fund. As a result of a positive year in 2008, our funds generally established high-water marks with most of their clients at the beginning of 2009. As a result, our funds were generally not impacted by catching up to high-water marks in 2009, although four of our 12 funds had negative returns in 2009 and therefore earned no incentive fees. Funds that have high levels of client assets that start a year below their high-water marks are in a situation where they have to build investment returns back to the high-water mark before the fund can begin to accrue incentive fees toward a potential incentive cash payment at the end of each calendar year. As of September 30, 2010, approximately $920.3 million (or 29.5%) of our AUM was on average 5.4% below its high-water mark. Some funds had a higher proportion of client accounts subject to high-water marks than others. The performance of the funds in the fourth quarter of 2010 will therefore determine how much of our AUM commenced the 2011 year below the high-water mark.

Our manager affiliates also have the discretion to charge reduced management and/or incentive fees in order to attract AUM or retain AUM during periods of volatility or lower negative returns. The most common reason that manager affiliates might reduce their fees is to attract larger asset commitments from investors by providing fee discounts at higher asset levels or to secure longer lock-up periods, which require investors to keep their assets in the fund for a designated period of time. Our manager affiliates may also reduce fees in order retain an important investor who might otherwise redeem due to, for example, reduced investor liquidity, competitive preference for a similar fund, or fund performance (investment return and/or volatility) that has not met the investor’s expectations. A reduction in fees by our manager affiliates could impact our revenues and reduce the amount of cash available for distributions to our unitholders.

Our incentive income for any particular period will be based on the aggregate individual incentive income generated by each of our manager affiliates. As a result, our incentive income is subject to fluctuation and may be dependent on the individual performance of the funds managed by our manager affiliates. An individual manager affiliate’s incentive income will be based primarily on the performance of the funds managed by the manager affiliate and the relative AUM of such funds on which we receive fees, but may also be impacted by any high-water marks currently in effect for investors and whether our manager affiliates choose to charge reduced incentive fees. Therefore, it is possible that our incentive income could be primarily generated by one of our manager affiliates or a small group of our manager affiliates. For the year ended December 31, 2009, approximately 59.4% of our pro forma incentive fee revenue was attributable to Banyan because of the performance of Banyan fund relative to our other funds and high-water marks in effect during that period for our other funds.

Returns on general partner or managing member interests.    In connection with the formation transactions and this offering, we will acquire general partner or managing member interests in our funds. These general partner or managing member interests constitute investments by our manager affiliates in our funds, on which we may earn returns or suffer losses. These investments by the manager affiliates are made for purposes of committing our capital alongside the capital of investors in our funds and will generally average less than 3% of the AUM of each. We will receive 100% of the investment returns associated with general partner or managing member interests committed by the manager affiliates into two of our funds; for our other funds, we will receive 100% of the investment returns associated with our capital interests net of typically 70% of the management fees and incentive fees, which will be paid to the operating members of such funds.

Expenses

Operating expense—Operating member allocation.    The operating member allocation represents the amount of our gross management fees which are paid to the operating members of the manager affiliates. The operating member allocation amounts to approximately 70% of the gross management fees earned from each of our funds up to a specified level of AUM for each fund plus all incremental management fees on AUM above the specified level of AUM. The specified level of applicable AUM up to which management fees are shared between us and the operating members – also referred to as the maximum participating AUM – is determined by agreement between us and the operating members of each of the manager affiliates. The maximum participating AUM levels are not subject to change except by agreement between us and the operating members of the respective manager affiliates (see “Formation and structure of our Company—Operation of our manager affiliates”).

As the managing member or general partner of each manager affiliate, we will pay the operating member allocation after retaining approximately 30% of the gross management fees earned from each of our funds up to maximum participating AUM. In all our initial funds except the Viridian fund, we participate in management fees on the total current level of AUM of the fund in each relevant period up to the maximum participating AUM. In the case of Viridian, we earn 30% of management fees on a portion of the fund’s total current AUM, initially $450 million of the fund’s $888 million of total AUM; the Viridian operating member is paid 70% of the management fees on the initial $450 million and 100% of management fees on the AUM above $450 million. Net Viridian fund inflows of up to $150 million primarily attributable to Aveon and its affiliates and certain other net inflows of up to $50 million attributable to the Viridian operating member (from persons that are not existing investors in the Viridian fund or certain other specified clients) will increase our participating AUM to a maximum amount of $650 million; a decrease below the fund’s current AUM will not decrease our participation below the $450 million level unless and until the fund’s total AUM decreases below $450 million. Such additional inflows into the Viridian fund will increase the pro rata portion of AUM in which we receive the 30% management fees up to the maximum participating AUM of $650 million (our fees will not be based on any particular assets other than the assets that may be invested by our composite). The table below under “—Participating AUM and fees” shows the maximum participating AUM for each of our initial funds on which we earn management fees; all management fees not earned by us are distributed to the operating member as the operating member allocation.

General partner expense allocation.    General partner expense allocation represents the total base cash compensation for our general partner’s employees and certain other operating expenses of our general partner, including payroll taxes, travel and entertainment expenses and selling, general and administrative expenses, which will initially be limited to a fixed per year amount of $4.5 million. With respect to our general partner’s employees, these expenses will include base salaries and related employee benefits and taxes. Any other compensation, including discretionary incentive compensation, whether cash-based variable compensation or equity-based compensation, will be designed to align the interests of our general partner’s employees with the interests of our unitholders.

Cash-based variable compensation.    Our cash bonus program is designed to align the interests of our general partner’s employees with the interests of our unitholders. The annual payment of bonuses will be a percentage of the base salaries of certain of our executive officers and employees, initially in an aggregate amount of up to $3.4 million, and will be subject to fund performance hurdles as specified by our board of directors.

Equity-based compensation.    Prior to this offering, we granted all of our executive officers and certain other employees restricted common units under our Equity Incentive Plan. These equity grants will not vest until we have achieved Economic Income of $55 million over any four consecutive quarters.

General and administrative and other expenses.    General and administrative and other expenses include administrative and professional fees.

Amortization of intangible assets.    The controlling interests in the manager affiliates of our initial funds will be acquired through the payment of cash. The total consideration to be paid to selling investment professionals will be $             million in cash. Our consolidated financial statements present the total intangible assets acquired as both the portion of acquired intangible assets and the portion of intangible assets still owned by the non-controlling interests. Accordingly, we have reflected the acquired intangible assets at the fair value of the consideration paid plus the value implied for the remaining non-controlling portion of the manager affiliate.

We anticipate acquiring definite-lived intangible assets in conjunction with the acquisitions following this offering. The pro forma intangible assets of $404.5 million reflect the consolidated value ascribed for the future fee income relating to contractual rights and client or investor relationships for management, advisory and incentive fee arrangements, as well as for those rights and relationships associated with the future incentive income from the funds. The residual amount representing the purchase price in excess of intangible assets is expected to be $             and will be recorded as goodwill. The identified intangibles will be amortized over their estimated useful lives, estimated to be ten to thirteen years.

On a pro forma basis, we have reflected $24.1 million of amortization expense for the nine months ended September 30, 2010, and $32.1 million of amortization expense for the year ended December 31, 2009 related to the definite-lived portion of these acquired intangible assets. The estimated useful lives of the definite-lived intangibles are expected to average ten to thirteen years. We will amortize the definite-lived intangibles over their estimated useful lives using the straight-line method.

Fund expenses.    Expenses related to the manager affiliates’ general partner or managing member interests in our initial funds. Such expenses include, but are not limited to, interest, dividend, administrative and professional fee expenses.

Other income

Other income is realized and unrealized investment gains or losses resulting from our manager affiliates’ general partner or managing member interests in our initial funds, typically as either general partner capital interest or managing member share ownership in a fund. Investment income increases or decreases based on the number, type and size of investments, performance of those investments, and the reinvestment of returns. Dividend income is influenced by the number, type and size of investments in dividend yielding securities. Net realized and unrealized gains from the initial funds are influenced by a number of internal and external factors, primarily due to changes in the fair market value of portfolio investments and the amount of assets under management.

Income taxes

We expect our manager affiliates to be taxed as partnerships for U.S. federal income tax purposes. In addition, certain of our wholly-owned entities are subject to federal, state and local corporate income taxes. We follow GAAP guidance regarding the presentation of non-controlling interests effective January 1, 2009. As a result, we calculate our effective tax rate on Income (loss) before taxes and non-controlling interests in operations of subsidiaries as opposed to the Net income (loss) attributable to us. Our effective tax rates reflect the following: (1) certain wholly-owned subsidiaries were subject to federal, state and local corporate income taxes on income allocated to Aveon, and (2) a portion of the compensation charges are not deductible for tax purposes.

Non-controlling interests

The non-controlling interest is the pro rata share of net income and loss associated with the non-managing members of the manager affiliates and the non-controlling owners of Aveon Holdings other than The Aveon Group L.P.’s wholly owned subsidiaries (who will be the founding investors and the selling investment professionals). The components of non-controlling interests are further described as follows:

Non-controlling interest in manager affiliates—Incentive income allocation.    Due to our organizational structure, incentive fees are paid to the non-managing members of the manager affiliate. The non-managing members are individuals associated with the operating members of the manager affiliate and are typically the investment professionals of the operating member. The Non-controlling interest in manager affiliates—Incentive income allocation represents approximately 70% of the gross incentive income earned from each of our funds up to the specified maximum participating AUM level for each fund plus all incentive income on AUM above the maximum participating AUM level. The maximum participating AUM up to which the incentive income is allocated between us and the non-managing members is determined by agreement between us and the non-managing members of each of the manager affiliates, and these AUM levels are not subject to change except by agreement between us and the non-managing members (see “Formation and structure of our Company—Operation of our manager affiliates”).

As the managing member or general partner of each manager affiliate, we will direct the allocation of incentive income to the non-managing members after we retain approximately 30% of the total gross incentive income from each of our funds up to the maximum participating AUM. In all of our initial funds except the Viridian fund, we participate in incentive income on the total current level of AUM of the fund up to the maximum participating AUM level. In the case of Viridian, we will participate in 30% of the gross incentive income on a portion of the fund’s total current AUM, initially $450 million of the fund’s $888 million of total AUM; the non-controlling members are allocated 70% of the incentive income on the initial $450 million and 100% of the incentive income on the AUM above $450 million. Net Viridian fund inflows of up to $150 million primarily attributable to Aveon and its affiliates and certain other net inflows of up to $50 million attributable to the Viridian operating member (from persons that are not existing investors in the Viridian fund or certain other specified clients) will increase our participation in incentive income up to the maximum participating AUM amount of $650 million; a decrease below the Viridian fund’s currant AUM will not decrease our participation below the $450 million level unless and until the fund’s total AUM decreases below $450 million. Such additional inflows into the Viridian fund will increase the pro rata portion of AUM in which we receive the 30% incentive income up to the maximum participating AUM of $650 million.

In the case of Banyan, we will have the right to 17.1% of the gross incentive income earned by the manager affiliate until the Banyan fund exceeds the maximum participating AUM level of $600 million; the Banyan non-managing members receive 82.9% of incentive income up to the maximum participating AUM and 100% of the gross incentive income on AUM above that. In the case of up to an additional $100 million of AUM invested in the Banyan fund by our composite, we will be allocated 30% of incentive income and the non-managing members will receive 70% of the incentive income.

The table below shows the maximum participating AUM for each of our initial funds on which we are allocated incentive income. All incentive income not allocated to us will be distributed to the non-controlling members as Non-controlling interest in manager affiliates—Incentive income allocation.

Non-controlling interest in manager affiliates—Other.    Non-controlling interest in manager affiliates—Other represents the amortization of intangibles in the non-controlling interest of the manager affiliates, plus the gains and losses of the manager affiliates’ capital accounts in the funds owned by the non-managing members of the manager affiliate. Consolidation accounting requires that we allocate amortization of the non-managing member interest in the manager affiliate to non-controlling interest, as well as the gains and losses of the non-managing members’ capital accounts in the manager affiliate’s funds.

Non-controlling interest in Aveon Holdings.    Non-controlling interest in Aveon Holdings represents the revenues, expenses and amortization of intangible assets of the non-controlling interest in Aveon Holdings. The non-controlling interest in Aveon Holdings are the interests of the existing owners, the founding investors and the selling investment professionals, who will hold partnership units in Aveon Holdings.

Participating AUM and fees

As of September 30, 2010

(Dollars in millions)

Name	Initial AUM	Maximum participating AUM	Fund management fee (1)	Fund incentive fee (1)

Banyan fund (2)	$568	$700	1.0%	35%-50% sliding scale

Brownstone fund (3)	311	550	1.5%	20%

CastleRock fund (4)	417	800	1.0%	20%

Chesapeake funds	24	300	2.0%	20%

Conquest funds (5)	214	450	2.0%-6.0%	20%

Cura fund	204	600	2.0%	20%

Glenrock fund	423	600	1.5%	20%

Viridian fund (6)	888	650	1.5%-2.5%	20%-25%

Welton funds	72	400	2.0%	20%

Total	$3,121	$5,050

(1)	These are the stated management and incentive fees of our funds, which may be reduced in certain circumstances or with respect to certain investors in the funds. For example, during 2009 and the first nine months of 2010, the Chesapeake fund reduced its management fees by one half for all Series A members.

(2)	The purchase agreement and operating agreement relating to the Banyan fund provide that we can earn fees on the Banyan fund’s first $600 million of AUM. However, if the Banyan fund’s AUM is less than $550 million at the time of the closing of the acquisition, the level of AUM upon which we will receive fees will be equal to the amount of AUM on such closing date plus $50 million. In addition, we are also entitled to receive fees on $100 million of AUM contributed to the Banyan fund by our investable multi-fund composite. In the case of the Banyan fund, we will have the right to retain 30% of the gross incentive fees and allocations earned by the manager affiliate from up to $100 million of the Banyan fund’s AUM contributed by our investable multi-fund composite and approximately 17.1% of the gross incentive fees and allocations earned by the manager affiliate from the rest of the Banyan fund’s AUM on which we participate, until the fund exceeds our maximum participating AUM, above which the operating member will receive all incremental incentive fees and allocations.

(3)	The purchase agreement and operating agreement relating to the Brownstone fund provide that we can earn fees on the Brownstone fund’s first $450 million of AUM (other than AUM attributable to Aveon) and an additional $100 million of AUM in the Brownstone fund contributed by our investable multi-fund composite or otherwise attributable to Aveon.

(4)	The purchase agreement and operating agreement relating to the CastleRock fund provide that we can earn fees on the CastleRock fund’s first $600 million of AUM, plus up to an additional $100 million of AUM primarily attributable to Aveon and its affiliates invested in the CastleRock fund during the first two years following the closing of the acquisition, plus the amount of AUM, up to a maximum of an additional $100 million, attributable to Aveon and its affiliates in excess of the $100 million described above that is invested in the CastleRock fund during the first three years following the closing of the acquisition, for total possible AUM participation of up to $800 million.

(5)	The $450 million (which is calculated giving effect to the leverage in the Series/Class 3x fund) will be comprised of $315 million of AUM in the Conquest funds paying the highest fees as of the closing date of the acquisition and an additional $135 million of AUM invested in the Conquest funds after the closing date of the acquisition.

(6)	Initially we will participate in $450 million of the total initial AUM of $888 million in the Viridian fund. The level of participation for the Viridian fund will rise up to $650 million to the extent net fund inflows above the initial $450 million are primarily attributable to Aveon and its affiliates and certain other net fund inflows attributable to the Viridian operating member. See “Business—Initial funds—Viridian fund—Relative value global commodities.”

For each of our funds, there may be certain assets, including assets related to investments by the selling investment professionals and assets from investors that have not historically paid fees, that are excluded from the fund’s AUM that generates fees. Therefore, as of September 30, 2010, the AUM listed in the table above includes: approximately $39.3 million for the Banyan fund for which we will not earn fees; approximately $12.0 million for the Brownstone fund for which we will not earn fees; approximately $14.3 million for the CastleRock fund for which we will not earn fees; approximately $11.9 million for the Chesapeake funds for which we will not earn fees;

approximately $7.7 million for the Conquest funds for which we will not earn fees; approximately $1.1 million for the Cura fund for which we will not earn fees; approximately $28.5 million for the Glenrock fund for which we will not earn fees; approximately $8.6 million for the Viridian fund for which we will not earn fees; and approximately $3.5 million for the Welton funds for which we will not earn fees.

Diversification of our revenue sources

The assets under management and fund performance of our initial funds will be aggregated into our consolidated financial results. We have sought to diversify the sources of our incentive fee revenues by acquiring manager affiliates that are strategically diversified and possess low historical investment return cross-correlations. In addition to decreasing the variability in incentive income in different market and economic cycles, we believe diversification across a broad range of strategies will help manage the risk that certain strategies may fall in and out of favor with investors, often independently of manager performance, in certain market cycles. Though we have selected our initial funds in the belief that they will outperform their strategy benchmarks and attract assets in all market conditions, we believe diversification across independent funds will contribute to long-term earnings stability and growth.

Managing our growth

Our initial funds have managed their own growth by successfully staying within their risk parameters and achieving attractive historical performance, often under challenging market conditions. We believe that we will augment our funds’ ability to attract additional capital through our active support and oversight. In addition to the growth of our initial funds, we also expect to grow and integrate additional manager affiliate acquisitions. We have not established any formal limit to the number of additional manager affiliates that we may acquire in the future. We expect to target single strategy hedge funds that are financially accretive and strategically complementary to our current business and that ideally would have assets under management under $1 billion at the time of the acquisition. Following the consummation of an acquisition, we will integrate the manager affiliate and corresponding fund into our system of risk management and oversight, which will require, among other things, that the operating member provide daily feeds of the fund’s trading activity into our centralized technology platform. Because our acquisition approach emphasizes and encourages the preservation of the traditional autonomy that fund managers have enjoyed prior to acquisition, we do not expect to face significant challenges in integrating new manager affiliates.

We believe that this dual strategy of organic and acquisition growth will allow us to continue to take advantage of new opportunities for expansion. To achieve this goal, our management team and manager affiliates must successfully manage growth and integrate acquisitions efficiently and effectively.

Results of operations

Formation transactions and Aveon Holdings I L.P.

Immediately following the completion of this offering, we will enter into a series of formation transactions whereby we will, among other things, acquire controlling interests in the manager affiliates of a diversified group of hedge funds that we believe have promising growth potential.

As described in “Formation and structure of our Company,” The Aveon Group L.P. will be a holding partnership and, through wholly-owned subsidiaries, the sole general partner of each of the Aveon Holdings partnerships, which are Aveon Holdings I L.P., Aveon Holdings II L.P. and Aveon Holdings III L.P. The Aveon Group L.P. intends to control and conduct all of its material business activities through Aveon Holdings, which was formed to hold our interests in different operating subsidiaries, including our manager affiliates.

Results of Aveon Holdings I L.P. as acquirer of the manager affiliates

Aveon Holdings I L.P. is the predecessor and acquirer for the combination of our nine manager affiliates. The results of operations for the nine months ended September 30, 2010 and the period from May 1, 2009 (inception) through December 31, 2009 for Aveon Holdings I L.P. were as follows:

	Nine months ended September 30, 2010 (unaudited)	May 1, 2009 (inception) through December 31, 2009

Expenses
Compensation	$393,750	$245,833
Professional fees	171,809	20,000
Net income (loss)	$(565,559)	$(265,833)

Revenues.    Aveon Holdings I L.P. has a limited operating history and as such there were no revenues during the nine months ended September 30, 2010 or the period ended December 31, 2009.

Expenses.    The expenses reflected in the statement of operations reflect the expenses incurred by the founding investors on behalf of Aveon Holdings I L.P. which were allocated to Aveon Holdings I L.P. as contributed equity capital.

The pro forma combined results of Aveon Holdings I L.P. and the nine acquisitions of the manager affiliates are presented in “Unaudited pro forma financial information” and discussed in the following section.

Pro forma results of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009

Assets under management and performance of initial funds

The following sets forth the key drivers of our pro forma financial results. See “Business—Initial funds” for a full description of each of our initial funds. The following table presents the assets under management of our 12 initial funds managed by our nine manager affiliates:

(US$ millions)	As of September 30, 2010	As of December 31, 2009

Banyan fund	$568	$407
Brownstone fund	311	452
CastleRock fund	417	429
Chesapeake funds:
Select fund	9	10
Preferred fund	15	16

Total Chesapeake funds	24	26
Conquest funds:
Series/Class 1X and Series C-1	195	93
Series/Class 3X and Series C-3	12	7
Other Assets	7	5

Total Conquest funds	214	105
Cura fund	204	248
Glenrock fund	423	421
Viridian fund	888	571
Welton funds:
G fund	68	53
H fund	4	13

Total Welton funds	72	66

Total AUM	$3,121	$2,725

The table below sets forth the net investment performance for funds managed by the manager affiliates:

	Nine months ended September 30, 2010	Year ended December 31, 2009

Banyan fund	5.4%	11.5%
Brownstone fund	5.0%	7.4%
CastleRock fund	1.4%	21.9%
Chesapeake Select fund	-6.6%	-0.3%
Chesapeake Preferred II fund	-10.1%	3.5%
Conquest Series 1X fund	17.9%	-14.2%
Conquest Series 3X fund	48.2%	-44.5%
Cura fund	-2.1%	8.8%
Glenrock fund	1.6%	2.5%
Viridian fund	5.0%	-11.2%
Welton G fund	7.3%	-7.2%
Welton H fund	10.1%	-14.9%

The table below sets forth the aggregate changes to our assets under management for our initial funds:

(US$ millions)	Nine months ended September 30, 2010	Year ended December 31, 2009

Balance, beginning of period	$2,725	$3,012
Subscriptions	982	1,213
Redemptions	(703)	(1,552)
Investment performance*	117	52

Balance, end of period	$3,121	$2,725

Growth from net flows (%)	10.4%	-11.3%
Growth from investment performance (%)	4.3%	1.7%

*	Investment performance is net of management fees, incentive income and fund expenses.

The Aveon Group L.P. unaudited consolidated pro forma results of operations

	Nine months ended September 30, 2010	Year ended December 31, 2009

Revenues
Management fees	$29,833,707	$41,161,044
Incentive income	5,475,756	35,886,808
Interest income	218,835	274,815
Other	1,677	10,029

Total revenues	35,529,975	77,332,696

Expenses
Operating expense—Operating member allocation	21,740,929	30,444,637
Compensation and benefits	393,750	245,833
General partner expense allocation	2,981,250	4,254,167
General, administrative and other	92,784	20,000
Aveon fund expenses	180,358	260,650
Amortization	24,092,308	32,123,077

Total expenses	49,481,379	67,348,364

Other income
Aveon funds net gains (losses):
Net realized gains (losses) on investments	6,058,140	2,409,161
Net unrealized gains (losses) on investments	(2,906,146)	204,610

Total other income	3,151,994	2,613,771

Income (loss) before taxes	(10,799,410)	12,598,103
Income taxes	—	—

Net income (loss)	(10,799,410)	12,598,103
Net income (loss) attributable to non-controlling interests	(10,102,101)	9,626,216

Net income (loss) attributable to The Aveon Group L.P.	$(697,309)	$2,971,887

Revenues

Management fees.    Management fees of our manager affiliates amounted to $29.8 million for the nine months ended September 30, 2010 and $41.2 million for the year ended December 31, 2009. Management fees are calculated on assets under management in the funds at the beginning of each calendar quarter or at the end of each month depending on the individual manager affiliate. For the year ended December 31, 2009, our weighted average management fee as a percentage of AUM was 1.49% and for the nine months ended September 30, 2010, our weighted average management fee as a percentage of AUM was 1.06% (which is 1.41% on an annualized basis). The slight drop in management fee yield is due principally to the faster AUM growth of two of our funds—which charge a 1.0% management fee—relative to the AUM growth of our other funds— which charge management fees higher than 1.0%. Therefore, the average amount of AUM paying lower management fees has increased between the periods of 2009 and the first nine months of 2010. We expect the rotation of such growth rates among our manager affiliates depends less on fee levels than on broad market conditions, the relative attractiveness of certain hedge fund strategies in the economic cycle and the allocation decisions of investors.

Incentive income.    For the nine months ended September 30, 2010, the incentive income of the manager affiliates amounted to $5.5 million, representing crystallized incentive income (crystallized incentive income is income realized as a result of partial or whole redemptions of investor capital accounts during the calendar year). Incentive income of the manager affiliates amounted to $35.9 million for the year ended December 31, 2009. Incentive fees are calculated based on investment performance net of management fees and fund expenses for the incentive period, usually the calendar year or as a result of redemption during the calendar year, as limited by high-water marks. In 2009, our manager affiliates received incentive income at a weighted average rate of 1.30% of AUM.

Interest income.    The interest income of $218,835 for the nine months ended September 30, 2010 and $274,815 for the year ended December 31, 2009 was related to the investments of the manager affiliates in the various underlying funds. This interest income does not reflect any interest earned on any net proceeds from this offering.

Other revenues.    Other income of $1,678 for the nine months ended September 30, 2010 and $10,029 for the year ended December 31, 2009 reflects miscellaneous revenue items allocated from the onshore feeder funds related to the investment activity of the manager affiliates.

Expenses

Operating expense—Operating member allocation.    The operating member allocation reflects the allocation of management fees to our operating members. The operating member allocation of $21.7 million for the nine months ended September 30, 2010 and $30.4 million for the year ended December 31, 2009 represent approximately 73% and 74% of total gross management fees earned by the manager affiliates in those respective periods. The allocation is used by operating members to defray costs associated with the investment management services delegated to them by the manager affiliate and include investment professional compensation and other expenses associated with the operation of the operating manager. For the nine months ended September 30, 2010 and for the year ended December 31, 2009, the following tables show the breakdown of the management fee allocation between the operating member and Aveon on participating AUM:

	For the nine months ended September 30, 2010
	Management fees available for allocation	Management fees earned above maximum participating AUM	Management fees earned below maximum participating AUM
		Operating member allocation	Operating member allocation	Aveon allocation
Banyan	$3,635,787	—	$2,545,051	$1,090,736
Brownstone	3,895,569	—	2,726,898	1,168,671
CastleRock	3,215,501	—	2,250,851	964,650
Chesapeake	1,429	—	1,000	429
Conquest	1,969,546	—	1,378,682	590,864
Cura	843,806	—	590,664	253,142
Glenrock	4,412,060	—	3,088,442	1,323,618
Viridian	10,514,698	$4,131,332	4,468,356	1,915,010
Welton	799,504	—	559,653	239,851

Total gross management fees	$29,287,900	$4,131,332	$17,609,598	$7,546,971
Investcorp, net	545,807	—	—	545,807

Total management fees	$29,833,707	$4,131,332	$17,609,598	$8,092,778

	For the year ended December 31, 2009
	Management fees available for allocation	Management fees earned above maximum participating AUM	Management fees earned below maximum participating AUM
		Operating member allocation	Operating member allocation	Aveon allocation
Banyan	$3,885,514	—	$2,719,860	$1,165,654
Brownstone	4,973,064	—	3,481,145	1,491,919
CastleRock	3,703,301	—	2,592,311	1,110,990
Chesapeake	82,374	—	57,662	24,712
Conquest	2,274,308	—	1,592,016	682,292
Cura	3,242,376	—	2,269,663	972,713
Glenrock	5,625,617	—	3,937,932	1,687,685
Viridian	15,735,041	$6,733,851	6,300,833	2,700,357
Welton	1,084,807	—	759,365	325,442

Total gross management fees	$40,606,402	$6,733,851	$23,710,786	$10,161,765
Investcorp, net	554,642	—	—	554,642

Total management fees	$41,161,044	$6,733,851	$23,710,786	$10,716,407

General partner expense allocation/compensation and benefits.    The pro forma expenses of Aveon Holdings I L.P. of $3.4 million for the nine months ended September 30, 2010 and $4.5 million for the year ended December 31, 2009 reflect the allocation to our general partner to meet operating costs. The allocation includes base cash compensation for our general partner’s employees and certain other operating expenses of our general partner, including payroll taxes, travel and entertainment expenses and selling, general and administrative expenses, and is initially capped at a fixed amount of $4.5 million per year. With respect to our general partner’s employees, these expenses include base salaries and all related employee benefits and taxes.

General, administrative and other expenses.    General, administrative and other expenses of $92,784 for the nine months ended September 30, 2010 and $20,000 for the year ended December 31, 2009 include professional fees and general office expenses.

Aveon fund expenses.    Fund expense of $180,358 for the nine months ended September 30, 2010 and $260,650 for the year ended December 31, 2009 are expenses directly related to the manager affiliates’ capital accounts held in underlying onshore feeder funds.

Amortization of intangibles.    We anticipate acquiring definite-lived intangible assets in conjunction with the acquisitions following this offering. Accordingly, we have reflected $24.1 million of amortization expense for the nine months ended September 30, 2010, and $32.1 million of amortization expense for the year ended December 31, 2009 related to the definite-lived portion of these acquired intangible assets. The estimated useful lives of the definite-lived portion of the intangibles are expected to average ten to thirteen years. We will amortize the definite-lived intangibles over their estimated useful lives.

Other income

Other income of $3.2 million for the nine months ended September 30, 2010 and $2.6 million for the year ended December 31, 2009 reflects the underlying net gains and losses of the manager affiliates investments in their capital accounts of the funds.

Non-controlling interests

The loss attributable to non-controlling interests for the nine months ended September 30, 2010 was $10.1 million and the income attributable to non-controlling interests for the year ended December 31, 2009 was $12.6 million. The components of the non-controlling interests are as follows.

Non-controlling interest in manager affiliates—incentive income allocation.    Non-controlling interest allocations in the manager affiliates of $4.0 million for the nine months ended September 30, 2010 and $27.5 million for the year ended December 31, 2009 are the pro forma incentive income allocations made to the non-managing members of our manager affiliates, which represented approximately 74% and 77% of the total gross incentive income earned by our manager affiliates in those respective periods. For the nine months ended September 30, 2010 and for the year ended December 31, 2009, the following tables shows the breakdown of the incentive income allocation between the non-controlling interests and Aveon on participating AUM:

	For the nine months ended September 30, 2010
	Incentive income available for allocation	Incentive income earned above maximum participating AUM	Incentive income earned below maximum participating AUM
		Non-managing member shared non-controlling interest allocation	Non-managing member shared non-controlling interest allocation	Aveon allocation
Banyan	$1,560,918	—	$1,293,377	$267,541
Brownstone	1,491,133	—	1,043,793	447,340
CastleRock	41,701	—	29,191	12,510
Chesapeake	1,048	—	734	314
Conquest	1,459,061	—	1,021,343	437,718
Cura	18,095	—	12,667	5,429
Glenrock	104,887	—	73,421	31,466
Viridian	27,960	$11,882	10,986	5,092
Welton	768,353	—	537,847	230,506

Total gross incentive income	$5,473,156	$11,882	$4,023,357	$1,437,917
Investcorp, net	2,600	—	—	2,600

Total incentive income	$5,475,756	$11,882	$4,023,357	$1,440,517

	For the year ended December 31, 2009
	Incentive income available for allocation	Incentive income earned above maximum participating AUM	Incentive income earned below maximum participating AUM
		Non-managing member shared non-controlling interest allocation	Non-managing member shared non-controlling interest allocation	Aveon allocation
Banyan	$21,314,355	—	$17,661,075	$3,653,280
Brownstone	6,067,626	—	4,247,338	1,820,288
CastleRock	1,777,314	—	1,244,120	533,194
Chesapeake	1,557	—	1,090	467
Conquest	1,080,804	—	756,563	324,241
Cura	3,097,036	—	2,167,925	929,111
Glenrock	2,012,567	—	1,408,797	603,770
Viridian	326	$140	131	56
Welton	8,527	—	5,969	2,558

Total gross incentive income	$35,360,112	$140	$27,493,007	$7,866,966
Investcorp, net	526,696	—	—	526,696

Total incentive income	$35,886,808	$140	$27,493,007	$8,393,662

Non-controlling interest in manager affiliates—Other. Other non-controlling interests in manager affiliates of $13.7 million for the nine months ended September 30, 2010 and $19.8 million for the year ended December 31, 2009 represent, in each respective period, the sum of the non-managing members’ pro rata share of amortization of intangibles plus the gains and losses of the manager affiliates’ capital accounts in the funds owned by the non-managing members of the manager affiliate. For the nine months ended September 30, 2010 and for the year ended December 31, 2009, the non-controlling interest amortization expense was $16.9 million and $22.5 million, respectively; these expenses were offset by gains in the capital accounts of the non-managing members of $3.1 million and $2.6 million in the respective periods.

Non-controlling interest in Aveon Holdings. The loss attributable to the non-controlling interest in Aveon Holdings was $464,873 for the nine months ended September 30, 2010 and the gain attributable to these non-controlling interests was $2.0 million for the year ended December 31, 2009. In each period, the non-controlling interest represents the total existing owners’ pro rata share of Aveon Holdings’ revenues, expenses and amortization of intangibles.

Income taxes

The provision for income taxes includes U.S. federal, state and local taxes at an approximate tax rate of 40%. The funds were not subject to income taxes prior to the acquisition by Aveon. Certain permanent differences affected the tax position, principally start-up costs incurred prior to the beginning of operations. As a result of the inclusion of a corporate tax-paying entity in the structure of Aveon, a portion of Aveon’s earnings become subject to corporate level income taxes going forward.

Segment analysis

Aveon Funds—Economic Income

We will conduct substantially all of our operations through the Aveon Funds segment. “Economic Income” is the financial measure used by our management to evaluate the overall performance and make operating decisions for the Aveon Funds segment. We believe that Economic Income is helpful in understanding our business and that investors should review the same supplemental financial measure that management uses to analyze our segment performance. Economic Income supplements and should be considered in addition to, and not in lieu of, the results of operations discussed above that have been prepared in accordance with GAAP. As explained below, Economic Income has certain limitations in that it does not take into account certain items included or excluded under GAAP.

Our management uses Economic Income to measure performance and allocate resources. Economic Income focuses on the core drivers of unitholder value: economic income revenues (management fees, incentive income and investment income) less economic income expenses (compensation, which includes operating member allocation compensation and general partner compensation expense; and non-compensation expenses, which are principally general and administrative expenses).

Management fee and incentive income earned by the Aveon Funds segment is highly indicative of the performance of our funds. With regard to compensation of our general partner’s employees, our philosophy is to align the interests of our existing partners and other key personnel with those of our unitholders and the investors in our funds. Allocation payments to our operating members are based directly on a contractual percentage of gross management fees and incentive income earned. Most amounts paid to our general partner’s employees and all assets paid to operating members are based on our performance and growth for the year.

Economic Income:

•

reflects management fees, incentive income and other revenues from our funds on an unconsolidated basis because we view the business as an institutional alternative asset management firm, assessing performance using the combined total of incentive income and management fees from each of our funds;

•

excludes any income allocations and distributions to our founding investors and selling investment professionals because Economic Income is used to measure our performance for the year and determine the amount of income available for allocation to all of our partners at the end of the year;

•	excludes amortization expense and non-controlling interest that arise out of the acquisition of customer-based intangibles and are not related to our performance;

•	excludes interest, depreciation and taxes because we do not take those items into account when evaluating our performance; and

•	in future periods will exclude other non-cash items, such as compensation expense relating to equity-based compensation.

Economic Income may not be comparable to similarly titled measures used by other companies and is not a measure of performance calculated in accordance with GAAP. We use Economic

Income as a measure of operating performance, not as a measure of liquidity. Economic Income should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. The bullet point summary above describes the adjustments which should be applied to our net income determined in accordance with GAAP to derive Economic Income.

Use of Economic Income without consideration of related GAAP measures is not adequate due to the adjustments described above. Management compensates for these limitations by using Economic Income as a supplemental measure to GAAP results to provide a more complete understanding of our performance as management measures it.

Pro forma Economic Income for the nine months ended September 30, 2010 and year ended December 31, 2009

	Nine months ended September 30, 2010		Year ended December 31, 2009

Pro forma Economic Income revenues
Management fees	$29,833,707	53.1%	$41,161,044	53.4%
Incentive income	5,475,756	46.9%	35,886,808	46.6%

Total pro forma Economic Income revenues	35,309,463	100.0%	77,047,852	100.0%

Pro forma Economic Income expenses
Operating expense—Operating member allocation	21,740,929	38.7%	30,444,637	39.5%
General partner expense allocation	3,375,000	6.0%	4,500,000	5.8%
General, administrative and other	1,676,034	3.0%	2,131,000	2.8%
Non-controlling interest in manager affiliates —Incentive income allocation	4,035,239	36.7%	27,493,146	35.7%

Total pro forma Economic Income expenses	30,827,202	45.7%	64,568,783	44.3%

Pro forma Economic Income	$4,482,261	15.7%	$12,479,069	16.2%

Below is a reconciliation of The Aveon Group L.P.’s pro forma net income (loss) for the nine months ended September 30, 2010 and the year ended December 31, 2009 to pro forma Economic Income:

	Nine months ended September 30, 2010	Year ended December 31, 2009

Pro forma net income (loss)	$(697,309)	$2,971,887

Add: net adjustments for amortization expense
Total amortization of intangibles	24,092,308	32,123,077
Less non-controlling amortization of tangibles	(19,755,692)	(26,340,923)

Net adjustments for amortization	4,336,615	5,782,154

Add: net revenue and expense adjustments for non-controlling interest
Pro-rata share of revenues in consolidated subsidiaries	3,813,318	7,644,028
Less pro-rata share of expenses in consolidated subsidiaries	(1,387,114)	(1,808,000)

Total non-controlling interests	2,426,204	5,836,028

Less: Additional general, administrative and other expenses not reflected in the pro forma statement of operations information	(1,583,250)	(2,111,000)

Pro forma Economic Income	$4,482,261	$12,479,069

Economic Income

Economic Income on a pro forma basis was $4.5 million for the nine months ended September 30, 2010, and $12.5 million for the year ended December 31, 2009, which represents management and incentive income less general partner expense allocation, general and administrative expenses and non-controlling operating member allocation expense.

Economic Income revenues

Management fees.    Management fees were $29.8 million for the nine months ended September 30, 2010 based on weighted average AUM for the nine months of $2,809 million and $41.2 million for the year ended December 31, 2009 based on weighted average assets under management for the year of $2,759 million.

Incentive income.    Incentive income was $5.5 million for the nine months ended September 30, 2010 based on weighted average assets under management for the nine months of $2,809 million and $35.9 million for the year ended December 31, 2009, based on weighted average assets under management for the year of $2,759 million.

Economic Income expenses

Operating expense—Operating member allocation.    Our operating member allocation was $21.7 million for the nine months ended September 30, 2010 and $30.4 million for the year ended December 31, 2009, which represents the allocation of management fees to our operating members.

General partner expense allocation.    Our general partner expense allocation was $3.4 million for the nine months ended September 30, 2010 and $4.5 million for the year ended December 31, 2009, which represents the allocation to our general partner to meet operating costs.

General, administrative and other.    General, administrative and other expenses were $1.7 million for the nine months ended September 30, 2010 and $2.1 million for the year ended December 31, 2009. General, administrative and other expenses represent other expenses consisting primarily of administrative and other expenses relating to our operations, including professional fees.

Non-controlling interests in manager affiliates—Incentive income allocation.    The amount of $4.0 million for the nine months ended September 30, 2010 and $27.5 million for the year ended December 31, 2009 represent the payments to each of the non-managing members of our manager affiliates, which generally will be equal to approximately 70% of gross incentive income earned from our funds up to a specified level of AUM (ranging from $300 million to $800 million), and 100% of gross incentive income earned from our funds on AUM exceeding the applicable AUM level.

Liquidity and capital resources

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to pay compensation, make distributions, repay borrowings and satisfy other general business needs. The primary sources of funds for liquidity to meet our long-term liquidity requirements include the capital raised in this offering and cash flows provided by operating activities, primarily the management fees and incentive compensation paid by the funds we manage and oversee and through the issuance of new equity, debt or revolving lines of credit with banks.

Primary liquidity needs over the next twelve months following the closing of this offering are expected to include funds committed to complete the acquisitions of the manager affiliates, including acquiring additional general partner or managing member interests in future funds, operating expenses, income taxes, non-controlling operating member allocation and distributions to unitholders.

Critical accounting policies

We prepare our consolidated financial statements in accordance with GAAP. The preparation of consolidated financial statements in conformity with GAAP requires management to make assumptions, estimates and/or judgments that affect the reported amounts of assets, liabilities, revenues and expenses in our consolidated financial statements. We base our estimates and judgments on historical experience and other assumptions that we believe are reasonable under the circumstances. These assumptions, estimates and/or judgments, however, are often subjective. Actual results may be affected negatively based on changing circumstances. If actual amounts are ultimately different from our estimates, the revisions are included in our results of operations for the period in which the actual amounts become known. The following is a summary of what we believe to be our most critical accounting policies and estimates.

Consolidation criteria

Our policy is to consolidate into our financial statements those entities over which we have control over significant operating, financial or investing decisions of the entity. These include wholly-owned subsidiaries and the manager affiliates over which Aveon has voting control.

Following the completion of this offering, Aveon will have a significant economic interest in each of the manager affiliates of our initial funds, and 100% of the voting interest in the manager affiliates and control of the management of each fund. Accordingly, Aveon has consolidated each of the manager affiliates.

We will grant the investors of the funds managed by the manager affiliates the right to dissolve their respective partnerships. Accordingly, going forward, we will not be required to consolidate the funds. All intercompany account balances and transactions will be eliminated in consolidation. Minority interests in the consolidated manager affiliates are classified as a non-controlling interest in net assets of consolidated subsidiaries on the consolidated balance sheet, and likewise non-controlling interests in the results of operations of those subsidiaries in the consolidated income statement.

Aveon will also own rights to the collection of fees from offshore feeder funds which are considered to be variable interest entities (VIE). Management performs an analysis of the design of each VIE to determine whether it is the primary beneficiary of the VIE. Based upon management’s analyses, Aveon is not deemed to be the primary beneficiary of the majority of the expected losses or of the expected residual returns or both. Management’s evaluation of whether Aveon is the primary beneficiary is subject to judgment.

For operating entities over which we may exercise significant influence but which do not meet the requirements for consolidation, we use the equity method of accounting whereby we record our share of the underlying income or losses of these entities.

Fair value measurements and hierarchy

U.S. GAAP Financial Accounting Standards on Fair Value Measurements (ASC 820, formerly SFAS No. 157), establishes a single definition for fair value and a framework for measuring fair value. A fair value measurement represents the price at which a transaction would occur between market participants at the measurement date. In accordance with ASC 820, Aveon has categorized its financial instruments, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument. The categorization is as follows:

•	Level 1: Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that Aveon has the ability to access.

•	Level 2: Financial assets and liabilities whose values are based on models where the inputs that are observable either directly or indirectly for substantially the full term of the asset or liability.

•

Level 3: Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset or liability.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification for certain financial assets or liabilities. Reclassifications impacting Level 3 of the fair value hierarchy are reported as transfers in/out of the Level 3 category.

Revenue and expense recognition

Our revenue and expense recognition policies are as follows:

Management and Incentive Income.    Our management fees and incentive income are comprised of:

•	Base management fees. Base management fees are based upon the contractual terms of investment advisory and related agreements and are recognized as earned over the specified contract period.

•

Incentive fees and allocations.    Incentive fees and allocations represent the allocations of profits which are a component of our general partner interests in the Aveon funds. In certain incentive fee arrangements we are entitled to receive incentive fees and allocations, subject to certain net loss carry-forward provisions (known as a “high-water mark”) and, in some cases, when the return on assets under management exceeds certain benchmark returns or other performance targets. In all cases, each fund is considered separately in that regard. Incentive fees and allocations are realized at the end of each fund’s measurement period, as applicable to the incentive fee or allocation.

Other Income.    Our manager affiliates acquire general partner or managing member interests in the funds they manage and we account for these general partner or managing member interests under the equity method of accounting. Aveon’s share of income generated by these general partner or managing member interests is recorded as a component of Other income. That amount reflects the fair value gains and losses of the associated funds’ underlying investments. These funds generate realized and unrealized gains from underlying investments which reflect a combination of internal and external factors.

Expenses.    Our expenses include compensation and benefits expense for our officers and employees, general and administrative expenses, certain portions of which are paid by our general partner and reimbursed by Aveon through an expense allocation by the general partner. Our accounting policies related thereto are as follows:

•

Operating expense—Operating member allocation.    The operating member allocation reflects the allocation of management fees to our operating members. The allocation is used by operating members to defray costs associated with the investment management services delegated to them by the manager affiliate and includes investment professional compensation and other expenses associated with the operation of the operating manager.

•

General partner allocation.    The general partner allocation expense consists of base cash compensation for our general partner’s employees and certain other operating expenses of our general partner, including payroll taxes, travel and entertainment expenses and selling, general and administrative expenses, which are reimbursed by Aveon Holdings. These expenses are recorded as of the date incurred.

•

Cash-based variable compensation.    Our cash bonus program is designed to align the interests of our general partner’s employees with the interests of the investors in the funds. The annual payment of bonuses is a percentage of the base salaries of certain of our executive officers and employees and will be subject to performance hurdles as specified by our board of directors.

•	Certain officers and employees are eligible for equity-based compensation. The cost of employee service received in exchange for an award of equity instruments is generally measured based on the fair value of the grant at the date of the award. Equity based awards that require future service or achievement of certain performance levels are recognized over the related service period. Equity based awards that do not require future service are expensed at the date of the award. Aveon is required to estimate forfeitures for equity-based awards that are not expected to vest.

•

General, administrative and other.    The balance of our expenses include administrative and professional fees. Certain portions of these expenses are paid by the general partner and reimbursed through an expense allocation to the general partner.

Accounting for acquisitions.    As a result of the acquisitions of our manager affiliates, we will record certain identifiable intangible assets and goodwill. Our identifiable intangible assets consist of the contractual right to future fee income from our advisory contracts and the contractual right to earn future incentive income from certain of our funds. We will amortize our identifiable finite-lived intangible assets over their estimated useful lives of ten years. Identifiable indefinite life intangible assets are tested for impairment whenever events or changes in circumstances suggest that an asset’s or asset group’s carrying value may not be fully recoverable. An impairment loss, calculated as the difference between the estimated fair value and the carrying value of an asset or asset group, is recognized if the sum of the estimated undiscounted cash flows relating to the asset or asset group is less than the corresponding carrying value.

Goodwill is the cost of acquired business interests in excess of the fair value of the net assets, including identifiable intangible assets, at the acquisition date. We will test the carrying of our goodwill in each of our reporting units for impairment at least annually by comparing the estimated fair value of each manager affiliate with its estimated net book value, after allowing or the value of identifiable intangible assets. We derive the fair value of each of our manager affiliates primarily utilizing a discounted cash flow methodology that incorporates manager affiliates’ cash earnings projections.

Income taxes.    Aveon and certain of its subsidiaries expect to be taxed as partnerships for U.S. federal income tax purposes. As a result, certain income is not subject to U.S. federal and state income taxes. Accordingly, the tax liability related to income earned by these entities represents obligations of the individual partners and members. In addition, certain of the wholly-owned subsidiaries of Aveon are subject to corporate federal, state and local income taxes that are reflected in our consolidated financial statements. Income taxes are accounted for using the liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis, using currently enacted tax rates. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

There remains some uncertainty regarding Aveon’s future taxation levels. The U.S. Congress has recently considered bills relating to the taxation of investment partnerships. Legislation has been introduced into the U.S. Congress this year that would generally (1) treat carried interest as non-qualifying income under the tax rules applicable to publicly traded partnerships, which would require Aveon to hold interests in entities earning such income through taxable subsidiary corporations, and (2) tax carried interest as ordinary income for U.S. federal income tax purposes, rather than in accordance with the character of income derived by the underlying fund, which is in many cases capital gain. Furthermore, legislation has been introduced in the U.S. House of Representatives that would tax as corporations publicly traded partnerships that directly or indirectly derive any income from investment advisor or asset management services. In addition, the Obama administration proposed in its published revenue proposals for both 2010 and 2011 that the current law regarding the treatment of carried interest be changed to subject such income to ordinary income tax. If any such legislation or similar legislation were to be enacted and it applied to us, it could materially increase the amount of taxes payable by Aveon and/or its unitholders.

Non-controlling interest in manager affiliates—Incentive income allocation.    The non-controlling interest payments reflect the allocation made to the non-managing members of the manager affiliate. The allocations are generally contracted to be approximately 70% of incentive income pursuant to investment management agreements between the funds and the manager affiliates on specified levels of assets under management (ranging from $300 million to $800 million), and 100% of those fees and incentive compensation on assets under management above such amount.

Non-controlling interest in manager affiliates—Other.    Other non-controlling interests in the manager affiliates include the portion of the amortization of intangible assets and investment results on portfolio investments which belong to the non-managing members.

Non-controlling interest in Aveon Holdings. Non-controlling interests in Aveon Holdings reflect the revenues, expenses and amortization of intangible assets of the non-controlling interests in Aveon Holdings. These non-controlling interests are held by the founding investors and the selling investment professionals.

Contractual obligations

We had no contractual obligations as of December 31, 2009 or September 30, 2010.

Off-balance sheet arrangements

Aveon Holdings I L.P., which is our predecessor for accounting purposes, had no off-balance sheet arrangements as of December 31, 2009 or September 30, 2010.

Qualitative and quantitative disclosures about market risk

Our predominant exposure to market risk will be related to our ownership of the manager affiliates of our funds and the sensitivities to movements in the fair value of our funds’ investments, which may adversely affect our management fees and incentive fees and allocations.

The fair value of financial assets and liabilities of our funds may fluctuate in response to changes in the value of securities, foreign currency exchange rates, commodity prices and interest rates. The net effect of these fair value changes impacts the realized and unrealized gains and losses from investments in our combined statements of income. However, the majority of these fair value changes, if losses, are absorbed by the non-controlling interest holders of our funds. The effect of gains from investments is allocated according to our funds’ governing agreements, and our manager affiliates will receive an incentive fee or allocation in excess of their stated interest.

Although each of our funds will continue to run its own risk management processes, our operating members will be subject to an additional level of enterprise risk oversight by our general partner’s employees using our systems, which will include the monitoring of limits for gross and net exposures, position concentrations, stress test sensitivities, maintenance of historical investment characteristics and daily profit and loss assessment. We will also use investment and portfolio risk screens to examine the structure of each manager affiliate’s portfolio to ensure that we are appropriately diversified in different economic and market cycles. In addition, we will require that each of our fund’s administrator and/or prime broker connect directly into our risk systems so that our management can apply daily oversight and reporting on all aspects of each investment program.

We are sensitive to changes in market risk factors that affect our financial results.

Impact on management fees

Our management fees are based on the assets under management of our funds as described in “—Understanding our results / key financial measures—Revenues” and are generally equal to approximately 30% of the management fees that our manager affiliates earn from our funds until the fund or our level of participation reaches a specified level of AUM, (ranging from $300 million to $800 million). Management fees will change in proportion to changes in the assets under management in our funds, which are affected by the market value of the investments of our funds and inflows and redemptions from our funds. As of September 30, 2010, a 10% increase in the average AUM of our initial funds would have increased our pro forma management fees by $3.0 million for the nine months ended September 30, 2010, and a 10% decrease in the average AUM of our initial funds would have decreased our pro forma management fees by $3.0 million.

Impact on incentive income

Our incentive income is based on a percentage of profits of our various funds as described in “—Understanding our results / key financial measures—Revenues,” and generally is equal to approximately 30% of the incentive fees and allocations that we earn from our funds until the fund reaches a specified level of AUM. Our incentive income is determined by our assets under management and our funds’ performance, which are impacted by market factors. However, major factors that will influence the degree of impact include (i) the performance for each of our funds in relation to how the investments therein are impacted by changes in the market and (ii) fund performance during the period of any loss carry forward or “high-water mark.” Consequently, incentive income cannot be readily predicted or estimated.

Market risk

Investments held by our funds as of any reporting date will include securities owned, securities sold not yet purchased and derivatives, which are reported at fair value. A 10% change in the fair value of the investments held by our initial funds as of September 30, 2010, would have resulted in a change of approximately $312 million in our assets under management, which would proportionately affect our management fee revenues and could significantly affect our incentive income, each as discussed above.

Exchange rate risk

Our funds hold investments that are denominated in non-U.S. dollar currencies that may be affected by movements in the rate of exchange between the U.S. dollar and non-U.S. dollar currencies. We estimate that as of September 30, 2010, a 10% change in the rate of exchange against the U.S. dollar would not have a material effect on our revenues or net income.

Interest rate risk

We currently do not have any financing arrangements. However, our initial funds hold a variety of credit instruments which accrue interest at variable rates and interest rate changes may therefore impact the cash flows and returns of our funds.

Credit risk

Credit risk is the risk that counterparties or debt issuers may fail to fulfill their obligations or that the collateral value may become inadequate to cover our funds’ exposure. Certain of our funds hold derivative instruments or debt securities that contain an element of risk in the event that the counterparties may be unable to meet the terms of such agreements. We and our operating members manage credit risk by monitoring the credit exposure to and the creditworthiness of counterparties, requiring additional collateral where appropriate, and using master netting agreements whenever possible. We and our operating members do not currently expect any counterparty defaults and therefore do not expect to incur any loss due to counterparty default.

Industry

Background

The asset management business involves managing investments on behalf of third parties in exchange for contracted fees and other income. This industry can be broadly split into two categories: traditional asset management and alternative asset management. Traditional asset management is based on managing portfolios of actively-traded equity, fixed income and/or derivative securities with the investment objectives of total return, current income, appreciation or replicating the returns of a specific index. Managers of such traditional asset management portfolios are generally compensated on a monthly or quarterly basis at a contracted fee based on assets under management, generally without regard to the performance generated by the investments in the portfolio.

Alternative asset management, in contrast to traditional asset management, is based on a variety of investment strategies such as private equity, hedge fund and commodity approaches that have a common objective of absolute performance within specified risk parameters. Management companies that advise alternative asset portfolios typically earn management fees based on the value of the assets they manage and, unlike traditional asset managers, earn incentive fees and allocations on the performance of fund investments. As a result, alternative asset managers generally seek to produce consistent absolute returns—which are less correlated to market indices—by actively hedging market risk and improving the investment returns of their portfolios.

Hedge funds are viewed as a subset of alternative asset management and are generally differentiated from private equity by the more liquid characteristics of their underlying assets. Because hedge funds are not subject to the investment restrictions of the Investment Company Act, they invest in a much broader range of asset classes than traditional collective investment vehicles, such as mutual funds. Hedge fund asset management includes, but is not limited to, the following strategy classes: long/short equity hedge, event driven, multi-strategy, global macro, fixed income/convertible arbitrage, equity market neutral and managed futures.

Market environment

The market environment for both traditional and alternative asset managers was generally favorable from 2003 through mid-2008 and was characterized by new fund formations, positive investment returns, and growth in assets under management. In mid-2008 the United States experienced considerable turbulence in the housing and sub-prime mortgage markets, which negatively affected other fixed income markets. The difficult conditions in the fixed income markets prompted lenders to cease committing to new senior loans and other debt, making it extremely difficult to refinance existing debt. As the turbulence continued and its intensity increased, equity market conditions also began to deteriorate in the latter part of 2008, as concerns of an economic slowdown began to affect equity valuations. The resulting reduction in liquidity and increase in volatility caused several commercial and investment banks, hedge funds and other financial institutions to reduce the carrying value of some of their fixed income holdings, further reducing the liquidity of debt and, to a lesser extent, equity instruments.

The material depreciation in asset values, greater volatility, counterparty consolidation and weaker economic conditions around the globe resulted in decreased availability of capital in the global debt and equity markets compared to recent years. In general, these conditions contributed to increased redemption requests from investors throughout the asset management industry, including hedge funds, in the last two quarters of 2008 and the first three quarters of 2009. The United States and other governments have taken a number of significant steps to improve market conditions, and there has been a general improvement in liquidity and market conditions since the first quarter of 2009. These improvements have been accompanied by a reversal of the overall outflows in the asset management business in the second, third, and fourth quarters of 2009 and a rebound in investor subscriptions in the fourth quarter of 2009. Despite these broad improvements in 2009, investor concern in the first quarter of 2010 over the weakness of the U.S. economic recovery and the potential deterioration of the fiscal condition of Greece and other European countries, caused increased volatility in equity and financial markets. As these conditions develop, we cannot predict the future stability or liquidity of these markets.

Between 2000 and the end of 2007, hedge fund assets under management grew by approximately $1.2 trillion largely as a result of new investments by institutional investors. Hedge fund-of-funds (i.e., hedge funds that invest in other hedge funds) also grew rapidly during this period as an important channel for institutional investors because many institutions had little prior experience investing in hedge funds and lacked the infrastructure and size to prudently invest directly into hedge funds. In exchange for an added layer of fees, hedge fund-of-funds offer institutions the potential to source managers, conduct due-diligence, provide diversification and monitor the underlying hedge funds in their portfolio. According to the April 2009 Bank of New York Mellon and Casey Quirk study, the hedge fund-of-funds channel represented 17% of assets invested in hedge funds in 2000, 37% in 2004 and 47% in 2008. Despite the growth of hedge fund-of-funds prior to the economic downturn, we believe the turmoil of 2008 highlighted some important limitations in the fund-of-funds model: prominent fund-of-funds were invested with managers who defrauded them; hedge fund-of-funds correlations to the equity markets were much higher than expected; and investors paid incentive fees to underlying managers who achieved individual positive performance despite losses in the aggregate hedge fund-of-funds portfolios. We believe that because hedge fund-of-funds firms lack ownership or other forms of legal control over the funds in which they invest and have restricted and infrequent transparency rights which, together with limited liquidity rights, reduce their ability to oversee and respond to the risk in their portfolios. We believe that our approach to acquiring and combining our funds into investable composites may be an attractive alternative to hedge fund-of-funds due to the diversification of our single strategy managers, the lack of a second layer of fees, the netting of performance fees between funds and daily transparency and risk oversight provided by our systems.

We believe that the fundamental drivers of demand for hedge fund strategies have remained in place:

Institutional demand.    Historically, the main driver of hedge fund growth has been increasing demand from institutional investors such as endowments and foundations, corporate and public pensions and insurance companies. The Bank of New York Mellon and Casey Quirk study estimates that institutions represented 33% of hedge fund investor assets in 2005 and 43% of hedge fund investor assets at the end of 2008.

Higher institutional demand has been driven by several factors. More conservative institutional investors, such as U.S. pensions, expected hedge funds to provide steady market-neutral income streams necessary to pay longer-living retirees. More aggressive investors, such as endowments, looked to hedge funds to generate significant excess returns. Overall, institutional investors viewed hedge funds as an asset class less correlated to traditional asset classes and, as the hedge fund industry matured, became more comfortable increasing hedge fund allocations in their portfolios. In particular, we believe that institutions increasingly viewed long/short equity hedge, event driven, and equity market neutral strategies as replacements to their long-only equity portfolios. Despite the recent downturn in hedge fund performance, we believe institutions will continue to view hedge funds as replacements for long-only portfolios and as sources of alpha especially as institutions resume the allocations they generally suspended in 2009. According to Hedge Fund Research, the average hedge fund performance decline in 2008 was -18.3%, which was less than the S&P 500 decline of -37.0% for the same period.

Alpha and beta mandates.    As institutions have embraced investments in hedge funds in the past five years, they also began to drive a convergence between their allocations to traditional asset managers and hedge fund managers. Institutional sponsors were no longer awarding mandates strictly along the lines of traditional equity and fixed income classes. Instead, they selected managers on their ability to consistently generate alpha (idiosyncratic or excess returns attributable to manager skill) or to provide less expensive sources of beta (market-based returns, such as index funds). Hedge funds, which are less constrained than traditional asset managers, positioned themselves to provide and receive compensation for alpha through incentive fees and allocations. We believe that a longer-term consequence of mandates that separate alpha and beta is that only true alpha generators will continue to command premium fees.

Demand for effective hedging.    An important component of returns attributable to manager skill is hedging market downturns. The turbulent market environment in late 2008 was a test of the ability of hedge funds to manage their portfolio beta exposure and limit market-based losses. We believe investors are differentiating between strategies that employ effective hedging techniques and strategies that do not.

Increasing transparency.    The institutionalization of the alternative asset management industry has encouraged hedge fund managers to develop more robust infrastructures, as large institutional investors require greater transparency and effective risk management systems. The recent financial crisis and high-profile scandals will also cause investors to make even greater demands with respect to transparency, requiring disclosure of portfolio risks and the drivers and rationale behind specific investment decisions.

Business

Overview

We are a newly formed investment management firm focused on acquiring controlling interests in the general partners or managing members of a diversified group of hedge funds, which we refer to as our “manager affiliates.” We will use a portion of the proceeds of this offering to acquire our interest in each of our nine initial manager affiliates, which have investment track records ranging from five to 19 years. Each of our manager affiliates currently has assets under management of less than $1 billion and generally focuses on a single investment strategy. As of September 30, 2010, the 12 funds managed by these nine manager affiliates had aggregate AUM of approximately $3.1 billion. As of the date of this prospectus, our general partner, Aveon Management L.L.C., employed seven investment professionals and our nine initial manager affiliates employed an additional 73 investment professionals.

Each of our manager affiliates seeks to deliver consistently positive investment returns throughout all market cycles while concentrating on risk management and capital preservation. We believe that specialized investment professionals, each focusing on a single investment strategy, have the potential to provide attractive investment returns as a result of their focus, ability to pursue smaller investment opportunities relative to larger funds, ability to move quickly in response to market conditions and streamlined coordination among investment professionals. We believe that the investment returns of our manager affiliates will benefit from low correlations to one another, which should contribute to the stability of both our revenues and assets under management.

We will be the sole controlling general partner or managing member of each of our manager affiliates, which will allow us to implement the necessary additional risk and operational oversight that we believe will create long-term value for our unitholders. At the time of each acquisition, we will admit the investment professionals and investment firm that have historically led the day-to-day investment and operational activities of each fund as limited partners or non-managing members of the manager affiliate. We refer to each such investment firm, together with the firm’s investment advisory team, as our “operating member.” As the general partner or managing member of each manager affiliate, we will generally have an economic interest that entitles us the right to retain approximately 30% of the gross fees and allocations (with our operating member receiving the remaining approximately 70% of gross fees and allocations) resulting from the fund’s total AUM until the fund reaches a specified level of AUM (ranging from $300 million to $800 million), above which our operating member will receive all incremental fees and allocations. In the case of Viridian, and possibly other funds we may acquire in the future, we will have the right to retain approximately 30% of the gross fees and allocations associated with only a portion of the fund’s total AUM. For the nine months ended September 30, 2010, Aveon Holdings would have been allocated approximately 27% of the gross management fees and approximately 26% of the gross incentive fees and allocations received by our manager affiliates. Under our oversight, our operating members will maintain day-to-day operational and investment authority over our funds, an arrangement which we believe will preserve the independence and entrepreneurial culture that contributed to the past investment performance and asset growth of our funds.

We will generate income from management fees and incentive fees or allocations pursuant to contractual arrangements with our manager affiliates and from any returns on our general partner or managing member interests in our funds. The management fees earned from our funds will typically be 1% to 2% of assets under management and will be based on the balance of assets under management at the beginning of the relevant period, as adjusted for inflows and redemptions during such period, for which management fees are generally pro-rated. The incentive fees or incentive allocations (i.e., allocations to the manager affiliate of a portion of the profits) earned on our funds will typically be equal to 20% of the net realized and unrealized profits earned from investments and based on the fair value of the fund investors’ net assets. There are, however, certain limitations to these incentive fees, such as the “high-water mark,” which serve to encourage the manager affiliates to recoup losses. Under a high-water mark arrangement, a manager affiliate does not earn incentive fees until the net asset value exceeds the highest historical value on which incentive fees were last paid. For example, if a fund investor made an investment of $1 million at the beginning of the first year and then our fund gained a net return of 20% on the investment over the entire first year, then the investor would pay fund incentive fees on the 20% gain and the investor’s high-water mark would be the net asset value of $1.20 million. If however, in the second year, the investor’s net loss was 10%, then the investor would not pay the fund any incentive fee at the end the second year, and the net asset value of the investment would be $1.08 million, which is $0.12 million below the high-water mark established at the end of the first year. In the third year, the fund does not accrue any incentive fees until the fund recoups the investor’s $0.12 million, returning the investor’s net asset value to the high- water mark. All of our initial funds have high-water mark arrangements. As of September 30, 2010, approximately $920.3 million (or 29.5%) of total AUM was on average 5.4% below the high-water mark.

We also intend to create investable multi-fund composites composed of ownership interests in a number of our funds. We expect that these investable multi-fund composites will not charge any additional management or incentive fees above those charged by the underlying funds in which they invest. This fee structure is different from that of a typical fund-of-funds (i.e., a fund that invests exclusively in other funds), which charges investors a second level of management fees and incentive fees above the fees charged by the underlying funds in which it invests and which does not offer its investors the benefits of fee netting. We also expect that these composites will benefit from incentive fee netting across all of the underlying funds in which they invest, which means that investors in the composites will only pay incentive fees on the aggregate, not the individual, returns of the underlying funds. For example, if the investable multi-fund composite records losses in any particular year, the investors in the composite will not pay incentive fees to the underlying managers in the composite who had positive investment returns in the same year. We believe that our investable multi-fund composites will be attractive to institutional and other qualified investors and will contribute to the growth in assets under management of our manager affiliates.

We intend to create long-term value for our unitholders by:

•	increasing assets under management in our funds through performance gains and net AUM inflows;

•	pursuing financially accretive and strategically complementary acquisitions of manager affiliates using the same structure employed for the acquisitions of our initial manager affiliates; and

•

developing innovative new products, including investable multi-fund composites that will be designed to produce non-correlated returns and that will provide for a single layer of fees and incentive fee netting.

We will reimburse our general partner for the expenses and costs incurred in managing and operating the general partner on our behalf, including base compensation for management and other employees, payroll taxes, travel and entertainment expenses and selling, general and administrative expenses generally. The amount of reimbursement for such general partner expenses and costs will be initially limited to $4.5 million per year. In addition, we will reimburse our general partner for annual cash bonuses paid to our general partner’s employees, initially in an aggregate amount up to $3.4 million, based solely on the return performance of one or more composite segments of our business exceeding a pre-defined target hurdle return. The $4.5 million and $3.4 million reimbursement obligations will only be increased by the board of directors of our general partner after considering certain factors, including the number of our manager affiliates and our funds at that time, the assets under management of our funds and any investable multi-fund composites, and future debt or equity financing transactions. We will also directly incur, or reimburse our general partner for, costs and expenses related to our operation as a public company, including costs related to audits, public reporting obligations, professional fees, rent, preparation and mailings of K-1s and other unitholder communications, transfer agent fees and other similar operating costs. The Aveon Group L.P. will be entitled to be directly reimbursed by the Aveon Holdings partnerships for such costs and expenses (rather than receiving such amounts as pro rata distributions from the Aveon Holdings partnerships). We estimate that our costs and expenses related to our operation as a public company will initially be approximately $2.1 million per year.

Our management team has received long-term incentive compensation in the form of restricted common units that will not vest until we have achieved Economic Income of $55 million over any four consecutive quarters. Following the acquisition of our manager affiliates, we will not pay cash or incentive compensation to our operating members other than through the portion of gross fees we allocate to them. We believe that our relatively low cost of operations and significant reliance on equity-based incentive compensation will differentiate us from our competitors and will align the interests of management with those of our unitholders.

Our manager affiliates

Our initial manager affiliates have been selected to position us to be well-diversified across a spectrum of investment strategies with strong historical, absolute and relative performance track records. We will seek to decrease the volatility in our earnings by acquiring interests in manager affiliates of funds with low correlations to one another and to major investing indices such as the S&P 500 and the Greenwich Global Hedge Fund Index. The table below summarizes key correlation and performance metrics of our initial funds:

As of September 30, 2010:

	Strategy	AUM ($MM)	AUM below high-water mark ($MM)***	Date of inception	Annualized net investment returns			3-year volatility	3-year correlation to the S&P 500	3-year correlation to the Greenwich Global Hedge Fund Index
Name					1 year	3 years	5 years

Banyan fund	Global Macro	$568	$36	Apr-04	6.8%	11.1%	15.3%	4.6%	0.10	-0.05

Brownstone fund	Event Driven Distressed and High Yield	311	1	Jul-04	5.6%	7.5%	8.9%	4.3%	0.10	0.19

CastleRock fund	U.S. Long-Short	417	11	Jun-93	5.0%	0.0%	6.0%	15.7%	0.61	0.65

Chesapeake funds	Trend-Following Managed Futures
Select fund Preferred fund		9 15 24	12	Mar-94 Apr-94	-5.5% -7.0%	4.1% 7.7%	3.9% 0.9%	20.7% 31.5%	0.08 0.09	0.37 0.38

Conquest funds	Global Macro
Series/Class 1x and Series C-1 Series/Class 3x and Series C-3 Other Assets**		195 12 7 214	164	Sep-02 Dec-02	6.1% 5.3%	18.1% 48.4%	15.1% 35.5%	19.6% 59.3%	-0.49 -0.49	-0.39 -0.39

Cura fund	Fixed Income Arbitrage	204	203	Dec-04	-1.2%	6.8%	7.1%	14.2%	0.24	0.39

Glenrock fund	Global Long-Short	423	18	Jul-91	-1.0%	5.3%	5.2%	5.4%	-0.28	-0.06

Viridian fund	Relative Value Global Commodities	888	477	Jun-05	7.0%	9.5%	9.5%	8.6%	-0.23	-0.19

Welton funds	Multi-Strategy Managed Futures
G fund H fund		68 4 72	0	May-06 Dec-08	7.3% 9.6%	8.8% N/A	N/A N/A	11.5% N/A	0.02 N/A	0.20 N/A

Total AUM		$3,121	$920

S&P 500					10.2%	-7.2%	0.6%	21.5%		0.81

Greenwich Global Hedge Fund Index					7.3%	2.3%	6.0%	8.2%	0.81

*	Assets under management as of September 30, 2010 and the investment returns for the funds for the period January 1, 2010 to September 30, 2010 are unaudited.
**	The Conquest funds include a segregated series comprised of approximately $7 million of internal capital of the investment professionals and their affiliates.
***	The AUM below high-water mark is the amount of AUM that will not earn incentive fees until investor capital accounts return to their cumulative high-water mark.

Note: One-, three- and five-year annualized net investment return results for each of our initial funds are the compounded average annual return of the monthly returns of each of our initial funds in the respective period.

Volatility, as measured by annualized standard deviation, is the monthly standard deviation of returns over the three year period times the square root of twelve.

Three-year correlations of initial funds returns against the S&P 500 and the Greenwich Global Hedge Fund Index are measures of the dependence of fund return to these indices. These correlations are measured on a scale of 1 to -1; a correlation of 1 indicates a 1:1 positive relationship, a correlation of 0 indicates no relationship and a correlation of -1 indicates a 1:1 negative relationship. For example, if the return of a fund and the return of an index have a correlation of 1.0, or a 1:1 relationship, this means that their monthly returns move together in tandem over a given historical period; conversely, a correlation of -1.0, or a 1:1 negative relationship, means that their monthly returns move in opposite directions from each other over a given period; a 0:0 correlation means that their monthly returns do not move together in any direction, and are unrelated. We believe correlation is therefore a useful measure for how investment returns are directionally related to each other. AUM and performance measures reflect asset levels in the funds’ audited and unaudited financial statements. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500 Index is presented for comparison purposes as it is a leading indicator of the performance of the overall market. The Greenwich Global Hedge Fund Index is presented for comparison purposes as it is the leading indicator of hedge fund performance. See

“Business—Initial funds” for additional performance information on each of our initial funds. See also “Risk factors—Risks related to our business—The historical returns attributable to our funds should not be considered as indicative of our or our funds’ future results or of any returns expected on an investment in our common units.”

Our manager affiliates are expected to generate the majority of their investment returns from the active skill of their portfolio investment professionals, in contrast to the returns that an investor would receive passively from broad market-based returns such as the S&P 500 or the broad Greenwich Global Hedge Fund Index. This skill is indicated by the fact that most of our funds have investment returns with consistently low correlations to the S&P 500 and the Greenwich Global Hedge Fund Index. However, it should also be expected that most of our funds will derive a share of their performance from the return inherent to their specific strategy. This is indicated by the fact that most of our funds have investment returns with correlations to their strategy indexes (for example the Greenwich Global Macro Index, Global Long/Short Index, Global Managed Futures Index, or the Global Fixed Income Arbitrage Index) that are higher than their correlations to the broader S&P 500 or the Greenwich Global Hedge Fund Index.

We employ a rigorous screening process to identify prospective manager affiliates. This process involves an assessment of the overall macroeconomic environment, including the relative attractiveness of investment strategies, as well as thorough manager-specific due diligence based on qualitative and quantitative analyses. We estimate there are approximately 5,200 hedge funds in operation, excluding hedge fund-of-funds. Of these funds, we estimate approximately 2,500 have historical track records of five years or greater and roughly another 1,400 have track records between three and five years. We intend to target managers whose fund track records approximate or exceed five years, although we may make exceptions for funds with shorter track records if there is evidence that the manager has run a highly successful predecessor fund or has rapidly expanded assets under management as a result of its skill. We will generally review funds that fall between $100 million and $2 billion in AUM. We only seek to acquire manager affiliates that we believe will be financially accretive and strategically complementary to our current business.

We believe that our platform offers significant advantages to the existing managers of our manager affiliates and to other hedge funds that we may acquire in the future. In addition to providing the opportunity for a hedge fund manager to sell a portion of its ongoing business for cash, our platform offers attributes that we believe will make it easier for a manager to retain AUM from existing investors and to grow AUM from new and existing investors. We believe that hedge fund investors increasingly are seeking greater transparency and oversight in fund accounting, operations and risk management by parties independent of the investment adviser. Following the acquisition of our manager affiliates, we will have daily access to all trading data of our funds and will provide independent oversight with respect to trading activity and risk management in the context of a close working relationship with our operating members. We believe that we will be providing our funds’ investors with enhanced transparency and oversight when compared to most independently managed single strategy hedge funds and that our manager affiliates will benefit from retention and growth of AUM.

In addition, we believe that our investable multi-fund composites will provide fund investors with an attractive alternative to traditional hedge fund-of-funds because these investable multi-fund composite vehicles will charge only a single layer of fees and will benefit from incentive fee netting across underlying funds. We expect that these new investment channels will further enhance the ability of our manager affiliates to grow assets under management.

Some hedge fund managers may be reluctant to join our platform because they do not wish to cede control over the general partners in their funds. We have sought to address these concerns with our initial manager affiliates by developing collaborative working relationships with the existing managers of our funds, and we expect to be able to develop similar working relationships with future managers.

Competitive strengths

Ability to identify and acquire financially accretive and strategically complementary manager affiliates.    Our management and our founding investors have extensive experience and relationships in the alternative asset management industry. We believe that these relationships, coupled with our thorough vetting process, will allow us to identify single strategy hedge funds that are financially accretive and strategically complementary to our current business. In addition, we seek to acquire manager affiliates that will augment the diversification of our portfolio of underlying funds. We look for low correlations across funds and investment strategies, as well as a history of strong absolute and relative returns within a solid risk management infrastructure. We believe the structure we employ when acquiring our manager affiliates will best align the interests of the selling investment professionals with the interests our unitholders, our management and the investors in our funds.

Track record of positive, non-correlated returns.    Our initial funds have a strong track record of positive, non-correlated returns. The annualized net investment returns of 10 of our initial funds for the three-year period from October 1, 2007 through September 30, 2010, shown on the chart above under “—Our manager affiliates,” are favorable when compared to the returns of the Greenwich Global Hedge Fund Index and the S&P 500, which were approximately 2.3% and -7.2%, respectively, over the same period. Most of funds seek absolute returns with a capital preservation strategy. This is especially attractive to investors in down markets since the funds have strong risk management and hedging capabilities as part of their investment strategies. See “Business—Initial funds.” In rapidly rising markets, our funds tend to participate in the market’s rise but may, depending on the strategy, lag the market if the market is rising rapidly. Although managers employing absolute return strategies may have worse performance than major market indices in any given year, we believe many investors value the commitment to capital preservation and consistent positive returns on which these managers focus on achieving in all years, across all market conditions. We believe that each of our manager affiliates is in a strong position to maintain existing capital, attract new assets under management and contribute positively to our earnings over time.

Ability to grow assets under management and create innovative products.    We believe that our initial funds, all of which were able to honor all of their redemption requests during the global economic crisis that occurred during the financial crisis of 2008 and 2009, will be in a strong competitive position to attract new assets under management. In addition, we plan to create innovative products that will leverage the expertise of our manager affiliates by combining the funds they manage into investable multi-fund composites that take advantage of the low correlation they provide while at the same time offering fee arrangements that provide for netting of incentive fees across funds.

Comprehensive, daily risk oversight.    We believe that in selecting alternative asset managers, particularly smaller managers such as those we seek to acquire, investors are increasingly focused on operational infrastructure, risk management and the use of multiple layers of oversight. We will require that each of our funds’ administrator and/or prime broker connect directly into our risk systems so that our management can apply daily oversight and reporting on all aspects of each investment program. We will provide this additional layer of oversight as the managing member of our manager affiliates, an arrangement we believe will enhance existing risk management cultures and help assuage investor concerns resulting from recent hedge fund industry upheaval.

Stable revenue and expense structure aligned with unitholder interests.     We believe the diversification across investment strategies and the low correlation across our initial funds should contribute to revenue stability going forward. Unlike typical alternative asset management holding companies, we will receive management and incentive fee revenue on a gross basis, and our operating members’ allocations will be based on fixed percentages of revenues, thereby removing the variability associated with the operating members’ discretionary operating expenses. Furthermore, our general partner’s operational expenses, which includes our management team’s base salaries, will initially be fixed at $4.5 million per year, and management cash bonuses will initially be limited to an aggregate maximum of $3.4 million per year, thereby providing a clear measure of margin expansion as we grow. We believe that by principally relying on equity-based incentive compensation, the interests of our management will be better aligned with the interests of our unitholders.

Highly experienced team at both Aveon and the manager affiliates.    Our senior management team has an average of over 21 years of experience in the investment management industry, and the investment professionals of our initial manager affiliates also have average investing experience of over 22 years. We have established an Investment Committee comprised of highly experienced investment professionals, which will meet regularly to review our funds’ performance and risk, as well as other risks relating to our operations. The principal investment professionals will be personally investing approximately $             million of additional aggregate capital into our funds at or near the time of this offering.

Initial funds

Banyan fund—Global macro discretionary strategy.    Banyan engages in short-term trades in futures and options contracts in the U.S. markets on equity indices, U.S. government debt instruments, currencies, commodities and individual stocks and engages in short-term trades in futures contracts in foreign markets on equity indices and European government debt instruments, in each case on the basis of its assessment of dislocations and correlations between markets. Banyan takes an active approach to trading, changing its positions frequently in response to shifting conditions in order to control the risk in its portfolio.

Overview.    Banyan Capital Fund, LP and Banyan Capital Fund Limited (collectively with Banyan Capital Master Fund Limited, the “Banyan fund”) were formed in February 2004 and April 2005, respectively, to pool and invest funds of their investors in order to trade a broad range of global managed futures and indices. At the time of the completion of this offering, we will own our interest in Banyan Capital Partners, LLC, a Delaware limited liability company, that was formed for the purpose of serving as the general partner of Banyan Capital Fund, LP. Banyan Equity Management, LLC has historically provided certain administrative and investment advisory services to the Banyan fund and will be admitted to Banyan Capital Partners, LLC as the operating member in order to continue to operate the Banyan fund on a day-to-day basis (the “Banyan operating member”).

The Banyan operating member is based in Boca Raton, Florida, and is led by Laurence Benedict, who oversees all trading and has 26 years of experience in the investment management industry. Mr. Benedict began his career as a market maker on the floor of the Chicago Board of Options Exchange and later at the American Stock Exchange. In 1989, he was hired by Spear Leeds & Kellogg (SLK) as their options specialist in the XMI Major Market Index. From 1992 to 1995, Mr. Benedict managed the off-floor derivative index trading at SLK. In 1995, Mr. Benedict became a Managing Director of the newly created proprietary trading department of SLK. After the Goldman Sachs purchase of SLK in 2000, Mr. Benedict launched Banyan Equity Management, LLC.

The Banyan operating member has a chief operating officer and two employees in trading and operations. The Banyan fund employs two prime brokers, Goldman, Sachs Execution & Clearing L.P. and UBS Securities, LLC. The Banyan fund’s external auditor is Rothstein, Kass & Company, P.C. and it uses Kinetic Partners US LLP as an independent compliance consulting firm. As of September 30, 2010, the Banyan fund’s AUM was approximately $568 million. In addition to the Banyan fund, the Banyan operating member advises separately managed client accounts, from which we will receive no fees, using the same strategy as the Banyan fund. We believe that the investment capacity of the Banyan operating member exceeds its current AUM and the specified level of AUM for which we will receive fees from the Banyan fund.

Global macro discretionary strategy.    The Banyan fund’s strategy seeks to take advantage of market opportunities created by macroeconomic factors by using portfolios of options, futures and equity securities in different global markets. The investment team, using a combination of technical, fundamental and discretionary analyses, reacts quickly to movements and dislocations in global markets and often trades on a countertrend basis to establish short term positions based on macroeconomic factors such as volatility increases and decreases in the marketplace to take advantage of the opportunities identified. The portfolio strategy is generally 50% to 70% financial-related futures, 10% to 15% commodity-related futures, 10% to 20% equities and 10% to 15% options (based on current portfolio positions) comprising trades in the highly liquid and broad-based securities of the top five global economies, including: S&P 500, Nasdaq, DAX, Nikkei, 10-year notes, 30-year U.S. bonds, Bunds, Euro and Yen currencies, and oil, gas, gold, and, opportunistically, other commodities. Banyan’s investment approach is discretionary and is based on generating absolute returns, maintaining liquidity and managing risk to avoid permanent losses.

For example, Banyan will measure the recent behavior between two markets (e.g. U.S. equities and U.S. dollar) to calculate a correlation of movements. If U.S. equities had been tracking closely to recent fluctuations in U.S currencies and then U.S. equities fell in price while the U.S. dollar had risen in the shorter term, the manager may take a position in U.S. equities, expecting a rebound, by purchasing a U.S. equity ETF or futures index. The position would be unwound if U.S. equities did not move up in the short-run as expected.

The investment team constantly monitors its positions and attempts to manage risk by constructing and actively managing the portfolio through Banyan’s proprietary process, which includes:

•	a flexible and adaptive trading approach;

•	investing in diversified long and short positions across markets and asset classes to avoid market correlations;

•	using options to deflect market volatility and decrease risk;

•	employing stop losses, which is a trading technique used to sell securities once they reach certain prices, to protect downside movements; and

•	maintaining a highly liquid portfolio.

Historical performance.    The Banyan fund seeks to generate absolute returns as a highly diversified capital preservation strategy with uncorrelated returns. The Banyan fund’s annual net investment returns for the past five years, including 1-year, 3-year, and 5-year annualized net returns, are compared to the benchmarks below:

	Banyan fund*	Greenwich Global Macro Index*	S&P 500*	Greenwich Global Hedge Fund Index*

Annual Net Investment Returns:
2005	4.5%	9.2%	4.9%	8.6%
2006	25.8%	6.2%	15.8%	12.1%
2007	16.5%	12.7%	5.5%	11.1%
2008	14.4%	-4.8%	-37.0%	-15.9%
2009	11.5%	9.4%	26.5%	19.4%
YTD 2010 (1/1/2010-9/30/2010)	5.4%	3.3%	3.9%	4.9%

Annualized Net Returns ending 9/30/2010:
1-year	6.8%	3.8%	10.2%	7.3%
3-year	11.1%	3.7%	-7.2%	2.3%
5-year	15.3%	5.8%	0.6%	6.0%

*	Banyan fund returns are net of all fees. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500, the Greenwich Global Macro and the Greenwich Global Hedge Fund indices are presented for comparison purposes as they represent leading indicators of the performance of the broad equity market, global macro hedge funds and hedge funds, respectively.

We believe Banyan’s strict risk management approach, which results in the manager taking less risk when its performance has been poor and more risk when its performance has been positive, mitigates the risk of significant investment losses. The market environment under which we believe Banyan would find the most difficulty would be during periods of low market liquidity. Banyan’s holding period is typically very short and requires liquidity in order to exit trades. In periods of low market liquidity, we would expect Banyan to trade less frequently and we would expect performance to be lower than is otherwise typical for Banyan.

Brownstone fund—Event driven-distressed and high yield strategy.     Brownstone seeks to identify and take investment positions in the debt securities of companies that are undergoing change as a result of specific, identifiable events, such as credit rating changes, bankruptcy proceedings or other corporate actions or special situations. Brownstone performs credit analysis to derive estimates of the values of high yield corporate bonds and related securities, and employs various trading strategies designed to extract profits from situations where the market prices of these securities differ from Brownstone’s own estimated prices.

Overview.    Brownstone Partners Catalyst Fund, LLC and Brownstone Partners Catalyst Fund, Ltd. (together with related investment vehicles, collectively the “Brownstone fund”) were formed in April 2004 and June 2004, respectively, to pool and invest funds of their investors in order to trade high yield and distressed corporate bonds and loans. Immediately following the completion of this offering, we will acquire our interest in Brownstone Investment Partners, LLC, a Delaware limited liability company that serves as the managing member of Brownstone Partners Catalyst Fund, LLC, and oversees the management and investment operations for the Brownstone fund. Brownstone Asset Management, L.P. has historically provided certain administrative and investment advisory services to the Brownstone fund and will be admitted to Brownstone Investment Partners, LLC as the operating member in order to continue to operate the Brownstone fund on a day-to-day basis (the “Brownstone operating member”).

The Brownstone operating member is based in New York City and has six full-time investment professionals led by Oren M. Cohen. Prior to joining Brownstone, from 2002 to 2004 Mr. Cohen was a Principal at Trilogy Capital, LLC, focused on intra-capital arbitrage and value investing, primarily in the high yield and distressed markets. Prior to Trilogy, he was a Managing Director at Merrill Lynch from 2000 to 2002 and Bear, Stearns & Co. Inc. from 1995 to 2000 overseeing the high yield media & telecommunications research group. Prior to this, Mr. Cohen was a Director at Salomon Brothers Inc. from 1991 to 1995 where he was a high yield and investment grade credit analyst covering the media and paper & forest products sectors. Mr. Cohen was a member of the Institutional Investor All American Fixed-Income Research Team.

The Brownstone operating member has four financial, operating and marketing personnel. The Brownstone fund is administered by Citco Fund Services (USA) Inc. and employs two prime brokers, JP Morgan Prime Brokerage and The Goldman Sachs Group, Inc. The fund’s external auditor is McGladrey & Pullen, LLP. As of September 30, 2010, the Brownstone fund’s AUM was approximately $311 million. We believe that the investment capacity of the Brownstone operating member exceeds its current AUM and the specified level of AUM for which we will receive fees from the Brownstone fund.

Event driven-distressed and high yield strategy.    The Brownstone fund’s investment strategy seeks to identify and exploit opportunities in the U.S. high yield and distressed debt markets, investing in corporate bonds and loans that have the potential for significant price movement as a result of identifiable events. Such events include mergers and acquisitions, corporate reorganizations, regulatory changes, management initiatives, debt covenant violations, liquidity changes, or changes in a company’s credit rating. The Brownstone portfolio managers use in-depth credit analysis to assess the likely impact of events on the price of debt securities, which they seek to exploit by taking long-only positions, short-only positions, intra-industry arbitrage positions (taking concurrent positions in the securities of companies in different industries), and capital structure arbitrage (taking concurrent positions in different debt instruments offered by a single company).

For example, Brownstone might seek to purchase corporate bonds that are trading at a discount in anticipation of an improvement in the issuer’s financial situation. The catalyst for the improvement could be an event such as an improved earnings forecast or the restructuring of certain corporate obligations, and the result of such a development could be a substantial rise in the market price of the bonds acquired. The fact that the bonds already trade at a discount to par would provide a measure of protection against price declines, providing Brownstone with the potential for significant profit with limited downside risk. The manager might also look for issuers whose credit is deemed very safe by investors and purchase relatively inexpensive protection against the default of that credit through a credit default swap. Should the market downgrade its view of that issuer’s creditworthiness due to deteriorating business prospects, a corporate transaction through which the issuer increases its balance sheet leverage, or some other cause, Brownstone would expect to profit. If nothing were to occur, Brownstone might expect to lose only a small amount on the position. Depending on a number of factors including the particular opportunities available in the issues it follows and the managers’ overall evaluation of market conditions, Brownstone’s portfolio might consist of predominantly long positions, short positions, or a relatively balanced mix of the two.

The Brownstone investment team monitors its positions daily and manages risk by adhering to position and industry concentration limits, and by diversifying positions by maturity and capital structure exposure. Credit risk is monitored through continuous credit research techniques, and both spread volatility and interest rate risk are evaluated through daily proprietary analysis. The investment team manages the net exposures of its portfolio depending on opportunities throughout the credit cycles, operating within gross and net exposure limits and reducing exposures if losses exceed certain thresholds.

Historical performance.    The Brownstone fund seeks to outperform throughout the credit cycle as a capital preservation strategy. The Brownstone fund began operations in July 2004. The Brownstone fund’s annual net investment returns for the past five years, including 1-year, 3-year, and 5-year annualized returns, are compared to the benchmarks below:

	Brownstone fund*	Greenwich Global Distressed Index*	S&P 500*	Greenwich Global Hedge Fund Index*

Annual Net Investment Returns:
2005	7.2%	9.3%	4.9%	8.6%
2006	16.7%	15.3%	15.8%	12.1%
2007	6.8%	6.7%	5.5%	11.1%
2008	7.0%	-22.9%	-37.0%	-15.9%
2009	7.4%	24.7%	26.5%	19.4%
YTD 2010 (1/1/2010-9/30/2010)	5.0%	9.2%	3.9%	4.9%

Annualized Net Returns ending 9/30/2010:
1-year	5.6%	16.2%	10.2%	7.3%
3-year	7.5%	1.6%	-7.2%	2.3%
5-year	8.9%	5.7%	0.6%	6.0%

*	The Brownstone fund returns are net of all fees. Brownstone fund performance represents returns on a specific share class. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500, the Greenwich Global Distressed and Greenwich Global Hedge Fund indices are presented for comparison purposes as they represent leading indicators of the performance of the broad equity market, high-yield fixed income arbitrage hedge funds and hedge funds, respectively.

Brownstone employs a conservative approach that it believes allows it to avoid significant investment losses. As their portfolio is typically very hedged, Brownstone may underperform compared to the credit market and their peers in periods where the credit indices are strongly positive and beta returns (returns correlated to the performance of the market as a whole) account for the largest portions of peers’ performance.

CastleRock fund—U.S. long-short equity strategy. CastleRock invests in U.S.-listed stocks of mid- and large-capitalization companies. The manager’s team of analysts closely follows company news and industry developments, analyzes financial statements and meets with the corporate management teams to identify attractive investment opportunities. CastleRock typically purchases shares of companies that it perceives to have strong balance sheets and business fundamentals, increasing cash flows, and effective management. CastleRock typically takes short positions in the shares of companies with weakening balance sheets, deteriorating business fundamentals, decreasing cash flows and ineffective management.

Overview.    CastleRock Partners, L.P., CastleRock Partners II, L.P. and CastleRock Fund, Ltd. (collectively the “CastleRock fund”) were formed to pool and invest funds of their investors to trade liquid U.S. equity securities, as well as options and other derivative contracts principally used for hedging purposes. CastleRock Fund, Ltd. is a shareholder of CastleRock Master Fund, Ltd. (the “Master fund”), which was formed in December 2008 and has elected to be treated as a partnership for U.S. tax purposes. Immediately following the completion of this offering, we will acquire our interest in CastleRock Management, LLC, a Delaware limited liability company that serves as the general partner of CastleRock Partners, L.P. and CastleRock Partners II, L.P. and is a shareholder of the Master fund. CastleRock Management, LLC oversees the management and investment operations of the CastleRock fund. CastleRock Asset Management, Inc. has historically provided certain administrative and investment advisory services to the CastleRock fund and will be admitted to CastleRock Management, LLC as the operating member to continue to operate the CastleRock fund on a day-to-day basis (the “CastleRock operating member”).

The CastleRock operating member is based in New York City and has nine full-time investment professionals. The CastleRock operating member has six financial, client service, operating and compliance personnel led by Paul P. Tanico and Ellen H. Adams. Mr. Tanico began his investment career in research at David J. Greene & Co. and was a Portfolio Manager at Atalanta Sosnoff, Neuberger Berman and Omega Advisors, where he was one of the original partners prior to founding CastleRock in 1993. Prior to joining CastleRock in 1998, Ms. Adams was at Chancellor LGT, where she had various roles, including head of North American Equities, where she oversaw $20 billion in assets, head of Chancellor’s large-cap growth product area, where she directly managed approximately $7 billion for institutional accounts, and Director of Research. Additionally, Ms. Adams was a member of Chancellor LGT’s Board of Directors. Prior to joining Chancellor, Ms. Adams worked with Mr. Tanico at both Omega Advisors, where they were founding partners, and at Neuberger Berman, where they managed equity portfolios.

The CastleRock fund is administered by third-party Citi Hedge Fund Services, Inc. and employs two prime brokers, UBS Securities, LLC and Merrill Lynch. The external auditor for the CastleRock fund is McGladrey & Pullen, LLP. As of September 30, 2010, the CastleRock fund’s AUM was approximately $417 million. In addition to the CastleRock fund, the CastleRock operating member advises assets, from which we will receive no fees, for various separately managed accounts, a long-short focus fund and a special purpose fund. We believe that the investment capacity of the CastleRock operating member exceeds its current AUM and the specified level of AUM for which we will receive fees from the CastleRock fund.

U.S. long-short equity strategy.    The CastleRock fund’s investment strategy seeks to take advantage of valuation opportunities in equity markets principally in the United States by buying undervalued equity securities and selling overvalued equity securities in mid to large capitalization companies. Long positions, which typically number between 30 and 50 in the fund’s portfolios, are usually in companies that are undervalued or in strong companies with large growth potential. Short positions, which typically number between 30 and 80, are in overvalued securities of companies with internal management problems, deteriorating business fundamentals and/or weakening competitive positions.

For example, CastleRock might seek to purchase shares of companies with strong growth prospects. CastleRock analyzes the companies within their investible universe (U.S. mid- and large-cap stocks) using their proprietary valuation models in order to determine expected earnings and cash flows for each. If they find a company whereby CastleRock’s own assumptions for future earnings and cash flows are significantly greater (lesser) than the market’s consensus, they will consider a purchase (sale) of those shares after certain qualitative considerations. The additional considerations include CastleRock’s top-down view of the market and their assessment of the competitive landscape within particular industries, discussions with company management and other contacts, and considerations of the risks and opportunities for each business. If both quantitative and qualitative thresholds are adequately met, CastleRock will initiate a position and typically maintain a long-term view, in anticipation of a market-outperforming return over a 2-year period.

Since CastleRock Management, LLC screens for only those companies that it believes have the potential to generate at least a 50% return over a 24-month investment period, the investment team develops a narrower universe upon which to focus its research on industry and company fundamentals. The specific merits of individual investments must have both an edge of insight, which is based on longer-term thematic and secular trends that have not been fully discounted in the market place, and an edge of fact, which is shorter-term specific information that identifies the winners and losers in an industry through fundamental research. These edges, when applied to proprietary financial models (industry and company), lead to variant perceptions of earnings and cash flow relative to market consensus, especially over longer-term time horizons where mid and large cap stocks are priced less efficiently than they are in the short-term. The typical holding period for long positions is between 12 to 24 months, while the turnover on the short portfolio is more frequent as short positions tend to be driven by catalysts. Both the long and short portfolios have a goal of making absolute profits. The portfolio can vary from 0% to 100% net long, but generally averages 50% to 60% net long, with long portfolio gross exposure on average ranging from 90% to 135% and short exposure between 20% and 50% (net exposure can go to as low as zero to preserve capital in a defensive market environment).

The CastleRock portfolio managers systematically manage risk at three levels: (i) the portfolio employs limited leverage, maintains high liquidity requirements, uses quantitative overlays to test for cross correlations, and conducts stress-testing under different macro and industry scenarios; (ii) sector diversification occurs across 12 different sectors, which are analyzed daily to adjust concentrations or occasionally hedged with sector ETFs and options; and (iii) stock concentrations are limited to 3.0%-8.0% for individual long positions and 0.5%-2.0% for individual short positions. In the event of a 10% drawdown, the portfolio is subject to an automatic drawdown rule which reduces the net exposure of the portfolio to 30% or less, depending on the source of the drawdown.

Historical performance.    The CastleRock fund seeks to outperform in market conditions by outperforming in up markets while declining less than half the benchmark in down markets. The CastleRock fund began operations in June 1993. The CastleRock fund’s annual net investment returns for the past five years, including 1-year, 3-year, and 5-year annualized returns, are compared to the benchmarks below:

	CastleRock fund*	Greenwich Global Long- Short Index*	S&P 500*	Greenwich Global Hedge Fund Index*

Annual Net Investment Returns:
2005	22.5%	10.5%	4.9%	8.6%
2006	7.4%	12.8%	15.8%	12.1%
2007	15.7%	11.5%	5.5%	11.1%
2008	-17.4%	-22.0%	-37.0%	-15.9%
2009	21.9%	23.2%	26.5%	19.4%

YTD 2010 (1/1/2010-9/30/2010)	1.4%	4.0%	3.9%	4.9%

Annualized Net Returns ending 9/30/2010:
1-year	5.0%	7.0%	10.2%	7.3%
3-year	0.0%	0.4%	-7.2%	2.3%
5-year	6.0%	5.2%	0.6%	6.0%

*	CastleRock fund returns are net of all fees. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500, the Greenwich Global Long-Short and the Greenwich Global Hedge Fund indices are presented for comparison purposes as they represent leading indicators of the performance of the broad equity market, long-short equity hedge funds and hedge funds, respectively.

CastleRock maintains a portfolio that typically has more long stock exposure than short stock exposure, and a positive correlation to the market. As a result, we believe CastleRock will not perform as well in periods where equity market indices are meaningfully negative—as they were in 2008, 2002, 2001—and could possibly achieve a negative return. CastleRock’s negative years occurred in 2008, 2002, 2001 and 1994, which were poor years for equities.

Chesapeake funds—Trend-following managed futures strategy.    Chesapeake seeks to identify persistent trends in the market prices of approximately 100 futures contracts in markets across the globe (including financial futures such as currencies, bonds, short term interest rates and stock indices and commodity futures such as grains, meats, metals, energies and other commodities). A futures contract is a standardized contract between two parties to buy or sell a specified asset (e.g., cotton, sugar, gold) of standardized quantity and quality at a specified future date at a previously agreed price (the futures price). Chesapeake does not attempt to analyze or forecast fundamental factors such as supply and demand for the underlying commodities, but rather makes purchases and sales based upon an analysis of historical price movements. In situations where Chesapeake determines prices in a particular market will continue to move higher (lower), it will buy (sell) futures contracts in that market. Chesapeake’s rules-based approach also determines the appropriate sizing of positions and the amount of risk assumed in each trade in an effort to remain invested in winning positions that are profiting from prevailing market trends while limiting losses caused by positions in markets where the prevailing market direction has changed.

Overview.    Chesapeake Select L.L.C. and Chesapeake Preferred II L.L.C., (together the “Chesapeake funds”) were formed in March 1994 and April 1994, respectively, to pool and invest funds of their investors in order to trade a broad range of managed futures. At the time of the completion of this offering, we will own our interest in Chesapeake SP Partners, LLC, a Delaware limited liability company formed for the purpose of serving as the managing member and to oversee the management and investment operations of the Chesapeake funds. Chesapeake Capital Corporation has historically provided certain administrative and investment advisory services to the Chesapeake funds and will be admitted to Chesapeake SP Partners, LLC as the operating member in order to continue to operate the Chesapeake funds on a day-to-day basis (the “Chesapeake operating member”).

The Chesapeake operating member is based in Richmond, Virginia, and has thirteen full-time investment professionals led by Jerry Parker, who has 27 years of experience in the investment management industry. Mr. Parker was employed by Mr. Richard J. Dennis as an exempt commodity trading advisor in Mr. Dennis’ training program. After the program, Mr. Parker was an independent contractor and traded for Mr. Thomas Dennis as an exempt commodity trading advisor. From November 1983 through January 1988, Mr. Parker had complete discretionary trading authority over a futures portfolio of U.S. $1 million to U.S. $1.5 million. In February 1988, Mr. Parker formed Chesapeake.

The Chesapeake operating member has 22 employees in financial, operating, compliance and business development roles. The Chesapeake funds employ four futures commission merchants (Newedge USA, LLC, UBS Securities, MF Global, and Goldman, Sachs & Co.), two prime brokers (UBS Securities, LLC and Newedge Group UK) and one custodian (Brown Brothers Harriman & Co.). An affiliate of J.P. Morgan Securities LLC, an underwriter for this offering, provides certain services related to foreign exchange markets to the Chesapeake funds. In exchange for such services, the affiliate of J.P. Morgan Securities LLC receives customary fees and commissions. The Chesapeake funds’ external auditor is Arthur F. Bell, Jr. & Associates, L.L.C. As of September 30, 2010, the Chesapeake funds’ assets under management were approximately $24 million. In addition to the Chesapeake funds, the Chesapeake operating member advises separately managed client accounts, from which we will receive no fees, using the same strategy as the Chesapeake funds. We believe that the investment capacity of the Chesapeake operating member exceeds its current AUM and the specified level of AUM for which we will receive fees from the Chesapeake funds.

Trend-following managed futures strategy.    The Chesapeake funds’ strategy seeks to identify and take advantage of trends in prices in approximately 100 global markets using financial futures (including currencies, bonds and short term interest rates and stock indices) and commodity futures (including grains and meats, metals, energies and soft commodities). With nearly equal exposure to financial markets and commodity markets, respectively, the portfolio is designed to produce absolute returns with low correlations to underlying markets. The investment team seeks to identify price patterns and trends using a systematic approach based on the statistical analysis of historical data and a combination of several models that differ primarily in the timing of trades. As the models identify price trends and use filters to evaluate the probability of markets developing profitable price trends, a long or short position is established in the direction of the trend.

For example, Chesapeake will apply their proprietary measurements to a particular market (e.g., corn, British pounds, etc.) to determine if the recent direction of prices is likely to persist in the long-term. If the measurements indicate that persistence is likely (market will continue to move higher (lower)), Chesapeake will take a position in that direction (enters into long (short) position). Once in a trade, proprietary risk management rules will govern when a position is exited.

The investment team constantly monitors its positions and attempts to limit maximum exposure to any one sector through a proprietary system that calculates risk parameters and correlations between sectors. Well-defined risk limits are in place for each position and open interest to any given market is generally limited to 10% of the portfolio. The investment team will evaluate positions based on short-term volatility in the market, keeping position exposures reasonably equivalent on a risk-adjusted basis. Positions are sold when certain pre-determined prices are hit as a trend reverses or in response to extreme market volatility.

Historical performance.    The Chesapeake funds seek to generate absolute returns as a highly diversified capital preservation strategy through two programs, Chesapeake Select and Chesapeake Preferred II, that differ by their levels of exposure. The Chesapeake Select portfolio and the Chesapeake Preferred II portfolio employ the same strategy except Chesapeake Preferred II generally has one and a half times (1.5x) the level of exposure to each position because of the use of margins. The Chesapeake Select program began operations one month prior to the Chesapeake Preferred program, which commenced trading in April 1994. The Chesapeake funds’ annual net investment returns for the past five years, including 1-year, 3-year, and 5-year annualized net returns, are compared to the benchmarks below:

	Chesapeake Select*	Chesapeake Preferred II*	Greenwich Global Managed Futures Index*	S&P 500*	Greenwich Global Hedge Fund Index*

Annual Net Investment Returns:
2005	-1.7%	-6.0%	3.1%	4.9%	8.6%
2006	9.6%	18.1%	6.0%	15.8%	12.1%
2007	4.3%	-22.4%	9.0%	5.5%	11.1%
2008	12.2%	19.4%	19.8%	-37.0%	-15.9%
2009	-0.3%	3.5%	-1.0%	26.5%	19.4%
YTD 2010 (1/1/2010-9/30/2010)	-6.6%	-10.1%	4.9%	3.9%	4.9%

Annualized Net Returns ending 9/30/2010:
1-year	-5.5%	-7.0%	4.0%	10.2%	7.3%
3-year	4.1%	7.7%	9.3%	-7.2%	2.3%
5-year	3.9%	0.9%	8.2%	0.6%	6.0%

* Chesapeake Select and Chesapeake Preferred II returns are net of all fees. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500, the Greenwich Global Macro and the Greenwich Global Hedge Fund indices are presented for comparison purposes as they represent leading indicators of the performance of the broad equity market, global managed futures hedge funds and hedge funds, respectively.

Chesapeake depends on extended trends in various markets to generate returns, and we believe Chesapeake will not perform as well when the markets lack trends and are generally directionless. Periods of strong reversals in trends will also generally result in poor performance. For example, strong trend reversals occurred in May 2010, which resulted in a negative performance for that month.

Conquest funds—Global macro systematic strategy.    Conquest has created a set of trading rules based on extensive research and testing that attempt to profit from short-term price changes (typically one day to two weeks in duration) in the markets by trading currencies, futures contracts, and related options. Conquest’s models (rules) identify favorable trading conditions based on patterns of price behavior and other quantifiable macroeconomic inputs such as option prices and credit spreads. The models enter positions after these conditions have been identified.

Conquest’s rule-based approach also governs the sizing of positions and the amount of risk assumed in each trade in an effort to maximize the portfolio’s return relative to the risk of loss assumed.

Overview.    Conquest Macro Fund LLC and Conquest Macro Fund Ltd. (together with related investment vehicles, the “Conquest funds”) were formed in June 2002 and June 2001, respectively, to pool and invest funds of its investors in order to trade a broad range of global futures, options, and currencies. The Conquest funds allow investors to invest in one or both of two segregated accounts, the Series 1x and Series 3x, which are traded utilizing the same strategy but at different exposure levels. Immediately following the completion of this offering, we will own our interest in Conquest Capital MM LLC, a Delaware limited liability company, which was formed for the purpose of serving as the managing member of Conquest Macro Fund LLC and to oversee the management and investment operations of the Conquest Macro Fund LLC. Conquest Capital LLC has historically provided certain administrative and investment advisory services to the Conquest funds, will be admitted to the Conquest Capital MM LLC as the operating member in order to continue to operate the Conquest funds on a day-to-day basis (the “Conquest operating member”).

The Conquest operating member advising the Conquest funds is based in New York City and has seven full-time investment professionals led by Marc Malek, who has 18 years of experience in the investment management industry. Mr. Marc Malek is the Founder and Portfolio Manager at Conquest Capital Group. Prior to Conquest, Mr. Malek held a number of senior positions at UBS. He was initially hired in 1995 to start and run their global group in exotic derivatives in Foreign exchange. By 1999 he was the Global Head of FX and Derivatives Proprietary trading in Europe and the Americas. Prior to his tenure at UBS he worked at a hedge fund trading currency options and developing proprietary trading models and as a Financial Analyst at Salomon Brothers.

The Conquest operating member has five employees in finance, operations and marketing. The Conquest funds are administered by Swiss Financial Services (Bahamas) Ltd., employ two prime brokers, Newedge USA, LLC, and Bank of America, N.A., and use US Bank, National Association as custodian. The Conquest funds’ independent auditor is PricewaterhouseCoopers LLP. As of September 30, 2010, the Conquest funds’ AUM was approximately $214 million. In addition to the Conquest funds, Conquest Capital LLC advises separately managed accounts using the same strategy as the Conquest funds from which we will receive no fees. Conquest Capital LLC, using a managed futures strategy different than the Conquest funds, also advises a fund and separately managed accounts from which we will receive no fees. We believe that the investment capacity of the Conquest operating member exceeds its current AUM and the specified level of AUM for which we will receive fees from the Conquest funds.

Global macro discretionary strategy.    The Conquest funds’ strategy employs a quantitative and systematic approach to short term trading in more than 30 liquid global markets including currencies, fixed income, equity indices, energies and metals using a wide range of global futures, options, and currencies. The Conquest investment team develops its ideas about market behavior from quantitative macroeconomic analysis and then uses systematic strategies to implement these ideas. More than 30 models trade in and between the markets traded, with positions lasting for an average of six days. In order to maximize the diversification of the markets traded, the Conquest operating member uses four parallel but independent trading strategies that capture a distinct set of market behaviors: the “short-term trading” strategy looks for certain short-term price/volatility relationships, taking advantage of low volatility points to enter a trade; the “short-term trend following” strategy captures market movements that constitute a short-term trend, by entering and exiting positions according to timing and pricing data; the “counter-trend/non-trend strategy” looks for abrupt trend reversals to take advantage of entry price points in longer term trends; and, the “risk capture” strategy seeks to take advantage of the premiums paid in the market during periods when investors are seeking risk, such as in bull markets.

For example, in the short-term trend-following strategy, Conquest will apply their proprietary measurements to a particular market (e.g., crude oil, British pounds, etc.) to determine if the recent direction of prices is likely to persist in the short-term. If the measurements indicate that persistence is likely (market will continue to move higher (lower)), Conquest will take a position in that direction (enters into long (short) position). Once in a trade, proprietary risk management rules will govern when a position is exited.

The investment team seeks to manage the risk of the portfolio to 16%-18% annualized volatility, diversifying across sectors and then to individual markets within sectors (position risk is set upon entry into the position). The team monitors the profits and losses, volatility, value-at-risk, and margin requirements of positions on a real-time basis. Stop losses that reduce position exposures are used based on volatility, time, and profitability parameters. Positions are automatically rebalanced across the portfolio at month-end and for every 5% change in the trading level of the portfolio.

Historical performance.    The Conquest funds seek to generate absolute returns as a highly diversified capital preservation strategy offered to investors through two fund accounts—Class 1x and Class 3x—that differ by their levels of exposure. Class 1x and Class 3x employ the same trading strategy, but the Class 3x has three times (3x) the level of exposure to each position. Both Classes began operations in June 2001. The Conquest funds’ annual net investment returns for the past five years, including 1-year, 3-year, and 5-year annualized returns, are compared to the benchmarks below:

	Conquest Macro Fund – Class 1x*	Conquest Macro Fund – Class 3x*	Greenwich Global Macro Index*	S&P 500*	Greenwich Global Hedge Fund Index*

Annual Net Investment Returns:
2005	1.8%	-3.9%	9.2%	4.9%	8.6%
2006	6.4%	6.6%	6.2%	15.8%	12.1%
2007	20.3%	56.9%	12.7%	5.5%	11.1%
2008	44.7%	172.8%	-4.8%	-37.0%	-15.9%
2009	-14.2%	-44.5%	9.4%	26.5%	19.4%
YTD 2010 (1/1/2010 - 9/30/2010)	17.9%	48.2%	3.3%	3.9%	4.9%

Annualized Net Returns ending 9/30/2010:
1-year	6.1%	5.3%	3.8%	10.2%	7.3%
3-year	18.1%	48.4%	3.7%	-7.2%	2.3%
5-year	15.1%	35.5%	5.8%	0.6%	6.0%

*	The Conquest funds’ returns are net of all fees. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500, the Greenwich Global Macro and the Greenwich Global Hedge Fund indices are presented for comparison purposes as they represent leading indicators of the performance of the broad equity market, managed futures hedge funds and hedge funds, respectively.

Conquest seeks modest levels of short-term volatility expansion or contraction to provide attractive trading opportunities. Periods of extended volatility moves, however, are much less attractive and can result in trading losses under Conquest’s strategy. Trendless markets can also result in poor performance. Conquest posted a negative year in 2009, which was characterized by a significant decrease in market volatility after volatility had spiked in 2008. Conquest also had negative years in 1999 and 2004. 1999 was characterized by high, but declining volatilities after the market crisis in 1998, and 2004 was characterized by extremely low levels of volatility, which we believe reduced the profitable trading opportunities for the strategy.

Cura fund—Fixed income arbitrage strategy.    Cura focuses its trading activity on the following related securities: bonds, inflation-linked securities, interest rate swaps, and other instruments in the sovereign debt markets of the United States and other developed countries in Europe and Asia. The manager applies mathematical measures and discretionary judgments of market conditions to determine the relative value of related financial instruments. Cura purchases what it believes to be relatively inexpensive securities and sells what it believes to be relatively expensive securities in the anticipation that prices of those related securities will converge and will generate a profit for Cura. The purchase of relatively inexpensive instruments is financed and hedged through the sale of relatively expensive ones. The strategy relies upon additional borrowed funds (leverage) gained through repurchase agreements and other methods to magnify the profit potential of small pricing inefficiencies.

Overview.    Cura Fixed Income Arbitrage Partners, LP and Cura Fixed Income Arbitrage Fund, Ltd. (collectively with Cura Fixed Income Arbitrage Master Fund, Ltd. the “Cura fund”) were formed in December 2004 to pool and invest funds of their investors in order to trade liquid, highly-rated fixed income securities. Immediately following the completion of this offering, we will acquire our interest in Cura Capital (GP), LLC, a Delaware limited liability company that serves as the general partner of Cura Fixed Income Arbitrage Fund, LP and oversees the management and investment operations for the Cura funds. Cura Capital Management, LLC has historically provided certain administrative and investment advisory services to the Cura fund and will be admitted to Cura Capital (GP), LLC as the operating member in order to continue to operate the Cura fund on a day-to-day basis (the “Cura operating member”).

The Cura operating member is based in New York City and has five full-time investment professionals led by Thomas Schnepp and Michael Pintar, who have 25 years and 11 years of experience, respectively, in the investment management industry. Prior to founding CURA Capital Management, Mr. Schnepp was a Senior Portfolio Manager, Partner and member of the Investment Committee with New York based hedge fund Clinton Group, Inc. Mr. Schnepp was head of global bond arbitrage and sole portfolio manager of the Clinton Global Arbitrage Fund from March 1998 to January 2003. He was also involved in the development of the Clinton’s capital structure arbitrage business and was Co-portfolio Manager of the Clinton Global Investment Fund, a global macro fund. Prior to his tenure at Clinton Group, Inc., he spent 10 years as a Vice President and senior trader at Citibank in global derivatives and government bond trading. Prior to joining Cura in August 2007, beginning in April 2006 Mr. Pintar was a Managing Director at Dillon Read Capital Management (UK) where he managed a portfolio of macro and relative value fixed income and currency strategies. Prior to Dillon Read, Mr. Pintar was Co-founder of Protean Capital Management, LLC, a macro relative value fixed income an currency hedge fund based in London. From January 2004 to March 2005 he was a portfolio manager of global relative value fixed income strategies at Vega Asset Management USA in New York. In August 1999, he joined Clinton Group, Inc. where he was a Portfolio Manager in global bond arbitrage and was involved with the development, growth and management of the global bond arbitrage and macro strategies at the firm until his departure in September 2003.

The Cura operating member has five financial, operating and compliance personnel. The Cura fund is administered by GlobeOp Financial Services, Inc., and employs two prime brokers, Barclays Capital and MF Global. An affiliate of J.P. Morgan Securities LLC, an underwriter for this offering, provides certain services related to sales and overnight repurchase agreements to the Cura fund. In exchange for such services, the affiliate of J.P. Morgan Securities LLC receives customary fees and commissions. The fund’s external auditor is Rothstein, Kass & Company, P.C. As of September 30, 2010, the Cura fund’s AUM was approximately $204 million. We believe that the investment capacity of the Cura operating member exceeds its current AUM and the specified level of AUM for which we will receive fees from the Cura fund.

Fixed income arbitrage strategy.    The Cura fund’s investment strategy seeks to exploit relative value and macroeconomic opportunities in the sovereign debt markets of the United States and other developed countries in Europe and Asia. The Cura portfolio managers analyze the supply and demand conditions in these markets affected by political, macroeconomic and short-term market factors using quantitative screens, proprietary modeling and back testing to identify specific mispricings between highly liquid government securities, futures or swaps that offer arbitrage opportunities.

For example, flows in the fixed income markets might cause the price of Treasury notes with six years remaining to maturity to rise relative to the price of other maturities. If the deviation from historical norms is significant enough, Cura might seek to profit from the likely reversion in the relative price of six-year Treasuries back to more typical levels. Simply borrowing and selling six-year Treasuries would expose the Fund to the risk of a general rise in Treasury prices, so Cura might attempt to hedge the broader market risk of a short position in six-year Treasuries through the simultaneous purchase of Treasuries with four years and eight years remaining to maturity in ratios that in its estimation would mitigate that risk. The resulting position would profit from a return to more normal pricing patterns and would be expected to mitigate against the risks associated with broader market fluctuations.

The Cura fund strategy uses a proprietary set of models and research to systematically analyze large amounts of daily data from a number of large industrialized countries. The investment team monitors market screens daily for dislocations or anomalies from historical trends and manages risk by employing a discretionary approach to diversifying asset allocation within a consistent risk framework that monitors value at risk, leverage, stress test and geographic concentration parameters.

Historical performance.    The Cura fund seeks to outperform in all market conditions as a capital preservation strategy. The Cura fund began operations in December 2004. The Cura fund’s annual net investment returns for the past five years, including 1-year, 3-year, and 5-year annualized net returns, are compared to the benchmarks below:

	Cura fund*		Greenwich Global Fixed Income Arbitrage Index*	S&P 500*	Greenwich Global Hedge Fund Index*

Annual Net Investment Returns:
2005	6.1%	†	5.9%	4.9%	8.6%
2006	6.3%		8.7%	15.8%	12.1%
2007	15.5%		7.0%	5.5%	11.1%
2008	6.6%		-12.2%	-37.0%	-15.9%
2009	8.8%		22.5%	26.5%	19.4%
YTD 2010 (1/1/2010-9/30/10)	-2.1%		7.8%	3.9%	4.9%

Annualized Net Returns ending 9/30/10:
1-year	-1.2%		11.8%	10.2%	7.3%
3-year	6.8%		5.6%	-7.2%	2.3%
5-year	7.1%		6.5%	0.6%	6.0%

*	Cura fund returns are net of all fees. Cura fund performance represents returns on a specific share class. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500, the Greenwich Global Fixed Income Arbitrage and the Greenwich Global Hedge Fund indices are presented for comparison purposes as they represent leading indicators of the performance of the broad equity market, fixed income arbitrage hedge funds and hedge funds, respectively.

†	The net investment return in 2005 is for performance from March 1, 2005 through December 31, 2005, reflecting the inception period of the Cura fund.

We believe Cura does not perform well during periods of market crisis such as August, September and October of 2008. These periods are generally characterized by lower asset prices, increases in volatility, a loss of liquidity, and as a result, the dislocation of relative prices between similar securities (dislocation occurs when securities are not correctly priced and cause a sudden repricing). These price dislocations can cause losses to the types of positions in a typical Cura portfolio.

Glenrock fund—Global long-short equity strategy.    Glenrock buys and sells publicly-listed shares of companies globally, at present primarily in the United States, Europe and Asia. The manager’s team of analysts closely follows company news and industry developments, analyzes financial statements and meets with the corporate management teams to identify attractive investment opportunities. Glenrock typically purchases shares of companies that it perceives to have strong balance sheets and business fundamentals, effective management and low financial leverage. Glenrock typically takes short positions in the shares of companies with weak balance sheets, deteriorating business fundamentals, ineffective management and excessive financial leverage.

Overview.    Glenrock Global Partners (AI), LP, Glenrock Global Partners (QP), L.P. and Glenrock Global Partners (BVI), Inc. (collectively with Glenrock Global Partners (BVI) Master Fund, L.P., the “Glenrock fund”) were formed as a continuation of the strategy established by Greylock Balanced Fund Partners, L.P., which was formed in July 1991 to pool and invest funds of its investors in global equity securities. Glenrock Global Partners (BVI), Inc. is an open-ended investment company traded on the Irish Stock Exchange and is the sole limited partner of Glenrock Global Partners (BVI) Master Fund, L.P., which has elected to be a partnership for U.S. tax purposes. Immediately following the completion of this offering, we will acquire our interest in Glenrock Asset Management Associates, L.P., a Delaware limited partnership that serves as the general partner of Glenrock Global Partners (AI), L.P., Glenrock Global Partners (QP), L.P. and Glenrock Global Partners (BVI) Master Fund, L.P., and oversees the management and investment operations of the Glenrock fund. Glenrock Inc. has historically provided certain administrative and investment advisory services to the Glenrock fund and will be admitted to Glenrock Asset Management Associates, LP as the operating member in order to continue to operate the Glenrock fund on a day-to-day basis (the “Glenrock operating member”).

The Glenrock operating member is based in New York City and has nine full time investment professionals led by Michael Katz, who has 26 years of experience in the investment management industry. Prior to launching Glenrock, Mr. Katz was an investment banker focused on M&A. Beginning in 1981, he spent four years on the “buy side” at Carlisle Capital Corp. and East View Corp and left his position of senior vice president (M&A) at Jefferies & Company, Inc. to start his funds in 1988.

The Glenrock operating member has five financial, compliance, operating and administrative personnel. The Glenrock fund is administered by Northern Trust and employs two prime brokers, UBS Securities LLC and Bank of America/Merrill Lynch. The fund’s external auditor is Deloitte & Touche. As of September 30, 2010, the Glenrock fund’s AUM was approximately $423 million. In addition to the Glenrock fund, the Glenrock operating member advises assets, from which we will receive no fees, in a long-short Japan equity fund and a dedicated short-only equity fund. We believe that the investment capacity of the Glenrock operating member exceeds its current AUM and the specified level of AUM for which we will receive fees from the Glenrock fund.

Global long-short equity strategy.    The Glenrock fund’s investment strategy seeks to take advantage of fundamental valuation opportunities in equity markets globally, at present primarily in the United States, Europe and Asia. Long positions, typically between 35 and 100, are usually in undervalued securities of strong and improving companies with significant restructuring, growth or other value-realization potential. Short positions, typically between 35 and 100, are usually in overvalued securities of companies with internal management problems, deteriorating business fundamentals and/or excessive financial leverage. In addition, the fund will invest in relative value-based pairs.

For example, Glenrock might seek to purchase the shares of a firm trading at a meaningfully discounted valuation. Glenrock’s value-oriented approach starts with primary, in-depth fundamental research into each company’s business model, competitive environment, and financials (with a particular focus on book-to-sales, price-to-book, and other value measures). When Glenrock finds a company trading at a significant price discount (premium) based on their own valuation calculations compared to the current price, they will consider a purchase (sale) of those shares after certain qualitative considerations. The additional considerations include Glenrock’s top-down view of the market and their assessment of the competitive landscape within particular industries, meetings with company management, as well as discussions with competitors and suppliers, and the identification of discrete, business- changing catalysts. If both quantitative and qualitative thresholds are adequately met, Glenrock will initiate a position and typically maintain a long-term view, but will continuously reasses the position.

Glenrock Asset Management Associates, L.P. generally screens to find companies at extreme valuations. The investment team then develops a narrower universe upon which to focus its research on company fundamentals and frequent visits to company locations. The specific merits of individual investments are considered together with strategic macroeconomic analyses, while a technical overlay supports the timing of trades, exposures and risk management. Long and short positions are often maintained at positions so that overall exposure, long or short generally does not exceed 25% at any one time. The Glenrock investment team builds from small positions to larger positions that can each represent 3-5% of the gross exposure of the portfolio. The portfolio managers use active risk controls, notably by following a stop-loss discipline based on maximum loss tolerance, volatility analysis, liquidity and technical inputs.

Historical performance.    The Glenrock fund seeks to outperform in all market conditions as a capital preservation strategy. The Glenrock fund began operations in June 1992. The Glenrock fund’s annual net investment returns for the past five years, including 1-year, 3-year, and 5-year annualized net returns, are compared to the benchmarks below:

	Glenrock fund*	Greenwich Global Long-Short Index*	S&P 500*	Greenwich Global Hedge Fund Index*

Annual Net Investment Returns:
2005	16.0%	10.8%	4.9%	8.6%
2006	6.1%	12.8%	15.8%	12.1%
2007	7.9%	11.5%	5.5%	11.1%
2008	7.6%	-22.0%	-37.0%	-15.9%
2009	2.5%	23.3%	26.5%	19.4%
YTD 2010 (1/1/2010-9/30/2010)	1.6%	4.0%	3.9%	4.9%

Annualized Net Returns ending 9/30/2010:
1-year	-1.0%	7.0%	10.2%	7.3%
3-year	5.3%	0.4%	-7.2%	2.3%
5-year	5.2%	5.2%	0.6%	6.0%

*	Glenrock fund returns are net of all fees. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500, the Greenwich Global Long-Short and the Greenwich Global Hedge Fund indices are presented for comparison purposes as they represent leading indicators of the performance of the broad equity market, long-short equity hedge funds and hedge funds, respectively.

Glenrock evaluates the relative value of stocks and we believe typically maintains a well hedged portfolio. Glenrock seeks to position the portfolio net short as the situation calls and therefore afford itself the ability to generate positive performance in down markets. The market environment that is worst for Glenrock is a strong bull market in speculative growth stocks and a general disregard for value stocks, such as was experienced during the late 1990’s, when weak companies’ prices soared. Glenrock generally has positions that rise (fall) in value when weak companies’ stock prices decline (increase) and therefore would be expected to incur losses during such periods.

Viridian fund—Relative value global commodities strategy.    Viridian researches the underlying economic factors that affect supply and demand in commodity interests and securities over time and across geographic regions. Viridian analyzes current pricing in the global commodities markets to identify attractive trading opportunities within the following related instruments: physical commodities, forward contracts (agreements to buy or sell a commodity at a given price at a predetermined time in the future), exchange traded futures and options, and over-the-counter instruments. By trading physical commodities, as well as making and taking delivery against listed futures markets, Viridian attempts to capitalize on mispricings that occur throughout the trading and delivery life cycle of commodity interests on a global basis. The manager buys (sells) a relatively underpriced (overpriced) instrument and hedges the risk through a position in a related instrument in an attempt to generate a profit.

Overview.    Viridian Fund, LP and Viridian Fund, Ltd. (collectively with Viridian, Ltd., the “Viridian fund”) were formed in April 2005 and February 2005, respectively, to pool and invest funds of its investors in order to trade a broad range of global commodity interests. At the time of the completion of this offering, we will own our managing member interest in Viridian Partners, LLC, and a newly created Viridian Partners II, LLC, both Delaware limited liability companies. Viridian Partners, LLC serves as the general partner of Viridian Fund, LP, and oversees the management and investment operations of Viridian Fund, LP. Vermillion Asset Management, LLC has historically provided certain administrative and investment advisory services to the Viridian fund and will be admitted to Viridian Partners, LLC and to Viridian Partners II, LLC as the operating member in order to continue to operate the Viridian fund on a day-to-day basis (the “Viridian operating member”).

The Viridian operating member has more than 15 full-time investment professionals led by Andrew Gilbert and Christopher Nygaard, who each have 19 years of experience in the investment management industry. Prior to founding Vermillion, Mr. Gilbert was Managing Director and Head of North American Equities and Derivatives trading at Dresdner Kleinwort Wasserstein, where he supervised day-to-day trading activities for a variety of trading desks and actively traded the equity derivatives book. Prior to Dresdner, Mr. Gilbert was Associate Director at Susquehanna International Group, LLP. During the course of his 11 years at Susquehanna, he held several different positions, the last of which was building and managing the firm’s Quantitative Trading Group. Prior to that role, Mr. Gilbert was the Head of Index Trading. Prior to founding Vermillion with Mr. Gilbert, Mr. Nygaard was a Managing Director and Portfolio Manager for Octagon Asset Management, LLC, where he invested in commodity inventory finance, trade finance and asset backed securities on a global basis. Before Octagon, Mr. Nygaard was a trader for hedge fund Deephaven Capital Management, LLC. He was also at trader and risk manager at the Arbitrade Group’s options market making arm, working in the equity index options area. Mr. Nygaard started his career at Cargill Inc.

The Viridian operating member has more than eight financial, operating, compliance and business development personnel. SS&C Fund Services is the third-party fund administrator; an affiliate of J.P. Morgan Securities LLC, an underwriter for this offering, is prime broker; and Merrill Lynch and Morgan Stanley are futures commission merchants. In exchange for acting as prime broker, the affiliate of J.P. Morgan Securities LLC receives customary fees and commissions. The external auditor for the Viridian fund is Ernst & Young. As of September 30, 2010, the Viridian fund’s AUM was approximately $888 million. For the Viridian fund, we earn fees on a portion of the fund’s AUM, initially $450 million, which will be increased by any net fund inflows primarily attributable to Aveon and its affiliates and on certain other net fund inflows attributable to the Viridian operating member, in each case, above the initial $450 million as described under “Management discussion and analysis of financial condition and results of operations—Understanding our results/key financial measures—Revenues.” In addition to the Viridian fund, the Viridian operating member manages certain other assets, from which we will receive no fees, in three other distinct fund strategies focused on physical commodities, liquid managed futures and a commodity tracking index. We believe that the investment capacity of the Viridian operating member exceeds its current AUM and the specified level of AUM for which we will receive fees from the Viridian fund.

Relative value global commodities strategy.    The Viridian fund’s strategy employs diverse market neutral trading strategies across the spectrum of commodity instruments, including physical commodities, in approximately 40 agricultural, energy, metals and soft commodity markets, in order to identify mispricings in and among commodity markets and securities. The Viridian fund currently invests principally in U.S. and European instruments which have exposure to global markets. By trading physical commodities, as well as taking and making delivery against listed futures markets, the Viridian fund attempts to capitalize on the entire commodity trading and delivery life-cycle. The investment team analyzes the underlying economic factors that affect supply and demand over time and between different geographic locations, utilizing fundamental and technical analysis of historical price spreads, cyclical statistics, seasonality and correlations. Trading opportunities are identified when market prices differ from calculated theoretical fair value.

For example, the local spot (cash) price for a soybeans at a given delivery point is often different than the price of a standardized futures contract. The degree to which the two prices diverge at any given time is dependent upon a number of factors including the costs of transporting a cargo of soybeans from one location to another, the costs of storage, and local supply and demand conditions (such as existing stocks, crop quality, and weather). A profitable trading opportunity might arise when Viridian notices that the exchange traded soybean futures contract is priced above the all-in cost of purchasing soybeans of the type and quantity that match the futures contract’s specifications on the spot market, storing them, and transporting them for delivery. In this case, the managers will simultaneously sell short a soybean futures contract and simultaneously purchase soybeans on the spot market, while making arrangements to store and eventually deliver the soybeans upon the expiration of the futures contract to earn the difference between the two prices.

Generally, each trading position entered into is simultaneously initiated with a corresponding hedge, so as to minimize any long or short bias in the overall portfolio. However, from time to time, long or short exposures may be established. The investment team monitors position exposures and scales in and out of positions based on its portfolio weighting methodology, targeting broad diversification across geography, product, liquidity profile and asset class. The use of leverage, beyond that gained through the leverage embedded in various derivative instruments, is based on financing of individual positions and is balanced in the overall portfolio with a goal of limiting volatility.

Historical performance.    The Viridian fund seeks to generate absolute returns as a highly diversified capital preservation strategy with uncorrelated returns. The Viridian fund’s annual net investment returns for the past five years and the 1-year, 3-year, and 5-year annualized net returns are compared to the benchmarks below:

	Viridian fund*		Greenwich Global Managed Futures Index*	S&P 500*	Greenwich Global Hedge Fund Index*

Annual Net Investment Returns:
2005	3.8%	†	3.1%	4.9%	8.6%
2006	12.1%		6.0%	15.8%	12.1%
2007	18.6%		9.0%	5.5%	11.1%
2008	26.0%		19.8%	-37.0%	-15.9%
2009	-11.2%		-1.0%	26.5%	19.4%
YTD 2010 (1/1/2010-6/30/2010)	5.0%		4.9%	3.9%	4.9%

Annualized Net Returns ending 6/30/2010:
1-year	7.0%		4.0%	10.2%	7.3%
3-year	9.5%		9.3%	-7.2%	2.3%
5-year	9.5%		8.2%	0.6%	6.0%

*	Viridian fund returns are net of all fees. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500, the Greenwich Managed Futures and the Greenwich Global Hedge Fund indices are presented for comparison purposes as they represent leading indicators of the performance of the broad equity market, global managed futures hedge funds and hedge funds, respectively.
†	The net investment return in 2005 is for performance from June 2005 through December 2005, reflecting the inception period of the Viridian fund.

Viridian typically seeks trading opportunities in commodities markets with a modest level of volatility. Periods of volatility increases can also provide temporary price dislocations (i.e., when securities are not correctly priced and cause a sudden re-pricing) and attractive trade entry points. The market environment that is least attractive for Viridian is a low level of volatility as the trading opportunities for its strategies are not readily abundant. The first half of 2009 in the commodities markets was characterized by low and decreasing volatility and Viridian struggled with performance.

Welton funds—Multi-strategy managed futures strategy.    Welton manages its portfolio according to a set of extensively researched and tested trading rules that attempt to capture short-term, medium-term and long-term price changes (typically one week to 25 weeks in duration) in the futures and currency markets. Welton’s trading rules are based primarily upon historical price movements, but also consider certain macroeconomic inputs such as changes in interest rates, economic data and capital flows, in order to take positions in the likely direction of market movements. Welton also makes use of rules that guide the sizing of positions and the amount of risk assumed in each trade in an effort to manage the volatility of the portfolio’s returns and to maximize the portfolio’s return relative to the risk of loss assumed.

Overview.    Welton Capital Markets Fund LLC, which was launched in August 2009, and Welton Capital Markets Fund, Ltd., which initially offered the G Series in May 2006 (collectively with Welton Global Capital Markets Fund Ltd., the “Welton funds”), were formed to pool and invest funds of their investors in order to trade managed futures and foreign exchange instruments. The Welton funds allows investors to invest in one or both of two segregated accounts, the G Series and the H Series, which are traded utilizing the same strategy but at different exposure levels. Immediately following the completion of this offering, we will own our interest in WA Partners LLC, a Delaware limited liability company formed for the purpose of serving as the managing member of the Welton Capital Markets Fund LLC and to oversee the management and investment operations of the Welton funds. Welton Investment Corporation and Welton Global Funds Management Corporation, its affiliate, have historically provided certain administrative and investment advisory services to the Welton fund and will be admitted to Welton Partners, LLC as the operating member in order to continue to operate the Welton funds on a day-to-day basis (the “Welton operating member”).

The Welton operating member is based in Carmel, California, and has eight full time investment professional led by Patrick Welton, Chief Executive Officer, and Brent Hankins, Senior Managing Director and Chief Portfolio Manager, who have 21 years and 17 years of experience, respectively, in the investment management industry. Dr. Welton is the Chief Executive Officer of Welton Investment Corporation, where he oversees the firm’s trading and research efforts, and is the senior management reviewer of all risk management reporting. Dr. Welton has served on committees for the Managed Funds Association (MFA) and as a member of the Board of Directors of the National Futures Association (NFA) from 1997-2000.

The Welton operating member has eleven financial, operating, compliance and business development personnel. The Welton funds are administered by an affiliate of J.P. Morgan

Securities LLC, an underwriter for this offering. In exchange for such services, the affiliate of J.P. Morgan Securities LLC, receives customary fees and commissions. The Welton funds employ four futures commission merchants (UBS Securities, Newedge Group UK, Newedge USA, LLC, and Goldman, Sachs & Co.), two prime brokers (UBS Securities, LLC, and Newedge Group UK), and one custodian (Brown Brothers Harriman & Co.). The Welton funds’ external auditor is Deloitte & Touche. As of September 30, 2010, the Welton funds’ AUM was approximately $72 million. In addition to the Welton funds, the Welton operating member advises separately managed client accounts, from which we will receive no fees, using the same strategy as the Welton funds. We believe that the investment capacity of the Welton operating member exceeds its current AUM and the specified level of AUM for which we will receive fees from the Welton funds.

Multi-strategy managed futures.    The Welton funds’ strategy employs a broadly diversified portfolio of futures contracts and foreign exchange instruments in different global markets and seeks to exploit market opportunities using a variety of financial models. The investment team uses three different trading strategies—momentum, mean-reversion and fundamental—that rely on proprietary sources of statistical, fundamental and structural market-related inputs. The broad market sector and strategy exposure is designed to produce absolute returns with low correlations to underlying markets. The allocation of capital to each trading strategy is dynamic and systematic, based on the engagement of the strategies to various market conditions within diversification and risk budget constraints.

For example, Welton will apply their proprietary measurements to a particular market (i.e. corn, British pounds, etc.) to determine if the recent direction of prices is likely to persist in either the short-, medium- , or long-term. If the measurements indicate that persistence is likely (market will continue to move higher (lower)), Welton will take a position in that direction (enters into long (short) position). Once in a trade, proprietary risk management rules will govern when a position is exited.

The investment team constantly monitors its exposures and manages risk by maintaining disciplined market sector diversification across the portfolio. In addition, the Welton fund is diversified by the duration of market movements, which are categorized by short-term to long-term drivers: event-driven (hours to weeks), sentiment-driven (days to months), cyclical (quarters to years) and secular (years). Welton’s centralized enterprise risk system identifies individual position, strategy and portfolio risk by monitoring value at risk, gross exposure, margin to equity values, stress test and liquidity parameters.

Historical performance.    The Welton fund seeks to generate absolute returns as a highly diversified capital preservation strategy through two fund accounts, the Series G and the Series H, that differ by their levels of exposure. The Welton Capital Markets Fund—Series G and the Welton Capital Markets Fund—Series H employ the same trading strategy, but the Series H has twice (2x) the level of exposure to each position. The Series G fund account began operations in May 2006 and the Series H fund account began operations in December 2008. The Welton funds’ annual net investment returns for the past five years, including 1-year, 3-year, and 5-year annualized net returns, are compared to the benchmarks below:

	Welton Capital Markets Fund – Series G*		Welton Capital Markets Fund –Series H*		Greenwich Global Managed Futures Index*	S&P 500*	Greenwich Global Hedge Fund Index*

Annual Net Investment Returns:
2005	N/A		N/A		3.1%	4.9%	8.6%
2006	-10.1%	†	N/A		6.0%	15.8%	12.1%
2007	12.3%		N/A		9.0%	5.5%	11.1%
2008	22.6%		5.0%	†	19.8%	-37.0%	-15.9%
2009	-7.2%		-14.9%		-1.0%	26.5%	19.4%
YTD 2010 (1/1/2010-9/30/2010)	7.3%		10.1%		4.9%	3.9%	4.9%

Annualized Net Returns ending 9/30/2010:
1-year	7.3%		9.6%		4.0%	10.2%	7.3%
3-year	8.8%		N/A		9.3%	-7.2%	2.3%
5-year	N/A		N/A		8.2%	0.6%	6.0%

*	The Welton funds’ returns are net of all fees. Performance variances for certain investors may occur due to various factors, including timing of investments and eligibility to participate in new issues. Past performance is not indicative of future returns and is no guarantee of future results. The S&P 500, the Greenwich Global Managed Futures and the Greenwich Global Hedge Fund indices are presented for comparison purposes as they represent leading indicators of the performance of the broad equity market, managed futures hedge funds and hedge funds, respectively.

†	The net investment returns for these years represent net investment returns for partial years. The net investment return for the Class G fund in 2006 is for performance from May 1, 2006 (inception) through December 31, 2006. The net investment return for the Class H fund in 2008 is for performance from December 1, 2008 (inception) through December 31, 2008. The five-year annualized net investment return is therefore not available for the Class G Shares; and the three-year and five-year net investment returns are not available for the Class H Shares.

Welton depends on extended trends in various markets to generate returns, and we believe Welton will not perform as well when the markets lack trends and are generally directionless. Periods of strong reversals in trends will also generally result in poor performance. After a year of many strong trends in 2008, 2009 provided many periods of directionless markets and therefore fewer opportunities to achieve profit resulting in negative performance for Welton.

Manager affiliate acquisition process

Each of our initial funds and our future manager affiliate acquisitions has been or will be chosen, in part, based on the discipline and consistency in investment process that each exhibits, both qualitative and quantitative. Each of our initial funds and future funds will be required to comply with our portfolio reporting and risk oversight program. Through this system, we will apply a second level of risk oversight, portfolio analytics and compliance testing to monitor adherence by the manager affiliate and its operating member to its stated investment process and strategy. Each of our initial funds has documented investment guidelines and restrictions as described to the limited partners or members in the respective funds’ private placement memorandum or other offering documents, as applicable. These may be asset class restrictions, sector guidelines, concentration limitation or gross or net exposure parameters. Through our portfolio reporting and risk oversight program, these guidelines and restrictions will be monitored and measured for compliance purposes.

The goal of our acquisition process is to consummate transactions that are accretive to our unitholders while building a diversified portfolio of exceptional manager affiliates that in the aggregate will provide stable and strong earnings growth over time. We maintain a rigorous acquisition process and a comprehensive due diligence approach developed over a period of approximately 20 years by our founding investors. This process includes well documented steps that result in substantially less than 10% of all reviewed funds meeting the criteria set for an investment. Our approach to acquisitions combines both qualitative and quantitative approaches to sourcing, evaluating and selecting a portfolio of single strategy manager affiliates or equivalent control entities. Each of our initial funds has been vetted under our investment review program as described below.

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Investment screen.    During the initial meeting with a general partner or managing member of an investment fund, we assess ownership, staff, risk management, assets under management, products, principal commitment (both time and assets), structure of current portfolio, capacity, performance volatility and drawdown.

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Portfolio risk screen.    We have implemented investment policies and procedures which generally contain requirements and limitations for the acquisitions of manager affiliates, such as acquiring manager affiliates across varied strategies, which is a fundamental aspect of our risk management strategy and is aimed at diversifying risk in different economic and capital market cycles. As a result of our portfolio selection process, we expect that the investment returns of funds that comprise our segment business will have low correlations to one another and, when the individual fund investment returns are combined into an aggregate portfolio investment return, we expect that the portfolio return will have a low correlation to both the S&P 500 and the Greenwich Global Hedge Fund Index. In addition, we plan to diversify across strategies of varying stages of development, length of track record and amount of assets under management.

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Operational screen and due diligence.    Concurrent with or following the investment and portfolio risk screens, we hold several meetings to evaluate business operations and evaluate current or potential gaps. We conduct several on-site visits where we will conduct in-depth interviews with the investment personnel, and, to the extent they are in place, the chief operating officer, chief financial officer, controller and other key back-office employees to discuss trading, operations, settlement processes, position reconciliation, cash management procedures and internal and external compliance procedures for the fund. We also evaluate personal trading restrictions, brokerage fee arrangements, conflicts of interest and transparency limitations. We perform background and reference checks and verification calls to managers, prime brokers, administrators and legal counsel. Finally, we review the fund’s business plans and budget, to the extent they exist.

•	Legal review and audits. Concurrent with or following the operational due diligence, we conduct a thorough examination and analysis of the legal structure and documentation of the general partner or managing member of the investment fund, affiliated fund and affiliated investment manager. In addition to a review of limited partnership and membership audits, we require an additional audit of the general partner or managing member of the investment fund.

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Oversight by investment committee.    Our determination to invest in a single strategy fund general partner or managing member and our risk management processes are overseen by our investment committee. The investment committee is comprised of Jeff Landle, Moses Grader, Turner Smith and David Regan with the requirement that any investment in a manager affiliate be supported by both the majority of the investment committee and Mr. Landle in his role as Chief Investment Officer.

We intend to apply the same rigorous acquisition process and comprehensive due diligence approach we undertook in selecting the nine manager affiliates and the 12 initial funds to our selection of our future acquired manager affiliates and funds.

We will generally review funds that fall between $100 million and $2 billion in AUM. However, certain of our funds may have AUM below $100 million because of certain strategic or growth opportunities they may provide. For example, as of September 30, 2010, the Welton funds had approximately $68 million and approximately $4 million of AUM and the Chesapeake funds had approximately $9 million and approximately $15 million of AUM. In addition to our funds, as of September 30, 2010, the Welton and Chesapeake operating members managed a much larger amount of AUM in separately managed accounts that have the identical strategy and portfolio as our funds but from which we receive no fees. We believe that the Welton and Chesapeake funds, which generally accommodate smaller investments from a larger number of investors, are positioned to grow rapidly on our platform because they will benefit from a higher marketing profile to a broader base of qualified investors, which may facilitate AUM growth.

We may also acquire interests in manager affiliates that have large amounts of assets under management. The structure of acquiring an economic interest in a portion of a fund’s total AUM allows us to acquire manager affiliates of larger funds, such as the Viridian fund, without taking a disproportionate level of exposure to the fund’s strategy relative to the strategies of our other initial funds. Although Viridian is currently the only fund for which we use this approach, we expect to employ it for some of our future acquisitions of manager affiliates.

The optimal asset size of a fund is largely determined by what a manager believes is the fund capacity at which the manager’s incentive fees are reasonably optimized. This view of capacity, which is highly subjective, depends on factors such as the trading style, the liquidity and composition of the fund portfolio’s underlying securities, and the size and availability of personnel to execute the manager’s strategy effectively. For example, a manager whose portfolio trades in small capitalization companies generally tend to have lower capacities because their portfolios tend to be more concentrated – managers may spend more time and effort researching smaller companies, which have less publicly available information than larger companies – and because the volume of assets that can be invested for the purchase or sale of smaller capitalization companies may be limited due to the smaller trading volumes that make their securities less liquid.

The asset capacities of our funds typically range from $1 billion to $5 billion. We rely substantially on performance incentives to motivate the operating members to remain within their reasonable and stated fund capacity limits; therefore, one of the reasons we limit our fees to a specified level of AUM in the funds (ranging from $300 million to $800 million), is to limit our fee participation well within the funds’ capacities. By limiting our fees to the specified level of AUM, we allow our operating members to receive proportionally more fees as they approach the fund’s stated capacity limit and, we believe, preserve their incentive to remain within their optimal capacity. As the general partner or managing member of each manager affiliate, we ultimately can prohibit any of the operating members from taking additional investments and growing larger than their asset capacities.

In addition to acquiring manager affiliates and developing investable multi-fund composites, in the future, we may determine to develop our own funds and trading strategies. However, we expect that any such funds and trading strategies would only be developed to the extent they would be complementary, and not competitive, to our existing manager affiliates and investable multi-fund composites.

When we acquire our managing member or general partner interests in our manager affiliates, the operating member will become a non-controlling member and will receive at least 70% of the management fees and incentive fees generated by the manager affiliate. We believe this economic incentive is large enough to be a primary factor in maintaining the operating member and has been calibrated to not be significantly below the fee concessions that operating members have granted historically to non-acquiring investors that have made significant asset contributions into their funds. In addition, the limit on our participation in management fees and incentive fees creates further incentives for the operating member because the operating member collects 100% of such fees above a specified AUM level. Therefore, we believe the operating members view their economic interest as fair and in alignment with practice, establishing a primary incentive for them to remain the operating member. In most but not all cases, we will also issue equity interests in the Aveon Holdings partnerships, which will become exchangeable for our common units after one year, to the investment professionals of the operating member as part of the acquisitions, which creates an incentive for them to participate in our overall success in the future. In order to create further incentives to remain focused on the investment management of our funds, we will require in most, but not all, cases that the investment professionals invest a portion of their proceeds from the acquisitions into our funds for a period of time generally ranging between one and three years. The primary disincentives for the operating member to cease working with our manager affiliate are provided through non-competition and non-solicitation provisions – which prevent the investment professionals or the operating members from establishing competing funds – and the potential opportunity cost of foregoing business growth as part of our organization. See “Certain relationships and related party transactions—Non-competition and non-solicitation agreements.”

Management of the manager affiliates

Over a period of about 20 years, our founding investors have developed standards and practices for the investment in and management of hedge funds. The key elements of managing our manager affiliates include:

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Monitoring of manager affiliates and funds.    Our decentralized general partner operating model relies on the same adviser investment teams that have made these fund strategies successful. A key element of our oversight will be to monitor our operating members’ operations, compliance, marketing and risk management. All of our initial funds will integrate risk management procedures and practices into the daily investment process, implemented at both the individual position and portfolio levels. Our initial funds focus significant attention on these procedures and practices, which embrace both quantitative and qualitative analyses intended to monitor financial risk and to preserve capital. For example, our initial funds may hedge credit risk, interest rate risk, currency risk and market exposures, engage in risk-driven portfolio diversification, and review and monitor industry exposures. In addition, our initial funds focus on diversification, risk management and downside protection. Each portfolio investment is subject to a rigorous investment decision process and incorporates sourcing new ideas, focusing on viable prospects, in-depth front and back office due diligence and portfolio construction.

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Oversight by investment committee.    The investment committee will meet regularly with respect to the investment funds to review, among other information, data on risk exposure, including the results of stress-testing our funds under numerous scenarios, and the reasons underlying the past and expected results of our funds, as well as to discuss proposed acquisitions of additional manager affiliates. The investment committee will also discuss other general risks, including, but not limited to, global economic risks, geopolitical risks, counterparty risks and operational risks.

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Risk monitoring.    In addition to monitoring the procedures and practices of our operating members, we will also monitor the holdings of our funds directly, applying a second layer of risk oversight, portfolio analytics and transparency on top of that which exists at the operating member level. By integrating each fund portfolio into our risk oversight and reporting system, we will generate a daily aggregate view of the entire portfolio, including fund performance, position holdings and concentrations across asset classes and sectors. All risk analytics and reports may be made available to all investors in each of our funds. Risk management will also extend to the monitoring of fund operations, administrative workflows, transparency into fund trades for breaks, aging, and materiality as well as monitoring the daily profit and loss of our funds.

•

Distribution and marketing support.    Additionally, we will provide each operating member access to our marketing team and the founding investors’ proprietary institutional investor database of over 7,000 contacts. We intend to combine our initial funds and future funds to form investable multi-fund composites that we will market directly to institutional and other qualified investors. We believe that our management and oversight of the initial funds and future funds that we may manage will be important to attracting a larger and broader asset base of institutional investors to these vehicles.

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Replacement of operating members or portfolio managers.    Pursuant to the terms of the operating agreements of our manager affiliates, we will generally have the power to replace any of our operating members at any time for any reason (in some cases, our right to replace the investment manager arises under the investment management agreement). None of the organizational documents or other agreements of our initial funds contain key man provisions. We would generally only expect to replace an operating member in the event of the retirement, death or disability of one or more key portfolio managers, or in the event that operating member fails to manage our fund within its stated investment guidelines and in accordance with applicable regulations and best practices or otherwise elects to cease managing our fund. In the normal course, in the absence of any such event, we would expect to retain our existing operating members because, among other things, they have demonstrated strong investment track records and will typically have regular direct contact with our funds’ investors, which can lead to strong customer relationships based on the investors’ trust in particular individuals.

Our investment committee will be responsible for determining the appropriate course of action if it becomes necessary to replace an operating member or portfolio manager. If a key portfolio manager were to notify us of his or her retirement, our investment committee might develop a succession plan to keep the manager in place for a period of time. In the case of the sudden death or disability of a key portfolio manager, the investment committee might determine to neutralize the portfolio (for example, by switching the fund’s investments to cash and cash equivalents) and subsequently liquidate the fund or search for an appropriate replacement. In the event that an operating member fails to comply with stated investment guidelines, applicable regulations or applicable law, we would expect to have early notice of such failure through our monitoring and risk oversight activities and would expect our investment committee to promptly advise the operating member to remediate the failure. If the failure cannot be adequately remediated by the existing operating member, we would take steps to replace the operating member or liquidate the fund. Aveon will have broad access to experienced advisory professionals and firms through its own personnel, its family of manager affiliates and its industry contacts.

Structure and operation of the initial funds

Our initial funds are generally organized as limited partnerships (“LP funds”) or limited liability companies (“LLC funds”) with respect to U.S. domiciled vehicles and as offshore exempted mutual fund (and other similar) companies (“LTD funds”) with respect to non-U.S. domiciled vehicles. Such investment vehicles employing alternative investment strategies are commonly referred to as hedge funds, among other things. The term “hedge fund” generally refers to privately held and unregistered collective investment vehicles.

Each of our initial funds that is an LP fund has a general partner and each of our initial funds that is an LLC fund has a managing member. The general partner or the managing member makes all policy and investment decisions relating to the conduct of either the LP fund or LLC fund business. Furthermore, all decisions concerning the making, monitoring and disposition of investments are made by the general partner or the managing member. The limited partners of the LP funds or the non-managing members of the LLC fund, as the case may be, take no part in the conduct or control of the business of the funds, have no right or authority to act for or bind the funds and have no influence over the voting or disposition of the securities or other assets held by the funds, although such limited partners or non-managing members often have the right to remove the general partner or managing member of that fund or to accelerate the liquidation date of that fund in accordance with certain procedures. These decisions are made by our initial funds’ general partner or managing member in its sole discretion. In connection with this offering, the governing agreements of all of our funds are being amended to provide that, subject to certain conditions, the limited partners or members in those funds will have the right to accelerate the liquidation date of that fund in accordance with certain procedures.

The manager affiliate of each of our initial funds, or an affiliate thereof, also serves as the investment manager of the LP fund, the LLC fund and any LTD fund or affiliated offshore vehicle. The advisory firms owned by the selling investment professionals are admitted to the manager affiliates as the operating members and will continue to conduct the day-to-day operation of our initial funds under our supervision.

Our initial funds themselves do not register as investment companies under the Investment Company Act, in reliance on Section 3(c)(7) or Section 7(d) thereof or, typically in the case of funds formed prior to 1997, Section 3(c)(1) thereof. Section 3(c)(7) of the Investment Company Act excepts from its registration requirements investment funds privately placed in the United States whose securities are owned exclusively by persons who, at the time of acquisition of such securities, are “qualified purchasers.” Section 3(c)(1) of the Investment Company Act excepts from its registration requirements privately placed investment funds whose securities are beneficially owned by not more than 100 persons. In addition, under current interpretations of the SEC, Section 7(d) of the Investment Company Act exempts from registration any non-U.S. investment fund all of whose outstanding securities are beneficially owned either by non-U.S. residents or by U.S. residents that are qualified purchasers.

To the extent investors in our funds suffer losses resulting from fraud, gross negligence, willful misconduct or other similar misconduct, investors may have remedies against us, our funds, our directors, our officers or our affiliates under the federal securities laws and state laws. Investors in our funds do not have legal remedies against us, the general partners of our funds, our funds, our officers, our directors or our affiliates solely based on their dissatisfaction with the investment performance of those funds. While the general partners and investment advisers to our funds, including their directors, officers, other employees and affiliates, are generally indemnified by our funds to the fullest extent permitted by law with respect to their conduct in connection with the management of the business and affairs of our funds, such indemnity does not extend to actions determined to have involved fraud, gross negligence, willful misconduct or other similar misconduct.

Investment management agreements of our initial funds

The investment management agreements are the agreements pursuant to which we and our operating members provide investment management services to our initial funds. Each investment management agreement will include our manager affiliate as a party and will direct all management fees and incentive fees and allocations be paid to the manager affiliate, which in turn will allocate such fees and allocations pursuant to the terms of the operating agreement.

Competition

We compete with many other firms in all aspects of our business and our funds’ business, including acquiring single-strategy manager affiliates, raising funds, seeking investment opportunities in hedge fund asset classes and hiring and retaining professionals, and we expect our business will continue to be highly competitive. The hedge fund industry has contracted and consolidated, reducing the number of industry participants and generally resulting in the larger firms being better positioned to retain and gain market share. We face competitors that are larger than we are and have greater financial, technical and marketing resources. Certain of these competitors continue to raise additional amounts of capital to pursue investment strategies that may be similar to ours and those of our funds. Some of these competitors may also have access to funding sources that are not available to us, which may pose challenges for us with respect to investment opportunities. In addition, some of these competitors may have higher risk tolerances or make different risk assessments than we or our funds do, allowing them to consider a wider variety of investments and establish broader networks of business relationships. Our competitive position depends on our reputation, our funds’ investment performance and processes, the breadth of our business platform and our ability to continue to attract and retain qualified employees while managing compensation and other costs. In addition, a number of entities will compete with us to make the types of acquisitions that we plan to make. We believe our primary competitors for acquisitions of single strategy manager affiliates will include public and private funds and fund complexes, commercial and investment banks, commercial financing companies and “seed” or “incubator” type fund-of-funds, most of which have longer established operating histories and significantly greater resources. Should our initial public offering and subsequent performance be viewed as successful, companies seeking to replicate our business model may be formed and increase the competition for us to acquire additional manager affiliates. For additional information concerning the competitive risks we face, see “Risk factors—Risks related to our business—We will operate in a highly competitive market.” In addition, although the selling investment professionals will be subject to non-competition and non-solicitation restrictions, there are circumstances under which they may compete with us and solicit our employees. The selling investment professionals may compete with us after our funds reach specified levels of AUM and they are permitted to manage certain types of separately managed accounts utilizing the same strategy as our funds and to manage funds with different strategies than our funds. The may also compete following the expiration of the five-year non-compete period and in certain other circumstances. See “Certain relationships and related person transactions—Non-competition and non-solicitation agreements” and “Risk factors—Risks related to our business—Key investment professionals may compete with our funds.”

Employees

As of the date of this prospectus, our general partner employed 14 employees, including seven investment professionals. The Aveon Group L.P. has no employees. Our general partner strives to maintain a work environment that fosters professionalism, excellence, integrity and cooperation among its employees.

Properties

Our principal executive offices are located in leased office space at The America’s Cup Building, 30 Doaks Lane, Marblehead, Massachusetts. We occupy these office spaces but they are currently leased by affiliates of the founding investors. We expect that our manager affiliates will occupy office space leased by each of our operating members in New York, New York, Carmel, California, Boca Raton, Florida and Richmond, Virginia. We do not own any real property. We consider these facilities to be suitable and adequate for the management and operation of our business.

Regulatory matters

Our business is subject to extensive regulation. Currently, we are not required to register under the Advisers Act as a result of the “private adviser exemption” contained in Section 203(b)(3) thereof, which exempts from registration any investment adviser that during the preceding 12 months had fewer than 15 investment advisory clients and meets certain other requirements. However, with the recent enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act on July 21, 2010, the private adviser exemption has now been eliminated, effective one year after the date of enactment, during which time the SEC is required to adopt rules and regulations providing procedures for registration and reporting. As a result, we expect that we will be required in the future to register with the SEC under the Advisers Act. We have voluntarily registered Aveon Advisers, LLC, a subsidiary of Aveon Holdings I L.P., with the SEC as an adviser under the Advisers Act. As a result, we are subject to various restrictions and other requirements under the Advisers Act.

We are subject to regulation under the Exchange Act, the Securities Act and various other statutes. In addition, we are subject to regulation by the Department of Labor under the U.S. Employee Retirement Income Security Act of 1974, which we refer to as ERISA. Currently, governmental authorities in the United States have proposed additional disclosure requirements and regulation of hedge funds and other alternative asset managers. For example, recent rulemaking by the SEC has imposed trading and reporting requirements on short selling, which could adversely affect trading opportunities, including hedging opportunities, for our funds.

Legal proceedings

We may from time to time be involved in litigation and claims incidental to the conduct of our business. Like other businesses in our industry, we are subject to scrutiny by the regulatory agencies that have or may in the future have regulatory authority over us and our business activities, which could result in regulatory agency investigations or litigation related to regulatory compliance matters.

None of The Aveon Group L.P., our subsidiaries, our manager affiliates or our initial funds are currently subject to any pending judicial, administrative or arbitration proceedings that we expect to have a material impact on our results of operations or financial condition. The possibility of increased regulatory focus could result in additional burdens on our business. In addition, the possibility of tax or other legislative measures being adopted in the United States or other countries could materially adversely affect us. See “Risk factors—Risks related to our business—We expect to be regulated under the Investment Advisers Act of 1940 and other laws affecting fiduciaries, which could increase the costs of operating our business” and “Risk factors—Risks related to United States taxation—The U.S. House of Representatives has passed legislation that, if enacted, would, for taxable years beginning ten years after the date of enactment, preclude us from qualifying as a partnership or require us to hold carried interest through taxable subsidiary corporations and would tax certain income and gains at increased rates for taxable years ending after December 31, 2010. If this or any similar legislation were to be enacted and apply to us, the after tax income and gain related to our business, as well as the market price of our units, could be reduced.”

Management

Directors and executive officers

The following table sets forth the names, ages and positions of the directors, executive officers and director nominees of our general partner, Aveon Management L.L.C. We anticipate that Messrs. Barefoot, Bub, Callahan, Craighead and Fullerton will be appointed to the board of directors of our general partner prior to the consummation of this offering.

Name	Age	Position
John J. Hassett	57	President and Chief Executive Officer; Chairman of the Board and Director of Aveon Management L.L.C.
Jeffrey C. Landle	52	Chief Investment Officer; Chairman of Investment Committee; Director of Aveon Management L.L.C.
M.C. Moses Grader	49	Chief Operating Officer; Investment Committee Member
William H. Park	62	Chief Financial Officer
Randall J. Carrigan	47	Chief Legal Officer
David P. Hausler	41	Controller
Brian M. Barefoot	66	Director nominee
Stephan W. Bub	51	Director nominee
Daniel J. Callahan	58	Director nominee
Andrew E. Craighead	48	Director nominee
John B. Fullerton	49	Director nominee
David M. Regan	39	Investment Committee Member
Turner C. Smith	55	Investment Committee Member

John J. Hassett.    Mr. Hassett became President and Chief Executive Officer and a Director of Aveon Management L.L.C. in January 2010 and Chairman of the Board in January 2011. Mr. Hassett has 12 years of experience in the investment banking and investment management industry. Since 2004, Mr. Hassett has been a Managing Principal, Chief Executive Officer and member of the Board of Directors of Tuckerbrook Alternative Investments, LLC. Prior to Tuckerbrook, Mr. Hassett founded three technology companies: Multilink, founded in 1983, introduced the first full-duplex conferencing bridge in 1983 and was acquired by PictureTel Corporation in 1990; AT/Comm, founded in 1991, pioneered the use of microwave technology for electronic toll collection and other transportation uses; and Vialog Corporation, founded in 1996, completed a consolidation of nine privately-owned conference services companies and went public in 1999 and was acquired by Genesys Conferencing in 2001. Mr. Hassett holds eight U.S. patents covering microwave systems and cryptography and attended the University of Dayton. Mr. Hassett brings to our board of directors more than 27 years of extensive business experience. In designating Mr. Hassett as a director, the members of our general partner concluded that Mr. Hassett’s experience as the CEO of Tuckerbrook Alternative Investments, LLC, an asset manager, and as a founder of Multilink, AT/Comm and Vialog Corporation provides the board of directors with valuable knowledge and experience in executing acquisitions, debt financings, equity financings and other transactions. In addition, the members of our general partner concluded that Mr. Hassett’s experience, including the development of Aveon since its inception, provides the board of directors with valuable insight regarding strategic decisions and the future direction and vision of the Company. The members of our general partner further concluded that Mr. Hassett also brings valuable knowledge and experience about the initial public offering process and growth stages of a company to the board of directors resulting from his leadership as the founder and chairman of Vialog. Due to the foregoing, the members of our general partner concluded that Mr. Hassett should serve as a director of Aveon Management L.L.C.

Jeffrey C. Landle, CFA.    Mr. Landle became Chief Investment Officer, Chairman of the Investment Committee and a Director of Aveon Management L.L.C. in January 2010. Mr. Landle has 24 years of experience in the investment management industry. Mr. Landle was a founding principal of HARDT GROUP and has been a member of its Executive Committee since January 2004. He remains Chairman of the Investment Management Committee of HARDT GROUP Global Management. From 2002 to 2004, Mr. Landle was a Managing Director and Chief Investment Officer of HVB Alternative Advisors and was also Chairman of the firm’s Investment Management Committee. Prior to these roles, Mr. Landle was a senior investment professional in hedge funds for Blackstone Alternative Asset Management and Commonfund. Mr. Landle received a B.S. in Finance from St. John’s University and an MBA in Finance from New York University. Mr. Landle is a Chartered Financial Analyst charter holder. In designating Mr. Landle as a director, the members of our general partner concluded that Mr. Landle’s experience in the hedge fund-of-funds industry, including his roles at HARDT GROUP, HVB Alternative Advisors, Blackstone Alternative Asset Management and Commonfund, provides him with valuable insight into evaluating strategic decisions for the Company. In particular, the members of our general partner concluded that Mr. Landle’s experience gives him substantial insight into, and knowledge of, developing effective strategies for evaluating and providing ongoing risk oversight of asset managers. We believe these skills and experience are critical to the Company’s business and will allow him to be an effective liaison between the board of directors and the investment committee. Because of the foregoing, the members of our general partner concluded that Mr. Landle should serve as a director of Aveon Management L.L.C.

M.C. Moses Grader.    Mr. Grader became Chief Operating Officer of Aveon Management L.L.C. and a member of its Investment Committee in January 2010. Mr. Grader has 19 years of experience in the investment management industry. Mr. Grader is a co-founder of Tuckerbrook Alternative Investments, LLC and has been its Managing Principal and Chief Operating Officer since January 2004. Mr. Grader was also a member of Tuckerbrook’s Executive Committee and served as an Investment Committee member for various Tuckerbrook funds. Prior to co-founding Tuckerbrook in January 2004, Mr. Grader was a Principal at Radius Capital Partners from 1998 to 2003 and prior to 1998 was a venture capital partner at Comdisco Ventures and MTDC, as well as a Senior Consultant at Price Waterhouse. Mr. Grader retired as a Captain in the USMC and received an MBA from Harvard Business School and an M.A. in International Economics from The Fletcher School of Law and Diplomacy at Tufts University.

William H. Park.    Mr. Park became Chief Financial Officer of Aveon Management L.L.C. in January 2010. Mr. Park has 38 years of experience in the investment management industry. Prior to Aveon, Mr. Park co-founded Prizm Capital Management, Structured Capital Partners and Commercial Industrial Finance Corp. Mr. Park was Executive Vice President and Chief Financial Officer of United Asset Management Corporation (UAM) from 1982 to 2001; his tenure included UAM’s founding, its IPO, its operation as a public company and its sale to a global financial institution. He began his career as a Certified Public Accountant with Price Waterhouse. Mr. Park is a member of the independent Board of Trustees of the Eaton Vance group of mutual funds, and is Chair of its Audit Committee. Mr. Park earned a B.S. in Industrial Engineering and an MBA from Cornell University.

Randall J. Carrigan.    Mr. Carrigan became Chief Legal Officer of Aveon Management L.L.C. in January 2010. Mr. Carrigan has 20 years of experience in the investment management industry. Prior to Aveon, Mr. Carrigan was at State Street Bank & Trust where he was Senior Counsel and Principal of State Street Global Alliance, an acquisition program of U.S. and non-U.S investment managers with combined assets under management of $28 billion, and was Senior Counsel to the

Fixed Income Group of State Street Global Advisors. Prior to 2000, Mr. Carrigan was employed in the Leveraged Finance Group of BancBoston Robertson Stephens and held an associate position in Day, Berry & Howard where he focused on high-yield debt, securities law, and merger & acquisitions. Mr. Carrigan was also law clerk to the Chief Justice of the United States Bankruptcy Court—Southern District of Iowa. Mr. Carrigan received his B.S. in Economics and his J.D. from University of Missouri.

David P. Hausler.    Mr. Hausler became Controller of Aveon Management L.L.C. in January 2010. Mr. Hausler has 12 years of experience in the investment management industry. Mr. Hausler has been the Chief Financial and Compliance Officer of Tuckerbrook since 2007. From 2005 to 2007, he was the Chief Financial and Compliance Officer at Helios Partners Fund Management L.L.C. From 2000 to 2005, Mr. Hausler was the Controller for the hedge funds and private equity funds at Sandler Capital Management and Centre Partners Capital Management. Mr. Hausler received his B.S. in Accounting from the State University of New York.

Brian M. Barefoot.    Mr. Barefoot is a nominee to the board of directors of our general partner. Mr. Barefoot currently serves as Senior Advisor to Carl Marks & Co., a New York-based middle market merchant banking organization. Mr. Barefoot also serves as a board member and senior advisor to Advisors Asset Management, a Colorado-based financial services company that provides various products and services to independent broker dealers and registered investment advisors. From 2001 to 2008, Mr. Barefoot served as the President of Babson College. From 1994 to 2000, Mr. Barefoot was Executive Vice President and Director of Investment Banking for Paine Webber. He also served as a member of the Board of Directors of Paine Webber and as Chief Executive Officer of its subsidiary, Paine Webber International. Mr. Barefoot is a Director, member of the Audit Committee, and Chair of the Finance and Business Operations Committee of the Blue Cross Blue Shield of Massachusetts. Mr. Barefoot received a B.S. in Finance from Babson College and an MBA from Pace University Lubin School of Management. In designating Mr. Barefoot as a director nominee, the members of our general partner concluded that Mr. Barefoot’s experience at Carl Marks & Co. and Paine Webber International provides him with a strong network of relationships with investment banking and capital markets advisors that he can utilize for the Company’s benefit. In addition, the members of our general partner concluded that Mr. Barefoot’s previous directorships at Paine Webber and Blue Cross Blue Shield of Massachusetts provide him with broad knowledge of corporate governance issues facing public companies, and his experience as an audit committee member at Blue Cross Blue Shield of Massachusetts provides him with the financial background and experience that qualify him to be a member of the audit committee and ensure that the Company’s compliance procedures are in alignment with financial reporting guidelines and the requirements of the Sarbanes-Oxley Act. Due to the foregoing, the members of our general partner concluded that Mr. Barefoot should be a director nominee of Aveon Management L.L.C.

Stephan W. Bub.    Mr. Bub is a nominee to the board of directors of our general partner. Mr. Bub is the President and founder of Old Hill Capital, an investment boutique focusing on investments in real estate and energy. He was also a member of the supervisory board of HARDT GROUP, Vienna. From 2005 until 2007, Mr. Bub was the Chief Executive Officer of Hypo Public Finance Bank, Dublin, and served as a member of the Executive Board of Hypo Real Estate Holding, Munich. From 2000 to 2003, Mr. Bub was a member of the Finance Committee of MaxReinsurance, Bermuda. Mr. Bub received a B.S. in Business Administration from Boston University and he also holds a Diplom Kaufmann with specialization in Banking, Auditing and Law from Mannheim University, Germany. In designating Mr. Bub as a director nominee, the members of our general partner concluded that Mr. Bub brings a global perspective to the hedge fund and hedge fund-of-funds business, making him a highly qualified and desirable addition to the board of directors. The members of our general partner further concluded that Mr. Bub’s experience in building global franchises and his hands-on experience in operations, coupled with his academic background in business administration, banking and auditing, will provide specialized and practical insight to the board. Due to the foregoing, the members of our general partner concluded that Mr. Bub should be a director nominee of Aveon Management L.L.C.

Daniel J. Callahan.    Mr. Callahan is a nominee to the board of directors of our general partner. Mr. Callahan has been a Principal at Tuckerbrook since February 2008. From late 2004 to January 2006, Mr. Callahan was a Managing Director at Jefferies & Company, Inc. and a member of its fixed income management group. From February 2002 to July 2004, Mr. Callahan was responsible for one of UBS’ largest private client offices in the United States. Mr. Callahan previously worked at PaineWebber where he served as a Managing Director and a member of the fixed income management group as well as a member of the Paine Webber Inc. operating and steering committees. Mr. Callahan began his career at the First Boston Corporation, where he served as Managing Director in global fixed income and as a member of the fixed income management group. Mr. Callahan received a B.A. in History from St. Bonaventure University. In designating Mr. Callahan as a director nominee, the members of our general partner concluded that Mr. Callahan’s more than 25 years of financial industry experience at Tuckerbrook, Jefferies & Company, Inc., UBS, PaineWebber, and the First Boston Corporation and extensive expertise managing large trading desks and supervising the implementation of risk management procedures will provide the board of directors with insight into such areas and how they apply to Aveon. In addition, the members of our general partner further concluded that Mr. Callahan also brings high-level executive leadership experience to our board of directors through his extensive executive management positions at public companies. Due to the foregoing, the members of our general partner concluded that Mr. Callahan should be a director nominee of Aveon Management L.L.C.

Andrew E. Craighead.    Mr. Craighead is a nominee to the board of directors of our general partner. From 1992 to 2007, Mr. Craighead served as a Managing Director, co-head and Chief Investment Officer of the Alternative Investment Group within J.P. Morgan’s Private Bank. Mr. Craighead also served as President and Chief Investment Officer of J.P. Morgan Private Investments, Inc., an SEC-registered investment adviser with over $8 billion under management, as well as on the board of four fund-of-funds with $1.1 billion under management: JPM Venture Capital Investors LLC I and II; and JPM Corporate Finance Investors LLC I and II. He also served as a Director of JP Morgan Ventures, a strategic investment arm of J.P. Morgan. From 1984 to 1991, Mr. Craighead worked within the Investment Banking division at J.P. Morgan. Mr. Craighead graduated from Wesleyan University in 1983 with a B.A. in Economics and Government. In designating Mr. Craighead as a director nominee, the members of our general partner concluded that Mr. Craighead’s experience in the alternative investment industry at J.P. Morgan’s Private Bank and J.P. Morgan Private Investments, Inc., both as a Chief Investment Officer and business manager, will provide the board of directors with valuable knowledge that will be useful in evaluating managers and their fund strategies. In addition, the members of our general partner further concluded that Mr. Craighead’s experience leading and growing assets at J.P. Morgan will add to the board of director’s understanding of the business aspects of Aveon’s expected growth. Due to the foregoing, the members of our general partner concluded that Mr. Craighead should be a director nominee of Aveon Management L.L.C.

John B. Fullerton.    Mr. Fullerton is a nominee to the board of directors of our general partner. Mr. Fullerton recently founded the Capital Institute, a research organization focused on innovations in financial theory and practice. Mr. Fullerton is the principal of Level 3 Capital Advisors, LLC, an investment firm focused on private impact investments and, from 2005 to 2007, was Chief Executive Officer of Alerian Capital Management, an investment firm investing in midstream energy MLPs. Prior to Alerian, from 1986 to 2004, Mr. Fullerton worked at J.P. Morgan as Managing Director responsible for various parts of the firm’s capital markets and derivatives businesses in numerous asset classes around the globe. He subsequently became a private equity investor for J.P. Morgan, culminating in his role as Chief Investment Officer of LabMorgan responsible for the firm’s “eFinance” private investment activity. In 1998, Mr. Fullerton was a member of the Long Term Capital Oversight Committee overseeing the rescue of the distressed hedge fund. He is currently a Director of Grasslands, LLC and New Day Farms, Inc., and an Advisory Board Member of Seavest Inc. Mr. Fullerton received a B.A. in economics and international relations from the University of Michigan and an MBA from the Stern School of New York University. In addition to his experience in asset management at J.P. Morgan and Alerian Capital Management, Mr. Fullerton has served as a director of numerous companies, public and private, which the members of our general partner concluded will provide the board of directors with extensive knowledge of corporate governance issues facing public companies. In designating Mr. Fullerton as a director nominee, the members of our general partner concluded that Mr. Fullerton’s experience at Level 3 Capital Advisors, LLC, Alerian Capital Management, J.P. Morgan and LabMorgan will provide the board of directors with valuable insight into sustainable strategies and risk management procedures at hedge funds, which are key aspects of the Company’s business. Due to the foregoing, the members of our general partner concluded that Mr. Fullerton should be director nominee of Aveon Management L.L.C.

David M. Regan.    Mr. Regan, CFA, became a Portfolio Manager of Aveon Management L.L.C. and a member of its Investment Committee in January 2010. Mr. Regan was a Managing Director of the HARDT GROUP and a member of its Investment Management Committee since 2004. From 2002 to 2004, Mr. Regan was a Senior Analyst at HVB Alternative Advisors responsible for selecting hedge fund managers and, from 1998 to 2002, was Senior Analyst and Associate Fund Manager with the Alternative Investment Group at the Commonfund. Prior to these roles, Mr. Regan was commodity trader for four years with Alpha Investment Management and RXR Capital Management. Mr. Regan holds a B.A. in Economics from the University of Connecticut and an M.A. in Economics from Trinity College.

Turner C. Smith.    Mr. Smith became a member of the Investment Committee of Aveon Management L.L.C. in January 2010. Mr. Smith is a co-founder of Tuckerbrook Alternative Investments, L.L.C. where he has been Managing Principal since 2004. Mr. Smith has also been a member of Tuckerbrook’s Board of Directors and Executive Committee, and has served as an Investment Committee member and Portfolio Manager for various Tuckerbrook funds. Prior to co-founding Tuckerbrook, Mr. Smith was a Managing Principal at Radius Capital Partners from 2000 to 2004 and a Managing Director and Co-Head of PaineWebber’s Consumer & Retail Investment Banking Group from 1999 to 2000. From 1995 to 1999, Mr. Smith served as Managing Director of Jefferies & Company, Inc.’s Investment Banking Group and, from 1983 to 1995, he was Managing Director at Smith Barney where he founded and headed the firm’s Consumer Investment Banking Group. Mr. Smith has an MBA in Finance from the Wharton School of the University of Pennsylvania and a B.A. from Colgate University.

There are no family relationships among any of the directors or executive officers of our general partner.

Composition of the board of directors after this offering

Messrs. Barefoot, Bub, Craighead and Fullerton are expected to be appointed to the board of directors of our general partner, Aveon Management L.L.C., an entity wholly-owned and controlled by our founding investors, and are expected to be independent directors in accordance with the criteria established by the NYSE for independent board members.

The limited liability company agreement of Aveon Management L.L.C. establishes a board of directors that will be responsible for the oversight of our business and operations. Our general partner’s board of directors will be elected in accordance with its limited liability company agreement and currently consists of two directors: John J. Hassett and Jeffrey C. Landle. The size of the board may be changed from time to time by Founding Investors, LLC, as the owner of Aveon Management L.L.C. We anticipate that Messrs. Barefoot, Bub, Callahan, Craighead, and Fullerton will be appointed to the board prior to the consummation of this offering. As a result, we expect that the board of directors of our general partner will consist of seven directors at the time of the consummation of this offering, a majority of whom will be independent. In the event that our founding investors and their affiliates collectively cease to own at least 4% of the voting power of our outstanding voting units (whether through common units or special voting units), our founding investors will no longer have the right to appoint or designate the members of the board of directors of our general partner. In such a case, our partnership agreement provides that our general partner shall make such amendments to our partnership agreement or certificate of limited partnership that our general partner determines in its sole discretion to be necessary or appropriate to permit the holders of voting units to elect the directors of our general partner.

The Aveon Group L.P. is a limited partnership that is managed by our general partner. As a limited partnership, we are exempt from certain of the corporate governance rules of the NYSE, including the requirement to have a majority of independent directors. While we expect to have a majority of independent directors on the board of directors of our general partner, we intend to avail ourselves of the limited partnership exemptions from certain of the other NYSE governance rules, including the requirements that we have a compensation committee and a nominating and corporate governance committee composed entirely of independent directors. In addition, we will not be required to hold annual meetings of our common unitholders.

Committees of the board of directors

We anticipate that prior to this offering, the board of directors of Aveon Management L.L.C. will establish an audit committee composed of independent directors and will adopt a charter for the audit committee that complies with current federal and NYSE rules relating to audit committees. We also anticipate that the board of directors of Aveon Management L.L.C. will establish a conflicts committee composed of independent directors. The board of directors of our general partner may establish other committees from time to time.

Audit committee.    The purpose of the audit committee will be to assist the board of directors of Aveon Management L.L.C. in overseeing and monitoring, among other matters:

•	the quality and integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence; and

•	the performance of our independent registered public accounting firm.

The members of the audit committee will meet the independence standards for service on an audit committee of a board of directors pursuant to federal and NYSE rules relating to audit committees, subject to the permitted transition period for newly-reporting issuers.

Conflicts committee.    The board of directors of Aveon Management L.L.C. will establish a conflicts committee that will be charged with reviewing specific matters that our general partner’s board of directors believes may involve conflicts of interest. The conflicts committee will determine if the resolution of any conflict of interest submitted to it is fair and reasonable to us. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us and not a breach by us of any duties we may owe to our common unitholders. In addition, the conflicts committee may review and approve any related person transactions and may establish guidelines or rules to cover specific categories of transactions. The members of the conflicts committee will have been determined by the board to meet the independence standards for service on an audit committee of a board of directors pursuant to applicable federal and NYSE rules.

Compensation discussion and analysis

Overview of 2010 compensation philosophy and program

We are a newly organized investment management firm and, before 2010, have not had any executive officers or other employees. Our 2010 named executive officers—Messrs. John J. Hassett, Jeffrey C. Landle, M.C. Moses Grader, William H. Park and Randall J. Carrigan—became our President and Chief Executive Officer, Chief Investment Officer, Chief Operating Officer, Chief Financial Officer and Chief Legal Officer, respectively, in January 2010. Accordingly, we did not pay any compensation to our named executive officers in 2008 or 2009.

Our 2010 compensation philosophy had a primary aim of identifying and reaching agreement with our manager affiliates and achieving the initial public offering. In 2010, we were not yet an operating business and the most important asset of our firm was our people. Our future success will depend on the continued service of our senior management and other key personnel. We will depend on these individuals’ diligence and skill to make our business grow. We compensated our named executive officers in 2010 in a manner designed to retain them during this start-up phase of our business, motivate them to work toward establishing our operating business and align their interests with interests that will be held by our public common unitholders and the selling investment professionals.

Our compensation approach for our named executive officers in 2010 is that compensation should be composed primarily of annual base pay and equity-based compensation. We believe the combination of annual fixed base pay and equity ownership provides our named executive officers with an appropriate mix of current cash compensation, allowing them to stay focused on their duties, and long-term compensation, encouraging them to work toward the consummation of the offering and the success of our business model. The equity-based components of our executive compensation approach foster alignment with our public common unitholders and a long-term view of the business. Further, we believe that equity awards that vest based on performance enhance the stability of our senior management team and provide greater incentives for our named executive officers to remain at the firm.

We did not rely on compensation surveys or compensation consultants in setting compensation for 2010. Given that we are a new business, named executive officer compensation levels were decided based on our general partner’s determination of what would be necessary to retain and incentivize our officers to work toward our success, while keeping them aligned with public common unitholders and the objectives of our selling investment professionals.

Compensation elements for named executive officers in 2010

The key elements of the compensation of the named executive officers for 2010 were base pay and equity-based compensation, as described below:

1. Base pay.    Base pay is intended to provide a current, fixed cash component of compensation that reflects the experience, skill and knowledge of our named executive officers in their particular roles and responsibilities, while allowing the general partner to retain the flexibility to appropriately compensate the named executive officers for performance of the firm through equity-based compensation vehicles. The named executive officers, with the exception of Mr. Park and Mr. Carrigan, were employed by Tuckerbrook Alternative Investments, LLC and/or HARDT GROUP, and received base pay from such entities at levels determined in accordance with those entities’ compensation practices. In 2010, the portions of these officers’ base pay attributable to services performed for our business were $153,000, $150,000 and $170,000 for Messrs. Hassett, Landle and Grader, respectively. These amounts were determined by our general partner taking into account the experience, skill and knowledge of each of our named executive officers in their particular roles and responsibilities. These amounts were also determined, in part, based on the amount of time each named executive officer was expected to commit to the business during the pre-offering period. For our President and Chief Executive Officer, Chief Investment Officer and Chief Operating Officer, base pay represents a lesser proportion of total compensation than for the Chief Financial Officer and Chief Legal Officer, because we believe that the portion of compensation that is “at risk” (e.g., equity that may not vest or that may lose value) should generally increase as an officer’s level of responsibility and ability to create growth in the business rises. Mr. Park’s and Mr. Carrigan’s base pay of $250,000 and $120,000, respectively, was deemed necessary to retain and incentivize them in their role and was determined following discussions and arm’s-length negotiations between them and our general partner.

2. Restricted Common Units in The Aveon Group L.P.     On May 27, 2010, prior to the offering, we granted restricted common units to our named executive officers (of which none will be vested at the time of this offering) under our Equity Incentive Plan (described below). Messrs. Hassett, Landle, Grader, Park and Carrigan received 352, 163, 120, 10 and 15 restricted common units, respectively, which will be adjusted at the time of the offering to equal 3.52%, 1.63%, 1.2%, 0.1% and 0.15%, respectively, of The Aveon Group L.P.’s fully diluted capitalization after giving effect to (i) the offering, (ii) all equity awards that can be granted pursuant to our Equity Incentive Plan and (iii) the exchange of all Aveon Holdings partnership units for The Aveon Group L.P. common units. We refer to these grants as the “Restricted Common Units.”

The number of Restricted Common Units granted to each named executive officer was decided in the context of our general partner’s recognition that it would be critical to the success of the business to align named executive officer compensation with that of other unitholders and determination of what would be appropriate levels, given that we are a new business and that the officers did not currently hold any equity. It is not anticipated that the named executive officers will be receiving annual grants of equity. The general partner also took into account the named executive officers’ relative responsibilities, performance, contributions and ability to affect the long-term growth of the business. Those named executive officers whom we believe are in the strongest position to create value for the business received the largest grants.

The Restricted Common Units will generally vest upon the achievement of $55 million in Economic Income in any four consecutive quarters, subject generally to the officer’s continued employment through the last day of the applicable fiscal quarter. We believe this fosters a strong alignment of interests among our named executive officers and our unitholders. Vesting also serves as an employment retention mechanism and thereby enhances the alignment of interests between an officer and the firm.

3. Equity interest in Founding Investors, LLC.    Each of Messrs. Park and Carrigan own restricted limited liability company interests in Founding Investors, LLC (the “Founding Investor Units”), representing, respectively, 1.9% (or 200 units) of the value of the limited liability company interests of Founding Investors, LLC. Our other named executive officers have pre-existing indirect economic stakes in Founding Investors, LLC as indirect equityholders. Our general partner determined that it would be in the best interests of our common unitholders for our named executive officers to be aligned with one another and so gave Messrs. Park and Carrigan the opportunity to obtain an equity stake in Founding Investors, LLC. The number of Founding Investor Units Messrs. Park and Carrigan received was the number our general partner determined to be necessary to achieve such alignment and incentivize them and was ultimately the result of arms-length negotiations with them. Such limited liability company interests were initially subject to time vesting requirements, but such vesting requirements have since been waived by Founding Investors, LLC, thus all interests were fully vested as of December 31, 2010. Founding Investors, LLC holds limited partnership interests in Aveon Holdings, which are exchangeable for our common units on a one-for-one basis.

Compensation approach following consummation of the offering

In anticipation of the consummation of the offering, the general partner determined that it would be in the best interests of our potential investors for the key members of our management team, including our named executive officers, to sign employment agreements with the general partner setting forth the terms of their compensation and employment following consummation of the offering. These agreements set base salaries, provide for an annual performance-based cash bonus payment, provide for severance pay upon certain involuntary terminations from employment, and require the officers to comply with restrictive covenants during and after employment. The compensatory and related terms of these agreements are not effective until after consummation of the offering. The agreements are summarized after the grants of plan-based awards table below.

Summary compensation table

The following table provides summary information concerning the compensation of our President and Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated employees who served as our executive officers at December 31, 2010, for services rendered to us during 2010.

Prior to our offering, our named executive officers will not have effective employment agreements, but received base pay, Restricted Common Units and, in certain cases, Founding Investor Units reflected as compensation in the table below. As mentioned above and described below (see “Narrative disclosure to summary compensation table and grants of plan-based awards in 2010—Employment agreements”) there are additional contractual arrangements we entered into with our named executive officers which will become effective as of the completion of this offering.

Summary compensation table for 2010

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Total

John J. Hassett President and Chief Executive Officer	2010	$153,000	$63,360	$216,360
William H. Park Chief Financial Officer	2010	$250,000	$17,121	$267,121
Jeffrey C. Landle Chief Investment Officer	2010	$150,000	$29,250	$179,250
M.C. Moses Grader Chief Operating Officer	2010	$170,000	$21,600	$191,600
Randall J. Carrigan Chief Legal Officer	2010	$120,000	$18,021	$138,021

(1)	Amounts in this column represent payments of base compensation in 2010.
(2)	Reference to “stock” in this table and footnote refer to the Restricted Common Units and the Founding Investor Units. Amounts represent the grant date fair value of stock awards granted, computed in accordance with ASC Topic 718. The values in the table for Restricted Common Units assume that target is achieved and all awards vest in full and are not forfeited. The values in the table for Founding Investor Units assume that all awards are retained and not forfeited.

Grants of plan-based awards in 2010

The following table provides information concerning awards granted in 2010 to our named executive officers.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(#)(1)	Grant Date Fair Value of Equity Incentive Plan Awards(1)	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock or Units (2)

John J. Hassett	May 27, 2010	352	$63,360	—	—	—
William H. Park	May 27, 2010	10	$1,800	September 21, 2010	200	$15,321
Jeffrey C. Landle	May 27, 2010	163	$29,250	—	—	—
M.C. Moses Grader	May 27, 2010	120	$21,600	—	—	—
Randall J. Carrigan	May 27, 2010	15	$2,700	September 21, 2010	200	$15,321

(1)	The numbers and values in these columns refer to the Restricted Common Units. The number of Restricted Common Units and values in the column assume that target is achieved and all Restricted Common Units vest in full and are not forfeited. The grant date fair value represents the aggregate grant date fair value of each Restricted Common Unit grant, computed in accordance with ASC Topic 718.
(2)	The numbers and values in these columns refer to the Founding Investors Units. The numbers and values in the column assume that all Founding Investor Units vest and are not forfeited. The grant date fair value represents the aggregate grant date fair value of the equity interests in Founding Investors, LLC, computed in accordance with ASC Topic 718.

Narrative disclosure to summary compensation table and grants of plan-based awards in 2010

Employment agreements

The base pay and bonuses provided to our named executive officers for services performed in 2010 are reflected in the summary compensation table above. However, as mentioned above, our named executive officers are party to employment agreements with our general partner (“officer employment agreements”), effective upon the consummation of this offering. We describe such officer employment agreements here to provide context for the figures detailed in the summary compensation table above.

The initial term of each employment agreement will be the two-year period immediately following the completion of this offering, and the term will automatically renew for an additional year unless notice of intention not to renew is given by either party in accordance with the agreement. Pursuant to their respective officer employment agreements, Messrs. Hassett, Landle, Grader, Park and Carrigan will be entitled to receive annual salaries of $450,000, $400,000, $350,000, $250,000 and $275,000, respectively, which may be increased at the discretion of the board of directors of our general partner, but not decreased except in connection with uniformly applied salary decreases affecting similarly situated individuals. Each named executive officer, other than Mr. Park, is eligible for an annual cash bonus pursuant to a bonus plan to be established by our general partner’s board of directors, which will be paid if the return and performance of one or more composite segments of our business with assets managed by us meets a pre-defined target hurdle return, to be set annually by the board of directors. This target hurdle return is currently the only performance factor that will be taken into considerations for bonuses. If the hurdle is attained, the amount of these bonuses will be 100% of each of the officers’ base salaries. The bonus will be pro-rated for any partial fiscal year.

Mr. Park will be entitled to an annual bonus of $250,000, payable in two tranches, one of which shall be payable in March of the year following the performance year (the “Initial Annual Bonus Payment”) and the second of which shall be payable in March of the succeeding year following the performance year (the “Subsequent Annual Bonus Payment”). The Initial Annual Bonus Payment shall be an amount equal to the lesser of (i) $250,000; or (ii) 50% of all incentive or performance fees or incentive or performance allocations earned by or allocated to our general partner or managing member interests controlled by the Company or its subsidiaries (Incentive Fee) generated during each such performance year during Mr. Park’s employment with us. The Subsequent Annual Bonus Payment shall be an amount equal to $250,000 minus the Initial Annual Bonus Payment. Under the employment agreements, each named executive officer will also be entitled to participate in all employee retirement and welfare plans of our general partner.

Under each employment agreement, upon the termination of the named executive officer’s employment, he (or his estate) will be paid any accrued and unpaid salary, accrued and unused vacation and any unreimbursed business expenses incurred through the date of termination. Upon a termination of his employment either without Cause or for Good Reason (as such terms are defined in the officer employment agreement), he will be entitled to receive (i) a lump sum cash payment equal to the full annual base salary then in effect, (ii) an annual bonus for the year of termination (if applicable performance is attained), paid on the date annual bonuses are paid to other employees and (iii) any unpaid bonus for any previously completed fiscal year. If the officer’s employment is terminated by reason of death, the officer will be entitled to an annual bonus (if applicable performance is attained) for the year during which the officer’s employment is terminated, payable on the date such bonuses are paid to other employees. If the officer’s employment is terminated due to disability, the officer will also be entitled to a pro-rata annual bonus for the year of termination (if applicable performance is attained), payable on the date such bonuses are payable to other employees. In the case of death and disability, the officer will be entitled to any unpaid bonus for any previously completed fiscal year. The officer employment agreements provide that each officer will be subject to an 18 month post-employment covenant not to compete and covenant not to solicit employees, and other customary restrictive covenants including non-disclosure of confidential information, non-disparagement and protection of intellectual property.

We will reimburse our general partner and its affiliates for certain costs incurred related to our management and operation, including base salaries and benefits for its employees, travel and entertainment, marketing costs, and the general and administrative costs associated with running the general partner. The amount of this reimbursement obligation will initially be limited to $4.5 million per year but may be increased by the board of directors of our general partner after considering certain factors, including the number of our manager affiliates and our funds at that time, the assets under management of our funds and any investable multi-fund composites, and future debt or equity financing transactions. In addition, we will reimburse our general partner for annual cash bonuses paid to our general partner’s employees, initially in an aggregate amount up to $3.4 million, based on the return performance of our funds. The Aveon Group L.P. will, in turn, be entitled to be directly reimbursed by the Aveon Holdings partnerships for all costs of our general partner that it bears (rather than receiving such amounts as pro rata distributions from the Aveon Holdings partnerships).

Equity Incentive Plan

In 2010, our named executive officers were granted the restricted common units described above in the Compensation Discussion and Analysis. These were granted pursuant to The Aveon Group

L.P. Amended and Restated Equity Incentive Plan, or our “Equity Incentive Plan,” the terms of which are summarized here, in part, to provide context for the restricted common unit grant disclosure in the tables above. The description is not complete and is qualified by reference to the full text of the Equity Incentive Plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The Equity Incentive Plan will be a source of new equity-based awards permitting us to grant to our general partner’s employees, directors and consultants non-qualified options, unit appreciation rights, restricted common units, deferred restricted common units, phantom restricted common units and other awards based on our common units, to which we refer in this summary as our “units.”

Administration.    The board of directors of our general partner will administer the Equity Incentive Plan. However, the board of directors of our general partner may delegate such authority, including to a committee or subcommittee of the board of directors, and the board intends to effect such a delegation to a committee comprising of Messrs. Hassett and Landle, and, if appointed to the board, Messrs. Callahan and Bub. We refer to the board of directors of our general partner or the committee or subcommittee thereof to whom authority to administer the Equity Incentive Plan has been delegated, as the case may be, as the “administrator.” The administrator will determine who will receive awards under the Equity Incentive Plan, as well as the form of the awards, the number of units underlying the awards and the terms and conditions of the awards consistent with the terms of the Equity Incentive Plan. The administrator will have full authority to interpret and administer the Equity Incentive Plan, which determinations will be final and binding on all parties concerned.

Units subject to the Equity Incentive Plan.    The total number of units which have initially been reserved for issuance under the Equity Incentive Plan will equal 15% of all outstanding units of The Aveon Group L.P. on a fully diluted basis, giving effect to the units issued in this offering, including any units issued or issuable pursuant to the underwriters’ over-allotment option, units issuable upon exchange of partnership units of Aveon’s subsidiaries and units issued or issuable pursuant to the Equity Incentive Plan. However, no awards may be granted under the Equity Incentive Plan to the extent that, in the aggregate, the total number of units that could be issued pursuant to outstanding awards would exceed two-thirds of the total units reserved for issuance under the Equity Incentive Plan until after the date on which the company has achieved Economic Income of $55 million over any four consecutive quarters. The units underlying any award granted under the Equity Incentive Plan that expire, terminate or are cancelled or satisfied for any reason without being settled in units will again become available for awards under the Equity Incentive Plan.

Options and unit appreciation rights.    The administrator may award non-qualified options under the Equity Incentive Plan. Options granted under the Equity Incentive Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the administrator at the time of grant, but an option will generally not be exercisable more than ten years after it is granted. To the extent permitted by the administrator, the exercise price of an option may be paid in cash or its equivalent, in units having a fair market value equal to the aggregate option exercise price, partly in cash and partly in units and satisfying such other requirements as may be imposed by the administrator, or through the delivery of irrevocable instructions to a broker to sell units obtained upon the exercise of the option and to deliver promptly to us an amount out of the proceeds of the sale equal to the aggregate option exercise price for the common units being purchased.

The administrator may grant unit appreciation rights independent of or in conjunction with an option. Each unit appreciation right granted independent of an option shall entitle a participant upon exercise to an amount equal to:

•	the excess of (A) the fair market value on the exercise date of one unit over (B) the exercise price per unit, multiplied by

•

the number of units covered by the unit appreciation right, and each unit appreciation right granted in conjunction with an option will entitle a participant to surrender to us the option and to receive such amount. Payment will be made in units and/or cash (any unit valued at fair market value), as determined by the administrator.

Other equity-based awards.    The administrator, in its sole discretion, may grant or sell units and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our units. Any of these other equity-based awards may be in such form, and dependent on such conditions, as the administrator determines, including, without limitation, the right to receive, or vest with respect to, one or more units (or the equivalent cash value of such units) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The administrator may in its discretion determine whether other equity-based awards will be payable in cash, units or a combination of both cash and units.

Adjustments upon certain events.    In the event of any change in the outstanding units by reason of any unit dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of units or other corporate exchange, or any distribution to holders of units other than regular cash dividends, or any transaction similar to the foregoing, the administrator in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be equitable, as to:

•	the number or kind of units or other securities issued or covered by our Equity Incentive Plan or pursuant to outstanding awards;

•	the option price or exercise price of any unit appreciation right; and/or

•	any other affected terms of such awards.

Change in control.    In the event of a change in control (as defined below), the Equity Incentive Plan provides that:

•

if determined by the administrator in the applicable award agreement or otherwise, any outstanding awards then held by participants which are unexercisable or otherwise unvested or subject to lapse restrictions shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of immediately prior to such change in control; and the administrator will:

•	accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award;

•

cancel awards for fair value (as determined in the sole discretion of the administrator) which, in the case of options and unit appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the change in control to holders of the same number of units subject to such options or unit appreciation rights (or, if no consideration is paid in any such transaction, the fair market value (as defined in the Equity Incentive Plan) of the units subject to such options or unit appreciation rights) over the aggregate exercise price of such options or appreciation rights;

•

provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Equity Incentive Plan as determined by the administrator in its sole discretion; or

•

provide that, with respect to any awards that are options, for a period of at least 15 days prior to the change in control, such options will be exercisable as to all units subject thereto and that upon the occurrence of the change in control, such options will terminate.

Transferability.    Unless otherwise determined by our administrator, no award granted under the plan will be transferable or assignable by a participant in the plan, other than by will or by the laws of descent and distribution.

Amendment, termination and term.    The board of directors of our general partner may amend or terminate the Equity Incentive Plan, but no amendment or termination shall be made without the consent of a participant if such action would diminish any of the rights of the participant under any award theretofore granted to such participant under the Equity Incentive Plan; provided, however, that the administrator may amend the Equity Incentive Plan and/or any outstanding awards in such manner as it deems necessary to permit the Equity Incentive Plan and/or any outstanding awards to satisfy applicable requirements of the Internal Revenue Code or other applicable laws.

Terms of Restricted Common Units

Holders of Restricted Common Units will be entitled to voting rights with respect to such Restricted Common Units to the extent such voting rights are held by our common unitholders. Our named executive officers will not be entitled to receive any cash distributions (other than any tax distributions that may be authorized by our general partner in its sole discretion to cover tax liabilities of such holders) in respect of their Restricted Common Units prior to the time such units vest. The officers will be entitled to a catch-up distribution at the time such Restricted Common Units vest, to provide such holders with a cumulative amount of distributions equal to the amount such holders would have received if their Restricted Common Units had been vested at the time of all prior distributions. See “Cash Distribution Policy.”

The Restricted Common Units granted to our named executive officers will generally vest upon the achievement of $55 million in Economic Income in any four consecutive quarters, subject generally to the officer’s continued employment through the last day of the applicable fiscal quarter. If the officer’s employment is terminated without Cause or by the officer for Good Reason (as defined in the applicable officer employment agreement) and $55 million in Economic Income is achieved within 18 months after such termination of employment, then the Restricted Common Units shall become fully vested upon the achievement of the Economic Income target. If the Economic Income target is not achieved as of the last day of the first fiscal quarter that ends after the seventh anniversary of the consummation of this offering, then all of the Restricted Common Units shall never vest and will be immediately forfeited. Upon a change in control (as defined below—see “—Potential payments upon termination of employment or change in control”), all of the Restricted Common Units will immediately vest and all restrictions on transferability will lapse.

All of the Restricted Common Units received by our named executive officers that were subject to vesting are reflected as “Stock Awards” in the summary compensation table for the year in which received because we must account for such units as compensation expense for financial statement reporting purposes.

Outstanding equity awards at fiscal year end for 2010

The following table provides information regarding outstanding equity awards held by our named executive officers on December 31, 2010.

Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(2)

John J. Hassett	352	$532,467
William H. Park	10	$15,126
Jeffrey C. Landle	163	$246,568
M.C. Moses Grader	120	$181,522
Randall J. Carrigan	15	$22,690

(1)	The references to “shares” in this column and footnote refer to the number of Restricted Common Units granted to each named executive officer under the Equity Incentive Plan.
(2)	The dollar amounts shown were calculated based on an independent valuation and third party sales.

Stock vested in 2010

The following table provides information regarding the number of outstanding initially unvested equity awards made to our named executive officers that vested during 2010.

Stock Awards
Name	Vest Date	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)

William H. Park	September 21, 2010 October 1, 2010 November 1, 2010 December 1, 2010 December 31, 2010	50 13 13 13 111	$ $ $ $ $	4,032 1,048 3,652 6,256 72,173
Randall J. Carrigan	September 21, 2010 October 1, 2010 November 1, 2010 December 1, 2010 December 31, 2010	100 9 9 9 73	$ $ $ $ $	8,064 725 2,528 4,331 47,465

(1)	The references to “stock” or “shares” in this table refer to the number of founding Investor Units.
(2)	The value realized on vesting is based on an independent valuation and third party sales.

Potential payments upon termination of employment or change in control

The following describes the payments and benefits to which the named executive officers would have been entitled had their employment terminated and/or a change in control occurred on December 31, 2010.

Restricted Common Units.    If a named executive officer’s employment is terminated without Cause or for Good Reason (each defined below) and $55 million in Economic Income is achieved within 18 months after such termination of employment, then such named executive officer’s Restricted Common Units shall become fully vested upon the achievement of the Economic Income target, provided that, if such named executive officer gives written notice to our general partner, no later than 30 days prior to the 18-month anniversary of such termination, that such named executive officer agrees to continue to comply with restrictive covenants specified in his award agreement, and agrees that clauses related to the specific enforcement of such restrictive covenants shall continue to apply, in each case, from the date of such 18-month anniversary and until the 24-month anniversary of such named executive officer’s termination, then the Restricted Common Units shall become fully vested if the board of directors of our general partner determines that the Economic Income target is met with respect to any rolling four fiscal quarter period that ends on or prior to such 24-month anniversary, and such vesting shall be effective upon the date of the board of directors of our general partner’s determination. Notwithstanding the foregoing, if the Economic Income target is not met as of the last day of the first fiscal quarter that ends after the seventh anniversary of the consummation of this offering, all Restricted Common Units shall never vest and will be immediately forfeited.

Therefore, if all of the named executive officers’ employment terminated on December 31, 2010 without Cause or for Good Reason and the aforementioned Economic Income target was met on or before June 30, 2012, (or December 31, 2012, if notice is provided as detailed above) then all of the Restricted Common Units held by the officers (Messrs. Hassett, Landle, Grader, Park and Carrigan hold 352, 163, 120, 10 and 15 restricted common units, respectively, which will be adjusted at the time of the offering to equal 3.52%, 1.63%, 1.2%, 0.1% and 0.15%, respectively, of The Aveon Group L.P.’s fully diluted capitalization) would be fully vested on such date.

Cause is defined as such named executive officer’s: (i) conviction of, or entry of a plead of guilty or no contest with respect to, a felony of a type that is reasonably likely to damage the reputation of our business or any lesser crime of which fraud or dishonesty is a material element; (ii) continued failure to substantially perform his duties with Aveon Management L.L.C., or a failure to follow the lawful direction of the board of directors of our general Partner or such named executive officer’s direct report, in each case, after the board of directors of our general partner delivers a written demand for substantial performance and such named executive officer neglects to cure such a failure to the reasonable satisfaction of the board of directors of our general partner within 30 days after receipt of the demand; (iii) material, knowing and intentional failure to comply with applicable laws with respect to the execution of our business operations; (iv) breach of restrictive covenants detailed in the employment agreement or material breach of any other provision of the employment agreement or (v) theft, fraud, embezzlement, dishonesty or any conduct that has resulted or is reasonably likely to result in material harm to us, our general partner or our respective subsidiaries.

Good Reason is defined as (i) any action or inaction that constitutes a material breach by our general partner of the applicable employment agreement; or (ii) any relocation of the named executive officer’s principal place of business to an office or location that increases by more than 40 miles such officer’s one-way commute; provided that, if such officer’s principal place of business is in New York City immediately prior to a capitalization transaction (as defined in the employment agreement) any relocation to an office or location within 40 miles of New York City in connection with a capitalization transaction shall not constitute Good Reason; or (iii) any material diminution of the named executive officer’s title, authority or responsibilities with; or (iv) any material reduction of the named executive officer’s base salary or annual bonus as set forth in the employment agreement; provided that any reduction of base salary or annual bonus that affects employees that are generally similarly situated to such officer and that are generally uniformly applied shall not constitute Good Reason.

Upon a change of control event (defined in the Equity Incentive Plan as (i) the occurrence of any person other than Founding Investors, TAI Equity Holdings LLC (“TAI”) or HARDT Equity Holdings, LLC (“HARDT”) or any of their respective affiliates becoming the general partner of The Aveon Group L.P., or (ii) any person other than Founding Investors, LLC, TAI or HARDT or any of their respective affiliates obtains control of our general partner), all Restricted Common Units held by our named executive officers will immediately vest and all restrictions on transferability will lapse. Upon such a change of control each of our named executive officers would vest in the following numbers of Restricted Common Units, having the following values based on our initial public offering price per common unit on December 31, 2010: Mr. Hassett—352, $532,467; Mr. Landle—163, $246,568; Mr. Grader—120, $181,522; Mr. Park—10, $15,126; and Mr. Carrigan—15, $22,690.

Founding Investor Units.    If Messrs. Park or Carrigan cease to be employed for Cause or without Good Reason (each as defined above) then Founding Investors, LLC may repurchase within 90 days after such named executive officer ceases to be employed, the non-vested Founding Investor Units for the purchase price of those units. However, all of Messrs. Park’s or Carrigan’s Founding Investor Units were fully vested as of December 31, 2010.

Director compensation

Our policy is not to pay director compensation to directors who are also our officers or employees or who are part of the group of our founding investors. Accordingly, neither Mr. Hassett nor Mr. Landle will receive compensation for their service as a director, and, if appointed to the board of directors of our general partner, neither Mr. Bub nor Mr. Callahan will receive compensation for their service as a director. However, we anticipate that each outside director, including, if appointed, Messrs. Barefoot, Craighead and Fullerton, will enter into compensation arrangements to be determined by our general partner, but initially not to exceed $75,000 per director per year as director compensation. We will pay travel and other related expenses incurred by outside directors in connection with their duties.

Certain relationships and related person transactions

The forms of the agreements described below are filed as exhibits to the registration statement of which this prospectus forms a part. The following descriptions are qualified by reference thereto.

Exchange agreement

We will enter into an exchange agreement with the limited partners of the Aveon Holdings partnerships. Under the exchange agreement, each such holder of Aveon Holdings partnership units (and certain transferees thereof) may up to four times each year, subject to the terms of the exchange agreement and the vesting requirements and transfer restrictions set forth in the Aveon Holdings partnership agreements, exchange their Aveon Holdings partnership units for common units of The Aveon Group L.P. on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. Under the exchange agreement, to effect an exchange, a holder of partnership units in Aveon Holdings must simultaneously exchange one partnership unit in each of the Aveon Holdings partnerships. As a holder exchanges its Aveon Holdings partnership units, The Aveon Group L.P.’s indirect interest in the Aveon Holdings partnerships will be correspondingly increased. See “—Aveon Holdings partnership agreements” and “Common units eligible for future sale—Transfer restrictions.” If and when an Aveon Holdings limited partner exchanges Aveon Holdings partnership units for common units of The Aveon Group L.P., the relative equity ownership positions of the exchanging holder and the other equity owners of Aveon (whether held at The Aveon Group L.P. or at Aveon Holdings) will not change. The Aveon Holdings partnership units generally will not be exchangeable for common units of The Aveon Group L.P. pursuant to the exchange agreement until the first anniversary of the consummation of this offering. The exchange rate of one Aveon Holdings partnership unit for one common unit of The Aveon Group L.P. was selected because we believe it facilitates a clear understanding of our overall capital structure by ensuring that the total number of combined Aveon Holdings partnership units and common units of The Aveon Group L.P. will remain the same immediately before and after an exchange.

Registration rights agreement

We will enter a registration rights agreement with our existing owners pursuant to which we will grant them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act common units delivered in exchange for Aveon Holdings partnership units or common units (and other securities convertible into or exchangeable or exercisable for our common units) otherwise held by them. Under the registration rights agreement, we will agree to register the exchange of Aveon Holdings partnership units for common units by our existing owners. In addition, certain of our existing owners have the right to request that we register the sale of common units held by them an unlimited number of times and may require us to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period. In addition, our existing owners will have the ability to exercise piggyback registration rights in respect of common units held by our existing owners in connection with registered offerings requested by other registration rights holders or initiated by us.

Tax receivable agreement

Aveon Holdings I L.P. intends to make an election under Section 754 of the Internal Revenue Code effective for each taxable year in which an exchange of partnership units for common units pursuant to the exchange agreement occurs, which may result in an adjustment to the tax basis of the assets of Aveon Holdings I L.P. at the time of the exchange. The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Aveon Holdings I L.P. that otherwise would not have been available. These increases in tax basis will increase (for tax purposes) depreciation and amortization and therefore reduce the amount of tax that Aveon Holdings I GP Inc., which we refer to as the “corporate taxpayer,” would otherwise be required to pay in the future. The increase in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The corporate taxpayer will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayer to our existing owners (or their transferees of Aveon Holdings partnership units) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the corporate taxpayer actually realizes (or is deemed to realize in the case of an early termination payment by the corporate taxpayer or a change in control, as discussed below) as a result of (i) these increases in tax basis resulting from (a) exchanges of partnership units by our existing owners (or their transferees) for common units or other consideration or (b) payments under the tax receivable agreement and (ii) tax benefits related to imputed interest deemed to be paid by the corporate taxpayer as a result of the tax receivable agreement. This payment obligation is an obligation of the corporate taxpayer and not of Aveon Holdings. The corporate taxpayer expects to benefit from the remaining 15% of cash savings, if any, in income tax that it realizes from the applicable exchanges.

For purposes of the tax receivable agreement, cash savings in income tax will be computed by comparing the actual income tax liability of the corporate taxpayer to the amount of such taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of Aveon Holdings I L.P. as a result of the exchanges and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless the tax receivable agreement is terminated for an amount based on the agreed payments remaining to be made under the agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•

the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of Aveon Holdings I L.P. at the time of the transaction;

•

the price of our common units at the time of the exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of Aveon Holdings, is directly proportional to the price of our common units at the time of the exchange;

•	the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available;

•

the amount and timing of taxable income and applicable tax rate—the corporate taxpayer is required to pay 85% of the tax savings as and when realized, if any. If the corporate taxpayer does not have taxable income, the corporate taxpayer is not required to make payments under the tax receivable agreement for that taxable year because no tax savings will have been actually realized; and

•

the portion of our payments under the tax receivable agreement constituting imputed interest or resulting in further increases in amortizable basis—such portion of the payments under the tax receivable agreement will give rise to additional tax savings to the corporate taxpayer that are subject to the tax receivable agreement.

Decisions made by our general partner in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of a existing owner to receive payments under the tax receivable agreement.

Payments under the tax receivable agreement will be based on the tax reporting positions that our general partner will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the tax receivable agreement. As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the corporate taxpayer’s cash tax savings.

The payments we will be required to make under the tax receivable agreement could be substantial. Based on an assumed offering price of $             per common unit (which is the midpoint of the price range indicated on the front cover of this prospectus) and an assumed price of $             per common unit at the time of the exchange of all of the Aveon Holdings partnership units, and assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize in full the potential tax benefit described above, we estimate that the total amount of tax savings would be approximately $             over a period of 15 or more years. There can be no assurance that the price of our common units will increase following the consummation of this offering or that any of such estimated tax savings will in fact be realized. The payments under the tax receivable agreement are not conditioned upon our existing owners’ continued ownership of us.

Rights to receive payments under the tax receivable agreement may be terminated if as the result of an actual or proposed change in law, the existence of the agreements would cause recognition of ordinary income (instead of capital gain) in connection with future exchanges of Aveon Holdings partnership units for our common units or would otherwise have material adverse tax consequences to our existing owners (or their transferees). There are legislative proposals pending in Congress that, if enacted in their present form, may result in such ordinary income recognition. Further, in the event of such a termination, the existing owners (or their transferees) would have the right, subject to the delivery of an appropriate tax opinion, to require the corporate taxpayer to determine a lump sum amount in lieu of the payments otherwise provided under the agreement. That lump sum amount would be calculated by increasing the portion of the tax savings retained by the corporate taxpayer to 30% (from 15%) and by calculating a present value for the total amount that would otherwise be payable under the agreements, using a discount rate equal to the lesser of LIBOR plus 100 basis points and 6.5% per annum and assumptions as to income tax rates and as to our ability to utilize the tax benefits (including the assumption that the corporate taxpayer will have sufficient taxable income). If the assumptions used in this calculation turn out not to be true, the corporate taxpayer may pay more or less than the specified percentage of its actual cash tax savings. This lump sum amount may be paid in cash or by a subordinated note with a seven-year maturity and an interest rate equal to the lesser of LIBOR plus 200 basis points and 6% per annum. Any such acceleration can occur only if our existing owners have terminated a substantial portion of the corporate taxpayer’s obligations under the tax receivable agreement with respect to exchanges of Aveon Holdings partnership units. In the event of an election by an existing owner (or its transferee) to receive the lump sum amount, the corporate taxpayer may be required to make payments prior to any exchange by an existing owner and before the corporate taxpayer receives any tax savings. In view of the foregoing changes in the calculation of our obligations, we do not expect that the net impact of any such acceleration upon our overall financial condition would be materially adverse as compared to our obligations if laws do not change and the obligations are not accelerated. It is further possible that the net impact of such acceleration would be beneficial to our overall financial condition. The ultimate impact of a decision to accelerate will depend on what the ongoing payments would have been under the tax receivable agreement absent acceleration, which will in turn depend on the various factors mentioned above.

The corporate taxpayer may terminate the tax receivable agreement at any time by making an early termination payment to our existing owners or their transferees, based upon the net present value (based upon certain assumptions in the tax receivable agreement) of all tax benefits that would be required to be paid by the corporate taxpayer under the tax receivable agreement. In addition, the tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer’s (or its successors’) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. Upon a subsequent actual exchange, any additional increase in tax deductions, tax basis and other benefits in excess of the amounts assumed at the change in control will also result in payments under the tax receivable agreement. As a result, upon a change of control, the corporate taxpayer could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the corporate taxpayer’s actual cash tax savings. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity.

In the event that The Aveon Group L.P. or any of its wholly-owned subsidiaries in addition to Aveon Holdings I GP Inc. becomes taxable as a corporation for U.S. federal income tax purposes, the tax receivable agreement will impose substantially similar obligations upon such entities.

Aveon Holdings partnership agreements

The Aveon Group L.P. will operate and control all of the business and affairs of Aveon Holdings and, through Aveon Holdings and its operating entity subsidiaries, conducts our business. Through its wholly-owned subsidiaries, The Aveon Group L.P. will have unilateral control over all of the affairs and decision making of Aveon Holdings. Furthermore, the wholly-owned subsidiaries of The Aveon Group L.P. cannot be removed as the general partners of the Aveon Holdings partnerships without their approval. Because our general partner, Aveon Management

L.L.C., will operate and control the business of The Aveon Group L.P., the board of directors and officers of our general partner will accordingly be responsible for all operational and administrative decisions of Aveon Holdings and the day-to-day management of Aveon Holdings’ business.

Pursuant to the partnership agreements of the Aveon Holdings partnerships, the Aveon Holdings General Partners have the right to determine when distributions will be made to the partners of Aveon Holdings and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the partners of Aveon Holdings pro rata in accordance with the percentages of their respective vested partnership interests. The partners holding unvested partnership interests at the time of any distribution will be entitled to a catch-up distribution at the time of subsequent distributions, in respect of partnership interests that have since vested, to provide such partners with a cumulative amount of distributions equal to the amount such partners would have received if such partners’ partnership interests had been vested at the time of all prior distributions.

Each of the Aveon Holdings partnerships will have an identical number of partnership units outstanding. The holders of partnership units in Aveon Holdings, including The Aveon Group L.P.’s wholly-owned subsidiaries, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Aveon Holdings. Net profits and net losses of Aveon Holdings will generally be allocated to its partners (including The Aveon Group L.P.’s wholly-owned subsidiaries) pro rata in accordance with the percentages of their respective partnership interests. The partnership agreements of the Aveon Holdings partnerships will provide for cash distributions, which we refer to as “tax distributions,” to the partners of such partnerships if the Aveon Holdings General Partners determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the nondeductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent that all distributions from such partnerships for the relevant year were insufficient to cover such tax liabilities.

Our founding investors and certain of the selling investment professionals will receive Aveon Holdings partnership units in connection with or as a result of the formation transactions set forth under “Formation and structure of our Company.” Subject to the vesting requirement for the Aveon Holdings partnership units issued to selling investment professionals and the transfer restrictions set forth in the partnership agreements of the Aveon Holdings partnerships, these partnership units may be exchanged for The Aveon Group L.P. common units as described under “—Exchange agreement” above. The Aveon Holdings partnership units issued to the selling investment professionals will be subject to vesting provisions, with 100% cliff vesting on the first anniversary of the date of issuance. Any selling investment professional will generally forfeit all unvested partnership units once he or she is no longer in our employ or no longer devotes a significant portion of his or her professional time to our, our general partner’s or our subsidiaries’ business and properties.

All vested and unvested Aveon Holdings partnership units held by an employed limited partner will be immediately forfeited in the event he or she breaches any restrictive covenants set forth in the non-competition and non-solicitation agreements outlined under “—Non-competition and non-solicitation agreements” to which he or she is subject or in his or her employment agreement or his or her service is terminated for cause. See “Common units eligible for future sale—Transfer restrictions” for a discussion of the transfer restrictions applicable to the Aveon Holdings partnership units. We may waive these requirements from time to time.

The partnership agreements of the Aveon Holdings partnerships will also provide that substantially all of our expenses, including substantially all expenses solely incurred by or attributable to The Aveon Group L.P. such as expenses incurred in connection with this offering (but not including obligations incurred under the tax receivable agreement by The Aveon Group L.P.’s wholly-owned subsidiaries, income tax expenses of The Aveon Group L.P.’s wholly-owned subsidiaries and payments on indebtedness incurred by The Aveon Group L.P.’s wholly-owned subsidiaries), will be borne by Aveon Holdings.

Investments in and alongside our funds

Our directors and officers and affiliates of our founding investors may from time to time invest in or alongside our funds pursuant to the terms and conditions of our funds. We expect to charge customary management fees and to receive customary incentive fees or allocations in respect of these investments.

Statement of policy regarding transactions with related persons

Prior to the completion of this offering, the board of directors of our general partner will adopt a written statement of policy regarding transactions with related persons, which we refer to as our “related person transactions policy.” Our related person transactions policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Chief Legal Officer of our general partner any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Chief Legal Officer will then promptly communicate that information to the conflicts committee of the board of directors of our general partner. No related person transaction will be executed without the approval or ratification of our conflicts committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

Indemnification of directors and officers

Under our partnership agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts: our general partner; any departing general partner; any person who is or was a member, partner, tax matters partner, officer or director of the general partner or any departing general partner; any officer or director of the general partner or any departing general partner who is or was serving at the request of a general partner or any departing general partner as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person; or any person designated by our general partner. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Non-competition and non-solicitation agreements

The selling investment professionals in respect of each of our funds have agreed to be subject to non-competition and non-solicitation arrangements pursuant to their respective purchase agreements. Under the terms of these arrangements, with limited exceptions, the selling investment professionals with respect to a particular manager affiliate, and generally certain affiliates of such selling investment professionals, are not permitted to compete with the business of the manager affiliate or to solicit employees of the manager affiliate, unless and until the relevant fund has AUM at least equal to a fund capacity benchmark (ranging from $450 million to $1 billion), which is equal to or greater than the benchmark above which we do not receive fees, or we terminate the selling investment professionals as operating members of or advisors to our manager affiliate, in most cases without cause. Most of the non-competition arrangements contain provisions that limit the ability of the selling investment professionals to admit investors into competing funds after the benchmark is reached if it could have the effect of reducing the AUM of our funds below the applicable fund capacity benchmark.

The non-competition arrangements also include exceptions for certain types of separately managed accounts that have the same or similar investment strategies as our funds. We have generally agreed to permit the selling investment professionals to continue to advise certain separately managed accounts existing as of the closing date of the acquisitions and to advise new separately managed accounts that have initial investments above certain specified thresholds ranging from $10 million to $25 million, provided that the selling investment professionals do not solicit, or in any manner encourage, any investor that qualifies to be an investor in our funds to invest in a separately managed account. The assets under management of such separately managed accounts will not be included in calculating AUM for purposes of the fund capacity benchmark described above. We will generally not participate in fees from separately managed accounts, although in some cases we may receive 30% of the fees payable by such accounts. We expect that the number of such separately managed accounts will be limited because of the minimum thresholds for investing in such accounts, and we do not expect that these exceptions for separately managed accounts will materially and adversely affect the AUM growth of our funds. Further, we believe that the selling investment professionals will continue to be highly incentivized to manage and grow our funds because of the relative size of our funds compared to the separately managed accounts and because of the potential for significant management fee and incentive fee income from our funds.

Upon the liquidation or closing of a fund as a result of a decision by the selling investment professionals to retire or cease to be actively engaged in managing the fund, then the selling investment professionals have agreed that if, within five years of the fund’s closing, they subsequently engage in managing another fund or investment vehicle of the substantially same investment style as our fund, we will be granted the same voting, economic and other rights associated with such other fund as if it were our fund. Whether another fund is considered to employ substantially the same investment style as our fund will depend on, among other factors, whether the fund’s investment strategy is characterized and described to fund investors in a manner that is substantially similar to the way our fund is characterized and described, and whether a substantial percentage of such fund’s assets under management are invested pursuant to a strategy and in a manner that is substantially similar to the way our fund’s assets under management are invested.

Principal unitholders

The following table sets forth information regarding the beneficial ownership of The Aveon Group L.P. common units and Aveon Holdings partnership units by:

•	each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of The Aveon Group L.P.;

•	each of the directors and named executive officers of our general partner; and

•	all directors and executive officers of our general partner as a group.

The number of common units and Aveon Holdings partnership units outstanding and percentage of beneficial ownership before this offering set forth below is based on the number of our common units and Aveon Holdings partnership units to be issued and outstanding immediately prior to the consummation of the offering. The number of common units and Aveon Holdings partnership units and percentage of beneficial ownership after the offering set forth below is based on common units and Aveon Holdings partnership units to be issued and outstanding immediately after this offering.

Beneficial ownership is determined in accordance with the rules of the SEC. The address of each beneficial owner set forth below is c/o The Aveon Group L.P., The America’s Cup Building, 30 Doaks Lane, Marblehead, Massachusetts 01945.

	Common units beneficially owned(1)				Aveon Holdings partnership units beneficially owned(1)(2)
Name of beneficial owner	Number	% Prior to this offering	% After this offering assuming the underwriters’ option is not exercised	% After this offering assuming the underwriters’ option is exercised in full	Prior to the offering transactions		After this offering assuming the underwriters’ option is not exercised		After this offering assuming the underwriters’ option is exercised in full
					Number	%	Number	%	Number	%

Founding Investors, LLC	—	—	—	—
John J. Hassett	—	—	—	—
Jeffrey C. Landle	—	—	—	—
M.C. Moses Grader	—	—	—	—
William H. Park	—	—	—	—
Randall J. Carrigan	—	—	—	—
Directors and executive officers as a group (6 persons)	—	—	—	—

(1)	Subject to certain restrictions, the partnership units of Aveon Holdings are exchangeable for common units of The Aveon Group L.P. on a one-for-one basis. An Aveon Holdings limited partner must exchange one partnership unit in each of the three Aveon Holdings partnerships to effect an exchange for a common unit. See “Certain relationships and related person transactions—Exchange agreement.” Beneficial ownership of Aveon Holdings partnership units reflected in this table has not been also reflected as beneficial ownership of the common units of The Aveon Group L.P. for which such units may be exchanged.

(2)	On those few matters that may be submitted for a vote of the limited partners of The Aveon Group L.P., our founding investors will each hold a special voting unit in The Aveon Group L.P. that provide them with an aggregate number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the aggregate number of Aveon Holdings partnership units held by the founding investors on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders.

Conflicts of interest and fiduciary responsibilities

Conflicts of interest

Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner and its affiliates (including its owners), on the one hand, and our partnership and our limited partners, on the other hand.

Whenever a potential conflict arises between our general partner or its affiliates, on the one hand, and us or any other partner, on the other hand, our general partner will resolve that conflict. Our partnership agreement contains provisions that reduce and eliminate certain of our general partner’s duties to the common unitholders. Our partnership agreement also restricts the remedies available to common unitholders for actions taken that without those limitations might constitute breaches of duty.

Under our partnership agreement, our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our common unitholders if the resolution of the conflict is:

•	approved by the conflicts committee, although our general partner is not obligated to seek such approval;

•

approved by the vote of a majority of the voting power of outstanding common units, excluding any common units owned by our general partner or any of its affiliates, although our general partner is not obligated to seek such approval;

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to us, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to us.

Our general partner may, but is not required to, seek the approval of such resolution from the conflicts committee or our common unitholders. If our general partner does not seek approval from the conflicts committee or our common unitholders and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third and fourth bullet points above, then it will be presumed that, in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us or any other person bound by the partnership agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict. Our partnership agreement provides that our general partner will be presumed to be acting in good faith, and will require any limited partner, us or any person bound by our partnership agreement challenging such decision to have the burden of overcoming that presumption.

The standards set forth in the four bullet points above establish the procedures by which conflict of interest situations are to be resolved pursuant to our partnership agreement. These procedures benefit our general partner by providing our general partner with significant flexibility with respect to its ability to make decisions and pursue actions involving conflicts of interest. Given the significant flexibility afforded our general partner to resolve conflicts of interest—including that our general partner has the right to determine not to seek the approval of the conflicts committee or the common unitholders with respect to the resolution of such conflicts—the general partner may resolve conflict of interests pursuant to the partnership agreement in a manner that common unitholders may not believe to be in their or in our best interests. Neither our common unitholders nor we will have any recourse against our general partner if our general partner satisfies one of the standards described in the four bullet points above.

As discussed in “—Fiduciary duties” below, our partnership agreement contains certain provisions that modify the duties and obligations owed to us and our common unitholders by our general partner and its affiliates and its officers and directors, which will differ from the respective duties and obligations owed by officers and directors of a corporation organized under the Delaware General Corporation Law to their corporation and shareholders. These modifications of duties are expressly permitted by Delaware law. Hence, we and our common unitholders will only have recourse and be able to seek remedies against our general partner if our general partner breaches its obligations pursuant to our partnership agreement. Unless our general partner breaches its obligations pursuant to our partnership agreement, we and our common unitholders will have limited recourse against our general partner. Furthermore, even if there has been a breach of the obligations set forth in our partnership agreement, our partnership agreement provides that our general partner and its officers and directors will not be liable to us or our common unitholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These modifications could be detrimental to the common unitholders because they restrict the remedies available to common unitholders for actions that without those limitations might constitute breaches of duty. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any duty or obligation to us or the common unitholders to the fullest extent permitted by law.

In addition, our partnership agreement provides that all conflicts of interest described in this prospectus are deemed to have been specifically approved by all of our common unitholders.

Potential conflicts

Conflicts of interest could arise in the situations described below, among others.

Actions taken by our general partner may affect the amount of cash that is available for distributions to our common unitholders.

The amount of cash that is available for distribution to our common unitholders is affected by decisions of our general partner regarding such matters as:

•	amount and timing of cash expenditures, including those relating to compensation;

•	amount and timing of investments and dispositions;

•	levels of indebtedness;

•	tax matters;

•	levels of reserves; and

•	issuance of additional partnership interests.

In addition, borrowings by our partnership and our affiliates do not constitute a breach of any duty owed by our general partner to our common unitholders. Our partnership agreement provides that we and our subsidiaries may borrow funds from our general partner and its affiliates on terms that are fair and reasonable to us, provided, however, that such borrowings will be deemed to be fair and reasonable if:

•

they are approved by the conflicts committee or by the vote of a majority of the voting power of outstanding common units, excluding any common units owned by our general partner or any of its affiliates;

•	the terms are no less favorable to us than those generally being provided to or available from unrelated third parties; or

•

the terms are fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to us).

We will reimburse our general partner for expenses and our general partner will determine the expenses that are allocable to us.

We will reimburse our general partner for (i) the management and operation expenses and costs incurred by the general partner on our behalf, including the base compensation of our management and other employees, employee insurance and other employee benefits, travel and entertainment expenses and selling, general and administrative expenses of the general partner, and (ii) annual cash incentive compensation paid to employees of our general partner upon the achievement of a segment investment return as determined by the Board of Directors. In addition, we will also reimburse our general partner for expenses incurred in operating our business, including costs related to audits, public reporting obligations, professional fees, rent, preparation and mailings of K-1s and other unitholder communications, transfer agent fees and other similar operating costs. The Aveon Group L.P. will, in turn, be entitled to be directly reimbursed by the Aveon Holdings partnerships for all costs of our general partner that it bears (rather than receiving such amounts as pro rata distributions from the Aveon Holdings partnerships). Our partnership agreement provides that our general partner will determine the expenses that are allocable to us.

Our general partner intends to limit its liability regarding our obligations.

Our general partner intends to limit its liability under contractual arrangements so that the other party has recourse only to our assets, and not against our general partner, its assets or its owners. Our partnership agreement provides that any action taken by our general partner to limit its liability or our liability is not a breach of our general partner’s fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability.

Common unitholders will have no right to enforce obligations of our general partner and its affiliates under agreements with us.

Any agreements between us, on the one hand, and our general partner and its affiliates, on the other, will not grant to the common unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

Contracts between us, on the one hand, and our general partner, on the other, will not be the result of arm’s-length negotiations.

Our partnership agreement allows our general partner to be reimbursed for the management and operation costs incurred by the general partner on our behalf, including the base compensation of our management and other employees, employee insurance and other employee benefits, travel and entertainment expenses, selling, general and administrative expenses of the general partner, and annual cash incentive compensation paid to employees of our general partner upon the achievement of a segment investment return as determined by the board of directors. The amount of these reimbursement obligations will initially be limited to $4.5 million per year and $3.4 million per year, respectively, and will only be increased by the board of directors of our general partner after considering certain factors, including the number of our manager affiliates and our funds at that time, the assets under management of our funds and any investable multi-fund composites, and future debt or equity financing transactions. In addition, we will also reimburse our general partner for expenses incurred in operating our business, including costs related to audits, public reporting obligations, professional fees, rent, preparation and mailings of K-1s and other unitholder communications, transfer agent fees and other similar operating costs. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither the partnership agreement nor any of the other agreements, contracts and arrangements between us, on the one hand, and our general partner and its affiliates, on the other, are or will be the result of arm’s-length negotiations.

Our general partner will determine the terms of any of these transactions entered into after this offering on terms that it considers fair and reasonable to us.

Our general partner and its affiliates will have no obligation to permit us to use any facilities or assets of our general partner and its affiliates, except as may be provided in contracts entered into specifically dealing with that use. There will not be any obligation of our general partner and its affiliates to enter into any contracts of this kind.

Common units are subject to our general partner’s limited call right.

Our general partner may exercise its right to call and purchase common units as provided in our partnership agreement or assign this right to one of its affiliates or to us. Our general partner may use its own discretion in determining whether to exercise this right. As a result, common unitholders may have their common units purchased at an undesirable time or price. See “Material provisions of The Aveon Group L.P. partnership agreement—Limited call right.”

Our general partner may not choose to retain separate counsel for itself or for the holders of common units.

The attorneys, independent accountants and others who have performed services for us regarding this offering have been retained by our general partner. Attorneys, independent accountants and others who will perform services for us are selected by our general partner or the conflicts committee, and may perform services for our general partner and its affiliates. We may retain separate counsel for ourselves or the holders of our common units in the event of a conflict of interest between our general partner and its affiliates on the one hand, and us or the holders of our common units on the other, depending on the nature of the conflict, but are not required to do so.

Our general partner’s affiliates may compete with us.

The partnership agreement provides that our general partner will be restricted from engaging in any business activities other than those incidental to its ownership of interests in us. Affiliates of the general partner, including its owners, are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with us.

Certain of our subsidiaries have obligations to investors in our funds and may have obligations to other third parties that may conflict with your interests.

Our subsidiaries that serve as the manager affiliates of our funds have fiduciary and contractual obligations to the investors in those funds and some of our subsidiaries may have contractual duties to other third parties. In addition, affiliates of our general partner may invest in a variety of our funds, which may result in conflicts of interest among investors in our funds or our common unitholders regarding investment decisions for these funds. Some of these actions might at the same time adversely affect our results of operations, cash flow or financial position.

U.S. federal income tax considerations of our founding investors may conflict with the interests of our unitholders.

Because our founding investors hold Aveon Holdings partnership units and The Aveon Group L.P. holds Aveon Holdings partnership units through wholly-owned subsidiaries, one of which is a U.S. domestic corporation subject to U.S. corporate income taxation, conflicts may arise between our founding investors and The Aveon Group L.P. relating to the selection and structuring of investments. Our limited partners will be deemed to expressly acknowledge that our general partner is under no obligation to consider the separate interests of our limited partners (including, without limitation, the tax consequences to limited partners) in deciding whether to cause us to take (or decline to take) any actions.

Fiduciary duties

The Delaware Limited Partnership Act provides that Delaware limited partnerships may in their partnership agreements expand, restrict or eliminate the duties (including fiduciary duties) otherwise owed by a general partner to limited partners and the partnership. Our partnership agreement contains certain provisions that restrict or eliminate the duties (including fiduciary duties) otherwise owed by a general partner to limited partners and the partnership. Our partnership agreement provides that with respect to actions that potentially constitute a conflict of interest (and thereby implicate the fiduciary duty of loyalty), the general partner will not be in breach of its obligations under the partnership agreement if the action is on terms no less favorable to us than those generally being provided to or available from unrelated third parties, as determined by the board of directors of the general partner. See “Conflicts of interest and fiduciary responsibilities—Conflicts of interest.” These standards reduce the obligations to which our general partner would otherwise be held. In each case where our partnership agreement provides for the procedure and standards that apply to taking (or declining to take) certain actions, such as where our partnership agreement provides that our general partner is permitted or required to take actions in its “sole discretion” or “discretion” or that it deems “necessary or appropriate” or “necessary or advisable,” such provisions will limit the extent to which fiduciary duties will apply to taking (or declining to take) such actions. This means that if our general partner complies with provisions of our partnership agreement with respect to taking (or declining to take) an action which would otherwise be controlled by fiduciary duties, then our general partner will have complied with its duties (including fiduciary duties) with respect to that action because our partnership agreement has modified the applicable fiduciary duty. Except as expressly stated in our partnership agreement or required by the Delaware Limited Partnership Act, our partnership agreement provides that the duties and obligations owed to us by our general partner and its officers and directors shall be the same duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors and the duties and obligations owed to our limited partners by our general partner and its officers and directors shall be the same as the duties and obligations owed to the shareholders of a corporation under the Delaware General Corporation Law by its officers and directors.

However, our partnership agreement contains certain provisions modifying, restricting and eliminating the duties and obligations that might otherwise be owed by our general partner and its officers and directors, which will differ from the respective duties and obligations owed by officers and directors of a corporation organized under the Delaware General Corporation Law to their corporation and shareholders. Without these modifications, the general partner’s ability to make decisions involving conflicts of interest would be restricted. These modifications could be detrimental to the common unitholders because they restrict the remedies available to common unitholders for actions that without those limitations might constitute breaches of duty, as described below, and permit our general partner to take into account the interests of third parties in addition to our interests when resolving conflicts of interest. The following is a summary of the material modifications, restrictions and eliminations of the fiduciary duties owed by our general partner to the limited partners:

State law fiduciary duty standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in a partnership agreement providing otherwise, the duty of care would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. In the absence of a provision in a partnership agreement providing otherwise, the duty of loyalty would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction that is not in the best interests of the partnership where a conflict of interest is present.

Partnership agreement modified standards	Our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any duty or obligation to us or the common unitholders to the fullest extent permitted by law. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner and its officers and directors will not be liable to us, our limited partners, including our common unitholders, or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. Thus, our general partner will not be liable to us, our limited partners, including our common unitholders, or assignees for actions that could otherwise constitute violations of the fiduciary duty of care or for certain actions that could otherwise constitute violations of the fiduciary duty of loyalty.

Special provisions regarding affiliated transactions.    Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest that are not approved by the conflicts committee of the board of directors of our general partner or by our common unitholders must be:

•	on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

•	“fair and reasonable” to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

If our general partner does not seek approval from the conflicts committee or our common unitholders and the board of directors of our general partner determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that, in making its decision, the board of directors acted in good faith, and in any proceeding brought by or on behalf of any limited partner, including our common unitholders, or our partnership or any other person bound by our partnership agreement, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our general partner would otherwise be held because if our partnership agreement did not contain such provisions, our general partner would otherwise be required to bear the burden of establishing that an action that involved a conflict of interest was entirely fair to us or the limited partners which would require the general partner to show that it had dealt fairly with us or the limited partners and that the price paid in the transaction was fair.

Rights and remedies of common unitholders

The Delaware Limited Partnership Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third-party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners. Our partnership agreement does not modify, restrict or eliminate these rights and remedies of common unitholders except insofar as the fiduciary duties owed by the general partner are modified by our partnership agreement.

By purchasing our common units, each common unitholder will automatically agree to be bound by the provisions in our partnership agreement, including the modifications, restrictions and eliminations of fiduciary duties discussed above. This is in accordance with the policy of the Delaware Limited Partnership Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a common unitholder to sign our partnership agreement does not render our partnership agreement unenforceable against that person.

We will agree to indemnify our general partner and any member, partner, tax matters partner, officer or director of our general partner and certain other specified persons, to the fullest extent permitted by law, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by our general partner or these other persons. We will agree to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We will also agree to provide this indemnification for criminal proceedings. Thus, our general partner could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable. See “Material provisions of The Aveon Group L.P. partnership agreement—Indemnification.”

Description of common units

Common units

Our common units represent limited partner interests in The Aveon Group L.P.. The holders of our common units are entitled to participate in our distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of our common units in and to our distributions, see “Cash distribution policy.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, see “Material provisions of The Aveon Group L.P. partnership agreement.”

Unless our general partner determines otherwise, we will issue all our common units in uncertificated form.

Transfer of common units

By acceptance of the transfer of our common units in accordance with our partnership agreement, each transferee of our common units will be admitted as a common unitholder with respect to the common units transferred when such transfer and admission is reflected in our books and records. Additionally, each transferee of our common units:

•	represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

•	will become bound by the terms of, and will be deemed to have agreed to be bound by, our partnership agreement;

•

gives the consents, approvals, acknowledgements and waivers set forth in our partnership agreement, such as the approval of all transactions and agreements that we are entering into in connection with our formation and this offering.

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations. A beneficial holder’s rights are limited solely to those that it has against the record holder as a result of any agreement between the beneficial owner and the record holder.

Transfer agent and registrar

Computershare Trust Company, N.A. will serve as registrar and transfer agent for our common units. You may contact the registrar and transfer agent at (800) 662-7232.

Material provisions of

The Aveon Group L.P. partnership agreement

The following is a summary of the material provisions of the Amended and Restated Agreement of Limited Partnership of The Aveon Group L.P. The Amended and Restated Agreement of Limited Partnership of The Aveon Group L.P. as it will be in effect at the time of this offering, which is referred to in this prospectus as our partnership agreement, is included in this prospectus as Appendix A, and the following summary is qualified by reference thereto. For additional information, you should read our limited partnership agreement included in Appendix A to this prospectus, “Description of common units—Transfer of common units” and “Material U.S. federal tax considerations.”

General partner

Our general partner, Aveon Management L.L.C., will manage all of our operations and activities. Our general partner is authorized in general to perform all acts that it determines to be necessary or appropriate to carry out our purposes and to conduct our business. Except as expressly stated in our partnership agreement or required by the Delaware Limited Partnership Act, our partnership agreement provides that the duties and obligations owed to us by our general partner and its officers and directors shall be the same duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors and the duties and obligations owed to our limited partners by our general partner and its officers and directors shall be the same as the duties and obligations owed to the shareholders of a corporation under the Delaware General Corporation Law by its officers and directors. However, our partnership agreement expressly modifies or eliminates certain duties our general partner would otherwise owe to us. See “Conflicts of interest and fiduciary responsibilities—Fiduciary duties.” Our general partner is owned and controlled by our founding investors. See “Conflicts of interest and fiduciary responsibilities—Conflicts of interest.” Our common unitholders have only limited voting rights on matters affecting our business and therefore have limited ability to influence management’s decisions regarding our business. The voting rights of our common unitholders are limited as set forth in our partnership agreement and in the Delaware Limited Partnership Act. For example, our general partner may generally make amendments to our partnership agreement or certificate of limited partnership without the approval of any common unitholder as set forth under “—Amendment of the partnership agreement—No limited partner approval.”

Organization

We were formed on January 27, 2010 and have a perpetual existence.

Purpose

Under our partnership agreement we will be permitted to engage, directly or indirectly, in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law.

Power of attorney

Each limited partner, and each person who acquires a limited partner interest in accordance with our partnership agreement, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, dissolution or termination. The power of attorney will also grant our general partner or a liquidator the authority to amend, and to make consents and waivers under, our partnership agreement and certificate of limited partnership, in each case in accordance with our partnership agreement.

Capital contributions

Our common unitholders will not be obligated to make additional capital contributions, except as described below under “—Limited liability.”

Limited liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Limited Partnership Act and that he or she otherwise acts in conformity with the provisions of our partnership agreement, his or her liability under the Delaware Limited Partnership Act will be limited, subject to possible exceptions, to the amount of capital he or she is obligated to contribute to us for his or her common units plus his or her share of any undistributed profits and assets. If it were determined however that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace our general partner,
•	to approve some amendments to our partnership agreement, or
•	to take other action under our partnership agreement,

constituted “participation in the control” of our business for the purposes of the Delaware Limited Partnership Act, then our limited partners could be held personally liable for our obligations under the laws of Delaware to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Limited Partnership Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Limited Partnership Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Limited Partnership Act provides that the fair value of property subject to liability for which recourse of creditors is limited will be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability. The Delaware Limited Partnership Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act will be liable to the limited partnership for the amount of the distribution for three years from the date of distribution. Under the Delaware Limited Partnership Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Moreover, if it were determined that we were conducting business in any state without compliance with the applicable limited partnership statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We intend to operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Organizational issuances

Upon the consummation of this offering, (a) the limited partner interests owned by our organizational limited partner will be cancelled and (b) the remaining limited partner interests outstanding prior to the closing of this offering will remain outstanding and the number of such interests will be adjusted at the closing (and upon the closing of the exercise of the underwriters’ option to purchase additional common units, if any) so that each holder maintains the same percentage interest in The Aveon Group L.P. as that holder had immediately prior to the closing of this offering, after giving effect to:

•	common units issued in this offering (including any common units issued pursuant to the underwriters’ option, if any);

•	common units issuable upon the exchange of all Aveon Holdings partnership units pursuant to the terms of the exchange agreement; and

•	common units issued or issuable pursuant to our Equity Incentive Plan.

Issuance of additional securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.

In accordance with the Delaware Limited Partnership Act and the provisions of our partnership agreement, we may also issue additional partnership interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the common units.

Distributions

Distributions, if any, will be made to the partners pro rata according to the percentages of their respective partnership interests. See “Cash distribution policy.”

Amendment of the partnership agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. To adopt a proposed amendment, other than the amendments that do not require limited partner approval discussed below, our general partner must seek approval of a majority of our outstanding units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. On any matter that may be submitted for a vote of our common unitholders, our founding investors will hold special voting units in The Aveon Group L.P. that provide them with a number of votes that is equal to the number of Aveon Holdings partnership units that they hold on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. See “—Meetings; voting.”

Prohibited amendments

No amendment may be made that would:

(1) increase the obligations of any limited partner without its consent, except that any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests must be approved by at least a majority of the type or class of partnership interests so affected, or

(2) increase the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld in its sole discretion.

The provision of our partnership agreement preventing the amendments having the effects described in clause (1) or (2) above can be amended upon the approval of the holders of at least 90% of the voting power of outstanding voting units.

No limited partner approval

Our general partner may generally make amendments to our partnership agreement or certificate of limited partnership without the approval of any limited partner to reflect:

(1) a change in the name of the partnership, the location of the partnership’s principal place of business, the partnership’s registered agent or its registered office,

(2) the admission, substitution, withdrawal or removal of partners in accordance with the partnership agreement,

(3) a change that our general partner determines is necessary or appropriate for the partnership to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or other jurisdiction or to ensure that the partnership (or its subsidiaries) will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes,

(4) an amendment that our general partner determines in its sole discretion to be necessary or appropriate to address certain changes in U.S. federal income tax regulations, legislation or interpretation,

(5) an amendment that is necessary, in the opinion of our counsel, to prevent the partnership, or our general partner or its directors, officers, agents or trustees, from having a material risk of being in any manner subjected to the provisions of the Investment Company Act, the Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor,

(6) an amendment that our general partner determines in its sole discretion to be necessary or appropriate for the creation, authorization or issuance of any class or series of partnership securities or options, rights, warrants or appreciation rights relating to partnership securities,

(7) any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone,

(8) an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our partnership agreement,

(9) any amendment that in the sole discretion of our general partner is necessary or appropriate to reflect and account for the formation by the partnership of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our partnership agreement,

(10) a change in our fiscal year or taxable year and related changes,

(11) a merger with or conversion or conveyance to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conversion or conveyance other than those it receives by way of the merger, conversion or conveyance,

(12) an amendment effected, necessitated or contemplated by an amendment to any partnership agreement of the Aveon Holdings partnerships that requires unitholders of any Aveon Holdings partnership to provide a statement, certification or other proof of evidence regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Aveon Holdings partnerships, or

(13) any other amendments substantially similar to any of the matters described in (1) through (12) above.

In addition, our partnership agreement provides that our general partner shall, in the event that our founding investors and their affiliates collectively cease to own at least 4% of the voting power of our outstanding voting units (whether through common units or special voting units), make such amendments to our partnership agreement and/or certificate of limited partnership as our general partner determines in its sole discretion to be necessary or appropriate to permit the holders of voting units to elect the directors of our general partner. Any amendments to the provisions of our partnership agreement or certificate of limited partnership made or adopted by our general partner for this purpose (and any subsequent amendments of such provisions) may be made by our general partner without the approval of any limited partner.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if those amendments, in the reasonable discretion of our general partner:

(1) do not adversely affect our limited partners considered as a whole (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect,

(2) are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or

non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Delaware Limited Partnership Act),

(3) are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading,

(4) are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement, or

(5) are required to effect the intent expressed in the registration statement of which this prospectus forms a part or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of counsel and limited partner approval

Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under “—No limited partner approval” should occur. No other amendments to our partnership agreement (other than an amendment pursuant to a merger, sale or other disposition of assets effected in accordance with the provisions described under “—Merger, sale or other disposition of assets”) will become effective without the approval of holders of at least 90% of the voting power of outstanding voting units, unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under the Delaware Limited Partnership Act of any of our limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests will also require the approval of the holders of at least a majority of the outstanding partnership interests of the class so affected.

In addition, any amendment that reduces the voting percentage required to take any action must be approved by the written consent or affirmative vote of holders whose aggregate outstanding voting units constitute not less than the voting requirement sought to be reduced.

Merger, sale or other disposition of assets

Our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a majority of the voting power of our outstanding voting units, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries. However, our general partner in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets (including for the benefit of persons other than us or our subsidiaries) without that approval. Our general partner may also sell all or substantially all of our assets under any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without that approval.

If conditions specified in our partnership agreement are satisfied, our general partner may convert or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a change in our legal form into another limited liability entity. The common unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or the Delaware Limited Partnership Act in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Election to be treated as a corporation

If our general partner, in its sole discretion, determines that it is no longer in our best interests to continue as a partnership for U.S. federal income tax purposes, our general partner may elect to treat us as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may take other steps that are necessary under applicable law to effect such a change.

Dissolution

We will dissolve upon:

(1) the election of our general partner to dissolve us, if approved by the holders of a majority of the voting power of our outstanding voting units,

(2) there being no limited partners, unless we are continued without dissolution in accordance with the Delaware Limited Partnership Act,

(3) the entry of a decree of judicial dissolution of us pursuant to the Delaware Limited Partnership Act, or

(4) the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of general partner interests or withdrawal or removal of our general partner following approval and admission of a successor, in each case in accordance with our partnership agreement.

Upon a dissolution under clause (4), the holders of a majority of the voting power of our outstanding voting units may also elect, within specific time limitations, to continue our business without dissolution on the same terms and conditions described in the partnership agreement by appointing as a successor general partner an individual or entity approved by the holders of a majority of the voting power of the outstanding voting units, subject to our receipt of an opinion of counsel to the effect that:

(1) the action would not result in the loss of limited liability of any limited partner, and

(2) neither we nor any successor limited partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue.

Liquidation and distribution of proceeds

Upon our dissolution, unless we are continued as a new limited partnership, our general partner shall select in its sole discretion one or more persons (which may be our general partner) to act as liquidator. The liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that the liquidator deems necessary or appropriate in its judgment, liquidate our assets and apply the proceeds of the liquidation first to discharge our liabilities as provided in the partnership agreement and by law and thereafter to the partners pro rata according to the percentages of their respective partnership interests as of a record date selected by the liquidator; provided that any unvested partnership interests will be treated as cancelled and not taken into account for this purpose. The liquidator may defer liquidation of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of our assets would be impractical or would cause undue loss to the partners.

Withdrawal or removal of the general partner

Except as described below, our general partner has agreed not to withdraw voluntarily as the general partner prior to December 31, 2020 without giving 90 days’ advance notice and obtaining the approval of the holders of at least a majority of the voting power of our outstanding voting units, excluding voting units held by our general partner and its affiliates (including us), and furnishing an opinion of counsel regarding tax and limited liability matters. On or after December 31, 2020, our general partner may withdraw as general partner without first obtaining approval of any unitholders by giving 90 days’ advance notice, and that withdrawal will not constitute a violation of the partnership agreement. Notwithstanding the foregoing, our general partner may withdraw at any time without unitholder approval upon 90 days’ advance notice to the limited partners if at least 50% of the outstanding common units are beneficially owned or owned of record or controlled by one person and its affiliates (other than our general partner and its affiliates).

Upon the withdrawal of our general partner under any circumstances, the holders of a majority of the voting power of our outstanding voting units may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal (or 180 days under certain circumstances that constitute an event of withdrawal of our general partner under our partnership agreement), the holders of a majority of the voting power of our outstanding voting units agree in writing to continue our business and to appoint a successor general partner. See “—Dissolution” above.

Our general partner may not be removed unless that removal is approved by the vote of the holders of at least 66 2/3% of the voting power of our outstanding voting units and we receive an opinion of counsel regarding tax and limited liability matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the voting power of our outstanding voting units. Upon completion of this offering, our founding investors will have     % of the voting power in any vote of our unitholders and will accordingly be able to prevent the removal of our general partner. See “—Meetings; voting” below.

In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest of the departing general partner for a cash payment equal to its fair market value. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for a cash payment equal to its fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached within 30 days of the general partner’s departure, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert within 45 days of the general partner’s departure, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we are required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Reimbursement of general partner

Our partnership agreement provides that we will reimburse our general partner on a monthly basis, or on such other reasonable basis as our general partner may determine in its sole discretion, for

(i)	all direct and indirect expenses it incurs or payments it makes on behalf of us or our subsidiaries, including but not limited to office space rental, legal, accounting, audit, preparation and mailing of K-1’s, risk management systems and services, public reporting and reporting to limited partners;

(ii)	all expenses and costs of the general partner allocable to us or our subsidiaries or otherwise incurred by our general partner in connection with operating our business (including base salary, employee insurance and other employee benefits, travel and entertainment, and selling, general and administrative expenses); and

(iii)	annual cash incentive compensation paid to employees of our general partner upon the achievement of a segment investment return as determined by the board of directors of our general partner.

The amount of the reimbursement obligations in clauses (ii) and (iii) will be limited to $4.5 million per year and $3.4 million per year, respectively, but may be increased from time to time by the board of directors of our general partner, without the approval of the limited partners, at its discretion after considering certain factors, including the number of our manager affiliates and our funds at that time, the assets under management of our funds and any investable multi-fund composites, and future debt or equity financing transactions. Any reimbursements pursuant to the foregoing two sentences will be in addition to any reimbursement to our general partner for indemnification. Our general partner in its sole discretion may determine the expenses that are allocable to us.

We will, in turn, be entitled to be reimbursed by the Aveon Holdings partnerships for all costs of our general partner that we bear.

Transfer of general partner interests

Except for transfer by our general partner of all, but not less than all, of its general partner interests in us to (i) an affiliate of the general partner or (ii) another entity as part of the merger or consolidation of our general partner with or into another entity, our general partner may not transfer all or any part of its general partner interest in us to another person prior to December 31, 2020 without the approval of the holders of at least a majority of the voting power of our outstanding voting units, excluding voting units held by our general partner and its affiliates. On or after December 31, 2020, our general partner may transfer all or any part of its general partner interest without first obtaining approval of any unitholder. As a condition of this transfer, the transferee must assume the rights and duties of the general partner under our partnership agreement, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability matters. At any time, the members of our general partner may sell or transfer all or part of their limited liability company interests in our general partner without the approval of the common unitholders.

Limited call right

If at any time (i) less than 10% of the then issued and outstanding limited partner interests of any class (other than special voting units), including our common units, are held by persons other than our general partner and its affiliates, or (ii) our general partner determines that the partnership is required to register as an investment company under the Investment Company Act, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to purchase all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase will be the greater of:

(1) the current market price as of the date three days before the date the notice is mailed, and

(2) the highest cash price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a common unitholder of the exercise of this call right are the same as a sale by that common unitholder of common units in the market. See “Material U.S. federal tax considerations—Consequences to U.S. holders of common units.”

Sinking fund; preemptive rights

We will not establish a sinking fund and we will not grant any preemptive rights with respect to our limited partner interests.

Meetings; voting

Except as described below regarding a person or group owning 20% or more of The Aveon Group L.P. common units then outstanding, record holders of common units or of special voting units on the applicable record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters as to which holders of limited partner interests have the right to vote or to act.

Except as described below regarding a person or group owning 20% or more of The Aveon Group L.P. common units then outstanding, each record holder of a common unit of The Aveon Group L.P. is entitled to a number of votes equal to the number of common units held.

In addition, we will issue special voting units to our founding investors that provide them with a number of votes that is equal to the number of Aveon Holdings partnership units that they hold on the relevant record date and entitle them to participate in the vote on the same basis as our common unitholders. We refer to our common units and our special voting units as “voting units.” If the ratio at which Aveon Holdings partnership units are exchangeable for our common units changes from one-for-one as described under “Certain relationships and related person transactions—Exchange agreement,” the number of votes to which the holders of the special voting units are entitled will be adjusted accordingly. Additional limited partner interests having special voting rights could also be issued. See “—Issuance of additional securities” above.

In the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of partners in respect of other limited partner interests are cast. Our general partner does not anticipate that any meeting of common unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting, without a vote and without prior notice, if consents in writing describing the action so taken are signed by limited partners owning not less than the minimum percentage of the voting power of the outstanding limited partner interests that would be necessary to authorize or take that action at a meeting. Meetings of the limited partners may be called by our general partner or by limited partners owning at least a majority of the voting power of the outstanding limited partner interests of the class for which a meeting is proposed. Common unitholders may vote either in person or by proxy at meetings. The holders of a majority of the voting power of the outstanding limited partner interests of the class for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the limited partners requires approval by holders of a greater percentage of such limited partner interests, in which case the quorum will be the greater percentage.

However, if at any time any person or group (other than our general partner and its affiliates, a direct or subsequently notified transferee of our general partner or its affiliates, a person or group who acquired such ownership with the approval of our general partner’s board of directors, or the founding investors) acquires, in the aggregate, beneficial ownership of 20% or more of any class of The Aveon Group L.P. common units then outstanding, that person or group will lose voting rights on all of its common units and the common units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes, determining the presence of a quorum or for other similar purposes (except for determining if one person owns at least 50% of the outstanding common units in connection with certain withdrawals by our general partner). Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Status as limited partner

By transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Except pursuant to Section 17-607 of the Delaware Revised Uniform Limited Partnership Act as described under “—Limited liability” above, pursuant to Section 17-804 of the Delaware Revised Uniform Limited Partnership Act (which relates to the liability of a limited partner who receives a distribution of assets upon the winding up of a limited partnership and who knew at the time of such distribution that it was in violation of this provision) or as set forth in the partnership agreement, the common units will be fully paid and non-assessable.

Non-citizen assignees; redemption

If we are or become subject to federal, state or local laws or regulations that in the determination of our general partner in its sole discretion create a substantial risk of cancellation or forfeiture of any property in which we have an interest because of the nationality, citizenship or other related status of any limited partner, we may, subject to certain procedures, redeem the common units held by that limited partner at their current market price. To avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his or her nationality, citizenship or related status. If a limited partner fails to furnish information about his or her nationality, citizenship or other related status within 30 days after a request for the information or our general partner reasonably determines, with the advice of counsel, after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee does not have the right to direct the voting of his or her common units and may not receive distributions in kind upon our liquidation.

Indemnification

Under our partnership agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts:

•	our general partner;

•	any departing general partner;

•	any person who is or was a member, partner, tax matters partner, officer or director of the general partner or any departing general partner;

•

any officer or director of the general partner or any departing general partner who is or was serving at the request of a general partner or any departing general partner as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person; or

•	any person designated by our general partner in its sole discretion.

We will agree to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We will also agree to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets.

Unless it otherwise agrees, the general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Books and reports

Our general partner is required to keep appropriate books of the partnership’s business at our principal offices or any other place designated by our general partner. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our year ends on December 31.

We will make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also make available summary financial information within 90 days after the close of each quarter. Under our partnership agreement, we will be deemed to have made such annual reports and quarterly financial information available to each record holder of common units if we have either (i) filed the report or information with the SEC via its Electronic Data Gathering, Analysis and Retrieval system and such report or information is publicly available on such system or (ii) made such report or information available on any publicly available website maintained by us.

As soon as reasonably practicable after the end of each fiscal year, we will furnish to each partner tax information (including a Schedule K-1), which describes on a U.S. dollar basis such partner’s share of our income, gain, loss and deduction for our preceding taxable year. It will most likely require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that Schedule K-1s may be prepared for us. Consequently, holders of common units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each partner will be required to report for all tax purposes consistently with the information provided by us. See “Material U.S. federal tax considerations—Administrative matters—Information returns.”

Right to inspect our books and records

Our partnership agreement will provide that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand and at his or her own expense, have furnished to him or her:

•	promptly after becoming available, a copy of our U.S. federal, state and local income tax returns; and

•	copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner reasonably believes is not in our best interests or which we are required by law or by agreements with third parties to keep confidential.

Material U.S. federal tax considerations

This summary discusses the material U.S. federal tax considerations related to the purchase, ownership and disposition of our common units as of the date hereof. This summary is based on provisions of the Internal Revenue Code, on the regulations promulgated thereunder and on published administrative rulings and judicial decisions, all of which are subject to change at any time, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, persons liable for the alternative minimum tax, dealers and other investors that do not own their common units as capital assets, may be subject to special rules. Tax-exempt organizations and mutual funds are discussed separately below. The actual tax consequences of the purchase and ownership of our common units will vary depending on your circumstances. We have not and do not plan to seek any advance rulings from the IRS regarding any matter discussed in this prospectus. The IRS may challenge the positions herein and a court may sustain such a challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of a common unit that is for U.S. federal income tax purposes:

(1) an individual citizen or resident of the United States;

(2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4) a trust which either (A) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a holder (other than a partnership) that is not a U.S. Holder.

If a partnership holds common units, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common units, you should consult your tax advisors.

This discussion does not constitute tax advice and is not intended to be a substitute for tax planning.

Prospective holders of common units should consult their own tax advisors concerning the U.S. federal, state and local income tax and estate tax consequences in their particular situations of the purchase, ownership and disposition of common units, as well as any consequences under the laws of any other taxing jurisdiction.

Taxation of our partnership and the Aveon Holdings partnerships

Federal income tax opinion regarding partnership status

Paul, Weiss, Rifkind, Wharton & Garrison LLP has acted as our special counsel in connection with this offering. It is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP that we will be treated as a partnership and not as a corporation for U.S. federal income tax purposes. It must be emphasized that this opinion is conditioned upon assumptions and factual statements and representations made by us relating to our organization, operation, assets, activities and income, including (i) statements and representations contained in this registration statement and the forms of the partnership agreements of us and the Aveon Holdings partnerships and (ii) representations and covenants made by our management as to the manner in which we intend to manage our affairs and the composition of our income. Such opinion assumes that all factual representations set forth in the relevant documents, records and instruments are true and correct, that all actions described in this offering are completed in a timely fashion, and that our general partner will ensure that we comply with the investment policies and procedures put in place at all times to ensure that we meet the Qualifying Income Exception (discussed below) in each taxable year. This opinion is based solely on current law and does not take into account any proposed or potential changes in law (including the proposed legislation described in “—Proposed legislation” below), which may be enacted with retroactive effect. Moreover, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge.

Taxation of our partnership

An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are then made. Investors in this offering will become limited partners of The Aveon Group L.P. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We will be publicly traded. However, the Internal Revenue Code provides an exception to taxation as a corporation if at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and the partnership is not required to register under the Investment Company Act (the “Qualifying Income Exception”). Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.

Our general partner will adopt a set of investment policies and procedures that will govern the types of investments we can make (and income we can earn), including structuring certain investments through entities classified as corporations for U.S. federal income tax purposes (such as Aveon Holdings I GP Inc. as discussed further below), to ensure that we will meet the

Qualifying Income Exception in each taxable year. However, no assurance can be given as to the types of income that will be earned in any given year. There can be no assurance that the IRS will not challenge our compliance with the qualifying income requirements and, therefore, assert that we should be taxable as a corporation for U.S. federal income tax purposes.

If we fail to meet the Qualifying Income Exception (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable time after discovery of such failure as discussed below) or if we are required to register under the Investment Company Act, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed the stock to the holders of common units in liquidation of their interests in us. Based on current law, this deemed contribution and liquidation should be tax-free to holders so long as we do not have liabilities in excess of the tax basis of our assets at that time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to holders of common units, and we would be subject to U.S. corporate income tax on our taxable income. Distributions made to holders of our common units would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of our current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of the holder’s tax basis in the common units, or as taxable capital gain, after the holder’s basis is reduced to zero. In addition, in the case of non-U.S. Holders, distributions treated as dividends would be subject to U.S. withholding tax. Accordingly, treatment as a corporation could materially reduce a holder’s after-tax return and thus could result in a substantial reduction of the value of the common units.

If at the end of any taxable year we fail to meet the Qualifying Income Exception, we may still qualify as a partnership if we are entitled to relief under the Internal Revenue Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent and (iii) we agree to make such adjustments (including adjustments with respect to our partners) or to pay such amounts as are required by the IRS. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Internal Revenue Code whether this relief is available for our first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of our common units (during the failure period) will be required to pay such amounts as are determined by the IRS.

While we are organized as a limited partnership and intend to operate so that we will qualify to be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, given the highly complex nature of the rules governing partnerships, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Paul, Weiss, Rifkind, Wharton & Garrison LLP or us that we will so qualify for any particular year. Paul, Weiss, Rifkind, Wharton & Garrison LLP will have no obligation to advise us or the holders of our common units of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law.

As described above, our taxation as a partnership that is not a publicly traded partnership taxable as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the Qualifying Income Exception, the compliance with which will not be reviewed by Paul, Weiss, Rifkind, Wharton & Garrison LLP on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the Qualifying Income Exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Aveon Holdings partnerships

The Aveon Holdings partnerships will be treated as partnerships for U.S. federal income tax purposes and accordingly will not incur any U.S. federal income tax liability on its income. Rather, each partner of an Aveon Holdings partnership will be required to take into account the partner’s allocable share of items of income, gain, loss and deduction of the entity in computing the partner’s U.S. federal income tax liability, regardless of whether distributions are made. We will take into account our allocable share of such items of Aveon Holdings II L.P. and Aveon Holdings III L.P. (derived through Aveon Holdings II GP L.P. and Aveon Holdings III GP L.P.) in computing our items of income, gain, loss and deduction allocable to the holders of our common units.

Aveon Holdings I GP Inc.

Aveon Holdings I GP Inc., our wholly-owned subsidiary, is taxable as a corporation for U.S. federal income tax purposes and therefore, as the holder of Aveon Holdings I GP Inc.’s common stock, we will not be taxed directly on earnings of entities we hold through Aveon Holdings I GP Inc. Distributions of cash or other property that Aveon Holdings I GP Inc. pays to us will constitute dividends for U.S. federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution by Aveon Holdings I GP Inc. exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in Aveon Holdings I GP Inc.’s common stock, and thereafter will be treated as a capital gain.

As the general partner of Aveon Holdings I L.P., Aveon Holdings I GP Inc. will incur U.S. federal income taxes on its proportionate share of any net taxable income of Aveon Holdings I L.P. In accordance with its partnership agreement, we will cause Aveon Holdings I L.P. to distribute cash on a pro rata basis to holders of its units (that is, Aveon Holdings I GP Inc. and our existing owners) in an amount at least equal to the maximum tax liabilities arising from their ownership of such units, if any.

Aveon Holdings II GP L.P. and Aveon Holdings III GP L.P.

Aveon Holdings II GP L.P. and Aveon Holdings III GP L.P. are our wholly-owned limited partnerships. They will be treated as entities disregarded as a separate entity from us. Accordingly, all the assets, liabilities and items of income, deduction and credit of Aveon Holdings II GP L.P. and Aveon Holdings III GP L.P. will be treated as our assets, liabilities and items of income, deduction and credit.

We anticipate that Aveon Holdings II GP L.P. and Aveon Holdings III GP L.P. will invest directly or indirectly in a variety of assets and otherwise engage in activities and derive income that is consistent with the Qualifying Income Exception discussed above.

Proposed legislation

On May 28, 2010, the U.S. House of Representatives passed legislation that would, in general, treat income and gains, including gain on sale, attributable to an interest in an investment services partnership interest, or “ISPI”, as income subject to a new blended tax rate that is higher than the applicable tax rate under current law, except to the extent such ISPI is considered under the legislation to be a qualified capital interest. Your interest in us, our interest in Aveon Holdings II GP L.P. or Aveon Holdings III GP L.P. and the interests that Aveon Holdings II GP L.P. or Aveon Holdings III GP L.P. holds in entities that are entitled to receive carried interest may be classified as ISPIs for purposes of this legislation.

Under the House bill, if you are an individual, 75% of the income and gains attributable to an interest in an ISPI would be taxed at ordinary income tax rates (50% during a two-year transition period). A version considered in the Senate would eliminate the transition period but would reduce the portion of income and gains attributable to an ISPI that are taxed at ordinary income tax rates to 50% for income and gains attributable to assets held by the partnership for more than five years. The deductibility of any losses attributable to any ISPI that is not a qualified capital interest would be subject to limitations. In addition, any dividends that are attributable to an ISPI directly or indirectly held by us would not be considered qualified dividends and, therefore, would not be entitled to reduced rates of taxation. You also may be subject to additional state and local tax as a result of the legislation. While the legislation does not specifically address whether income or gains that is attributable to an interest in an ISPI is treated as effectively connected income with a U.S. trade or business, or ECI, or as unrelated business taxable income, or UBTI, the technical explanation accompanying the legislation indicates that, under regulations to be promulgated following enactment, such income or gains should only be treated as ECI or UBTI to the extent it would be treated as such under current law. Our existing owners and other professionals may face additional adverse tax consequences under the legislation, which may thereby adversely affect our ability to offer attractive incentive opportunities for key personnel.

In addition, the House bill provides that, for taxable years beginning ten years after the date of enactment, income derived with respect to an ISPI that is not a qualified capital interest and that is treated as ordinary income under the rules discussed above will not be qualifying income for purposes of the Qualifying Income Exception under the publicly traded partnership rules. Therefore, if this or similar legislation is enacted, following such ten-year period, we would be precluded from qualifying as a partnership for U.S. federal income tax purposes or be required to hold all such ISPIs through corporations, possibly U.S. corporations. If we were taxed as a U.S. corporation or required to hold all ISPIs through corporations, our effective tax rate would increase significantly. The federal statutory rate for corporations is currently 35%. In addition, we could be subject to increased state and local taxes. Furthermore, you could be subject to tax on our conversion into a corporation or any restructuring required in order for us to hold our ISPIs through a corporation.

The U.S. Senate considered but did not pass legislation that is generally similar to the legislation passed by the U.S. House of Representatives. It is unclear when or whether the U.S. Senate will act on such legislation or what provisions will be included in any final legislation, if enacted.

The Obama administration has indicated that it supports the adoption of the May 28, 2010 legislation or legislation that similarly changes the treatment of carried interest for U.S. federal income tax purposes. In its published revenue proposals for both 2010 and 2011 the Obama administration proposed that the current law regarding the treatment of carried interest be changed to subject such income to ordinary income tax.

Over the past several years, a number of similar legislative proposals have been introduced and, in certain cases, have been passed by the U.S. House of Representatives. In 2007, legislation was introduced in the U.S. Congress that would tax as corporations publicly traded partnerships that directly or indirectly derive income from investment advisor or asset management services. In 2008, the U.S. House of Representatives passed a bill that would generally (i) treat carried interest as non-qualifying income for purposes of the Qualifying Income Exception, which could preclude us from qualifying as a partnership for U.S. federal income tax purposes, and (ii) tax carried interest as ordinary income for U.S. federal income taxes, rather than in accordance with the character of income derived by the underlying fund. In December 2009, the U.S. House of Representatives passed substantially similar legislation. Such legislation would tax carried interest as ordinary income starting in the year of enactment. The legislation passed in December 2009 and certain other versions of the proposed legislation contain a transition rule that may delay the applicability of certain aspects of the legislation for a partnership that is a publicly traded partnership on the date of enactment of the legislation.

States and other jurisdictions have also considered legislation to increase taxes with respect to carried interest. For example, New York is currently considering legislation under which you could be subject to New York state income tax on income in respect of our common units as a result of certain activities of our affiliates in New York. This legislation would be retroactive to January 1, 2010. It is unclear when or whether this legislation will be enacted.

The remainder of this section is based on current law without regard to the proposed legislation discussed above and assumes that we and the Aveon Holdings partnerships will be treated as partnerships for U.S. federal income tax purposes.

Personal holding companies

Aveon Holdings I GP Inc. could be subject to additional U.S. federal income tax on a portion of its income if it is determined to be a personal holding company, or “PHC,” for U.S. federal income tax purposes. Subject to certain exceptions, a U.S. corporation will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). The PHC rules do not apply to non-U.S. corporations.

Due to applicable attribution rules, more than 50% of the value of stock of Aveon Holdings I GP Inc. may be treated as being owned actually or constructively by five or fewer individuals or tax-exempt organizations. Consequently, Aveon Holdings I GP Inc. could be or become a PHC, depending on whether it fails the PHC gross income test. If as a factual matter, the income of Aveon Holdings I GP Inc. fails the PHC gross income test, it will be a PHC. Certain aspects of the gross income test cannot be predicted with certainty. Thus, no assurance can be given that Aveon Holdings I GP Inc. will not become a PHC following this offering or in the future.

If Aveon Holdings I GP Inc. is or were to become a PHC in a given taxable year, it would be subject to an additional PHC tax (currently at the rate of 15%) on its undistributed PHC income, which includes the company’s taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2012, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals. If Aveon Holdings I GP Inc. were to become a PHC and had significant amounts of undistributed PHC income, the amount of PHC tax could be material. However, distributions of such income would reduce the PHC income subject to tax.

Certain state, local and non-U.S. tax matters

We and our subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property or reside. For example, we and our subsidiaries may be subject to New York City unincorporated business tax. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our common unitholders may not conform to the U.S. federal income tax treatment discussed herein. We will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to common unitholders as a credit against their U.S. federal income tax liability.

Consequences to U.S. Holders of common units

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of our common units.

For U.S. federal income tax purposes, your allocable share of our items of income, gain, loss, deduction or credit, and our allocable share of those items of Aveon Holdings, will be governed by the limited partnership agreements for our partnership and Aveon Holdings if such allocations have “substantial economic effect” or are determined to be in accordance with your interest in our partnership. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with your interest in The Aveon Group L.P., and our general partner intends to prepare tax returns based on such allocations. If the IRS successfully challenges the allocations made pursuant to the limited partnership agreements, the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in the limited partnership agreements.

The characterization of an item of our income, gain, loss, deduction or credit will be determined at our (rather than at your) level. Similarly, the characterization of an item of Aveon Holdings’ income, gain, loss deduction or credit will be determined at the level of Aveon Holdings or the level of any subsidiary partnership in which Aveon Holdings own an interest rather than at our level. Distributions we receive from Aveon Holdings I GP Inc. will be taxable as dividend income to the extent of Aveon Holdings I GP Inc.’s current and accumulated earnings and profits. Also, a U.S. Holder that is a corporation, subject to limitations, may be entitled to a dividends received deduction with respect to its shares of dividends paid to us by Aveon Holdings I GP Inc.

We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if we used cash to make an investment or to reduce debt instead of distributing profits. In addition, special provisions of the Internal Revenue

Code may be applicable to certain of our investments, and may affect the timing of our income, requiring us (and, consequently, you) to recognize taxable income before we (or you) receive cash, if any, attributable to such income. Accordingly, it is possible that the U.S. federal income tax liability of a holder with respect to its allocable share of our income for a particular taxable year could exceed the cash distribution to the holder for the year, thus giving rise to an out-of-pocket tax liability for the holder.

Medicare Contribution Tax on Unearned Income

For taxable years beginning after December 31, 2012, individuals, estates and trusts will be subject to a 3.8% Medicare tax on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) to the extent that their total adjusted gross income exceeds the applicable thresholds. “Net investment income” includes, among other things, gross income from dividends other than dividends derived from the conduct of a non-passive trade or business, and net gain attributable to the disposition of property other than property held in a non-passive trade or business. A significant portion of your share of our income will likely constitute net investment income.

Basis

You will have an initial tax basis for your common unit equal to the amount you paid for the common unit plus your share of our liabilities, if any. That basis will be increased by your share of our income and by increases in your share of our liabilities, if any. That basis will be decreased, but not below zero, by distributions from us, by your share of our losses and by any decrease in your share of our liabilities.

Holders who purchase common units in separate transactions must combine the basis of those units and maintain a single adjusted tax basis for all those units. Upon a sale or other disposition of less than all of the common units, a portion of that tax basis must be allocated to the common units sold.

Limits on deductions for losses and expenses

Your deduction of your share of our losses will be limited to your tax basis in your common units and, if you are an individual or a corporate holder that is subject to the “at risk” rules, to the amount for which you are considered to be “at risk” with respect to our activities, if that is less than your tax basis. In general, you will be at risk to the extent of your tax basis in your common units, reduced by (1) the portion of that basis attributable to your share of our liabilities for which you will not be personally liable and (2) any amount of money you borrow to acquire or hold your common units, if the lender of those borrowed funds owns an interest in us, is related to you or can look only to the common units for repayment. Your at risk amount will increase by your allocable share of our income and gain and decrease by cash distributions to you and your allocable share of losses and deductions. You must recapture losses deducted in previous years to the extent that distributions cause your at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that your tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Any excess loss above that gain previously suspended by the at risk or basis limitations may no longer be used.

We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Internal Revenue Code. Accordingly, income allocated by us to a holder may not be offset by the Section 469 passive losses of such holder and losses allocated to a holder may not be used to offset Section 469 passive income of such holder. In addition, other provisions of the Internal Revenue Code may limit or disallow any deduction for losses by a holder of our common units or deductions associated with certain assets of the partnership in certain cases, including potentially Section 470 of the Internal Revenue Code. Holders should consult with their tax advisors regarding their limitations on the deductibility of losses under applicable sections of the Internal Revenue Code.

Limitations on deductibility of organizational expenses and syndication fees

Neither we nor any U.S. Holder may deduct organizational or syndication expenses. An election may be made by our partnership to amortize organizational expenses over a 15-year period. Syndication fees (which would include any sales or placement fees or commissions or underwriting discount payable to third parties) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on interest deductions

Your share of our interest expense is likely to be treated as “investment interest” expense. If you are a non-corporate taxpayer, the deductibility of “investment interest” expense is limited to the amount of your “net investment income.” Your share of our dividend and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual will only be treated as investment income if you elect to treat such dividend as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for your share of our interest expense.

The computation of your investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but does not include long-term capital gains attributable to the disposition of property held for investment. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gain rates is excluded from net investment income, unless the U.S. Holder elects to pay tax on such gain or dividend income at ordinary income rates.

Deductibility of partnership investment expenditures by individual partners and by trusts and estates.

Subject to certain exceptions, all miscellaneous itemized deductions of an individual taxpayer, and certain of such deductions of an estate or trust, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income. For tax years beginning after December 31, 2012, the otherwise allowable itemized deductions of individuals whose gross income exceeds an applicable threshold amount are subject to reduction by an amount equal to the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the threshold amount, or (2) 80% of the amount of the itemized deductions. The operating expenses of Aveon Holdings may be treated as miscellaneous itemized deductions subject to the foregoing rule. Accordingly, if you are a non-corporate U.S. Holder, you should consult your tax advisors with respect to the application of these limitations.

Treatment of distributions

Distributions of cash by us will not be taxable to you to the extent of your adjusted tax basis (described above) in your common units. Any cash distributions in excess of your adjusted tax basis will be considered to be gain from the sale or exchange of your common units (as described below). Under current laws, such gain would be treated as capital gain and would be long-term capital gain if your holding period for your common units exceeds one year, subject to certain exceptions (described below). A reduction in your allocable share of our liabilities, and certain distributions of marketable securities by us, are treated similar to cash distributions for U.S. federal income tax purposes.

Sale or exchange of common units

You will recognize gain or loss on a sale of common units equal to the difference, if any, between the amount realized and your adjusted tax basis in the common units sold. Your amount realized will be measured by the sum of the cash or the fair market value of other property received plus your share of our liabilities, if any.

Gain or loss recognized by you on the sale or exchange of a common unit will generally be taxable as capital gain or loss and will be long-term capital gain or loss if the common unit was held for more than one year on the date of such sale or exchange. However, if we have not made a qualifying electing fund election, or “QEF election,” to treat our interest in a passive foreign investment company, or PFIC, as a qualified electing fund, or “QEF,” gain attributable to such an interest would be taxable as ordinary income and would be subject to an interest charge. See “—Passive foreign investment companies.” In addition, certain gain attributable to our investment in a controlled foreign corporation, or “CFC,” may be ordinary income and certain gain attributable to “unrealized receivables” or “inventory items” would be characterized as ordinary income rather than capital gain. For example, if we hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.” The deductibility of capital losses is subject to limitations.

Holders who acquire units at different times and intend to sell all or a portion of the units within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Foreign tax credit limitations

Subject to certain exceptions, you will be entitled to a foreign tax credit with respect to your allocable share of creditable foreign taxes paid on our income and gains (other than the income and gains of Aveon Holdings I GP Inc.). Complex rules may, depending on your particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our foreign investments may be treated as U.S. source gains. Consequently, you may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Section 754 election

We currently do not intend to make the election permitted by Section 754 of the Internal Revenue Code with respect to us, Aveon Holdings II L.P. or Aveon Holdings III L.P. Aveon Holdings I L.P. currently intends to make such an election. The election, if made, is irrevocable without the consent of the IRS.

An election with respect to us and Aveon Holdings would require us to adjust the tax basis in our assets, or “inside basis,” attributable to a transferee of common units under Section 743(b) of the Internal Revenue Code to reflect the purchase price of the common units paid by the transferee. However, this election does not apply to a person who purchases common units directly from us, including in this offering but would apply, if made, to our acquisition of interests in Aveon Holdings pursuant to the transactions contemplated by this offering and possibly in connection with our subsequent acquisition of interests in those entities pursuant to the exchange agreement. For purposes of this discussion, a transferee’s inside basis in our assets will be considered to have two components: (1) the transferee’s share of our tax basis in our assets, or “common basis,” and (2) the Section 743(b) adjustment to that basis.

If no Section 754 election is made, there will be no adjustment for the transferee of common units, or for us upon our acquisition of interests in Aveon Holdings even if the purchase price of those common units, or interests, as applicable, is higher than the common units’ or interests’ share of the aggregate tax basis of our assets or the assets of those Aveon Holdings partnerships immediately prior to the transfer. In that case, on a sale of an asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise be eliminated if a Section 754 election had been made.

Even if no Section 754 election is made, if common units were transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in the portion of such assets attributable to such common units.

The calculations under Section 754 of the Internal Revenue Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to us, if we make the election, we will apply certain conventions in determining and allocating basis adjustments. For example, if we make the election, we may apply a convention in which we deem the price paid by a holder of common units to be the lowest quoted trading price of the common units during the month in which the purchase occurred, irrespective of the actual price paid. Nevertheless, the use of such conventions may result in basis adjustments that do not exactly reflect a holder’s purchase price for its common units, including less favorable basis adjustments to a holder who paid more than the lowest quoted trading price of the common units for the month in which the purchase occurred. It is possible that the IRS will successfully assert that any conventions we use do not satisfy the technical requirements of the Internal Revenue Code or the Treasury Regulations and thus could require different basis adjustments to be made. If the IRS were to sustain such a position, a holder of common units may have adverse tax consequences. Moreover, the full benefits of a Section 754 election, if made, may not be realized with respect to any Aveon entity in which we may invest that does not have in effect a Section 754 election. You should consult your tax advisor as to the effects of the Section 754 election.

Uniformity of common units, transferor/transferee allocations

Because we cannot match transferors and transferees of common units, we will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our common unitholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of common units and could have a negative impact on the value of our common units or result in audits of and adjustments to our common unitholders’ tax returns.

In addition, generally our taxable income and losses will be determined and apportioned among investors using conventions we regard as consistent with applicable law. As a result, if you transfer your common units, you may be allocated income, gain, loss and deduction realized by us after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by us prior to the date of the transferee’s acquisition of our common units.

Although Section 706 of the Internal Revenue Code generally provides guidelines for allocations of items of partnership income and deductions between transferors and transferees of partnership interests, it is not clear that our allocation method complies with its requirements. If our convention were not permitted, the IRS might contend that our taxable income or losses must be reallocated among the investors. If such a contention were sustained, your respective tax liabilities would be adjusted to your possible detriment. Our general partner is authorized to revise our method of allocation between transferors and transferees (as well as among investors whose interests otherwise vary during a taxable period).

Foreign currency gain or loss

Our functional currency will be the U.S. dollar, and our income or loss will be calculated in U.S. dollars. We may recognize “foreign currency” gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss for U.S. federal income tax purposes. You should consult your tax advisor with respect to the tax treatment of foreign currency gain or loss.

Passive foreign investment companies

You may be subject to special rules applicable to indirect investments in foreign corporations, including an investment in a passive foreign investment company or PFIC. Aveon Holdings I GP Inc. will be subject to similar rules as those described below with respect to any PFICs owned directly or indirectly by it.

A PFIC is defined as a foreign corporation for any taxable year in which either (1) 75% or more of its gross income is “passive income” or (2) 50% or more of its assets (based on the quarterly average of the value of its assets, or, if elected, the adjusted tax basis) produce “passive income.” There are no minimum stock ownership requirements for shareholders in PFICs. Once a corporation qualifies as a PFIC, it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years. Any gain on disposition of stock of a PFIC, as well as income realized on certain “excess distributions” by the PFIC, is treated as though realized ratably over the shorter of your holding period in our common units or our holding period in the PFIC. Such gain or income is taxable as ordinary income and dividends paid by a PFIC to an individual will not be eligible for the reduced rates of taxation that are available for certain qualifying dividends. In addition, an interest charge would be imposed on you based on the tax deferred from prior years.

Although it may not always be possible, we expect to make a QEF election where possible with respect to each entity treated as a PFIC to treat such non-U.S. entity as a QEF in the first year we hold shares in such entity. A QEF election is effective for our taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If we make a QEF election under the Internal Revenue Code with respect to our interest in a PFIC, in lieu of the foregoing treatment, we would be required to include in income each year a portion of the ordinary earnings and net capital gains of the QEF called “QEF Inclusions,” even if not distributed to us. Thus, holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. However, a holder may elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. However, net losses (if any) of a PFIC will not pass through to us or to holders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, holders may over time be taxed on amounts that as an economic matter exceed our net profits. Our tax basis in the shares of such non-U.S. entities, and a holder’s basis in our common units, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for reduced rates of taxation. Amounts included as QEF Inclusions with respect to direct and indirect investments will not be taxed again when actually distributed. You should consult your tax advisors as to the manner in which QEF Inclusions affect your allocable share of our income and your basis in your common units.

Alternatively, in the case of a PFIC that is a publicly traded foreign company, an election may be made to “mark to market” the stock of such foreign company on an annual basis. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years.

We may make certain investments, including for instance investments in specialized investment funds or investments in funds-of-funds through non-U.S. corporate subsidiaries of Aveon Holdings or through other non-U.S. corporations. Such entities may be PFICs for U.S. federal income tax purposes. In addition, certain of our investments could be in PFICs. Thus, we can make no assurance that some of our investments will not be treated as held through a PFIC or as interests in PFICs or that such PFICs will be eligible for the “mark to market” election, or that as to any such PFICs we will be able to make QEF elections.

If we do not make a QEF election or a “mark to market” election with respect to a PFIC, Section 1291 of the Internal Revenue Code will treat all gain on a disposition by us of shares of such entity, gain on the disposition of common units by a holder at a time when we own shares of such entity, as well as certain other defined “excess distributions,” as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the holder held its common units or the period during which we held our shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable without regard to offsets from deductions, losses and expenses. Holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate applicable to “qualified dividend income” for individual U.S. persons.

Controlled foreign corporations

A non-U.S. entity will be treated as a controlled foreign corporation, or CFC, if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For this purpose, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person (including a U.S. partnership like us) that owns 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.

When making investment or other decisions, we will consider whether an investment will be a CFC and the consequences related thereto. If we are a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each common unitholder may be required to include in income its allocable share of the CFC’s “Subpart F” income reported by us. Subpart F income includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents and certain other passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity’s current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, an investor may be required to report as ordinary income its allocable share of the CFC’s Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of the CFC.

The tax basis of our shares of such non-U.S. entity, and a holder’s tax basis in our common units, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the reduced rate of tax applicable to “qualified dividend income” for individual U.S. persons. Amounts included as such income with respect to direct and indirect investments will not be taxed again when actually distributed.

Regardless of whether any CFC has Subpart F income, any gain allocated to a common unitholder from our disposition of stock in a CFC will be treated as dividend income to the extent of the holder’s allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC will not pass through to our holders. Moreover, a portion of a holder’s gain from the sale or exchange of our common units may be treated as ordinary income. Any portion of any gain from the sale or exchange of a common unit that is attributable to a CFC may be treated as an “unrealized receivable” taxable as ordinary income. See “—Sale or exchange of common units.”

If a non-U.S. entity held by us is classified as both a CFC and a PFIC during the time we are a U.S. Shareholder of such non-U.S. entity, a holder will be required to include amounts in income with respect to such non-U.S. entity pursuant to this subheading, and the consequences described under “—Passive foreign investment companies” above will not apply. If our ownership percentage in a non-U.S. entity changes such that we are not a U.S. Shareholder with respect to such non-U.S. entity, then common unitholders may be subject to the PFIC rules. The interaction of these rules is complex, and prospective holders are urged to consult their tax advisors in this regard.

Investment structure

To manage our affairs so as to meet the Qualifying Income Exception for the publicly traded partnership rules (discussed above) and comply with certain requirements in our partnership agreement, we may need to structure certain investments through an entity classified as a corporation for U.S. federal income tax purposes. Such investment structures will be entered into as determined in the sole discretion of the general partner in order to create a tax structure that generally is efficient for our common unitholders. However, because our common unitholders will be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will be beneficial to all our common unitholders to the same extent, and may even impose additional tax burdens on some of our common unitholders. As discussed above, if the entity were a non-U.S. corporation it may be considered a CFC or a PFIC. If the entity were a U.S. corporation, it would be subject to U.S. federal income tax on its operating income, including any gain recognized on its disposal of its investments. In addition, if the investment involves U.S. real estate, gain recognized on disposition of the real estate would be subject to U.S. federal income tax, whether the corporation is a U.S. or a non-U.S. corporation.

Taxes in other state, local, and non-U.S. jurisdictions

In addition to U.S. federal income tax consequences, you may be subject to potential U.S. state and local taxes because of an investment in us in the U.S. state or locality in which you are a resident for tax purposes or in which we have investments or activities. You may also be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in state, local or non-U.S. jurisdictions in which we invest, or in which entities in which we own interests conduct activities or derive income. Income or gains from investments held by us may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable income tax treaties. If you wish to claim the benefit of an applicable income tax treaty, you may be required to submit information to tax authorities in such jurisdictions. You should consult your own tax advisors regarding the U.S. state, local and non-U.S. tax consequences of an investment in us. See discussion above under “—Proposed legislation” in respect of legislation currently being considered by New York State.

U.S. federal estate taxes

Common units will be included in the gross estate of a U.S. Holder who is a U.S. citizen or resident for U.S. federal estate tax purposes. Therefore, a U.S. federal estate tax may be payable in connection with the death of such U.S. Holder. Prospective individual U.S. Holders should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with respect to our common units.

U.S. taxation of tax-exempt U.S. Holders of common units

A holder of common units that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax on unrelated business taxable income, or UBTI, to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI its pro rata share (whether or not distributed) of such partnership’s gross income and deductions derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership will be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (that is, indebtedness incurred in acquiring or holding property). In addition, a tax-exempt partner may be subject to unrelated business income tax on a sale of their common units.

Because we are under no obligation to minimize UBTI, tax-exempt U.S. Holders of common units should consult their own tax advisors regarding all aspects of UBTI.

U.S. mutual fund holders of common units

U.S. mutual funds that are treated as regulated investment companies, or “RICs,” for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Internal Revenue Code to maintain their favorable U.S. federal income tax status. The 90% gross income test requires that, for a corporation to qualify as a RIC, at least 90% of such corporation’s annual income must be “qualifying income,” which is limited to investment income of various types. The 50% asset value test requires that, for a corporation to qualify as a RIC, a the close of each quarter of the taxable year, at least 50% of the value of such corporation’s total assets must be represented by cash and cash items (including receivables), government securities, securities of other RICs, and other securities limited in respect of any one issuer to an amount not greater in value than 5% of the value of the total assets of the corporation and to not more than 10% of the outstanding voting securities of such issuer. The treatment of an investment by a RIC in common units for purposes of these tests will depend on whether we are treated as a “qualifying publicly traded partnership.” If our partnership is so treated, then the common units themselves are the relevant assets for purposes of the 50% asset value test and the net income from the common units is the relevant gross income for purposes of the 90% gross income test. RICs may not invest greater than 25% of their assets in one or more qualifying publicly traded partnerships. All income derived from a qualifying publicly traded partnership is considered qualifying income for purposes of the RIC 90% gross income test above. However, if we are not treated as a qualifying publicly traded partnership for purposes of the RIC rules, then the relevant assets for the RIC asset test will be the RIC’s allocable share of the underlying assets held by us and the relevant gross income for the RIC income test will be the RIC’s allocable share of the underlying gross income earned by us. Whether we will qualify as a “qualifying publicly traded partnership” depends on the exact nature of our future investments, and it is likely that we will not be treated as a “qualifying publicly traded partnership.” In addition, as discussed above under “—Consequences to U.S. Holders of common units,” we may derive taxable income from an investment that is not matched by a corresponding cash distribution. Accordingly, a RIC investing in our common units may recognize income for U.S. federal income tax purposes without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements under Sections 852 and 4982 of the Internal Revenue Code for avoiding income and excise taxes. RICs should consult their own tax advisors about the U.S. tax consequences of an investment in common units.

Consequences to non-U.S. Holders of common units

U.S. income tax consequences

In light of our intended investment activities, we may be or may become engaged in a U.S. trade or business for U.S. federal income tax purposes, in which case some portion of our income would be treated as effectively connected income, or ECI, with respect to non-U.S. Holders. If a non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in our common units in such year, such non-U.S. Holder would be (1) subject to withholding by us on its distributive share of our ECI income effectively connected with such U.S. trade or business, (2) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business, including certain income from U.S. sources not related to us, and (3) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income (state and local income taxes and filings may also apply in that event). Moreover, a corporate non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of ECI. Any amount so withheld would be creditable against such non-U.S. Holder’s U.S. federal income tax liability, and such non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. Holder’s U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a non-U.S. Holder on the sale or exchange of its common units could be treated for U.S. federal income tax purposes as ECI, and hence such non-U.S. Holder could be subject to U.S. federal income tax on the sale or exchange.

A distribution to you may also be subject to withholding to the extent it is attributable to the sale of a U.S. real property interest or if the distribution is otherwise considered fixed or determinable annual or periodic income under the Internal Revenue Code, provided that an exemption from or a reduced rate of such withholding may apply if certain tax status information is provided. Although each non-U.S. Holder is required to provide an IRS Form W-8, we may not be able to provide complete information related to the tax status of our investors to Aveon Holdings for purposes of obtaining reduced rates of withholding on behalf of our investors. If such information is not provided, to the extent we receive dividends from a U.S. corporation through Aveon Holdings and its investment vehicles, your allocable share of distributions of such dividend income will be subject to U.S. withholding tax at a rate of 30%. Therefore, if you would not be subject to U.S. tax based on your tax status or are eligible for a reduced rate of U.S. withholding, you may need to take additional steps to receive a credit or refund of any excess withholding tax paid on your account, which may include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations, if you reside in a treaty jurisdiction which does not treat us as a pass-through entity, you may not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on your account. You should consult your tax advisors regarding the treatment of U.S. withholding taxes.

Special rules may apply in the case of a non-U.S. Holder that (1) has an office or fixed place of business in the United States, (2) is present in the United States for 183 days or more in a taxable year or (3) is a former citizen of the United States, a foreign insurance company that is treated as holding a partnership interest in us in connection with their U.S. business, a PFIC or a corporation that accumulates earnings to avoid U.S. federal income tax. You should consult your tax advisors regarding the application of these special rules.

U.S. federal estate tax consequences

The U.S. federal estate tax treatment of our common units with regards to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If our common units are includable in the U.S. gross estate of such person, then a U.S. federal estate tax might be payable in connection with the death of such person. Prospective individual non-U.S. Holders who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our common units.

Administrative matters

Taxable year

We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Tax matters partner

Our general partner will act as our “tax matters partner.” As the tax matters partner, the general partner will have the authority, subject to certain restrictions, to act on our behalf in connection with any administrative or judicial review of our items of income, gain, loss, deduction or credit.

Information returns

We have agreed to furnish to you, as soon as reasonably practicable after the close of each calendar year, tax information (including Schedule K-1), which describes on a U.S. dollar basis your share of our income, gain, loss and deduction for our preceding taxable year. It will most likely require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for us. Consequently, holders of common units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each partner will be required to report for all tax purposes consistently with the information provided by us for the taxable year.

In preparing this information, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine your share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss.

We may be audited by the IRS. Adjustments resulting from an IRS audit may require you to adjust a prior year’s tax liability and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to our tax returns, as well as those related to our tax returns.

Tax shelter regulations

If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a common unitholder who disposes of common units in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Common unitholders should consult their tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the dispositions of their interests in us.

Constructive termination

Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period.

Our termination would result in the close of our taxable year for all holders of common units. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year-end, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Elective procedures for large partnerships

The Internal Revenue Code allows large partnerships to elect streamlined procedures for income tax reporting. This election would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to the common unitholders, and such Schedules K-1 would have to be provided to common unitholders on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if within a 12-month period there is a sale or exchange of 50% or more of our total interests. It is possible we might make such an election, if eligible. If we make such election, an IRS audit adjustment will flow through to holders of the common units for the year in which the adjustment takes effect, rather than the holders of common units for the year to which the adjustments relate. In addition, we, rather than the holders of the common units individually, will be liable for any interest and penalties that result from an audit adjustment.

Withholding and backup withholding

For each calendar year, we will report to you and the IRS the amount of distributions we made to you and the amount of U.S. federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Internal Revenue Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of partners at any particular time (in light of possible sales of common units), we may over-withhold or under-withhold with respect to a particular holder of common units. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. Holder. It may turn out, however, the corresponding amount of our income was not properly allocable to such holder and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder’s U.S. federal income tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder’s U.S. federal income tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a non-U.S. Holder and withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. Holder).

Under the backup withholding rules, you may be subject to backup withholding tax (at the applicable rate, currently 28%) with respect to distributions paid unless: (1) you are a corporation or come within another exempt category and demonstrate this fact when required or (2) you provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. If you are an exempt holder, you should indicate your exempt status on a properly completed IRS Form W-9. A non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8BEN. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund.

If you do not timely provide us (or the clearing agent or other intermediary, as appropriate) with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all investors. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all investors on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax certifications).
Additional withholding requirements

Under recently enacted legislation, the relevant withholding agent may be required to withhold 30% of any interest, dividends, and other fixed or determinable annual or periodical gains, profits, and income from sources within the United States or gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States paid after December 31, 2012 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is a beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. Non-U.S. and U.S. Holders are encouraged to consult their own tax advisors regarding the possible implications of this legislation on their investment in our common units.

Nominee reporting

Persons who hold an interest in our partnership as a nominee for another person are required to furnish to us:

(a)	the name, address and taxpayer identification number of the beneficial owner and the nominee;

(b)	whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity;

(c)	the amount and description of common units held, acquired or transferred for the beneficial owner; and

(d)	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

New legislation or administrative or judicial action

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our common unitholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes. Changes to such laws and interpretations could also affect or cause us to change our investments and commitments, affect the tax considerations of an investment in us, change the character or treatment of portions of our income (including, for instance, the treatment of carried interest as ordinary income rather than capital gain) and adversely affect an investment in our common units. See “—Proposed legislation.” We and our common unitholders could be adversely affected by any such change in, or any new, tax law, regulation or interpretation. Our organizational documents and agreements permit the board of directors to modify the amended and restated operating agreement from time to time, without the consent of the common unitholders, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of our common unitholders. In view of the potential significance of any such U.S. federal income tax law changes and the strong likelihood of ongoing developments in this area, each prospective common unitholder should consult its own tax advisor to determine the U.S. federal income tax consequences to it of acquiring and holding our common units in light of such potential U.S. federal income tax law changes.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO AVEON AND ITS UNITHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE MEANING AND IMPACT OF TAX LAWS AND OF PROPOSED CHANGES WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE UNITHOLDER. PROSPECTIVE UNITHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN THE COMMON UNITS. THIS FOREGOING DISCUSSION ONLY ADDRESSES THE MATERIAL U.S. FEDERAL TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON UNITS AND DOES NOT ADDRESS THE TAX CONSEQUENCES UNDER THE LAWS OF ANY TAX JURISDICTION OTHER THAN THE UNITED STATES. NON-U.S. HOLDERS, THEREFORE, SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSIDERATIONS TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON UNITS UNDER THE LAWS OF THEIR OWN TAXING JURISDICTION.

Common units eligible for future sale

Prior to this offering, there has been no public market for our common units. We cannot predict the effect, if any, future sales of common units, or the availability for future sale of common units, will have on the market price of our common units prevailing from time to time. The sale of substantial amounts of our common units in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common units.

Upon completion of this offering we will have a total of                      of our common units outstanding, or              common units assuming the underwriters exercise in full their option to purchase additional common units, excluding the restricted common units described below that we have granted to our executive officers and other employees. All of these common units will have been sold in this offering and will be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.” Under the Securities Act, an “affiliate” of an issuer is a person that directly or indirectly controls, is controlled by or is under common control with that issuer.

In addition, subject to certain limitations and exceptions, pursuant to the terms of an exchange agreement we will enter into with our existing owners, limited partners of the Aveon Holdings partnerships may (subject to the terms of the exchange agreement and the vesting requirements and transfer restrictions of the Aveon Holdings partnership agreements) exchange Aveon Holdings partnership units for our common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. An Aveon Holdings limited partner must exchange one partnership unit in each of the three Aveon Holdings partnerships to effect an exchange for a common unit. The Aveon Holdings partnership units generally will not be exchangeable for common units of The Aveon Group L.P. pursuant to the exchange agreement until the first anniversary of the consummation of this offering. Upon consummation of this offering, our existing owners will beneficially own              Aveon Holdings partnership units, all of which will be exchangeable for our common units. The common units we issue upon such exchanges would be “restricted securities” as defined in Rule 144 unless we register such issuances. We will enter into a registration rights agreement with our existing owners that will require us to register under the Securities Act the resale of the common units held by our existing owners. See “—Registration rights” and “Certain relationships and related person transactions—Registration rights agreement.”

Under the terms of the partnership agreements of the Aveon Holdings partnerships, the Aveon Holdings partnership units received by our existing owners are subject to transfer restrictions, as described in “—Transfer restrictions” and “Certain relationships and related person transactions—Aveon Holdings partnership agreements.” In addition, the Aveon Holdings partnership units received by the selling investment professionals in connection with the formation transactions will be subject to a vesting requirement and 100% cliff vest on the first anniversary of the date of issuance. Any selling investment professional will generally forfeit all unvested partnership units once he or she is no longer in our employ or no longer devotes a significant portion of his or her professional time to our, our general partner’s, or our subsidiaries’ business and properties. In addition, all vested and unvested Aveon Holdings partnership units held by an employed limited partner will be immediately forfeited in the event he or she breaches any restrictive covenants set forth in the non-competition and non-solicitation agreements outlined under “Certain relationships and related party transactions—Non-competition and non-solicitation agreements” to which he or she is subject or in his or her employment agreement or his or her service is terminated for cause.

Prior to this offering we granted                      restricted common units to our executive officers and other employees (of which none will be vested at the time of this offering) under our Equity Incentive Plan. The unvested restricted common units will vest generally only if an Economic Income target is met. The common units underlying the restricted common units will be delivered upon vesting. See “Management—Narrative disclosure to summary compensation table and grants of plan-based awards in 2010.” We intend to file one or more registration statements on Form S-8 under the Securities Act to register common units or securities convertible into or exchangeable for common units issued under or covered by our Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, common units registered under such registration statements will be available for sale in the open market. We expect that the initial registration statement on Form S-8 will cover                      common units.

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners. In accordance with the Delaware Limited Partnership Act and the provisions of our partnership agreement, we may also issue additional partnership interests that have certain designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to common units. See “Material provisions of The Aveon Group L.P. partnership agreement—Issuance of additional securities.” Similarly, the Aveon Holdings partnership agreements authorize the wholly-owned subsidiaries of The Aveon Group L.P., which are the general partners of those partnerships, to issue an unlimited number of additional partnership securities of the Aveon Holdings partnerships with such designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the Aveon Holdings partnerships units, and which may be exchangeable for our common units.

Registration rights

We will enter into a registration rights agreement with our existing owners pursuant to which we will grant them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register the resale under the Securities Act of the common units delivered in exchange for Aveon Holdings partnership units or common units (and other securities convertible into or exchangeable or exercisable for our common units) otherwise held by them. Securities registered under any such registration statement will be available for sale in the open market unless restrictions apply. See “Certain relationships and related person transactions—Registration rights agreement.”

Lock-up arrangements

Our general partner, Aveon Management L.L.C., and its directors, our executive officers, investment committee and the existing owners receiving Aveon Holdings partnership units in the formation transactions have agreed, for a period of 365 days after the date of this prospectus, subject to certain extensions and with specified exceptions, without the prior written consent of J.P. Morgan Securities LLC and Jefferies & Company, Inc., not to (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common units or any securities convertible into or exercisable or exchangeable for common units (including, without limitation, Aveon Holdings partnership units and common units or such other securities which may be deemed to be beneficially owned and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common units or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common units or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any common units or any security convertible into or exercisable or exchangeable for common units (except for such demands or exercises as will not require or permit any public filing or other public disclosure to be made in connection therewith until after the expiration of the 365-day restricted period). The lock-up agreement’s provisions will not apply to common units purchased by those individuals and entities in the open market. See “Underwriting.”

We have agreed not to issue, sell or otherwise dispose of any of our common units during the 180-day period following the date of this prospectus (subject to certain extensions). We may, however, subject to certain limits, grant options to purchase common units and certain other equity awards, issue common units upon the vesting or exercise of equity awards under our Equity Incentive Plan and issue common units or securities convertible into or exercisable or exchangeable for common units in connection with an acquisition or business combination and in certain other circumstances.

The 365-day restricted period or 180-day restricted period, as applicable, described in the preceding paragraphs will be automatically extended if (i) during the last 17 days of the 365-day restricted period or 180-day restricted period, as applicable, we issue an earnings release or announce material news or a material event relating to us occurs or (ii) prior to the expiration of the 365-day restricted period or 180-day restricted period, as applicable, we announce that we will release earnings results during the 16-day period beginning on the last day of the 365-day restricted period or 180-day restricted period, as applicable, in which case the restrictions described in the preceding paragraphs will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Transfer restrictions

All of our existing owners will be subject to the following transfer restrictions in respect of all Aveon Holdings partnership units held by them or received by them as part of the formation transactions described under “Formation and structure of our Company” (or The Aveon Group L.P. common units received in exchange for such Aveon Holdings partnership units). We refer to the Aveon Holdings partnership units issued to our existing owners as “subject units.”

See “Certain relationships and related person transactions—Aveon Holdings partnership agreements” for a description of vesting requirements applicable to the Aveon Holdings partnership units received by the selling investment professionals as part of the formation transactions.

Except as otherwise noted below, none of the subject units owned by our existing owners after the date of this offering will be transferable (or exchangeable pursuant to the exchange agreement). However, we may waive in whole or in part the transfer restrictions from time to time.

Commencing on the first anniversary of the consummation of this offering, each Aveon Holdings limited partner may exchange its vested Aveon Holdings partnership units for The Aveon Group L.P.’s common units pursuant to the exchange agreement. See “Certain relationships and related person transactions—Exchange agreement.”

The transfer restrictions will apply to sales, pledges of subject units (unless the pledgee agrees to be subject to the same transfer restrictions), grants of options, rights or warrants to purchase subject units or swaps or other arrangements that transfer to another, in whole or in part, any of the economic consequences of ownership of the subject units. Transfers to us are exempt from the transfer restrictions.

All of the foregoing transfer restrictions will lapse in the event of a change in control (defined in the Aveon Holdings partnership agreements as the occurrence of any person becoming the general partner of The Aveon Group L.P. other than a person approved by the current general partner). In addition, our founding investors may transfer subject units to any stockholder, shareholder, partner, member or similar equityholder as a result of a dividend or distribution at any time or to any person as a result of the merger, sale of all or substantially all of the assets, liquidation or dissolution of such person.

Rule 144

In general, under Rule 144 a person (or persons whose shares are aggregated), including any person who may be deemed our affiliate, is entitled to sell within any three-month period a number of restricted securities that does not exceed the greater of 1% of the then outstanding common units and the average weekly trading volume during the four calendar weeks preceding each such sale, provided that at least six months has elapsed since such common units were acquired from us or any affiliate of ours and certain manner of sale, notice requirements and requirements as to availability of current public information about us are satisfied. Any person who is deemed to be our affiliate must comply with the provisions of Rule 144 (other than the six-month holding period requirement) in order to sell common units which are not restricted securities (such as common units acquired by affiliates either in this offering or through purchases in the open market following this offering). In addition, a person who is not our affiliate, and who has not been our affiliate at any time during the 90 days preceding any sale, is entitled to sell common units without regard to the foregoing limitations, provided that at least one year has elapsed since the common units were acquired from us or any affiliate of ours.

Underwriting

We are offering the common units described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC and Jefferies & Company, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of common units listed next to its name in the following table:

Name	Number of common units

J.P. Morgan Securities LLC
Jefferies & Company, Inc.

Total

The underwriters are committed to purchase all the common units offered by us if they purchase any common units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

We have directed the underwriters to reserve up to 5% of the common units to be issued in this offering for sale to our directors, officers and certain other persons at the initial public offering price through a directed share program. The number of common units available for sale to the public in the offering will be reduced to the extent these persons purchase any reserved common units. Any common units not so purchased will be offered by the underwriters to the public on the same basis as other common units offered hereby.

The underwriters propose to offer the common units directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $             per common unit. Any such dealers may resell common units to certain other brokers or dealers at a discount of up to $             per common unit from the initial public offering price. After the initial public offering of the common units, the offering price and other selling terms may be changed by the underwriters. Sales of units made outside of the United States may be made by affiliates of the underwriters. The representatives have advised us that the underwriters do not intend to confirm discretionary sales in excess of 5% of the common units offered in this offering.

The underwriters have an option to buy up to              additional common units of from us to cover sales of common units by the underwriters which exceed the number of common units specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this over-allotment option. If any common units are purchased with this over-allotment option, the underwriters will purchase common units in approximately the same proportion as shown in the table above. If any additional common units are purchased, the underwriters will offer the additional common units on the same terms as those on which the units are being offered.

The underwriting fee is equal to the public offering price per common unit less the amount paid by the underwriters to us per common unit. The underwriting fee is $             per common unit. The following table shows the per common unit and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional common units. Under no circumstances will the fees paid to the underwriters exceed 10% of the gross offering proceeds.

	Without over-allotment exercise	With full over-allotment exercise

Per Common Unit	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $            .

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of common units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, subject to certain exceptions (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our common units or securities convertible into or exchangeable or exercisable for any of our common units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any of our common units or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common units or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and Jefferies and Company, Inc., for a period of 180 days after the date of this prospectus other than the common units to be sold hereunder or issued in connection with the formation transactions, the issuance by the Partnership of options to purchase common units and other equity incentive compensation, including restricted units or restricted common units, under incentive plans or similar plans approved by the board of directors and any common units issued upon the exercise of options granted under such incentive or similar plans, the filing by the Partnership of any registration statement on Form S-8 with the SEC relating to the offering of securities pursuant to the terms of such incentive or similar plans and the issuance by the Partnership of common units or securities convertible into common units in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto) provided that no more than an aggregate of 10% of the number of common units outstanding are issued as consideration in connection with all such acquisitions (inclusive of securities convertible into or exchangeable for common units as consideration calculated on an as-converted basis). Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our general partner, Aveon Management L.L.C., and its directors, our executive officers, investment committee and the existing owners receiving Aveon Holdings partnership units in the formation transactions have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 365 days after the date of this prospectus, subject to certain extensions and with specified exceptions may not, without the prior written consent of J.P. Morgan Securities LLC and Jefferies & Company, Inc., (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our common units or any securities convertible into or exercisable or exchangeable for our common units (including, without limitation, common units or such other securities, including Aveon Holdings partnership units, which may be deemed to be beneficially owned by such directors, executive officers, existing owners and certain personnel at the manager affiliates in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of an option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common units or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common units or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any of our common units or any security convertible into or exercisable or exchangeable for our common units (except for such demands or exercises as will not require or permit any public filing or other public disclosure to be made in connection therewith until after the expiration of the 365-day restricted period), in each case other than (A) transfers of our common units or such other securities to any beneficiary of the signatory pursuant to a will, other testamentary document or applicable laws of descent, as a bona fide gift or gifts or to an immediate family member or trust benefiting an immediately family member; and (B) distributions of our common units or such other securities to partners, members, stockholders or affiliates of the signatory; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall agree to be bound in writing by the terms of the lock-up agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 4 made after the expiration of the 180-day period following the date of this prospectus or a filing on Form 5 made when required). Notwithstanding the foregoing, if (1) during the last 17 days of the 365-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 365-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 365-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless each of J.P. Morgan Securities LLC and Jefferies & Company, Inc. waives, in writing, such extension. The restrictions described in this paragraph do not apply to (1) common units acquired by the signatory in the open market, (2) pledges up to 20% of the signatory’s common units or securities convertible into or exercisable or exchangeable for our common units during the 365-day restricted period and (3) the establishment of a trading plan pursuant to Rule 10b-5(1) under the Exchange Act, provided that no transactions thereunder are made until after the expiration of the 365-day restricted period and no public disclosure of such plan shall be required or voluntarily made until after the expiration of the 365-day restricted period.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We have been approved to list our common units on the NYSE under the symbol “AVO.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling common units in the open market for the purpose of preventing or retarding a decline in the market price of the common units while this offering is in progress. These stabilizing transactions may include making short sales of the common units, which involves the sale by the underwriters of a greater number of common units than they are required to purchase in this offering, and purchasing common units on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing common units in the open market. In making this determination, the underwriters will consider, among other things, the price of common units available for purchase in the open market compared to the price at which the underwriters may purchase common units through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common units in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase common units in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common units, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common units in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those common units as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common units or preventing or retarding a decline in the market price of the common units, and, as a result, the price of the common units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Prior to this offering, there has been no public market for our common units. The initial public offering price will be determined by negotiations between us and the representatives of the underwriters. In determining the initial public offering price, we and the representatives of the underwriters expect to consider a number of factors including:

•	the information set forth in this prospectus and otherwise available to the representatives;

•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for our common units, or that the common units will trade in the public market at or above the initial public offering price.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us, our affiliates and our initial funds and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us, our affiliates and such initial funds in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. An affiliate of J.P. Morgan Securities LLC administers the Welton funds, and an affiliate of J.P. Morgan Securities LLC is the prime broker for the Viridian fund. Affiliates of J.P. Morgan Securities LLC also provide services to certain of the initial funds, including services related to sales, overnight repurchase agreements and foreign exchange markets, and investment vehicles managed by affiliates of J.P. Morgan Securities LLC invest in certain of our initial funds. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer to the public of any common units which are the subject of the offering contemplated in this prospectus may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the common units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any common units may be made at any time, with effect from and including the Relevant Implementation Date, under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

by the underwriters to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) in each relevant Member State subject to obtaining the prior consent of the book-running managers for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common units shall result in a requirement for the publication by the issuer or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of common units to the public” in relation to any common units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common units to be offered so as to enable an investor to decide to purchase the common units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

In the case of any common units being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the common units acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common units to the public other than their offer or resale in a relevant member state to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. The issuer, the underwriters and their respective affiliates and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the consent of the underwriters, be permitted to subscribe for or purchase common units in the offering; provided that no such subscription or purchase of common units shall result in a requirement for the publication by the issuer or the underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

Hong Kong

The common units being offered will not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in Securities and Futures Ordinance and the rules made thereunder or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Hong Kong Companies Ordinance or which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance. No advertisement, invitation or document relating to the common units will be issued which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong except if permitted under the securities laws of Hong Kong; and any advertisement, invitation or document relating to the common units will be issued only to persons outside Hong Kong or to “professional investors” as defined in the SFO and the rules made thereunder.

Norway

This document has not been produced in accordance with the prospectus requirements laid down in the Norwegian Securities Trading Act 2007 nor in accordance with the prospectus requirements laid down in the Norwegian Securities Fund Act 1981 as amended. This document has not been approved or disapproved by, or registered with the Oslo Stock Exchange, the Norwegian FSA or the Norwegian Registry of Business Enterprises.

This document is only and exclusively addressed to the addressees and can not be distributed, offered or presented, either directly or indirectly to other persons or entities domiciled in Norway.

Switzerland

The issuer qualifies as a foreign closed-ended collective investment scheme pursuant to Article 119 para. 2 Swiss Federal Act on Collective Investment Schemes (“CISA”). The common units have not been and will not be licensed for public distribution in and from Switzerland and they may only be offered, distributed or sold to “qualified investors” in accordance with the private placement exemptions set forth by the CISA and its implementing ordinance (in particular, Article 10 para. 3 CISA and Article 6 of the ordinance to CISA). The issuer has not been licensed and is not subject to the supervision by the Swiss Financial Market Supervisory Authority FINMA (“FINMA”). Therefore, investors in common units do not benefit from the specific investor protection provided by CISA and the supervision by the FINMA.

The common units may not be publicly offered within the meaning of Article 652 or Article 1156 of the Swiss Code of Obligations. As a consequence, this document has been prepared without regard to the disclosure standards for issuance prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations. This document is not a listing prospectus according to Articles 27 et seq. of the Listing Rules of the SIX Swiss Exchange and therefore may not comply with the information standards required thereunder or under the listing rules of any other Swiss stock exchange.

Legal matters

The validity of the common units will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Paul, Weiss, Rifkind, Wharton & Garrison LLP will also opine as to certain U.S. federal income tax matters with respect to us. Skadden, Arps, Slate, Meagher and Flom LLP, New York, New York is representing the underwriters in this offering.

Experts

The consolidated financial statements of The Aveon Group L.P. as of March 31, 2010 and December 31, 2009 and for the periods then ended, included in this prospectus have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The audit report covering the aforementioned periods contains an explanatory paragraph that states that the Partnership’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from this uncertainty.

The consolidated statement of assets and liabilities of Aveon Management L.L.C. as of March 31, 2010, included in this prospectus has been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The audit report covering the aforementioned period contains an explanatory paragraph that states that the Company’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statement does not include any adjustments that might result from this uncertainty.

The financial statements of Aveon Holdings I L.P. as of December 31, 2009 and the period then ended, included in this prospectus have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The audit report covering the aforementioned period contains an explanatory paragraph that states that the Partnership’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The consolidated financial statements of Banyan Capital Partners, LLC and Subsidiary as of and for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been audited by Rothstein, Kass & Company, P.C., an independent registered public accounting firm, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The special purpose statements of the Banyan Group for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been audited by Rothstein, Kass & Company, P.C., an independent registered public accounting firm, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Brownstone Investment Partners, LLC as of and for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The schedule of combined management fees and incentive fees of the Brownstone Fund Entities for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of CastleRock Management, LLC as of and for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The schedule of management fees and incentive fees of the CastleRock Group for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been audited by McGladrey & Pullen, LLP, independent auditors, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The carved out financial statements of the Chesapeake Funds Fees as of and for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been audited by Arthur F. Bell, Jr. & Associates, L.L.C., an independent public accounting firm, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Conquest Capital MM LLC and Subsidiary as of and for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given in the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Cura Capital (GP), LLC and Subsidiary as of and for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been audited by Rothstein, Kass & Company, P.C., an independent public accounting firm, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The special purpose statements of the Cura Group for the years ended December 31, 2009, 2008 and 2007 included in this prospectus have been audited by Rothstein, Kass & Company, P.C., an independent registered public accounting firm, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Glenrock Asset Management Associates, L.P. (including those of Glenrock Global Partners (AI), L.P., Glenrock Global Partners (QP), L.P. and Glenrock Global Partners (BVI) Master Fund, L.P.) as of and for the years ended December 31, 2009, 2008, and 2007, included in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The schedule of management fees and incentive allocations or fees of the Glenrock Group for the years ended December 31, 2009, 2008 and 2007 included in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Viridian Partners, LLC at December 31, 2009, 2008 and 2007, and each of the three years in the period ended December 31, 2009, appearing in this prospectus and registration statement have been audited by Ernst & Young, Ltd., an independent auditor, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the report given on the authority of such firm as experts in accounting and auditing. The Schedule of Combined Management Fees and Incentive Fees for the years ended December 31, 2009, 2008 and 2007 appearing in this prospectus and registration statement have been audited by Ernst & Young, Ltd., an independent auditor, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the report given on the authority of such firm as experts in accounting and auditing.

The combined carved-out financial statements of Welton Funds’ Fees (a carve-out of advisory management fees, performance fees and consulting fees (together the “Welton Funds’ Fees”) incurred by Welton Capital Markets Fund, Ltd., Welton Global Capital Markets Fund, Ltd and Welton Capital Markets Fund LLC in relation to services provided by Welton Investment Corporation and Welton Global Funds Management Corporation) as of and for the years ended December 31, 2009, 2008 and 2007, included in this prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common units offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common units, we refer you to the registration statement and to its exhibits and schedules. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act and will be required to file reports and other information with the SEC. You will be able to inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You also will be able to obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We intend to make available to our common unitholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

Index to financial statements

Page
The Aveon Group L.P. and Subsidiaries
Audited financial statements:
Report of independent registered public accounting firm	F-9
Consolidated statements of assets and liabilities as of March 31, 2010 and December 31, 2009	F-10
Consolidated statements of operations for the periods from May 1, 2009 (inception) through March 31, 2010, January 1, 2010 through March 31, 2010 and May 1, 2009 (inception) through December 31, 2009	F-11
Consolidated statements of changes in partners’ capital from May 1, 2009 (inception) through December 31, 2009 and from January 1, 2010 through March 31, 2010	F-12
Consolidated statements of cash flows for the periods from May 1, 2009 (inception) through March 31, 2010, January 1, 2010 through March 31, 2010 and May 1, 2009 (inception) through December 31, 2009	F-13
Notes to consolidated financial statements	F-14
Unaudited financial statements:
Consolidated statements of assets and liabilities as of September 30, 2010 and December 31, 2009	F-18

Consolidated statements of operations for the periods from May 1, 2009 (inception) through September 30, 2010, January 1, 2010 through September 30, 2010 and May 1, 2009 (inception) through September 30, 2009

F-19
Consolidated statements of changes in partners’ capital from December 31, 2009 through September 30, 2010	F-20

Consolidated statements of cash flows for the periods from May 1, 2009 (inception) through September 30, 2010, January 1, 2010 through September 30, 2010 and May 1, 2009 (inception) through September 30, 2009

F-21
Notes to consolidated financial statements	F-22

Aveon Management L.L.C. and Subsidiaries
Audited financial statements:
Report of independent registered public accounting firm	F-26
Consolidated statement of assets and liabilities as of March 31, 2010	F-27
Notes to consolidated financial statement	F-28
Unaudited financial statements:
Consolidated statement of assets and liabilities as of September 30, 2010	F-32
Notes to consolidated statement of assets and liabilities	F-33

Aveon Holdings I L.P.
Audited financial statements:
Report of independent registered public accounting firm	F-37
Statement of assets and liabilities as of December 31, 2009	F-38
Statement of operations for the period from May 1, 2009 (inception) through December 31, 2009	F-39
Statement of changes in partners’ capital for the period from May 1, 2009 (inception) through December 31, 2009	F-40

Page
Statement of cash flows for the period from May 1, 2009 (inception) through December 31, 2009	F-41
Notes to financial statements	F-42
Unaudited financial statements:
Statements of assets and liabilities as of September 30, 2010 and December 31, 2009	F-45
Statements of operations from the periods from May 1, 2009 (inception) through September 30, 2010, January 1, 2010 through September 30, 2010 and May 1, 2009 through September 30, 2009	F-46
Statement of changes in partners’ capital for the period from December 31, 2009 through September 30, 2010	F-47
Statements of cash flows for the periods from May 1, 2009 (inception) through September 30, 2010, January 1, 2010 through September 30, 2010 and May 1, 2009 (inception) through September 30, 2009	F-48
Notes to financial statements	F-49

Banyan Capital Partners, LLC and Subsidiary
Audited consolidated financial statements:
Report of independent registered public accounting firm	F-53
Consolidated statements of assets and liabilities as of December 31, 2009, 2008 and 2007	F-54
Consolidated statements of income for the years ended December 31, 2009, 2008 and 2007	F-55
Consolidated statements of changes in member’s equity for the years ended December 31, 2009, 2008 and 2007	F-56
Consolidated statements of cash flows for the years ended December 31, 2009, 2008 and 2007	F-57
Notes to consolidated financial statements	F-58
Unaudited condensed interim consolidated financial statements:
Condensed consolidated statement of assets and liabilities as of September 30, 2010	F-66
Condensed consolidated statements of income for the nine months ended September 30, 2010 and September 30, 2009	F-67
Condensed consolidated statement of changes in member’s equity for the nine months ended September 30, 2010	F-68
Condensed consolidated statements of cash flows for the nine months ended September 30, 2010 and September 30, 2009	F-69
Notes to condensed interim consolidated financial statements	F-70

The Banyan Group
Audited special purpose statements:
Report of independent registered public accounting firm	F-76
Schedule of management fees and incentive fees for the years ended December 31, 2009, 2008 and 2007	F-77
Notes to special purpose statements	F-78
Unaudited special purpose statements:
Schedule of management fees and incentive fees for the nine months ended September 30, 2010 and September 30, 2009	F-81
Notes to special purpose statements	F-82

Page
Consolidated statements of changes in members’ equity for the nine months ended September 30, 2010	F-131
Consolidated statements of cash flows for the nine months ended September 30, 2010 and September 30, 2009	F-132
Notes to consolidated financial statements	F-133

CastleRock Group

Audited special purpose statements:
Independent auditor’s report	F-143
Schedule of management fees and incentive fees for the years ended December 31, 2009, 2008 and 2007	F-144
Notes to special purpose statements	F-145

Unaudited special purpose statements:
Schedule of management fees and incentive fees for the nine months ended September 30, 2010 and September 30, 2009	F-148
Notes to special purpose statements	F-149

Chesapeake Funds Fees (a carve out of management fees and incentive fees earned by Chesapeake Capital Corporation in relation to services provided to Chesapeake Select L.L.C. and Chesapeake Preferred II L.L.C.)

Audited financial statements:
Independent auditor’s report	F-152
Statements of financial condition as of December 31, 2009, 2008 and 2007	F-153
Statements of operations and changes in stockholder’s equity for the years ended December 31, 2009, 2008 and 2007	F-154
Statements of cash flows for the years ended December 31, 2009, 2008 and 2007	F-155
Notes to financial statements	F-156
Unaudited financial statements:
Statements of financial condition as of September 30, 2010 and September 30, 2009	F-160
Statements of operations and changes in stockholder’s equity for the nine months ended September 30, 2010 and September 30, 2009	F-161
Statements of cash flows for the nine months ended September 30, 2010 and September 30, 2009	F-162
Notes to financial statements	F-163

Conquest Capital MM LLC and Subsidiary

Audited consolidated financial statements:
Report of Independent Auditors	F-167
Consolidated statements of assets and liabilities as of December 31, 2009, 2008 and 2007	F-168
Consolidated statements of income for the years ended December 31, 2009, 2008 and 2007	F-169
Consolidated statements of changes in member’s equity for the years ended December 31, 2009, 2008 and 2007	F-170
Consolidated statements of cash flows for the years ended December 31, 2009, 2008 and 2007	F-171
Notes to consolidated financial statements	F-172

Supplemental schedule of management fees and incentive fees/allocations	F-186

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated financial statements

and

report of independent registered public accounting firm

As of March 31, 2010 and December 31, 2009

and

for the period from May 1, 2009 (inception)

through March 31, 2010,

For the period from January 1, 2010

through March 31, 2010,

and

for the period from May 1, 2009 (inception)

through December 31, 2009

Report of independent registered public accounting firm

The Partners,

The Aveon Group L.P.:

We have audited the accompanying consolidated statements of assets and liabilities of The Aveon Group L.P. and subsidiaries (a partnership in the development stage) (the “Partnership”) as of March 31, 2010 and December 31, 2009, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for the periods from January 1, 2010 through March 31, 2010 and May 1, 2009 (inception) to December 31, 2009 and the period from May 1, 2009 (inception) through March 31, 2010. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Aveon Group L.P. (a partnership in the development stage) and subsidiaries as of March 31, 2010 and December 31, 2009, and the results of its operations, changes in its partners’ capital and its cash flows for the period from January 1, 2010 through March 31, 2010 and the period from May 1, 2009 (inception) to December 31, 2009 and the period from May 1, 2009 (inception) through March 31, 2010 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Partnership will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Partnership’s businesses plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the Partnership’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

August 9, 2010

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated statements of assets and liabilities

	March 31, 2010	December 31, 2009

ASSETS
Cash	$26,481	$—
Deferred offering costs	795,000	600,000

Total assets	$821,481	$600,000

LIABILITIES AND PARTNERS’ CAPITAL
Accrued offering costs	$385,000	$360,000
Accrued expenses	20,000	30,000

Total liabilities	405,000	390,000

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL
Partners’ deficit accumulated during the development stage	(20,000)	(10,000)
Non-controlling interests in consolidated entities	436,481	220,000

Total partners’ capital	416,481	210,000

Total liabilities and partners’ capital	$821,481	$600,000

See accompanying notes to the consolidated financial statements.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated statements of operations

	Period from May 1, 2009 (inception) through March 31, 2010	Period from January 1, 2010 through March 31, 2010	Period from May 1, 2009 (inception) through December 31, 2009

EXPENSES
Compensation	$377,083	$131,250	$245,833
Professional fees	60,000	30,000	30,000
Other expenses	3,269	3,269	—

Net loss	(440,352)	(164,519)	(275,833)
Non-controlling interests in loss of consolidated entities	(420,352)	(154,519)	(265,833)

Net loss attributable to The Aveon Group L.P.	$(20,000)	$(10,000)	$(10,000)

See accompanying notes to the consolidated financial statements.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated statements of changes in partners’ capital

	Partners’ capital (deficit)	Non-controlling interest in consolidated entity	Total	Deficit accumulated during development stage

Partners’ capital, May 1, 2009 (inception)	$—	$—	$—
Capital contributions	—	485,833	485,833
Net loss during development stage	(10,000)	(265,833)	(275,833)	$(275,833)

Partners’ capital (deficit), December 31, 2009	$(10,000)	$220,000	$210,000	(275,833)

Partners’ capital (deficit), January 1, 2010	$(10,000)	$220,000	$210,000	$(275,833)
Capital contributions	—	371,000	371,000
Net loss during development stage	(10,000)	(154,519)	(164,519)	(164,519)

Partners’ capital (deficit), March 31, 2010	$(20,000)	$436,481	$416,481	$(440,352)

See accompanying notes to the consolidated financial statements.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated statements of cash flows

	Period from May 1, 2009 (inception) through March 31, 2010	Period from January 1, 2010 though March 31, 2010	Period from May 1, 2009 (inception) though December 31, 2009

Cash flows from operating activities
Net loss	$(440,352)	$(164,519)	$(275,833)

Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash allocation of expenses	377,083	131,250	245,833
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	20,000	(10,000)	30,000

Net cash used in operating activities	(43,269)	(43,269)	—

Cash flows from financing activities
Cash paid for offering costs	(330,000)	(170,000)	(160,000)
Capital contributions	399,750	239,750	160,000

Net cash provided by financing activities	69,750	69,750	—

Net increase in cash and cash equivalents	26,481	26,481	—
Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$26,481	$26,481	$—

Supplemental disclosure for non-cash financing activities:
Deemed capital contribution for non-cash allocation of offering costs	$80,000	$—	$80,000
Deemed capital contribution for non-cash allocation of expenses	377,083	131,250	245,833

Total deemed capital contributions	$457,083	$131,250	$325,833

See accompanying notes to the consolidated financial statements.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Notes to consolidated financial statements

1) Organization:

The Aveon Group, L.P. (“Aveon” or the “Partnership”) is a Delaware limited partnership and Aveon Management, L.L.C. serves as the general partner (the “General Partner”), in accordance with the Limited Partnership Agreement (the “Agreement”). The Partnership is considered a development stage enterprise under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) and is subject to the risk associated with activities of developmental stage enterprises.

The Partnership consolidates the financial statements of Aveon Holdings I, L.P. (“AHI”) whose General Partner, Aveon Holdings I GP, Inc, is wholly owned by Aveon. AHI was formed as a joint venture among HARDT GROUP Advisors, Inc. and Tuckerbrook Alternative Investments, L.P. (the “Founding Investors”).

The purpose of the business to be conducted by Aveon is to acquire controlling interests in the general partners or managing members of alternative investment funds (the “Manager Affiliates”). Aveon intends to file a registration statement with the U.S. Securities and Exchange Commission for an initial public offering of its securities (the “IPO”). In connection with the proposed IPO, AHI will obtain proceeds of the offering from the Partnership and subsequently will enter into a series of formation transactions with the Manager Affiliates. The future operations and activities of the Partnership are dependent on the completion of the IPO. As discussed in Note 3, funding to date for services and activities on behalf of the Partnership has been provided by the Founding Investors. The accompanying financial statements have been prepared assuming the Partnership will continue as a going concern and do not include any adjustments that might arise should the Partnership fail to complete a successful IPO.

2) Significant accounting policies:

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars. The General Partner has considered the circumstances under which the Partnership should recognize or make disclosures regarding events or transactions occurring subsequent to the balance sheet date through the date the financial statements are issued. Adjustments or additional disclosures, if any, have been included in these financial statements. The Partnership also complies with the reporting requirements for Developmental Stage Enterprises.

Basis of consolidation

The consolidated financial statements include the financial statements of the Partnership, its subsidiaries and other entities which it is deemed to have control over. All significant transactions and accounts are eliminated in consolidation.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Notes to consolidated financial statements (continued)

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses for the period. Actual results could differ from those estimates.

Income taxes

The Partnership accounts for income taxes under the provisions of ASC 740—Accounting for Income Taxes, formerly SFAS 109 and FIN 48. ASC 740 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The General Partner evaluates tax positions taken or expected to be taken in the course of preparing the Partnership’s financial statements to determining whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Partnership level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current period. The General Partner’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations, and interpretations thereof. The Partnership’s federal and state tax returns for the tax years for which the applicable statutes of limitations has not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

3) Partners’ capital:

For the three month period ended March 31, 2009 and the period from May 1, 2009 (Commencement of operations) through December 31, 2009, the Founding Investors have contributed $239,750 and $160,000, respectively, to AHI as well as incurred certain expenses totaling $131,250 and $325,833, respectively, on behalf of the Partnership and subsidiaries which have been deemed non-cash contributions. There is no agreement between the Founding Investors and the Partnership to recoup the amounts that have been paid on behalf of the Partnership.

4) Deferred offering costs

As of March 31, 2010 and December 31, 2009, the Partnership has incurred $795,000 and $600,000, respectively, of legal and professional fees in connection with the IPO, which have

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Notes to consolidated financial statements (continued)

been capitalized by the Partnership and recorded as deferred offering costs on the statements of assets and liabilities. Upon completion of the IPO, these deferred offering costs will be paid through the proceeds of the offering and recorded as a reduction in partners’ capital.

5) Subsequent events:

From March 31, 2010 through July 31, 2010, the Founding Investors have incurred and or contributed an additional $214,996 in expenses and $180,000 in offering costs on behalf of AHI.

Aveon has entered into purchase agreements with six separate Manager Affiliates which are contingent upon the successful completion of the IPO. The proceeds from the IPO of Aveon will be used, principally, to finance the acquisitions of the controlling equity interests in the Manager Affiliates.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated financial statements

(Unaudited)

As of September 30, 2010 and December 31, 2009

and

for the period from May 1, 2009 (inception)

through September 30, 2010,

and

for the period from January 1, 2010

through September 30, 2010,

and

for the period from May 1, 2009

through September 30, 2009

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated statements of assets and liabilities

(Unaudited)

	September 30, 2010	December 31, 2009

ASSETS
Cash	$44,341	$—
Deferred offering costs	1,355,616	600,000

Total assets	$1,399,957	$600,000

LIABILITIES AND PARTNERS’ CAPITAL
Accrued offering costs	$600,000	$360,000
Accrued expenses	139,000	30,000

Total liabilities	739,000	390,000

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL
Partners’ deficit accumulated during the development stage	(40,000)	(10,000)
Non-controlling interests in consolidated entities	700,957	220,000

Total partners’ capital	660,957	210,000

Total liabilities and partners’ capital	$1,399,957	$600,000

See accompanying notes to the consolidated financial statements.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated statements of operations

(Unaudited)

	Period from May 1, 2009 (inception) through September 30, 2010	Period from January 1, 2010 through September 30, 2010	Period from May 1, 2009 (inception) through September 30, 2009

EXPENSES
Compensation	$639,583	$393,750	$114,583
Professional fees	223,025	193,025	—
Other expenses	8,784	8,784	—

Net Loss	(871,392)	(595,559)	(114,583)
Non-controlling interests in loss of consolidated entities	(831,392)	(565,559)	(114,583)

Net loss attributable to The Aveon Group L.P.	$(40,000)	$(30,000)	$—

See accompanying notes to the consolidated financial statements.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated statements of changes in partners’ capital

(Unaudited)

	Partners’ capital (deficit)	Non-controlling interest in consolidated entity	Total	Deficit accumulated during development stage

Partners’ capital (deficit), December 31, 2009	$(10,000)	$220,000	$210,000	$(275,833)
Capital contributions	—	1,046,516	1,046,516	—
Net loss during development stage	(30,000)	(565,559)	(595,559)	(595,559)

Partners’ capital (deficit), September 30, 2010	$(40,000)	$700,957	$660,957	$(871,392)

See accompanying notes to the consolidated financial statements.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Consolidated statements of cash flows

(Unaudited)

	Period from May 1, 2009 (inception) through September 30, 2010	Period from January 1, 2010 though September 30, 2010	Period from May 1, 2009 (inception) through September 30, 2009

Cash flows from operating activities
Net loss	$(871,392)	$(595,559)	$(114,583)

Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash allocation of expenses	738,583	472,750	114,583
Changes in operating assets and liabilities:
Increase (decrease) in accrued expenses	139,000	109,000	—

Net cash used in operating activities	6,191	(13,809)	0

Cash flows from financing activities
Cash paid for offering costs	(675,616)	(515,616)	—
Capital contributions	713,766	573,766	—

Net cash provided by financing activities	38,150	58,150	—

Net increase in cash and cash equivalents	44,341	44,341	0
Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$44,341	$44,341	$0

Supplemental disclosure for non-cash financing activities:
Deemed capital contribution for non-cash allocation of offering costs	$80,000	$—	$—
Deemed capital contribution for non-cash allocation of expenses	738,583	472,750	114,583

Total deemed capital contributions	$818,583	$472,750	$114,583

See accompanying notes to the consolidated financial statements.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Notes to consolidated financial statements

(Unaudited)

1) Organization

The Aveon Group, L.P. (“Aveon” or the “Partnership”) is a Delaware limited partnership and Aveon Management, L.L.C. serves as the general partner (the “General Partner”), in accordance with the Limited Partnership Agreement (the “Agreement”). The Partnership is considered a development stage enterprise under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) and is subject to the risk associated with activities of developmental stage enterprises.

The Partnership consolidates the financial statements of Aveon Holdings I, L.P. (“AHI”) whose General Partner, Aveon Holdings I GP, Inc, is wholly owned by Aveon. AHI was formed as a joint venture among HARDT GROUP Advisors, Inc. and Tuckerbrook Alternative Investments, L.P. (the “Founding Investors”).

The purpose of the business to be conducted by Aveon is to acquire controlling interests in the general partners or managing members of alternative investment funds (the “Manager Affiliates”). Aveon has filed a registration statement with the U.S. Securities and Exchange Commission for an initial public offering of its securities (the “IPO”). In connection with the proposed IPO, AHI will obtain proceeds of the offering from the Partnership and subsequently will enter into a series of formation transactions with the Manager Affiliates. The future operations and activities of the Partnership are dependent on the completion of the IPO. As discussed in Note 3, funding to date for services and activities on behalf of the Partnership has been provided by the Founding Investors. The accompanying financial statements have been prepared assuming the Partnership will continue as a going concern and do not include any adjustments that might arise should the Partnership fail to complete a successful IPO.

2) Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars. The General Partner has considered the circumstances under which the Partnership should recognize or make disclosures regarding events or transactions occurring subsequent to the balance sheet date through the date the financial statements are issued. Adjustments or additional disclosures, if any, have been included in these financial statements. The Partnership also complies with the reporting requirements for Developmental Stage Enterprises.

Basis of Consolidation

The consolidated financial statements include the financial statements of the Partnership, its subsidiaries and other entities which it is deemed to have control over. All significant intercompany transactions and accounts are eliminated in consolidation.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Notes to consolidated financial statements (continued)

(Unaudited)

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses for the period. Actual results could differ from those estimates.

Income Taxes

The Partnership accounts for income taxes under the provisions of ASC 740—Accounting for Income Taxes, formerly SFAS 109 and FIN 48. ASC 740 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The General Partner evaluates tax positions taken or expected to be taken in the course of preparing the Partnership’s financial statements to determining whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Partnership level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current period. The General Partner’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof. The Partnership’s federal and state tax returns for the tax years for which the applicable statutes of limitations has not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

3) Partners’ Capital

For the nine month period ended September 30, 2010 and the period from May 1, 2009 (Commencement of operations) through September 30, 2009, the Founding Investors have contributed $573,766 and $0, respectively, to AHI as well as incurred certain expenses totaling $472,750 and $114,583, respectively, on behalf of the Partnership and subsidiaries which have been deemed non-cash contributions. For the period from May 1, 2009 through September 30, 2010, the Founding Investors have contributed $713,766 and incurred certain expenses and offering costs totaling $818,583 which have been deemed non-cash contributions. There is no agreement between the Founding Investors and the Partnership to recoup the amounts that have been paid on behalf of the Partnership.

The Aveon Group L.P. and Subsidiaries

(a partnership in the development stage)

Notes to consolidated financial statements (continued)

(Unaudited)

4) Deferred Offering Costs

As of September 30, 2010 and December 31, 2009, the Partnership has incurred $1,355,616 and $600,000, respectively, of legal and professional fees in connection with the IPO, which have been capitalized by the Partnership and recorded as deferred offering costs on the statements of assets and liabilities. Upon completion of the IPO, these deferred offering costs will be paid through the proceeds of the offering and recorded as a reduction in partners’ capital.

5) Purchase Agreements

Aveon has entered into definitive purchase agreements with nine separate Manager Affiliates. The consideration for these transactions to be received by the Manager Affiliates will be raised through an initial public offering by Aveon, which is expected to take place during 2010.

6) Subsequent Events

From October 1, 2010 through October 31, 2010, the Founding Investors had incurred or contributed an additional $44,429 in expenses and $70,000 in offering costs on behalf of the Partnership.

Aveon Management, L.L.C. and Subsidiaries

(a company in the development stage)

Consolidated statement of assets and liabilities

and

report of independent registered public accounting firm

March 31, 2010

Report of independent registered public accounting firm

The Members,

Aveon Management L.L.C.:

We have audited the accompanying consolidated statement of assets and liabilities of Aveon Management, L.L.C. and subsidiaries (a company in the development stage) (the “Company”) as of March 31, 2010. This consolidated financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statement referred to above presents fairly, in all material respects, the financial position of Aveon Management, LLC and subsidiaries (a company in the development stage) as of March 31, 2010 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statement has been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statement, the Company’s business plan in dependent on obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

August 9, 2010

Aveon Management, L.L.C. and Subsidiaries

(a company in the development stage)

Consolidated statement of assets and liabilities

March 31, 2010

ASSETS
Cash	$26,481
Deferred offering costs	795,000

Total assets	$821,481

LIABILITIES AND MEMBERS’ EQUITY
Accrued offering costs	$385,000
Accrued expenses	30,000

Total liabilities	415,000

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Members’ deficit accumulated during development stage	(30,000)
Non-controlling interests in consolidated entities	436,481

Total members’ equity	406,481

Total liabilities and members’ equity	$821,481

See accompanying notes to the consolidated financial statement.

Aveon Management, L.L.C. and Subsidiaries

(a company in the development stage)

Notes to consolidated financial statement

1) Organization:

Aveon Management, L.L.C. (the “Company”), a Delaware limited liability company, was formed on January 27, 2010, among HARDT GROUP Advisors, Inc. and Tuckerbrook Alternative Investments, L.P. (the “Founding Investors” or “Members”). The Company has been established to be the general partner of The Aveon Group, L.P. (“Aveon Group”). The Company is considered a development stage enterprise under the Financial Accounting Standards Codification (ASC) and is subject to the risk associated with activities of development stage enterprises.

The Company consolidates the financial statements of Aveon Group and subsidiaries, which the Company is the general partner.

The purpose of the business to be conducted by Aveon Group is to acquire a controlling equity interest in the general partners or managing members of alternative investment funds (the “Manager Affiliates”). Aveon Group intends to file a registration statement with the U.S. Securities and Exchange Commission for an initial public offering of its securities (the “IPO”). In connection with the IPO, Aveon Holdings I L.P. (“AHI”), a subsidiary of Aveon Group, will obtain proceeds of the offering from Aveon Group and subsequently will enter into a series of formation transactions with the Manager Affiliates. The Company was formed solely to be the general partner of Aveon Group and accordingly the future operations of the Company are dependent on the completion of the IPO. As discussed in Note 3, funding to date for services and activities on behalf of the Aveon Group has been provided by the Founding Investors. The accompanying consolidated financial statement has been prepared assuming the Company will continue as a going concern and does not include any adjustments that might arise should the Company through its subsidiary Aveon Group fail to complete a successful IPO.

2) Significant accounting policies:

Basis of presentation

The consolidated financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars. The Company has considered the circumstances under which the Company should recognize or make disclosures regarding events or transactions occurring subsequent to the balance sheet date through the date the financial statement is issued. Adjustments or additional disclosures, if any, have been included in this consolidated financial statement. The Company also complies with the reporting requirements for Development Stage Enterprises.

Basis of consolidation

The consolidated financial statement includes the financial statement of the Company, its subsidiaries and other entities which it is deemed to have control over. All significant transactions and accounts are eliminated in consolidation.

Aveon Management, L.L.C. and Subsidiaries

(a company in the development stage)

Notes to consolidated financial statement (continued)

Use of estimates

The preparation of the consolidated financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Income taxes

The Company accounts for income taxes under the provisions of ASC 740—Accounting for Income Taxes, formerly SFAS 109 and FIN 48. ASC 740 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s financial statements to determining whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Company level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current period. The Company’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations, and interpretations thereof. The Company’s federal and state tax returns for the tax years for which the applicable statutes of limitations has not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

3) Members’ equity:

As of March 31, 2010, the Founding Investors have contributed $399,750 to AHI as well as incurred certain expenses totaling $457,083 on behalf of AHI which have been deemed non-cash contributions. There is no agreement between the Founding Investors and AHI to recoup the amount that have been paid on behalf of AHI.

4) Deferred offering costs

The Company has incurred $795,000 of legal and professional fees in connection with the IPO, which have been capitalized by the Company and recorded as deferred offering costs on the statement of assets and liabilities. Upon completion of the IPO, these deferred offering costs will be paid through the proceeds of the offering and recorded as a reduction in members’ equity.

Aveon Management, L.L.C. and Subsidiaries

(a company in the development stage)

Notes to consolidated financial statement (continued)

5) Subsequent events:

From March 31, 2010 through July 31, 2010, the Founding Investors have incurred or contributed an additional $214,966 in expenses and $180,000 in offering costs on behalf of AHI.

Aveon Group has entered into purchase agreements with six separate Manager Affiliates which are contingent upon the successful completion of the IPO. The proceeds from the IPO of Aveon Group will be used, principally, to finance the acquisitions of the controlling equity interests in the Manager Affiliates.

Aveon Management, L.L.C. and Subsidiaries

(a partnership in the development stage)

Consolidated statement of assets and liabilities

(Unaudited)

September 30, 2010

Aveon Management, L.L.C. and Subsidiaries

(a company in the development stage)

Consolidated statement of assets and liabilities

(Unaudited)

September 30, 2010

ASSETS
Cash and cash equivalents	$44,341
Deferred offering costs	1,355,616

Total assets	$1,399,957

LIABILITIES AND PARTNERS’ CAPITAL
Accrued offering costs	$600,000
Accrued expenses	149,000

Total liabilities	749,000

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Members’ deficit accumulated during the development stage	(50,000)
Non-controlling interests in consolidated entities	700,957

Total members’ equity	650,957

Total liabilities and members’ equity	$1,399,957

See accompanying notes to the consolidated statement of assets and liabilities.

Aveon Management, L.L.C. and Subsidiaries

(a company in the development stage)

Notes to consolidated statement of assets and liabilities

(Unaudited)

1) Organization:

Aveon Management, L.L.C. (the “Company”), a Delaware limited liability company, was formed on January 27, 2010, among HARDT GROUP Advisors, Inc. and Tuckerbrook Alternative Investments, L.P. (the “Founding Investors” or “Members”). The Company has been established to be the general partner of The Aveon Group, L.P. (“Aveon Group”). The Company is considered a development stage enterprise under the Financial Accounting Standards Codification (ASC) and is subject to the risk associated with activities of development stage enterprises.

The Company consolidates the financial statements of Aveon Group and subsidiaries, to which the Company is the general partner.

The purpose of the business to be conducted by Aveon Group is to acquire a controlling equity interest in the general partners or managing members of alternative investment funds (the “Manager Affiliates”). Aveon Group has filed a registration statement with the U.S. Securities and Exchange Commission for an initial public offering of its securities (the “IPO”). In connection with the IPO, Aveon Holdings I L.P. (“AHI”), a subsidiary of Aveon Group, will obtain proceeds of the offering from Aveon Group and subsequently will enter into a series of formation transactions with the Manager Affiliates. The Company was formed solely to be the general partner of Aveon Group and accordingly the future operations of the Company are dependent on the completion of the IPO. As discussed in Note 3, funding to date for services and activities on behalf of the Aveon Group has been provided by the Founding Investors. The accompanying consolidated financial statement has been prepared assuming the Company will continue as a going concern and does not include any adjustments that might arise should the Company through its subsidiary Aveon Group fail to complete a successful IPO.

2) Significant Accounting Policies:

Basis of Presentation

The consolidated financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America and is stated in U.S. dollars. The Company has considered the circumstances under which the Company should recognize or make disclosures regarding events or transactions occurring subsequent to the balance sheet date through the date the financial statement is issued. Adjustments or additional disclosures, if any, have been included in this consolidated financial statement. The Company also complies with the reporting requirements for Development Stage Enterprises.

Basis of Consolidation

The consolidated financial statement includes the financial statement of the Company, its subsidiaries and other entities which it is deemed to have control over. All significant intercompany transactions and accounts are eliminated in consolidation.

Aveon Management L.L.C. and Subsidiaries

(a company in the development stage)

Notes to consolidated statement of assets

and liabilities (continued)

(Unaudited)

Use of Estimates

The preparation of the consolidated financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under the provisions of ASC 740—Accounting for Income Taxes, formerly SFAS 109 and FIN 48. ASC 740 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s financial statement to determining whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Company level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current period. The Company’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations, and interpretations thereof. The Company’s federal and state tax returns for the tax years for which the applicable statutes of limitations has not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

3) Members’ Equity:

As of September 30, 2010, the Founding Investors have contributed $713,766 to AHI as well as incurred certain expenses and offering costs totaling $818,583 on behalf of AHI which have been deemed non-cash contributions. There is no agreement between the Founding Investors and AHI to recoup the amount that has been paid on behalf of AHI and the Aveon Group.

4) Deferred Offering Costs

The Company has incurred $1,355,616 of legal and professional fees in connection with the IPO, which have been capitalized by the Company and recorded as deferred offering costs on the statement of assets and liabilities. Upon completion of the IPO, these deferred offering costs will be paid through the proceeds of the offering and recorded as a reduction in members’ equity.

Aveon Management L.L.C. and Subsidiaries

(a company in the development stage)

Notes to consolidated statement of assets

and liabilities (continued)

(Unaudited)

5) Purchase Agreements

AHI has entered into definitive purchase agreements with nine separate Manager Affiliates. The consideration for these transactions to be received by the Manager Affiliates will be raised through an initial public offering to be made by the Aveon Group, which is expected to take place during 2010.

6) Subsequent Events

From October 1, 2010 through October 31, 2010, the Founding Investors had incurred or contributed an additional $44,429 in expenses and $70,000 in offering costs on behalf of the Partnership.

Aveon Holdings I L.P.

(a partnership in the development stage)

Financial statements

and

report of independent registered public accounting firm

As of December 31, 2009 and

for the period from May 1, 2009 (inception)

through December 31, 2009

Report of independent registered public accounting firm

The Partners,

Aveon Holdings I L.P.:

We have audited the accompanying statement of assets and liabilities of Aveon Holdings I L.P. (a partnership in the development stage) (the “Partnership”) as of December 31, 2009, and the related statements of operations, changes in partners’ capital, and cash flows for the period from May 1, 2009 (inception) to December 31, 2009. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aveon Holdings I L.P. (a partnership in the development stage) as of December 31, 2009, and the results of its operations, changes in its partners’ capital and its cash flows for the period from May 1, 2009 (inception) to December 31, 2009 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Partnership will continue as a going concern. As discussed in Note 1 to the financial statements, the Partnership’s business plan is dependent upon obtaining adequate financial resources through a proposed public offering. This condition raises substantial doubt about the Partnership’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

August 9, 2010

Aveon Holdings I L.P.

(a partnership in the development stage)

Statement of assets and liabilities

December 31, 2009

ASSETS
Deferred offering costs	$600,000

Total assets	$600,000

LIABILITIES AND PARTNERS’ CAPITAL
Accrued offering costs	$360,000
Accrued expenses	20,000

Total liabilities	380,000

Partners’ capital
Capital contributions	485,833
Retained deficit accumulated during the development stage	(265,833)

Total partners’ capital	220,000
Total liabilities and partners’ capital	$600,000

See accompanying notes to the financial statements.

Aveon Holdings I L.P.

(a partnership in the development stage)

Statement of operations

Period from May 1, 2009 (inception)

through December 31, 2009

EXPENSES
Compensation	$245,833
Professional fees	20,000

Net loss	$(265,833)

See accompanying notes to the financial statements.

Aveon Holdings I L.P.

(a partnership in the development stage)

Statement of changes in partners’ capital

Period from May 1, 2009 (inception)

through December 31, 2009

	Limited partners	General partner	Total

Partners’ capital, May 1, 2009 (inception)	$—	$—	$—
Capital contributions	485,833	—	485,833
Net loss accumulated during the development stage	(265,833)	—	(265,833)

Partners’ capital, December 31, 2009	$220,000	$—	$220,000

See accompanying notes to the financial statements.

Aveon Holdings I L.P.

(a partnership in the development stage)

Statement of cash flows

Period from May 1, 2009 (inception)

through December 31, 2009

Cash flows from operating activities
Net loss	$(265,833)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash allocation of expenses	245,833
Changes in operating assets and liabilities:
Increase in accrued expenses	20,000

Net cash used in operating activities	—

Cash flows from financing activities
Cash paid for offering costs	(160,000)
Capital contributions	160,000

Net cash provided by financing activities	—

Net increase in cash and cash equivalents	—
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$—

Supplemental disclosure of non-cash financing activities:
Deemed capital contribution for non-cash allocation of offering costs	$80,000
Deemed capital contribution for non-cash allocation of expenses	245,833

Total deemed capital contributions	$325,833

See accompanying notes to the financial statements.

Aveon Holdings I L.P.

(a partnership in the development stage)

Notes to financial statements

1) Organization:

Aveon Holdings I L.P. (“Aveon” or the “Partnership”), a Delaware limited partnership, commenced activities on May 1, 2009 (inception) and was formed as a joint venture among HARDT GROUP Advisors, Inc. and Tuckerbrook Alternative Investments, L.P. (the “Founding Investors” or “Limited Partners”) and the general partner, Aveon Holding I, GP Inc., (the “General Partner”, collectively with the Limited Partners, the “Partners”), in accordance with the Limited Partnership Agreement (the “Agreement”). The Partnership is considered a development stage enterprise under the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) and is subject to the risk associated with activities of developmental stage enterprises.

The purpose of the business to be conducted by Aveon is to acquire a controlling interest in the general partners or managing members of alternative investment funds (the “Manager Affiliates”). An affiliate of the Partnership, The Aveon Group L.P. (the “Aveon Group”), intends to file a registration statement with the U.S. Securities and Exchange Commission for an initial public offering of its securities (the “IPO”). In connection with the proposed IPO, the Partnership will obtain proceeds of the offering from Aveon Group and subsequently will enter into a series of formation transactions with the Manager Affiliates. The future operations and activities of the Partnership are dependent on the completion of the IPO. As discussed in Note 3, funding to date for services and activities on behalf of the Partnership has been provided by the Founding Investors. The accompanying financial statements have been prepared assuming the Partnership will continue as a going concern and do not include any adjustments that might arise should the Partnership through its affiliate Aveon Group fail to complete a successful IPO.

2) Significant accounting policies:

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars. The General Partner has considered the circumstances under which the Partnership should recognize or make disclosures regarding events or transactions occurring subsequent to the balance sheet date through the date the financial statements are issued. Adjustments or additional disclosures, if any, have been included in these financial statements. The Partnership also complies with the reporting requirements for Development Stage Enterprises.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the period. Actual results could differ from those estimates.

Aveon Holdings I L.P.

(a partnership in the development stage)

Notes to financial statements (continued)

Income taxes

The Partnership is not subject to United States Federal income taxes. Each partner takes into account separately on their tax return their share of the taxable income, gains, losses, deductions or credits for the Partnership’s taxable year whether or not any distribution is made to the partner. Accordingly, no provision has been made in the accompanying financial statements for income taxes.

The General Partner evaluates tax positions taken or expected to be taken in the course of preparing the Partnership’s financial statements to determining whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Partnership level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current period. The General Partner’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations, and interpretations thereof. The Partnership’s federal and state tax returns for the tax years for which the applicable statutes of limitations has not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

3) Partners’ capital:

As of December 31, 2009, the Founding Investors have contributed $160,000 to the Partnership as well as incurred certain expenses and stock issuance costs totaling $325,833 on behalf of the Partnership which have been deemed non- cash contributions. There is no agreement between the Founding Investors and the Partnership to recoup the amounts that have been paid on behalf of the Partnership.

4) Deferred offering costs

The Partnership has incurred $555,000 of legal fees and $45,000 of professional fees in connection with the IPO, which have been capitalized by the Partnership and recorded as deferred offering costs on the statement of assets and liabilities. Upon completion of the IPO, these deferred offering costs will be paid through the proceeds of the offering and recorded as a reduction in partners’ capital.

5) Subsequent events:

From December 31, 2009 through July 31, 2010, the Founding Investors had incurred and or contributed an additional $369,515 in expenses and $375,000 in offering costs on behalf of the Partnership.

Aveon Group has entered into purchase agreements with six separate Manager Affiliates which are contingent upon the successful completion of the IPO. The proceeds from the IPO of Aveon Group will be used, principally, to finance the acquisitions of the controlling equity interests in the Manager Affiliates.

Aveon Holdings I L.P.

(a partnership in the development stage)

Financial statements

(Unaudited)

As of September 30, 2010 and December 31, 2009

and

for the period from May 1, 2009 (inception)

through September 30, 2010

and

for the period from May 1, 2009

through September 30, 2009

and

for the period from January 1, 2010

through September 30, 2010

Aveon Holdings I L.P.

(a partnership in the development stage)

Statements of assets and liabilities

(Unaudited)

	September 30, 2010	December 31, 2009

ASSETS
Cash	$44,341	$—
Deferred offering costs	1,355,616	600,000

Total assets	$1,399,957	$600,000

LIABILITIES AND PARTNERS’ CAPITAL
Accrued offering costs	$600,000	$360,000
Accrued expenses	99,000	20,000

Total liabilities	699,000	380,000

COMMITMENTS AND CONTINGENCIES

Partners’ capital
Capital contributions	1,532,349	485,833
Retained deficit accumulated during the development stage	(831,392)	(265,833)

	700,957	220,000

Total liabilities and partners’ capital	$1,399,957	$600,000

See accompanying notes to the unaudited financial statements.

Aveon Holdings I L.P.

(a partnership in the development stage)

Statements of operations

(Unaudited)

	Period from May 1, 2009 (inception) through September 30, 2010	Period from January 1, 2010 through September 30, 2010	Period from May 1, 2009 (inception) through September 30, 2009

EXPENSES
Compensation	$639,583	$393,750	$114,583
Professional fees	183,025	163,025	—
Other	8,784	8,784	—

Net loss	$(831,392)	$(565,559)	$(114,583)

See accompanying notes to the unaudited financial statements.

Aveon Holdings I L.P.

(a partnership in the development stage)

Statement of changes in partners’ capital

(Unaudited)

	Limited Partners	General Partner	Total	Deficit accumulated during development stage

Partners’ capital, December 31, 2009	$220,000	$—	$220,000	$(265,833)

Capital contributions	1,046,516	—	1,046,516	—
Net loss accumulated during the development stage	(565,559)	—	(565,559)	(565,559)

Partners’ capital, September 30, 2010	$700,957	$—	$700,957	$(831,392)

See accompanying notes to the unaudited financial statements.

Aveon Holdings I L.P.

(a partnership in the development stage)

Statements of cash flows

(Unaudited)

	Period from May 1, 2009 (inception) through September 30, 2010	Period from January 1, 2010 through September 30, 2010	Period from May 1, 2009 (inception) through September 30, 2009

Cash flows from operating activities
Net loss	$(831,392)	$(565,559)	$(114,583)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash allocation of expenses	738,583	472,750	114,583
Changes in operating assets and liabilities:
Increase in accrued expenses	99,000	79,000	—

Net cash provided by (used in) in operating activities	6,191	(13,809)	—

Cash flows from financing activities
Cash paid for offering costs	(675,616)	(515,616)	—
Capital contributions	713,766	573,766	—

Net cash provided by financing activities	38,150	58,150	—

Net increase in cash and cash equivalents	44,341	44,341	—
Cash and cash equivalents, beginning of period	—	—	—

Cash and cash equivalents, end of period	$44,341	$44,341	$—

Supplemental disclosure for non-cash allocation of offering costs:
Deemed capital contribution for non-cash allocation of offering costs	$80,000	$—	$—
Deemed capital contribution for non-cash allocation of expenses	738,583	472,750	114,583

Total deemed capital contributions	$818,583	$472,750	$114,583

See accompanying notes to the unaudited financial statements.

Aveon Holdings I L.P.

(a partnership in the development stage)

Notes to financial statements

(Unaudited)

1) Organization

Aveon Holdings I L.P. (“Aveon” or the “Partnership”), a Delaware limited partnership, commenced activities on May 1, 2009 (inception) and was formed as a joint venture among HARDT GROUP Advisors, Inc. and Tuckerbrook Alternative Investments, L.P. (the “Founding Investors” or “Limited Partners”) and the general partner, Aveon Holding I, GP Inc., (the “General Partner”, collectively with the Limited Partners, the “Partners”), in accordance with the Limited Partnership Agreement (the “Agreement”). The Partnership is considered a development stage enterprise under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and is subject to the risk associated with activities of developmental stage enterprises.

The purpose of the business to be conducted by Aveon is to acquire a controlling interest in the general partners or managing members of alternative investment funds (the “Manager Affiliates”). An affiliate of the Partnership, The Aveon Group L.P. (the “Aveon Group”), has filed a registration statement with the U.S. Securities and Exchange Commission for an initial public offering of its securities (the “IPO”). In connection with the proposed IPO, the Partnership will obtain proceeds of the offering from Aveon Group and subsequently will enter into a series of formation transactions with the Manager Affiliates. The future operations and activities of the Partnership are dependent on the completion of the IPO. As discussed in Note 3, funding to date for services and activities on behalf of the Partnership has been provided by the Founding Investors. The accompanying financial statements have been prepared assuming the Partnership will continue as a going concern and do not include any adjustments that might arise should the Partnership through its affiliate, Aveon Group, fail to complete a successful IPO.

2) Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars. The General Partner has considered the circumstances under which the Partnership should recognize or make disclosures regarding events or transactions occurring subsequent to the balance sheet date through the date the financial statements are issued. Adjustments or additional disclosures, if any, have been included in these financial statements. The Partnership also complies with the reporting requirements for Development Stage Enterprises.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the period. Actual results could differ from those estimates.

Aveon Holdings I L.P.

(a partnership in the development stage)

Notes to financial statements (continued)

(Unaudited)

Income Taxes

The Partnership is not subject to United States Federal income taxes. Each partner takes into account separately on their tax return their share of the taxable income, gains, losses, deductions or credits for the Partnership’s taxable year whether or not any distribution is made to the partner. Accordingly, no provision has been made in the accompanying financial statements for income taxes.

The General Partner evaluates tax positions taken or expected to be taken in the course of preparing the Partnership’s financial statements to determining whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions with respect to tax at the Partnership level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the current period. The General Partner’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations, and interpretations thereof. The Partnership’s federal and state tax returns for the tax years for which the applicable statutes of limitations has not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

3) Partners’ Capital

For the nine months ended September 30, 2010 and for the period from May 1, 2009 through September 30, 2009, the Founding Investors have contributed $573,766 and $0 respectively as well as incurred certain expenses totaling $472,750 and $114,583 respectively which have been deemed non-cash contributions. For the period from May 1, 2009 through September 30, 2010, the Founding Investors have contributed $713,766 and incurred certain expenses and offering costs totaling $818,583 which have been deemed non-cash contributions. There is no agreement between the Founding Investors and the Partnership to recoup the amounts that have been paid on behalf of the Partnership.

4) Deferred Offering Costs

For the nine months ended September 30, 2010 and for the period from May 1, 2009 through September 30, 2009, the Partnership has incurred $755,616 and $200,000 respectively of legal fees and professional fees in connection with the IPO, which have been capitalized by the Partnership and recorded as deferred offering costs on the statement of assets and liabilities. For the period from May 1, 2009 through September 30, 2010 the Partnership incurred $1,355,616 of legal and professional fees which have been capitalized by the Partnership and recorded as deferred offering costs on the statement of assets and liabilities. Upon completion of the IPO, these deferred offering costs will be paid through the proceeds of the offering and recorded as a reduction in partners’ capital.

Aveon Holdings I L.P.

(a partnership in the development stage)

Notes to financial statements (continued)

(Unaudited)

5) Purchase Agreements

Aveon has entered into definitive purchase agreements with nine separate Manager Affiliates. The consideration for these transactions to be received by the Manager Affiliates will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place during 2010.

6) Subsequent Events

From October 1, 2010 through October 31, 2010, the Founding Investors had incurred or contributed an additional $44,429 in expenses and $70,000 in offering costs on behalf of the Partnership.

Banyan Capital Partners, LLC and Subsidiary

Consolidated financial statements

and

report of independent registered public accounting firm

December 31, 2009, 2008 and 2007

Report of independent registered public accounting firm

To the Member of

Banyan Capital Partners, LLC and Subsidiary

We have audited the accompanying consolidated statements of assets and liabilities of Banyan Capital Partners, LLC and Subsidiary (the “Company”) as of December 31, 2009, 2008 and 2007, and the related consolidated statements of income, changes in member’s equity, and cash flows for each of the three years in the period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

April 28, 2010

Banyan Capital Partners, LLC and Subsidiary

Consolidated statements of assets and liabilities

	December 31, 2009	December 31, 2008	December 31, 2007

Assets
Investment in Banyan Capital Master Fund Limited, at fair value	$145,853,762	$211,241,841	$212,698,649
Cash	10,250,000	—	2,773,553
Redemptions receivable from Banyan Capital Master Fund Limited	4,220,197	90,793,545	125,090

Total assets	$160,323,959	$302,035,386	$215,597,292

Liabilities and Member’s Equity
Advance capital contributions	$10,250,000	$—	$2,300,000
Capital withdrawals payable	4,219,029	89,979,637	125,140
Management fee payable	1,118	802,693	511,793
Dividends and interest payable	—	—	18,000
Accrued expenses	18,383	30,250	7,600

Total liabilities	14,488,530	90,812,580	2,962,533
Commitments and contingencies
Member’s equity	25,303,869	12,313,720	25,266,075
Noncontrolling interest	120,531,560	198,909,086	187,368,684

Total equity	145,835,429	211,222,806	212,634,759

Total liabilities and member’s equity	$160,323,959	$302,035,386	$215,597,292

See accompanying notes to the consolidated financial statements.

Banyan Capital Partners, LLC and Subsidiary

Consolidated statements of income

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Net investment income (loss) allocated from Banyan Capital Master Fund Limited
Interest income	$879,406	$5,378,880	$4,601,065
Dividend income (net of foreign and U.S. withholding taxes of $8,949, $23,039, and $26,929 in 2009, 2008, and 2007, respectively)	118,406	325,974	3,303,165
Other income	35,984	—	—
Interest and dividend expense	(304,562)	(204,982)	(118,442)
Administrative fee	(110,000)	(158,669)	(113,962)
Professional fees and other	(100,987)	(124,644)	(142,771)

Total net investment income allocated from Banyan Capital Master Fund Limited	518,247	5,216,559	7,529,055

Fund expenses
Management fee	1,581,536	2,313,709	1,575,605
Administrative fee	12,000	17,750	12,000
Professional fees and other	63,747	56,745	44,649

Total Fund income and expenses	1,657,283	2,388,204	1,632,254
Net investment income (loss)	(1,139,036)	2,828,355	5,896,801

Realized and unrealized gain (loss) on investments allocated from Banyan Capital Master Fund Limited
Net realized gain (loss) on securities	(6,325,136)	9,060,474	41,272,572
Net change in unrealized appreciation (depreciation) on securities	1,958,036	(3,281,124)	—
Net gain (loss) from derivative contracts	34,933,133	40,692,614	(10,354,273)

Net realized and unrealized gain on investments	30,566,033	46,471,964	30,918,299

Net income before allocation to noncontrolling interest	29,426,997	49,300,319	36,815,100
Net income attributable to noncontrolling interest	26,946,940	46,046,957	33,898,347

Net income attributable to controlling interest	$2,480,057	$3,253,362	$2,916,753

See accompanying notes to the consolidated financial statements.

Banyan Capital Partners, LLC and Subsidiary

Consolidated statements of changes in member’s equity

	Member’s equity	Noncontrolling interest	Total

Member’s equity and noncontrolling interest, January 1, 2007	$20,687,650	$91,669,278	$112,356,928
Capital contributions	—	78,155,384	78,155,384
Capital withdrawals	(10,148,012)	(4,544,641)	(14,692,653)
Allocation of net income
Pro rata allocation	2,916,753	33,898,347	36,815,100
Special allocation to the Company	11,809,684	(11,809,684)	—

Member’s equity and noncontrolling interest, December 31, 2007	25,266,075	187,368,684	212,634,759

Capital contributions	—	70,200,000	70,200,000
Capital withdrawals	(32,608,632)	(88,303,640)	(120,912,272)
Allocation of net income
Pro rata allocation	3,253,362	46,046,957	49,300,319
Special allocation to the Company	16,402,915	(16,402,915)	—

Member’s equity and noncontrolling interest, December 31, 2008	12,313,720	198,909,086	211,222,806
Capital contributions	1,111,212	17,579,688	18,690,900
Capital withdrawals	—	(113,505,274)	(113,505,274)
Allocation of net income
Pro rata allocation	2,480,057	26,946,940	29,426,997
Special allocation to the Company	9,398,880	(9,398,880)	—

Member’s equity and noncontrolling interest, December 31, 2009	$25,303,869	$120,531,560	$145,835,429

See accompanying notes to the consolidated financial statements.

Banyan Capital Partners, LLC and Subsidiary

Consolidated statements of cash flows

	December 31, 2009	December 31, 2008	December 31, 2007

Cash flows from operating activities
Net income before allocation to noncontrolling interest	$29,426,997	$49,300,319	$36,815,100

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net income allocated from Banyan Capital Master Fund Limited	(31,084,280)	(51,688,523)	(38,447,354)
Changes in operating assets and liabilities:
Cost of investment in Banyan Capital Master Fund Limited, at fair value	96,472,359	53,145,331	(174,251,295)
Redemptions receivable from Banyan Capital Master Fund Limited	86,573,348	(90,668,455)	(125,090)
Due from broker	—	—	114,474,085
Dividends and interest receivable	—	—	194,773
Other assets	—	—	14,847
Management fee payable	(801,575)	290,900	471,677
Dividends and interest payable	—	(18,000)	18,000
Accrued expenses	(11,867)	22,650	(114,497)

Net cash provided by (used in) operating activities	180,574,982	(39,615,778)	(60,949,754)

Cash flows from financing activities
Capital contributions, net of change in advance capital contributions	28,940,900	67,900,000	80,455,384
Capital withdrawals, net of change in capital withdrawals payable	(199,265,882)	(31,057,775)	(16,732,077)

Net cash provided by (used in) financing activities	(170,324,982)	36,842,225	63,723,307

Net increase (decrease) in cash	10,250,000	(2,773,553)	2,773,553
Cash, beginning of year	—	2,773,553	—

Cash, end of year	$10,250,000	$—	$2,773,553

See accompanying notes to the consolidated financial statements.

Banyan Capital Partners, LLC and Subsidiary

Notes to consolidated financial statements

1) Organization:

Banyan Capital Partners, LLC (the “LLC”) is a Delaware limited liability company formed on February 10, 2004. The LLC is the general partner of Banyan Capital Fund, LP (the “Fund”), a Delaware limited partnership (collectively, the “Company”). The assets, liabilities and operations of the LLC relate solely to its investment in the Fund. As of January 1, 2007, the Fund’s structure was changed from a stand alone fund to serving as an “onshore feeder fund” for investment in Banyan Capital Master Fund Limited (the “Master Fund”). The Fund is managed by the LLC and Banyan Equity Management, LLC (the “Investment Manager”), an affiliate of the Company.

The Fund invests substantially all of its assets through a master-feeder structure in the Master Fund, a Cayman Islands investment company that has the same investment objectives as the Fund. The Company owns approximately 34.6%, 56.5%, and 57.8% of the Master Fund at December 31, 2009, December 31, 2008, and December 31, 2007, respectively.

2) Significant accounting policies:

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars.

These financial statements were approved by management and available for issuance on April 28, 2010. Subsequent events have been evaluated through this date.

Basis of consolidation

The consolidated financial statements are presented in accordance with GAAP and include the assets, liabilities, revenues, and expenses of the Fund. Management has determined that although the Fund is not a variable interest entity under the guidance included in Accounting Standards Codification (“ASC”) Topic 810, “Consolidation”, the rights of the limited partners in the Fund do not overcome the presumption of control as per the guidance in ASC 810-20, “Control of Partnerships and Similar Entities.” Although the Company has a minority economic interest in the Fund, it does have a majority voting interest and controls the management of the Fund. Additionally, although the limited partners of the Fund have an economic majority, they do not have the right to dissolve the partnership or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Fund. Accordingly, the Company consolidates the Fund and records noncontrolling interest in the consolidation as applicable under GAAP. All material intercompany transactions have been eliminated.

In accordance with ASC Subtopic 810-10-25-15, “Retention of Specialized Accounting for Investments in Consolidation”, the Company retains the specialized industry accounting guidance applied by the Fund.

Banyan Capital Partners, LLC and Subsidiary

Notes to consolidated financial statements (continued)

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the year. Actual results could differ from those estimates.

Income taxes

No provision for federal, state and local income taxes has been made as individual members are responsible for their own tax payments on their proportionate share of the Company’s taxable income.

In accordance with GAAP, the Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally the Company is no longer subject to income tax examinations by major taxing authorities for years before 2006. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending member’s equity. This policy has been applied to all existing tax positions upon the Company’s initial adoption for the period ended December 31, 2009. Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s consolidated financial statements upon adoption. However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended December 31, 2009.

Valuation of investment in Banyan Capital Master Fund Limited

The Company records its investment in the Master Fund at fair value.

Investment income and expenses

The Company records its proportionate share of the Master Fund’s income, expenses and realized and unrealized gains and losses. In addition, the Company incurs and accrues its own income and expenses.

Banyan Capital Partners, LLC and Subsidiary

Notes to consolidated financial statements (continued)

Recent accounting pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be re-characterized as noncontrolling interest. It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures. SFAS 160 was effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. The adoption of SFAS 160 did not have a material impact to the consolidated financial statements.

In March 2008, the FASB issued SFAS 161 “Disclosures About Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. The adoption of SFAS 161 did not have a material impact to the consolidated financial statements.

In June 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-01, Topic 105— Generally Accepted Accounting Principles—amendments based on Statements of Financial Accounting Standards 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”). This ASU amends the FASB Accounting Standards Codification for the issuance of SFAS 168 and includes SFAS 168 in its entirety, including the accounting standards update instructions contained in Appendix B of SFAS 168. The codification is effective for interim and annual reporting periods that end after September 15, 2009 and will supersede all accounting standards in GAAP, other than those issued by the SEC. The codification was effective for the Company in the third quarter of 2009, and accordingly, these consolidated financial statements and all subsequent filings will reference the codification as the sole source of authoritative literature.

In June 2009, the FASB issued ASC 810 (SFAS 167, “Amendments to ASC 810 (FASB Interpretation 46(R)”). ASC 810 amends the evaluation criteria to identify the primary beneficiary of a variable interest entity and requires ongoing reassessments to determine whether an enterprise is the primary beneficiary of the variable interest entity. This statement clarifies, but does not significantly change, the characteristics that identify a variable interest entity. This statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is currently assessing the impact of the adoption of this statement to the consolidated financial statements.

In September 2009, the FASB issued ASU 2009-12, “Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent)”. This ASU permits investors to estimate the fair value of investments in investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the American Institute of Certified Public Accountants’ Investment Companies Guide as of the reporting entity’s

Banyan Capital Partners, LLC and Subsidiary

Notes to consolidated financial statements (continued)

measurement date. In addition, the investor’s financial statements will need to provide several disclosures such as how investments are valued under ASU 2009-12, estimated remaining life of the investment and terms and conditions of redemption, among other things. The adoption of ASU 2009-12 did not have a material impact to the consolidated financial statements.

In January 2010, the FASB issued “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”, which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions, ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 rollforward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009. However, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The adoption of the amendment did not have a material impact to the consolidated financial statements.

3) Redemptions receivable from Banyan Capital Master Fund Limited:

Redemptions receivable from Master Fund represent amounts due to the Company based on withdrawals effective December 31, 2009. Through April 20, 2010, the total amount of $4,220,197 has been received from the Master Fund.

4) Concentration of credit risk:

In the normal course of business, the Company maintains its cash balances in a financial institution, Fortis Prime Fund Solutions (USA) LLC, which at times may exceed U.S. federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial conditions of such financial institutions and does not anticipate any losses from these counterparties.

5) Disclosure of certain significant risks and uncertainty:

The Company, through its investment in the Master Fund, is exposed to investment transactions that present unique risks. These risks are discussed in the Master Fund’s legal documents.

6) Member’s equity:

Any net income or net loss after noncontrolling interest from the Fund for the fiscal year shall be allocated among the members of the LLC in accordance with their respective interest ownership for such fiscal period. The Company has had only one member since inception.

Banyan Capital Partners, LLC and Subsidiary

Notes to consolidated financial statements (continued)

7) Partners’ Capital of the Fund:

The following summarizes certain terms of the Fund, as more fully described in its amended and restated limited partnership agreement (the “Agreement”).

Each partner in the Fund has a capital account with an initial balance equal to the amount such partner paid for its interest. The minimum subscription amount is $250,000 for initial investments and $50,000 for additional investments. The LLC, in its sole discretion, may accept lesser sums as initial and subsequent contributions. The Fund reserves the right to reject contributions in its absolute discretion.

The term pro rata, as used in the consolidated statements of changes in member’s equity, represents the allocation of net income made at the close of each fiscal period in accordance with the Agreement.

In general, income and expenses are allocated among the partners in the Fund in the ratio that the balance of each partner’s capital account bears to the balance of all partners’ accounts in the Fund as of the beginning of such fiscal period.

The Fund will pay the Investment Manager a monthly management fee (the “Management Fee”) equal, in the aggregate, to approximately one percent (1%) per annum, or 0.25% per calendar quarter of the net asset value of the Fund, before the determination of the Management Fee and any incentive allocation, on the beginning of each calendar quarter. The Management Fee will be prorated based upon each partner’s actual capital account balance in the Fund on the date of calculation.

Additionally, at the end of each performance allocation period, as defined in the Agreement, a total of 35-50% of the net profits credited to a partner’s capital account of the Fund for such performance allocation period will be reallocated to the capital account of the LLC (the “Special Performance Allocation”), subject to a loss recovery account in the Fund, as defined in the Agreement. Under the loss recovery account, no Special Performance Allocation will be accrued until any net loss previously allocated or paid to the partner has been offset by subsequent net profits in the Fund.

The LLC may, at its sole discretion, waive or reduce the Management Fee or Special Performance Allocation allocable or paid to the LLC or Investment Manager in respect of certain limited partners of the Fund.

Generally, withdrawals by limited partners from the Fund are permitted on the last business day of each month provided 30 days written notice is provided to the LLC.

Capital withdrawals payable represents amounts due to partners based on withdrawals effective December 31, 2009, December 31, 2008, and December 31, 2007, respectively, from the Fund.

Advance capital contributions as of December 31, 2009 and December 31, 2007 represent amounts received for contributions effective January 1, 2010 and January 1, 2008, respectively.

Banyan Capital Partners, LLC and Subsidiary

Notes to consolidated financial statements (continued)

8) Administrative fee:

The Fund has entered into an agreement with Fortis Prime Fund Solutions (Cayman) Ltd. (“Fortis”) under which that party acts as administrator for the Fund. The Fund pays Fortis, as remuneration for its services, an annual minimum fee of $12,000. The administrative fee is reflected as an expense on the consolidated statements of income.

9) Commitments and contingencies:

In the normal course of business, the Company enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the group that have not yet occurred. However, based on experience, management expects the risk of loss to be remote.

10) Financial highlights:

Financial highlights for the Fund for the years ended December 31, 2009, 2008 and 2007 are as follows:

	2009	2008	2007

Total return
Total return before special performance allocation to General Partner	17.7%	22.2%	25.2%
Special performance allocation to General Partner	(6.2)	(7.8)	(8.8)

Total return after special performance allocation to General Partner	11.5%	14.4%	16.4%

Ratio to average limited partners’ capital
Expenses (including interest and dividends)	1.3%	1.1%	1.3%
Special performance allocation to General Partner	5.8	6.7	7.9

Expenses and special performance allocation to General Partner	7.1%	7.8%	9.2%

Net investment income/(loss)	(0.7%)	1.1%	3.5%

Financial highlights are calculated for the limited partner class of the Fund taken as a whole. An individual limited partner’s return and ratios in the Fund may vary based on the timing of capital transactions in the Fund. The net investment income (loss) ratio does not reflect the effects of the reallocation to the General Partner.

11) Subsequent events:

From January 1, 2010 through April 28, 2010, the Fund accepted additional capital contributions of approximately $33,235,000.

Banyan Capital Partners, LLC and Subsidiary

Notes to consolidated financial statements (continued)

On March 16, 2010, the Company and the Investment Manager entered into a Letter of Intent (the “LOI”) with Aveon Holdings I, L.P. (“Aveon”). The LOI reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the Company (the “Investment”). An affiliate of Aveon intends to file a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

Banyan Capital Partners, LLC and Subsidiary

Condensed interim consolidated financial statements

(Unaudited)

For the nine months ended September 30, 2010 and 2009

Banyan Capital Partners, LLC and Subsidiary

Condensed consolidated statement of assets and liabilities

(Unaudited)

September 30, 2010

Assets
Investment in Banyan Capital Master Fund Limited, at fair value	$160,373,168
Cash	1,500,000
Redemptions receivable from Banyan Capital Master Fund Limited	759,298

Total assets	$162,632,466

Liabilities and Members’ Equity
Payable for investments purchased	$3,250
Advanced capital contributions	1,500,000
Capital withdrawals payable	759,298
Accrued expenses	20,470

Total liabilities	2,283,018

Commitments and Contingencies
Members’ equity	39,289,942
Noncontrolling interest	121,059,506

Total equity	160,349,448
Total liabilities and members’ equity	$162,632,466

See accompanying notes to the condensed interim consolidated financial statements

Banyan Capital Partners, LLC and Subsidiary

Condensed consolidated statements of income

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Net investment income (loss) allocated from Banyan Capital Master Fund Limited
Interest and dividend income	$226,888	$975,223
Interest and dividend expense	(66,637)	(290,215)
Administrative fee	(78,353)	(86,228)
Professional fees and other	(39,897)	(8,031)

Total net investment income allocated from Banyan Capital Master Fund Limited	42,001	590,749

Fund expenses
Management fee	(1,015,808)	(1,251,614)
Administrative fee	(9,000)	(9,000)
Professional fees and other	(38,573)	(45,227)

Total Fund expenses	(1,063,381)	(1,305,841)
Net investment loss	(1,021,380)	(715,092)

Realized and unrealized gain (loss) on investments allocated from Banyan Capital Master Fund Limited
Net realized gain on securities and foreign exchange transactions	30,674,576	25,013,692
Net change in unrealized appreciation (depreciation) on securities	(389,546)	468,889
Net gain (loss) from derivative contracts	(14,874,284)	1,741,899

Net realized and unrealized gain on investments	15,410,746	27,224,480

Net income before allocation to noncontrolling interest	14,389,366	26,509,388
Net income attributable to noncontrolling interest	11,410,309	24,430,892

Net income attributable to controlling interest	$2,979,057	$2,078,496

See accompanying notes to the condensed interim consolidated financial statements

Banyan Capital Partners, LLC and Subsidiary

Condensed consolidated statement of

changes in members’ equity

(Unaudited)

For the nine months ended September 30, 2010

	Members’ equity	Noncontrolling interest	Total

Members’ equity and noncontrolling interest, December 31, 2009	$25,303,869	$120,531,560	$145,835,429
Capital contributions	10,135,480	29,200,000	39,335,480
Capital withdrawals	—	(39,210,827)	(39,210,827)
Net increase in net assets resulting from operations	2,979,057	11,410,309	14,389,366
Special allocation to the Company	871,536	(871,536)	—

Members’ equity and noncontrolling interest, September 30, 2010	$39,289,942	$121,059,506	$160,349,448

See accompanying notes to the condensed interim consolidated financial statements

Banyan Capital Partners, LLC and Subsidiary

Condensed consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Cash flows from operating activities
Net income before allocation to noncontrolling interest	$14,389,366	$26,509,388

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net income allocated from Banyan Capital Master Fund Limited	(15,452,747)	(27,815,229)
Changes in operating assets and liabilities:
Cost of investment in Banyan Capital Master Fund Limited, at fair value	933,341	71,259,685
Redemptions receivable from Banyan Capital Master Fund Limited	3,460,899	86,986,718
Due to Banyan Capital Fund, Ltd.	—	4,137,500
Management fee payable	(1,118)	448,921
Payable for investment purchases	3,250	—
Accrued expenses	2,087	(6,069)

Net cash provided by operating activities	3,335,078	161,520,914

Cash flows from financing activities
Capital contributions, net of change in advance capital contributions	36,616,451	9,634,918
Capital withdrawals, net of change in capital withdrawals payable	(48,701,529)	(167,018,332)

Net cash used in financing activities	(12,085,078)	(157,383,414)

Net increase (decrease) in cash	(8,750,000)	4,137,500
Cash, beginning of period	10,250,000	—

Cash, end of period	$1,500,000	$4,137,500

See accompanying notes to the condensed interim consolidated financial statements

Banyan Capital Partners, LLC and Subsidiary

Notes to condensed interim consolidated

financial statements

September 30, 2010

1) Organization:

Banyan Capital Partners, LLC, (the “Company”) is a Delaware limited liability company formed on February 10, 2004. The Company is the general partner of Banyan Capital Fund, LP (the “Fund”), a Delaware limited partnership. As of January 1, 2007 the Fund’s structure was changed from a stand alone fund to serving as an “onshore feeder fund” for onshore investments in Banyan Capital Master Fund Limited (the “Master Fund”). The Fund is managed by the Company and Banyan Equity Management, LLC (the “Investment Manager”).

The Fund invests substantially all of its assets through a master-feeder structure in the Master Fund, a Cayman Islands investment company that has the same investment objectives as the Fund. The Fund owns approximately 26.85% of the Master Fund as of September 30, 2010.

2) Significant accounting policies:

Basis of presentation

The condensed interim consolidated financial statements are stated in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange of Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2010 and the results of operations for the nine months ended September 30, 2010 and 2009. Certain information and disclosures normally included in consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.

The results of operations for the nine months ended September 30, 2010 and 2009 are not necessarily indicative of the results of operations to be expected for a full fiscal years. These unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of December 31, 2009.

Basis of consolidation

The condensed interim consolidated financial statements are presented in accordance with GAAP and include the assets, liabilities, revenues, and expenses of the Fund. Management has determined that although the Fund is not a variable interest entity under the guidance included in Accounting Standards Codification (“ASC”) Topic 810, “Consolidation” , the rights of the limited partners in the Fund do not overcome the presumption of control as per the guidance in ASC Subtopic 810-20, “Control of Partnerships and Similar Entities”. Although the General Partner has a minority economic interest in the Fund, it does have a majority voting interest and controls the management of the Fund. Additionally, although the limited partners of the Fund have an economic majority, they do not have the right to dissolve the partnership or have

Banyan Capital Partners, LLC and Subsidiary

Notes to condensed interim consolidated

financial statements (continued)

September 30, 2010

substantive kick-out rights or participating rights, and therefore lack the ability to control the Fund. Accordingly, the Company consolidates the Fund and records non-controlling interest in the consolidation as applicable under GAAP. All material intercompany transactions have been eliminated.

In accordance with ASC Subtopic 810-10-25-15, Retention of Specialized Accounting for Investments in Consolidation, the Company retains the specialized industry accounting guidance applied by the Fund.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the year. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers short-term investments with maturities of less than three months to be cash equivalents.

Income taxes

In accordance with Federal income tax regulations, income taxes of the Company are the responsibility of the individual members. Thus, no income tax provision is required.

In accordance with GAAP, the Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally, the Company is no longer subject to income tax examinations by major taxing authorities for years before 2006. The tax benefit recognized is measured as the largest amount of benefit that is greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces net assets. This policy has been applied to all existing tax positions upon the Company’s initial adoption for the period ended December 31, 2008. Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s consolidated financial statements upon adoption. However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended September 30, 2010.

Banyan Capital Partners, LLC and Subsidiary

Notes to condensed interim consolidated

financial statements (continued)

September 30, 2010

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Valuation of Investment in Banyan Capital Master Fund Limited

The Company records its investment in the Master Fund at fair value.

Investment Income and Expenses

The Fund records its proportionate share of the Master Fund’s income, expenses and realized and unrealized gains and losses. In addition, the Fund incurs and accrues its own income and expenses.

Recent Accounting Pronouncements

ASC 810 (SFAS No. 167, “Amendments to ASC 810 (FASB Interpretation No. 46R)”) eliminates exceptions to consolidating qualifying special purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a General Partner is the primary beneficiary of a variable interest entity. This Statement clarifies, but does not significantly change, the characteristics that identify a variable interest entity. This Statement is effective for fiscal years and interim periods beginning after November 15, 2009, and is not expected to have a material impact on our condensed interim consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-12, an update to ASC 820-10, “Fair Value Measurements and Disclosures”, to provide guidance on investments in certain entities that calculate net asset value per share (or its equivalent. This ASC permits investors to estimate the fair value of investments in investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the AICPA’s investment companies Guide as of the reporting entity’s measurement date. In addition, the investor’s financial statements will need to provide several disclosures such as how investments are valued under ASC 820-10, estimated remaining life of the investment and terms and conditions of redemption, among other things. The adoption of this update did not have a material impact to the condensed interim consolidated financial statements.

In January 2010, the FASB issued “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”, which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3

Banyan Capital Partners, LLC and Subsidiary

Notes to condensed interim consolidated

financial statements (continued)

September 30, 2010

positions, ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 rollforward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009. However, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The adoption of the amendment did not have a material impact to the condensed interim consolidated financial statements.

3) Partners’ capital:

The following summarizes certain terms of the Fund, as more fully described in its amended and restated limited partnership agreement (the “Agreement”).

Each partner in the Fund has a capital account with an initial balance equal to the amount such partner paid for its interest. The minimum subscription amount is $250,000 for initial investments and $50,000 for additional investments. The Company, in its sole discretion, may accept lesser sums as initial and subsequent contributions. The Fund reserves the right to reject contributions in its absolute discretion.

The term pro rata, as used in the statement of changes in partners’ capital, represents the allocation of net income made at the close of each fiscal period in accordance with the Agreement. In general, income and expenses are allocated among the partners in the ratio that the balance of each partner’s capital account bears to the balance of all partners’ accounts as of the beginning of such fiscal period.

The Fund will pay the Investment Manager a monthly management fee (the “Management Fee”) equal, in the aggregate, to approximately one percent (1%) per annum, or 0.25% per calendar quarter of the net asset value of the Fund, before the determination of the Management Fee and any incentive allocation, on the beginning of each calendar quarter. The Management Fee will be prorated based upon each partner’s actual capital account balance on the date of calculation.

Additionally, at the end of each performance allocation period, as defined in the Agreement, a total of 3-50% of the net profits credited to a partner’s capital account for such performance allocation period will be reallocated to the capital account of the Company (the “Performance Allocation”), subject to a loss recovery account, as defined in the Agreement. Under the loss recovery account, no Performance Allocation will be accrued until any net loss previously allocated or paid to the partner has been offset by subsequent net profits.

The Company may, at its sole discretion, waive or reduce the Management Fee or Performance Allocation allocable or paid to the Company or Investment Manager in respect of certain limited partners.

Banyan Capital Partners, LLC and Subsidiary

Notes to condensed interim consolidated

financial statements (continued)

September 30, 2010

Generally, withdrawals by limited partners are permitted on the last business day of each month provided 30 days written notice is provided to the Company. Capital withdrawals payable represents amounts due to partners based on withdrawals effective September 30, 2010.

4) Administrative fee:

The Master Fund and the Fund have entered into an agreement with Fortis Prime Fund Solutions (Cayman) Ltd. (“Fortis”) under which that party acts as administrator, transfer agent and registrar for the Master Fund and administrator for the Fund. The Fund pays Fortis, as remuneration for its services, an annual minimum fee of $12,000. The administrative fee is reflected as an expense on the statement of operations.

5) Letter of intent and definitive purchase agreement:

A letter of intent (“LOI”) dated March 16, 2010, was signed between the principal owners of the General Partner, the Investment Manager and Aveon Holdings I, L.P. (“Aveon”), whereby the General Partner and the Investment Manager would sell a 30% interest in the management fees and a 17.1% interest in the incentive fees (based on the 35% incentive fee tier) earned to Aveon (on the first $600 million of Domestic Feeder Fund’s and the Offshore Feeder Fund’s net assets). A definitive purchase agreement was signed on July 8, 2010 and the consideration for this transaction to be received by the General Partner and Investment Manager will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place during the last quarter of 2010.

Schedule of Management Fees and Incentive Fees of the Banyan Group (a carve out of advisory management fees and performance fees (together the “Banyan Funds Fees”) incurred by Banyan Capital Fund, LP and Banyan Capital Fund, Ltd. in relation to services provided by Banyan Capital Partners, LLC and Banyan Equity Management, LLC)

Special Purpose Statements and Report Of Independent Registered Public Accounting Firm

December 31, 2009, 2008, and 2007

Report of independent registered public accounting firm

To the Management of Banyan Capital Partners, LLC

We have audited the accompanying special purpose schedule of management fees and incentive fees for the Banyan Group (as defined in Note 1) for each of the years in the three-year period ended December 31, 2009. These special purpose statements are the responsibility of the management of Banyan Capital Partners, LLC. Our responsibility is to express an opinion on these special purpose statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose statements are free of material misstatement. The Banyan Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Banyan Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the special purpose statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall special purpose statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying special purpose statements were prepared using the basis of presentation described in Note 2, and are not intended to be a complete presentation of Banyan Equity Management, LLC, Banyan Capital Partners, LLC, Banyan Capital Master Fund Limited, Banyan Capital Fund, LP, and Banyan Capital Fund, Ltd’s revenues and expenses.

In our opinion, the special purpose statements referred to above present fairly, in all material respects, management fees and incentive fees for the Banyan Group for each of the years in the three-year period ended December 31, 2009, pursuant to the basis of presentation described in Note 2.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

July 26, 2010

The Banyan Group

Schedule of management fees and incentive fees

For the years ended December 31, 2009, 2008 and 2007

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Income
Management fees from Banyan Capital Fund, LP	$1,581,536	$2,313,709	$1,575,605
Incentive fees from Banyan Capital Fund, LP	9,398,880	16,402,915	11,809,684
Management fees from Banyan Capital Fund, Ltd	2,303,978	2,061,229	780,626
Incentive fees from Banyan Capital Fund, Ltd	11,915,475	14,559,046	5,969,249

Total income	$25,199,869	$35,336,899	$20,135,164

See accompanying notes to the special purpose statements.

The Banyan Group

Notes to special purpose statements

For the years ended December 31, 2009, 2008 and 2007

1) Business:

The Banyan Group (the “Banyan Group”) consists of Banyan Capital Fund, Ltd (the “Offshore Feeder Fund”) and the Banyan Capital Fund, LP (the “Domestic Feeder Fund”). Banyan Equity Management, LLC (the “Investment Manager”) is the investment advisor to Banyan Capital Master Fund Limited (the “Master Fund”), an investment fund formed under the laws of the Cayman Islands and commenced operations on January 1, 2007. The Master Fund’s registered office and its principal business office are located in the Cayman Islands.

The Investment Manager is also the investment advisor to the Offshore Feeder Fund an investment company formed under the laws of the Cayman Islands and commenced operations on December 1, 2004. The Offshore Feeder Fund’s registered office and its principal business office are located in the Cayman Islands.

The Investment Manager also acts as the investment advisor to the Domestic Feeder Fund, a Delaware limited partnership which commenced operations on April 1, 2004. As of January 1, 2007, the Domestic Feeder Fund was changed from a stand alone fund to a master-feeder structure. As part of this restructuring, the Domestic Feeder Fund contributed all of its net assets in exchange for ownership interests in the Master Fund. Banyan Capital Partners, LLC (the “General Partner”) serves as the general partner of the Domestic Feeder Fund.

The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission.

The Offshore Feeder Fund and the Domestic Feeder Fund (collectively, the “Feeder Funds”) have entered into advisory agreements with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Feeder Funds. The management fee, calculated quarterly at a rate of 0.25% (approximately 1.0% per annum) of each investor’s capital account. The management fee is paid quarterly in advance, based on the value of each investor’s capital account, as of each calendar quarter.

At the end of each performance allocation period, as defined in the Domestic Feeder Fund’s amended and restated limited partnership agreement (the “Agreement”), a total of 35% to 50% of the net profits credited to a partner’s capital account for such performance allocation period will be reallocated to the capital account of the General Partner, subject to a loss recovery account, as defined in the Agreement. Under the loss recovery account, no performance allocation will be accrued until any net loss previously allocated to the partner has been offset by subsequent profits.

The Investment Manager is entitled to receive an annual performance fee from the Offshore Feeder Fund equal to a sliding-scale rate from 35% to 50% based on the increase in net asset value for each series of shares, subject to a loss recovery account. Under the loss recovery account, no performance fee will be accrued until any net loss previously allocated to the series has been offset by subsequent profits. The performance fee is assessed on December 31 of each year and each time a shareholder redeems shares. The performance fees and performance reallocation are reflected as incentive fees on the special purpose statements.

The Banyan Group

Notes to special purpose statements (continued)

For the years ended December 31, 2009, 2008 and 2007

2) Significant Accounting Policies:

Basis of presentation—The management fees and incentive fees earned by the General Partner and the Investment Manager through services rendered to the Feeder Funds (“Banyan Funds Fees”), effectively constitutes the special purpose statements. The Banyan Funds Fees are earned by the Investment Manager and the General Partner and are not a stand-alone entity. The special purpose schedule of management fees and incentive fees of the Banyan Funds Fees reflect the total income earned by the Banyan Fund Fees on a stand-alone basis. The financial information included herein may not necessarily reflect the performance of the Banyan Funds Fees in the future or what they would have been had the Banyan Funds Fees been a separate, stand-alone entity during the periods presented.

Revenue recognition—Management fees and incentive fees earned from the Feeder Funds are recorded as discussed in Note 1.

3) Subsequent Event:

A Letter of Intent (“LOI”) dated March 16, 2010, was signed between the principal owners of the General Partner, the Investment Manager and Aveon Holdings I, L.P. (“Aveon”), whereby the General Partner and the Investment Manager would sell a 30% interest in the management fees and incentive fees earned to Aveon (on the first $600 million of Domestic Feeder Fund’s and the Offshore Feeder Fund’s net assets). A definitive purchase agreement was signed on July 8, 2010 and the consideration for this transaction to be received by the General Partner and Investment Manager will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place during 2010.

Schedule of Management Fees and Incentive Fees of the Banyan Group (a carve out of advisory management fees and performance fees (together the “Banyan Funds Fees”) incurred by Banyan Capital Fund, LP and Banyan Capital Fund, Ltd. in relation to services provided by Banyan Capital Partners, LLC and Banyan Equity Management, LLC)

Special Purpose Statements (Unaudited)

Nine Months Ended September 30, 2010 and 2009

The Banyan Group

Schedule of management fees and incentive fees

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Income
Management fees from Banyan Capital Fund, LP	$1,015,808	$1,251,614
Incentive fees from Banyan Capital Fund, LP	871,536	1,876,140
Management fees from Banyan Capital Fund, Ltd	2,619,979	1,592,873
Incentive fees from Banyan Capital Fund, Ltd	689,382	1,159,146

Total income	$5,196,705	$5,879,773

See accompanying notes to special purpose financial statements.

The Banyan Group

Notes to special purpose statements

(Unaudited)

September 30, 2010

1) Business:

The Banyan Group (the “Banyan Group”) consists of Banyan Capital Fund Ltd (the “Offshore Feeder Fund”) and the Banyan Capital Fund, LP (the “Domestic Feeder Fund”). Banyan Equity Management, LLC (the “Investment Manager”) is the investment advisor to Banyan Capital Master Fund, Limited, (the “Master Fund”), an investment fund formed under the laws of the Cayman Islands which commenced operations on January 1, 2007. The Master Fund’s registered office and its principal business office are located in the Cayman Islands.

The Investment Manager is also the investment advisor to the Offshore Feeder Fund, an investment company formed under the laws of the Cayman Islands, which commenced operations on December 1, 2004. The Offshore Feeder Fund’s registered office and its principal business office are located in the Cayman Islands.

The Investment Manager also acts as the investment advisor to the Domestic Feeder Fund, a Delaware limited partnership which commenced operations on April 1, 2004. As of January 1, 2007, the Domestic Feeder Fund was changed from a stand alone fund to a master-feeder structure. As part of this restructuring, the Domestic Feeder Fund contributed all of its net assets in exchange for ownership interests in the Master Fund. The General Partner serves as the general partner of the Domestic Feeder Fund.

The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission.

The Offshore Feeder Fund and the Domestic Feeder Fund (collectively, the “Feeder Funds”) have entered into advisory agreements with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Feeder Funds. The management fee, calculated quarterly at a rate of 0.25% (approximately 1.0% per annum) of each investors’ capital account. The management fee is paid quarterly in advance, based on the value of each investor’s capital account, as of each calendar quarter.

At the end of each performance allocation period, as defined in the Domestic Feeder Fund’s amended and restated limited partnership agreement (the “Agreement”), a total of 35% to 50% of the net profits credited to a partner’s capital account for such performance allocation period will be reallocated to the capital account of the General Partner, subject to a loss recovery account, as defined in the Agreement. Under the loss recovery account, no performance allocation will be accrued until any net loss previously allocated to the partner has been offset by subsequent profits.

The Investment Manager is entitled to receive an annual performance fee from the Offshore Feeder Fund equal to a sliding-scale rate from 35% to 50% based on the increase in net asset value for each series of shares, subject to a loss recovery account. Under the loss recovery account, no performance fee will be accrued until any net loss previously allocated to the series has been offset by subsequent profits. The performance fee is assessed on December 31 of each year and each time a shareholder redeems shares.

The Banyan Group

Notes to special purpose statements (continued)

(Unaudited)

September 30, 2010

2) Significant accounting policies:

Basis of presentation—The management fees and incentive fees earned by the General Partner and the Investment Manager through services rendered to the Feeder Funds (“Banyan Funds Fees”), effectively constitutes the special purpose statements. The Banyan Funds Fees are earned by the Investment Manager and the General Partner and are not a stand-alone entity. The special purpose schedule of management fees and incentive fees of the Banyan Funds Fees reflect the total income earned by the Banyan Fund Fees on a stand-alone basis. The financial information included herein may not necessarily reflect the performance of the Banyan Funds Fees in the future or what they would have been had the Banyan Funds Fees been a separate, stand-alone entity during the periods presented.

Revenue recognition—Management fees and incentive fees earned from the Feeder Funds are recorded as discussed in Note 1.

3) Letter of intent and definitive purchase agreement:

A letter of intent (“LOI”) dated March 16, 2010, was signed between the principal owners of Banyan Capital Partners, LLC (the “General Partner”), the Investment Manager and Aveon Holdings I, L.P. (“Aveon”), whereby the General Partner and the Investment Manager would sell a 30% interest in the management fees and a 17.1% interest in the incentive fees (based on the 35% incentive fee tier) earned to Aveon (on the first $600 million of Domestic Feeder Fund’s and the Offshore Feeder Fund’s net assets). A definitive purchase agreement was signed on July 8, 2010 and the consideration for this transaction to be received by the General Partner and Investment Manager will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place during the last quarter of 2010.

Brownstone Investment Partners, LLC

Consolidated financial statements

and

independent auditor’s report

December 31, 2009, 2008 and 2007

McGladrey & Pullen, LLP Certified Public Accountants 1185 Avenue of the Americas New York, NY 10036 O 212.372.1000 F 212.372.1001 www.mcgladrey.com

Independent Auditor’s Report

To the Managing Member

Brownstone Investment Partners, LLC

New York, New York

We have audited the accompanying consolidated statements of assets and liabilities of Brownstone Investment Partners, LLC (a limited liability company) (the “Company”) as of December 31, 2009, 2008, and 2007, and the related consolidated statements of income, changes in members’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brownstone Investment Partners, LLC as of December 31, 2009, 2008 and 2007, and the consolidated results of their operations, changes in members’ equity and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/S/    MCGLADREY & PULLEN, LLP

New York, New York

November 12, 2010

McGladrey is the brand under which RSM McGladrey, Inc. and McGladrey & Pullen, LLP serve clients’ business needs. The two firms operate as separate legal entities in an alternative practice structure.	Member of RSM International network, a network of independent accounting, tax and consulting firms.

Brownstone Investment Partners, LLC

Consolidated statements of assets and liabilities

	December 31, 2009	December 31, 2008	December 31, 2007

Assets
Investment in Brownstone Partners Catalyst Master Fund, Ltd., at fair value	$110,636,081	$77,479,520	$82,902,929
Cash	2,148,571	2,504,390	1,503,371
Due from Brownstone Partners Catalyst Master Fund, Ltd.	8,525,000	4,537,142	6,190,908
Other assets	—	4,240	12,718

Total assets	$121,309,652	$84,525,292	$90,609,926

Liabilities and Members’ Equity

Liabilities:
Accrued expenses	$62,812	$35,688	$31,267
Redemptions payable	8,667,707	4,536,861	6,190,627
Contributions received in advance	2,000,000	2,500,000	1,500,000

Total liabilities	10,730,519	7,072,549	7,721,894

Members’ equity	1,569,939	1,391,374	1,493,497
Noncontrolling interest	109,009,194	76,061,369	81,394,535

Total equity	110,579,133	77,452,743	82,888,032

Total liabilities and members’ equity	$121,309,652	$84,525,292	$90,609,926

See accompanying notes to the consolidated financial statements.

Brownstone Investment Partners, LLC

Consolidated statements of income

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Net investment income from Brownstone Partners Catalyst Master Fund, Ltd.

Income:
Interest and dividends	$3,954,794	$3,624,801	$5,576,190
Other income	440,132	9,545	—

Total income	4,394,926	3,634,346	5,576,190

Expenses:
Interest	2,022,350	2,651,686	2,674,919
Dividends on securities sold short	28,048	42,496	—
Administration fees	92,591	88,403	89,806
Professional fees and other	103,303	25,136	34,341

Total expenses	2,246,292	2,807,721	2,799,066

Net investment income allocated from Brownstone Partners Catalyst Master Fund, Ltd.	2,148,634	826,625	2,777,124

Fund income (expenses)
Interest	1,474	1,019	5,082
Management fee	(987,773)	(738,951)	(736,728)
Professional fees	(96,223)	(53,104)	(33,186)
Other	(4,239)	(8,479)	(8,479)

Fund expenses, net	(1,086,761)	(799,515)	(773,311)

Realized and unrealized gain (loss) on investments allocated from Brownstone Partners Catalyst Master Fund, Ltd.
Net realized gain (loss) on investments	1,803,068	8,417,739	6,063,630
Net change in unrealized appreciation (depreciation) on investments	6,409,260	(1,250,612)	(1,149,838)

Net realized and unrealized gain on investments	8,212,328	7,167,127	4,913,792

Income before noncontrolling interest	9,274,201	7,194,237	6,917,605

Noncontrolling interest in net income of subsidiary	7,995,636	6,196,360	5,965,536

Net income attributable to controlling interest	$1,278,565	$997,877	$952,069

See accompanying notes to the consolidated financial statements.

Brownstone Investment Partners, LLC

Consolidated statements of changes in members’ equity

	Members’ equity	Noncontrolling Interest	Total

Members’ equity and noncontrolling interest, December 31, 2006	$1,041,428	$58,594,268	$59,635,696
Capital contributions	—	29,385,973	29,385,973
Capital withdrawals	(500,000)	(12,551,242)	(13,051,242)
Allocation of net income
Pro rata allocation	63,806	6,853,799	6,917,605
Special allocation to Managing Member	888,263	(888,263)	—

Members’ equity and noncontrolling interest, December 31, 2007	$1,493,497	$81,394,535	$82,888,032

Capital contributions	—	14,742,151	14,742,151
Capital withdrawals	(1,100,000)	(26,271,677)	(27,371,677)
Allocation of net income
Pro rata allocation	76,878	7,117,359	7,194,237
Special allocation to Managing Member	920,999	(920,999)	—

Members’ equity and noncontrolling interest, December 31, 2008	$1,391,374	$76,061,369	$77,452,743

Capital contributions	—	42,275,000	42,275,000
Capital withdrawals	(1,100,000)	(17,322,811)	(18,422,811)
Allocation of net income
Pro rata allocation	49,535	9,224,666	9,274,201
Special allocation to Managing Member	1,229,030	(1,229,030)	—

Members’ equity and noncontrolling interest, December 31, 2009	$1,569,939	$109,009,194	$110,579,133

See accompanying notes to the consolidated financial statements.

Brownstone Investment Partners, LLC

Consolidated statements of cash flows

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Cash flows from operating activities
Net income before allocation to noncontrolling interest	$9,274,201	$7,194,237	$6,917,605

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net appreciation from investment in Brownstone Partners Catalyst Master Fund, Ltd.	(10,360,946)	(7,993,753)	(7,690,916)
Changes in operating assets and liabilities:
Other assets	4,240	8,478	8,479
Accrued expenses	27,124	4,421	(5,842)

Net cash provided by (used in) operating activities	(1,055,381)	(786,617)	(770,674)

Cash flows from investing activities
Investments in Brownstone Partners Catalyst Master Fund, Ltd.	(42,275,282)	(14,742,150)	(29,387,619)
Redemptions from Brownstone Partners Catalyst Master Fund, Ltd.	15,491,810	29,813,078	8,423,207

Net cash provided by (used in) investing activities	(26,783,472)	15,070,928	(20,964,412)

Cash flows from financing activities
Capital contributions	41,775,000	15,742,151	29,235,973
Capital withdrawals	(14,291,966)	(29,025,443)	(7,647,731)

Net cash provided by (used in) financing activities	27,483,034	(13,283,292)	21,588,242

Net increase (decrease) in cash	(355,819)	1,001,019	(146,844)
Cash, beginning of year	2,504,390	1,503,371	1,650,215

Cash, end of year	$2,148,571	$2,504,390	$1,503,371

See accompanying notes to the consolidated financial statements.

Brownstone Investment Partners, LLC

Notes to consolidated financial statements

1) Organization:

Brownstone Investment Partners, LLC, (the “Company”) is a Delaware limited liability company formed on May 13, 2004 and is the managing member of Brownstone Partners Catalyst Fund, LLC (the “Fund”), a Delaware limited liability company.

The Fund invests all of its capital in Brownstone Partners Catalyst Master Fund, Ltd. (the “Master Fund”). The percentage of the Master fund owned by the Fund at December 31, 2009, 2008 and 2007 was approximately 24%, 30% and 44% respectively. The percentage of the Fund owned by the Company was approximately 1.4% at December 31, 2009 and was approximately 1.8% at December 31, 2008 and 2007.

2) Significant accounting policies:

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars (“US GAAP”).

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-01, an update to ASC Topic 105—Generally Accepted Accounting Principles—amendments based on Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This update reflected the issuance of FASB Statement No. 168 and amends the FASB Accounting Standards Codification (“ASC”) for the issuance of FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for the Company in the third quarter of 2009, and accordingly, these financial statements for the year ended December 31, 2009 and all subsequent filings will reference the Codification as the sole source of authoritative literature.

Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and the Fund. Management has determined that although the Fund is not a variable interest entity under the guidance included in Accounting Standards Codification (“ASC”) topic 810, “Consolidation” the rights of the non-managing members of the fund do not overcome the presumption of control as per the guidance in ASC Subtopic 810-20, “Control of Funds and Similar Entities”. Although the Company has a minority economic interest in the Fund, it does have a majority voting interest and controls the management of the Fund. Additionally, although the non-managing members of the Fund have an economic majority, they do not have the right to dissolve the Fund or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Fund. Accordingly, the Company consolidates the Fund and records the non-managing members’ noncontrolling interest in the consolidation as applicable under US GAAP.

All intercompany account balances and transactions have been eliminated in consolidation.

Brownstone Investment Partners, LLC

Notes to consolidated financial statements (continued)

In accordance with ASC Subtopic 810-10-25-15, Retention of specialized Accounting for Investments In Consolidation, the Company retains the specialized industry accounting guidance applied by the Fund.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the year. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers short-term investments with original maturities of less than three months to be cash equivalents.

Income taxes

In accordance with Federal income tax regulations, income taxes of the Company are the responsibility of the individual members. Thus, no income tax provision is required.

Valuation of Investment in Brownstone Partners Catalyst Master Fund, Ltd.

The Fund reports its investment in the Master Fund at fair value. Fair value has been determined as the Fund’s net proportionate share of the net assets of the Master Fund as reported by the Master Fund.

Investment income and expenses

The Fund records its proportionate share of the Master Fund’s income, expenses and realized and unrealized gains and losses. In addition, the Fund records its own income and expenses.

Investment valuation

In accordance with FASB ASC Topic 820 Fair Value Measurements and Disclosures (previously SFAS No. 157, Fair Value Measurements) fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). FASB ASC 820 also establishes a fair value hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The fair value hierarchy under FASB ASC Topic 820 gives the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Investments measured and reported at fair value are classified and disclosed in one of the following levels:

Level 1—Quoted prices (unadjusted) in active markets for identical investments that the Company has the ability to access at the measurement date. This level of the fair value hierarchy provides the most reliable evidence of fair value and is used to measure fair value whenever available.

Brownstone Investment Partners, LLC

Notes to consolidated financial statements (continued)

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the investment, either directly or indirectly. These inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active and inputs other than quoted prices that are observable for the investment; for example interest rate and yield curves, volatilities, prepayment speeds and credit risks among others. These are inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs that are unobservable inputs for the investment that are used to measure fair value when observable inputs are not available. Unobservable inputs reflect the Company’s own assumptions that market participants would use in pricing the investment. Level 3 investments include investments in private investment companies.

The following is a summary of the Company’s fair value hierarchy for its investment as of December 31, 2009.

Level 1—Quoted prices	$—
Level 2—Other significant observable inputs	110,636,081
Level 3—Significant unobservable inputs	—

$110,636,081

The following is a summary of the Company’s fair value hierarchy for its investment as of December 31, 2008.

Level 1—Quoted prices	$—
Level 2—Other significant observable inputs	77,479,520
Level 3—Significant unobservable inputs	—

$77,479,520

Recent accounting pronouncements

The Company is not subject to federal income tax, but may be subject to certain state taxes. The FASB issued new guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. The guidance requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. For the year ended December 31, 2009, management has determined that there are no material uncertain income tax positions. The Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2007.

Brownstone Investment Partners, LLC

Notes to consolidated financial statements (continued)

In September 2009, the FASB Issued ASU No. 2009-12, ”Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent)”, an update to ASC 820-10, “Fair Value Measurements and Disclosures”. This ASU permits Investors to estimate the fair value of Investments in Investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the American Institute of Certified Public Accountants’ Investment Companies Guide as of the reporting entity’s measurement date. In addition, the Investor’s financial statements will need to provide several disclosures such as how investments are valued under ASC 820-10, estimated remaining life of the investment and terms and conditions of redemption, among other things. It also provides new guidance on classifying these investments in the fair value hierarchy. The adoption of this update resulted in the reclassification of the investment in the Master Fund from Level 3 to Level 2.

In December 2007, the FASB issued ASC 810 (formerly SFAS No. 160), “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“ASC 810”). ASC 810 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be re-characterized as noncontrolling interest and classified as a component of equity. It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures. This statement was effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. As a result of the adoption of ASC 810 non controlling interest is classified as a component of equity.

In June 2009, the FASB issued ASC 810 (formerly FASB Statement No. 167), “Amendment to FASB Interpretation No. 46(R)” (“ASC 810”) which amended the definition of a variable interest entity (“VIE”) and amended the methodology to determine which entity, if any, has a controlling financial interest in a VIE and, therefore, should consolidate a VIE. Generally, the amendments to the consolidation guidance resulting from ASC 810 are expected to cause more entities to be defined as VIEs, possibly including investment funds, and to require consolidation of VIEs by those entities that exercise day-to-day control over such entities, such as investment managers. The former FASB Statement FAS 167, which is now incorporated in the Codification in the Consolidation Topic (ASC 810), was originally to be effective for annual periods that begin after November 15, 2009. However, in February 2010, the FASB issued Accounting Standards Update No. 2010-10, “Amendments for Certain Investment Funds” (“ASU 2010-10”) which resulted in the deferral of the consolidation guidance in ASC 810 for a reporting entity’s interest in certain entities, including certain investment funds, to allow the FASB to work with the International Accounting Standards Board in developing consistent consolidation guidance for interests in such entities. The Company is currently assessing the impact of the provisions of ASC 810 and ASU 2010-10 to the consolidated financial statements.

3) Related party:

The Fund pays a management fee to Brownstone Asset Management, L.P. (the “Investment Manager”), whose principals are also members of the Company. The management fee is equal to a quarterly rate of .375% (1.5% per annum) of each Investor’s capital account as of the first day of each calendar quarter. At the discretion of the Company, certain members of the Fund will be charged a reduced management fee or will not be charged the management fee.

Brownstone Investment Partners, LLC

Notes to consolidated financial statements (continued)

The Company’s receivable from the Master Fund represents redemptions as of December 31, 2009 and was paid in January of the subsequent year.

4) Members’ capital:

In accordance with the operating agreement (the “Agreement”), profits and losses of the Fund are allocated to members according to their respective interests in the Fund. The Company serves as the Managing Member of the Fund. In accordance with the Agreement, 20% of the appreciation of the Fund that would otherwise be credited to the capital accounts of the non-managing members is credited to the capital account of the Company at the end of each fiscal year and is designated as a special allocation on the Statement of Changes in Members’ Equity. If there is net depreciation during a year, this reallocation will not apply to future years until the previous loss has been recovered.

Members have redemption rights which contain certain restrictions with respect to rights of withdrawal from the Fund as specified in the operating agreement.

The capital in the Company owned by the managing members as of December 31, 2009, 2008 and 2007 aggregated $1,053,262, $976,840 and $1,181,442, respectively.

5) Subsequent events:

On November 1, 2010, the Company and the Investment Manager entered into a Purchase Agreement (the “ Purchase Agreement”) with Aveon Holdings I, L.P. (“Aveon”). The Purchase Agreement is for the purchase of a 30% economic interest in the Company (the “Investment”). Aveon will be the managing member of the Company. An affiliate of Aveon has filed a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

The Company has evaluated subsequent events for potential recognition and/or disclosure through November 12, 2010, the date the consolidated financial statements were available to be issued.

From January 1, 2010 through October 1, 2010, the Fund has received capital contributions and withdrawal requests of approximately $8,186,700 and $46,598,311, respectively.

6) Litigation:

On August 12, 2010, a complaint was filed in the Delaware Court of Chancery (C.A. No.: 5714-VCL) that asserts causes of action arising out of an alleged 5% ownership interest in 2006 in the Investment Manager and the Managing Member (collectively the “Defendants”) and claims the Defendants have refused to pay compensation and other moneys owed. The Defendants believe these claims are meritless and intend to vigorously defend this suit. The Defendants have filed a motion to dismiss the complaint.

Brownstone Investment Partners, LLC

Consolidated financial statements

(Unaudited)

For the nine months ended September 30, 2010 and 2009

Brownstone Investment Partners, LLC

Consolidated statements of assets and liabilities

	September 30, 2010 (unaudited)	December 31, 2009

Assets
Investment in Brownstone Partners Catalyst Master Fund, Ltd., at fair value	$76,102,478	$110,636,081
Cash	2,263,085	2,148,571
Due from Brownstone Partners Catalyst Master Fund, Ltd.	8,590,313	8,525,000

Total assets	$86,955,876	$121,309,652

Liabilities and Members’ Equity
Contributions received in advance	$2,000,000	$2,000,000
Redemption payable	8,847,037	8,667,707
Accrued expenses	83,950	62,812

Total liabilities	10,930,987	10,730,519
Members’ equity	1,188,661	1,569,939
Noncontrolling Interest	74,836,228	109,009,194

Total equity	76,024,889	110,579,133
Total liabilities and members’ equity	$86,955,876	121,309,652

See accompanying notes to the consolidated financial statements.

Brownstone Investment Partners, LLC

Consolidated statements of income

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Net investment income from Brownstone Partners Catalyst Master Fund, Ltd.
Income:
Interest and dividends	$6,616,151	$2,394,150
Other income	19,048	283,151

Total income	6,635,199	2,677,301

Expenses:
Interest	(2,225,704)	(1,561,736)
Dividends on securities sold short	(38,325)	(28,049)
Administration fees	(72,414)	(66,562)
Professional fees and other	(111,272)	(65,476)

Total expenses	(2,447,715)	(1,721,823)

Net investment income (loss) allocated from Brownstone Partners Catalyst Master Fund, Ltd.	4,187,484	955,478

Fund income (expenses)
Interest	496	1,235
Management fee	(885,573)	(673,350)
Professional fees	(71,250)	(65,476)
Other	—	(4,239)

Fund expenses, net	(956,327)	(741,830)

Realized and unrealized gain (loss) on investments allocated from Brownstone Partners Catalyst Master Fund, Ltd.
Net realized gain (loss) on investments	4,854,344	(360,760)
Net change in unrealized appreciation (depreciation) on investments	(2,228,135)	8,458,798

Net realized and unrealized gain on investments	2,626,209	8,098,038

Net income before noncontrolling interest	5,857,366	8,311,686
NONCONTROLLING INTEREST IN NET INCOME OF SUBSIDIARY	5,638,644	8,215,148

Net income attributable to controlling interest	$218,722	$96,538

See accompanying notes to the consolidated financial statements.

Brownstone Investment Partners, LLC

Consolidated statements of changes in members’ equity

(Unaudited)

For the nine months ended September 30, 2010

	Member’s equity	Noncontrolling interest	Total

Members’ equity and noncontrolling interest, December 31, 2009	$1,569,939	$109,009,194	$110,579,133
Capital contributions	—	6,186,700	6,186,700
Capital withdrawals	(600,000)	(45,998,310)	(46,598,310)
Allocation of net income
Pro rata allocation	83,373	5,773,993	5,857,366
Special allocation to Managing Member	135,349	(135,349)	—

Members’ equity and noncontrolling interest, September 30, 2010	$1,188,661	$74,836,228	$76,024,889

See accompanying notes to the consolidated financial statements.

Brownstone Investment Partners, LLC

Consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Cash flows from operating activities
Net income before allocation to noncontrolling interest	$5,857,366	$8,311,686

Adjustments to reconcile net income to net cash used in operating activities:
Net appreciation from investment in Brownstone Partners Catalyst Master Fund, Ltd.	(6,813,694)	(9,053,516)
Changes in operating assets and liabilities:
Other assets	—	(1,992)
Accrued expenses	21,138	2,312
Management fees payable	—	8,813

Net cash used in operating activities	(935,190)	(732,697)

Cash flows from investing activities
Investments in Brownstone Partners Catalyst Master Fund, Ltd.	(6,186,700)	(35,775,283)
Redemptions from Brownstone Partners Catalyst Master Fund, Ltd.	47,468,684	15,043,888

Net cash provided by (used in) investing activities	41,281,984	(20,731,395)

Cash flows from financing activities
Capital contributions, including Contributions received in advance	6,186,700	34,525,000
Capital Withdrawals	(46,418,980)	(14,166,966)

Net cash provided by (used in) financing activities	(40,232,280)	20,358,034

Net increase (decrease) in cash	114,514	(1,106,058)
Cash, beginning of period	2,148,571	2,504,390

Cash, end of period	$2,263,085	$1,398,332

See accompanying notes to the consolidated financial statements.

Brownstone Investment Partners, LLC

Notes to consolidated financial statements

For the nine month period ended September 30, 2010 and 2009

1) Organization:

Brownstone Investment Partners, LLC (the “Company”) is a Delaware limited liability company formed on May 13, 2004 and is the managing member of Brownstone Partners Catalyst Fund, LLC (the “Fund”), a Delaware limited liability company.

The Fund invests all of its capital in Brownstone Partners Catalyst Master Fund, Ltd. (the “Master Fund”).

2) Significant accounting policies:

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and are stated in U.S. dollars (“US GAAP”). The December 31, 2009 consolidated statement of assets and liabilities was derived from the audited financial statements.

In June 2009, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2009-01, an update to ASC Topic 105—Generally Accepted Accounting Principles—amendments based on Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This update reflected the issuance of FASB Statement No. 168 and amends the FASB Accounting Standards Codification (“ASC”) for the issuance of FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for the Company in the third quarter of 2009, and accordingly, these consolidated financial statements and all subsequent filings will reference the Codification as the sole source of authoritative literature.

Basis of Consolidation

The consolidated financial statements incorporate the financial statements of the Company and the Fund. Management has determined that although the Fund is not a variable interest entity under the guidance included in Accounting Standards Codification (“ASC”) Topic 810, Consolidation the rights of the non-managing members of the Fund do not overcome the presumption of control as per the guidance in ASC Subtopic 810-20, Control of Funds and Similar Entities. Although the Company has a minority economic interest in the Fund, it does have a majority voting interest and controls the management of the Fund. Additionally, although the non-managing members of the Fund have an economic majority, they do not have the right to dissolve the Fund or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Fund. Accordingly, the Company consolidates the Fund and records the non-managing members’ noncontrolling interest in the consolidation as applicable under US GAAP.

All intercompany account balances and transactions have been eliminated in consolidation.

Brownstone Investment Partners, LLC

Notes to consolidated financial statements (continued)

For the nine month period ended September 30, 2010 and 2009

In accordance with ASC Subtopic 810-10-25-15, Retention of Specialized Accounting for Investments in Consolidation, the Company retains the specialized industry accounting guidance applied by the Fund.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the year. Actual results could differ from those estimates.

Revenue Recognition

In accordance with ASC Subtopic 605-20-S99 “Accounting for Management Fees Based on a Formula,” the Company has elected not to record the incentive income until all contingencies have been eliminated.

Cash and Cash Equivalents

The Company considers short-term investments with original maturities of less than three months to be cash equivalents.

Income Taxes

In accordance with Federal income tax regulations, income taxes of the Company are the responsibility of the individual members. Thus, no income tax provision is required.

Valuation of investment in Brownstone Partners Catalyst Master Fund, Ltd.

The Fund reports its investment in the Master Fund at fair value. Fair value has been determined as the Fund’s net proportionate share of the net assets of the Master Fund as reported by the Master Fund.

Investment income and expenses

The Fund records its proportionate share of the Master Fund’s income, expenses and realized and unrealized gains and losses. In addition, the Fund records its own income and expenses.

Investment Valuation

In accordance with FASB ASC Topic 820 Fair Value Measurements and Disclosures (previously SFAS No. 157, Fair Value Measurements) fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). FASB ASC 820 also establishes a fair value hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

Brownstone Investment Partners, LLC

Notes to consolidated financial statements (continued)

For the nine month period ended September 30, 2010 and 2009

The fair value hierarchy under FASB ASC Topic 820 gives the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Investments measured and reported at fair value are classified and disclosed in one of the following levels:

Level 1—Quoted prices (unadjusted) in active markets for identical investments that the Company has the ability to access at the measurement date. This level of the fair value hierarchy provides the most reliable evidence of fair value and is used to measure fair value whenever available.

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the investment, either directly or indirectly. These inputs include quoted prices for similar investments in active markets, quoted prices for identical or similar investments in markets that are not active, and inputs other than quoted prices that are observable for the investment, for example interest rate and yield curves, volatilities, prepayment speeds and credit risks among others. These are inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs that are unobservable inputs for the investment that are used to measure fair value when observable inputs are not available. Unobservable inputs reflect the Company’s own assumptions that market participants would use in pricing the investment. Level 3 investments include investments in private investment companies.

The following is a summary of the Company’s fair value hierarchy for its investment as of September 30, 2010.

Level 1—Quoted prices	$—
Level 2—Other significant observable inputs	76,102,478
Level 3—Significant unobservable inputs	—

$76,102,478

The following is a summary of the Company’s fair value hierarchy for its investment as of December 31, 2009.

Level 1—Quoted prices	$—
Level 2—Other significant observable inputs	110,636,081
Level 3—Significant unobservable inputs	—

$110,636,081

Recent accounting pronouncements

The Company is not subject to federal income tax, but may be subject to certain state taxes. The FASB issued new guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. The guidance requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to

Brownstone Investment Partners, LLC

Notes to consolidated financial statements (continued)

For the nine month period ended September 30, 2010 and 2009

determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. For the year ended December 31, 2009, management has determined that there are no material uncertain income tax positions. The Company is no longer subject to U.S. federal and state income tax examinations by tax authorities for years before 2007.

In September 2009, the FASB issued ASU No. 2009-12, “Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent)”an update to ASC 820-10, “Fair Value Measurements and Disclosures”. This ASU permits investors to estimate the fair value of investments in investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the American Institute of Certified Public Accountants’ Investment Companies Guide as of the reporting entity’s measurement date. In addition, the investor’s financial statements will need to provide several disclosures such as how investments are valued under ASC 820-10, estimated remaining life of the investment and terms and conditions of redemption, among other things. It also provides new guidance on classifying these investments in the fair value hierarchy. The adoption of this update resulted in the reclassification of the investment in the Master Fund from Level 3 to Level 2.

In December 2007, the FASB issued ASC 810 (formerly SFAS No. 160), “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“ASC 810”). ASC 810 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be re-characterized as noncontrolling interest and classified as a component of equity. It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures. This statement was effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. As a result of the adoption of ASC 810, non controlling interest is classified as a component of equity.

In June 2009, the FASB issued ASC 810 (formerly FASB Statement No. 167), “Amendment to FASB Interpretation No. 46(R)” (“ASC 810”) which amended the definition of a variable interest entity (“VIE”) and amended the methodology to determine which entity, if any, has a controlling financial interest in a VIE and, therefore, should consolidate a VIE. Generally, the amendments to the consolidation guidance resulting from ASC 810 are expected to cause more entities to be defined as VIEs, possibly including investment funds, and to require consolidation of VIEs by those entities that exercise day-to-day control over such entities, such as investment managers. The former FASB Statement 167, which is now incorporated in the Codification in the Consolidation Topic (ASC 810), was originally to be effective for annual periods that begin after November 15, 2009. However, in February 2010, the FASB issued Accounting Standards Update No. 2010-10, “Amendments for Certain Investment Funds” (“ASU 2010-10”) which resulted in the deferral of the consolidation guidance in ASC 810 for a reporting entity’s interest in certain entities, including certain investment funds, to allow the FASB to work with the International Accounting Standards Board in developing consistent consolidation guidance for interests in such entities. The Company is currently assessing the impact of the provisions of ASC 810 and ASU 2010-10 to the consolidated financial statements.

Brownstone Investment Partners, LLC

Notes to consolidated financial statements (continued)

For the nine month period ended September 30, 2010 and 2009

3) Related party:

The Fund pays a management fee to Brownstone Asset Management, L.P. (the “Investment Manager”), whose principals are also members of the Company. The management fee is equal to a quarterly rate of .375% (1.5% per annum) of the Fund’s net asset value as of the first day of each calendar quarter. At the discretion of the Company, certain members of the Fund will be charged a reduced management fee or will not be charged the management fee.

4) Members’ capital:

In accordance with the operating agreement (the “Agreement”), profits and losses of the Fund are allocated to members according to their respective interests in the Fund. The Company serves as the Managing Member of the Fund. In accordance with the Agreement, 20% of the appreciation of the Fund that would otherwise be credited to the capital accounts of the non-managing members is credited to the capital account of the Company at the end of each fiscal year and is designated as a special allocation on the Statement of Changes in Members’ Equity. If there is net depreciation during a year, this reallocation will not apply to future years until the previous loss has been recovered.

Members have redemption rights that contain certain restrictions with respect to rights of withdrawal from the Fund as specified in the operating agreement.

5) Subsequent events:

The Company has evaluated subsequent events for potential recognition and/or disclosure through December 6, 2010, the date the consolidated financial statements were available to be issued.

On November 1, 2010, the Company and the Investment Manager entered into a Purchase Agreement (the “Purchase Agreement”) with Aveon Holdings I, L.P. (“Aveon”). The Purchase Agreement was amended on December 6, 2010. The Purchase Agreement is for the purchase of a 30% economic interest in the Company (the “Investment”). Aveon will be the managing member of the Company. An affiliate of Aveon has filed a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners or managing members.

6) Litigation:

On August 12, 2010, a complaint was filed in the Delaware Court of Chancery (C.A. No.: 5714-VCL) that asserts causes of action arising out of an alleged 5% ownership interest in 2006 in the Investment Manager and the Managing Member (collectively the “Defendants”) and claims the Defendants have refused to pay compensation and other moneys owed. The Defendants believe these claims are meritless and intend to vigorously defend this suit. The Defendants have filed a motion to dismiss the complaint.

Schedule of Combined Management Fees and Incentive Fees of the Brownstone Fund Entities (a carve out of management fees and incentive fees (together the “Brownstone Funds Fees”) incurred by Brownstone Partners Catalyst Fund, LLC and Brownstone Partners Catalyst Fund, Ltd in relation to services provide by Brownstone Investment Partners, LLC and Brownstone Asset Management, L.P.)

For the years ended December 31, 2009, 2008 and 2007

McGladrey & Pullen, LLP Certified Public Accountants 1185 Avenue of the Americas New York, NY 10036 O 212.372.1000 F 212.372.1001 www.mcgladrey.com

Independent Auditor’s Report

To the Managing Member

Brownstone Investment Partners, LLC

New York, New York

We have audited the accompanying Schedule of Combined Management Fees and Incentive Fees incurred within Brownstone Partners Catalyst Fund, LLC and Brownstone Partners Catalyst Fund, Ltd. (the “Brownstone Fund Entities”) in relation to services provided by Brownstone Investment Partners, LLC (the “Company”) and Brownstone Asset Management, L.P. for the years ended December 31, 2009, 2008 and 2007. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Schedule of Combined Management Fees and Incentive Fees are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule of Combined Management Fees and Incentive Fees. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the schedule referred to above presents fairly, in all material respects, the Combined Management Fees and Incentive Fees incurred within the Brownstone Fund Entities in relation to services provided by Brownstone Investment Partners, LLC and Brownstone Asset Management, L.P. for the years ended December 31, 2009, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/S/    MCGLADREY & PULLEN, LLP

New York, New York

November 12, 2010

McGladrey is the brand under which RSM McGladrey, Inc. and McGladrey & Pullen, LLP serve clients’ business needs. The two firms operate as separate legal entities in an alternative practice structure.	Member of RSM International network, a network of independent accounting, tax and consulting firms.

Brownstone Fund Entities

Schedule of combined management fees and incentive fees

For the years ended December 31, 2009, 2008 and 2007

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Income
Management fees from Brownstone Partners Catalyst Fund, LLC	$987,773	$738,951	$736,728
Incentive fees from Brownstone Partners Catalyst Fund, LLC	1,229,030	920,999	888,263
Management fees from Brownstone Partners Catalyst Fund, LTD	3,985,291	2,452,806	1,408,492
Incentive fees from Brownstone Partners Catalyst Fund, LTD	4,838,596	2,403,723	1,492,892

Total income	$11,040,690	$6,516,479	$4,526,375

See accompanying notes to the schedule of combined management fees and incentive fees.

Brownstone Fund Entities

Notes to schedule of combined management fees and incentive fees

For the years ended December 31, 2009, 2008 and 2007

1) Business:

The Brownstone Fund Entities (the “Brownstone Fund Entities ”) consists of Brownstone Partners Catalyst Fund, Ltd. (the “Offshore Feeder Fund”) and the Brownstone Partners Catalyst Fund, LLC (the “Domestic Feeder Fund”). Brownstone Asset Management, L.P. (the “Investment Manager”), an affiliate of Brownstone Investment Partners, LLC (the “Managing Member”) is the investment advisor to Brownstone Partners Catalyst Master Fund, Ltd (the “Master Fund”) an investment fund formed under the laws of the Cayman Islands that commenced operations on July 1, 2004.

The Investment Manager is also the investment advisor to the Offshore Feeder Fund an investment company formed under the laws of the Cayman Islands that commenced operations on July 1, 2004.

The Investment Manager also acts as the investment advisor to the Domestic Feeder Fund, a Delaware limited liability company that commenced operations on July 1, 2004. The Managing Member serves as the managing member of the Domestic Feeder Fund.

The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission.

The Offshore Feeder Fund and the Domestic Feeder Fund (collectively, the “Feeder Funds”) have entered into advisory agreements with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Feeder Funds. The management fee, calculated quarterly at a rate of 1.5% per annum of each investors’ capital account (or net asset value) is paid quarterly, based on the value of each investor’s capital account as of the beginning of each calendar quarter. At the discretion of the Investment Manager, certain members and/or shareholders of the Feeder Funds will be charged a reduced management fee or will not be charged the management fee.

At the end of each performance allocation period, as defined in the Domestic Feeder Fund’s operating agreement (the “Agreement”), 20% of the net profits credited to a partner’s capital account for such performance allocation period will be reallocated to the capital account of the Managing Member, subject to a loss recovery account, as defined in the Agreement. Under the loss recovery account, no performance allocation will be accrued until any net loss previously allocated to the partner has been offset by subsequent profits.

The Investment Manager is entitled to receive an annual performance fee from the Offshore Feeder Fund, or upon redemption of shares by a shareholder, equal to 20% of the increase in net asset value for each series of Class A, Class B and Class C shares, subject to a loss recovery account. Under the loss recovery account, no performance fee will be accrued until any net loss previously allocated to the series has been offset by subsequent profits. The performance fee is assessed on December 31 of each year and each time a shareholder redeems shares.

For years prior to 2009, the Investment Manager could elect to defer payment of all or part of its performance fee to the last day of any fiscal year following the year such fee was earned. The

Brownstone Fund Entities

Notes to schedule of combined management fees and incentive fees (continued)

For the years ended December 31, 2009, 2008 and 2007

deferred amounts are invested in the same manner as the Offshore Feeder Fund’s other assets and are not subject to charges for management fees or performance fees. In the event of liquidation of the Offshore Feeder Fund, any balance in the deferred account, along with other liabilities of the Offshore Feeder Fund, will have a priority claim over the interests of the equity holders of the Offshore Feeder Fund.

2) Significant accounting policies:

Basis of presentation—The management fees and incentive fees earned by the Managing Member and the Investment Manager through services rendered to the Feeder Funds (the “Brownstone Funds Fees”), are included in the accompanying combined statement of management fees and incentive fees. The Brownstone Funds Fees are earned by the Investment Manager and the Managing Member and not by a stand-alone entity. The schedule of combined management fees and incentive fees of the Brownstone Funds Fees reflect the total income earned from the Brownstone Fund Fees on a stand-alone basis. The financial information included herein may not necessarily reflect the amount of the Brownstone Funds Fees in the future or what they would have been had the Brownstone Funds Fees been earned by a separate, stand-alone entity during the periods presented.

Revenue recognition—Management fees and incentive fees earned from the Feeder Funds are recorded as discussed in Note 1.

3) Subsequent events:

A Purchase Agreement (the “Purchase Agreement”) dated November 1, 2010 was signed between the principal owners of the Managing Member and the Investment Manager and Aveon Holdings I, L.P. (“Aveon”), whereby the Managing Member and the Investment Manager sold a 30% interest in the Brownstone Funds Fees to Aveon (a. on the first $450 million of the Domestic Feeder Fund’s and the Offshore Feeder Fund’s net assets and, b. the first $100 million generated from the “Composite”, as defined). The Purchase Agreement was signed on November 1, 2010 and the consideration for this transaction to be received by the Managing Member and Investment Manager will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place in the fourth quarter of 2010.

From January 1, 2010 through October 1, 2010, the Domestic Feeder Fund has received capital contributions and withdrawal requests of $8,186,700 and $46,598,311, respectively and the Offshore Feeder Fund has received capital contributions and withdrawal requests of $24,058,774 and $202,029,490, respectively.

4) Litigation:

On August 12, 2010, a complaint was filed in the Delaware Court of Chancery (C.A. No.: 5714-VCL) that asserts causes of action arising out of an alleged 5% ownership interest in 2006 in the Investment Manager and the Managing Member (collectively the “Defendants”) and claims the Defendants have refused to pay compensation and other moneys owed. The Defendants believe these claims are meritless and intend to vigorously defend this suit. The Defendants have filed a motion to dismiss the complaint.

Schedule of Combined Management Fees and Incentive Fees of the Brownstone Fund Entities (a carve out of management fees and incentive fees (together the “Brownstone Funds Fees”) incurred by Brownstone Partners Catalyst Fund, LLC and Brownstone Partners Catalyst Fund, Ltd in relation to services provide by Brownstone Investment Partners, LLC and Brownstone Asset Management, L.P.)

(Unaudited)

Nine Months Ended September 30, 2010 and 2009

Brownstone Fund Entities

Schedule of combined management fees and incentive fees

(Unaudited)

For the nine month period ended September 30, 2010 and September 30, 2009

	Period ended September 30, 2010	Period ended September 30, 2009

Income
Management fees from Brownstone Partners Catalyst Fund, LLC	$885,573	$673,350
Incentive fees from Brownstone Partners Catalyst Fund, LLC	135,349	51,207
Management fees from Brownstone Partners Catalyst Fund, LTD	3,009,996	2,657,596
Incentive fees from Brownstone Partners Catalyst Fund, LTD	1,355,784	187,604

Total income	$5,386,702	$3,569,757

See accompanying notes to the schedule of combined management fees and incentive fees.

Brownstone Fund Entities

Notes to schedule of combined management fees

and incentive fees

(Unaudited)

For the nine month period ended September 30, 2010 and 2009

1) Business:

The Brownstone Fund Entities (the “Brownstone Fund Entities ”) consists of Brownstone Partners Catalyst Fund, Ltd. (the “Offshore Feeder Fund”) and the Brownstone Partners Catalyst Fund, LLC (the “Domestic Feeder Fund”). Brownstone Asset Management, L.P. (the “Investment Manager”), an affiliate of Brownstone Investment Partners, LLC (the “Managing Member”) is the investment advisor to Brownstone Partners Catalyst Master Fund, Ltd (the “Master Fund”) an investment fund formed under the laws of the Cayman Islands that commenced operations on July 1, 2004.

The Investment Manager is also the investment advisor to the Offshore Feeder Fund an investment company formed under the laws of the Cayman Islands that commenced operations on July 1, 2004.

The Investment Manager also acts as the investment advisor to the Domestic Feeder Fund, a Delaware limited liability company that commenced operations on July 1, 2004. The Managing Member serves as the managing member of the Domestic Feeder Fund.

The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission.

The Offshore Feeder Fund and the Domestic Feeder Fund (collectively, the “Feeder Funds”) have entered into advisory agreements with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Feeder Funds. The management fee, calculated quarterly at a rate of 1.5% per annum of each investors’ capital account (or net asset value) is paid quarterly, based on the value of each investor’s capital account as of the beginning of each calendar quarter. At the discretion of the Investment Manager, certain members and/or shareholders of the Feeder Funds will be charged a reduced management fee or will not be charged the management fee.

At the end of each performance allocation period, as defined in the Domestic Feeder Fund’s operating agreement (the “Agreement”), 20% of the net profits credited to a partner’s capital account for such performance allocation period will be reallocated to the capital account of the Managing Member, subject to a loss recovery account, as defined in the Agreement. Under the loss recovery account, no performance allocation will be accrued until any net loss previously allocated to the partner has been offset by subsequent profits.

The Investment Manager is entitled to receive an annual performance fee from the Offshore Feeder Fund or upon redemption of shares by a shareholder, equal to 20% of the increase in net asset value for each series of Class A, Class B and Class C shares, subject to a loss recovery account. Under the loss recovery account, no performance fee will be accrued until any net loss previously allocated to the series has been offset by subsequent profits. The performance fee is assessed on December 31 of each year and each time a shareholder redeems shares.

In accordance with ASC Subtopic 605-20-S99 “Accounting for Management Fees Based on a Formula,” the Managing Member and the Investment Manager have elected not to record the incentive fees until all contingencies have been eliminated.

Brownstone Fund Entities

Notes to schedule of combined management fees

and incentive fees (continued)

(Unaudited)

For the nine month period ended September 30, 2010 and 2009

For years prior to 2009, the Investment Manager could elect to defer payment of all or part of its performance fee to the last day of any fiscal year following the year such fee was earned. The deferred amounts are invested in the same manner as the Offshore Feeder Fund’s other assets and are not subject to charges for management fees or performance fees. In the event of liquidation of the Offshore Feeder Fund, any balance in the deferred account, along with other liabilities of the Offshore Feeder Fund, will have a priority claim over the interests of the equity holders of the Offshore Feeder Fund.

2) Significant accounting policies:

Basis of presentation—The management fees and incentive fees earned by the Managing Member and the Investment Manager through services rendered to the Feeder Funds (the “Brownstone Funds Fees”), are included in the accompanying schedule of combined management fees and incentive fees. The Brownstone Funds Fees are earned by the Investment Manager and the Managing Member and not by a stand-alone entity. The schedule of combined management fees and incentive fees of the Brownstone Funds Fees reflect the total income earned from the Brownstone Fund Fees on a stand-alone basis. The financial information included herein may not necessarily reflect the amount of the Brownstone Funds Fees in the future or what they would have been had the Brownstone Funds Fees been earned by a separate, stand-alone entity during the periods presented.

Revenue recognition—Management fees and incentive fees earned from the Feeder Funds are recorded as discussed in Note 1.

3) Subsequent events:

A Purchase Agreement (the “Purchase Agreement”) dated November 1, 2010 was signed between the principal owners of the Managing Member and the Investment Manager and Aveon Holdings I, L.P. (“Aveon”), whereby the Managing Member and the Investment Manager sold a 30% interest in the Brownstone Funds Fees to Aveon (a. on the first $450 million of the Domestic Feeder Fund’s and the Offshore Feeder Fund’s net assets and, b. the first $100 million generated from the “Composite”, as defined). The Purchase Agreement was signed on November 1, 2010 and amended on December 6, 2010 and the consideration for this transaction to be received by the Managing Member and Investment Manager will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place in the fourth quarter of 2010.

4) Litigation:

On August 12, 2010, a complaint was filed in the Delaware Court of Chancery (C.A. No.: 5714-VCL) that asserts causes of action arising out of an alleged 5% ownership interest in 2006 in the Investment Manager and the Managing Member (collectively the “Defendants”) and claims the Defendants have refused to pay compensation and other moneys owed. The Defendants believe these claims are meritless and intend to vigorously defend this suit. The Defendants have filed a motion to dismiss the complaint.

CastleRock Management, LLC

Consolidated financial statements

December 31, 2009, 2008 and 2007

McGladrey & Pullen, LLP Certified Public Accountants 1185 Avenue of the Americas New York, NY 10036 O 212.372.1000 F 212.372.1001 www.mcgladrey.com

Independent Auditor’s Report

To the Managing Member

CastleRock Management, LLC

New York, New York

We have audited the accompanying consolidated statements of assets and liabilities of CastleRock Management, LLC (a limited liability company) (the “Company”) as of December 31, 2009, 2008 and 2007, and the related consolidated statements of income, changes in members’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CastleRock Management, LLC as of December 31, 2009, 2008 and 2007, and the consolidated results of their operations, the changes in their members’ equity and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

New York, New York

November 15, 2010

McGladrey is the brand under which RSM McGladrey, Inc. and McGladrey & Pullen, LLP serve clients’ business needs. The two firms operate as separate legal entities in an alternative practice structure.	Member of RSM International network, a network of independent accounting, tax and consulting firms.

CastleRock Management, LLC

Consolidated statements of assets and liabilities

(Expressed in United States dollars)

	December 31, 2009	December 31, 2008	December 31, 2007

Assets
Investments in securities, at fair value (cost: $307,809,398; 2008—$120,318,754; 2007—$353,897,883)	$408,801,941	$126,752,532	$438,653,864
Cash	1,938,399	679,435	2,446,276
Due from brokers	34,615,728	205,928,519	5,516,896
Dividends receivable	20,652	116,232	—

Total assets	$445,376,720	$333,476,718	$446,617,036

Liabilities and Members’ Equity
Securities sold short, at fair value (proceeds: $104,625,313; 2008—$57,913,545; 2007—$111,712,823)	$103,281,177	$44,125,230	$96,910,544
Due to withdrawing Partners	11,926,212	47,001,375	18,932,246
Due to broker	—	—	460,720
Due to affiliate	1,500	1,000	1,000
Contributions received in advance	1,700,000	600,000	2,125,000
Accrued expenses	915,198	826,523	940,508
Dividends payable	44,722	32,634	90,367

Total liabilities	117,868,809	92,586,762	119,460,385
Controlling Members’ equity	—	—	—
Noncontrolling interest	327,507,911	240,889,956	327,156,651

Total members’ equity	327,507,911	240,889,956	327,156,651
Total liabilities and members’ equity	$445,376,720	$333,476,718	$446,617,036

See accompanying notes to the consolidated financial statements.

CastleRock Management, LLC

Consolidated statements of income

(Expressed in United States dollars)

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Investment income (loss)
Income:
Dividends	$1,743,633	$1,691,299	$1,338,110
Interest	43,018	1,317,679	4,155,937
Other	74,423	221,855	165,604
Incentive fee allocated from CastleRock Master Fund, Ltd	260,161	—	—

Total income	2,121,235	3,230,833	5,659,651

Expenses:
Management fee	2,794,196	2,961,558	3,197,324
Interest expense	880,370	565,576	4,940,321
Dividends on securities sold short	836,558	880,561	960,607
Professional fees	370,766	304,796	332,180
Other	232,450	422,791	399,491

Total expenses	5,114,340	5,135,282	9,829,923
Net investment income (loss)	(2,993,105)	(1,904,449)	(4,170,272)

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on investments	(16,623,655)	21,840,239	54,249,733
Change in unrealized appreciation (depreciation) on investments	82,000,231	(80,099,418)	7,006,654

Net realized and unrealized gain (loss) on investments	65,376,576	(58,259,179)	61,256,387

Net income (loss) before allocation to noncontrolling interest	62,383,471	(60,163,628)	57,086,115

Net income (loss) attributable to noncontrolling interest	60,606,157	(60,164,392)	46,327,821

Net income attributable to controlling interest	$1,777,314	$764	$10,758,294

See accompanying notes to the consolidated financial statements.

CastleRock Management, LLC

Consolidated statements of changes in members’ equity

For the years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

	Controlling Members’ equity	Noncontrolling interest	Total

Members’ equity and noncontrolling interest, December 31, 2006	$—	$285,052,440	$285,052,440
Capital contributions	—	12,378,427	12,378,427
Capital withdrawals	—	(27,360,331)	(27,360,331)

Allocation of net income
Pro rata allocation	—	57,086,115	57,086,115
Special allocation to General Partner	10,758,294	(10,758,294)	—
Assignment of special allocation to noncontrolling interest	(10,758,294)	10,758,294	—

Members’ equity and noncontrolling interest, December 31, 2007	—	327,156,651	327,156,651

Capital contributions	—	27,663,944	27,663,944
Capital withdrawals	—	(53,767,011)	(53,767,011)

Allocation of net income
Pro rata allocation	—	(60,163,628)	(60,163,628)
Special allocation to General Partner	764	(764)	—
Assignment of special allocation to noncontrolling interest	(764)	764	—

Members’ equity and noncontrolling interest, December 31, 2008	—	240,889,956	240,889,956

Contributions	—	62,348,762	62,348,762
Withdrawals	—	(37,854,117)	(37,854,117)

Allocation of net income
Pro rata allocation	260,161	62,123,310	62,383,471
Special allocation to General Partner	1,517,153	(1,517,153)	—
Assignment of special allocation to noncontrolling interest	(1,777,314)	1,517,153	(260,161)

Members’ equity and noncontrolling interest, December 31, 2009	$—	$327,507,911	$327,507,911

See accompanying notes to the consolidated financial statements.

CastleRock Management, LLC

Consolidated statements of cash flows

(Expressed in United States dollars)

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Cash flows provided by (used in) operating activities
Net income (loss) attributable to noncontrolling interest	$60,606,157	$(60,164,392)	$46,327,821
Net income (loss) attributable to controlling interest	1,777,314	764	10,758,294

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net realized gain (loss) on investments	16,623,655	(21,840,239)	(54,249,733)
Change in unrealized appreciation (depreciation) of investments for the year	(82,000,231)	80,099,418	(7,006,654)
Special allocation from CastleRock Master Fund, Ltd.	(260,161)	—	—
Change in operating assets and liabilities:
Purchases of investments in securities	(602,771,029)	(1,213,441,850)	(1,173,316,528)
Sales of investments in securities	445,984,571	1,373,527,149	1,166,601,427
Proceeds from sales of securities sold short	384,866,303	721,804,812	628,512,212
Purchases to cover securities sold short	(385,596,731)	(681,033,272)	(647,555,662)
Decrease (increase) in due from brokers	171,312,791	(200,411,623)	46,371,895
Decrease (increase) in dividends receivable	95,580	(116,232)	59,316
Increase in due to affiliate	500	—	1,000
Increase (decrease) in due to broker	—	(460,720)	460,720
Increase (decrease) in accrued expenses	88,675	(113,985)	56,815
Increase (decrease) in dividends payable	12,088	(57,733)	137

Net cash provided by (used in) operating activities	10,739,482	(2,207,903)	17,021,060

Cash flows from financing activities
Partners’ capital contributions	63,448,762	26,138,944	14,503,427
Partners’ capital withdrawals	(72,929,280)	(25,697,882)	(29,436,444)

Net cash (used in) provided by financing activities	(9,480,518)	441,062	(14,933,017)

Net increase (decrease) in cash	1,258,964	(1,766,841)	2,088,043
Cash at beginning of year	679,435	2,446,276	358,233

Cash at end of year	$1,938,399	$679,435	$2,446,276

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$880,370	$565,576	$4,940,321

See accompanying notes to the consolidated financial statements.

CastleRock Management, LLC

Notes to consolidated financial statements

1) Organization:

Castlerock Management, LLC, (the “General Partner”) is a Delaware limited liability company. The General Partner serves as the general partner of Castlerock Focus Fund, LP, Castlerock Partners, LP and Castlerock Partners II, LP, each a Delaware limited partnership (collectively, the “Funds”).

CastleRock Asset Management, Inc., a New York corporation and an affiliate related through common ownership of the General Partner (the “Investment Manager”), serves as the manager of the Funds and provides various management support services to the Funds.

2) Significant accounting policies:

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-01, an update to ASC Topic 105—Generally Accepted Accounting Principles—amendments based on Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This update reflected the issuance of FASB Statement No. 168 and amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 168,

“The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles.” The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for the General Partner in the third quarter of 2009, and accordingly, these financial statements for the year ended December 31, 2009 and all subsequent filings will reference the Codification as the sole source of authoritative literature.

Basis of consolidation

The consolidated financial statements are presented in accordance with GAAP and include the assets, liabilities, revenues, and expenses of the Funds. Management has determined that although the Funds are not variable interest entities under the guidance included in Accounting Standards Codification (“ASC”) Topic 810, “Consolidation” the rights of the limited partners in the Funds do not overcome the presumption of control as per the guidance in ASC Subtopic 810-20, “Control of Partnerships and Similar Entities”. Although the General Partner has a minority economic interest in the Funds, it does have a majority voting interest and controls the management of the Funds. Additionally, although the limited partners of the Funds have an economic majority, they do not have the right to dissolve the Funds or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Funds. Accordingly, the General Partner consolidates the Funds and records noncontrolling interest in the consolidation as applicable under GAAP. All material intercompany transactions have been eliminated.

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

In accordance with ASC Subtopic 810-10-25-15, Retention of Specialized Accounting for Investments in Consolidation, the General Partner retains the specialized industry accounting guidance applied by the Funds.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the year. Actual results could differ from those estimates.

Income taxes

In accordance with Federal income tax regulations, income taxes of the General Partner and the Funds are the responsibility of the individual members and limited partners. Thus, no income tax provision is required.

In accordance with GAAP, the General Partner and the Funds are required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The General Partner and the Funds file income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally the General Partner and the Funds are no longer subject to income tax examinations by major taxing authorities for years before 2006. The tax benefit recognized is measured as the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the General Partner and the Funds recording a tax liability that reduces net assets. This policy has been applied to all existing tax positions upon the General Partner and the Funds’ initial adoption for the period ended December 31, 2008. Based on its analysis, the General Partner and the Funds have determined that the adoption of this policy did not have a material impact on the General Partner and the Funds’ consolidated financial statements upon adoption. However, the General Partner and the Funds’ conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The General Partner and the Funds recognize interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended December 31, 2009.

Investment in securities

Investments in securities and securities sold short that are traded on a national or regional securities exchange are valued at the last reported sales price on the last business day of the year, or if there is no last reported sales price on the last business day of the year, such investments are valued at the mean of the last reported bid and ask prices on the last business day of the year. Investments in securities and securities sold short that are traded in the over-the-counter market

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

are valued at the last reported sales price on the last business day of the year, or if the last reported sales price is not available, over-the-counter securities are valued at the mean between the closing bid and ask prices on the last business day of the year. Options owned or options sold short that are traded on a national or regional securities exchange are valued at the mean between the closing bid and ask prices on the last business day of the year. Exchange-traded index futures are valued at the closing price provided by the relevant exchange. Investments in securities, other than those discussed herein, are valued at a fair value as determined by the General Partner.

Purchases and sales of securities are recorded on a trade-date basis. Realized gains and losses on securities transactions are based on the maximum loss / minimum gain methodology, or the specific-identification method. Dividend income and dividends on securities sold short are recorded on the ex-dividend date.

Recent accounting pronouncements

In December 2007, the FASB issued Statement of Financial Accounting Standards 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS No. 160”), now codification ASC 810. SFAS 160 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be re-characterized as noncontrolling interest. It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures. SFAS 160 was effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. As a result of the adoption of ASC 810, noncontrolling interest is classified as a component of equity.

In April 2009, the FASB issued an update to ASC 820 which clarifies the application of ASC 820 (“SFAS No. 157”) in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that asset is not active. The FSP shall be effective upon issuance, including prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application shall be accounted for as a change in accounting estimate pursuant to ASC 250 (“SFAS No. 154”). The disclosure provisions of ASC 250 (“SFAS No. 154”) for a change in accounting estimate are not required for revisions resulting from a change in the valuation technique or its application. This Statement is not expected to have a material impact on the consolidated financial statements.

ASC 810 (“SFAS No. 167,”) “Amendments (FASB Interpretation No. 46R)”) eliminates exceptions to consolidating qualifying special purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a General Partner is the primary beneficiary of a variable interest entity. This Statement clarifies, but does not significantly change, the characteristics that identify a variable interest entity. However, in February 2010, the FASB issued Accounting Standards Update No. 2010-10, “Amendments for Certain Investment Funds” (“ASC 2010-10”) which resulted in the deferral of the consolidation guidance in ASC 810 for a reporting entity’s interest in certain entities,

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

including certain investment funds, to allow the FASB to work with the International Accounting Standards Board in developing consistent consolidation guidance for interest in such entities. This Statement is effective for fiscal years and interim periods beginning after November 15, 2009, and is not expected to have a material; impact on our consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-12, an update to ASC 820-10, “Fair Value Measurements and Disclosures”, to provide guidance on investments in certain entities that calculate net asset value per share (or its equivalent). This ASC permits investors to estimate the fair value of investments in investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the AICPA’s investment companies Guide as of the reporting entity’s measurement date. In addition, the investor’s financial statements will need to provide several disclosures such as how investments are valued under ASC 820-10, estimated remaining life of the investment and terms and conditions of redemption, among other things. The adoption of this update did not have a material impact to the financial statements.

3) Due to broker:

The clearing and depository operations for the Funds’ securities transactions are provided by UBS Securities, LLC. For financial reporting purposes, amounts due to broker have been offset against amounts due from the same broker for securities sold short. Substantially all of the securities owned and the amounts due from broker reflected in the consolidated statement of assets and liabilities are positions carried by and amounts due from this broker and its affiliates. The securities serve as collateral for the net liability to the brokers when taking into account short positions. The broker’s right to sell or repledge this collateral is limited to 140% of the amount due after adjusting for securities sold short and other items. Additionally, investments in securities and securities sold short are subject to margin requirements. Margin interest is based on the effective federal funds rate for U.S. dollars.

4) Securities sold short:

Subsequent market fluctuations may require the Funds to purchase the securities sold short at prices that differ from the fair value reflected in the consolidated statement of assets and liabilities.

5) Related party transactions:

The Investment Manager provides personnel, office space and administrative services to the Funds. In consideration for the services, the Investment Manager receives a quarterly management fee generally equal to 0.25% (1% annually) of the net assets of the Funds.

The General Partner owns a class of shares in CastleRock Master Fund, Ltd. (the “Master Fund”) that is allocated 20% of the increase, if any, in the net asset value of each series of each class of shares of the Master Fund, subject to loss carryforward provision (the incentive allocation).

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

6) Partners’ Capital of the Fund:

The following summarizes certain terms of the Funds, as more fully described in its amended and restated limited partnership agreements (the “Agreements”).

Each partner in the Funds has a capital account with an initial balance equal to the amount such partner paid for its interest. The minimum subscription amount is $1,000,000 for initial investments. The General Partner, in its sole discretion, may accept lesser sums as initial and subsequent contributions.

The term pro rata, as used in the consolidated statements of changes in member’s equity, represents the allocation of net income made at the close of each fiscal period in accordance with the Agreements.

In general, income and expenses are allocated among the partners in the Funds in the ratio that the balance of each partner’s capital account bears to the balance of all partners’ accounts in the Funds as of the beginning of such fiscal period.

The Agreements of the Funds provides for the reallocation to the General Partner of 20% of net income, if any, that is allocable to the capital accounts of the limited partners. Such reallocation to the General Partner is subject to a loss carry-forward provision.

Generally, withdrawals by limited partners from the Funds are permitted on the last business day of each quarter provided 60 days written notice is provided to the General Partner.

Capital withdrawals payable represents amounts due to partners based on withdrawals effective December 31, 2009, December 31, 2008, and December 31, 2007, from the Fund.

Advance capital contributions as of December 31, 2009, December 31, 2008 and December 31, 2007 represent amounts received for contributions effective January 1, 2010, January 1, 2009 and January 1, 2008, respectively.

7) Valuation of financial instruments:

As described in Note 2, the Funds’ investments are carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Funds utilize valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs. Assets and liabilities recorded at fair value are categorized within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their values. Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. The three levels of the fair value hierarchy are described below:

Level 1—Unadjusted quoted prices in active markets for identical, unrestricted assets or liabilities that the Funds has the ability to access at the measurement date;

Level 2—Quoted prices that are not active, or inputs that are observable (either directly or indirectly) for substantially the full term of the asset or liability; and

Level 3—Prices, inputs or exotic modeling techniques that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

As required by Statement of Financial Accounting Standards No. 157, investments are classified within the level of the lowest significant input considered in determining fair value. Investments classified within Level 3, the fair value measurement of which considers several inputs, may include Level 1 or Level 2 inputs as components of the overall fair value measurement. The table that follows sets forth information about the level within the fair value hierarchy at which the Funds’ investments are measured at December 31, 2009.

Description	Total	Total all “funds” fair value measurement using
		Quoted prices in active markets for indential assets (level 1)	Significant other observable inputs (level 2)	Significant unobservable inputs (level 3)

Securities owned—at fair value	$408,801,941	$398,224,823	$—	$10,577,118

Securities sold short—at fair value	103,281,177	103,281,177	—	—

The following is a reconciliation of the investment in which significant unobservable inputs (Level 3) were used in determining value:

Balance, January 1, 2009				$9,444,969
Purchases of investment securities				1,492,772
Change in unrealized depreciation during year				(360,623)

Balance, December 31, 2009				$10,577,118

The table that follows sets forth information about the level within the fair value hierarchy at which the Funds’ investments are measured at December 31, 2008.

Description	Total	Fair value measurements using
		Quoted prices in active markets for indential assets (level 1)	Significant other observable inputs (level 2)	Significant unobservable inputs (level 3)

Securities owned—at fair value	$126,752,532	$117,307,563	$—	$9,444,969

Securities sold short—at fair value	44,125,230	44,125,230	—	—

The following is a reconciliation of the investment in which significant unobservable inputs (Level 3) were used in determining value:

Balance, January 1, 2008				$8,474,705
Sale of investment securities				(364,496)
Net realized losses during the year				(2,091,804)
Change in unrealized depreciation during year				3,426,564

Balance, December 31, 2008				$9,444,969

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

8) Derivative financial instruments:

The Funds have adopted the disclosures relating to derivative and hedging activities of the FASB ASC. This guidance requires entities to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivatives and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. Qualitative disclosures about objectives and strategies for using derivatives are also required. These disclosures are effective from January 1, 2009 and do not affect the statement of consolidated income or consolidated statement of assets and liabilities.

The Funds’ trading activities include the purchase and sale of derivative financial instruments, including exchange-traded equity and index options, and exchange-traded index futures. These derivative contracts are used for trading purposes and for managing risk associated with the portfolio of investments. The writing of options involves elements of market risk in excess of the amount recognized in the consolidated statement of assets and liabilities. In many cases, the Funds limits its risk by holding offsetting security or option positions. These derivative contracts are recorded on the consolidated statement of assets and liabilities as assets/liabilities measured at fair value and the related realized and unrealized gain (loss) associated with these derivatives is recorded in the consolidated statement of income. Derivative contracts serve as components of the Funds’ investment strategy and may be used to structure hedging transactions or utilized as speculative positions to economically meet the investment objectives of the Funds. Exchange-traded equity and index options are valued at the mean of the closing bid and ask prices from the relevant exchange. Exchange-traded index futures are valued at the closing price from the relevant exchange.

Upon entering into a futures contract, the Funds is required to pledge to the broker an amount of cash equal to a certain percentage of the contract amount (initial margin deposit). Subsequent payments, known as variation margin, are made or received by the Funds each day, depending on the daily fluctuations in the fair value of the futures contract. The Funds recognize a gain or loss equal to the daily variation margin.

As of December 31, 2009 and for the year then ended, the Funds’ derivative activities had the following impact on the statement of assets and liabilities and the statement of income:

Details of derivative held as of December 31, 2009

Derivative contracts	Include in investments in securities, at fair value	Number of contracts

Call options purchased	$495,317	6,153

	$495,317	6,153

Details of gains (losses) from derivatives for the Year ended December 31, 2009

Derivative contracts	Realized gain (loss)	Unrealized gain (loss)

Futures contracts	$(31,554,645)	$—
Call options purchased	(1,689,178)	(32,758)
Put options purchased	(10,272,844)	—
Call options written	539,829	—

	$(42,976,838)	$(32,758)

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

9) Letter of intent:

On July 19, 2010, the General Partner and the Investment Manager entered into a Letter of Intent (the “LOI”) with Aveon Holdings I, L.P. (“Aveon”). The LOI reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the General Partner (the “Investment”). A definitive purchase agreement was signed on November 12, 2010. An affiliate of Aveon intends to file a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

10) Subsequent events:

As of June 30, 2010, the General Partner adopted FASB ASC Topic 855, Subsequent Events (formerly SFAS No. 165, Subsequent Events), which addresses the accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are available to be issued. In accordance with the provisions set forth in FASB ASC Topic 855, the General Partner evaluated the possibility of subsequent events existing in the consolidated financial statements through November 15, 2010, the date the consolidated financial statements were available to be issued. The General Partner has determined that there were no material events that would require disclosure in the consolidated financial statements other than those listed below.

From January 1, 2010 through November 1, 2010, the Funds have received capital contributions and withdrawals of approximately $21,881,000 and $42,757,640 respectively. The ultimate amounts redeemed may vary based upon the performance of the Funds.

CastleRock Management, LLC

Consolidated financial statements

(Unaudited)

September 30, 2010 and 2009

CastleRock Management, LLC

Consolidated statements of assets and liabilities

(Expressed in United States dollars)

	September 30, 2010 (unaudited)	December 31, 2009

Assets
Investments in securities, at fair value (cost: $316,238,886, 2009-$307,809,398)	$381,691,413	$408,801,941
Cash	329,154	1,938,399
Due from brokers	48,273,841	34,615,728
Dividends receivable	47,393	20,652

Total assets	$430,341,801	$445,376,720

Liabilities and partners’ capital
Securities sold short, at fair value (proceeds: $101,838,438, 2009-$104,625,313)	$101,405,660	$103,281,177
Due to withdrawing Partners	16,592,351	11,926,212
Management fee payable	561,378	—
Due to affiliate	4,000	1,500
Contribution received in advance	—	1,700,000
Accrued expenses	207,645	915,198
Dividends payable	79,810	44,722

Total liabilities	$118,850,844	$117,868,809

Controlling members’ equity	—	—
Noncontrolling interest	311,490,957	327,507,911

Total members’ equity	311,490,957	327,507,911
Total liabilities and members’ equity	$430,341,801	$445,376,720

See accompanying notes to the consolidated financial statements.

CastleRock Management, LLC

Consolidated statements of income

(Unaudited)

(Expressed in United States dollars)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Investment income (loss)

Income:
Dividends	$5,401,948	$1,031,050
Interest	1,019	4,932
Other	24,210	90,856
Incentive fee allocated from CastleRock Master Fund, Ltd.	9,943	—

Total income	5,437,120	1,126,838

Expenses:
Management fee	2,365,124	2,013,857
Interest expense	807,496	405,016
Dividends on securities sold short	987,153	550,899
Professional fees	191,662	274,662
Other	336,205	169,448

Total expenses	4,687,640	3,413,882
Net investment loss	749,480	(2,287,044)

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on investments	40,900,333	(19,659,357)
Change in unrealized appreciation (depreciation) on investments	(36,486,184)	71,465,309

Net realized and unrealized gain (loss) on investments	4,414,149	51,805,952

Net income (loss) before allocation to noncontrolling interest	5,163,629	49,518,907
Net income (loss) attributable to noncontrolling interest	5,121,928	49,518,907

Net income (loss) attributable to controlling interest	$41,701	$—

See accompanying notes to the consolidated financial statements.

CastleRock Management, LLC

Consolidated statements of changes in members’ equity

For the nine months ended September 30, 2010

(Unaudited)

(Expressed in United States dollars)

	Controlling Members’ Equity	Noncontrolling interest	Total

Members’ equity and noncontrolling interest, December 31, 2009	$—	$327,507,911	$327,507,911
Capital contributions	—	20,984,000	20,984,000
Capital withdrawals	—	(42,154,640)	(42,154,640)

Allocation of net income Pro rata allocation	9,943	5,153,686	5,163,629
Special allocation to Managing Member	31,758	(31,758)	—
Assignment of special allocation to noncontrolling interest	(41,701)	31,758	(9,943)

Members’ equity and noncontrolling interest, September 30, 2010	$—	$311,490,957	$311,490,957

See accompanying notes to the consolidated financial statements.

CastleRock Management, LLC

Consolidated statements of cash flows

(Unaudited)

(Expressed in United States dollars)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Cash flows provided by (used in) operating activities
Net income (loss) attributable to noncontrolling interest	$5,121,928	$49,518,908
Net income (loss) attributable to controlling interest	41,701

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net realized (gain) loss on investments	(40,900,333)	19,659,357

Net unrealized (gain) loss on derivative investments
Change in unrealized (appreciation) depreciation of investments for the year	36,486,184	(71,465,309)
Special allocation from CastleRock Master Fund, Ltd.	(9,943)	—

Change in operating assets and liabilities:
Purchases of investments in securities	(795,386,073)	(411,457,433)
Sales of investments in securities	840,896,998	269,010,573
Proceeds from sales of securities sold short	942,481,643	228,903,373
Purchases to cover securities sold short	(958,343,405)	(192,936,127)
Decrease (increase) in due from brokers	(13,658,113)	118,538,155
Decrease (increase) in dividends receivable	(26,742)	71,531
Increase (decrease) in management fee payable	561,378	287,369
Increase (decrease) Due to brokers	—	110,207
Increase (decrease) Due affiliates	2,500	1,000
Increase (decrease) in accrued expenses	(707,553)	(705,135)
Increase (decrease) in dividends payable	35,088	11,781

Net cash (used in) provided by operating activities	16,595,258	9,548,250

Cash flows from financing activities
Partners’ capital contributions	19,284,000	46,618,762
Partners’ capital withdrawals	(37,488,503)	(56,634,491)

Net cash (used in) provided by financing activities	(18,204,503)	(10,015,728)

Net (decrease) increase in cash	(1,609,245)	(467,478)
Cash at beginning of year	1,938,399	679,435

Cash at end of year	329,154	211,957

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$807,496	$405,016

See accompanying notes to the consolidated financial statements.

CastleRock Management, LLC

Notes to consolidated financial statements

For the nine months ended September 30, 2010 and 2009

1) Organization:

Castlerock Management, LLC, (the “General Partner”) is a Delaware limited liability company. The General Partner serves as the general partner of Castlerock Focus Fund, LP, Castlerock Partners, LP and Castlerock Partners II, LP, each a Delaware limited partnership (collectively, the “Funds”).

CastleRock Asset Management, Inc., a New York corporation and an affiliate related through common ownership of the General Partner (the “Investment Manager”), serves as the manager of the Funds and provides various management support services to the Funds.

2) Significant accounting policies:

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars. The December 31, 2009 consolidated financial statement of assets and liabilities has been derived from the audited financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-01, an update to ASC Topic 105—Generally Accepted Accounting Principles—amendments based on Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This update reflected the issuance of FASB Statement No. 168 and amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for the General Partner in the third quarter of 2009, and accordingly, these financial statements for the nine months ended September 30, 2010 and all subsequent filings will reference the Codification as the sole source of authoritative literature.

Basis of consolidation

The consolidated financial statements are presented in accordance with GAAP and include the assets, liabilities, revenues, and expenses of the Funds. Management has determined that although the Funds are not variable interest entities under the guidance included in Accounting Standards Codification (“ASC”) Topic 810, “Consolidation” the rights of the limited partners in the Funds do not overcome the presumption of control as per the guidance in ASC Subtopic 810-20, “Control of Partnerships and Similar Entities”. Although the General Partner has a minority economic interest in the Funds, it does have a majority voting interest and controls the management of the Funds. Additionally, although the limited partners of the Funds have an economic majority, they do not have the right to dissolve the Funds or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Funds. Accordingly, the General Partner consolidates the Funds and records noncontrolling interest in the consolidation as applicable under GAAP. All material intercompany transactions have been eliminated.

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

In accordance with ASC Subtopic 810-10-25-15, Retention of Specialized Accounting for Investments in Consolidation, the General Partner retains the specialized industry accounting guidance applied by the Funds.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the year. Actual results could differ from those estimates.

Revenue Recognition

In accordance with ASC Subtopic 605-20-S99 “Accounting for Management Fees Based on a Formula,” the General Partner has elected not to record the incentive income until all contingencies have been eliminated.

Income taxes

In accordance with Federal income tax regulations, income taxes of the General Partner and the Funds are the responsibility of the individual members and limited partners. Thus, no income tax provision is required.

In accordance with GAAP, the General Partner and the Funds are required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The General Partner and the Funds file income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally the General Partner and the Funds are no longer subject to income tax examinations by major taxing authorities for years before 2007. The tax benefit recognized is measured as the largest amount of benefit that is greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the General Partner and the Funds recording a tax liability that reduces net assets. This policy has been applied to all existing tax positions upon the General Partner and the Funds’ initial adoption for the period ended December 31, 2008. Based on its analysis, the General Partner and the Funds have determined that the adoption of this policy did not have a material impact on the General Partner and the Funds’ consolidated financial statements upon adoption. However, the General Partner and the Funds’ conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The General Partner and the Funds recognize interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended September 30, 2010 and 2009.

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

Investment in securities

Investments in securities and securities sold short that are traded on a national or regional securities exchange are valued at the last reported sales price on the last business day of the year, or if there is no last reported sales price on the last business day of the year, such investments are valued at the mean of the last reported bid and ask prices on the last business day of the year. Investments in securities and securities sold short that are traded in the over-the-counter market are valued at the last reported sales price on the last business day of the year, or if the last reported sales price is not available, over-the-counter securities are valued at the mean between the closing bid and ask prices on the last business day of the year. Options owned or options sold short that are traded on a national or regional securities exchange are valued at the mean between the closing bid and ask prices on the last business day of the year. Exchange-traded index futures are valued at the closing price provided by the relevant exchange. Investments in securities, other than those discussed herein, are valued at a fair value as determined by the General Partner.

Purchases and sales of securities are recorded on a trade-date basis. Realized gains and losses on securities transactions are based on the maximum loss / minimum gain methodology, or the specific-identification method. Dividend income and dividends on securities sold short are recorded on the ex-dividend date.

Recent accounting pronouncements

In December 2007, the FASB issued (Standards 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51”) (“SFAS No. 160”), now codified ASC 810. SFAS No. 160 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be re-characterized as noncontrolling interest. It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures. SFAS No. 160 was effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. As a result of the adoption of ASC 810 noncontrolling interest is classified as a component of equity.

In April 2009, the FASB issued an update to ASC 820 which clarifies the application of ASC 820 (“SFAS No. 157”) in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that asset is not active. The FSP shall be effective upon issuance, including prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application shall be accounted for as a change in accounting estimate pursuant to ASC 250 (“SFAS No. 154”). The disclosure provisions of ASC 250 (“SFAS No. 154”) for a change in accounting estimate are not required for revisions resulting from a change in valuation technique or its application. This Statement is not expected to have a material impact on our consolidated financial statements.

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

ASC 810 (SFAS No. 167, “Amendments to ASC 810 (FASB Interpretation No. 46R)”) eliminates exceptions to consolidating qualifying special purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a General Partner is the primary beneficiary of a variable interest entity. This Statement clarifies, but does not significantly change, the characteristics that identify a variable interest entity. However, in February 2010, the FASB issued Accounting Standards Update No. 2010-10, “Amendments for Certain Investment Funds” (“ASC 2010-10”) which resulted in the deferral of the consolidation guidance in ASC 810 for a reporting entity’s interest in certain entities, including certain investment funds, to allow the FASB to work with the International Accounting Standards Board in developing consistent consolidation guidance for interest in such entities. This Statement is effective for fiscal years and interim periods beginning after November 15, 2009, and is not expected to have a material; impact on our consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-12, an update to ASC 820-10, “Fair Value Measurements and Disclosures”, to provide guidance on investments in certain entities that calculate net asset value per share (or its equivalent. This ASC permits investors to estimate the fair value of investments in investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the AICPA’s investment companies Guide as of the reporting entity’s measurement date. In addition, the investor’s financial statements will need to provide several disclosures such as how investments are valued under ASC 820-10, estimated remaining life of the investment and terms and conditions of redemption, among other things. The adoption of this update did not have a material impact to the financial statements.

In January 2010, the FASB issued “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”, which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions, ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 rollforward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009. However, the requirement to provide the Level 3 activity for purchase, sales, issuance and settlement on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The adoption of the amendment did not have a material impact on the consolidated financial statements.

3) Due to broker:

The clearing and depository operations for the Funds’ securities transactions are provided by UBS Securities, LLC. For financial reporting purposes, amounts due to broker have been offset against amounts due from the same broker for securities sold short. Substantially all of the securities

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

owned and the amounts due from broker reflected in the consolidated statement of assets and liabilities are positions carried by and amounts due from this broker and its affiliates. The securities serve as collateral for the net liability to the brokers when taking into account short positions. The broker’s right to sell or repledge this collateral is limited to 140% of the amount due after adjusting for securities sold short and other items. Additionally, investments in securities and securities sold short are subject to margin requirements. Margin interest is based on the effective federal funds rate for U.S. dollars.

4) Securities sold short:

Subsequent market fluctuations may require the Funds to purchase the securities sold short at prices that differ from the fair value reflected in the statement of assets and liabilities.

5) Related party transactions:

The Investment Manager provides personnel, office space and administrative services to the Funds. In consideration for the services, the Investment Manager receives a quarterly management fee generally equal to 0.25% (1% annually) of the net assets of the Funds.

The General Partner owns a class of shares in the CastleRock Master Fund, Ltd. (the “Master Fund”) that is allocated 20% of the increase if any in the net asset value of each series of each class of shares of the Master Fund, subject to a loss carryforward provision (the incentive allocation).

6) Partners’ capital of the fund:

The following summarizes certain terms of the Funds, as more fully described in its amended and restated limited partnership agreements (the “Agreements”).

Each partner in the Funds has a capital account with an initial balance equal to the amount such partner paid for its interest. The minimum subscription amount is $1,000,000 for initial investments. The General Partner, in its sole discretion, may accept lesser sums as initial and subsequent contributions.

The term pro rata, as used in the consolidated statements of changes in member’s equity, represents the allocation of net income made at the close of each fiscal period in accordance with the Agreements.

In general, income and expenses are allocated among the partners in the Funds in the ratio that the balance of each partner’s capital account bears to the balance of all partners’ accounts in the Funds as of the beginning of such fiscal period.

Agreements of the Funds provides for the reallocation to the General Partner of 20% of net income, if any, that is allocable to the capital accounts of the limited partners. Such reallocation to the General Partner is subject to a loss carry-forward provision.

Generally, withdrawals by limited partners from the Funds are permitted on the last business day of each quarter provided 60 days written notice is provided to the General Partner.

Capital withdrawals payable represents amounts due to partners based on withdrawals effective September 30, 2010.

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

7) Valuation of financial instruments:

As described in Note 2, the Funds’ investments are carried at fair value. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Funds utilize valuation techniques to maximize the use of observable inputs and minimize the use of unobservable inputs. Assets and liabilities recorded at fair value are categorized within the fair value hierarchy based upon the level of judgment associated with the inputs used to measure their values. Inputs are broadly defined as assumptions market participants would use in pricing an asset or liability. The three levels of the fair value hierarchy are described below:

Level 1—Unadjusted quoted prices in active markets for identical, unrestricted assets or liabilities that the Funds has the ability to access at the measurement date;

Level 2—Quoted prices that are not active, or inputs that are observable (either directly or indirectly) for substantially the full term of the asset or liability; and

Level 3—Prices, inputs or exotic modeling techniques that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

As required by FASB guidance investments are classified within the level of the lowest significant input considered in determining fair value. Investments classified within Level 3, the fair value measurement of which considers several inputs, may include Level 1 or Level 2 inputs as components of the overall fair value measurement. The table that follows sets forth information about the level within the fair value hierarchy at which the Funds’ investments are measured at September 30, 2010.

Description	Total	Total all “funds” fair value measurements using
		Quoted prices in active markets for indential assets (level 1)	Significant other observable inputs (level 2)	Significant unobservable inputs (level 2)

Securities owned—at fair value	$381,691,412	$369,093,912	$—	$12,597,500

Securities sold short—at fair value	101,405,660	101,405,660	—	—

The following is a reconciliation of the investment in which significant unobservable inputs (Level 3) were used in determining value:

Balance, January 1, 2010				$10,577,118
Transfers from Level 1 to Level 3				(4,040,018)
Purchases of investment securities				6,085,800
Change in unrealized depreciation during year				(25,400)

Balance, September 30, 2010				$12,597,500

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

The table that follows sets forth information about the level within the fair value hierarchy at which the Funds’ investments are measured at December 31, 2009.

Description	Total	Total All "Funds" Fair Value Measurements Using
		Quoted Prices in Active Markets for Indential Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Securities owned—at fair value	$408,801,941	$398,224,823	—	$10,577,118

Securities sold short—at fair value	$103,281,177	$103,281,177	—	—

The following is a reconciliation of the investment in which significant unobservable inputs (Level 3) were used in determining value:
Balance, January 1, 2009				$9,444,969
Purchases of investment securities				1,492,772
Change in unrealized depreciation during year				(360,623)

Balance, December 31, 2009				$10,577,118

8) Derivative financial instruments:

The Funds have adopted the disclosures relating to derivative and hedging activities of the FASB ASC. This guidance requires entities to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivatives and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. Qualitative disclosures about objectives and strategies for using derivatives are also required. These disclosures are effective from January 1, 2009 and do not affect the consolidated statement of income or consolidated statement of assets and liabilities.

The Funds’ trading activities include the purchase and sale of derivative financial instruments, including exchange-traded equity and index options, and exchange-traded index futures. These derivative contracts are used for trading purposes and for managing risk associated with the portfolio of investments. The writing of options involves elements of market risk in excess of the amount recognized in the consolidated statement of assets and liabilities. In many cases, the Funds limits its risk by holding offsetting security or option positions. These derivative contracts are recorded on the consolidated statement of assets and liabilities as assets/liabilities measured at fair value and the related realized and unrealized gain (loss) associated with these derivatives is recorded in the consolidated statement of income. Derivative contracts serve as components of the Funds’ investment strategy and may be used to structure hedging transactions or utilized as speculative positions to economically meet the investment objectives of the Funds. Exchange- traded equity and index options are valued at the mean of the closing bid and ask prices from the relevant exchange. Exchange-traded index futures are valued at the closing price from the relevant exchange.

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

Upon entering into a futures contract, the Funds is required to pledge to the broker an amount of cash equal to a certain percentage of the contract amount (initial margin deposit). Subsequent payments, known as variation margin, are made or received by the Funds each day, depending on the daily fluctuations in the fair value of the futures contract. The Funds recognize a gain or loss equal to the daily variation margin.

As of September 30, 2010, December 31, 2009 and for the nine months ended September 30, 2010 and 2009, the Funds’ derivative activities had the following impact on the statement of assets and liabilities and the statement of income:

Details of derivative held as of September 30 , 2010
Derivative contracts	Include in investments in securities, at fair value	Number of contracts

Put options purchased	$2,199,734	22,539
Call options written	(467,220)	(7,787)
Futures contracts sold	866,967	(1,722)

	$2,599,481	13,030

Details of gains (losses) from derivatives for the period ended September 30, 2010

Derivative contracts	Realized gain (loss)	Unrealized gain (loss)

Futures contracts	$(13,250,992)	866,967
Call options purchased	(6,184,714)	32,759
Put options purchased	(10,034,626)	767
Call options written	1,092,603	(23,162)

	$(28,377,730)	877,330

Details of Derivative Held as of December 31, 2009

Derivative Contracts	Include in Investments in Securities, at Fair Value	Number of Contracts

Call options purchased	$495,317	6,153

	$495,317	6,153

Details of Gains (Losses) from Derivatives for the period ended September 30, 2009

Derivative Contracts	Realized Gain (Loss)	Unrealized Gain (Loss)

Futures contracts	$(29,098,141)	(1,510,105)
Call options purchased	—	—
Put options purchased	(3,674,099)	61,881
Call options written	(2,196,498)	632,036

	$(34,968,738)	$(816,188)

CastleRock Management, LLC

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

9) Letter of intent:

On July 19, 2010, the General Partner and the Investment Manager entered into a Letter of Intent (the “LOI”) with Aveon Holdings I, L.P. (“Aveon”). The LOI reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the General Partner (the “Investment”). A definitive purchase agreement was signed on November 12, 2010 and amended on January 4, 2011. An affiliate of Aveon has filed a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

10) Subsequent events:

The Funds evaluated subsequent events through January 4, 2011, the date these financial statements were available to be issued, and concluded that no additional disclosures are required.

The Funds received capital contributions of $897,000 and had capital withdrawals of $600,000 subsequent to September 30, 2010.

Schedule of Management Fees and Incentive Fees of the CastleRock Group (a carve out of advisory management fees and performance fees (together the “CastleRock Funds Fees”) incurred by CastleRock Partners, LP, CastleRock Partners II, LP, CastleRock Master Fund, Ltd. and CastleRock Fund, Ltd. in relation to services provided by CastleRock Management, LLC and CastleRock Asset Management, Inc.)

Special Purpose Statements and Independent Auditor’s Report

For the years ended December 31, 2009, 2008 and 2007

McGladrey & Pullen, LLP Certified Public Accountants 1185 Avenue of the Americas New York, NY 10036 O 212.372.1000 F 212.372.1001 www.mcgladrey.com

Independent Auditor’s Report

To the Managing Members

CastleRock Management LLC (“the General Partner”)

New York, New York

We have audited the accompanying Schedule of Management Fees and Incentive Fees incurred within CastleRock Partners, LP, CastleRock Partners II, LP, CastleRock Master Fund, Ltd. and CastleRock Fund, Ltd. in relation to services provided by CastleRock Management LLC and CastleRock Asset Management, Inc. for the years ended December 31, 2009, 2008, and 2007. This schedule is the responsibility of the General Partner’s management. Our responsibility is to express an opinion on this schedule based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Schedule of Management Fees and Incentive Fees are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule of Management Fees and Incentive Fees. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the schedule referred to above presents fairly, in all material respects, the management fees and incentive fees incurred within CastleRock Partners, LP, CastleRock Partners II, LP, CastleRock Master Fund, Ltd. and CastleRock Fund, Ltd., in relation to services provided by CastleRock Management LLC and CastleRock Asset Management, Inc. for the years ended December 31, 2009, 2008, and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

New York, New York

November 15, 2010

McGladrey is the brand under which RSM McGladrey, Inc. and McGladrey & Pullen, LLP serve clients’ business needs. The two firms operate as separate legal entities in an alternative practice structure.	Member of RSM International network, a network of independent accounting, tax and consulting firms.

CastleRock Group

Schedule of management fees and incentive fees

For the years ended December 31, 2009, 2008 and 2007

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Income
Management fees from Castlerock Partners, LP	$2,613,960	$2,788,920	$3,006,292
Incentive fees from Castlerock Partners, LP	1,445,889	—	10,127,430
Management fees from Castlerock Partners II, LP	180,236	172,638	191,032
Incentive fees from Castlerock Partners II, LP	71,264	764	630,864
Management fees from Castlerock Fund, Ltd.	909,105	1,246,879	1,595,555
Incentive fees from Castlerock Fund, Ltd.	—	26,985	5,673,230
Incentive fees from Castlerock Master Fund, Ltd.	260,161	—	—

Total income	$5,480,615	$4,236,186	$21,224,403

See accompanying notes to the special purpose statements.

CastleRock Group

Notes to special purpose statements

For the years ended December 31, 2009, 2008 and 2007

1) Business:

The CastleRock Group consists of CastleRock Partners, L.P. (the “Partners Fund”), CastleRock Partners II, L.P. (the “Partners II Fund”), the CastleRock Master Fund, Ltd., and the CastleRock Fund, Ltd. (the “Offshore Fund”).

CastleRock Management, LLC, (the “General Partner”) is a Delaware limited liability company. The General Partner serves as the general partner of CastleRock Partners, LP and CastleRock Partners II, LP, each a Delaware limited partnership (collectively, the “Funds”).

CastleRock Asset Management, Inc., a New York corporation and an affiliate of the General Partner (the “Investment Manager”), serves as the manager of the Funds and provides various management support services to the Funds.

The Offshore Fund, an international business company organized under the laws of the British Virgin Islands, commenced operations in September 1996. As of January 1, 2009, the Offshore Fund contributed substantially all of its assets and liabilities to and become a feeder fund to CastleRock Master Fund, Ltd (the “Master Fund”), an international business company that was organized under the laws of the British Virgin Islands on December 17, 2008 and commenced operations on January 1, 2009. In return for the contribution of substantially all of its net assets to the Master Fund, the Offshore Fund received redeemable participating voting shares of the Master Fund. All trading and investment activities are now conducted through the Master Fund.

The Investment Manager serves as the Offshore Fund’s investment adviser and provides discretionary investment management services to the Offshore Fund. The Investment Manager also acts as the Master Fund’s investment adviser and provides discretionary investment management services to the Master fund.

The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission.

The Investment Manager provides discretionary investment management, personnel, office space and administrative services to the Funds. In consideration for the services, the Investment Manager receives a quarterly management fee generally equal to 0.25% (1% annually) of the net assets of the Funds.

The Limited Partnership Agreements of the Funds provides for the reallocation to the General Partner of 20% of net income, if any, that is allocable to the capital accounts of the Limited Partners. Such reallocation to the General Partner is subject to a loss carry-forward provision.

For the Offshore Fund the Investment Manager provides discretionary investment management services. In consideration for these services, the Investment Manager receives a quarterly management fee equal to between 0.25% (for Class A and Class B shares) and 0.3125% (for Class C and Class D shares) of the net asset value of each class of shares of the Offshore Fund. The management fee is calculated based on the net asset value of each class of shares the Offshore Fund has at the beginning of each calendar quarter, is payable in advance and is pro-rated for any subscriptions and redemptions made during the calendar quarter.

CastleRock Group

Notes to special purpose statements (continued)

For the years ended December 31, 2009, 2008 and 2007

For the Offshore Fund prior to January 1, 2009 the Investment Manager received a performance fee equal to 20% of the increase in the value, if any, of each series of Class A and Class B shares.

The General Partner owns a class of shares of the Master Fund that is allocated 20% of the increase, if any, in the net asset value of each series of each class of shares of the Master Fund, subject to a loss carry forward provision (the “Performance Allocation”). The General Partner may waive of modify the Performance Allocation attributable to certain shareholders.

For years prior to 2009, the Investment Manager could elect to defer payment of all or part of its performance fee to the last day of any fiscal year following the year such fee was earned. The deferred amounts are invest in the same manner as the Offshore Fund’s other assets and are not subject to charges for management fees or performance fees. In the event of liquidation of the Offshore Fund, any balance in the deferred account, along with other liabilities of the Offshore Fund, will have a priority claim over the interests of the equity holders of the Offshore Fund.

2) Significant accounting policies:

Basis of presentation—The management fees and incentive fees (reallocation and/or Performance Allocation) earned by the General Partner and the Investment Manager through services rendered to the Funds, the Master Fund and the Offshore Fund (the “CastleRock Fund Fees”), effectively constitutes the special purpose statements. The CastleRock Fund Fees are earned by the Investment Manager and the General Partner and are not a stand-alone entity. The special purpose schedule of management fees and incentive fees of the CastleRock Fund Fees reflect the total income earned by the CastleRock Fund Fees on a stand-alone basis. The financial information included herein may not necessarily reflect the performance of the CastleRock Fund Fees in the future or what they would have been had the CastleRock Fund Fees been a separate, stand-alone entity during the periods presented.

Revenue recognition—Management fees and incentive fees earned from the Funds and the Offshore Fund are recorded as discussed in Note 1.

3) Subsequent event:

On July 19, 2010, the General Partner and the Investment Manager entered into a Letter of Intent (the “LOI”) with Aveon Holdings I, L.P. (“Aveon”). The LOI reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the General Partner (the “Investment”). A definitive purchase agreement was signed on November 12, 2010. An affiliate of Aveon has filed a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

Schedule of Management Fees and Incentive Fees of the CastleRock Group (a carve out of advisory management fees and performance fees (together the “CastleRock Funds Fees”) incurred by CastleRock Partners, LP, CastleRock Partners II, LP, CastleRock Master Fund, Ltd. and CastleRock Fund, Ltd. in relation to services provided by CastleRock Management, LLC and CastleRock Asset Management, Inc.)

Special Purpose Statements (Unaudited)

Nine Months Ended September 30, 2010 and 2009

CastleRock Group

Schedule of management fees and incentive fees

(Unaudited)

	Nine months ended September 30, 2010 (Unaudited)	Nine months ended September 30, 2009 (Unaudited)

Income
Management fees from Castlerock Partners, LP	$2,226,239	$1,881,961
Incentive fees from Castlerock Partners, LP	31,758	—
Management fees from Castlerock Partners II, LP	138,885	131,897
Incentive fees from Castlerock Partners II, LP	—	—
Management fees from Castlerock Fund, Ltd.	850,377	660,400
Incentive fees from Castlerock Master Fund, Ltd.	9,943	—

Total income	$3,257,202	$2,674,258

See accompanying notes to special purpose financial statements.

CastleRock Group

Notes to special purpose statements

For the nine months ended September 30, 2010 and 2009

1) Business:

The CastleRock Group consists of CastleRock Partner, L.P. (the “Partners Fund”), CastleRock Partners II, L.P. (the “Partners II Fund”), CastleRock Master Fund, Ltd. (the “Master Fund”) and the CastleRock Fund, Ltd. (the “Offshore Fund”).

CastleRock Management, LLC, (the “General Partner”) is a Delaware limited liability. The General Partner serves as the general partner of CastleRock Partners, LP and CastleRock Partners II, LP, each a Delaware limited partnership (collectively, the “Funds”).

CastleRock Asset Management, Inc., a New York corporation and an affiliate of the General Partner (the “Investment Manager”), serves as the manager of the Funds and provides various management support services to the Funds.

The Offshore Fund, an international business company organized under the laws of the British Virgin Islands, commenced operations in September 1996. As of January 1, 2009, the Fund contributed substantially all of its assets and liabilities to and become a feeder fund to CastleRock Master Fund, Ltd (the “Master Fund”), an international business company that was organized under the laws of the British Virgin Islands on December 17, 2008 and commenced operations on January 1, 2009. In return for the contribution of substantially all of its net assets to the Master Fund, the Offshore Fund received redeemable participating voting shares of the Master Fund. All trading and investment activities are now conducted through the Master Fund.

The Investment Manager serves as the Offshore Fund’s investment adviser and provides discretionary investment management services to the Offshore Fund. The Investment Manager also acts as the Master Fund’s investment adviser and provides discretionary investment management services to the Master fund.

The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission.

The Investment Manager provides discretionary investment management, personnel, office space and administrative services to the Funds. In consideration for the services, the Investment Manager receives a quarterly management fee generally equal to 0.25% (1% annually) of the net assets of the Funds.

The Limited Partnership Agreements of the Funds provides for the reallocation to the General Partner of 20% of net income, if any, that is allocable to the capital accounts of the Limited Partners. Such reallocation to the General Partner is subject to a loss carry-forward provision.

For the Offshore Fund the Investment Manager provides discretionary investment management services. In consideration for these services, the Investment Manager receives a quarterly management fee equal to between 0.25% (for Class A and Class B shares) and 0.3125% (for Class C and Class D shares) of the net asset value of each class of shares of the Offshore Fund. The management fee is calculated based on the net asset value of each class of shares the Offshore Fund has at the beginning of each calendar quarter, is payable in advance and is pro-rated for any subscriptions and redemptions made during the calendar quarter.

CastleRock Group

Notes to special purpose statements (continued)

For the nine months ended September 30, 2010 and 2009

The General Partner owns a class of shares of the Master Fund that is allocated 20% of the increase, if any, in the net asset value of each series of each class of shares of the Master Fund, subject to a loss carry forward provision (the “Performance Allocation”). The General Partner may waive of modify the Performance Allocation attributable to certain shareholders.

For years prior to 2009, the Investment Manager could elect to defer payment of all or part of its performance fee to the last day of any fiscal year following the year such fee was earned. The deferred amounts are invested in the same manner as the Offshore Fund’s other assets and are not subject to charges for management fees or performance fees. In the event of liquidation of the Offshore Fund, any balance in the deferred account, along with other liabilities of the Offshore Fund, will have a priority claim over the interests of the equity holders of the Offshore Fund.

2) Significant accounting policies:

Basis of presentation—The management fees and incentive fees (reallocation and/or Performance Allocation) earned by the General Partner and the Investment Manager through services rendered to the Funds and the Offshore Fund (the “CastleRock Fund Fees”), effectively constitutes the special purpose statements. The CastleRock Fund Fees are earned by the Investment Manager and the General Partner and are not a stand-alone entity. The special purpose schedule of management fees and incentive fees of the CastleRock Fund Fees reflect the total income earned by the CastleRock Fund Fees on a stand-alone basis. The financial information included herein may not necessarily reflect the performance of the CastleRock Fund Fees in the future or what they would have been had the CastleRock Fund Fees been a separate, stand-alone entity during the periods presented.

Revenue recognition—Management fees and incentive fees earned from the Funds and the Offshore Fund are recorded as discussed in Note 1.

In accordance with ASC Subtopic 605-20-S99 “Accounting for Management Fees Based on a Formula,” the General Partner has elected not to record the incentive income until all contingencies have been eliminated.

3) Letter of Intent:

On July 19, 2010, the General Partner and the Investment Manager entered into a Letter of Intent (the “LOI”) with Aveon Holdings I, L.P. (“Aveon”). The LOI reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the General Partner (the “Investment”). A definitive purchase agreement was signed on November 12, 2010 and amended on January 4, 2011. An affiliate of Aveon has filed a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

Chesapeake Funds Fees

Carved out financial statements of Chesapeake Funds Fees (a carve out of management fees and incentive fees earned by Chesapeake Capital Corporation in relation to services provided to Chesapeake Select L.L.C. and Chesapeake Preferred II L.L.C.)

Financial statements

December 31, 2009, 2008, and 2007

201 International Circle, Suite 400 Hunt Valley, Maryland 21030 • USA Tel: 410-771-0001 • Fax: 410-785-9784 www.arthurbellcpas.com

Independent auditor’s report

To the Stockholder

Chesapeake Capital Corporation

We have audited the accompanying statements of financial condition of Chesapeake Funds Fees (a carve out of management fees and incentive fees earned by Chesapeake Capital Corporation in relation to services provided to Chesapeake Select L.L.C. and Chesapeake Preferred II L.L.C.) (the “Company”) as of December 31, 2009, 2008 and 2007, and the related statements of operations and changes in stockholder’s equity, and cash flows for each of the three years in the period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chesapeake Funds Fees as of December 31, 2009, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, Chesapeake Capital Corporation serves as the Trading Advisor to Chesapeake Select L.L.C. and Chesapeake Preferred II L.L.C. (collectively, the “Funds”). Pursuant to a Purchase Agreement dated April 16, 2010, between Chesapeake Capital Corporation and Aveon Holdings I, L.P. (“Aveon”), Aveon would acquire 30% of all gross management fees and incentive fees payable to Chesapeake Capital Corporation by the Funds with respect to the first $300 million of aggregate assets under management of the Funds. As discussed in Note 2, Chesapeake Funds Fees represent the management and incentive fees earned by Chesapeake Capital Corporation from the Funds, along with applicable liabilities and expenses, and, as such, represents a part of Chesapeake Capital Corporation and is not a separate, stand-alone entity. The financial position, results of operations, changes in stockholder’s equity and cash flows as reported in these financial statements of the Company are on a stand-alone basis and do not necessarily reflect the financial position, results of operations, changes in stockholder’s equity and cash flows of the Chesapeake Funds Fees in the future or what they would have been had the Chesapeake Funds Fees been a separate, stand-alone entity during the periods presented.

Hunt Valley, Maryland

July 20, 2010

Chesapeake Funds Fees

Statements of financial condition

December 31, 2009, 2008 and 2007

	2009	2008	2007

ASSETS
Management fees due from Chesapeake Select L.L.C.	$4,287	$3,757	$7,899
Incentive fees due from Chesapeake Select L.L.C.	1,274	34,011	16,741
Management fees due from Chesapeake Preferred II L.L.C.	16,147	16,625	0
Incentive fees due from Chesapeake Preferred II L.L.C.	283	0	0
Contribution receivable	37,229	419	32,502

Total assets	$59,220	$54,812	$57,142

LIABILITIES
Accrued expenses	$59,220	$54,812	$57,142

STOCKHOLDER’S EQUITY	0	0	0

Total liabilities and stockholder’s equity	$59,220	$54,812	$57,142

See accompanying notes.

Chesapeake Funds Fees

Statements of operations and changes in stockholder’s equity

For the years ended December 31, 2009, 2008 and 2007

	2009	2008	2007

REVENUE
Management fees from Chesapeake Select L.L.C.	$48,969	$43,496	$201,999
Incentive fees from Chesapeake Select L.L.C.	10,262	71,511	121,902
Management fees from Chesapeake Preferred II L.L.C.	538,131	770,613	1,442,035
Incentive fees from Chesapeake Preferred II L.L.C.	283	10,973	983,731

Total gross revenues	597,645	896,593	2,749,667

Less:
Incentive fee rebates to Chesapeake Select L.L.C.	(8,988)	(37,500)	(97,259)
Management fee rebates to Chesapeake Preferred II L.L.C.	(84,965)	(95,593)	(164,233)
Management fees voluntarily waived to Chesapeake Preferred II L.L.C.	(269,065)	(385,306)	(396,423)

Total net revenues	234,627	378,194	2,091,752

EXPENSES
Operating expenses	150,696	167,822	122,451

Net income	83,931	210,372	1,969,301

STOCKHOLDER’S EQUITY
Beginning of year	0	0	0
Distributions—net	(83,931)	(210,372)	(1,969,301)

End of year	$0	$0	$0

See accompanying notes.

Chesapeake Funds Fees

Statements of cash flows

For the years ended December 31, 2009, 2008 and 2007

	2009	2008	2007

Cash flows provided by (used in) operating activities:
Fees collected from Chesapeake Select L.L.C.	$82,450	$64,379	$281,243
Fees collected from Chesapeake Preferred II L.L.C.	184,579	284,062	2,003,080
Cash paid for operating expenses	(146,288)	(170,152)	(104,553)

Net cash provided by operating activities	120,741	178,289	2,179,770

Cash flows (used in) financing activities:
Distributions paid—net	(120,741)	(178,289)	(2,179,770)

Net change in cash	0	0	0

Cash
Beginning of year	0	0	0

End of year	$0	$0	$0

See accompanying notes.

Chesapeake Funds Fees

Notes to financial statements

Note 1. Business

Chesapeake Capital Corporation (the “Trading Advisor”), an Illinois corporation, serves as the manager, commodity pool operator and commodity trading advisor to Chesapeake Select L.L.C. and Chesapeake Preferred II L.L.C. (collectively, the “Funds”), both of which are Delaware limited liability companies operating as commodity investment pools. The Funds each have two classes of membership interests, consisting of Series A and Series B. The Trading Advisor is registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and Commodity Trading Advisor and is a member of the National Futures Association in those capacities. The Trading Advisor also serves as the commodity trading advisor to various individually managed accounts.

On April 16, 2010, a Purchase Agreement was signed between the Trading Advisor and Aveon Holdings I, L.P. (“Aveon”), whereby Aveon would acquire 30% of all gross management fees and incentive fees payable from the Funds with respect to the first $300 million of aggregate assets under management of the Funds (collectively the “Chesapeake Funds Fees”).

Note 2. Significant accounting policies

Basis of presentation—These special purpose carved-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Chesapeake Funds Fees represent the management fees and incentive fees earned by Chesapeake Capital Corporation from the Funds, along with applicable liabilities and expenses, and, as such, represents a part of Chesapeake Capital Corporation and is not a separate, stand-alone entity. The financial statements of the Chesapeake Funds Fees reflect the assets, liabilities, revenue and expenses directly attributable to the Chesapeake Funds Fees to present the financial position, results of operations, changes in stockholder’s equity and cash flows of the Chesapeake Funds Fees on a stand-alone basis. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in stockholder’s equity and cash flows of the Chesapeake Funds Fees in the future or what they would have been had the Chesapeake Funds Fees been a separate, stand-alone entity during the periods presented.

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Effective July 1, 2009, the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), referred to as FASB ASC or the Codification, became the single source of U.S. generally accepted accounting principles for interim and annual periods ending after September 15, 2009. Existing accounting standards are incorporated into the Codification and standards not incorporated into the codification are considered nonauthoritative.

Revenue recognition—Management fees are generally accrued based on a percentage of assets under management. Incentive fees are earned based on conditions specified in the advisory agreements and are recognized as income either at the time of an investor’s full or partial redemption from the Funds if the conditions of the respective agreements are satisfied at such date

Chesapeake Funds Fees

Notes to financial statements (continued)

or, otherwise, at the end of the applicable incentive fee period (as defined in each Fund’s respective Confidential Private Placement Memorandum and Disclosure Document) in all other instances.

Operating expenses—Operating expenses are recorded on the accrual basis and represent the audit, tax, legal and administrative fees incurred by the Funds that are paid by the Trading Advisor.

Income taxes—The Trading Advisor is part of the Chesapeake Holding Co.’s (“Parent”) consolidated group for U.S. and state income tax purposes. Income tax returns are prepared on the cash basis of accounting on a fiscal year ended December 31. The Parent and Trading Advisor have elected S corporation status pursuant to which they generally do not pay U.S. or state income taxes. All income earned by the Parent and Trading Advisor will be taxable to the stockholders of the Parent on an individual basis. However, a local taxing jurisdiction assesses tax for a business license based on the Trading Advisor’s yearly gross receipts. The Trading Advisor has elected an accounting policy to classify interest and penalties, if any, as interest expense. The 2006 through 2009 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

New accounting pronouncements—In May 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (FAS 165) which establishes general standards of accounting for and disclosure of events that occur after the date of the statement of financial condition but before the financial statements are issued or are available to be issued. FAS 165, which is now incorporated in the Codification in the Subsequent Events Topic, is effective for interim and annual periods ending after June 15, 2009 and is applied prospectively. The adoption of this accounting pronouncement did not have a material impact on the Chesapeake Funds Fees financial statements.

In June 2009, the FASB issued FASB Statement No. 167, “Amendment to FASB Interpretation No. 46(R)” (“FAS 167”) which amended the definition of a variable interest entity (“VIE”) and amended the methodology to determine which entity, if any, has a controlling financial interest in a VIE and, therefore, should consolidate a VIE. Generally, the amendments to the consolidation guidance resulting from FAS 167 are expected to cause more entities to be defined as VIEs, possibly including investment funds, and to require consolidation of VIEs by those entities that exercise day-to-day control over such entities, such as investment managers. FAS 167, which is now incorporated in the Codification in the Consolidation Topic, was originally to be effective for annual periods that begin after November 15, 2009. However, in February 2010, the FASB issued Accounting Standards Update No. 2010-10, “Amendments for Certain Investment Funds” (“ASU 2010-10”) which resulted in the deferral of the consolidation guidance in FAS 167 for a reporting entity’s interest in certain entities, including certain investment funds, to allow the FASB to work with the International Accounting Standards Board in developing consistent consolidation guidance for interests in such entities. The Trading Advisor is currently evaluating the provisions of FAS 167 and ASU 2010-10 in determining whether any of the Funds will need to be consolidated with the Trading Advisor’s financial statements subsequent to 2009.

Chesapeake Funds Fees

Notes to financial statements (continued)

Note 3. Fees

Management and incentive fees—Chesapeake Select L.L.C. (the “Select Fund”) has entered into an advisory agreement with the Trading Advisor, pursuant to which the Trading Advisor provides its services. The Trading Advisor conducts and manages the business of the Select Fund. The Trading Advisor receives a management fee equal to 1/6 of 1% (2% annually) of month-end net assets and an incentive fee equal to 20% of New Trading Profits (as defined in the Select Fund’s Confidential Private Placement Memorandum and Disclosure Document) attributable to each Series A membership interest. Pre-September 29, 2005, Series A investors are grandfathered by way of rebates with respect to the Select Fund’s fee structure prior to September 29, 2005, such that the rebates equal the lesser of the management fee or the incentive fee charged to the grandfathered investors. In addition, the Trading Advisor may, in its sole discretion, rebate a portion of the management fee paid by an individual Series A member. Series B members pay no management fee or incentive fee.

Chesapeake Preferred II L.L.C. (the “Preferred Fund”) has entered into an advisory agreement with the Trading Advisor, pursuant to which the Trading Advisor provides its services. The Trading Advisor conducts and manages the business of the Preferred Fund. The Trading Advisor receives the greater of each Series A member’s quarterly incentive fee or monthly management fee earned during the year. The management fee equals 1/3 of 1% (4% annually) of month-end net assets attributable to Series A membership interests. The quarterly incentive fee equals 20% of the New Trading Profits (as defined in the Preferred Fund’s Confidential Private Placement Memorandum and Disclosure Document) attributable to Series A membership interests. During the years ended December 31, 2009 and 2008, the Trading Advisor waived one half of its management fee for all Series A members. Also during the period September 1, 2007 to December 31, 2007, the Trading Advisor waived the entire management fee for all Series A members. In addition, the Trading Advisor may, in its sole discretion, rebate a portion of the management fee paid by an individual Series A member. Series B members pay no management fee or incentive fee.

Note 4. Indemnifications

In the normal course of business, the Trading Advisor enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Trading Advisor’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trading Advisor that have not yet occurred. The Trading Advisor expects the risk of any future obligation under these indemnifications to be remote.

Note 5. Subsequent events

The Trading Advisor’s management has evaluated subsequent events through July 20, 2010, the date the financial statements were available to be issued.

Chesapeake Funds Fees

Carved out financial statements of Chesapeake Funds Fees (a carve out of management fees and incentive fees earned by Chesapeake Capital Corporation in relation to services provided to Chesapeake Select L.L.C. and Chesapeake Preferred II L.L.C.)

Financial statements

(Unaudited)

For the Nine Months Ended September 30, 2010 and 2009

Chesapeake Funds Fees

Statements of financial condition

September 30, 2010 and 2009

(Unaudited)

	2010	2009

ASSETS
Management fees due from Chesapeake Select L.L.C.	$4,000	$4,219
Management fees due from Chesapeake Preferred II L.L.C.	10,137	16,275
Contribution receivable	36,573	27,902

Total assets	$50,710	$48,396

LIABILITIES
Accrued expenses	$50,710	$48,396

STOCKHOLDER’S EQUITY	0	0

Total liabilities and stockholder’s equity	$50,710	$48,396

See accompanying notes.

Chesapeake Funds Fees

Statements of operations and changes in stockholder’s equity

For the Nine Months Ended September 30, 2010 and 2009

(Unaudited)

	2010	2009

REVENUE
Management fees from Chesapeake Select L.L.C.	$35,550	$36,450
Management fees from Chesapeake Preferred II L.L.C.	342,911	401,990
Incentive fees from Chesapeake Preferred II L.L.C.	12,230	0

Total gross revenues	390,691	438,440

Less:
Management fee rebates to Chesapeake Preferred II L.L.C.	(64,906)	(64,108)
Management fees voluntarily waived to Chesapeake Preferred II L.L.C.	(171,456)	(200,995)
Incentive fee rebates to Chesapeake Preferred II L.L.C.	(11,182)	0

Total net revenues	143,147	173,337

EXPENSES
Operating expenses	140,670	108,307

Net income	2,477	65,030

STOCKHOLDER’S EQUITY
Beginning of period	0	0
Distributions—net	(2,477)	(65,030)

End of period	$0	$0

See accompanying notes.

Chesapeake Funds Fees

Statements of cash flows

For the Nine Months Ended September 30, 2010 and 2009

(Unaudited)

	2010	2009

Cash flows provided by (used in) operating activities:
Fees collected from Chesapeake Select L.L.C.	$37,111	$70,000
Fees collected from Chesapeake Preferred II L.L.C.	113,891	137,237
Cash paid for operating expenses	(149,180)	(114,723)

Net cash provided by operating activities	1,822	92,514

Cash flows (used in) financing activities:
Distributions paid—net	(1,822)	(92,514)

Net cash (used in) financing activities	(1,822)	(92,514)

Net change in cash	0	0

Cash
Beginning of period	0	0

End of period	$0	$0

See accompanying notes.

Chesapeake Funds Fees

Notes to financial statements

(Unaudited)

Note 1. Business

Chesapeake Capital Corporation (the “Trading Advisor”), an Illinois corporation, serves as the manager, commodity pool operator and commodity trading advisor to Chesapeake Select L.L.C. and Chesapeake Preferred II L.L.C. (collectively, the “Funds”), both of which are Delaware limited liability companies operating as commodity investment pools. The Funds each have two classes of membership interests, consisting of Series A and Series B. The Trading Advisor is registered with the Commodity Futures Trading Commission as a Commodity Pool Operator and Commodity Trading Advisor and is a member of the National Futures Association in those capacities. The Trading Advisor also serves as the commodity trading advisor to various individually managed accounts.

On April 16, 2010, a Purchase Agreement was signed between the Trading Advisor and Aveon Holdings I, L.P. (“Aveon”), whereby Aveon would acquire 30% of all gross management fees and incentive fees payable from the Funds with respect to the first $300 million of aggregate assets under management of the Funds (collectively the “Chesapeake Funds Fees”).

Note 2. Significant Accounting Policies

Basis of presentation—These special purpose carved-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Chesapeake Funds Fees represent the management fees and incentive fees earned by Chesapeake Capital Corporation from the Funds, along with applicable liabilities and expenses, and, as such, represents a part of Chesapeake Capital Corporation and is not a separate, stand-alone entity. The financial statements of the Chesapeake Funds Fees reflect the assets, liabilities, revenue and expenses directly attributable to the Chesapeake Funds Fees to present the financial position, results of operations, changes in stockholder’s equity and cash flows of the Chesapeake Funds Fees on a stand-alone basis. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in stockholder’s equity and cash flows of the Chesapeake Funds Fees in the future or what they would have been had the Chesapeake Funds Fees been a separate, stand-alone entity during the periods presented.

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Effective July 1, 2009, the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), referred to as FASB ASC or the Codification, became the single source of U.S. generally accepted accounting principles for interim and annual periods ending after September 15, 2009. Existing accounting standards are incorporated into the Codification and standards not incorporated into the codification are considered nonauthoritative.

Revenue recognition—Management fees are generally accrued based on a percentage of assets under management. Incentive fees are earned based on conditions specified in the advisory

Chesapeake Funds Fees

Notes to financial statements (continued)

(Unaudited)

agreements and are recognized as income either at the time of an investor’s full or partial redemption from the Funds if the conditions of the respective agreements are satisfied at such date or, otherwise, at the end of the applicable incentive fee period (as defined in each Fund’s respective Confidential Private Placement Memorandum and Disclosure Document) in all other instances.

Operating Expenses—Operating expenses are recorded on the accrual basis and represent the audit, tax, legal and administrative fees incurred by the Funds that are paid by the Trading Advisor.

Income Taxes—The Trading Advisor is part of the Chesapeake Holding Co.’s (“Parent”) consolidated group for U.S. and state income tax purposes. Income tax returns are prepared on the cash basis of accounting on a fiscal year ended December 31. The Parent and Trading Advisor have elected S corporation status pursuant to which they generally do not pay U.S. or state income taxes. All income earned by the Parent and Trading Advisor will be taxable to the stockholders of the Parent on an individual basis. However, a local taxing jurisdiction assesses tax for a business license based on The Trading Advisor’s yearly gross receipts. The Trading Advisor has elected an accounting policy to classify interest and penalties, if any, as interest expense. The 2007 through 2010 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

New accounting pronouncements—In May 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (FAS 165) which establishes general standards of accounting for and disclosure of events that occur after the date of the statement of financial condition but before the financial statements are issued or are available to be issued. FAS 165, which is now incorporated in the Codification in the Subsequent Events Topic, is effective for interim and annual periods ending after September 15, 2009 and is applied prospectively. The adoption of this accounting pronouncement did not have a material impact on the Chesapeake Funds Fees financial statements.

In June 2009, the FASB issued FASB Statement No. 167, “Amendment to FASB Interpretation No. 46(R)” (“FAS 167”) which amended the definition of a variable interest entity (“VIE”) and amended the methodology to determine which entity, if any, has a controlling financial interest in a VIE and, therefore, should consolidate a VIE. Generally, the amendments to the consolidation guidance resulting from FAS 167 are expected to cause more entities to be defined as VIEs, possibly including investment funds, and to require consolidation of VIEs by those entities that exercise day-to-day control over such entities, such as investment managers. FAS 167, which is now incorporated in the Codification in the Consolidation Topic, was originally to be effective for annual periods that begin after November 15, 2009. However, in February 2010, the FASB issued Accounting Standards Update No. 2010-10, “Amendments for Certain Investment Funds” (“ASU 2010-10”) which resulted in the deferral of the consolidation guidance in FAS 167 for a reporting entity’s interest in certain entities, including certain investment funds, to allow the FASB to work with the International Accounting Standards Board in developing consistent consolidation guidance for interests in such entities. The Trading Advisor’s Funds qualify for the

Chesapeake Funds Fees

Notes to financial statements (continued)

(Unaudited)

deferred under the provisions of ASU 2010-10. The Trading Advisor will consider the need to consolidate its Funds upon the issuance of further guidance by the FASB.

Note 3. Fees

Management and Incentive fees—Chesapeake Select L.L.C. (the “Select Fund”) has entered into an advisory agreement with the Trading Advisor, pursuant to which the Trading Advisor provides its services. The Trading Advisor conducts and manages the business of the Select Fund. The Trading Advisor receives a management fee equal to 1/6 of 1% (2% annually) of month-end net assets and an incentive fee equal to 20% of New Trading Profits (as defined in the Select Fund’s Confidential Private Placement Memorandum and Disclosure Document) attributable to each Series A membership interest. Pre-September 29, 2005, Series A investors are grandfathered by way of rebates with respect to the Select Fund’s fee structure prior to September 29, 2005, such that the rebates equal the lesser of the management fee or the incentive fee charged to the grandfathered investors. In addition, the Trading Advisor may, in its sole discretion, rebate a portion of the management fee paid by an individual Series A member. Series B members pay no management fee or incentive fee.

Chesapeake Preferred II L.L.C. (the “Preferred Fund”) has entered into an advisory agreement with the Trading Advisor, pursuant to which the Trading Advisor provides its services. The Trading Advisor conducts and manages the business of the Preferred Fund. The Trading Advisor receives the greater of each Series A member’s quarterly incentive fee or monthly management fee earned during the year. The management fee equals 1/3 of 1% (4% annually) of month-end net assets attributable to Series A membership interests. The quarterly incentive fee equals 20% of the New Trading Profits (as defined in the Preferred Fund’s Confidential Private Placement Memorandum and Disclosure Document) attributable to Series A membership interests. During the nine month periods ended September 30, 2010 and September 30, 2009, the Trading Advisor waived one half of its management fee for all Series A members. In addition, the Trading Advisor may, in its sole discretion, rebate a portion of the management fee paid by an individual Series A member. Series B members pay no management fee or incentive fee.

Note 4. Indemnifications

In the normal course of business, the Trading Advisor enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Trading Advisor’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trading Advisor that have not yet occurred. The Trading Advisor expects the risk of any future obligation under these indemnifications to be remote.

Note 5. Subsequent Events

The Trading Advisor’s management has evaluated subsequent events through November 15, 2010, the date the financial statements were available to be issued.

Conquest Capital MM LLC and Subsidiary

Consolidated financial statements

and

report of independent auditors

December 31, 2009, 2008 and 2007

PricewaterhouseCoopers LLP One North Wacker Chicago, IL 60606 Telephone (312) 298-2000 Facsimile (312) 298-2001

Report of Independent Auditors

To the Member of the Company:

In our opinion, the accompanying consolidated statements of assets and liabilities, and the related consolidated statements of income, of changes in member’s equity and of cash flows present fairly, in all material respects, the financial position of Conquest Capital MM LLC and subsidiary (the “Company”) at December 31, 2009, December 31, 2008 and December 31, 2007, and the results of its operations, the changes in its member’s equity and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Company’s management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Our audit was conducted for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The supplemental schedule of management fees and incentive fees/allocations are presented for the purposes of additional analysis and are not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

/S/    PRICEWATERHOUSECOOPERS LLP

November 5, 2010

Conquest Capital MM LLC and Subsidiary

Consolidated statements of assets and liabilities

	December 31, 2009	December 31, 2008	December 31, 2007

Assets
Investment in Conquest Macro Master Fund Ltd., at fair value	$11,178,270	$17,029,403	$2,284,718
Cash and cash equivalents	13,518,113	10,174,932	1,758,149
Redemptions receivable from Conquest Macro Master Fund Ltd.	663,133	318,526	35,951
Other assets	16,712	655	—

Total assets	$25,376,228	$27,523,516	$4,078,818

Liabilities and Member’s Equity
Subscriptions received in advance	$520,000	$2,260,000	$—
Redemptions payable	3,437,678	—	—
Accounts payable	77,193	106,951	35,308
Other liabilities	16,712	—	—

Total liabilities	4,051,583	2,366,951	35,308

Commitments and contingencies
Member’s equity	—	651,786	115,635
Noncontrolling interest	21,324,645	24,504,779	3,927,875

Total members’ equity	21,324,645	25,156,565	4,043,510

Total liabilities and member’s equity	$25,376,228	$27,523,516	$4,078,818

See accompanying notes to the consolidated financial statements.

Conquest Capital MM LLC and Subsidiary

Consolidated statements of income

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Investment income
Interest income	$9,024	$25,909	$58,972
Interest income allocated from Conquest Macro Master fund Ltd.	3,690	76,328	62,175

Total investment income	12,714	102,237	121,147

Expenses
Brokerage commissions allocated from Conquest Macro Master Fund Ltd.	(939,773)	(348,206)	(88,370)
Interest expense allocated from Conquest Marco Master Fund Ltd.	(31,794)	—	—
Management fees	(938,200)	(559,051)	(75,475)
Administrative fees	(21,000)	(20,751)	(18,000)
Professional fees	(25,204)	(24,836)	(20,309)
Other expenses	(5,342)	(4,587)	(5,478)
Expenses allocated from Conquest Macro Master Fund Ltd.	(54,701)	(34,981)	(17,815)

Total expenses	(2,016,014)	(992,412)	(225,447)
Net investment loss	(2,003,300)	(890,175)	(104,300)

Realized and unrealized gain (loss) on investments allocated from Conquest Macro Master Fund Ltd.
Net realized gain (loss) on investments	(6,460,667)	9,370,424	723,468
Net change in unrealized appreciation on investments	212,088	1,359,256	428,982

Net realized and unrealized loss from investments activities	(6,248,579)	10,729,680	1,152,450

Net income (loss) before allocation to noncontrolling interest	(8,251,879)	9,839,505	1,048,150
Net income (loss) attributable to noncontrolling interest	(8,904,199)	7,753,972	932,515

Net income attributable to controlling interest	$652,320	$2,085,533	$115,635

See accompanying notes to the consolidated financial statements.

Conquest Capital MM LLC and Subsidiary

Consolidated statements of changes in member’s equity

	Member’s equity	Noncontrolling interest	Total

Member’s equity and noncontrolling interest, January 1, 2007	$—	$2,995,360	$2,995,360
Capital contributions	—	—	—
Capital withdrawals	—	—	—

Allocation of net income
Pro rata allocation	197	1,047,953	1,048,150
Special allocation to the Company	115,438	(115,438)	—

Member’s equity and noncontrolling interest, December 31, 2007	115,635	3,927,875	4,043,510
Capital contributions	—	12,872,932	12,872,932
Capital withdrawals	(1,549,382)	(50,000)	(1,599,382)
Allocation of net income
Pro rata allocation	157,336	9,682,169	9,839,505
Special allocation to the Company	1,928,197	(1,928,197)	—

Member’s equity and noncontrolling interest, December 31, 2008	651,786	24,504,779	25,156,565
Capital contributions	—	23,874,500	23,874,500
Capital withdrawals	(1,304,106)	(18,150,435)	(19,454,541)

Allocation of net income
Pro rata allocation	(2,300)	(8,249,579)	(8,251,879)
Special allocation to the Company	654,620	(654,620)	—

Member’s equity and noncontrolling interest, December 31, 2009	$—	$21,324,645	$21,324,645

See accompanying notes to the consolidated financial statements.

Conquest Capital MM LLC and Subsidiary

Consolidated statements of cash flows

	December 31, 2009	December 31, 2008	December 31, 2007

Cash flows from operating activities
Net income (loss) before allocation to noncontrolling interest	$(8,251,879)	$9,839,505	$1,048,150

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net (income) loss allocated from Conquest Macro Master Fund Ltd.	7,271,157	(10,422,821)	(1,108,440)
Changes in operating assets and liabilities:
Purchases of investment in Conquest Macro Master Fund Ltd.	(13,830,392)	(8,826,826)	(175,875)
Redemptions of investment in Conquest Macro Master Fund Ltd.	12,410,368	4,504,961	573,224
Redemptions receivable	(344,607)	(282,575)	(20,900)
Other assets	(16,057)	(655)	—
Other liabilities	16,712	—	—
Accounts payable	(29,758)	71,643	(574)

Net cash provided by (used in) operating activities	(2,774,456)	(5,116,768)	315,585

Cash flows from financing activities
Capital contributions, net of change in subscriptions received in advance	22,134,500	15,132,933	—
Capital withdrawals, net of change in redemptions payable	(16,016,863)	(1,599,382)	—

Net cash provided by financing activities	6,117,637	13,533,551	—

Net increase (decrease) in cash	3,343,181	8,416,783	315,585
Cash, beginning of year	10,174,932	1,758,149	1,442,564

Cash, end of year	$13,518,113	$10,174,932	$1,758,149

See accompanying notes to the consolidated financial statements.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements

1) Organization:

Conquest Capital MM LLC (the “Managing Member”) is a Delaware limited liability company that serves as the managing member of Conquest Macro Fund LLC (the “Fund”) and has overall responsibility for the management and operation of the Fund, including appointment of the investment manager. The Fund commenced operations on July 1, 2002 and operates as a commodity pool. The Managing Member serves as the Commodity Pool Operator of the Fund and is registered with the Commodity Futures Trading Commission.

The Fund invests substantially all of the assets attributable to the Series 3X and Series C - 3 interests and approximately one third of the assets attributable to the Series 1X and Series C -1 interests in the Conquest Macro Master Fund Ltd. (the “Master Fund”), a Bahamian limited liability investment company that has the same investment objectives as the Fund. The Master Fund has been established for the purpose of achieving capital growth by investing long or short, on margin or otherwise, in futures contracts, forward currency contracts and options across a variety of regulated and unregulated investment markets. The remainder of the assets of the Fund are held in cash and cash equivalents.

At December 31, 2009, the Fund owned approximately 28% of the Master Fund; at December 31, 2008 the Fund owned approximately 42% of the Master Fund and at December 31, 2007 the Fund owned approximately 14% of the Master Fund.

The Fund raises capital by currently offering Series C - 1 and C - 3 interests, both of which are denominated in U.S. dollars. Amounts invested in Series 3X and C - 3 use significantly more leverage than amounts invested in Series 1X and C-1. Series 1X and 3X commenced operations in 2002, Series C - 3 commenced operations in June of 2006, and Series C -1 commenced operations in February of 2008.

2) Significant accounting policies:

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars. The assets and liabilities of the Managing Member reported on the statements of assets and liabilities at fair value, or at carrying amounts that approximate fair value due to their short-term nature. Significant accounting policies include:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

Cash and cash equivalents

Cash and cash equivalents include cash in bank accounts and money market accounts.

Basis of consolidation

The consolidated financial statements are presented in accordance with GAAP and include the assets, liabilities, revenues, and expenses of the Managing Member and the Fund. Management has determined that although the Managing Member has a minority economic interest in the Fund, it does have a majority voting interest and controls the management of the Fund. Additionally, although the non-controlling members of the Fund have an economic majority, they do not have the right to dissolve the partnership or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Fund. Accordingly, the Managing Member consolidates the Fund and records noncontrolling interest in the consolidation as applicable under GAAP. All material intercompany transactions have been eliminated.

In accordance with ASC Subtopic 810-10-25-15, “Retention of Specialized Accounting for Investments in Consolidation”, the Managing Member retains the specialized industry accounting guidance applied by the Fund.

Investment transactions, valuation and classification

The Fund records its investment in the Master Fund at fair value. Valuation of investments held by the Master Fund is summarized in note 9. Investment transactions are recorded on a trade-date basis. Realized and unrealized gains and losses are determined by the specific identification method.

Income and expenses

The Fund records its proportionate share of the Master Fund’s income, expenses, and realized and unrealized gains and losses. In addition, the Fund incurs its own expenses. Interest income is allocated on a series specific basis. Series specific expenses are charged to that series, while expenses which are not specifically attributable to a particular series of shares are allocated proportionately to each series based on net assets as of the beginning of the month.

Income taxes

For U.S. income tax purposes, the Managing Member is a disregarded entity and therefore any taxes are the responsibility of its owner. For U.S. income tax purposes, the Fund is treated as a partnership. Accordingly, the members are responsible for including their proportionate share of the Fund’s taxable income or loss on their respective income tax returns.

On January 1, 2009, the Managing Member and Fund adopted the authoritative guidance for uncertainty in income taxes included in ASC 740, Income Taxes (formerly Financial Accounting Standards Board (“FASB”) Interpretation No. 48), as amended by Accounting Standards Update

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

(“ASU”) 2009-06, Implementation Guidance on Accounting for Uncertainty in Taxes and Disclosures Amendments for Nonpublic Entities. This guidance requires the Managing Member to determine whether a tax position of the Fund is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Managing Member and/or Fund recording a tax liability that would reduce net assets. The Fund is required to analyze all open tax years, as defined by the Statute of Limitations, for all major jurisdictions. As of December 31, 2009, open tax years include the tax years ended 2006 through 2009. The Managing Member is not aware of any examinations in progress. The implementation of ASC 740 did not have an effect on the Managing Member or Fund’s financial position or results of operations. The Managing Member is not aware of any tax liabilities resulting from unrecognized tax benefits relating to uncertain income tax positions for the year ending December 31, 2009. The Fund is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefit will significantly change in the next twelve months.

Recent accounting pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be re-characterized as noncontrolling interest. It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures. SFAS 160 was effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited. The adoption of SFAS 160 did not have a material impact to the consolidated financial statements.

In March 2008, the FASB issued SFAS 161 “Disclosures About Derivative Instruments and Hedging Activities” (“SFAS 161”). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. The adoption of SFAS 161 did not have a material impact to the consolidated financial statements.

In June 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-01, Topic 105—Generally Accepted Accounting Principles—amendments based on Statements of Financial Accounting Standards 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”). This ASU amends the FASB Accounting Standards Codification for the issuance of SFAS 168 and includes SFAS 168 in its entirety, including the accounting standards update instructions contained in Appendix B of SFAS 168. The codification is effective for interim and annual reporting periods that end after September 15, 2009 and will supersede all accounting standards in GAAP, other than those issued by the SEC. The codification was effective for the Managing Member in the third quarter of 2009, and

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

accordingly, these consolidated financial statements and all subsequent filings will reference the codification as the sole source of authoritative literature.

ASC 810 (SFAS No. 167, “Amendments to ASC 810 (FASB Interpretation No. 46R)”) eliminates exceptions to consolidating qualifying special purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a General Partner is the primary beneficiary of a variable interest entity. This Statement clarifies, but does not significantly change, the characteristics that identify a variable interest entity. This Statement is effective for fiscal years and interim periods beginning after November 15, 2009, and is not expected to have a material impact on the consolidated financial statements.

In September 2009, the FASB issued ASU 2009-12, “Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent)”. This ASU permits investors to estimate the fair value of investments in investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the American Institute of Certified Public Accountants’ Investment Companies Guide as of the reporting entity’s measurement date. In addition, the investor’s financial statements will need to provide several disclosures such as how investments are valued under ASU 2009-12, estimated remaining life of the investment and terms and conditions of redemption, among other things. The adoption of ASU 2009-12 did not have a material impact to the consolidated financial statements.

In January 2010, the FASB issued “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”, which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions, ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 roll forward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009. However, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The adoption of the amendment did not have a material impact to the consolidated financial statements.

As of December 31, 2009, the Managing Member adopted FASB ASC Topic 855 Subsequent Events (formerly SFAS No. 165, Subsequent Events), which addresses the accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are available to be issued. In accordance with the provisions set forth in FASB ASC Topic 855, the Managing Member evaluated the possibility of subsequent events existing in the consolidated financial statements through November 5, 2010, the date the consolidated financial statements were available to be issued. The Managing Member has determined that there were no material events that would require disclosure in the consolidated financial statements other than those listed below.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

3) Contingencies:

In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure is unknown, as any such exposure would result from future claims that may be, but have not yet been made against the Fund, based on events which have not yet occurred. In addition, the Master Fund may also enter similar arrangements in its normal course of business. To the extent any claims are made against the Master Fund, the Fund would bear its pro-rata share of the loss. Any such exposure against the Fund is also unknown as potential exposure only arises in the event future claims are made. However, based on experience, the Investment Manager believes the risk of loss from these arrangements to be remote.

4) Disclosure of certain significant risks and uncertainty:

The Fund, through its investment in the Master Fund, is exposed to investment transactions that present unique risks, a summary of which is included in Note 9. These risks are discussed in the Master Fund’s legal documents and notes to the financial statements, a summary of which is included in Note 9.

5) Noncontrolling interest:

The minimum initial investment for each investor is $250,000 for Series C-1 interests and $125,000 for Series C-3 interests. The minimum additional capital contribution is $50,000. At the Managing Member’s discretion, minimums may be waived. Withdrawals of all or a portion of the balance in a member’s capital account will be permitted on the last business day of any calendar month and at other times with the consent of the Managing Member in its sole discretion. No partial withdrawal may be made without the consent of the Managing Member, which may be withheld in its sole discretion, if immediately thereafter the balance in the member’s capital account would be less than $50,000. A withdrawing investor must give at least 3 business days prior notice before the withdrawal date. Generally, 90% of withdrawal proceeds will be paid within 10 days after the effective date of withdrawal, with the remainder paid upon final determination of the withdrawing member’s capital account balance as of the applicable withdrawal date. Withdrawals are subject to the Master Fund’s ability to liquidate its investments. The Managing Member may, in its sole discretion, require a member to make a mandatory withdrawal, in whole or in part, from its capital account upon at least 48 hours’ prior written notice to such member for any reason.

6) Management, administrative and other fees:

The Fund has an agreement with Swiss Financial Services, Inc. (“SFS”) to act as the Fund’s Administrator. For services provided, the Fund paid SFS an administrative fee, accrued monthly and payable quarterly, equal to $1,500 per month for up to three series and $250 additional per month for every series greater than three. The fee is allocated to the respective Series based on the Series’ proportionate share of capital at the beginning of the month to the Fund’s total capital at the beginning of the month.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

These administrative fees are in addition to the fees charged at the Master Fund level.

The Fund pays a management fee to Conquest Capital, LLC (the “Investment Manager”) equal to 1.50% per annum for Series 1X interests, 4.50% per annum for Series 3X interests, 2.00% per annum for Series C-1 interests and 6.00% per annum for Series C-3 interests, based on the nonmanaging member’s ending capital account for each month without reduction for any distributions, redemptions, selling commissions or incentive allocation. The management fee is payable monthly.

In addition, the Managing Member receives an incentive allocation at the close of each fiscal quarter equal to 20% of the net capital appreciation calculated for each Series, which is then allocated to the Managing Member’s capital account as of the close of such fiscal quarter. The Managing Member, like all members of the Fund, may take distributions on the balance in its capital account at the end of each month as stated in the Offering Memorandum. Net capital appreciation is defined as the increase in value of the Fund’s net assets, including unrealized gains, from the beginning of each fiscal quarter (after payment of the management fee) to the end of such fiscal quarter. If net capital appreciation for any fiscal quarter is negative, that negative amount will be the carryforward loss for the following fiscal quarter and must be recovered before an incentive allocation is payable. The carryforward loss of a member will be reduced on a pro rata basis if part of the interest of such member is withdrawn when there is a carryforward loss.

7) Financial instruments with off-balance sheet risk and concentrations of credit risk:

Through its investment in the Master Fund, the Fund is exposed to off-balance sheet market and credit risk. In addition, the Master Fund may purchase futures, forward currency contracts and options. However, as an investor in the Master Fund, the Fund’s risk is limited to the fair value of its investment in the Master Fund. For additional information regarding the risks associated with the Master Fund’s trading activities, refer to note 9.

8) Related party:

The Investment Manager of the Fund also serves as the Investment Manager of the Master Fund. In addition, the Managing Member and Investment Manager of the Fund are both subsidiaries of Conquest Capital Group LLC.

9) Investment in the Master Fund:

The Master Fund is an open-ended limited liability investment company incorporated under the provisions of the International Business Companies Act of 2000 of the Commonwealth of the Bahamas on January 23, 2003. The Master Fund commenced operations on February 1, 2003.

The Master Fund has been established for the purpose of achieving capital growth by investing long or short, on margin or otherwise, in futures contracts, forward contracts and currencies

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

across a variety of regulated and unregulated investment markets. The Master Fund operates as a commodity pool. The Investment Manager serves as the Commodity Pool Operator of the Master Fund and is registered with the Commodity Futures Trading Commission.

The Master Fund serves as a “master” or recipient fund into which Conquest Macro Fund LLC and Conquest Macro Fund Ltd. (collectively, the “Feeder Funds”) allocate the majority of their assets not held in cash and cash equivalents. The Feeder Funds are the sole participating shareholders of the Master Fund and are advised by the same Investment Manager.

In accordance with ASC 820-10, Fair Value Measurements and Disclosures, (formerly Statement of Financial Accounting Standards (“SFAS”) No. 157), the Fund discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy of inputs is summarized below.

•	Level 1—quoted prices in active markets for identical investments

•	Level 2—other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3—significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

The securities in the Master Fund’s portfolio that are classified as Level 1 consist of futures contracts. The securities classified as Level 2 consist of forward contracts. The Master Fund did not hold investments with level 3 inputs during the year. The following is a summary of the inputs used in valuing the Master Fund’s assets and liabilities carried at fair value.

The Master Fund adopted FASB ASC Topic 820 as of January 1, 2008. The following table presents the financial instruments of the Master Fund carried on the statements of assets and liabilities by caption and by level within the valuation hierarchy as of December 31, 2009 and December 31, 2008:

	Assets and liabilities at fair value as of December 31, 2009
	Level 1	Level 2	Level 3	Total

Net unrealized appreciation on open futures contracts	$1,994,136	$—	$—	$1,994,136
Net unrealized depreciation on open forward contracts	—	(9,678)	—	(9,678)

	$1,994,136	$(9,678)	$—	$1,984,458

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

	Assets and liabilities at fair value as of December 31, 2008
	Level 1	Level 2	Level 3	Total

Cash equivalents	$17,007,626	$—	$—	$17,007,626
Net unrealized appreciation on open futures contracts	383,766	—	—	383,766
Net unrealized appreciated on open forward contracts	—	2,332,131	—	2,332,131

	$17,391,392	$2,332,131	—	$19,723,523

The Master Fund adopted the provisions of ASC 815-10, Derivatives and Hedging, on disclosures about derivative instruments and hedging activities (formerly SFAS No. 161) on January 1, 2009. The new requirement amends and expands the disclosure requirement related to derivative instruments, to provide users of financial statements with an enhanced understanding of the use of derivative instruments by the Master Fund and how these derivatives affect the financial position, financial performance and cash flows of the Master Fund. This Statement requires qualitative disclosures about the objectives and strategies for using derivative instruments, quantitative disclosures about the fair value of, and gains and losses on, derivative instruments, as well as disclosures about credit-risk-related contingent features in derivative agreements. The standard enhances the disclosure requirements for derivative instruments and related hedging activities and thus, the adoption of the standard had no impact on the Statement of Financial Condition, Statement of Operations or the Statement of Changes in Shareholders’ Equity. The Master Fund does not designate any derivative instruments as hedging instruments under ASC 815. The Master Fund transacts in a variety of derivative instruments including futures, forwards, and options primarily for trading purposes with each instrument’s primary risk exposure being interest rate, credit, foreign exchange, equity or commodity risk. The fair value of these derivative instruments is included as a separate line item in the Statement of Financial Condition with changes in fair value reflected as realized gain (loss) on investment or net change in unrealized appreciation (depreciation) on investments within the Statement of Operations.

The following table lists fair value of derivatives by contract type as included in the Statement of Financial Condition for the year ended December 31, 2009.

	Derivative assets	Derivative liabilities	Total

Forward (Foreign Exchange) contracts	$3,097,830	$(3,107,508)	$(9,678)
Futures contracts	2,089,706	(95,570)	1,994,136

Total—Gross	$5,187,536	$(3,203,078)	$1,984,458

Netting	(3,193,400)	3,193,400

Carrying value of derivatives on the statement of financial condition	$1,994,136	$(9,678)

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

The following table indicates the gains and losses on derivatives, by contract type, as included in the Statement of Operations for the year ended December 31, 2009.

	Realized gain (loss)	Unrealized appreciation (depreciation)	Total for the year ended December 31, 2009

Forward (Foreign Exchange) contracts	$2,354,567	$(2,341,809)	$12,758
Futures contracts	(29,166,642)	1,610,370	(27,556,272)

Total	$(26,812,075)	$(731,439)	$(27,543,514)

The above gains (losses) on derivatives have been recognized as realized gain (loss) / change in unrealized appreciation (depreciation) on investments on the Statement of Operations.

The average number of futures contracts outstanding during the year ended December 31, 2009 was 6,700. The average notional value of open foreign exchange forward contracts outstanding during the year ended December 31, 2009 netted by currency pair was approximately $142,000,000.

The following table presents the components of revenue and expenses allocated from the Master Fund as reported in the consolidated statements of operations:

	Year ended December 31,
	2009	2008	2007

Revenue
Interest income	$14,190	$336,343	$317,238

Total investment income	14,190	336,343	317,238

Expenses
Brokerage commissions	3,087,990	1,328,400	455,606
Administrative fee	31,500	25,500	24,000
Professional fees	72,451	51,407	50,586
Interest expense	98,013	—	—
Other expenses	59,540	46,586	14,539

Total expenses	$3,349,494	$1,451,894	$544,731

Net investment loss	(3,335,304)	(1,115,551)	(227,493)

Net realized loss on investments	$(26,812,075)	$53,738,409	$4,519,174
Net change in unrealized appreciation (depreciation) on investments	(731,439)	(670,144)	2,555,302

Net realized and unrealized loss from investment activities	$(27,543,514)	$53,068,265	$7,074,476

Net decrease in net assets resulting from operations	$(30,878,818)	$51,952,714	$6,846,983

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

Summarized financial information pertaining to the Master Fund for the years ended December 31, 2009, 2008 and 2007, as reflected in and extracted from the audited financial statements of the Master Fund, are as follows:

Statements of assets and liabilities	2009	2008	2007

Assets
Cash and cash equivalents	$13,632,003	$25,690,399	$2,590,338
Amounts on deposit with brokers Cash and cash equivalents held in brokerage accounts	25,775,130	15,679,720	10,861,583
Net unrealized appreciation on open forward contracts	1,994,136	383,766	628,392
Put options, at fair value			1,498,600
Unrealized appreciation on open forward contracts		2,332,131	4,973,374
Other assets	44,431	78	26,133

Total assets	$41,445,700	$44,086,094	$20,578,420

Liabilities
Net unrealized depreciation on open forward contracts	$9,678	$—	$3,714,321
Accrued brokerage commissions	9,070	9,381	2,673
Redemptions payable	1,466,998	3,860,647	379,392
Accounts payable	74,293	86,823	46,900

Total liabilities	1,560,039	3,956,851	4,143,286

Shareholders’ equity	$39,885,661	$40,129,243	$16,435,134

Total liabilities and shareholders’ equity	$41,445,700	$44,086,094	$20,578,420

Financial Instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk

Off-balance sheet risk refers to situations where the maximum potential loss on a particular investment is greater than the value of the asset or liability reflected on the statement of financial condition. The Master Fund attempts to mitigate the risk of its trading activities through use of position limits and other monitoring procedures. The Master Fund mostly trades futures, forward currency contracts and option contracts which gives rise to off-balance sheet risk.

The Master Fund, in its normal course of trading activities, enters into transactions in derivative financial instruments based on expectations of future market movements and conditions. The fair value of derivative financial instruments at the reporting date generally reflects the amount that the Master Fund would receive or pay to terminate the contract at the reporting date. The derivative financial instruments traded by the Master Fund are generally exchange traded or traded in the over-the-counter market where market values are readily obtainable. These transactions have market risk and off-balance sheet risk and may have credit and liquidity risk.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

Market and Interest Rate Risk

Market risk represents the potential loss that can be caused by unfavorable movements in interest rates, foreign exchange rates or market prices of other financial instruments. Market risk is directly impacted by the volatility and liquidity of the markets in which the underlying investments are traded. Market risk is managed in various ways, including through diversifying exposures and placing limitations on position sizes. The Master Fund is exposed to risks associated with the effects of fluctuations in the prevailing levels of market interest rates and foreign currency exchange rates on its financial positions and cash flows.

Currency Risk

The Master Fund trades forward currency contracts denominated in foreign currencies and accordingly, is subject to the risk of loss as a result of changes in the value of such foreign currencies relative to the value of the U.S. dollar, the currency in which the Master Fund values its assets.

Credit and Counterparty Risk

Credit risk arises from the failure of the counterparty to perform according to the terms of the contract. The Master Fund restricts its exposure to credit losses on the trading assets it owns by entering into master netting arrangements with the brokers with which they undertake a significant volume of transactions. The Master Fund’s counterparties are generally futures exchanges and major financial institutions.

Liquidity Risk

Liquidity risk represents the possibility that the Master Fund may not be able to rapidly adjust the size of its positions in times of high volatility and financial stress at a reasonable price. The Master Fund restricts some of its exposure to liquidity risk by investing in futures and major foreign currencies that are considered to be readily realizable.

10) Financial highlights:

Financial highlights are calculated for a member’s interest outstanding for the entire period. An individual member’s return and percentages may vary based on timing of capital transactions. The percentages are based on the average members’ equity. Note that the following percentages are inclusive of allocations from the Master Fund.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

Financial highlights for the Fund for the year ended December 31, 2009 are as follows:

(expressed in U.S. dollars)	Series 1X	Series 3X	Series C -1	Series C -3

Total return before incentive allocation	-12.74%	-42.00%	-13.17%	-42.72%
Incentive allocation	-1.32%	-3.68%	-1.40%	-4.02%

Total return after incentive allocation	-14.06%	-45.68%	-14.57%	-46.74%

Supplemental Data
Percentage of total expenses before incentive allocation to average net assets	3.62%	11.06%	3.95%	12.12%
Percentage of incentive allocation to average net assets	1.32%	3.68%	1.40%	3.76%

Percentage of total expenses to average net assets	4.94%	14.74%	5.35%	15.88%

Percentage of net investment loss and allocation to average net assets	-3.63%	-11.24%	-3.94%	-12.30%

Note:	Net investment loss is total expenses (including brokerage commissions) of the Fund net of interest income

Financial highlights for the Fund for the year ended December 31, 2008 are as follows:

(expressed in U.S. dollars)	Series 1X	Series 3X	Series C -1	Series C -3

Total return before incentive allocation*	58.94%	239.69%	35.76%	234.78%
Incentive allocation*	-8.82%	-22.05%	-6.19%	-16.48%

Total return after incentive allocation*	50.12%	217.64%	29.57%	218.30%

Supplemental Data
Percentage of total expenses before incentive allocation and management fee waiver to average net assets**	3.25%	8.79%	3.52%	10.72%
Percentage of management fee waiver to average net assets	0.00%	0.00%	0.00%	0.06%
Percentage of incentive allocation to average net assets	8.82%	22.05%	6.19%	16.48%

Percentage of total expenses to average net assets**	12.07%	30.84%	9.71%	27.20%

Percentage of net investment loss and incentive allocation to average net assets**	-2.42%	-7.91%	-3.07%	-10.01%

Note:	Net investment loss is total expenses (including brokerage commissions) of the Fund net of interest income
*	Not annualized for periods less than one year.
**	Annualized for periods less than one year.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

Financial highlights for the Fund for the year ended December 31, 2007 are as follows:

(expressed in U.S. dollars)	Series 1X	Series 3X	Series C -3

Total return before incentive allocation	23.71%	63.03%	60.90%
Incentive allocation	-3.30%	-4.78%	-3.59%

Total return after incentive allocation	20.41%	58.25%	57.01%

Supplemental Data
Percentage of total expenses before incentive allocation to average net assets	5.07%	12.38%	13.91%
Percentage of incentive allocation to average net assets	3.30%	4.78%	3.59%

Percentage of total expenses to average net assets	8.37%	17.16%	17.50%

Percentage of net investment loss to average net assets	-1.11%	-8.68%	-10.20%

Note	: Net investment loss is total expenses (including brokerage commissions) of the Fund net of interest income

11) Subsequent events:

From January 1, 2010 through November 5, 2010, the Fund had subscriptions to Series C-1 interests aggregating approximately $24,858,000 and Series C-3 interests aggregating approximately $1,995,000. From January 1, 2010 through October 27, 2010, the Fund had redemptions from Series C-1 aggregating approximately $2,798,000, Series 3X interests aggregating approximately $656,000 and Series C-3 interests aggregating approximately $718,000. The Fund has performed an evaluation of subsequent events through the issuance of financial statements, November 5, 2010, and has determined that there are no additional subsequent events that would require disclosure in the Fund’s financial statements.

On September 28, 2010, the Managing Member and the Investment Manager entered into a letter of intent (the “LOI”) with Aveon Holdings I, L.P. (“Aveon”). The LOI reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the Managing Member (the “Investment”). An affiliate of Aveon filed a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities on August 8, 2010 (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners and managing members.

SUPPLEMENTAL SCHEDULE OF MANAGEMENT FEES AND INCENTIVE

FEES/ALLOCATIONS

Conquest Group

Supplemental schedule of management fees and

incentive fees/allocations

For the years ended December 31, 2009, 2008 and 2007

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Management fees from Conquest Macro Fund LLC(a)	$938,200	$561,685	$75,475
Incentive allocation from Conquest Macro Fund LLC(a)	654,620	1,928,197	115,438
Management fees from Conquest Macro Fund Ltd.(b)	1,336,108	1,020,054	189,577
Incentive fees from Conquest Macro Fund Ltd.(b)	426,184	5,061,864	833,946

Total fees and allocations	$3,355,112	$8,571,800	$1,214,436

(a)	This information has been derived from the audited financial statements of Conquest Macro Fund LLC, which are consolidated in the financial statements of Conquest Capital MM LLC.
(b)	This information has been derived from the audited financial statements of Conquest Macro Fund Ltd., an affiliate of Conquest Macro Fund LLC. Conquest Macro Fund Ltd. invests in Conquest Macro Master Fund Ltd.

Additional Notes:

The Conquest Group includes Conquest Macro Fund Ltd. (the “Offshore Feeder Fund”) and Conquest Macro Fund LLC (the “Domestic Feeder Fund”). Conquest Capital MM LLC (the “Managing Member”) serves as the managing member to the Domestic Feeder Fund. Conquest Capital LLC (the “Investment Manager”) is the investment manager to the Offshore Feeder Fund and Conquest Macro Master Fund Ltd (the “Master Fund”), a Bahamian limited liability investment company which commenced operations on February 1, 2003.

The Domestic Feeder Fund pays a management fee to the Investment Manager equal to 1.50% per annum for Series 1X interests, 4.50% per annum for Series 3X interests, 2.00% per annum for Series C-1 interests and 6.00% per annum for Series C-3 interests, based on the non-managing member’s ending capital account for each month without reduction for any distributions, redemptions, selling commissions or incentive allocation. The management fee is payable monthly.

The Offshore Feeder Fund pays a management fee to the Investment Manager equal to 2.0% per annum for Class 1X, 6% per annum for Class 3X, 1% per annum for Class 1X-S, and 3% per annum for Class 3X-S, based on net assets of the respective class of shares as of the end of each month. The management fee is payable monthly. Class 2X is not charged a management fee.

For the Domestic Feeder Fund, the Managing Member receives an incentive allocation at the close of each fiscal quarter equal to 20% of the net capital appreciation calculated for each Series, which is then allocated to the Managing Member’s capital account as of the close of such fiscal quarter. The Managing Member, like all members of the Domestic Feeder Fund, may take distributions on the balance in its capital account at the end of each month as stated in the Offering Memorandum.

For the Offshore Feeder Fund the Investment Manager is entitled to receive, on a quarterly basis, 20% of new net profits for Classes 1X and 2X and, on an annual basis, 10% of new net profits for Classes 1X-S and 3X-S. Payments associated with the Fund’s new net profits are then made via a corresponding allocation at the Master Fund level. If new net profits for any month are negative,

Conquest Group

Supplemental schedule of management fees and

incentive fees/allocations (continued)

For the years ended December 31, 2009, 2008 and 2007

that negative amount will be the carry forward loss for the following month and must be recovered before an incentive allocation is payable. The carry forward loss is reduced if shares of a class are redeemed when there is a carry forward loss. The reduced carry forward loss after redemptions is equal to the NAV immediately after the redemptions divided by the NAV immediately before the redemption, multiplied by the carry forward loss before the redemption. The purpose of the carry forward loss reduction is to adjust for the fact that the NAV base of the Fund has decreased.

Conquest Capital MM LLC and Subsidiary

Condensed interim consolidated financial statements

(Unaudited)

For the nine months ended September 30, 2010 and 2009

Conquest Capital MM LLC and Subsidiary

Consolidated statements of assets and liabilities

(Unaudited)

	September 30, 2010	December 31, 2009

Assets
Investment in Conquest Macro Master Fund Ltd., at fair value	$24,114,714	$11,178,270
Cash and cash equivalents	30,302,968	13,518,113
Redemptions receivable from Conquest Macro Master Fund Ltd.	—	663,133
Other assets	28,282	16,712

Total assets	$54,445,964	$25,376,228

Liabilities and Members’ Equity
Subscriptions received in advance	$200,000	$520,000
Redemptions payable	195,472	3,437,678
Other liabilities	28,282	16,712
Accounts payable	143,922	77,193

Total liabilities	567,676	4,051,583

Commitments and contingencies
Member’s equity	—	—
Noncontrolling interest	53,878,288	21,324,645

Total members’ equity	53,878,288	21,324,645

Total liabilities and members’ equity	$54,445,964	$25,376,228

See accompanying notes to the condensed interim consolidated financial statements

Conquest Capital MM LLC and Subsidiary

Consolidated statements of income

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Investment income
Interest income	$5,869	$6,333

Total investment income	5,869	6,333

Expenses
Brokerage commissions allocated from Conquest Macro Master Fund Ltd.	(499,276)	(782,193)
Interest expense allocated from Conquest Macro Master Fund Ltd.	(3,129)	(25,668)
Management fees	(721,566)	(730,108)
Administrative fees	(15,750)	(15,750)
Professional fees	(28,361)	(20,172)
Other expenses	(4,132)	(4,031)
Expenses allocated from Conquest Macro Master Fund Ltd.	(51,544)	(44,422)

Total expenses	(1,323,758)	(1,622,344)
Net investment loss	(1,317,889)	(1,616,011)

Realized and unrealized gain (loss) on investments allocated from Conquest Macro Master Fund Ltd.
Net realized gain (loss) on investments	6,048,828	(2,785,203)
Net change in unrealized appreciation on investments	1,899,626	946,951

Net realized and unrealized loss from investment activities	7,948,454	(1,838,252)

Net income (loss) before allocation to noncontrolling interest	6,630,565	(3,454,263)
Net income (loss) attributable to noncontrolling interest	6,377,037	(4,106,583)

Net income attributable to controlling interest	$253,528	$652,320

See accompanying notes to the condensed interim consolidated financial statements

Conquest Capital MM LLC and Subsidiary

Condensed consolidated statement of changes in member’s equity

(Unaudited)

For the nine months ended September 30, 2010

	Member’s equity	Noncontrolling interest	Total

Member’s equity and noncontrolling interest, December 31, 2008	$651,786	24,504,779	25,156,565
Capital contributions	—	23,273,849	23,273,849
Capital withdrawals	(1,304,106)	(9,743,931)	(11,048,038)

Allocation of net income
Pro rata allocation	(2,300)	(3,451,963)	(3,454,263)
Special allocation to the Company	654,620	(654,620)	—

Member’s equity and noncontrolling interest, September 30, 2009	—	$33,928,114	$33,928,113

Member’s equity and noncontrolling interest, December 31, 2009	—	$21,324,645	$21,324,645
Capital contributions	—	26,853,206	26,853,206
Capital withdrawals	(253,528)	(676,600)	(930,128)

Allocation of net income
Pro rata allocation	—	6,630,565	6,630,565
Special allocation to the Company	253,528	(253,528)	—

Member’s equity and noncontrolling interest, September 30, 2010	$—	$53,878,288	$53,878,288

See accompanying notes to the condensed interim consolidated financial statements

Conquest Capital MM LLC and Subsidiary

Condensed consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Cash flows (loss) from operating activities
Net income (loss) before allocation to noncontrolling interest	$6,630,565	$(3,454,263)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net (income) loss allocated from Conquest Macro Master Fund Ltd.	(7,394,505)	2,690,535
Changes in operating assets and liabilities:
Cost of investment in Conquest Macro Master Fund Ltd.	(11,178,796)	(12,772,009)
Proceeds from redemptions of Conquest Macro Master Fund Ltd.	5,636,857	8,815,449
Redemptions receivable from Conquest Macro Master Fund Ltd.	663,133	318,526
Other assets	(11,570)	(15,250)
Accounts payable	66,729	(3,820)
Other liabilities	11,570	15,905

Net cash (used in) operating activities	(5,576,017)	(4,404,927)

Cash flows from financing activities
Capital contributions, net of change in advance capital contributions	26,533,206	21,063,850
Capital withdrawals, net of change in capital withdrawals payable	(4,172,334)	(11,048,038)

Net cash provided by financing activities	22,360,872	10,015,812

Net increase in cash	16,784,855	5,610,885
Cash, beginning of year	13,518,113	10,174,932

Cash, end of year	$30,302,968	$15,785,817

See accompanying notes to the condensed interim consolidated financial statements

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements

For the nine months ended September 30, 2010 and 2009

1) Organization:

Conquest Capital MM LLC (the “Managing Member”) is a Delaware limited liability company that serves as the managing member of Conquest Macro Fund LLC (the “Fund”) and has overall responsibility for the management and operation of the Fund, including appointment of the investment manager. The Fund commenced operations on July 1, 2002 and operates as a commodity pool. The Managing Member serves as the Commodity Pool Operator of the Fund and is registered with the Commodity Futures Trading Commission.

On September 28, 2010, the Managing Member and the Investment Manager entered into a letter of intent (the “LOI”) with Aveon Holdings I, L.P. (“Aveon”). The LOI reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the Managing Member (the “Investment”). An affiliate of Aveon filed a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities on August 8, 2010 (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners and managing members.

The Fund invests substantially all of the assets attributable to the Series 3X and Series C - 3 interests and approximately one third of the assets attributable to the Series 1X and Series C - 1 interests in the Conquest Macro Master Fund Ltd. (the “Master Fund”), a Bahamian limited liability investment company that has the same investment objectives as the Fund. The Master Fund has been established for the purpose of achieving capital growth by investing long or short, on margin or otherwise, in futures contracts, forward currency contracts and options across a variety of regulated and unregulated investment markets. The remainder of the assets of the Fund are held in cash and cash equivalents.

At September 30, 2010, the Fund owned approximately 30.07% of the Master Fund and at September 30, 2009 the Fund owned approximately 27.03% of the Master Fund.

The Fund raises capital by currently offering Series C - 1 and C - 3 interests, both of which are denominated in U.S. dollars. Amounts invested in Series 3X and C - 3 use significantly more leverage than amounts invested in Series 1X and C - 1. Series 1X and 3X commenced operations in 2002, Series C - 3 commenced operations in June of 2006, and Series C - 1 commenced operations in February of 2008.

2) Significant accounting policies:

Basis of presentation

These financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars. The assets and liabilities of the Managing Member are reported on the statements of assets and liabilities at fair value, or at carrying amounts that approximate fair value due to their short-term nature. Significant accounting policies include:

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash in bank accounts and money market accounts.

Basis of consolidation

The consolidated financial statements are presented in accordance with GAAP and include the assets, liabilities, revenues, and expenses of the Managing Member and the Fund. Management has determined that although the Managing Member has a minority economic interest in the Fund, it does have a majority voting interest and controls the management of the Fund. Additionally, although the non-controlling members of the Fund have an economic majority, they do not have the right to dissolve the partnership or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Fund. Accordingly, the Managing Member consolidates the Fund and records noncontrolling interest in the consolidation as applicable under GAAP. All material intercompany transactions have been eliminated.

In accordance with ASC Subtopic 810-10-25-15, “Retention of Specialized Accounting for Investments in Consolidation”, the Managing Member retains the specialized industry accounting guidance applied by the Fund.

Investment transactions, valuation and classification

The Fund records its investment in the Master Fund at fair value. Valuation of investments held by the Master Fund is summarized in Note 9. Investment transactions are recorded on a trade-date basis. Realized and unrealized gains and losses are determined by the specific identification method.

Income and expenses

The Fund records its proportionate share of the Master Fund’s income, expenses, and realized and unrealized gains and losses. In addition, the Fund incurs its own expenses. Interest income is allocated on a series specific basis. Series specific expenses are charged to that series, while expenses which are not specifically attributable to a particular series of shares are allocated proportionately to each series based on net assets as of the beginning of the month.

Income taxes

For income tax purposes the Managing Member is a disregarded entity and therefore any taxes are the responsibility of its owners.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

For U.S. income tax purposes, the Fund is treated as a partnership. Accordingly, the members are responsible for including their proportionate share of the Fund’s taxable income or loss on their respective income tax returns.

On January 1, 2009, the Managing Member and the Fund adopted the authoritative guidance for uncertainty in income taxes included in ASC 740, Income Taxes (formerly Financial Accounting Standards Board (“FASB”) Interpretation No. 48), as amended by Accounting Standards Update (“ASU”) 2009-06, Implementation Guidance on Accounting for Uncertainty in Taxes and Disclosures Amendments for Nonpublic Entities. This guidance requires the Investment Advisor to determine whether a tax position of the Fund is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Managing Member and/or the Fund recording a tax liability that would reduce net assets. The Fund is required to analyze all open tax years, as defined by the Statute of Limitations, for all major jurisdictions. As of December 31, 2009, open tax years include the tax years ended 2006 through 2009. The Investment Manager is not aware of any examinations in progress. The implementation of ASC 740 did not have an effect on the Managing Member or the Fund’s financial position or results of operations. The Investment Manager and Managing Member are not aware of any tax liabilities resulting from unrecognized tax benefits relating to uncertain income tax positions for the nine months ending September 30, 2010 and 2009. The Fund is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefit will significantly change in the next twelve months.

Recent accounting pronouncements

In June 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-01, Topic 105—Generally Accepted Accounting Principles—amendments based on Statements of Financial Accounting Standards 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”). This ASU amends the FASB Accounting Standards Codification for the issuance of SFAS 168 and includes SFAS 168 in its entirety, including the accounting standards update instructions contained in Appendix B of SFAS 168. The codification is effective for interim and annual reporting periods that end after September 15, 2009 and will supersede all accounting standards in GAAP, other than those issued by the SEC. The codification was effective for the Managing Member in the third quarter of 2009, and accordingly, these consolidated financial statements and all subsequent filings will reference the codification as the sole source of authoritative literature.

In September 2009, the FASB issued ASU 2009-12, “Investments in Certain Entities That Calculate Net Asset Value per Share (or its Equivalent)”. This ASU permits investors to estimate the fair value of investments in investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the American Institute of Certified Public Accountants’ Investment Companies Guide as of the reporting entity’s

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

measurement date. In addition, the investor’s financial statements will need to provide several disclosures such as how investments are valued under ASU 2009-12, estimated remaining life of the investment and terms and conditions of redemption, among other things. The adoption of ASU 2009-12 did not have a material impact to the consolidated financial statements.

In January 2010, the FASB issued “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”, which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions, ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 roll forward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009. However, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The adoption of the amendment did not have a material impact to the consolidated financial statements.

As of December 31, 2009, the Managing Member adopted FASB ASC Topic 855 Subsequent Events (formerly SFAS No. 165, Subsequent Events), which addresses the accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are available to be issued. In accordance with the provisions set forth in FASB ASC Topic 855, the Managing Member evaluated the possibility of subsequent events existing in the consolidated financial statements through November 5, 2010, the date the consolidated financial statements were available to be issued. The Managing Member has determined that there were no material events that would require disclosure in the consolidated financial statements other than those listed below.

3) Contingencies:

In the normal course of business, the Fund enters into contracts that contain a variety of representations and warranties and which provide general indemnifications. The Fund’s maximum exposure is unknown, as any such exposure would result from future claims that may be, but have not yet been made against the Fund, based on events which have not yet occurred. In addition, the Master Fund may also enter similar arrangements in its normal course of business. To the extent any claims are made against the Master Fund, the Fund would bear its pro-rata share of the loss. Any such exposure against the Fund is also unknown as potential exposure only arises in the event future claims are made. However, based on experience, the Investment Manager believes the risk of loss from these arrangements to be remote.

4) Disclosure of certain significant risks and uncertainty:

The Fund, through its investment in the Master Fund, is exposed to investment transactions that present unique risks. These risks are discussed in the Master Fund’s legal documents and notes to the financial statements, a summary of which is included in Note 9.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

5) Noncontrolling interest:

The minimum initial investment for each investor is $250,000 for Series C-1 interests and $125,000 for Series C-3 interests. The minimum additional capital contribution is $50,000. At the Managing Member’s discretion, minimums may be waived. Withdrawals of all or a portion of the balance in a member’s capital account will be permitted on the last business day of any calendar month and at other times with the consent of the Managing Member in its sole discretion. No partial withdrawal may be made without the consent of the Managing Member, which may be withheld in its sole discretion, if immediately thereafter the balance in the member’s capital account would be less than $50,000. A withdrawing investor must give at least 3 business days prior notice before the withdrawal date. Generally, 90% of withdrawal proceeds will be paid within 10 days after the effective date of withdrawal, with the remainder paid upon final determination of the withdrawing member’s capital account balance as of the applicable withdrawal date. Withdrawals are subject to the Master Fund’s ability to liquidate its investments. The Managing Member may, in its sole discretion, require a member to make a mandatory withdrawal, in whole or in part, from its capital account upon at least 48 hours’ prior written notice to such member for any reason.

6) Management, administrative and other fees:

The Fund has an agreement with Swiss Financial Services, Inc. (“SFS”) to act as the Fund’s Administrator. For services provided, the Fund paid SFS an administrative fee, accrued monthly and payable quarterly, equal to $1,500 per month for up to three series and $250 additional per month for every series greater than three. The fee is allocated to the respective Series based on the Series’ proportionate share of capital at the beginning of the month to the Fund’s total capital at the beginning of the month.

These administrative fees are in addition to the fees charged at the Master Fund level.

The Fund pays a management fee to Conquest Capital, LLC (the “Investment Manager”) equal to 1.50% per annum for Series 1X interests, 4.50% per annum for Series 3X interests, 2.00% per annum for Series C-1 interests and 6.00% per annum for Series C-3 interests, based on the nonmanaging member’s ending capital account for each month without reduction for any distributions, redemptions, selling commissions or incentive allocation. The management fee is payable monthly.

In addition, the Managing Member receives an incentive allocation at the close of each fiscal quarter equal to 20% of the net capital appreciation calculated for each Series, which is then allocated to the Managing Member’s capital account as of the close of such fiscal quarter. The Managing Member, like all members of the Fund, may take distributions on the balance in its capital account at the end of each month as stated in the Offering Memorandum. Net capital appreciation is defined as the increase in value of the Fund’s net assets, including unrealized gains, from the beginning of each fiscal quarter (after payment of the management fee) to the end of such fiscal quarter. If net capital appreciation for any fiscal quarter is negative, that negative amount will be the carryforward loss for the following fiscal quarter and must be recovered before an incentive allocation is payable. The carryforward loss of a member will be reduced on a pro rata basis if part of the interest of such member is withdrawn when there is a carryforward loss.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

7) Financial instruments with off-balance sheet risk and concentrations of credit risk:

Through its investment in the Master Fund, the Fund is exposed to off-balance sheet market and credit risk. In addition, the Master Fund may purchase futures, forward currency contracts and options. However, as an investor in the Master Fund, the Fund’s risk is limited to the fair value of its investment in the Master Fund. For additional information regarding the risks associated with the Master Fund’s trading activities, refer to note 9.

8) Related party:

The Investment Manager of the Fund also serves as the Investment Manager of the Master Fund. In addition, the Managing Member and Investment Manager of the Fund are both subsidiaries of Conquest Capital Group LLC.

9) Investment in the Master Fund:

The Master Fund reports on an annual basis and does not provide the following information on an interim basis. The following is reported as of December 31, 2009, as last reported by the Master Fund.

The Master Fund is an open-ended limited liability investment company incorporated under the provisions of the International Business Companies Act of 2000 of the Commonwealth of the Bahamas on January 23, 2003. The Master Fund commenced operations on February 1, 2003.

The Master Fund has been established for the purpose of achieving capital growth by investing long or short, on margin or otherwise, in futures contracts, forward contracts and currencies across a variety of regulated and unregulated investment markets. The Master Fund operates as a commodity pool. The Investment Manager serves as the Commodity Pool Operator of the Master Fund and is registered with the Commodity Futures Trading Commission.

The Master Fund serves as a “master” or recipient fund into which Conquest Macro Fund LLC and Conquest Macro Fund Ltd. (collectively, the “Feeder Funds”) allocate the majority of their assets not held in cash and cash equivalents. The Feeder Funds are the sole participating shareholders of the Master Fund and are advised by the same Investment Manager.

In accordance with ASC 820-10, Fair Value Measurements and Disclosures, (formerly Statement of Financial Accounting Standards (“SFAS”) No. 157), the Fund discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy of inputs is summarized below.

•	Level 1—quoted prices in active markets for identical investments

•	Level 2—other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3—significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

The securities in the Master Fund’s portfolio that are classified as Level 1 consist of futures contracts. The securities classified as Level 2 consist of forward contracts. The Master Fund did not hold investment with Level 3 inputs during the year.

The Master Fund adopted FASB ASC Topic 820 as of January 1, 2008. The following table presents the financial instruments of the Master Fund carried on statements of assets and liability by caption and by level within the valuation hierarchy as of December 31, 2009.

	Assets and Liabilities at Fair Value as of December 31, 2009
	Level 1	Level 2	Level 3	Total

Net unrealized appreciation on open futures contracts	$1,994,136	$—	$—	$1,994,136
Net unrealized depreciation on open forward contracts	—	(9,678)	—	(9,678)

	$1,994,136	$(9,678)	$—	$1,984,458

For the nine months ended September 30, 2010 and 2009 there were no asset or liability transfers between Level 1, Level 2 and Level 3.

The Master Fund adopted the provisions of ASC 815-10, Derivatives and Hedging, on disclosures about derivative instruments and hedging activities (formerly SFAS No. 161) on January 1, 2009. The new requirement amends and expands the disclosure requirement related to derivative instruments, to provide users of financial statements with an enhanced understanding of the use of derivative instruments by the Master Fund and how these derivatives affect the financial position, financial performance and cash flows of the Master Fund. This Statement requires qualitative disclosures about the objectives and strategies for using derivative instruments, quantitative disclosures about the fair value of, and gains and losses on, derivative instruments, as well as disclosures about credit-risk-related contingent features in derivative agreements. The standard enhances the disclosure requirements for derivative instruments and related hedging activities and thus, the adoption of the standard had no impact on the Statement of Financial Condition, Statement of Operations or the Statement of Changes in Shareholders’ Equity. The Master Fund does not designate any derivative instruments as hedging instruments under ASC 815. The Master Fund transacts in a variety of derivative instruments including futures, forwards, and options primarily for trading purposes with each instrument’s primary risk exposure being interest rate, credit, foreign exchange, equity or commodity risk. The fair value of these derivative instruments is included as a separate line item in the Statement of Financial Condition with changes in fair value reflected as realized gain (loss) on investment or net change in unrealized appreciation (depreciation) on investments within the Statement of Operations.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

The following table lists fair value of derivatives by contract type as included in the Statement of Assets and Liabilities for year ended December 31, 2009.

	Derivative assets	Derivative liabilities	Total

Forward (Foreign Exchange) contracts	$3,097,830	$(3,107,508)	$(9,678)
Futures contracts	2,089,706	(95,570)	1,994,136

Total—Gross	$5,187,536	$(3,203,078)	$1,984,458

Netting	(3,193,400)	3,193,400

Carrying value of derivatives on the statement of financial condition	$1,994,136	$(9,678)

The following table indicates the gains and losses on derivatives, by contract type, as included in the Statement of Operations for the year ended December 31, 2009.

	Realized gain (loss)	Unrealized appreciation (depreciation)	Total for the year ended December 31, 2009

Forward (Foreign Exchange) contracts	$2,354,567	$(2,341,809)	$12,758
Futures contracts	(29,166,642)	1,610,370	(27,556,272)

Total	$(26,812,075)	$(731,439)	$(27,543,514)

The above gains (losses) on derivatives have been recognized as realized gain (loss) / change in unrealized appreciation (depreciation) on investments on the Statement of Operations.

The average number of futures contracts outstanding during the year ended December 31, 2009 was 6,700. The average notional value of open foreign exchange forward contracts outstanding during the year ended December 31, 2009 netted by currency par was approximately $142,000,000.

The following table presents the components of revenue and expenses allocated from the Master Fund as reported in the consolidated statements of operations for year ended December 31, 2009:

Year ended December 31, 2009

Revenue
Interest income	$3,690

Total investment income	3,690

Expenses
Brokerage commissions	939,773
Interest expense	31,794
Other expenses	54,701

Total expenses	$1,026,268

Net realized loss on investments	$(6,460,667)
Net charge in unrealized appreciation (depreciation) on investments	212,088

Net realized and unrealized loss from investment activities	$(6,248,579)

Net decrease in net assets resulting from operations	$(7,271,157)

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

Summarized financial information pertaining to the Master Fund for the year ended December 31, 2009, as reflected in and extracted from the audited financial statements of the Master Fund, are as follows:

Statements of assets and liabilities	2009

Assets
Cash and cash equivalents	$13,632,003
Amounts on deposit with brokers Cash and cash equivalents held in brokerage accounts	25,775,130
Net unrealized appreciation on open futures contracts	1,994,136
Other assets	44,431

Total assets	$41,445,700

Liabilities
Net unrealized depreciation on open forward contracts	$9,678
Accrued brokerage commissions	9,070
Redemptions payable	1,466,998
Accounts payable	74,293

Total liabilities	1,560,039

Shareholders’ equity	$39,885,661

Total liabilities and shareholders’ equity	$41,445,700

Financial Instruments with Off-Balance Sheet Risk and Concentrations of Credit Risk

Off-balance sheet risk refers to situations where the maximum potential loss on a particular investment Is greater than the value of the asset or liability reflected on the statement of financial condition. The Master Fund attempts to mitigate the risk of its trading activities through use of position limits and other monitoring procedures. The Master Fund mostly trades futures, forward currency contracts and option contracts which gives rise to off-balance sheet risk.

The Master Fund, in its normal course of trading activities, enters into transactions in derivative financial instruments based on expectations of future market movements and conditions. The fair value of derivative financial instruments at the reporting date generally reflects the amount that the Master Fund would receive or pay to terminate the contract at the reporting date. The derivative financial instruments traded by the Master Fund are generally exchange traded or traded in the over-the-counter market where market values are readily obtainable. These transactions have market risk and off-balance sheet risk and may have credit and liquidity risk.

Market and Interest Rate Risk

Market risk represents the potential loss that can be caused by unfavorable movements in interest rates, foreign exchange rates or market prices of other financial instruments. Market risk is directly impacted by the volatility and liquidity of the markets in which the underlying

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

investments are traded. Market risk is managed in various ways, including through diversifying exposures and placing limitations on position sizes. The Master Fund is exposed to risks associated with the effects of fluctuations in the prevailing levels of market Interest rates and foreign currency exchange rates on its financial positions and cash flows.

Currency Risk

The Master Fund trades forward currency contracts denominated In foreign currencies and accordingly, is subject to the risk of loss as a result of changes In the value of such foreign currencies relative to the value of the U.S. dollar, the currency In which the Master Fund values its assets.

Credit and Counterparty Risk

Credit risk arises from the failure of the counterparty to perform according to the terms of the contract. The Master Fund restricts its exposure to credit losses on the trading assets it owns by entering into master netting arrangements with the brokers with which they undertake a significant volume of transactions. The Master Fund’s counterparties are generally futures exchanges and major financial institutions.

Liquidity Risk

Liquidity risk represents, the possibility that the Master Fund may not be able to rapidly adjust the size of its positions in times of high volatility and financial stress at a reasonable price. The Master Fund restricts some of Its exposure to liquidity risk by investing in futures and major foreign currencies that are considered to be readily realizable.

10) Financial Highlights:

Financial highlights are calculated for a member’s interest outstanding for the entire period, An individual member’s return and percentages may vary based on timing of capital transactions. The percentages are based on the average members’ equity. Note that the following percentages are inclusive of allocations from the Master Fund.

Conquest Capital MM LLC and Subsidiary

Notes to consolidated financial statements (continued)

For the nine months ended September 30, 2010 and 2009

Summarized financial information pertaining to the Master Fund for the year ended December 31, 2009, as reflected in and extracted from the audited financial statements of the Master Fund, are as follows:

2009

(expressed in U.S. dollars)	Series IX	Series 3X	Series C-1	Series C-3

Total return before incentive allocation	-12.74%	-42.00%	-13.17%	-42.72%
Incentive allocation	-1.32%	-3.68%	-1.40%	-3.76%

Total return after incentive allocation	-14.06%	-45.68%	-14.57%	-46.48%

Supplemental Data
Percentage of total expenses before incentive allocation to average net assets	3.62%	11.06%	3.95%	12.12%
Percentage of incentive allocation to average net assets	1.32%	3.68%	1.40%	3.76%

Percentage of total expenses to average net assets	4.94%	14.74%	5.35%	15.88%

Percentage of net investment loss and allocation to average net assets	-3.63%	-11.24%	-3.94%	-12.30%

Note:	Net investment loss is total expenses (including brokerage commissions) of the Fund net of interest income

11) Subsequent events:

On October 1, 2010, the Fund had subscriptions to Series C-1 interests aggregating approximately $0 and Series C-3 interests aggregating approximately $1,855,000. The Fund has performed an evaluation of subsequent events through the issuance of financial statements on November 16, 2010, and has determined that there are no additional subsequent events that would require disclosure in the Fund’s financial statements.

On September 28, 2010, the Managing Member and the Investment Manager entered into a letter of intent (the “LOI”) with Aveon Holdings I, L.P. (“Aveon”). The LOI reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the Managing Member (the “Investment”). An affiliate of Aveon filed a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities on August 8, 2010 (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners and managing members.

SUPPLEMENTAL SCHEDULE OF MANAGEMENT FEES AND INCENTIVE

FEES/ALLOCATIONS

Conquest Group

Supplemental schedule of management fees and

incentive fees/allocations

For the nine month period ended September 30, 2010 and 2009

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Management fees from Conquest Macro Fund LLC(a)	$721,566	$730,108
Incentive allocation from Conquest Macro Fund LLC(a)	253,528	654,620
Management fees from Conquest Macro Fund Ltd.(b)	1,247,980	949,569
Incentive fees from Conquest Macro Fund Ltd.(b)	1,205,533	426,184

Total fees and allocations	$3,428,607	$2,760,481

(a)	This information has been derived from the unaudited financial statements of Conquest Macro Fund LLC, which are consolidated in the financial statements of Conquest Capital MM LLC.

(b)	This information has been derived from the unaudited financial statements of Conquest Macro Fund Ltd., an affiliate of Conquest Macro Fund LLC. Conquest Macro Fund Ltd. invests in Conquest Macro Master Fund Ltd.

Additional Notes:

The Conquest Group includes Conquest Macro Fund Ltd. (the “Offshore Feeder Fund”) and Conquest Macro Fund LLC (the “Domestic Feeder Fund”). Conquest Capital MM LLC (the “Managing Member”) serves as the managing member to the Domestic Feeder Fund. Conquest Capital LLC (the “Investment Manager”) is the investment manager to the Offshore Feeder Fund and Conquest Macro Master Fund Ltd (the “Master Fund”), a Bahamian limited liability investment company which commenced operations on February 1, 2003.

The Domestic Feeder Fund pays a management fee to the Investment Manager equal to 1.50% per annum for Series 1X interests, 4.50% per annum for Series 3X interests, 2.00% per annum for Series C-1 interests and 6.00% per annum for Series C-3 interests, based on the non-managing member’s ending capital account for each month without reduction for any distributions, redemptions, selling commissions or incentive allocation. The management fee is payable monthly.

The Offshore Feeder Fund pays a management fee to the Investment Manager equal to 2.0% per annum for Class 1X, 6% per annum for Class 3X, 1% per annum for Class 1X-S, and 3% per annum for Class 3X-S, based on net assets of the respective class of shares as of the end of each month. The management fee is payable monthly. Class 2X is not charged a management fee.

For the Domestic Feeder Fund, the Managing Member receives an incentive allocation at the close of each fiscal quarter equal to 20% of the net capital appreciation calculated for each Series, which is then allocated to the Managing Member’s capital account as of the close of such fiscal quarter. The Managing Member, like all members of the Domestic Feeder Fund, may take distributions on the balance in its capital account at the end of each month as stated in the Offering Memorandum.

For the Offshore Feeder Fund the Investment Manager is entitled to receive, on a quarterly basis, 20% of new net profits for Classes 1X and 2X and, on an annual basis, 10% of new net profits for Classes 1X-S and 3X-S. Payments associated with the Fund’s new net profits are then made via a corresponding allocation at the Master Fund level. If new net profits for any month are negative, that negative amount will be the carry forward loss for the following month and must be recovered before an incentive allocation is payable. The carry forward loss is reduced if shares of a class are redeemed when there is a carry forward loss. The reduced carry forward loss after redemptions is equal to the NAV immediately after the redemptions divided by the NAV immediately before the redemption, multiplied by the carry forward loss before the redemption. The purpose of the carry forward loss reduction is to adjust for the fact that the NAV base of the Fund has decreased.

Conquest Group

Supplemental schedule of management fees and

incentive fees/allocations (continued)

For the nine month period ended September 30, 2010 and 2009

Cura Capital (GP), LLC and Subsidiary

Consolidated financial statements

and

report of independent registered public accounting firm

December 31, 2009, 2008 and 2007

(Including the financial statements and

independent auditors’ report of Cura Fixed Income

Arbitrage Master Fund, LTD)

Report of independent registered public accounting firm

To the Board of Directors and Members of

Cura Capital (GP), LLC and Subsidiary

We have audited the accompanying consolidated statements of assets and liabilities of Cura Capital (GP), LLC and Subsidiary (the “Company”) as of December 31, 2009, 2008 and 2007, and the related consolidated statements of income, changes in members’ equity, and cash flows for each of the three years ended December 31, 2009, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, 2008 and 2007, and the results of its operations and its cash flows for each of the three years ended December 31, 2009, 2008 and 2007 in conformity with U.S. generally accepted accounting principles.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

July 12, 2010

Cura Capital (GP), LLC and Subsidiary

Consolidated statements of assets and liabilities

	December 31, 2009	December 31, 2008	December 31, 2007

Assets
Investment in Cura Fixed Income Arbitrage Master, Ltd., at fair value	$8,084,422	$29,624,345	$40,484,882
Redemptions receivable from Cura Fixed Income Arbitrage Master, Ltd.	250,658	2,615,926	342,000
Cash and cash equivalents	15	1,438	852
Other assets	—	—	90

Total assets	$8,335,095	$32,241,709	$40,827,824

Liabilities and Members’ Equity
Capital withdrawals payable	$250,948	$2,615,926	$250,000
Accrued expenses	—	33,424	24,172

Total liabilities	250,948	2,649,350	274,172
Members’ equity	730,522	1,155,863	3,897,119
Noncontrolling interest	7,353,625	28,436,496	36,656,533

Total members’ equity	8,084,147	29,592,359	40,553,652
Total liabilities and members’ equity	$8,335,095	$32,241,709	$40,827,824

See accompanying notes to the consolidated financial statements.

Cura Capital (GP), LLC and Subsidiary

Consolidated statements of income

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Net investment income (loss) from Cura Fixed Income Arbitrage Master Fund, Ltd.
Interest income	$5,951,451	$453,167,458	$123,105,145
Interest expense	(5,128,284)	(462,237,287)	(120,782,568)
Administrative fee	(49,313)	(115,511)	(146,378)
Professional fees and other	(41,254)	(56,604)	(112,454)

Total net investment income (loss) allocated from Cura Fixed Income Arbitrage Master Fund, Ltd.	732,600	(9,241,944)	2,063,745

Fund income and expenses
Interest income	6	929	238
Interest expense	—	—	(8,746)
Management fee	(305,664)	(690,757)	(986,959)
Administrative fee	(11,587)	(30,168)	(31,786)
Professional fees and other	—	—	(21,227)

Total Fund income and expenses	(317,245)	(719,996)	(1,048,480)
Net investment income (loss)	415,355	(9,961,940)	1,015,265

Realized and unrealized gain (loss) on investments allocated from Cura Fixed Income Arbitrage Master Fund, Ltd.
Net realized gain (loss) on securities	(5,759,952)	(22,240,007)	(34,339,688)
Net change in unrealized appreciation (depreciation) on securities	3,251,938	4,126,388	(6,265,222)
Net gain (loss) from derivative contracts	3,874,353	32,003,416	47,222,339

Net realized and unrealized gain on investments	1,366,339	13,889,797	6,617,429

Net income before allocation to noncontrolling interest	1,781,694	3,927,857	7,632,694

Net income attributable to noncontrolling interest	1,695,321	3,648,270	7,148,839

Net income attributable to controlling interest	$86,373	$279,587	$483,855

See accompanying notes to the consolidated financial statements.

Cura Capital (GP), LLC and Subsidiary

Consolidated statements of changes in members’ equity

	Members’ equity	Noncontrolling interest	Total

Members’ equity and noncontrolling interest, December 31, 2006	$2,392,283	$79,882,675	$82,274,958
Capital contributions	—
Capital withdrawals	(354,000)	(49,000,000)	(49,354,000)
Allocation of net income
Pro rata allocation	483,855	7,148,839	7,632,694
Special allocation to General Partner	1,374,981	(1,374,981)	—

Members’ equity and noncontrolling interest, December 31, 2007	3,897,119	36,656,533	40,553,652

Capital contributions	—	18,300,000	18,300,000
Capital withdrawals	(3,876,587)	(29,312,563)	(33,189,150)
Allocation of net income
Pro rata allocation	279,587	3,648,270	3,927,857
Special allocation to General Partner	855,744	(855,744)	—

Members’ equity and noncontrolling interest, December 31, 2008	1,155,863	28,436,496	29,592,359

Capital contributions	—	300,000	300,000
Capital withdrawals	(789,608)	(22,800,298)	(23,589,906)
Allocation of net income
Pro rata allocation	86,373	1,695,321	1,781,694
Special allocation to General Partner	277,894	(277,894)	—

Members’ equity and noncontrolling interest, December 31, 2009	$730,522	$7,353,625	$8,084,147

See accompanying notes to the consolidated financial statements.

Cura Capital (GP), LLC and Subsidiary

Consolidated statements of cash flows

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Cash flows from operating activities
Net income before allocation to noncontrolling interest	$1,781,694	$3,927,857	$7,632,694

Adjustments to reconcile net income to net cash provided by operating activities:
Net income allocated from Cura Fixed Income Arbitrage Master Fund, Ltd.	(2,098,939)	(4,647,853)	(8,681,174)
Changes in operating assets and liabilities:
Cost of investment in Cura Fixed Income Arbitrage Master Fund, Ltd., at fair value	23,638,862	15,508,390	50,079,317
Redemptions receivable from Cura Fixed Income Arbitrage Master Fund, Ltd.	2,365,268	(2,273,926)	32,496,785
Other assets	—	90	(90)
Accrued expenses	(33,424)	9,252	6,671

Net cash provided by operating activities	25,653,461	12,523,810	81,534,203

Cash flows from financing activities
Capital contributions	300,000	18,300,000	—
Capital distributions	(25,954,884)	(30,823,224)	(81,554,706)

Net cash used in financing activities	(25,654,884)	(12,523,224)	(81,554,706)

Net increase (decrease) in cash and cash equivalents	(1,423)	586	(20,503)
Cash and cash equivalents, beginning of year	1,438	852	21,355

Cash and cash equivalents, end of year	$15	$1,438	$852

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$—	$—	$8,746

See accompanying notes to the consolidated financial statements.

Cura Capital (GP), LLC and Subsidiary

Notes to consolidated financial statements

1) Organization:

Cura Capital (GP), LLC, (the “General Partner” and with the Fund, collectively referred to as the “Company”) is a Delaware limited liability company formed on October 5, 2004. The Company is the general partner of Cura Fixed Income Arbitrage Partners, LP (the “Fund”), a Delaware limited partnership. The Fund was organized for the purpose as serving as an “onshore feeder fund” for onshore investments in Cura Fixed Income Arbitrage Master Fund, Ltd. (the “Master Fund”). The Fund is managed by the General Partner and Cura Capital Management, LLC (the “Investment Manager”).

The Fund invests substantially all of its assets through a master-feeder structure in the Master Fund, a Cayman Islands investment company that has the same investment objectives as the Fund. The Fund owns approximately 3% of the Master Fund at December 31, 2009. The Fund owned approximately 10% of the Master Fund at December 31, 2008 and 18% of the Master Fund at December 31, 2007.

2) Significant accounting policies:

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars.

These financial statements were approved by management and were issued on July 12, 2010. Subsequent events have been evaluated through this date.

Basis of consolidation

The consolidated financial statements are presented in accordance with GAAP and include the assets, liabilities, revenues, and expenses of the Fund. Management has determined that although the Fund is not a variable interest entity under the guidance included in Accounting Standards Codification (“ASC”) Topic 810, “Consolidation” the rights of the limited partners in the Fund do not overcome the presumption of control as per the guidance in ASC Subtopic 810-20, “Control of Partnerships and Similar Entities”. Although the General Partner has a minority economic interest in the Fund, it does have a majority voting interest and controls the management of the Fund. Additionally, although the limited partners of the Fund have an economic majority, they so not have the right to dissolve the partnership or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Fund. Accordingly, the Company consolidates the Fund and records noncontrolling interest in the consolidation as applicable under GAAP. All material intercompany transactions have been eliminated.

In accordance with ASC Subtopic 810-10-25-15, Retention of Specialized Accounting for Investments in Consolidation, the Company retains the specialized industry accounting guidance applied by the Fund.

Cura Capital (GP), LLC and Subsidiary

Notes to consolidated financial statements (continued)

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the year. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers short-term investments with maturities of less than three months to be cash equivalents.

Income taxes

In accordance with Federal income tax regulations, income taxes of the General Partner and the Fund are the responsibility of the individual members. Thus, no income tax provision is required.

In accordance with GAAP, the General Partner and the Fund are required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The General Partner and the Fund file income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally the General Partner and the Fund are no longer subject to income tax examinations by major taxing authorities for years before 2006. The tax benefit recognized is measured as the largest amount of benefit that is greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the General Partner and the Fund recording a tax liability that reduces net assets. This policy has been applied to all existing tax positions upon the General Partner and the Fund’s initial adoption for the period ended December 31, 2008. Based on its analysis, the General Partner and the Fund have determined that the adoption of this policy did not have a material impact on the General Partner and the Fund’s consolidated financial statements upon adoption. However, the General Partner and the Fund’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The General Partner and the Fund recognize interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended December 31, 2009.

Valuation of investment in Cura Fixed Income Arbitrage Master Fund, Ltd.

The Fund records its investment in the Master Fund at fair value.

Investment income and expenses

The Fund records its proportionate share of the Master Fund’s income, expenses and realized and unrealized gains and losses. In addition, the Fund incurs and accrues its own income and expenses.

Cura Capital (GP), LLC and Subsidiary

Notes to consolidated financial statements (continued)

Recent accounting pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2009-01, an update to ASC Topic 105 – Generally Accepted Accounting Principles – amendments based on Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This update reflected the issuance of FASB Statement No. 168 and amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for the Company in the third quarter of 2009, and accordingly, these financial statements for the year ended December 31, 2009 and all subsequent filings will reference the Codification as the sole source of authoritative literature.

In April 2009, the FASB issued an update to ASC 820 which clarifies the application of ASC 820 (SFAS 157) in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that asset is not active. The FSP shall be effective upon issuance, including prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application shall be accounted for as a change in accounting estimate pursuant to ASC 250 (SFAS 154). The disclosure provisions of ASC 250 (SFAS 154) for a change in accounting estimate are not required for revisions resulting from a change in valuation technique or its application. This Statement is not expected to have a material impact on our consolidated financial statements.

ASC 810 (SFAS No. 167, “Amendments to ASC 810 (FASB Interpretation No. 46R)”) eliminates exceptions to consolidating qualifying special purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a General Partner is the primary beneficiary of a variable interest entity. This Statement clarifies, but does not significantly change, the characteristics that identify a variable interest entity. This Statement is effective for fiscal years and interim periods beginning after November 15, 2009, and is not expected to have a material; impact on our consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-12, an update to ASC 820-10, “Fair Value Measurements and Disclosures”, to provide guidance on investments in certain entities that calculate net asset value per share (or its equivalent. This ASC permits investors to estimate the fair value of investments in investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the AICPA’s investment companies Guide as of the reporting entity’s measurement date. In addition, the investor’s financial statements will need to provide several disclosures such as how investments are valued under ASC 820-10, estimated remaining life of the investment and terms and conditions of redemption, among other things. The adoption of this update did not have a material impact to the financial statements.

Cura Capital (GP), LLC and Subsidiary

Notes to consolidated financial statements (continued)

3) Related party:

The Fund pays a management fee to Cura Capital Management, LLC, whose principals are also members of the General Partner. The management fee is equal to a quarterly rate of .50% (2.0% per annum) of the Fund’s net asset value as of the first day of each calendar quarter. At the discretion of the General Partner, certain limited partners of the Fund will be charged a reduced management fee or will not be charged the management fee.

A limited partner is affiliated with the General Partner. The value of the affiliated limited partner’s share of partners’ capital at December 31, 2009, 2008 and 2007 were approximately $400,000, $362,000 and $1,225,000, respectively.

4) Partners’ capital:

The General Partner serves as the General Partner of Cura Fixed Income Arbitrage Partners, L.P. In accordance with the Limited Partnership Agreement of Cura Fixed Income Arbitrage Partners, L.P., 20% of the appreciation of the Fund that would otherwise be credited to the capital accounts of the Limited Partners is credited to the capital account of the General Partner at the end of each fiscal year and is designated as a special allocation on the Statement of Changes in Members’ Equity. If there is net depreciation during a year, this reallocation will not apply to future years until the previous loss has been recovered.

Limited partners have redemption rights which contain certain restrictions with respect to rights of withdrawal from the Fund as specified in the limited partnership agreement.

Capital withdrawals payable represents amounts due to partners based on withdrawals effective through December 31, 2009.

5) Administrative fee:

GlobeOp Financial Services LLC (the “Administrator”) serves as the Fund’s Administrator and performs certain administrative and clerical services on behalf of the Fund.

Cura Capital (GP), LLC and Subsidiary

Notes to consolidated financial statements (continued)

6) Financial highlights:

Financial highlights for the year ended December 31, 2009, 2008 and 2007 are as follows:

	2009		2008		2007

Total return
Total return before reallocation to General Partner	10.9%		8.3%		19.5%
Reallocation to General Partner	(1.8%	)	(2.0%	)	(3.8%	)

Total return after reallocation to General Partner	9.1%		6.3%		15.7%

Ratio to average limited partners’ capital
Expenses (including interest and dividends)	34.8%		1,227.1%		259.7%
Reallocation to General Partner	1.8%		2.4%		2.7%

Expenses and reallocation to General Partner	36.6%		1,229.5%		262.4%

Net investment income (loss)	2.5%		(28.3%	)	3.3%

Financial highlights are calculated for the limited partner class of the Fund taken as a whole. An individual limited partner’s return and ratios may vary based on different management fee and incentive arrangements, and the timing of capital transactions. The net investment income (loss) ratio does not reflect the effects of the reallocation to the General Partner.

7) Letter of intent:

On October 5, 2009, the Company and the Investment Manager entered into a Letter of Intent (the “LOI”) with Aveon Holdings I, L.P. (“Aveon”). The LOI reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the General Partner (the “Investment”). An affiliate of Aveon intends to file a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

8) Subsequent events:

From January 1, 2010 through July 12, 2010, the Fund has received capital withdrawal requests of approximately $1,030,000. The ultimate amounts redeemed may vary based upon the performance of the Fund.

Cura Capital (GP), LLC and Subsidiary

Condensed interim consolidated financial statements

(Unaudited)

September 30, 2010 and 2009

Cura Capital (GP), LLC and Subsidiary

Condensed consolidated statement of assets

(Unaudited)

September 30, 2010

Assets
Investment in Cura Fixed Income Arbitrage Master, Ltd., at fair value	$6,953,358
Other assets	15

Total assets	$6,953,373

Members’ Equity
Members’ equity	$698,482
Non-controlling interest	6,254,891

Total members’ equity	$6,953,373

See accompanying notes to the condensed interim consolidated financial statements.

Cura Capital (GP), LLC and Subsidiary

Condensed consolidated statements of income

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Net investment income (loss) from Cura Fixed Income Arbitrage Master Fund, Ltd.
Interest income	$755,743	$3,978,883
Interest expense	(449,695)	(3,502,535)
Administrative fee	(19,211)	(42,927)
Professional fees and other	(27,098)	(33,097)

Total net investment income allocated from Cura Fixed Income Arbitrage Master Fund, Ltd.	259,739	400,324

Fund income and expenses
Management fee	(93,852)	(271,326)
Administrative fee	(8,061)	(9,669)

Total Fund income and expenses	(101,913)	(280,995)
Net investment income	157,826	119,329

Realized and unrealized gain (loss) on investments allocated from Cura Fixed Income Arbitrage Master Fund, Ltd.
Net realized loss on securities	(139,722)	(4,131,805)
Net change in unrealized appreciation (depreciation) on securities	868,764	3,342,854
Net gain (loss) from derivative contracts	(986,397)	2,353,030

Net realized and unrealized gain (loss) on investments	(257,355)	1,564,079

Net gain (loss) before allocation to noncontrolling interest	(99,529)	1,683,408
Net gain (loss) attributable to noncontrolling interest	(98,412)	1,608,841

Net gain (loss) attributable to controlling interest	$(1,117)	$74,567

See accompanying notes to the condensed interim consolidated financial statements.

Cura Capital (GP), LLC and Subsidiary

Condensed consolidated statement of

changes in members’ equity

(Unaudited)

	Members’ Equity	Noncontrolling Interest	Total

Members’ equity and noncontrolling interest, January 1, 2009	$1,155,863	$28,436,496	$29,592,359
Capital contributions	—	300,000	300,000
Capital withdrawals	(789,608)	(22,800,298)	(23,589,906)
Net increase In net assets resulting from operations	364,267	1,417,427	1,781,694

Members’ equity and noncontrolling interest, December 31, 2009	730,522	7,353,625	8,084,147

Capital contributions	—	—	—
Capital withdrawals	(30,923)	(1,000,322)	(1,031,245)
Net decrease in net assets resulting from operations	(1,117)	(98,412)	(99,529)

Members’ equity and noncontrolling interest, September 30, 2010	$698,482	$6,254,891	$6,953,373

See accompanying notes to the condensed interim consolidated financial statements.

Cura Capital (GP), LLC and Subsidiary

Condensed consolidated statements of cash flows

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Cash flows from operating activities
Net income (loss) before allocation to noncontrolling interest	$(99,529)	$1,683,408
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net income (loss) allocated from Cura Fixed Income Arbitrage Master Fund, Ltd.	(2,384)	(1,964,404)
Changes in operating assets and liabilities:
Cost of investment in Cura Fixed Income Arbitrage Master Fund, Ltd., at fair value	1,236,942	19,433,373
Redemptions receivable from Cura Fixed Income Arbitrage Master Fund, Ltd.	250,658	2,615,926
Other assets	(14)	(9)
Administration fees payable	—	717
Accrued expenses	—	(33,424)

Net cash provided by operating activities	1,385,672	21,735,587

Cash flows from financing activities
Net cash used in financing activities, capital distribution	(1,385,687)	(21,737,025)

Net decrease in cash and cash equivalents	(15)	(1,438)
Cash and cash equivalents, beginning of period	15	1,438

Cash and cash equivalents, end of period	$—	$—

See accompanying notes to the condensed interim consolidated financial statements.

Cura Capital (GP), LLC and Subsidiary

Notes to condensed interim consolidated

financial statements

September 30, 2010

1) Organization:

Cura Capital (GP), LLC, (the “General Partner” and with the Fund, collectively referred to as the “Company”) is a Delaware limited liability company formed on October 5, 2004. The Company is the general partner of Cura Fixed Income Arbitrage Partners, LP (the “Fund”), a Delaware limited partnership. The Fund was organized for the purpose as serving as an “onshore feeder fund” for onshore investments in Cura Fixed Income Arbitrage Master Fund, Ltd. (the “Master Fund”). The Fund is managed by the General Partner and Cura Capital Management, LLC (the “Investment Manager”).

The Fund invests substantially all of its assets through a master-feeder structure in the Master Fund, a Cayman Islands investment company that has the same investment objectives as the Fund. The Fund owns approximately 3% of the Master Fund at September 30, 2010.

2) Significant accounting policies:

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange of Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2010 and the results of operations for the nine months ended September 30, 2010 and 2009. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.

The results of operations for the nine months ended September 30, 2010 and 2009 are not necessarily indicative of the results of operations to be expected for a full fiscal year. These unaudited condensed interim financial statements should be read in conjunction with the Company’s audited financial statements as of December 31, 2009.

Basis of consolidation

The condensed interim consolidated financial statements are presented in accordance with GAAP and include the assets, liabilities, revenues, and expenses of the Fund. Management has determined that although the Fund is not a variable interest entity under the guidance included in Accounting Standards Codification (“ASC”) Topic 810, “Consolidation” the rights of the limited partners in the Fund do not overcome the presumption of control as per the guidance in ASC Subtopic 810-20, “Control of Partnerships and Similar Entities”. Although the General Partner has a minority economic interest in the Fund, it does have a majority voting interest and controls the management of the Fund. Additionally, although the limited partners of the Fund have an economic majority, they do not have the right to dissolve the partnership or have substantive

Cura Capital (GP), LLC and Subsidiary

Notes to condensed interim consolidated

financial statements (continued)

September 30, 2010

kick-out rights or participating rights, and therefore lack the ability to control the Fund. Accordingly, the Company consolidates the Fund and records non-controlling interest in the consolidation as applicable under GAAP. All material intercompany transactions have been eliminated.

In accordance with ASC Subtopic 810-10-25-15, Retention of Specialized Accounting for Investments in Consolidation, the Company retains the specialized industry accounting guidance applied by the Fund.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the year. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers short-term investments with maturities of less than three months to be cash equivalents.

Income taxes

In accordance with Federal income tax regulations, income taxes of the General Partner and the Fund are the responsibility of the individual members. Thus, no income tax provision is required.

In accordance with GAAP, the General Partner and the Fund are required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The General Partner and the Fund file income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. Generally the General Partner and the Fund are no longer subject to income tax examinations by major taxing authorities for years before 2006. The tax benefit recognized is measured as the largest amount of benefit that is greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the General Partner and the Fund recording a tax liability that reduces net assets. This policy has been applied to all existing tax positions upon the General Partner and the Fund’s initial adoption for the period ended December 31, 2008. Based on its analysis, the General Partner and the Fund have determined that the adoption of this policy did not have a material impact on the General Partner and the Fund’s consolidated financial statements upon adoption. However, the General Partner and the Fund’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The General Partner and the

Cura Capital (GP), LLC and Subsidiary

Notes to condensed interim consolidated

financial statements (continued)

September 30, 2010

Fund recognize interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the period ended September 30, 2010.

The Company may be subject to potential examination by U.S. federal, U.S. state of foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Valuation of Investment in Cura Fixed Income Arbitrage Master Fund, Ltd.

The Fund records its investment in the Master Fund at fair value.

Investment income and expenses

The Fund records its proportionate share of the Master Fund’s income, expenses and realized and unrealized gains and losses. In addition, the Fund incurs and accrues its own income and expenses.

Recent accounting pronouncements

ASC 810 (SFAS No. 167, “Amendments to ASC 810 (FASB Interpretation No. 46R)”) eliminates exceptions to consolidating qualifying special purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a General Partner is the primary beneficiary of a variable interest entity. This Statement clarifies, but does not significantly change, the characteristics that identify a variable interest entity. This Statement is effective for fiscal years and interim periods beginning after November 15, 2009, and is not expected to have a material; impact on our condensed interim consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-12, an update to ASC 820-10, “Fair Value Measurements and Disclosures”, to provide guidance on investments in certain entities that calculate net asset value per share (or its equivalent. This ASC permits investors to estimate the fair value of investments in investment companies using the reporting entity’s new asset value without further adjustment if the new asset value is calculated in accordance with the AICPA’s investment companies Guide as of the reporting entity’s measurement date. In addition, the investor’s financial statements will need to provide several disclosures such as how investments are valued under ASC 820-10, estimated remaining life of the investment and terms and conditions of redemption, among other things. The adoption of this update did not have a material impact to the condensed interim consolidated financial statements.

Cura Capital (GP), LLC and Subsidiary

Notes to condensed interim consolidated

financial statements (continued)

September 30, 2010

In January 2010, the FASB issued “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements”, which provides guidance on how investment assets and liabilities are to be valued and disclosed. Specifically, the amendment requires reporting entities to disclose i) the input and valuation techniques used to measure fair value for both recurring and nonrecurring fair value measurements, for Level 2 or Level 3 positions, ii) transfers between all levels (including Level 1 and Level 2) will be required to be disclosed on a gross basis (i.e. transfers out must be disclosed separately from transfers in) as well as the reason(s) for the transfers and iii) purchases, sales, issuances and settlements must be shown on a gross basis in the Level 3 rollforward rather than as one net number. The effective date of the amendment is for interim and annual periods beginning after December 15, 2009. However, the requirement to provide the Level 3 activity for purchases, sales, issuances and settlements on a gross basis will be effective for interim and annual periods beginning after December 15, 2010. The adoption of the amendment did not have a material impact to the condensed interim consolidated financial statements.

3) Related party:

The Fund pays a management fee to Cura Capital Management, LLC, whose principals are also members of the General Partner. The management fee is equal to a quarterly rate of .50% (2.0% per annum) of the Fund’s net asset value as of the first day of each calendar quarter. At the discretion of the General Partner, certain limited partners of the Fund will be charged a reduced management fee or will not be charged the management fee.

A limited partner is affiliated with the General Partner. The value of the affiliated limited partner’s share of partners’ capital at September 30, 2010 was approximately $405,000.

4) Partners’ capital:

In accordance with the Limited Partnership Agreement of Cura Fixed Income Arbitrage Partners, L.P., 20% of the appreciation of the Fund that would otherwise be credited to the capital accounts of the Limited Partners is credited to the capital account of the General Partner at the end of each fiscal year and is designated as a special allocation on the Statement of Changes in Members’ Equity. If there is net depreciation during a year, this reallocation will not apply to future years until the previous loss has been recovered.

Limited partners have redemption rights which contain certain restrictions with respect to rights of withdrawal from the Fund as specified in the limited partnership agreement.

5) Administrative fee:

GlobeOp Financial Services LLC (the “Administrator”) serves as the Fund’s Administrator and performs certain administrative and clerical services on behalf of the Fund.

Cura Capital (GP), LLC and Subsidiary

Notes to condensed interim consolidated

financial statements (continued)

September 30, 2010

6) Subsequent event:

A letter of intent (“LOI”) dated October 5, 2009, was signed between the principal owners of the General Partner, the Investment Manager and Aveon Holdings I, L.P. (“Aveon”), whereby the General Partner and the Investment Manager would sell a 30% interest in the management fees and incentive fees earned to Aveon (on the first $600 million of Domestic Feeder Fund’s and the Offshore Feeder Fund’s net assets. A definitive purchase agreement was signed on February 24, 2010 and the consideration for this transaction to be received by the General Partner and Investment Manager will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place in the fourth quarter of 2010.

Schedule of Management Fees and Incentive Fees of Cura Fund Fees (a carve out of advisory management fees and performance fees (together the “Cura Funds Fees”) incurred by Cura Fixed Income Arbitrage Partners, LP, Cura Fixed Income Arbitrage Fund, Ltd., and Investcorp Fixed Income Relative Value Fund, Ltd. in relation to services provided by Cura Capital (GP), LLC and Cura Capital Management, LLC)

Special Purpose Statements and Report Of Independent Registered Public Accounting Firm

December 31, 2009, 2008, and 2007

Report of independent registered public accounting firm

To the Management of Cura Capital (GP), LLC

We have audited the accompanying special purpose schedule of management fees and incentive fees for the Cura Group (as defined in Note 1) for each of the years in the three-year period ended December 31, 2009. These special purpose statements are the responsibility of the management of Cura Capital (GP), LLC. Our responsibility is to express an opinion on these special purpose statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose statements are free of material misstatement. The Cura Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the special purpose statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall special purpose statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying special purpose statements were prepared using the basis of presentation described in Note 2, and are not intended to be a complete presentation of Cura Capital (GP), LLC, Cura Fixed Income Arbitrage Partners, LP, Cura Fixed Income Arbitrage Master Fund, Ltd., Cura Fixed Income Arbitrage Fund, Ltd. and Investcorp Fixed Income Relative Value Fund Limited’s revenues and expenses.

In our opinion, the special purpose statements referred to above present fairly, in all material respects, management fees and incentive fees for the Cura Group for each of the years in the three-year period ended December 31, 2009, pursuant to the basis of presentation described in Note 2.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey

July 27, 2010

Cura Group

Schedule of management fees and incentive fees

For the years ended December 31, 2009, 2008 and 2007

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Income
Management fees from Cura Fixed Income Arbitrage Partners, LP	$305,664	$690,757	$986,959
Incentive fees from Cura Fixed Income Arbitrage Partners, LP	277,894	855,744	1,374,981
Management fees from Cura Fixed Income Arbitrage Fund, Ltd	2,936,712	6,193,252	3,327,534
Incentive fees from Cura Fixed Income Arbitrage Fund, Ltd	2,819,142	5,562,043	5,499,754
Management fees from Investcorp Fixed Income Relative Value Fund Limited	2,465,074	3,606,799	2,592,050
Incentive fees from Investcorp Fixed Income Relative Value Fund Limited	2,340,871	2,831,895	4,955,771

Total income	$11,145,357	$19,740,490	$18,737,049

See accompanying notes to the special purpose statements.

Cura Group

Notes to special purpose statements

For the years ended December 31, 2009, 2008 and 2007

1) Business:

The Cura Group (the “Cura Group”) consists of Cura Fixed Income Arbitrage Fund, Ltd. and Investcorp Fixed Income Relative Value Fund, Ltd., (the “Offshore Feeder Funds”) and the Cura Fixed Income Arbitrage Partners, LP (the “Domestic Feeder Fund”). Cura Capital Management, LLC (the “Investment Manager”) is the investment advisor to Cura Fixed Income Arbitrage Master Fund, Ltd., (the “Master Fund”) an investment fund formed under the laws of the Cayman Islands which commenced operations on December 1, 2004. The Master Fund’s registered office and its principal business office are located in the Cayman Islands.

The Investment Manager is also the investment advisor to the Offshore Feeder Funds, investment companies formed under the laws of the Cayman Islands. The Offshore Feeder Funds’ registered offices and its principal business office are located in the Cayman Islands.

The Investment Manager also acts as the investment advisor to the Domestic Feeder Fund, a Delaware limited partnership which commenced operations on December 1, 2004. Cura Capital (GP), LLC (the “General Partner”) serves as the general partner of the Domestic Feeder Fund.

The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission.

The Offshore Feeder Funds and the Domestic Feeder Fund (collectively, the “Feeder Funds”) have entered into advisory agreements with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Feeder Funds. The management fee, calculated quarterly at a rate of 0.50% (approximately 2.0% per annum) of each investors’ capital account. The management fee is paid quarterly in advance, based on the value of each investor’s capital account, as of each calendar quarter.

In accordance with the limited partnership agreement of the Domestic Feeder Fund, profits and losses of the Domestic Feeder Fund are allocated to partners to their respective interests in the Domestic Feeder Fund. Subject to certain limitations, generally 20% of the net profits allocated to the limited partners is reallocated to the General Partner.

The Investment Manager is also entitled to an incentive fee, payable on an annual basis, which will generally be equal to 20% of the net profits, if any, allocable to each common share of the Offshore Feeder Fund, subject to a loss carry forward provision.

2) Significant accounting policies:

Basis of presentation—The management fees and incentive fees earned by the General partner and the Investment Manager through services rendered to the Feeder Funds (“Cura Funds Fees”), effectively constitutes the special purpose statements. The Cura Funds fees are earned by Cura Capital Management, LLC and Cura Capital (GP), LLC and are not a stand-alone entity. The special purpose schedule of management fees and incentive fees of the Cura Funds Fees reflect the total income earned by the Cura Fund Fees on a stand-alone basis. The financial information included

Cura Group

Notes to special purpose statements(continued)

For the years ended December 31, 2009, 2008 and 2007

herein may not necessarily reflect the performance of the Cura Funds Fees in the future or what they would have been had the Cura Funds Fees been a separate, stand-alone entity during the periods presented.

Revenue recognition—Management fees and incentive fees earned from the Feeder Funds are recorded as discussed in Note 1.

3) Subsequent event:

A letter of intent (“LOI”) dated October 5, 2009, was signed between the principal owners of the General Partner, the Investment Manager and Aveon Holdings I, L.P. (“Aveon”), whereby the General Partner and the Investment Manager would sell a 30% interest in the management fees and incentive fees earned to Aveon (on the first $600 million of Domestic Feeder Fund’s and the Offshore Feeder Fund’s net assets). A definitive purchase agreement was signed on February 24, 2010 and the consideration for this transaction to be received by the General Partner and Investment Manager will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place during 2010.

Schedule of Management Fees and Incentive Fees of Cura Fund Fees (a carve out of advisory management fees and performance fees (together the “Cura Funds Fees”) incurred by Cura Fixed Income Arbitrage Partners, LP, Cura Fixed Income Arbitrage Fund, Ltd., and Investcorp Fixed Income Relative Value Fund, Ltd. in relation to services provided by Cura Capital (GP), LLC and Cura Capital Management, LLC)

Special Purpose Statements

(Unaudited)

September 30, 2010 and 2009

Cura Group

Schedule of management fees and incentive fees

(Unaudited)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Income
Management fees from Cura Fixed Income Arbitrage Partners, LP	$93,852	$271,326
Incentive fees from Cura Fixed Income Arbitrage Partners, LP	321	67,134
Management fees from Cura Fixed Income Arbitrage Fund, Ltd	749,954	2,132,529
Incentive fees from Cura Fixed Income Arbitrage Fund, Ltd	17,774	1,029,101
Management fees from Investcorp Fixed Income Relative Value Fund Limited	2,425,807	1,819,445
Incentive fees from Investcorp Fixed Income Relative Value Fund Limited	11,556	186,449

Total income	$3,299,264	$5,505,984

See accompanying notes to the special purpose financial statements.

Cura Group

Notes to special purpose statements

For the nine months ended September 30, 2010

1) Business:

The Cura Group (the “Cura Group”) consists of Cura Fixed Income Arbitrage Fund, Ltd. and Investcorp Fixed Income Relative Value Fund, Ltd., (the “Offshore Feeder Funds”) and the Cura Fixed Income Arbitrage Partners, LP (the “Domestic Feeder Fund”). Cura Capital Management, LLC (the “Investment Manager”) is the investment advisor to Cura Fixed Income Arbitrage Master Fund, Ltd., (the “Master Fund”) an investment fund formed under the laws of the Cayman Islands which commenced operations on December 1, 2004. The Master Fund’s registered office and its principal business office are located in the Cayman Islands.

The Investment Manager is also the investment advisor to the Offshore Feeder Funds, investment companies formed under the laws of the Cayman Islands. The Offshore Feeder Funds’ registered offices and its principal business office are located in the Cayman Islands.

The Investment Manager also acts as the investment advisor to the Domestic Feeder Fund, a Delaware limited partnership which commenced operations on December 1, 2004. Cura Capital (GP), LLC (the “General Partner”) serves as the general partner of the Domestic Feeder Fund.

The Investment Manager is registered as an investment adviser with the U.S. Securities and Exchange Commission.

The Offshore Feeder Funds and the Domestic Feeder Fund (collectively, the “Feeder Funds”) have entered into advisory agreements with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Feeder Funds. The management fee, calculated quarterly at a rate of 0.50% (approximately 2.0% per annum) of each investors’ capital account. The management fee is paid quarterly in advance, based on the value of each investor’s capital account, as of each calendar quarter.

In accordance with the limited partnership agreement of the Domestic Feeder Fund, profits and losses of the Domestic Feeder Fund are allocated to partners to their respective interests in the Domestic Feeder Fund. Subject to certain limitations, generally 20% of the net profits allocated to the limited partners is reallocated to the General Partner.

The Investment Manager is also entitled to an incentive fee, payable on an annual basis, which will generally be equal to 20% of the net profits, if any, allocable to each common share of the Offshore Feeder Fund, subject to a loss carry forward provision.

2) Significant Accounting Policies:

Basis of presentation—The management fees and incentive fees earned by the General Partner and the Investment Manager through services rendered to the Feeder Funds (“Cura Funds Fees”), effectively constitutes the special purpose statements. The Cura Funds Fees are earned by Cura Capital Management, LLC and Cura Capital (GP), LLC and are not a stand-alone entity. The special purpose schedule of management fees and incentive fees of the Cura Funds Fees reflect the total income earned by the Cura Fund Fees on a stand-alone basis. The financial information included

Cura Group

Notes to special purpose statements (continued)

For the nine months ended September 30, 2010

herein may not necessarily reflect the performance of the Cura Funds Fees in the future or what they would have been had the Cura Funds Fees been a separate, stand-alone entity during the periods presented.

Revenue recognition—Management fees and incentive fees earned from the Feeder Funds are recorded as discussed in Note 1.

3) Subsequent events:

A letter of intent (“LOI”) dated October 5, 2009, was signed between the principal owners of the General Partner, the Investment Manager and Aveon Holdings I, L.P. (“Aveon”), whereby the General Partner and the Investment Manager would sell a 30% interest in the management fees and incentive fees earned to Aveon (on the first $600 million of Domestic Feeder Fund’s and the Offshore Feeder Fund’s net assets). A definitive purchase agreement was signed on February 24, 2010 and the consideration for this transaction to be received by the General Partner and Investment Manager will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place during the fourth quarter of 2010.

Glenrock Asset Management Associates, L.P.

Consolidated financial statements

and

report of independent auditor

December 31, 2009, 2008 and 2007

INDEPENDENT AUDITOR’S REPORT

To the General Partner and Limited Partners of

Glenrock Asset Management Associates, L.P.

We have audited the accompanying consolidated statements of assets and liabilities of Glenrock Asset Management Associates, L.P. (the “Partnership”), as of December 31, 2009, 2008 and 2007 and the related consolidated statements of operations, consolidated changes in partners’ capital and consolidated cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Glenrock Asset Management Associates, L.P. as of December 31, 2009, 2008 and 2007, and the results of its consolidated operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

July 31, 2010

British Virgin Islands

Glenrock Asset Management Associates, L.P.

Consolidated statements of assets and liabilities

At December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

	December 31, 2009	December 31, 2008	December 31, 2007

Assets
Investments in securities, at fair value (cost: $315,806,589; 2008 - $70,276,976; 2007 - $111,385,969)	$362,007,332	$70,053,019	$117,857,559
Purchased options, at fair value (premiums paid: $614,331)	540,105	—	—
Unrealized appreciation on futures contracts	2,875,490	—	759,850
Unrealized appreciation on foreign currency forward contracts	30,497	28,282	129,786
Unrealized appreciation on swap contracts	5,565,423	—	—
Cash and cash equivalents	39,031,338	78,126,099	10,904,326
Due from brokers	256,522,174	70,561,080	206,505,835
Receivables for investments sold	63,893,357	30,811,194	4,116,837
Interest and dividends receivable	517,509	140,698	164,181
Due from related party	2,046,255	—	—
Other assets	34,568	—	7,902

Total assets	$733,064,048	$249,720,372	$340,446,276

Liabilities and partners’ capital
Securities sold short, at fair value (proceeds: $247,506,360; 2008 - $66,745,861; 2007 - $134,362,285)	$265,634,432	$50,315,252	$128,729,570
Written options, at fair value (premiums received: $562,967; 2008 - $47,430)	540,160	35,955	—
Unrealized depreciation on futures contracts	367,315	1,829,259	59,938
Unrealized depreciation on foreign currency forwards contracts	263,855	86,422	438,651
Unrealized depreciation on swaps	349,600	—	—
Payables for investments purchased	32,471,780	25,770,187	1,625,054
Dividends and interest payable	58,680	11,715	193,600
Capital contributions received in advance	—	100,000	2,272,000
Capital withdrawals payable	12,062,369	9,424,592	56,825,771
Due to related party	—	76,701	2,480
Accounts payable and accrued expenses	344,213	231,969	123,136

Total liabilities	312,092,404	87,882,052	190,270,200

General partner	4,777,888	5,952,366	11,433,031
Limited partners	416,193,756	155,885,954	138,743,045

Total partners’ capital	420,971,644	161,838,320	150,176,076

Total liabilities and partners’ capital	$733,064,048	$249,720,372	$340,446,276

See accompanying notes to the consolidated financial statements.

Glenrock Asset Management Associates, L.P.

Consolidated statements of operations

For the years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Investment income
Dividends (net of withholding taxes of $416,795; 2008 - $291,020; 2007 - $243,533)	$4,093,059	$2,276,889	$2,101,445
Interest	308,295	3,016,120	9,121,621
Other income	78,069	13,062	1,768

	4,479,423	5,306,071	11,224,834

Expenses
Dividends on securities sold short	3,417,939	1,972,387	1,905,818
Management fee	2,817,667	2,229,160	2,759,985
Interest expense	1,738,680	489,309	165,412
Professional fees	463,640	311,856	100,937
Administrative fee	338,078	166,917	227,334
Custody fee	31,492	—	—
Other expenses	133,826	278,829	103,473

	8,941,322	5,448,458	5,262,959

Net investment income (loss)	(4,461,899)	(142,387)	5,961,875

Realized and unrealized gain (loss) from investments and foreign currencies:
Net realized gain (loss) from:
Investments in securities	7,049,020	20,039,759	16,169,711
Derivative contracts	(5,454,658)	(7,075,974)	(4,334,789)
Foreign currency transactions	(2,470,494)	1,598,348	121,855

	(876,132)	14,562,133	11,956,777

Net change in unrealized appreciation (depreciation) on:
Investments in securities	11,866,019	4,102,347	979,863
Derivative contracts	4,708,981	(2,266,971)	(311,102)
Translation of assets and liabilities in foreign currencies	1,487,610	(1,347,537)	68,324

	18,062,610	487,839	737,085

Net realized and unrealized gain on investments and foreign currencies	17,186,478	15,049,972	12,693,862

Net increase in partners’ capital resulting from operations	$12,724,579	$14,907,585	$18,655,737

Net increase in Limited partners’ capital resulting from operations	$12,586,624	$13,837,425	$17,841,903

Net increase in General partner’s capital resulting from operations	$137,955	$1,070,160	$813,834

See accompanying notes to the consolidated financial statements.

Glenrock Asset Management Associates, L.P.

Consolidated statements of changes in partners’ capital

For the years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

	General partner	Limited partners	Total

Partners’ capital, January 1, 2007	$7,088,528	$176,175,354	$183,263,882
Capital contributions	—	22,292,138	22,292,138
Capital withdrawals	—	(74,035,681)	(74,035,681)
Allocation of net income	813,834	17,841,903	18,655,737
Incentive allocation to General Partner	3,530,669	(3,530,669)	—

Partners’ capital, December 31, 2007	11,433,031	138,743,045	150,176,076

Capital contributions	7,940	18,937,671	18,945,611
Capital withdrawals	(9,308,000)	(12,882,952)	(22,190,952)
Allocation of net income	1,070,160	13,837,425	14,907,585
Incentive allocation to General Partner	2,749,235	(2,749,235)	—

Partners’ capital, December 31, 2008	5,952,366	155,885,954	161,838,320

Capital contributions	—	459,299,118	459,299,118
Capital withdrawals	(3,325,000)	(209,565,373)	(212,890,373)
Allocation of net income	137,955	12,586,624	12,724,579
Incentive allocation to General Partner	2,012,567	(2,012,567)	—

Partners’ capital, December 31, 2009	$4,777,888	$416,193,756	$420,971,644

See accompanying notes to the consolidated financial statements.

Glenrock Asset Management Associates, L.P.

Consolidated statements of cash flows

For the years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Cash flows provided by/(used in) operating activities
Net increase in General partner’s capital resulting from operations	$137,955	$1,070,160	$813,834
Net increase in Limited partners’ capital resulting from operations	12,586,624	13,837,425	17,841,903

Adjustments to reconcile net increase in partners’ capital resulting from operations to net cash provided by/(used in) operating activities:
Net realized gains on investments	(1,594,362)	(12,963,785)	(11,834,922)
Net change in unrealized appreciation on investments	(16,575,000)	(1,835,376)	(668,761)
Accretion of discounts	(47,694)	—	—
Payment for investments purchased	(1,441,818,961)	(731,872,753)	(858,497,683)
Proceeds from investments sold	1,347,606,375	715,827,313	924,837,070
(Increase)/decrease in due from brokers	(185,961,094)	135,944,755	(85,021,893)
(Increase)/decrease in interest and dividends receivable	(376,811)	23,483	(69,128)
Increase in due from related party	(2,046,255)	—	—
(Increase)/decrease in other assets	(34,568)	7,902	43,053
Increase/(decrease) in dividends and interest payable	46,965	(181,885)	148,675
Increase/(decrease) in due to related party	(76,701)	74,221	(26,589)
Increase/(decrease) in accounts payable and accrued expenses	112,244	108,833	(12,034)

Net cash provided by/(used in) operating activities	(288,041,283)	120,040,293	(12,446,475)

Cash flows from financing activities
Capital contributions received, net of contributions received in advance	459,199,118	16,773,611	24,014,138
Capital withdrawals paid, net of withdrawals payable	(210,252,596)	(69,592,131)	(21,352,308)

Net cash provided by/(used in) financing activities	248,946,522	(52,818,520)	2,661,830

Net increase/(decrease) in cash and cash equivalents	(39,094,761)	67,221,773	(9,784,645)
Cash and cash equivalents, beginning of year	78,126,099	10,904,326	20,688,971

Cash and cash equivalents, end of year	$39,031,338	$78,126,099	$10,904,326

See accompanying notes to the consolidated financial statements.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

1. Organization and business activity

Glenrock Asset Management Associates, L.P., (“GAMA, L.P.” or the “Partnership”) is a Delaware limited partnership formed on August 31, 1994. GAMA, L.P. is the general partner of Glenrock Global Partners (AI), L.P. (“Glenrock AI”), a Delaware limited partnership; Glenrock Global Partners (QP), L.P. (“Glenrock QP”), a Delaware limited partnership; and Glenrock Global Partners (B.V.I.) Master Fund, L.P. (“Glenrock BVI Master” or the “Master Fund”), an International Limited Partnership formed in the territory of the British Virgin Islands; collectively (the “Glenrock Funds”). Glenrock BVI Master operates under a “master/feeder” structure where its investors invest substantially all of their investable assets in the Master Fund. Glenrock BVI Master’s feeder is Glenrock Global Partners (BVI), Inc. (a British Virgin Islands Business Company) (the “Offshore Feeder”). Separate financial statements are prepared for each of the Glenrock Funds. GAMA, L.P. is also the general partner of Nippon Renewal Partners, L.P., (“Nippon Fund”), a Delaware limited partnership.

Glenrock, Inc., a Delaware corporation, (the “Management Company”) is the general partner of GAMA, L.P. and manages the Glenrock Funds. The Glenrock Funds’ investment objective are to seek maximum capital appreciation consistent with minimizing market risk from investments in securities where there appears to be significant discrepancies between market valuation and intrinsic worth. The Glenrock Funds rely on fundamental analysis for their investment decision-making by selling short in order to capitalize on opportunities in over-priced securities, and taking long positions in instances where securities are underpriced. The Glenrock Funds intend to hold both long and short positions so as to balance exposure to falling and rising markets. The composition of the portfolios of the Glenrock Funds will be at any one time determined by the relative wealth or dearth of specific investment opportunities the Management Company can identify in those categories.

2. Significant accounting policies

Basis of preparation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and are stated in United States (“U.S.”) dollars. On July 1, 2009, the Financial Accounting Standards Board (“FASB”) launched the FASB Accounting Codification (the “Codification”) as the single source of authoritative non- governmental US GAAP. All existing accounting standards are superseded by the single-source Codification for interim and annual periods ending after September 15, 2009. The following is a summary of the significant accounting and reporting policies used in preparing the consolidated financial statements.

The consolidated financial statements are prepared for the special purpose of presenting the financial condition of GAMA, L.P., of which a certain percentage ownership is being negotiated for sale to Aveon Holdings I, L.P. (“Aveon”). Aveon intends to purchase a 30% economic interest in GAMA, L.P. for the revenue associated with the Glenrock Funds, but excluding the revenue associated with the Nippon Fund.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

Basis of consolidation

The consolidated financial statements incorporate the financial statements of GAMA, L.P. and the Glenrock Funds and exclude the financial statements of the Nippon Fund. GAMA, L.P.’s interest in the Glenrock Funds is within the scope of Emerging Issues Task Force (the “EITF”) Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar entity When the Limited Partners Have Certain Rights” (“Issue 04-5”). Although the GAMA, L.P. has a minority economic interest in the Glenrock Funds, it does have a majority voting interest and controls the management of the Glenrock Funds. Additionally, although the limited partners of the Glenrock Funds have an economic majority, they do not have the right to dissolve the Partnership or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Partnership. Accordingly, the GAMA, L.P. consolidates the Glenrock Funds and records minority interest, which is represented by the limited partners’ capital, in the consolidation as applicable under GAAP. All intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of increases and decreases in partners’ capital from operations during the reporting period. Actual results could differ from those estimates.

Investment valuation

Investment in securities listed on national securities exchanges are valued at their last sales price on the day of valuation. If no sales occurred on that day, such securities shall be valued at the last closing bid prices for investments if held long and their last closing asked prices for securities sold short. If no bid or asked prices are quoted on such date, the security shall be fair valued by certain methods as GAMA, L.P. shall determine in good faith to reflect its fair market value. Because of the uncertainty of valuation, the estimated fair values determined by GAMA, L.P. may differ from the value that would have been used had a ready market for the securities existed, and the differences could be material. The change in unrealized appreciation and depreciation on investments in securities is reflected in the consolidated statement of operations.

Derivative financial instruments

The Glenrock Funds enter into derivative financial instruments such as options, futures, swaps and foreign currency forward contracts. Derivative financial instruments are initially recorded at contract prices and are measured to fair value at subsequent reporting dates. Changes in the fair value of derivative financial instruments that do not qualify for hedge accounting are recognized in the consolidated statement of operations as they arise. See note 5 for quantitative and qualitative disclosures on Glenrock Funds’ derivative financial instruments.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

Securities sold short

A short sale is a transaction in which the Glenrock Funds sell a security they do not own. The proceeds received for a short sale are recorded as a liability and the Glenrock Funds record an unrealized appreciation or depreciation to the extent of the difference between the proceeds received and the fair value at the reporting date of the open short position. The Glenrock Funds record a realized gain or loss when the short position is closed out. By entering into short sales, the Glenrock Funds bear the market risk of an unfavorable change in the price of the security sold short in excess of the proceeds received. While the transaction is open, the Glenrock Funds will also incur an expense for any dividends and/or interest which will be paid to the lender of the securities.

Fair value of financial instruments

The fair value of Glenrock Funds’ assets and liabilities which qualify as financial instruments under Accounting Standards Codification (“ASC”) 825, Financial Instruments: Disclosure about Fair Value of Financial Instruments, approximates the carrying amounts presented in the consolidated statement of assets and liabilities.

Cash and cash equivalents

The Glenrock Funds consider cash at bank, short-term deposits and other short-term highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Due from and due to brokers

Due from and due to brokers include cash, foreign cash and margin balances with the Glenrock Funds’ clearing brokers. The Glenrock Funds receive interest on cash balances and pay interest on margin debit balances as determined by the broker based on market rates. The cash at broker is partially related to securities sold short and its use is therefore restricted until securities are purchased to cover the outstanding short position. In addition, some of the Glenrock Funds’ investments in long securities are held by the broker as collateral for securities sold short, and are subject to sale or pledge.

Capital withdrawals payable

The Glenrock Funds recognize capital withdrawals payable in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) (formerly FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity and FASB Staff Position 150-3). Capital withdrawals are recognized as liabilities when the amount requested in the capital withdrawals notice becomes fixed. Prior to the year ends of December 31, 2009, 2008 and 2007, the Glenrock Funds received redemption notices to be paid after the years then ended but based on December 31, 2009, 2008 and 2007 capital balances. Within the context of ASC 480, such capital withdrawal notices represent an unconditional obligation of the Glenrock Funds at December 31, 2009, 2008 and 2007. The liability to such limited partners is included in “capital withdrawals payable” in the consolidated statement of assets and liabilities.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

Revenue and expenses recognition

The Glenrock Funds record transactions in securities, including short sale of securities, on a trade date basis. Realized gains and losses on investment transactions are determined based on the high- low basis.

Interest income is recorded on the accrual basis. Discounts and premiums are accreted/amortized over the lives of the respective securities. Dividend income is recognized on the ex-dividend date and is recorded net of withholding taxes, where applicable. Interest expense and other operating expenses are recorded on the accrual basis. Dividends on securities sold short are accrued on the ex-dividend date and paid to the broker on the payable date.

Foreign currency

Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

The Glenrock Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Glenrock Funds’ books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal year end, resulting from changes in exchange rates.

Taxation

Effective January 1, 2009, the Glenrock Funds adopted the authoritative guidance for uncertainty in income taxes included in FASB ASC 740 Income Taxes (“ASC 740”) (formerly FIN 48). ASC 740 provides guidance on how uncertain tax positions should be recognized, measured, presented, and disclosed in financial statements, along with any related interest and penalties. It requires the evaluation of tax positions taken or expected to be taken to determine whether the tax positions will “more-likely-than-not” be sustained upon examination by the applicable tax authority. Tax positions not meeting the more-likely-than-not threshold would result in a current year expense or the absence of a benefit, as appropriate for the tax position.

The Glenrock Funds review and evaluate tax positions in their major jurisdictions and determine whether or not there are uncertain tax positions that require financial statement recognition. In

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

determining the major tax jurisdictions, the Glenrock Funds consider where they are organized and where they make investments. The Glenrock Funds’ U.S. Federal and State tax returns remain open for examination by tax authorities and tax positions associated with foreign tax jurisdictions remain subject to examination based on varying statutes of limitations for Glenrock QP for 1994 to 2009, Glenrock AI for 2005 to 2009, and Glenrock BVI Master for 2009 (the year this fund commenced operation).

Based on their review the Glenrock Funds have determined that the adoption of ASC 740 has not impacted the Glenrock Funds’ consolidated financial statements for the year ended December 31, 2009 and therefore no provision for income taxes was recorded. The Glenrock Funds are additionally not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. The determination of income taxes is based on complex analyses of many factors, including matters that are subject to interpretation.

Individual partners are taxed on their proportionate share of the Glenrock Funds’ income. Dividend and certain other income from non-U.S. sources may be subject to withholding taxes levied by the jurisdiction in which the income is sourced.

3. Due from brokers

The “Due from brokers” balance in the consolidated statement of assets and liabilities includes the net cash and cash equivalents due from brokers at December 31, 2009, 2008 and 2007.

4. Fair value measurements

Effective January 1, 2008, the Glenrock Funds adopted ASC 820, Fair Value Measurement and Disclosure (“ASC 820”) (formerly Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”)) which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value. In addition, ASC 820 establishes a fair value hierarchy that prioritizes inputs used to measure fair value into three broad levels. Investments measured at fair value are classified in one of the following fair value hierarchy levels, based on the lowest level input that is significant to the fair value measurement in its entirety:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not considered to be active for identical or similar assets or liabilities, quoted prices in active markets for similar assets or liabilities, and inputs other than quoted prices that are observable or can be corroborated by observable market data;

Level 3	Inputs that are both significant to the fair value measurement and unobservable, including inputs that are not derived from market data or cannot be corroborated by market data.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

The following tables summarize the levels within the ASC 820 fair value hierarchy in which the Glenrock Funds’ investments fall as of December 31, 2009:

	Level 1	Level 2	Total

Assets, at fair value
Investments in securities
Common Stock	$219,325,116	$—	$219,325,116
Real Estate Investment Trust (REIT)	16,133,305	—	16,133,305
American Depository Receipt (ADR)	6,440,010	—	6,440,010
Debt Securities	120,108,901	—	120,108,901
Purchased options	540,105	—	540,105
Futures contracts	2,875,490	—	2,875,490
Foreign currency forward contracts	—	30,497	30,497
Swap contracts	—	5,565,423	5,565,423

	$365,422,927	$5,595,920	$371,018,847

	Level 1	Level 2	Total

Liabilities, at fair value
Securities sold short
Common Stock	$222,918,168	$—	$222,918,168
Real Estate Investment Trust (REIT)	19,852,009	—	19,852,009
Exchange-Traded Fund (ETF)	9,306,906	—	9,306,906
American Depository Receipt (ADR)	13,557,349	—	13,557,349
Written options	540,160	—	540,160
Futures contracts	367,315	—	367,315
Foreign currency forward contracts	—	263,855	263,855
Swap contracts	—	349,600	349,600

	$266,541,907	$613,455	$267,155,362

At December 31, 2009, there were no investments valued using level 3 inputs.

At December 31, 2008, the investments in securities included equities, options and futures contracts were valued using level 1 inputs and the foreign currency forward contracts were valued using level 2 inputs for the Glenrock Funds.

5. Derivative financial instruments

The Glenrock Funds trade in derivative financial instruments with off-balance sheet risk in the normal course of their investing activities. These derivative financial instruments may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment the Glenrock Funds have in particular classes of financial instruments and does not necessarily

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

FASB issued ASC Topic 815-10-65-1 Transition and Effective Date Related to FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“ASC 815”) (formerly FAS 161), which is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

ASC 815 is intended to improve financial reporting about derivative instruments by requiring enhanced disclosures to enable investors to better understand how and why the Glenrock Funds use derivative instruments, how these derivative instruments are accounted for and their effects on the Glenrock Funds’ financial position, results of operations and cash flows. The disclosure requirements of ASC 815 distinguish between derivatives which are accounted for as “hedges” under former FASB Statement No. 133 (“FAS 133”) and those that do not qualify for such accounting. The Glenrock Funds’ positions reflect derivatives at fair value and recognize changes in fair value through the consolidated statement of operations, and as such do not qualify for FAS 133 hedge accounting treatment.

Foreign currency forward contracts

The Glenrock Funds enter into forward currency contracts to hedge itself against foreign currency exchange rate risk from its foreign currency denominated assets and liabilities due to adverse foreign currency fluctuations against the U.S. dollar.

When entering into a forward currency contract, the Glenrock Funds agree to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. The Glenrock Funds’ net equity therein, representing unrealized appreciation or depreciation on the contracts as measured by the difference between the forward foreign exchange rates at the dates of entry into the contracts and the forward rates at the reporting date, is included in the statement of assets and liabilities. Realized and changes in unrealized gains and losses are included with net realized and unrealized gain/loss on derivative contracts in the consolidated statement of operations. These instruments involve market risk, credit risk, or both kinds of risks, in excess of the amount recognized in the consolidated statement of assets and liabilities. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movement in currency and interest rates.

Futures contracts

The Glenrock Funds are subject to equity and commodity price risk, interest rate risk, and foreign currency exchange rate risk in the normal course of pursuing its investment objectives. The Glenrock Funds may use the futures contracts to gain exposure to, or hedge against, changes in the value of equities and commodities, interest rates or foreign currencies. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

Upon entering into a contract, the Glenrock Funds deposit and maintain cash as collateral for such initial margin as required by the exchange on which the transaction is made. Pursuant to the contracts, the Glenrock Funds agree to receive from or pay to the broker an amount of cash equal to the daily fluctuation in the value of the contract. Such receipts or payments are known as variation margin and are recorded by the Glenrock Funds as unrealized appreciation or depreciation. When the contract is closed, the Glenrock Funds record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

Options

The Glenrock Funds are subject to equity price risk in the normal course of pursuing their investment objectives. The Glenrock Funds may enter into options to speculate on the price movements of the financial instrument underlying the option, or for use as an economic hedge against certain equity positions held in the Glenrock Funds’ portfolio of investments.

Purchased options—In purchasing listed options the Glenrock Funds obtain the right, but not the obligation, to buy or sell within a limited time, a financial instrument, commodity or currency at a contracted price that may also be settled in cash, based on differentials between specified indices or prices.

The Glenrock Funds may purchase call and put options for which premiums are paid. Such premiums are recorded as assets and are subsequently adjusted to the current value of the options purchased. Premiums paid from purchasing options that expire are treated as realized losses. Premiums paid for purchased option contracts that are sold prior to expiration are offset against the proceeds of the related sale transaction, net of brokerage commissions, to determine the realized gain or loss. If an option is exercised, the premium is included in the cost of the securities purchased (call) or deducted from the proceeds of the securities sold (put) by the Glenrock Funds.

Written options—The Glenrock Funds generally intend to write covered call options on individual stocks above the current value of the stock to generate premium income. In writing call options on individual stocks, the Glenrock Funds in effect, sell potential appreciation in the value of the applicable stock above the exercise price in exchange for the option premium received. The Glenrock Funds retain the risk of loss, minus the premium received, should the price of the underlying stock decline.

In writing call and put options, premiums are received. Such premiums are recorded as liabilities, and are subsequently adjusted to the current value of the written options. Premiums received from writing options that expire are treated as realized gains. Premiums received from written option contracts that are closed prior to expiration date are offset against the cost of the related purchase transaction, net of brokerage commissions, to determine the realized gain or loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining realized gain or loss. If a put option is exercised, the premium reduces the

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

cost basis of the securities purchased by the Glenrock Funds. The Glenrock Funds, as writer of an option, have no control over whether the underlying securities are subsequently sold (call) or purchased (put) and, as a result, bear the market risk of an unfavorable change in the price of the security underlying the written option.

Swap contracts

The Glenrock Funds enter into total return swaps, as part of its investment strategies to gain exposure or to hedge against unfavorable changes in the value of investments and to protect against adverse movements in interest rates or credit performance with counterparties. A total return swap is an agreement that obligates two parties to exchange cash flows based on a commitment by one party to pay interest in exchange for a market-linked return based on a notional amount. The payment flows are usually netted against each other, with the difference being paid by one party to the other.

During the term of the swaps, changes in value are recognized as unrealized appreciation or depreciation by marking the contracts to fair value. Additionally, the Glenrock Funds record a realized gain or loss when a swap contract is terminated or expires.

The fair value of open swaps reported in the consolidated statement of assets and liabilities may differ from that which would be realized in the event the Glenrock Funds terminated their position in the contract. Risk may arise as a result of the failure of the counterparty to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of the counterparty is generally limited to the aggregate fair value of swap contracts in an unrealized gain position as well as any collateral posted with the counterparty. The risk is mitigated by having a master netting arrangement between the Glenrock Funds and the counterparty and by the posting of collateral by the counterparty to the Glenrock Funds to cover the Glenrock Funds’ exposure to the counterparty. Therefore, the Glenrock Funds consider the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in the fair value of the underlying investments.

The Glenrock Funds value their swap contracts at fair value. Management calculated fair value by marking to market the assets and liabilities underlying the swap contracts.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

At December 31, 2009, the Glenrock Funds had the following derivative financial instruments (not accounted for as hedging instruments under ASC 815-10), grouped into appropriate risk categories:

	Statement of assets and liabilities location	Fair value	Statement of assets and liabilities location	Fair value

Foreign exchange contracts	Unrealized appreciation on foreign currency forward contracts	$30,497	Unrealized depreciation on foreign currency forward contracts	$263,855

	Unrealized appreciation on futures contracts	2,875,490	Unrealized depreciation on futures contracts	280,022

Equity price	Unrealized appreciation on swap contracts	5,565,423	Unrealized depreciation on swap contracts	349,600

	Purchased options	540,105	Written options	540,160
Interest contracts		—	Unrealized depreciation on futures contracts	87,293

Total		$9,011,515		$1,520,930

The effect of derivative financial instruments (not accounted for as hedging instruments under ASC 815-10) on the consolidated statement of operations for the year ended December 31, 2009 was as follows:

	Realized gain/(loss) on derivatives recognized in income	Change in unrealized appreciation/ (depreciation) on derivatives recognized in income

Foreign exchange contracts	$(2,547,867)	$705,307
Index contracts	(2,670,905)	1,828,280
Equity price	—	546,766
Commodity contracts	332,713	—
Interest contracts	(568,599)	1,628,628

Total	$(5,454,653)	$4,708,981

Realized gains and losses on derivative financial instruments are included in the consolidated statement of operations within the account “net realized losses from derivative contracts” while the change in unrealized appreciation or depreciation on these instruments is included within the account “net change in unrealized appreciation or depreciation on derivative contracts”.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

The Glenrock Funds’ activity in derivative financial instruments for the year ended December 31, 2009 was as follows:

	Foreign currency forwards #	Futures #	Swaps #	Options #

Opening balance	8	38	—	2
Contracts entered into	774	389	52	78
Contracts terminated	(743)	(392)	(39)	(59)

Total	39	35	13	21

6. Partners’ capital

Capital contributions

In GAMA, L.P, no partner is required to make any additional capital contribution to the Partnership; provided however, that a partner will be given the opportunity to make a pro rata contribution to match any additional contributions made by an existing partner. GAMA, L.P. does not require a minimum initial investment from its partners.

The minimum initial investment in the Glenrock AI and Glenrock QP is $1,000,000, although GAMA, L.P. reserves the right to waive this minimum amount. Glenrock AI and Glenrock QP will generally accept capital contributions on a quarterly basis; however GAMA, L.P. may accept additional capital from existing limited partners or additional limited partners in such amounts and proportion as GAMA, L.P. shall determine. Such additional contributions and admission of new limited partners may not occur more than once in any calendar month.

Because of the master feeder structure, all the contributions and withdrawals are done through the Offshore Feeder. In the Offshore Feeder, shares may be purchased on the first business day of each calendar month, by giving a written notice of at least three business days. This notice period can be waived by the Board of Directors (the “Board”) of the Offshore Feeder. The initial purchase price for each series of shares is $100 for the USD Class and €100 for the EUR Class. The minimum initial investment in the Offshore Feeder by each investor is US$1,000,000 and Euro 750,000 (subject to reduction at the discretion of the Board to an amount not less than US$100,000).

Capital withdrawals

In GAMA, L.P, a partner may voluntarily withdraw only at the end of any fiscal year upon 180 days advance written notice to the other partners. The general partner of GAMA, LP may cause a partner to withdraw as of the end of a fiscal year upon 180 days’ advance written notice and shall pay to such partner 100% of such partner’s capital account.

A limited partner, on at least 90 days prior written notice, may withdraw all or any part of its capital account on the last day of each calendar quarter occurring after the first anniversary of its

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

initial investment in Glenrock AI and Glenrock QP. GAMA, L.P. may permit a limited partner to make a withdrawal prior to the first anniversary of its initial investment in the partnerships; provided that such withdrawal will be subject to a 3% withdrawal fee, payable to the respective partnership.

In accordance with the agreement of limited partnership, GAMA, L.P. may, at any time in its sole discretion, upon 30 days prior written notice to any limited partner, require that such limited partner withdraw from Glenrock AI and Glenrock QP as of the end of the calendar quarter or any calendar year.

The Offshore Feeder has the right upon five days prior written notice to GAMA, L.P. to make a partial or total withdrawal from its capital account in Glenrock BVI Master as of the last business day of each calendar month or such other date as determined by GAMA, L.P.

Any holder of shares in the Offshore Feeder has the right, upon 90 calendar days prior written notice and in accordance with and subject to the applicable provisions of the Articles of Association of the Offshore Feeder and the laws of the British Virgin Islands, to have all or a portion of shares redeemed as of the first business day of each calendar month, provided, however, that the Offshore Feeder may, in its discretion, permit a redemption on less than 90 calendar days notice subject to a redemption charge equal to 3% of the amount of the redemption, payable to the Offshore Feeder. Notwithstanding the forgoing, the Offshore Feeder in its discretion, may waive or modify any terms related to redemptions for a shareholder, pursuant to a written agreement with the shareholder.

Shares in the Offshore Feeder will be redeemed at the redemption price as of the close of business on such redemption date (as determined in accordance with the applicable redemption provisions set forth in the Articles of Association). The redemption price is computed after deduction of the accrued management fee and incentive allocation attributable to the shares redeemed in the Offshore Feeder.

GAMA, L.P. may withdraw all or any part of its capital account on the last day of each calendar quarter; provided, however, GAMA, L.P. will not make a withdrawal if the withdrawal would reduce its capital account below the lesser of $100,000 or 1% of the total capital of the Glenrock Funds.

Allocation of net profits and net losses

In accordance with the limited partnership agreement, profits and losses of the Glenrock Funds are allocated to partners according to their respective interests in the Glenrock Funds.

7. Related party transactions and balances

Due from related party

During 2009, Glenrock BVI Master paid management fee and director fee expenses on behalf of the Offshore Feeder; the balance outstanding at December 31, 2009 is $2,031,607 which is interest free,

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

unsecured and repayable on demand. For the year ended December 31, 2009, a total management fee; of $14,648 was prepaid at the reporting date by Glenrock QP and Glenrock AI.

Capital withdrawal payable

The capital withdrawal payable as of December 31, 2008 includes $4,500,000 payable to the Management Company.

Due to related party

For the year ended December 31, 2008 and 2007, a total management fee of $76,701 and $2,480 respectively, was payable by Glenrock QP and Glenrock AI.

Related partner

At December 31, 2009, Greylock Asset Management, Inc. was a limited partner in Glenrock AI. This company is owned by Michael Katz. The value of this capital account is $570,123, which represents 2.29% of Glenrock AI’s partners’ capital.

Management fee

Under the terms of the agreement of the limited partnership, the Glenrock Funds pay the Management Company a management fee of 1.5% per annum of the partners’ capital, payable quarterly in arrears. The fee is based on the partners’ capital of the Glenrock Funds as of the first day of the calendar quarter.

Incentive allocation

If in any fiscal year the net profits allocated to the capital accounts of a particular limited partner exceed the net losses allocated to the capital account of such limited partner, 20% of such net profits allocated to a limited partner will, as of the end of such year, be reallocated to GAMA, L.P. (the “Incentive allocation”); provided however, that no incentive allocation will be made from the capital account of a particular partner in respect of a fiscal year until any net losses previously allocated to the capital account of such partner have been offset by subsequent net profits allocated to the capital account of such partner.

The Management Company, in its sole discretion, may, waive or reduce the management fee and incentive allocation for limited partners that are members, principals, employees or affiliates of GAMA, L.P., relatives of such persons and certain large or strategic investors.

In Glenrock BVI Master, the incentive allocation is calculated at the feeder level in accordance with the Master Fund’s limited partnership agreement.

At the end of each fiscal year, an amount equal to 20% of the net profits (including net realized and unrealized gains) if any allocable to each share of the feeder is reallocated (in the aggregate) from the feeder’s capital account in the Master Fund to the GAMA, L.P.’s account.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

If a share in the feeder has a net loss allocated to it during any fiscal year and during a subsequent year there is a profit allocable to such share, there will be no incentive fee payable with respect to such share until the amount of the loss previously allocated to such share has been recouped. The Investment Manager, in its discretion, may, in effect, waive or reduce the incentive fee to be paid to it by shareholders that are members, principals, employees or affiliates of the Investment Manager, relatives of such persons and certain large or strategic investors.

8. Administration agreement

The Glenrock Funds had an administration agreement with Citi for the fiscal year ended December 31, 2007; an administration agreement with Fortis Prime Fund Solutions (BVI) Limited for the fiscal year ended December 31, 2008; and have an administration agreement with Northern Trust Company (the “Administrator”), effective as of January 1, 2009. The Glenrock Funds pay the Administrator an annual fee calculated and payable on a monthly basis. The fee is calculated on a sliding scale based on a certain percentage of the partners’ capital of the Glenrock Funds at the end of each month.

9. Risks factors

Investment in the Glenrock Funds involve significant risk factors and are suitable only for persons who can bear the economic risk of the loss of their investment, who have limited need for liquidity in their investment and who meet the conditions set forth in the private placement memorandum. There can be no assurances that the Glenrock Funds will achieve their investment objective. An investment in the Glenrock Funds carries with it the inherent risks associated with its investments, as well as additional risks which include, but are not limited to, the following:

Short sales

The Glenrock Funds’ investment portfolio includes short positions. Short selling involves selling investments which may or may not be owned and borrowing the same investments for delivery to the purchaser, with an obligation to replace the borrowed investments at a later date. Short selling allows the investor to profit from a decline in the price of a particular investment. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying investment could theoretically increase without limit, thus increasing the cost to the Glenrock Funds of buying those investments necessary to cover the short position. There can be no assurance that the investment necessary to cover a short position will be available for purchase. Purchasing investments to close out the short position can itself cause the price of investments to rise further, thereby exacerbating the loss. As a result, short sales create the risk that the Glenrock Funds’ ultimate obligation to satisfy the delivery requirements may exceed the amount of the proceeds initially received or the liability recorded in the consolidated statement of assets and liabilities.

Borrowings and leverage

The Glenrock Funds may utilize leverage in its investment program by entering into short sales, options and other similar techniques.

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

The concept of leverage is based on the premise that the Glenrock Funds’ cost of borrowing will be at rates that normally will be lower than the rate of return earned on the longer term investments it holds. While the use of leverage may increase the returns on capital invested in the Glenrock Funds, the use of leverage also increases the risk of loss of such equity capital, because the claims of lenders to the Glenrock Funds on assets and income of the Glenrock Funds will be senior to the claims of investors.

Financial instruments and associated risks

The Glenrock Funds maintain active trading positions in a variety of derivative and non-derivative instruments as directed by its investment management strategy. The investing activities of the Glenrock Funds expose it to various types of risk, which are associated with the financial instruments and markets in which it invests. Such risks include, but are not limited to, market risk, credit risk and liquidity risk.

Market risk

Market risk is the risk that future changes in equity and commodity prices, interest rates and foreign exchange rates may make an instrument less valuable or more onerous. Market risk includes price risk, interest rate risk and currency risk. All investments held are subject to market risk, are recognized at fair value, and all changes in market conditions directly affect net income.

The Glenrock Funds manage their use of these instruments in response to changing market conditions. Exposure to market risk is managed in accordance with risk management principles set by the Management Company for buying or selling instruments.

Price risk—The Glenrock Funds are exposed to market risk on financial instruments that are valued at market prices. Specifically, a risk exists that the ultimate selling price of such financial instruments may differ from their estimated fair values at December 31, 2009, 2008 and 2007.

Interest rate risk—Certain of the Glenrock Funds’ financial assets and liabilities are interest bearing and as a result the Glenrock Funds are subject to significant risk due to fluctuations in the prevailing levels of market interest rates.

Currency risk—The functional currency of the Glenrock Funds are U.S. dollars but the Glenrock Funds invest in financial instruments denominated in currencies other than its functional currency. Consequently, the Glenrock Funds are exposed to risks that the exchange rate of the functional currency relative to other currencies may change in a manner that has an adverse effect on the value of the portion of the Glenrock Funds’ assets or liabilities denominated in currencies other than U.S. dollars.

Credit risk

Credit risk is the risk that the counterparty to a financial instrument will fail to discharge an obligation or commitment that it has entered into with the Glenrock Funds. Credit risk is generally

Glenrock Asset Management Associates, L.P.

Notes to consolidated financial statements (continued)

For years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

higher when a non-exchange traded financial instrument is involved because the counterparty for non-exchange traded financial instruments is not backed by an exchange clearing house.

During the year ended December 31, 2009, 2008 and 2007 substantially all financial instruments of the Glenrock Funds were cleared through and held in custody primarily with major international institutions. The Glenrock Funds are subjected to credit risk to the extent that these institutions may be unable to fulfill their obligations either to return the Glenrock Funds’ securities or repay amounts owed.

To manage this credit risk, the Glenrock Funds entered into a custody agreement with Northern Trust Company effective as of December 4, 2008 and transferred substantially all of the Glenrock Funds’ assets away from prime brokerage accounts into segregated custody accounts thereby minimizing their counterparty risk. In addition, the Glenrock Funds seek to conduct business with counterparties with a good credit standing. The risk that counterparties to both derivative and other instruments might default on their obligations is monitored on an ongoing basis.

Liquidity risk

Liquidity risk is the risk that the Glenrock Funds may have difficulty in liquidating their positions due to existing or unforeseen market constraints. The Glenrock Funds’ financial instruments may include investments that are traded over-the-counter, which are not traded in an organized public market and may generally be illiquid. As a result, the Glenrock Funds may not be able to quickly liquidate investments or to respond to specific events such as deterioration in the credit-worthiness of any particular issuer. At December 31, 2009, 2008 and 2007 the Glenrock Funds’ listed securities are considered to be readily realizable as they are listed on major United States and international stock exchanges thereby mitigating liquidity risk. These risks are monitored on an ongoing basis and the composition of the portfolio is amended accordingly while adhering to the investment guidelines set forth in the Glenrock Funds’ private placement memorandum.

10. Subsequent events

An agreement is currently being negotiated for prime brokerage services with Merrill Lynch Professional Clearing Corp (“Merill Lynch”). The Glenrock Funds expect to use the custodian services of Merrill Lynch commencing in the second quarter of 2010.

GAMA, L.P. and Aveon are currently in the process of negotiating an agreement, whereby Aveon would acquire a 30% economic interest in GAMA, L.P. for the revenue associated with the Glenrock Funds (the “Investment”). The Aveon Group, L.P., an affiliate of Aveon intends to file a registration statement with the U.S. Securities and Exchange Commission for public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

Management has evaluated subsequent events occurring through July 31, 2010, the date that these financial statements were available to be issued.

Glenrock Asset Management Associates, L.P.

Condensed consolidated financial statements (Unaudited)

September 30, 2010

Glenrock Asset Management Associates, L.P.

Condensed consolidated statements of assets and liabilities

(Unaudited)

At September 30, 2010

(Expressed in United States dollars)

	September 30, 2010 (Unaudited)	December 31, 2009

Assets
Investments in securities, at fair value (cost: $389,004,355)	$327,853,010	$362,007,332
Purchased options, at fair value (premiums paid: $626,074)	746,900	540,105
Unrealized appreciation on futures contracts	805,137	2,875,490
Unrealized appreciation on foreign currency forward contracts	1,985,687	30,497
Unrealized appreciation on swap contracts	342,686	5,565,423
Cash and cash equivalents	14,980,588	39,031,338
Due from brokers	369,262,225	256,522,174
Receivables for investments sold	780,003	63,893,357
Interest and dividends receivable	72,412	517,509
Due from related party	—	2,046,255
Other assets	89,872	34,568

Total assets	$716,918,520	$733,064,048

Liabilities and partners’ capital
Securities sold short, at fair value (proceeds: $380,419,892)	$284,899,235	$265,634,432
Written options, at fair value (premiums received: $343,424)	9,615	540,160
Unrealized depreciation on futures contracts	4,981,322	367,315
Unrealized depreciation on foreign currency forward contracts	174,878	263,855
Unrealized depreciation on swap contracts	331,223	349,600
Payables for investments purchased	2,880,738	32,471,780
Dividends and interest payable	17,009	58,680
Capital withdrawals payable	—	12,062,369
Accounts payable and accrued expenses	509,234	344,213

Total liabilities	293,803,254	312,092,404
General partner	1,516,046	4,777,888
Limited partners	421,599,220	416,193,756

Total partners’ capital	423,115,266	420,971,644
Total liabilities and partners’ capita	$716,918,520	$733,064,048

See accompanying notes to the condensed unaudited consolidated financial statements.

Glenrock Asset Management Associates, L.P.

Condensed consolidated statements of operations

(Unaudited)

For the nine months ended September 30, 2010 and 2009

(Expressed in United States dollars)

	For the nine months ended September 30, 2010	For the nine months ended September 30, 2009

Investment income
Interest	$66,761	$578,662
Dividends, net of withholding taxes	3,509,994	2,933,106
Other income	96,213	251,316

Total investment income	3,672,968	3,763,084

Expenses
Management fee	2,465,190	1,956,736
Professional fees	371,279	351,372
Dividend expense	3,630,617	2,764,232
Interest expense	1,218,935	1,299,532
Administrative fee	263,637	249,635
Custody fee	82,383	162,725
Other expenses	130,081	—

Total expenses	8,162,122	6,784,232

Net investment loss	(4,489,154)	(3,021,148)

Realized and unrealized gain/(loss) from investments and foreign currencies
Net realized gain/(loss) from:
Investment in securities	9,572,308	(1,555,321)
Derivative contracts	6,895,223	(2,779,061)
Foreign currency transactions	2,757,100	(2,187,707)

	19,224,631	(6,522,089)

Net change in unrealized appreciation/(depreciation) on:
Investment in securities	6,200,431	28,861,317
Derivative contracts	(9,342,311)	7,216,643
Foreign currency transactions	(200,460)	(216,660)

	(3,342,340)	35,861,300

Net realized and unrealized gain on investments and foreign currencies	15,882,291	29,339,211

Net increase in partners’ capital resulting from operations	$11,393,137	$26,318,063

Net increase in Limited partners’ capital resulting from operations	$11,314,631	$26,102,086

Net increase in General partner’s capital resulting from operations	$78,506	$215,977

See accompanying notes to the condensed unaudited consolidated financial statements.

Glenrock Asset Management Associates, L.P.

Condensed consolidated statements of changes in

partners’ capital

(Unaudited)

For the nine months ended September 30, 2010

(Expressed in United States dollars)

	General partner	Limited partners	Total

Partners’ capital, December 31, 2009	$4,777,888	$416,193,756	$420,971,644
Capital contributions	—	65,540,607	65,540,607
Capital withdrawals	(3,445,235)	(71,344,887)	(74,790,122)
Allocation of net income	78,506	11,314,631	11,393,137
Incentive allocation to General Partner	104,887	(104,887)	—

Partners’ capital, September 30, 2010	$1,516,046	$421,599,220	$423,115,266

See accompanying notes to the condensed unaudited consolidated financial statements.

Glenrock Asset Management Associates, L.P.

Condensed consolidated statements of cash flows

(Unaudited)

For the nine months ended September 30, 2010 and 2009

(Expressed in United States dollars)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Cash flows from operating activities
Net increase in general partner’s capital resulting from operations	$78,506	$215,977
Net increase in limited partners’ capital resulting from operations	11,314,631	26,102,086

Adjustments to reconcile net increase in partners’ capital resulting from operations to net cash provided by/(used in) operating activities:
Net realized (gain)/loss on investments	(15,456,492)	95,351
Net change in unrealized (appreciation)/depreciation on investments	3,141,880	(36,077,960)
Purchase of Offshore Feeder’s investment	—	(36,610,957)
Payment for investments purchased	(732,756,862)	(370,452,175)
Proceeds from investments sold	658,003,683	379,544,420
Payment for purchases to cover investments sold short	(379,414,596)	(430,042,451)
Proceeds from investments sold short	529,008,725	548,665,040
(Increase) in due from brokers	(112,740,051)	(259,288,620)
(Increase)/decrease in receivables from investments sold	63,113,354	(11,377,107)
Decrease in interest and dividends receivable	445,097	35,274
(Increase)/decrease in due from related party	2,046,255	(1,443,547)
(Increase) in other assets	(55,304)	(63,487)
Increase/(decrease) in payables from investments purchased	(29,591,042)	1,442,275
(Decrease) in dividends payable	(41,671)	(11,715)
Increase in accounts payable and accrued expenses	165,021	415,369

Net cash provided by/(used) in operating activities	(2,738,866)	(188,852,227)

Cash flows from financing activities
Capital contributions received, net of contributions received in advance	65,575,103	420,972,578
Capital withdrawals paid, net of withdrawals payable	(86,886,987)	(204,051,044)

Net cash provided by/(used in) financing activities	(21,311,884)	216,921,534

Net (decrease)/increase in cash and cash equivalents	(24,050,750)	28,069,307
Cash and cash equivalents, beginning of period	39,031,338	78,126,099

Cash and cash equivalents, end of period	$14,980,588	$106,195,406

See accompanying notes to the condensed unaudited consolidated financial statements.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated financial statements

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

1. Organization and business activity

Glenrock Asset Management Associates, L.P., (“GAMA, L.P.” or the “Partnership”) is a Delaware limited partnership formed on August 31, 1994. GAMA, L.P. is the general partner of Glenrock Global Partners (AI), L.P. (“Glenrock AI”), a Delaware limited partnership; Glenrock Global Partners (QP), L.P. (“Glenrock QP”), a Delaware limited partnership; Glenrock Global Partners (B.V.I.) Master Fund, L.P. (“Glenrock BVI Master” or the “Master Fund”), an International Limited Partnership formed in the Territory of the British Virgin Islands; collectively (the “Glenrock Funds”). Glenrock BVI Master operates under a “master/feeder” structure where its investors invest substantially all of their investable assets in the Master Fund. Glenrock BVI Master’s feeder is Glenrock Global Partners (BVI), Inc. (a British Virgin Islands Business Company) (the “Offshore Feeder”). Separate financial statements are prepared for each of the Glenrock Funds. GAMA, L.P. is also the general partner of Nippon Renewal Partners, L.P., (“Nippon Fund”), a Delaware limited partnership.

Glenrock, Inc., a Delaware corporation, (the “Management Company”) is the general partner of GAMA, L.P. and manages the Glenrock Funds. The Glenrock Funds’ investment objective is to seek maximum capital appreciation consistent with minimizing market risk from investments in securities where there appear to be significant discrepancies between market valuation and intrinsic worth. The Glenrock Funds rely on fundamental analysis for their investment decision-making by selling short in order to capitalize on opportunities in over-priced securities, and taking long positions in instances where securities are underpriced. The Glenrock Funds intend to hold both long and short positions so as to balance exposure to falling and rising markets. The composition of the portfolios of the Glenrock Funds will be at any one time determined by the relative wealth or dearth of specific investment opportunities the Management Company can identify in those categories.

2. Significant accounting policies

Basis of preparation

The condensed unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and are stated in United States (“U.S.”) dollars. On July 1, 2009, the Financial Accounting Standards Board (“FASB”) launched the FASB Accounting Codification (the “Codification”) as the single source of authoritative non-governmental US GAAP. All existing accounting standards are superseded by the single-source Codification for interim and annual periods ending after September 15, 2009. The following is a summary of the significant accounting and reporting policies used in preparing the condensed unaudited consolidated financial statements.

The condensed unaudited consolidated financial statements are prepared for the special purpose of presenting the financial condition of GAMA, L.P., of which a certain percentage ownership is

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

being sold to Aveon Holdings I, L.P. (“Aveon”). Aveon will purchase a 30% economic interest in GAMA, L.P. for the revenue associated to the Glenrock Funds, but excluding the revenue associated to the Nippon Fund.

These condensed consolidated unaudited interim financial statements have been prepared in accordance with ASC 270 Interim Reporting. They do not include all of the information required for full annual financial statements and should be read in conjunction with the consolidated financial statements of GAMA, L.P. as at and for the year ended December 31, 2009.

Basis of consolidation

The condensed unaudited consolidated financial statements incorporate the financial statements of GAMA, L.P. and the Glenrock Funds and exclude the financial statements of the Nippon Fund. GAMA, L.P.’s interest in the Glenrock Funds is within the scope of Emerging Issues Task Force (the “EITF”) Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar entity When the Limited Partners Have Certain Rights” (“Issue 04-5”). Although GAMA, L.P. has a minority economic interest in the Glenrock Funds, it does have a majority voting interest and controls the management of the Glenrock Funds. Additionally, although the limited partners of the Glenrock Funds have an economic majority, they do not have the right to dissolve the Partnership or have substantive kick-out rights or participating rights, and therefore lack the ability to control the Partnership. Accordingly, GAMA, L.P. consolidates the Glenrock Funds and records minority interest, which is represented by the limited partners’ capital, in the condensed unaudited consolidated Financial Statements as applicable under US GAAP. All intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in partners’ capital from operations during the reporting period. Actual results could differ from those estimates.

Investment valuation

Investment in securities listed on national securities exchanges are valued at their last sales price on the day of valuation. If no sales occurred on that day, such securities shall be valued at the last closing bid prices for investments if held long and their last closing asked prices for securities sold short. If no bid or asked prices are quoted on such date, the security shall be fair valued by certain methods as GAMA, L.P. shall determine in good faith to reflect its fair market value. Because of the uncertainty of valuation, the estimated fair values determined by GAMA, L.P. may

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

differ from the value that would have been used had a ready market for the securities existed, and the differences could be material. The change in unrealized appreciation and depreciation on investments in securities is reflected in the condensed unaudited consolidated statements of operations.

Derivative financial instruments

The Glenrock Funds enter into derivative financial instruments such as options, futures, swaps and foreign currency forward contracts. Derivative financial instruments are initially recorded at contract prices and are measured to fair value at subsequent reporting dates. Changes in the fair value of derivative financial instruments that do not qualify for hedge accounting are recognized in the condensed unaudited consolidated statements of operations as they arise. See note 5 for quantitative and qualitative disclosures on Glenrock Funds’ derivative financial instruments.

Securities sold short

A short sale is a transaction in which the Glenrock Funds sell a security they do not own. The proceeds received for a short sale are recorded as a liability and the Glenrock Funds record an unrealized appreciation or depreciation to the extent of the difference between the proceeds received and the fair value at the reporting date of the open short position. The Glenrock Funds record a realized gain or loss when the short position is closed out. By entering into short sales, the Glenrock Funds bear the market risk of an unfavorable change in the price of the security sold short in excess of the proceeds received. While the transaction is open, the Glenrock Funds will also incur an expense for any dividends and/or interest which will be paid to the lender of the securities.

Fair value of financial instruments

The fair value of Glenrock Funds’ assets and liabilities which qualify as financial instruments under Accounting Standards Codification (“ASC”) 825, Financial Instruments: Disclosure about Fair Value of Financial Instruments, approximates the carrying amounts presented in the condensed unaudited consolidated statements of assets and liabilities.

Cash and cash equivalents

The Glenrock Funds consider cash at bank, short-term deposits and other short-term highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Due from and due to brokers

Due from and due to brokers include cash, foreign cash and margin balances with the Glenrock Funds’ clearing brokers. The Glenrock Funds receive interest on cash balances and pay interest on

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

margin debit balances as determined by the broker based on market rates. The cash at broker is partially related to securities sold short and its use is therefore restricted until securities are purchased to cover the outstanding short position. In addition, some of the Glenrock Funds’ investments in long securities are held by the broker as collateral for securities sold short, and are subject to sale or pledge.

Capital withdrawals payable

The Glenrock Funds recognize capital withdrawals payable in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) (formerly FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity and FASB Staff Position 150-3). Capital withdrawals are recognized as liabilities when the amount requested in the capital withdrawals notice becomes fixed.

Revenue and expenses recognition

The Glenrock Funds record transactions in securities, including short sale of securities, on a trade date basis. Realized gains and losses on investment transactions are determined based on the high-low basis.

Interest income is recorded on the accrual basis. Discounts and premiums are accreted/amortized over the lives of the respective securities. Dividend income is recognized on the ex-dividend date and is recorded net of withholding taxes, where applicable. Interest expense and other operating expenses are recorded on the accrual basis. Dividends on securities sold short are accrued on the ex-dividend date and paid to the broker on the payable date.

Foreign currency

Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

The Glenrock Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Glenrock Funds’ books and the U.S. dollar equivalent of the

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal year end, resulting from changes in exchange rates.

Taxation

Effective January 1, 2009, the Glenrock Funds adopted the authoritative guidance for uncertainty in income taxes included in FASB ASC 740 Income Taxes (“ASC 740”) (formerly FIN 48). ASC 740 provides guidance on how uncertain tax positions should be recognized, measured, presented, and disclosed in financial statements, along with any related interest and penalties. It requires the evaluation of tax positions taken or expected to be taken to determine whether the tax positions will “more-likely-than-not” be sustained upon examination by the applicable tax authority. Tax positions not meeting the more-likely-than-not threshold would result in a current year expense or the absence of a benefit, as appropriate for the tax position.

The Glenrock Funds review and evaluate tax positions in their major jurisdictions and determine whether or not there are uncertain tax positions that require financial statement recognition. In determining the major tax jurisdictions, the Glenrock Funds consider where they are organized and where they make investments. The Glenrock Funds’ U.S. Federal and State tax returns remain open for examination by tax authorities and tax positions associated with foreign tax jurisdictions remain subject to examination based on varying statutes of limitations for Glenrock QP for 1994 to the nine months ended September 30, 2010, Glenrock AI for 2005 to the nine months ended September 30, 2010, and Glenrock BVI Master for 2009 to the nine months ended September 30, 2010.

Based on their review, the Glenrock Funds have determined that the adoption of ASC 740 has not impacted the Glenrock Funds’ financial statements for the period ended September 30, 2010 and therefore no provision for income taxes was recorded. The Glenrock Funds are additionally not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. The determination of income taxes is based on complex analyses of many factors, including matters that are subject to interpretation.

Individual partners are taxed on their proportionate share of the Glenrock Funds’ income. Dividend and certain other income from non-U.S. sources may be subject to withholding taxes levied by the jurisdiction in which the income is sourced.

3. Due from brokers

The “Due from brokers” balance in the condensed unaudited consolidated statements of assets and liabilities includes the net cash and cash equivalents due from brokers at September 30, 2010.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

4. Fair value measurements

ASC 820, Fair Value Measurement and Disclosure (“ASC 820”) (formerly Financial Accounting Standards No. 157, Fair Value Measurements (“FAS 157”)) defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value. In addition, ASC 820 establishes a fair value hierarchy that prioritizes inputs used to measure fair value into three broad levels. Investments measured at fair value are classified in one of the following fair value hierarchy levels, based on the lowest level input that is significant to the fair value measurement in its entirety:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not considered to be active for identical or similar assets or liabilities, quoted prices in active markets for similar assets or liabilities, and inputs other than quoted prices that are observable or can be corroborated by observable market data;

Level 3	Inputs that are both significant to the fair value measurement and unobservable, including inputs that are not derived from market data or cannot be corroborated by market data.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

The following tables summarize the levels within the ASC 820 fair value hierarchy in which the Glenrock Funds’ investments fall as of September 30, 2010:

	Level 1	Level 2	Total

Assets, at fair value
Investments in securities
Common Stock	$310,993,054	$—	$310,993,054
Real Estate Investment Trust (REIT)	12,029,612	—	12,029,612
Debt Securities	4,830,344	—	4,830,344
Purchased options	746,900	—	746,900
Futures contracts	805,137	—	805,137
Foreign currency forward contracts	—	1,985,687	1,985,687
Swap contracts	—	342,686	342,686

	$329,405,047	$2,328,373	$331,733,420

Liabilities, at fair value
Securities sold short
Common Stock	$265,223,628	$—	$265,223,628
Real Estate Investment Trust (REIT)	8,649,518	—	8,649,518
American Depository Receipt (ADR)	11,026,089	—	11,026,089
Written options	9,615	—	9,615
Futures contracts	4,981,322	—	4,981,322
Foreign currency forward contracts	—	174,878	174,878
Swap contracts	—	331,223	331,223

	$289,890,172	$506,101	$290,396,273

At September 30, 2010, there were no investments valued using level 3 inputs.

5. Derivative financial instruments

The Glenrock Funds trade in derivative financial instruments with off-balance sheet risk in the normal course of their investing activities. These derivative financial instruments may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment the Glenrock Funds have in particular classes of financial instruments and does not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

FASB issued ASC Topic 815-10-65-1 Transition and Effective Date Related to FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“ASC 815”) (formerly FAS 161), which is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

ASC 815 is intended to improve financial reporting about derivative instruments by requiring enhanced disclosures to enable investors to better understand how and why the Glenrock Funds use derivative instruments, how these derivative instruments are accounted for and their effects on the Glenrock Funds’ financial position, results of operations and cash flows. The disclosure requirements of ASC 815 distinguish between derivatives which are accounted for as “hedges” under former FASB Statement No. 133 (“FAS 133”) and those that do not qualify for such accounting. The Glenrock Funds’ positions reflect derivatives at fair value and recognize changes in fair value through the condensed unaudited consolidated statements of operations, and as such do not qualify for FAS 133 hedge accounting treatment.

Foreign currency forward contracts

The Glenrock Funds enter into forward currency contracts to hedge against foreign currency exchange rate risk from its foreign currency denominated assets and liabilities due to adverse foreign currency fluctuations against the U.S. dollar.

When entering into a forward currency contract, the Glenrock Funds agree to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed future date. The Glenrock Funds’ net equity therein, representing unrealized appreciation or depreciation on the contracts as measured by the difference between the forward foreign exchange rates at the dates of entry into the contracts and the forward rates at the reporting date, is included in the condensed unaudited consolidated statements of assets and liabilities. Realized and changes in unrealized gains and losses are included with net realized and unrealized gain/loss on derivatives contracts in the condensed unaudited consolidated statements of operations. These instruments involve market risk, credit risk, or both kinds of risks, in excess of the amount recognized in the condensed unaudited consolidated statements of assets and liabilities. Risks arise from the possible inability of counterparties to meet the terms of their contracts and from movement in currency and interest rates.

Futures contracts

The Glenrock Funds are subject to equity and commodity price risk, interest rate risk, and foreign currency exchange rate risk in the normal course of pursuing its investment objectives. The Glenrock Funds may use the futures contracts to gain exposure to, or hedge against, changes in the value of equities and commodities, interest rates or foreign currencies. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

Upon entering into a contract, the Glenrock Funds deposit and maintain cash as collateral for such initial margin as required by the exchange on which the transaction is made. Pursuant to the contracts, the Glenrock Funds agree to receive from or pay to the broker an amount of cash equal to the daily fluctuation in the value of the contract. Such receipts or payments are known

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

as variation margin and are recorded by the Glenrock Funds as unrealized appreciation or depreciation. When the contract is closed, the Glenrock Funds record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

Options

The Glenrock Funds are subject to equity price risk in the normal course of pursuing their investment objectives. The Glenrock Funds may enter into options to speculate on the price movements of the financial instrument underlying the option, or for use as an economic hedge against certain equity positions held in the Glenrock Funds’ portfolio of investments.

Purchased options—In purchasing listed options, the Glenrock Funds obtain the right, but not the obligation, to buy or sell within a limited time, a financial instrument, commodity or currency at a contracted price that may also be settled in cash, based on differentials between specified indices or prices.

The Glenrock Funds may purchase call and put options for which premiums are paid. Such premiums are recorded as assets and are subsequently adjusted to the current value of the options purchased. Premiums paid from purchasing options that expire are treated as realized losses. Premiums paid for purchased option contracts that are sold prior to expiration are offset against the proceeds of the related sale transaction, net of brokerage commissions, to determine the realized gain or loss. If an option is exercised, the premium is included in the cost of the securities purchased (call) or deducted from the proceeds of the securities sold (put) by the Glenrock Funds.

Written options—The Glenrock Funds generally intend to write covered call options on individual stocks above the current value of the stock to generate premium income. In writing call options on individual stocks, the Glenrock Funds in effect, sell potential appreciation in the value of the applicable stock above the exercise price in exchange for the option premium received. The Glenrock Funds retain the risk of loss, minus the premium received, should the price of the underlying stock decline.

In writing call and put options, premiums are received. Such premiums are recorded as liabilities, and are subsequently adjusted to the current value of the written options. Premiums received from writing options that expire are treated as realized gains. Premiums received from written option contracts that are closed prior to expiration date are offset against the cost of the related purchase transaction, net of brokerage commissions, to determine the realized gain or loss. If a call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining realized gain or loss. If a put option is exercised, the premium reduces the cost basis of the securities purchased by the Glenrock Funds. The Glenrock Funds, as writer of an

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

option, have no control over whether the underlying securities are subsequently sold (call) or purchased (put) and, as a result, bears the market risk of an unfavorable change in the price of the security underlying the written option.

Swap contracts

The Glenrock Funds enter into total return swaps, as part of their investment strategies to gain exposure or to hedge against unfavorable changes in the value of investments and to protect against adverse movements in interest rates or credit performance with counterparties.

A total return swap is an agreement that obligates two parties to exchange cash flows based on a commitment by one party to pay interest in exchange for a market-linked return based on a notional amount. The payment flows are usually netted against each other, with the difference being paid by one party to the other.

During the term of the swaps, changes in value are recognized as unrealized appreciation or depreciation by marking the contracts to fair value. Additionally, the Glenrock Funds record a realized gain or loss when a swap contract is terminated or expires.

The fair value of open swaps reported in the condensed unaudited consolidated statements of assets and liabilities may differ from that which would be realized in the event the Glenrock Funds terminated their positions in the contract. Risk may arise as a result of the failure of the counterparty to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of the counterparty is generally limited to the aggregate fair value of swap contracts in an unrealized gain position as well as any collateral posted with the counterparty. The risk is mitigated by having a master netting arrangement between the Glenrock Funds and the counterparty and by the posting of collateral by the counterparty to the Glenrock Funds to cover the Glenrock Funds’ exposure to the counterparty. Therefore, the Glenrock Funds consider the creditworthiness of each counterparty to a swap contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in the fair value of the underlying investments.

The Glenrock Funds value their swap contracts at fair value. Management calculated fair value by marking to market the assets and liabilities underlying the swap contracts.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

At September 30, 2010, the Glenrock Funds had the following derivative financial instruments (not accounted for as hedging instruments under ASC 815-10), grouped into appropriate risk categories:

	Unaudited consolidated statement of assets and liabilities location	Fair value $	Unaudited consolidated statement of assets and liabilities location	Fair value $

Foreign exchange contracts	Unrealized appreciation on foreign currency forward contracts	$1,985,687	Unrealized depreciation on foreign currency forward contracts	$174,878

	Unrealized appreciation on futures contracts	805,137	Unrealized depreciation on futures contracts	4,981,322

Equity price	Unrealized appreciation on swap contracts	342,686	Unrealized depreciation on swap contracts	331,223

	Purchased options	746,900	Written options	9,615

Total		$3,880,410		$5,497,038

The effect of derivative financial instruments (not accounted for as hedging instruments under ASC 815-10) on the condensed unaudited consolidated statements of operations for the period ended September 30, 2010 was as follows:

	Realized gain/(loss) on derivatives recognized in income	Change in unrealized appreciation/(depreciation) on derivatives recognized in income

Foreign exchange contracts	$1,011,039	$(4,644,006)
Equity price	5,884,184	(4,698,305)

Total	$6,895,223	$(9,342,311)

Realized gains and losses on derivative financial instruments are included in the condensed unaudited consolidated statements of operations within the account “net realized gain/(loss) on derivative contracts” while the change in unrealized appreciation or depreciation on these instruments is included within the account “net change in unrealized appreciation/(depreciation) on derivative contracts”.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

The Glenrock Funds’ activity in derivative financial instruments for the period ended September 30, 2010 was as follows:

	Foreign currency forwards #	Futures #	Swaps #	Options #

Opening balance	39	35	7	21
Contracts entered into	355	400	55	92
Contracts terminated	(376)	(395)	(56)	(93)

Total	18	40	6	20

6. Partners’ capital

Capital contributions

In GAMA, L.P, no partner is required to make any additional capital contribution to the Partnership; provided however, that a partner will be given the opportunity to make a pro rata contribution to match any additional contributions made by an existing partner.

The minimum initial investment in the Glenrock AI and Glenrock QP is $1,000,000, although GAMA, L.P. reserves the right to waive this minimum amount. Glenrock AI and Glenrock QP will generally accept capital contributions on a quarterly basis; however GAMA, L.P. may accept additional capital from existing limited partners or additional limited partners in such amounts and proportion as GAMA, L.P. shall determine. Such additional contributions and admission of new limited partners may not occur more than once in any calendar month.

Because of the master feeder structure, all the contributions and withdrawals are done through the Offshore Feeder. In the Offshore Feeder, shares may be purchased on the first business day of each calendar month, by giving a written notice of at least three business days. This notice period can be waived by the Board of Directors (the “Board”) of the Offshore Feeder. The initial purchase price for each series of shares is $100 for the USD Class and €100 for the EUR Class. The minimum initial investment in the Offshore Feeder by each investor is US$1,000,000 and Euro 750,000 (subject to reduction at the discretion of the Board to an amount not less than US$100,000).

Capital withdrawals

In GAMA, L.P., a partner may voluntarily withdraw only at the end of any fiscal year upon 180 days advance written notice to the other partners. The general partner of GAMA, L.P. may cause a partner to withdraw as of the end of a fiscal year upon 180 days’ advance written notice and shall pay to such partner 100% of such partner’s capital account.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

A limited partner, on at least 90 days prior written notice, may withdraw all or any part of its capital account on the last day of each calendar quarter occurring after the first anniversary of its initial investment in Glenrock AI and Glenrock QP. GAMA, L.P. may permit a limited partner to make a withdrawal prior to the first anniversary of its initial investment in the partnerships; provided that such withdrawal will be subject to a 3% withdrawal fee, payable to the respective partnership.

In accordance with the agreement of limited partnership, GAMA, L.P. may, at any time in its sole discretion, upon 30 days prior written notice to any limited partner, require that such limited partner withdraw from Glenrock AI and Glenrock QP as of the end of the calendar quarter or any calendar year.

The Offshore Feeder has the right upon five days prior written notice to GAMA, L.P. to make a partial or total withdrawal from its capital account in Glenrock BVI Master as of the last business day of each calendar month or such other date as determined by GAMA, L.P.

Any holder of shares in the Offshore Feeder has the right, upon 90 calendar days prior written notice and in accordance with and subject to the applicable provisions of the Articles of Association of the Offshore Feeder and the laws of the British Virgin Islands, to have all or a portion of shares redeemed as of the first business day of each calendar month, provided, however, that the Offshore Feeder may, in its discretion, permit a redemption on less than 90 calendar days notice subject to a redemption charge equal to 3% of the amount of the redemption, payable to the Offshore Feeder. Notwithstanding the forgoing, the Offshore Feeder in its discretion, may waive or modify any terms related to redemptions for a shareholder, pursuant to a written agreement with the shareholder.

Shares in the Offshore Feeder will be redeemed at the redemption price as of the close business on such redemption date (as determined in accordance with the applicable redemption provisions set forth in the Articles of Association). The redemption price is computed after deduction of the accrued management fee and incentive allocation attributable to the shares redeemed in the Offshore Feeder.

GAMA, L.P. may withdraw all or any part of its capital account on the last day of each calendar quarter; provided, however, GAMA, L.P. will not make a withdrawal if the withdrawal would reduce its capital account below the lesser of $100,000 or 1% of the total capital of the Glenrock Funds.

Allocation of net profits and net losses

In accordance with the limited partnership agreement, profits and losses of the Glenrock Funds are allocated to partners according to their respective interests in the Glenrock Funds.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

7. Related party transactions and balances

Management fee

Under the terms of the agreement of the limited partnership, the Glenrock Funds pay the Management Company a management fee of 1.5% per annum of the partners’ capital, payable quarterly in arrears. The fee is based on the partners’ capital of the Glenrock Funds as of the first day of the calendar quarter.

Incentive allocation

If in any fiscal year the net profits allocated to the capital accounts of a particular limited partner exceed the net losses allocated to the capital account of such limited partner, 20% of such net profits allocated to a limited partner will, as of the end of such year, be reallocated to GAMA, L.P. (the “Incentive allocation”); provided however, that no incentive allocation will be made from the capital account of a particular partner in respect of a fiscal year until any net losses previously allocated to the capital account of such partner have been offset by subsequent net profits allocated to the capital account of such partner.

The Management Company, in its sole discretion, may, waive or reduce the management fee and incentive allocation for limited partners that are members, principals, employees or affiliates of GAMA, L.P., relatives of such persons and certain large or strategic investors.

In Glenrock BVI Master, the incentive allocation is calculated at the Offshore Feeder level in accordance with the Master Fund’s limited partnership agreement.

At the end of each fiscal year, an amount equal to 20% of the net profits (including net realized and unrealized gains) if any allocable to each share of the Offshore Feeder is reallocated (in the aggregate) from the Offshore Feeder’s capital account in the Master Fund to the GAMA, L.P.’s account.

If a share in the Offshore Feeder has a net loss allocated to it during any fiscal year and during a subsequent year there is a profit allocable to such share, there will be no incentive fee payable with respect to such share until the amount of the loss previously allocated to such share has been recouped. The Investment Manager, in its discretion, may, in effect, waive or reduce the incentive fee to be paid to it by shareholders that are members, principals, employees or affiliates of the Investment Manager, relatives of such persons and certain large or strategic investors.

8. Administration agreement

The Glenrock Funds have an administration agreement with Northern Trust Company (the “Administrator”), effective as of January 1, 2009. The Glenrock Funds pay the Administrator an

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

annual fee calculated and payable on a monthly basis. The fee is calculated on a sliding scale based on certain percentages of the partners’ capital of the Glenrock Funds at the end of each month.

9. Risks factors

Investment in the Glenrock Funds involve significant risk factors and is suitable only for persons who can bear the economic risk of the loss of their investment, who have limited need for liquidity in their investment and who meet the conditions set forth in the private placement memorandum. There can be no assurances that the Glenrock Funds will achieve their investment objective. An investment in the Glenrock Funds carry with it the inherent risks associated with its investments, as well as additional risks which include, but are not limited to, the following:

Short sales

The Glenrock Funds’ investment portfolio includes short positions. Short selling involves selling investments which may or may not be owned and borrowing the same investments for delivery to the purchaser, with an obligation to replace the borrowed investments at a later date. Short selling allows the investor to profit from a decline in the price of a particular investment. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying investment could theoretically increase without limit, thus increasing the cost to the Glenrock Funds of buying those investments necessary to cover the short position. There can be no assurance that the investment necessary to cover a short position will be available for purchase. Purchasing investments to close out the short position can itself cause the price of investments to rise further, thereby exacerbating the loss. As a result, short sales create the risk that the Glenrock Funds’ ultimate obligation to satisfy the delivery requirements may exceed the amount of the proceeds initially received or the liability recorded in the condensed unaudited consolidated statements of assets and liabilities.

Borrowings and leverage

The Glenrock Funds may utilize leverage in its investment program by entering into short sales, options and other similar techniques.

The concept of leverage is based on the premise that the Glenrock Funds’ cost of borrowing will be at rates that normally will be lower than the rate of return earned on the longer term investments it holds. While the use of leverage may increase the returns on capital invested in the Glenrock Funds, the use of leverage also increases the risk of loss of such equity capital, because the claims of lenders to the Glenrock Funds on assets and income of the Glenrock Funds will be senior to the claims of investors.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

Financial instruments and associated risks

The Glenrock Funds maintain active trading positions in a variety of derivative and non-derivative instruments as directed by its investment management strategy. The investing activities of the Glenrock Funds expose it to various types of risk, which are associated with the financial instruments and markets in which it invests. Such risks include, but are not limited to, market risk, credit risk and liquidity risk.

Market risk

Market risk is the risk that future changes in equity and commodity prices, interest rates and foreign exchange rates may make an instrument less valuable or more onerous. Market risk includes price risk, interest rate risk and currency risk. All investments held are subject to market risk, are recognized at fair value, and all changes in market conditions directly affect the partners’ capital resulting from operations.

The Glenrock Funds manage their use of these instruments in response to changing market conditions. Exposure to market risk is managed in accordance with risk management principles set by the Management Company for buying or selling instruments.

Price risk—The Glenrock Funds are exposed to market risk on financial instruments that are valued at market prices. Specifically, a risk exists that the ultimate selling price of such financial instruments may differ from their estimated fair values at September 30, 2010.

Interest rate risk—Certain of the Glenrock Funds’ financial assets and liabilities are interest bearing and as a result the Glenrock Funds are subject to significant risk due to fluctuations in the prevailing levels of market interest rates.

Currency risk—The functional currency of the Glenrock Funds is U.S. dollars but the Glenrock Funds invest in financial instruments denominated in currencies other than their functional currency. Consequently, the Glenrock Funds are exposed to risks that the exchange rate of its currency relative to other currencies may change in a manner that has an adverse effect on the value of the portion of the Glenrock Funds’ assets or liabilities denominated in currencies other than U.S. dollars.

Credit risk

Credit risk is the risk that the counterparty to a financial instrument will fail to discharge an obligation or commitment that it has entered into with the Glenrock Funds. Credit risk is generally higher when a non-exchange traded financial instrument is involved because the counterparty for non-exchange traded financial instruments is not backed by an exchange clearing house.

Glenrock Asset Management Associates, L.P.

Notes to condensed consolidated

financial statements (continued)

(Unaudited)

For the period ended September 30, 2010

(Expressed in United States dollars)

During the period ended September 30, 2010, substantially all financial instruments of the Glenrock Funds were cleared through and held in custody primarily with three major international institutions. The Glenrock Funds are subjected to credit risk to the extent that these institutions may be unable to fulfill their obligations either to return the Glenrock Funds’ securities or repay amounts owed.

To manage this credit risk, the Glenrock Funds entered into a custody agreement with Northern Trust Company effective as of December 4, 2008 and transferred substantially all of the Glenrock Funds’ assets away from prime brokerage accounts into segregated custody accounts thereby minimizing their counterparty risk. In addition, the Glenrock Funds seek to conduct business with counterparties with a good credit standing. The risk that counterparties to both derivative and other instruments might default on their obligations is monitored on an ongoing basis.

Liquidity risk

Liquidity risk is the risk that the Glenrock Funds may have difficulty in liquidating their positions due to existing or unforeseen market constraints. The Glenrock Funds’ financial instruments may include investments that are traded over-the-counter, which are not traded in an organized public market and may generally be illiquid. As a result, the Glenrock Funds may not be able to quickly liquidate investments or to respond to specific events such as deterioration in the credit-worthiness of any particular issuer. At September 30, 2010, the Glenrock Funds’ investments are mostly in listed securities that are considered to be readily realizable as they are listed on major United States and international stock exchanges thereby mitigating liquidity risk. These risks are monitored on an ongoing basis and the composition of the portfolio is amended accordingly while adhering to the investment guidelines set forth in the Glenrock Funds’ private placement memorandum.

10. Subsequent events

GAMA, L.P. and Aveon are currently in the process of negotiating an agreement, whereby Aveon would acquire a 30% economic interest in GAMA, L.P. for the revenue associated with the Glenrock Funds (the “Investment”). An affiliate of Aveon has filed a registration statement with the U.S. Securities and Exchange Commission for public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

Management has evaluated subsequent events occurring through November 15, 2010, the date that these condensed unaudited consolidated financial statements were available to be issued.

Schedule of Management Fees and Incentive Allocations or Fees of the Glenrock Group defined below, a carve out of management fees and incentive fees (collectively the “Glenrock Group Fees”) incurred by Glenrock Global Partners (AI), L.P.; Glenrock Global Partners (QP), L.P.; Glenrock Global Partners (BVI) Inc.; and Glenrock Global Partners (BVI) Master Fund, L.P. collectively, (the “Glenrock Group”) in relation to services provided by Glenrock Asset Management Associates, L.P. and Glenrock, Inc.

Special Purpose Statements

December 31, 2009, 2008 and 2007

INDEPENDENT AUDITOR’S REPORT

To the General Partner and Limited Partners of

Glenrock Asset Management Associates, L.P.

We have audited the accompanying schedule of management fees and incentive allocations or fees of the Glenrock Group (a carve-out of management fees and incentive allocations or fees (together the “Glenrock Group Fees”)), incurred by Glenrock Global Partners (AI), L.P., Glenrock Global Partners (QP), L.P., Glenrock Global Partners (BVI) Inc. and Glenrock Global Partners (BVI) Master Fund, L.P. (together the “Glenrock Group”) in relation to services provided by Glenrock Asset Management Associates, L.P. and Glenrock, Inc. for the three years in the period ended December 31, 2009. These special purpose statements are the responsibility of the Glenrock Group’s management. Our responsibility is to express an opinion on these special purpose statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Glenrock Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the special purpose statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall special purpose statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the special purpose statements referred to above present fairly, in all material respects, the management and incentive fees and incentive allocations for the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Glenrock Group Fees are intended to reflect the total fees earned by Glenrock Asset Management Associates, L.P. and Glenrock, Inc. and is not a stand-alone entity. As described in Note 4, the definition of the Glenrock Group Fees results from a purchase agreement between the principals of Glenrock Asset Management Associates, L.P. and Aveon Holdings I, L.P., whereby Glenrock Asset Management Associates, L.P. would sell an interest in the Glenrock Funds.

November 15, 2010

British Virgin Islands

Glenrock Group

Schedule of management fees and incentive allocations or fees

For the years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Income
Management fees from Glenrock Global Partners (AI), L.P.	$410,038	$347,724	$344,077
Incentive allocation from Glenrock Global Partners (AI), L.P.	166,082	420,450	429,546
Management fees from Glenrock Global Partners (QP), L.P.	2,407,629	1,881,436	2,415,908
Incentive allocation from Glenrock Global Partners (QP), L.P.	797,265	2,328,785	3,101,123
Management fees from Glenrock Global Partners (BVI) INC.	2,807,950	3,759,648	4,200,571
Incentive fees from Glenrock Global Partners (BVI) INC.	—	4,544,382	5,209,614
Incentive allocation from Glenrock Global Partners (BVI) Master Fund, L.P.	1,049,220	—	—

Total income	$7,638,184	$13,282,425	$15,700,839

See accompanying notes to the special purpose statements.

Glenrock Group

Notes to special purpose statements

For the years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

1) Organization and business activity:

The Glenrock Group consists of Glenrock Global Partners (AI), L.P. (“Glenrock AI”), a Delaware limited partnership; Glenrock Global Partners (QP), L.P. (“Glenrock QP”), a Delaware limited partnership; Glenrock Global Partners (BVI) Inc. (the “Offshore Feeder”), a British Virgin Islands Business Company; and Glenrock Global Partners (BVI) Master Fund, L.P. (the “Master Fund”), an International Limited Partnership formed in the territory of the British Virgin Islands, collectively (the “Glenrock Group”).

Glenrock Asset Management Associates, L.P., (the “General Partner”) is a Delaware limited partnership formed on August 31, 1994, and serves as the general partner to Glenrock AI, Glenrock QP, and the Master Fund. Glenrock, Inc., a Delaware corporation, (the “Investment Manager”) serves as investment adviser to Glenrock AI, Glenrock QP, the Master Fund, and the Offshore Feeder.

Effective January 1, 2009, the Offshore Feeder was reorganized from a “stand-alone” fund to a feeder fund in a “master-feeder” structure. The net assets of the former stand alone fund, with the exception of the deferred incentive fees, were transferred to the Master Fund in the “master-feeder” structure, effective January 1, 2009.

2) Significant accounting policies:

Basis of presentation

The management fees, incentive fees and incentive allocations (the “Glenrock Group Fees”) earned by the General Partner and the Investment Manager through services rendered to the Glenrock Group, effectively constitutes the special purpose statements. The Glenrock Group is not a stand-alone entity and is only intended to reflect the total fees earned by the General Partner and the Investment Manager from the Glenrock Group for the years ended December 31, 2007; December 31, 2008; and December 31, 2009. The financial information included herein may not necessarily reflect the performance of the Glenrock Group Fees in the future.

Revenue recognition

Glenrock Group Fees earned from the Glenrock Group are recorded as discussed in Note 3.

3) Fees

The Investment Manager, in its sole discretion, may waive or reduce the Glenrock Group Fees for limited partners that are members, principals, employees or affiliates of the General Partner, relatives of such persons, and certain large or strategic investors.

Management fees

Under the terms of the respective limited partnership and investment management agreements, the Investment Manager has agreed to render investment management services to Glenrock AI, Glenrock QP, and the Offshore Feeder. The Investment Manager receives a management fee of

Glenrock Group

Notes to special purpose statements (continued)

For the years ended December 31, 2009, 2008 and 2007

(Expressed in United States dollars)

1.5% per annum of the limited partners’ capital in Glenrock AI and Glenrock QP, payable quarterly in arrears. The fee is based on the limited partners’ capital as of the first day of the calendar quarter. The Investment Manager receives a yearly management fee in an amount equal to 1.5% of the Offshore Feeder’s net asset value. The fee is based on the net assets of the Offshore Feeder as of the last day of each calendar month and is paid to the Investment Manager as of the end of each quarter.

Incentive fees

Prior to reorganizing from a “stand-alone” fund to a feeder fund in a “master-feeder” structure on January 1, 2009, the Investment Manager received an annual incentive fee equal to 20% of the net profits including unrealized gains (as defined in the investment management agreement) from the Offshore Feeder. Such fee was accrued monthly and paid annually.

Effective, January 1, 2009, the Investment Manager does not receive an incentive fee from the Offshore Feeder.

Incentive allocation

Under the terms of the respective limited partnership agreements, if in any fiscal year the net profits allocated to the capital accounts of a particular limited partner exceed the net losses allocated to the capital account of such limited partner, an amount equal to 20% of the net profits (including net realized and unrealized gains) allocated to the limited partners’ capital account will be reallocated to the General Partner; provided however, that no incentive allocation will be made from the capital account of a particular partner in respect of a fiscal year until any net losses previously allocated to the capital account of such partner has been offset by subsequent net profits allocated to the capital account of such partner.

For the Master Fund, the incentive allocation is calculated on the Offshore Feeder’s capital account at the Master Fund level and is reallocated from the Offshore Feeder’s capital account in the Master Fund to the General Partner’s capital account in the Master Fund. No incentive allocation is recorded by the Offshore Feeder.

4) Subsequent event:

The General Partner and Aveon Holdings I L.P. (“Aveon”) entered into a purchase agreement, whereby Aveon would acquire a 30% economic interest in the General Partner for the revenue associated with the Glenrock Group Fees (the “Investment”). An affiliate of Aveon has filed a registration statement with the U.S. Securities and Exchange Commission for public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

Management has evaluated subsequent events occurring through November 15, 2010, the date that these financial statements were available to be issued.

Schedule of Management Fees and Incentive Allocations or Fees of the Glenrock Group defined below, a carve out of management fees and incentive fees (collectively the “Glenrock Group Fees”) incurred by Glenrock Global Partners (AI), L.P.; Glenrock Global Partners (QP), L.P.; Glenrock Global Partners (BVI) Inc.; and Glenrock Global Partners (BVI) Master Fund, L.P. collectively, (the “Glenrock Group”) in relation to services provided by Glenrock Asset Management Associates, L.P. and Glenrock, Inc.

Special Purpose Statements

(Unaudited)

September 30, 2010 and 2009

Glenrock Group

Schedule of management fees and incentive allocations or fees

For the nine months ended September 30, 2010 and 2009

(Unaudited)

(Expressed in United States dollars)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009

Income
Management fees from Glenrock Global Partners (AI), L.P.	$290,934	$301,938
Incentive allocation from Glenrock Global Partners (AI), L.P.	1,774	7,636
Management fees from Glenrock Global Partners (QP), L.P.	2,174,256	1,654,798
Incentive allocation from Glenrock Global Partners (QP), L.P.	1,435	46,229
Management fees from Glenrock Global Partners (BVI) INC.	1,946,870	2,003,607
Incentive allocation from Glenrock Global Partners (BVI) Master Fund, L.P.	101,678	389,467

Total income	$4,516,947	$4,403,675

See accompanying notes to the special purpose statements.

Glenrock Group

Notes to special purpose statements

(Unaudited)

For the nine months ended September 30, 2010 and 2009

(Expressed in United States dollars)

1) Organization and business activity:

The Glenrock Group consists of Glenrock Global Partners (AI), L.P. (“Glenrock AI”), a Delaware limited partnership; Glenrock Global Partners (QP), L.P. (“Glenrock QP”), a Delaware limited partnership; Glenrock Global Partners (BVI) Inc. (the “Offshore Feeder”), a British Virgin Islands Business Company; and Glenrock Global Partners (BVI) Master Fund, L.P. (the “Master Fund”), an International Limited Partnership formed in the territory of the British Virgin Islands, collectively (the “Glenrock Group”).

Glenrock Asset Management Associates, L.P., (the “General Partner”) is a Delaware limited partnership formed on August 31, 1994, and serves as the general partner to Glenrock AI, Glenrock QP, and the Master Fund. Glenrock, Inc., a Delaware corporation, (the “Investment Manager”) serves as investment adviser to Glenrock AI, Glenrock QP, the Master Fund, and the Offshore Feeder.

Effective January 1, 2009, the Offshore Feeder was reorganized from a “stand- alone” fund to a feeder fund in a “master-feeder” structure. The net assets of the former stand alone fund, with the exception of the deferred incentive fees, were transferred to the Master Fund in the “master-feeder” structure, effective January 1, 2009.

2) Significant accounting policies:

Basis of presentation

The management fees, incentive fees and incentive allocations collectively (the ”Glenrock Group Fees”) earned by the General Partner and the Investment Manager through services rendered to the Glenrock Group, effectively constitutes the special purpose statements. The Glenrock Group is not a stand-alone entity and is only intended to reflect the total fees earned by the General Partner and the Investment Manager from the Glenrock Group for the nine months ended September 30, 2010 and the nine months ended September 30, 2009. The financial information included herein may not necessarily reflect the performance of the Glenrock Group Fees in the future.

Revenue recognition

Glenrock Group Fees earned from the Glenrock Group are recorded as discussed in Note 3.

3) Fees

The Investment Manager, in its sole discretion, may waive or reduce the Glenrock Group Fees for limited partners that are members, principals, employees or affiliates of the General Partner, relatives of such persons, and certain large or strategic investors.

Management fees

Under the terms of the respective limited partnership and investment management agreements, the Investment Manager has agreed to render investment management services to Glenrock AI, Glenrock QP, and the Offshore Feeder. The Investment Manager receives a management fee of

Glenrock Group

Notes to special purpose statements (continued)

(Unaudited)

For the nine months ended September 30, 2010 and 2009

(Expressed in United States dollars)

1.5% per annum of the limited partners’ capital in Glenrock AI and Glenrock QP, payable quarterly in arrears. The fee is based on the limited partners’ capital as of the first day of the calendar quarter. The Investment Manager receives a yearly management fee in an amount equal to 1.5% of the Offshore Feeder’s net asset value. The fee is based on the net assets of the Offshore Feeder as of the last day of each calendar month and is paid to the Investment Manager as of the end of each quarter.

Incentive fees

Prior to reorganizing from a “stand-alone” fund to a feeder fund in a “master-feeder” structure on January 1, 2009, the Investment Manager received an annual incentive fee equal to 20% of the net profits including unrealized gains (as defined in the investment management agreement) from the Offshore Feeder. Such fee was accrued monthly and paid annually.

Effective, January 1, 2009, the Investment Manager does not receive an incentive fee from the Offshore Feeder.

Incentive allocation

Under the terms of the respective limited partnership agreements, if in any fiscal year the net profits allocated to the capital accounts of a particular limited partner exceed the net losses so allocated to the capital account of such limited partner, an amount equal to 20% of the net profits (including net realized and unrealized gains) allocated to the limited partners’ capital account will be reallocated to the General Partner; provided however, that no incentive allocation will be made from the capital account of a particular partner in respect of a fiscal year until any net losses previously allocated to the capital account of such partner has been offset by subsequent net profits allocated to the capital account of such partner.

For the Master Fund, the incentive allocation is calculated on the Offshore Feeder’s capital account at the Master Fund level and is reallocated from the Offshore Feeder’s capital account in the Master Fund to the General Partner’s capital account in the Master Fund. No incentive allocation is recorded by the Offshore Feeder.

4) Subsequent event:

The General Partner and Aveon Holdings I L.P. (“Aveon”) entered into a purchase agreement, whereby Aveon would acquire a 30% economic interest in the General Partner for the revenue associated with the Glenrock Group Fees (the “Investment”). An affiliate of Aveon has filed a registration statement with the U.S. Securities and Exchange Commission for public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

Management has evaluated subsequent events occurring through October 29, 2010, the date that these financial statements were available to be issued.

Viridian Partners, LLC

Consolidated audited financial statements

and

report of independent auditors

December 31, 2009, 2008 and 2007

REPORT OF INDEPENDENT AUDITORS

TO THE MANAGING MEMBERS

VIRIDIAN PARTNERS, LLC

We have audited the accompanying consolidated statements of financial condition of Viridian Partners, LLC (the “General Partner”) as of December 31, 2009, 2008 and 2007, and the related consolidated statements of operations, changes in members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the General Partner’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the General Partner’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the General Partner’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Viridian Partners, LLC at December 31, 2009, December 31, 2008 and December 31, 2007 and the results of its operations, changes in its members’ equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

August 4, 2010

Viridian Partners, LLC

Consolidated statements of financial condition

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

	December 31, 2009	December 31, 2008	December 31, 2007

Assets
Cash	$1,715,710	$36,130	$517,244
Investment in Viridian, Ltd., at fair value	32,653,916	49,515,578	3,562,498
Redemptions receivable from Viridian, Ltd.	5,672,506	4,216,160	1,051,124
Incentive fee receivable from Viridian Fund, Ltd.	326	40,140,026	—
Receivable from Aveon Holdings I, L.P.	25,000	—	—

Total assets	$40,067,458	$93,907,894	$5,130,866

Liabilities and Members’ Equity
Withdrawals payable	$6,636,613	$4,216,160	$1,051,124
Contributions received in advance	715,340	—	500,000
Payable to Investment Manager	2,609	2,917	1,410
Administration fees payable	7,300	—	—
Accrued expenses	25,000	5,000	5,000

Total liabilities	7,386,862	4,224,077	1,557,534

Members’ equity	853,548	41,387,839	268,113
Noncontrolling interest	31,827,048	48,295,978	3,305,219

Total members’ equity	32,680,596	89,683,817	3,573,332

Total liabilities and members’ equity	$40,067,458	$93,907,894	$5,130,866

See accompanying notes to consolidated financial statements.

Viridian Partners, LLC

Consolidated statements of operations

(Expressed in United States dollars)

For the years ended December 31, 2009, 2008 and 2007

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Revenue
Revenue allocated from Viridian, Ltd.	$46,223	$263,638	$33,980
Reimbursable income from Aveon Holdings I, L.P.	25,000	—	—
Interest income from Viridian Fund, LP	1,201	5,093	—
Incentive fee received from Viridian Fund, Ltd.	326	40,140,026	—
Incentive fee allocated from noncontrolling interest of Viridian Fund, LP	—	880,911	90,535

Total revenue	72,750	41,289,668	124,515

Expenses
Expenses allocated from Viridian, Ltd.	(1,615,832)	(1,066,005)	(133,976)
Management fees	(771,605)	(550,691)	(35,966)
Professional fees	(25,000)	—	—
Professional fees and other expenses from Viridian Fund, LP	(15,940)	(20,842)	(7,358)
Incentive fee charged to noncontrolling interest of Viridian Fund, LP	—	(880,911)	(90,535)

Total expenses	(2,428,377)	(2,518,449)	(267,835)

Other (loss) income
Net realized (loss) gain on investments and foreign exchange allocated from Viridian, Ltd.	(8,319,599)	12,739,314	1,266,208
Net change in unrealized appreciation (depreciation) on investments and foreign exchange allocated from Viridian, Ltd.	5,255,427	(6,117,618)	(370,741)

Total other (loss) income	(3,064,172)	6,621,696	895,467

Net (loss) income	$(5,419,799)	$45,392,915	$752,147

Net (loss) income attributable to noncontrolling interest	$(5,306,470)	$4,275,987	$633,574
Net (loss) income attributable to controlling interest	(113,329)	41,116,928	118,573

Net (loss) income	$(5,419,799)	$45,392,915	$752,147

See accompanying notes to consolidated financial statements.

Viridian Partners, LLC

Consolidated statements of changes in members’ equity

(Expressed in United States dollars)

For the years ended December 31, 2009, 2008 and 2007

	Members’ equity class A	Members’ equity class B	Total members’ equity	Noncontrolling interest	Total

Members’ equity and noncontrolling interest, December 31, 2006	$508,933	$—	$508,933	$1,211,445	$1,720,378
Capital contributions	—	—	—	2,546,830	2,546,830
Capital withdrawals	(359,393)	—	(359,393)	(1,086,630)	(1,446,023)
Net income	115,611	2,962	118,573	633,574	752,147

Members’ equity and noncontrolling interest, December 31, 2007	265,151	2,962	268,113	3,305,219	3,573,332

Capital contributions	—	—	—	45,567,949	45,567,949
Capital withdrawals	—	—	—	(4,961,337)	(4,961,337)
Withdrawal penalty	2,619	179	2,798	108,160	110,958
Net income	38,489,301	2,627,627	41,116,928	4,275,987	45,392,915

Members’ equity and noncontrolling interest, December 31, 2008	38,757,071	2,630,768	41,387,839	48,295,978	89,683,817

Capital contributions	—	—	—	17,931,685	17,931,685
Capital withdrawals	(37,859,595)	(2,562,886)	(40,422,481)	(29,159,778)	(69,582,259)
Withdrawal penalty	1,414	105	1,519	65,633	67,152
Net loss	(105,526)	(7,803)	(113,329)	(5,306,470)	(5,419,799)

Members’ equity and noncontrolling interest, December 31, 2009	$793,364	$60,184	$853,548	$31,827,048	$32,680,596

See accompanying notes to consolidated financial statements.

Viridian Partners, LLC

Consolidated statements of cash flows

(Expressed in United States dollars)

For the years ended December 31, 2009, 2008 and 2007

	Year ended December 31, 2009	Year ended December 31, 2008	Year ended December 31, 2007

Cash flows from operating activities
Net (loss) income	$(5,419,799)	$45,392,915	$752,147

Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Purchases of investment in Viridian, Ltd.	(17,931,685)	(45,567,949)	(2,192,438)
Proceeds from dispositon of investment in Virdian, Ltd.	28,770,372	2,269,162	3,006,671
Net investment loss and net realized gain (loss) and change in unrealized appreciation (depreciation) on investments and foreign exchange allocated from Viridian, Ltd.	4,633,781	(5,819,329)	(795,471)

Changes in operating assets and liabilities:
Decrease in prepaid management fees	—	—	2,510
Decrease (increase) in incentive fee receivable from Viridian, Ltd.	40,139,700	(40,140,026)	—
Increase in receivable from Aveon Holdings I, L.P.	(25,000)	—	—
(Decrease) increase in payable to Investment Manager	(308)	1,507	6,410
Increase in administration fees payable	7,300	—	—
Increase in accrued expenses	20,000	—	—

Net cash provided by (used in) operating activities	50,194,361	(43,863,720)	779,829

Cash flows from financing activities
Partners’ contributions	18,647,025	45,067,949	2,687,437
Partners’ withdrawals	(67,161,806)	(1,685,343)	(2,952,904)

Net cash (used in) provided by financing activities	(48,514,781)	43,382,606	(265,467)

Net increase (decrease) in cash	1,679,580	(481,114)	514,362
Cash, beginning of year	36,130	517,244	2,882

Cash, end of year	$1,715,710	$36,130	$517,244

Supplemental disclosure of non-cash financing activities:
Transfers between members	$—	$—	$359,393

Withdrawal penalty	$67,152	$110,958	$—

See accompanying notes to consolidated financial statements.

Viridian Partners, LLC

Notes to consolidated financial statements

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

1) Organization:

Viridian Partners, LLC (the “General Partner”) is a Delaware limited liability company formed on April 22, 2005. The General Partner has been organized to act as a general partner, commodity pool operator and/or manager for collective investment vehicles and to engage in any other lawful business activities. The General Partner is the general partner of Viridian Fund, LP (the “Partnership”), a Delaware limited partnership. The Partnership was organized for the purpose of serving as an onshore feeder fund for onshore investors in Viridian, Ltd. (the “Master Fund”). The Partnership is managed by the General Partner and Vermillion Asset Management, LLC, a limited liability company organized under the laws of the State of Delaware, United States of America (the “Investment Manager”). Viridian Fund, Ltd., an open-ended investment company with limited liability (the “Offshore Feeder”), serves as the offshore feeder fund for offshore investors in the Master Fund. The Offshore Feeder is managed by the Investment Manager. The General Partner owns 1,000 non-voting Manager Shares of the Offshore Feeder.

The Partnership invests substantially all of its assets through a master-feeder structure in the Master Fund. The Partnership owns approximately 5.7%, 4.6% and 0.86% of the Master Fund at December 31, 2009, 2008 and 2007, respectively.

2) Significant accounting policies:

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars.

Basis of consolidation

The consolidated financial statements include the accounts of the General Partner and entities in which it, directly or indirectly, is determined to have a controlling financial interest under the following set of guidelines:

Variable Interest Entities (“VIEs”)—The General Partner determines whether, if by design, an entity has equity investors who lack the characteristics of a controlling financial interest or does not have sufficient equity at risk to finance its expected activities without additional subordinated financial support from other parties. If an entity has either of these characteristics, it is considered a VIE and must be consolidated by its primary beneficiary, which is defined as the party that, along with its affiliates and de facto agents, absorbs a majority of the VIEs expected losses or receives a majority of the expected residual returns as a result of holding variable interests.

Voting Interest Entities—For entities determined not to be VIEs, the General Partner consolidates those entities in which it has an investment of greater than 50% and has control over significant operating, financial and investing decisions of the entity. Additionally, the General Partner consolidates entities in which the General Partner is a substantive, controlling

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

general partner and the limited partners have no substantive rights to impact ongoing governance and operating activities.

The consolidated financial statements include the assets, liabilities, revenues and expenses of the Partnership. All intercompany transactions have been eliminated.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts on the consolidated statements of financial condition at the date of the consolidated financial statements and the reported amounts on the consolidated statements of operations for the years then ended. Actual results could differ from those estimates.

Cash

Cash in the consolidated statements of financial condition comprises cash at banks.

Income taxes

In accordance with Federal income tax regulations, income taxes of the General Partner and the Partnership are the responsibility of the individual members. Thus, no income tax provision is required.

In accordance with GAAP, the General Partner and the Partnership are required to determine whether a tax position is “more-likely-than-not” to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The General Partner and the Partnership file income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. The tax benefit recognized is measured as the largest amount of benefit that is “more-likely-than-not” of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the General Partner and the Partnership recording a tax liability that reduces net assets.

This policy has been applied to all existing tax positions upon the General Partner and the Partnership’s initial adoption for the year ended December 31, 2009. Based on its analysis, the General Partner and the Partnership have determined that the adoption of this policy did not have a material impact on the consolidated financial statements upon adoption. However, the General Partner and the Partnership’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, ongoing analyses of and changes to tax laws, regulations and interpretations thereof. The General Partner and the Partnership recognize interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of December 31, 2009 and for the year then ended.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

Revenue recognition

The General Partners’ incentive fee allocations are derived from the Partnership and the Offshore Feeder. Incentive fee allocation is based on the performance of the Partnership and the Offshore Feeder. Incentive fee allocation is equal to 20% to 25% of the net realized and unrealized profits earned for the full year that is attributable to each investor. Incentive fee allocations are crystallized at end of any fiscal year or upon withdrawal.

Foreign currency translation

Foreign currency transactions are translated into United States dollars at the rates of exchange prevailing on the dates of the transactions. Assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rates as of the year-end date. Any realized or unrealized exchange adjustments have been charged or credited to the consolidated statements of operations.

Valuation of investment in Viridian, Ltd.

The Partnership records its investment in the Master Fund at fair value in accordance with the provisions of FASB ASC Topic 820, Fair Value Measurements and Disclosures (previously Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements”).

Investment income and expenses

The Partnership records its proportionate share of the Master Fund’s income, expenses and realized and unrealized gains and losses. In addition, the Partnership and the General Partner incur and accrue their own income and expenses.

Management fees

Management fees are recorded on an accrual basis in accordance with the underlying agreements.

Recent accounting pronouncements

In June 2009, FASB issued Accounting Standards Update (“ASU”) No. 2009-01, an update to FASB ASC Topic 105—Generally Accepted Accounting Principles—amendments based on SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This update reflected the issuance of FASB Statement No. 168 and amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective for the General Partner in the third quarter of 2009, and accordingly, these consolidated financial statements for the year ended December 31, 2009 and all subsequent filings will reference the Codification as the sole source of authoritative literature. The adoption did not have a material impact on the General Partner’s consolidated

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

financial statements although it does affect the manner in which the General Partner references GAAP in these and future consolidated financial statements.

FASB ASC Topic 810, Consolidation (previously SFAS No. 167, Amendments to FASB Interpretation No. 46R) eliminates exceptions to consolidating qualifying special purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether an entity is the primary beneficiary of a variable interest entity. This statement clarifies, but does not significantly change, the characteristics that identify a variable interest entity. This statement is effective for fiscal years and interim periods beginning after November 15, 2009. Adoption of this standard will not have a material impact to the consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-12, Fair Value Measurements and Disclosures (ASC Topic 820); Investments in Certain Entities that Calculate Net Asset per Share (or its equivalent) which provides guidance on investments in certain entities that calculate net asset value (“NAV”) per share (or its equivalent). This ASC permits investors to estimate the fair value of investments in investment companies using the reporting entity’s NAV without further adjustment if the NAV is calculated in accordance with the AICPA’s investment companies guide as of the reporting entity’s measurement date. The General Partner adopted this update and it did not have a material impact to the consolidated financial statements.

3) Fair value measurement

The fair value of the General Partner’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 825, Financial Instruments (previously SFAS No. 107), approximates the carrying amounts presented in the consolidated statements of financial condition. In accordance with FASB ASC Topic 820 Fair Value Measurements and Disclosures (previously SFAS No. 157, Fair Value Measurements) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and also establishes a fair value hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The fair value hierarchy under FASB ASC Topic 820 gives the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Investments measured and reported at fair value are classified and disclosed in one of the following levels:

Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The type of assets and liabilities typically carried as Level 1 assets and liabilities includes listed equities, exchange-listed options, futures contracts or option contracts on futures;

Level 2—Inputs other than quoted prices included within Level 1 that are observable for substantially the full term of the assets or liabilities, either directly or indirectly. Level 2 includes quoted prices for similar assets or liabilities in active markets; quoted prices for identical or

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

similar assets or liabilities that are not active; and inputs other than quoted prices that are observable, either directly or indirectly. The type of assets and liabilities which generally are included in this category are over-the counter-derivatives, forward contracts and OTC options;

Level 3—Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable. Level 3 assets and liabilities include investments for which there is little, if any, market activity. These inputs require significant management judgment or estimation including the General Partner’s own assumptions in determining the fair value of investments. Investments included in this category generally include complex derivatives (including certain equity and currency derivatives) and investment in private equities.

The General Partner’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The following table presents the financial instruments carried on the consolidated statements of financial condition by caption and by level within the valuation hierarchy as of December 31, 2009 and 2008:

	2009	2008

Level 1	$—	$—
Level 2	32,653,916	49,515,578
Level 3	—	—

	$32,653,916	$49,515,578

The General Partner, as a practical expedient, under the guidance issued on September 30, 2009 in ASU No. 2009-12 (previously SFAS No. 157-g, Estimating the Fair Value of Investment in Investment Companies that Have Calculated Net Asset Value per Share in accordance with the AICPA Audit and Accounting Guide) measures the fair value of its investment in the Master Fund on the basis of the NAV per share of the Master Fund.

4) Investment in Viridian, Ltd.:

The Master Fund was incorporated in the Cayman Islands on February 18, 2005 as an open–ended investment company with limited liability. The Master Fund commenced operations on June 1, 2005. On August 1, 2006, the Master Fund re-registered in the Cayman Islands as a mutual fund under Section 4.3 of the Mutual Funds Law. The Master Fund’s investment objective is to generate consistently high total returns with an emphasis on preservation of capital, through relative value and hedge trading in a broad range of physical, exchange-traded and over-the-counter commodities and derivatives and other investments.

The Master Fund utilizes a variety of financial instruments in its trading strategies. Several of these financial instruments contain varying degrees of off-balance sheet risk whereby changes in market values of the financial instruments may be in excess of the amounts recorded on the Master Fund’s statement of assets and liabilities. However, such risks are limited to the Partnership’s investment in the Master Fund.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

The Master Fund adopted FASB ASC Topic 820 as of January 1, 2008. The following table presents the financial instruments of the Master Fund carried on the statements of assets and liabilities by caption and by level within the valuation hierarchy as of December 31, 2009 and December 31, 2008:

	Assets at fair value as of December 31, 2009
	Level 1	Level 2	Level 3	Total

Investments in securities
Common stock	$49,893,176	$—	$—	$49,893,176
Call options	198,722,108	29,029,319	—	227,751,427
Put options	78,173,400	3,946,335	—	82,119,735
Investments in commodities	54,032,046	81,246,564	—	135,278,610
Investment in Indigo Opportunity Fund, LP	—	17,998,211	—	17,998,211

	$380,820,730	$132,220,429	$—	$513,041,159

	Liabilities at fair value as of December 31, 2009
	Level 1	Level 2	Level 3	Total

Securities sold, but not yet purchased
Common stock	$73,493,308	$—	$—	$73,493,308
Call options	183,164,589	20,839,650	—	204,004,239
Put options	96,365,047	4,512,152	—	100,877,199
Net unrealized equity in futures contracts	16,696,663	—	—	16,696,663

	$369,719,607	$25,351,802	$—	$395,071,409

	Assets at fair value as of December 31, 2008
	Level 1	Level 2	Level 3	Total

Investments in securities
Common stock	$217,628,158	$—	$—	$217,628,158
Call options	55,286,634	12,156,547	—	67,443,181
Put options	133,824,243	119,571,281	—	253,395,524
Investments in commodities	245,363,314	362,208,117	—	607,571,431
Investment in Indigo Opportunity Fund, LP	—	50,683,945	—	50,683,945
Net unrealized equity in futures contracts	11,517,116	764,336	—	12,281,452

	$663,619,465	$545,384,226	$—	$1,209,003,691

	Liabilities at fair value as of December 31, 2008
	Level 1	Level 2	Level 3	Total

Securities sold, but not yet purchased
Common stock	$26,107,852	$—	$—	26,107,852
Call options	54,891,161	3,957,959	—	58,849,120
Put options	100,032,284	35,581,617	—	135,613,901

	$181,031,297	$39,539,576	$—	$220,570,873

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

The following table presents the components of revenue and expenses allocated from the Master Fund as reported in the consolidated statements of operations:

	Year ended December 31,
	2009	2008	2007

Revenue
Interest income	$24,881	$48,638	$24,148
Rebate income	8,491	24,374	4,604
Dividend income, net of withholding taxes	6,772	189,504	5,228
Miscellaneous income	6,079	1,122	—

Total revenue allocated from Viridian, Ltd.	46,223	263,638	33,980

Expenses
Commissions expense	(719,155)	(222,813)	(59,397)
Storage expense	(606,388)	(558,032)	(32,188)
Accounting and research expenses	(70,344)	—	—
Dividends on securities sold, but not yet purchased	(43,478)	(24,442)	(2,839)
Administration expense	(38,315)	—	—
Professional fees	(35,475)	(78,010)	(10,285)
Interest expense	(31,753)	(182,708)	(29,267)
Insurance expense	(16,618)	—	—
Rebate expense	(5,652)	—	—
Miscellaneous expenses	(48,654)	—	—

Total expenses allocated from Viridian, Ltd.	$(1,615,832)	$(1,066,005)	$(133,976)

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

Summarized financial information pertaining to the Master Fund for the years ended December 31, 2009, 2008 and 2007, as reflected in and extracted from the audited financial statements of the Master Fund, are as follows:

	2009	2008	2007

Statements of Assets and Liabilities

Assets
Due from brokers	$578,286,317	$300,587,079	$266,884,093
Investments in securities, at fair value	359,764,338	538,466,863	172,614,785
Investments in commodities, at fair value	135,278,610	607,571,431	44,775,735
Investment in Indigo Opportunity Fund, LP, at fair value	17,998,211	50,683,945	42,495,833
Net unrealized equity in futures contracts, at fair value	—	12,281,452	—
Net Unrealized gain on swap contracts	—	—	2,008,377
Interest and rebate receivable	21,654	21,980	338,613
Dividends receivable	16,678	2,080,846	17,500
Other assets	56,217	414,814	151,097

Total assets	$1,091,422,025	$1,512,108,410	$529,286,033

Liabilities
Due to brokers	$—	$50,420,906	$—
Securities sold, not yet purchased, at fair value	378,374,746	220,570,873	84,140,544
Net unrealized equity in future contracts, at fair value	16,696,663	—	10,519,751
Redemptions payable	124,862,601	155,110,674	18,639,164
Storage expense payable	414,282	8,172,353	86,756
Dividends payable	13,917	741	82,041
Interest payable	6,733	827	13,678
Accrued expenses and other liabilities	527,277	932,927	295,434

Total liabilities	520,896,219	435,209,201	113,777,368

Net assets	$570,525,806	$1,076,899,209	$415,508,665

5) Related party:

The General Partner is responsible for the management of the Partnership’s portfolio and the Partnership’s day to day operations, but is authorized by the Partnership Agreement to retain third parties to perform some or all of these duties. The General Partner has selected the Investment Manager, to manage the Partnership’s investments. The Partnership, together with the Master Fund, has entered into an investment management agreement, pursuant to which the

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

Investment Manager is responsible for the management of the Partnership’s investments and assets. The fees payable in respect of the Investment Manager’s services are borne by the General Partner. Prior to June 30, 2009, the Partnership paid the General Partner a management fee, which is calculated monthly and paid quarterly, equal to 2.0% per annum of the NAV of the interests as reflected in the capital accounts of the Limited Partners as of the first day of each calendar month. Effective July 1, 2009, the Partnership reclassified and transferred existing Limited Partners into Class A, Class B1 and Class B2 Interests. For Partnership’s Limited Partners’ Class A and Class B1 Interests, the management fee is accrued at a rate of 2.0% per annum and, in the case of Limited Partners’ Class B2 Interests, the management fee is accrued at a rate of 2.5% per annum.

In respect to certain Limited Partners of the Partnership, a management fee is calculated monthly and paid quarterly equal to between 1.65% and 2.0% per annum of the NAV of their interests subject to amounts invested. The Investment Manager earned management fees of $771,605, $550,691 and $35,966 for the years ended December 31, 2009, 2008 and 2007, respectively, of which $2,609, $2,917 and $1,410 remained payable as of December 31, 2009, 2008 and 2007, respectively.

For any fiscal year, a Partnership’s Limited Partner has been allocated net profits from the Partnership, a percentage of the net profits will, at December 31 or upon withdrawal from the Partnership, be reallocated to the General Partner (the “Incentive Allocation”). Before June 30, 2009, the Incentive Allocation is equal to 20% of the net profits allocated to the Partnership’s Limited Partners. For the period July 1, 2009 onwards, an Incentive Allocation equal to 20% of the net profits, in the case of the Partnership’s Limited Partners’ Class A and Class B1 Interests, and 25% of the net profits, in the case of the Limited Partners’ Class B2 Interests, otherwise allocated to a Limited Partner’s capital account for each fiscal year or before withdrawal is allocated to the General Partner, provided the Limited Partner has first received cumulative allocations of net profits that attain a new high water mark, as discussed in the offering documents of the Partnership. The General Partner earned Incentive Allocation of $0, $880,911 and $90,535 for the years ended December 31, 2009, 2008 and 2007, respectively.

The General Partner, in its sole discretion, has the ability to and has currently waived a portion of the management fees and/or Incentive Allocation attributable to the accounts of certain Limited Partners. The General Partner waived management fees amounting to $86,612, $52,644 and $0 and Incentive Allocation amounting to $0, 138,016 and $0 for the years ended December 31, 2009, 2008 and 2007, respectively.

Starting in 2008, the General Partner also receives an Incentive Allocation from the Offshore Feeder. The Incentive Allocation is implemented through the capital structure of the Offshore Feeder by issuance of non-voting Manager Shares to the General Partner. In allocating the NAV of the Offshore Feeder among the Series of Shares, a special allocation is made to the Manager Shares on the last business day of each calendar year (or on an interim redemption, the last business day of the applicable calendar quarter). The General Partner receives the Incentive Allocation in the form of dividends from the Offshore Feeder.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

Prior to July 1, 2009, the Incentive Allocation was equal to 20% of the increase in the Series NAV of each Series of Participating Shares (adjusted to eliminate the effects of subscriptions and redemptions during the year), limited in each case to increases that achieve a new high water mark. Effective July 1, 2009, the Incentive Allocation is equal to 20% of the increase in NAV of the Class A Participating Shares and Class B1 Participating Shares, and 25% of the increase in NAV of the Class B2 Participating Shares, limited in each case to increases that achieve a new high water mark, as discussed in the offering documents of the Offshore Feeder. The General Partner received Incentive Allocation from the Offshore Feeder of $326 and $40,140,026 for the years ended December 31, 2009 and 2008, respectively.

In accordance with the Confidential Private Offering Memorandum of the Partnership, the Partnership reimburses the Investment Manager for direct costs and expenses associated with the Partnership’s operations. The Partnership was charged $0, $15,666 and $0 for the years ended December 31, 2009, 2008 and 2007, respectively.

6) Members’ equity:

In accordance with the General Partner’s Amended and Restated Limited Liability Company Agreement (“Operating Agreement”), the General Partner has two classes of Members: Class A Members and the Class B Members. On any matter requiring a vote, consent or approval of the Members under applicable law, the Class A Members shall be the only persons to whom the matter is required to be submitted, and each shall have a number of votes determined by reference to his sharing percentage as established in the Operating Agreement and no Class B Member shall have a voice or vote in any matter.

Profits and losses of the General Partner are allocated among the members according to their respective sharing percentages in the General Partner. The Members may from time to time make investments of personal capital through the General Partner into the Partnership. Any such investment shall be for the account of the investing member and shall be separately accounted for, and the profits and losses shall be allocated exclusively to the investing Member.

Noncontrolling interest

In accordance with the Partnership’s Limited Partnership Agreement, profits and losses of the Partnership are allocated to Limited Partners according to their respective interests in the Partnership. Partners may contribute capital on the first day of each month.

Prior to June 30, 2009, Limited Partners were permitted to withdraw all or part of their capital on the last business day of any calendar quarter upon 150 days prior written notice. In the event that withdrawal requests were received for amounts that, in the aggregate, exceeded 10% of the NAV of the Partnership, the Partnership could have deferred a portion of the withdrawal requests relating to the excess until the next withdrawal date.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

On June 30, 2009, the General Partner established two separate classes of Interests: the Partnership’s Limited Partners’ Class A Interests that participate in all profits and losses derived from the investment and trading strategies of the Partnership, and the Partnership’s Limited Partners’ Class B Interests that participate in all such profits and losses of the Partnership, except profits and losses derived from off-exchange, physical commodity trades. The Partnership’s Limited Partners’ Class B Interests are established in two sub-classes, identified as the Partnership’s Limited Partners’ Class B1 and Class B2 Interests for the period from July 1, 2009 to December 31, 2009. Income allocated from the Master Fund to the Partnership related to off-exchange physical commodity trades was $42,988. The Partnership’s Limited Partners’ Class A and both Class B Interests are differentiated by the management fees and Incentive Allocations charged and withdrawal rights.

Effective June 30, 2009, as of the end of each calendar quarter, the Partnership’s Limited Partners’ Class A or Class B1 Interests have the right to withdraw all or a part of their investment in the Partnership as determined by reference to their capital account, by giving no fewer than 90 days’ written notice before the end of such calendar quarter. The Partnership’s Limited Partners’ Class B2 Interests have the right to withdraw all or a part of their investment in the Partnership as determined by reference to its capital account, by giving no fewer than 30 days’ written notice before the end of such calendar month. In addition, if the withdrawal requests are received for the Partnership’s Limited Partners’ Class A and Class B1 Interests representing in excess of 20% of the sum of the NAV of the Class A and Class B1 Interests or if withdrawal notices are received for the Partnership’s Limited Partners’ Class B2 Interests representing in excess of 20% of the NAV of the Partnership’s Limited Partners’ Class B2 Interests, the General Partner may defer the portion of such requests relating to the excess over 20% until the next quarterly or monthly withdrawal date, subject to the then applicable limitations. The amount to which the Limited Partner is entitled upon withdrawal generally will be distributed in two installments: at least 90% of the aggregate amount, reduced by the early withdrawal penalty, if applicable, will be distributed to the Limited Partner within 30 days after the determination and issuance of the NAV of the Partnership as of the effective date of withdrawal, and the remaining balance, if any, will be distributed promptly following the completion of the Partnership’s annual audit.

To discourage short-term investors and to compensate the Partnership for transaction costs incurred when a Limited Partner makes a withdrawal request soon after investing, any withdrawal made within twelve months of a Limited Partner’s investment in the Partnership will be subjected to an early withdrawal penalty of 3% on the withdrawal proceeds. In applying this rule, each investment by a Limited Partner in the Partnership will be separately accounted for, with withdrawals to be taken into account on a first-in first-out basis. Prior to July 1, 2009, the early withdrawal penalty is charged at the Partnership level. Effective July 1, 2009, the early withdrawal penalty remains part of the assets of the Master Fund, and the Partnership shares in its pro rata portion thereof. The General Partner may waive the imposition of this penalty at its discretion. Early withdrawal penalties amounted to $67,152, $110,958 and $0 for the years ended December 31, 2009, 2008 and 2007, respectively.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

A Limited Partner who does not take part in the management or control of the business of the Partnership will not be personally liable for any debt or obligation of the Partnership in excess of its invested capital. Under certain circumstances, a Limited Partner may, under Delaware law, be required to return for the benefit of creditors, amounts previously distributed to such partner. The General Partner will be liable to creditors for the debts of the Partnership.

7) Indemnifications and warranties:

In the ordinary course of its business, the General Partner may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the General Partner. Based on its history and experience, management feels that the likelihood of such an event is remote.

8) Subsequent events:

As of December 31, 2009, the General Partner adopted FASB ASC Topic 855 Subsequent Events (formerly SFAS No. 165, Subsequent Events), which addresses the accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are available to be issued. In accordance with the provisions set forth in FASB ASC Topic 855, the General Partner evaluated the possibility of subsequent events existing in the consolidated financial statements through August 4, 2010, the date the consolidated financial statements were available to be issued. The General Partner has determined that there were no material events that would require disclosure in the General Partner’s consolidated financial statements other than those listed below.

From January 1, 2010 through August 4, 2010, the Partnership has received capital contributions and withdrawals from the Limited Partners representing the noncontrolling interest of approximately $5,624,000 and $4,279,000, respectively.

On June 2, 2010, the General Partner and the Investment Manager were presented with a proposal from Aveon Holdings I, L.P. (“Aveon”). The proposal reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the General Partner (the “Investment”). An affiliate of Aveon intends to file a registration statement with the U.S. Securities and Exchange Commission for a public offering of its securities (the “IPO”), and the proceeds from the IPO will be used, principally, to finance the Investment and similar investments in other general partners.

Viridian Partners, LLC

Consolidated financial statements

(Unaudited)

For the nine months ended September 30, 2010

Viridian Partners, LLC

Consolidated statements of financial condition

(Expressed in United States dollars)

	September 30, 2010 (unaudited)	December 31, 2009 (audited)

Assets
Cash	$747,442	$1,715,710
Investment in Viridian, Ltd., at fair value	35,231,010	32,653,916
Redemptions receivable from Viridian, Ltd.	1,858,453	5,672,506
Incentive fee receivable from Viridian Fund, Ltd.	3,202,861	326
Receivable from Investment Manager	41	—
Receivable from Aveon Holdings I, L.P.	47,000	25,000

Total assets	$41,086,807	$40,067,458

Liabilities and Members’ Equity
Withdrawals payable	$2,179,800	$6,636,613
Contributions received in advance	400,000	715,340
Payable to Investment Manager	—	2,609
Administration fees payable	—	7,300
Accrued expenses	47,000	25,000

Total liabilities	2,626,800	7,386,862

Members’ equity	4,240,952	853,548
Noncontrolling interest	34,219,055	31,827,048

Total members’ equity	38,460,007	32,680,596

Total liabilities and members’ equity	$41,086,807	$40,067,458

See accompanying notes to consolidated financial statements.

Viridian Partners, LLC

Consolidated statements of operations

(Expressed in United States dollars)

(Unaudited)

	For the nine months ended September 30, 2010	For the nine months ended September 30, 2009

Revenue
Incentive fee allocated from Viridian Fund, Ltd	$3,202,535	$—
Incentive fee allocated from noncontrolling interest in Viridaian Fund, LP	129,273	—
Reimbursable income from Aveon Holdings I, L.P.	89,300	—
Revenue allocated from Viridian, Ltd.	24,059	59,521
Interest income from Viridian Fund, LP	814	917

Total revenue	3,445,981	60,438

Expenses
Expenses allocated from Viridian, Ltd.	(851,021)	(1,273,421)
Management fees	(413,867)	(615,363)
Incentive fee charged to noncontrolling interest of Viridian Fund, LP	(129,273)	—
Professional fees	(89,300)	—
Other expenses from Viridian Fund, LP	(7,470)	(8,395)

Total expenses	(1,490,931)	(1,897,179)

Other income (loss)
Net realized gain (loss) on investments and foreign exchange allocated from Viridian, Ltd.	5,592,834	(9,996,993)
Net change in unrealized (depreciation) appreciation on investments and foreign exchange allocated from Viridian, Ltd.	(2,595,960)	5,748,329

Total other income (loss)	2,996,874	(4,248,664)

Net income (loss)	$4,951,924	$(6,085,405)

Net income (loss) attributable to noncontrolling interest	$1,564,520	$(5,953,775)
Net income (loss) attributable to controlling interest	3,387,404	(131,630)

Net income (loss)	$4,951,924	$(6,085,405)

See accompanying notes to consolidated financial statements.

Viridian Partners, LLC

Consolidated statement of changes in members’ equity

(Expressed in United States dollars)

For the nine months ended September 30, 2010

	Members’ equity class A	Members’ equity class B	Total members’ equity	Noncontrolling interest	Total

Members’ equity and noncontrolling interest, December 31, 2009	$793,364	$60,184	$853,548	$31,827,048	$32,680,596
Capital contributions	—	—	—	7,124,412	7,124,412
Capital withdrawals	—	—	—	(6,296,925)	(6,296,925)
Net income	3,145,447	241,957	3,387,404	1,564,520	4,951,924

Members’ equity and noncontrolling interest, September 30, 2010	$3,938,811	$302,141	$4,240,952	$34,219,055	$38,460,007

See accompanying notes to consolidated financial statements.

Viridian Partners, LLC

Consolidated statements of cash flows

(Expressed in United States dollars)

(Unaudited)

	For the nine months ended September 30, 2010	For the nine months ended September 30, 2009

Cash flows from operating activities
Net income (loss)	$4,951,924	$(6,085,405)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Purchases of investment in Viridian, Ltd.	(7,124,412)	(17,431,685)
Proceeds from disposition of investment in Viridian, Ltd.	10,531,283	17,572,330
Net investments loss and net realized gain (loss) and change in unrealized (depreciation) appreciation on investments and foreign exchange allocated from Viridian, Ltd.	(2,169,912)	5,462,564

Changes in operating assets and liabilities:
(Increase) decrease in incentive fee receivable from Viridian Fund, Ltd	(3,202,535)	40,140,026
(Increase) in receivable from Investment Manager	(41)	—
(Increase) in receivable from Aveon Holdings I, L.P.	(22,000)	—
(Decrease) in payable to Investment Manager	(2,609)	(2,905)
(Decrease) in administration fees payable	(7,300)	—
Increase (decrease) in accrued expenses	22,000	(5,000)

Net cash provided by operating activities	2,976,398	39,649,925

Cash flows from financing activities
Partners’ contributions	6,809,072	17,931,685
Partners’ withdrawals	(10,753,738)	(56,883,951)

Net cash used in financing activities	(3,944,666)	(38,952,266)

Net (decrease) increase in cash	(968,268)	697,659
Cash, beginning of period	1,715,710	36,130

Cash, end of period	$747,442	$733,789

See accompanying notes to consolidated financial statements.

Viridian Partners, LLC

Notes to consolidated financial statements

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

1) Organization:

Viridian Partners, LLC (the “General Partner”) is a Delaware limited liability company formed on April 22, 2005. The General Partner has been organized to act as a general partner, commodity pool operator and/or manager for collective investment vehicles and to engage in any other lawful business activities. The General Partner is the general partner of Viridian Fund, LP (the “Partnership”), a Delaware limited partnership. The Partnership was organized for the purpose of serving as an onshore feeder fund for onshore investments in Viridian, Ltd. (the “Master Fund”). The Partnership is managed by the General Partner and Vermillion Asset Management, LLC, a limited liability company organized under the laws of the State of Delaware, United States of America (the “Investment Manager”). Viridian Fund, Ltd., an open-ended investment company with limited liability (the “Offshore Feeder”), serves as the offshore feeder fund for offshore investors in the Master Fund. The Offshore Feeder is managed by the Investment Manager. The General Partner owns 1,000 nonvoting Manager Shares of the Offshore Feeder.

On August 4, 2010, the principal owners of the General Partner and the Investment Manager signed a definitive purchase agreement whereby the General Partner and the Investment Manager will sell a 30% economic interest in the Viridian Fund Fees to Aveon Holdings I, L.P. (“Aveon”) on a portion of the Viridian Fund Fees’ total assets under management (“AUM”), initially $450 million of the $645 million total AUM, and certain net inflows (or outflows) will increase (decrease) Aveon’s participation up to the applicable AUM amount of $650 million; however, a decrease in AUM will not decrease Aveon’s participation below the $450 million level until the Viridian Funds Fee’s total AUM decreases below $450 million. $5M will be invested within 180 days of the closing into the Onshore Feeder Fund as either General Partner capital interest or as an investment made by the Aveon Composite Fund. Consideration for this transaction to be received by the Investment Manager and the General Partner will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place during 2010.

The Partnership invests substantially all of its assets through a master-feeder structure in the Master Fund. The Partnership owns approximately 4.0% and 5.5% of the Master Fund at September 30, 2010 and December 31, 2009, respectively.

2) Significant Accounting Policies:

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

The consolidated financial statements include the accounts of the General Partner and entities in which it, directly or indirectly, is determined to have a controlling financial interest under the following set of guidelines:

Variable Interest Entities (“VIEs”)—The General Partner determines whether, if by design, an entity has equity investors who lack the characteristics of a controlling financial interest or does not have sufficient equity at risk to finance its expected activities without additional subordinated financial support from other parties. If an entity has either of these characteristics, it is considered a VIE and must be consolidated by its primary beneficiary, which is defined as the party that, along with its affiliates and de facto agents, absorbs a majority of the VIEs expected losses or receives a majority of the expected residual returns as a result of holding variable interests.

Voting Interest Entities—For entities determined not to be VIEs, the General Partner consolidates those entities in which it has an investment of greater than 50% and has control over significant operating, financial and investing decisions of the entity. Additionally, the General Partner consolidates entities in which the General Partner is a substantive, controlling general partner and the limited partners have no substantive rights to impact ongoing governance and operating activities.

The consolidated financial statements include the assets, liabilities, revenues and expenses of the Partnership. All intercompany transactions have been eliminated.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts on the consolidated statements of financial condition at the date of the consolidated financial statements and the reported amounts on the consolidated statements of operations for the periods then ended. Actual results could differ from those estimates.

Cash

Cash in the consolidated statements of financial condition comprises cash at banks.

Income taxes

In accordance with Federal income tax regulations, income taxes of the General Partner and the Partnership are the responsibility of the individual members. Thus, no income tax provision is required.

In accordance with GAAP, the General Partner and the Partnership are required to determine whether a tax position is “more-likely-than-not” to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes,

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

based on the technical merits of the position. The General Partner and the Partnership file income tax returns in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states and foreign jurisdictions. The tax benefit recognized is measured as the largest amount of benefit that is “more-likely-than-not” of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the General Partner and the Partnership recording a tax liability that reduces net assets.

This policy has been applied to all existing tax positions upon the General Partner and the Partnership’s initial adoption for the year ended December 31, 2009. Based on its analysis, the General Partner and the Partnership have determined that the adoption of this policy did not have a material impact on the consolidated financial statements upon adoption. However, the General Partner and the Partnership’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, ongoing analyses of, and changes to, tax laws, regulations and interpretations thereof. The General Partner and the Partnership recognize interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of September 30, 2010 and for the period then ended.

Revenue Recognition

The General Partners’ incentive fee allocations are derived from the Partnership and the Offshore Feeder. Incentive fee allocation is based on the performance of the Partnership and the Offshore Feeder. Incentive fee allocation is equal to 20% to 25% of the net realized and unrealized profits earned for the full year that is attributable to each investor. Incentive fee allocations are recorded on an accrual basis. Incentive fee allocations are crystallized at end of any fiscal year or upon withdrawal.

Foreign currency translation

Foreign currency transactions are translated into United States dollars at the rates of exchange prevailing on the dates of the transactions. Assets and liabilities denominated in foreign currencies are translated into United States dollars at the exchange rates as of the period end date. Any realized or unrealized exchange adjustments have been charged or credited to the consolidated statements of operations.

Valuation of investment in Viridian, Ltd.

The Partnership records its investment in the Master Fund at fair value in accordance with the provisions of FASB ASC Topic 820, Fair Value Measurements and Disclosures (previously Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements).

Investment income and expenses

The Partnership records its proportionate share of the Master Fund’s income, expenses and realized and unrealized gains and losses. In addition, the Partnership and the General Partner incur and accrue their own income and expenses.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

Management fees

Management fees are recorded on an accrual basis in accordance with the underlying agreements.

Recent accounting pronouncements

In June 2009, FASB issued Accounting Standards Update (“ASU”) No. 2009-01, an update to FASB ASC Topic 105—Generally Accepted Accounting Principles—amendments based on SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This update reflected the issuance of SFAS No. 168 and amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents were superseded. The Codification was effective for the General Partner in the third quarter of 2009, and accordingly, these consolidated financial statements for the period ended September 30, 2010 and all subsequent filings will reference the Codification as the sole source of authoritative literature. The adoption did not have a material impact on the consolidated financial statements although it does affect the manner in which the General Partner references GAAP in these and future consolidated financial statements.

FASB ASC Topic 810, Consolidation (previously SFAS No. 167, Amendments to FASB Interpretation No. 46R) eliminates exceptions to consolidating qualifying special purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether an entity is the primary beneficiary of a variable interest entity. This statement clarifies, but does not significantly change, the characteristics that identify a variable interest entity. This statement was effective for fiscal years and interim periods beginning after November 15, 2009 but has been deferred.

In September 2009, the FASB issued ASU No. 2009-12, Fair Value Measurements and Disclosures (Topic 820); Investments in Certain Entities that Calculate Net Asset per Share (or its equivalent) which provides guidance on investments in certain entities that calculate net asset value (“NAV”) per share (or its equivalent). This ASU permits investors to estimate the fair value of investments in investment companies using the reporting entity’s NAV without further adjustment if the NAV is calculated in accordance with the AICPA’s investment companies guide as of the reporting entity’s measurement date.

The General Partner adopted this update and it did not have a material impact to the consolidated financial statements.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

In January 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. ASU 2010-06 amends fair value disclosure requirements by requiring an entity to: (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and (ii) present separately information about purchases, sales, issuances and settlements of Level 3 fair value measurements (i.e. gross presentation). Additionally, ASU 2010-06 clarifies existing disclosure requirements related to the level of disaggregation for each class of assets and liabilities and disclosures about inputs and valuation techniques for fair value measurements classified as either Level II or Level III. The new disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures requiring separate presentation of information about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of the new disclosure requirements in ASU 2010-06 did not have any impact to the consolidated financial statements or results of operations at the date of adoption, and the adoption of gross presentation in the roll forward of activity in Level 3 fair value measurements in 2011 is not expected to have any impact to the consolidated financial statements or results of operations at the date of adoption.

3) Fair Value Measurement

The fair value of the General Partner’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 825, Financial Instruments (previously SFAS No. 107), approximates the carrying amounts presented in the consolidated statements of financial condition. In accordance with FASB ASC Topic 820 Fair Value Measurements and Disclosures (previously SFAS No. 157, Fair Value Measurements) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and also establishes a fair value hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The fair value hierarchy under FASB ASC Topic 820 gives the highest priority to quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Investments measured and reported at fair value are classified and disclosed in one of the following levels:

Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The type of assets and liabilities typically carried as Level 1 assets and liabilities includes listed equities, exchange-listed options, futures contracts or option contracts on futures;

Level 2—Inputs other than quoted prices included within Level 1 that are observable for substantially the full term of the assets or liabilities, either directly or indirectly. Level 2 includes quoted prices for similar assets or liabilities in active markets; quoted prices for identical or

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

similar assets or liabilities that are not active; and inputs other than quoted prices that are observable, either directly or indirectly. The type of assets and liabilities which generally are included in this category are over-the counter-derivatives, forward contracts and OTC options;

Level 3—Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable. Level 3 assets and liabilities include investments for which there is little, if any, market activity. These inputs require significant management judgment or estimation including the General Partner’s own assumptions in determining the fair value of investments. Investments included in this category generally include complex derivatives (including certain equity and currency derivatives) and investment in private equities.

The General Partner’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

The following table presents the financial instruments carried on the consolidated statements of financial condition by caption and by level within the valuation hierarchy as of September 30, 2010 and December 31, 2009:

	September 30, 2010 (unaudited)	December 31, 2009 (audited)

Level 1	$—	$—
Level 2	35,231,010	32,653,916
Level 3	—	—

	$35,231,010	$32,653,916

The General Partner, as a practical expedient, under the guidance issued on September 30, 2009 in ASU No. 2009-12 (previously SFAS No. 157-g, Estimating the Fair Value of Investment in Investment Companies that Have Calculated Net Asset Value per Share in accordance with the AICPA Audit and Accounting Guide) measures the fair value of its investment in the Master Fund on the basis of the NAV per share of the Master Fund.

There were no transfers between Level 1 and Level 2 for the nine months period ended September 30, 2010.

4) Investment in Viridian, Ltd.:

The Master Fund was incorporated in the Cayman Islands on February 18, 2005 as an open–ended investment company with limited liability. The Master Fund commenced operations on June 1, 2005. On August 1, 2006, the Master Fund re-registered in the Cayman Islands as a mutual fund under Section 4.3 of the Mutual Funds Law. The Master Fund’s investment objective is to generate consistently high total returns with an emphasis on preservation of capital, through relative value and hedge trading in a broad range of physical, exchange-traded and over-the-counter commodities and derivatives and other investments.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

The Master Fund utilizes a variety of financial instruments in its trading strategies. Several of these financial instruments contain varying degrees of off-balance sheet risk whereby changes in market values of the financial instruments may be in excess of the amounts recorded on the Master Fund’s statement of assets and liabilities. However, such risks are limited to the Partnership’s investment in the Master Fund.

The following table presents the financial instruments of the Master Fund carried on the statements of assets and liabilities by caption and by level within the valuation hierarchy as of September 30, 2010 and December 31, 2009:

	Assets at fair value as of September 30, 2010
	Level 1	Level 2	Level 3	Total

Investments in securities
Exchange equity and memberships, at fair value	$3,261,600	$—	$—	$3,261,600
Common stock	52,036,483	—	—	52,036,483
Call options	138,004,262	12,227,087	—	150,231,349
Put options	107,224,838	2,367,356	—	109,592,194
Investments in commodities	178,962,378	187,889,597	—	366,851,975
Investment in Indigo Opportunity Fund, LP	—	8,890,964		8,890,964
Net unrealized equity on futures contracts	1,233,511	—	—	1,233,511

	$480,723,072	$211,375,004	$—	$692,098,076

	Liabilities at fair value as of September 30, 2010
	Level 1	Level 2	Level 3	Total

Securities sold, but not yet purchased
Common stock	$127,471,175	$—	$—	$127,471,175
Call options	149,887,767	8,245,644	—	158,133,411
Put options	121,104,358	1,740,132	—	122,844,490

	$398,463,300	$9,985,776	$—	$408,449,076

	Assets at fair value as of December 31, 2009
	Level 1	Level 2	Level 3	Total

Investments in securities
Common stock	$49,893,176	$—	$—	$49,893,176
Call options	198,722,108	29,029,319	—	227,751,427
Put options	78,173,400	3,946,335	—	82,119,735
Investments in commodities	54,032,046	81,246,564	—	135,278,610
Investment in Indigo Opportunity Fund, LP	—	17,998,211	—	17,998,211

	$380,820,730	$132,220,429	$—	$513,041,159

	Liabilities at fair value as of December 31, 2009
	Level 1	Level 2	Level 3	Total

Securities sold, but not yet purchased
Common stock	$73,493,308	$—	$—	$73,493,308
Call options	183,164,589	20,839,650	—	204,004,239
Put options	96,365,047	4,512,152	—	100,877,199
Net unrealized equity in futures contracts	16,696,663	—	—	16,696,663

	$369,719,607	$25,351,802	$—	$395,071,409

There were no transfers between Level 1 and Level 2 at the Master Fund level for the nine months ended September 30, 2010.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

The following table presents the components of revenue and expenses allocated from the Master Fund as reported in the consolidated statements of operations:

	For the period ended September 30, 2010	For the period ended September 30, 2009

Revenue
Interest income	$14,515	$19,531
Dividend income (net of withholding taxes)	7,914	—
Miscellaneous income	1,630	39,990

Total revenue allocated from Viridian, Ltd.	$24,059	$59,521

Expenses
Commissions expense	$(516,932)	$(533,764)
Storage expense	(120,389)	(546,492)
Accounting and research expenses	(71,710)	(43,264)
Professional fees	(32,188)	(25,760)
Dividends on securities sold, but not yet purchased	(32,658)	(29,587)
Administration expense	(22,763)	(28,483)
Interest expense	(6,364)	(24,357)
Insurance expense	(22,151)	(12,639)
Rebate expense	(6,350)	(2,417)
Miscellaneous expenses	(19,516)	(26,658)

Total expenses allocated from Viridian, Ltd.	$(851,021)	$(1,273,421)

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

Summarized financial information pertaining to the Master Fund as of September 30, 2010 and December 31, 2009 as follows:

Statement of assets and Liabilities

	September 30, 2010 (unaudited)	December 31, 2009 (audited)

Assets
Due from brokers	$663,261,722	$578,286,317
Investments in securities, at fair value	315,121,626	359,764,338
Investments in commodities, at fair value	366,851,975	135,278,610
Investment in Indigo Opportunity Fund, LP, at fair value	8,890,964	17,998,211
Net unrealized equity in Futures contracts, at fair value	1,233,511	—
Interest and rebate receivable	41,778	21,654
Dividend receivable	3,185	16,678
Other assets	136,578	56,217

Total assets	$1,355,541,339	$1,091,422,025

Liabilities
Securities sold, not yet purchased, at fair value	$408,449,076	$378,374,746
Net unrealized equity in futures contracts, at fair value	—	16,696,663
Redemptions payable	55,185,748	124,862,601
Storage expense payable	2,180,207	414,282
Interest payable	9,151	6,733
Dividends payable	344,397	13,917
Accrued expenses and other liabilities	1,265,569	527,277

Total liabilities	467,434,148	520,896,219

Net assets	$888,107,191	$570,525,806

5) Related party:

The General Partner is responsible for the management of the Partnership’s portfolio and the Partnership’s day to day operations, but is authorized by the Partnership Agreement to retain third parties to perform some or all of these duties. The General Partner has selected the Investment Manager, to manage the Partnership’s investments. The Partnership, together with the Master Fund, has entered into an investment management agreement, pursuant to which the Investment Manager is responsible for the management of the Partnership’s investments and assets. The fees payable in respect of the Investment Manager’s services are borne by the General

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

Partner. Prior to June 30, 2009, the Partnership paid the General Partner a management fee, which is calculated monthly and paid quarterly, equal to 2.0% per annum of the NAV of the interests as reflected in the capital accounts of the Limited Partners as of the first day of each calendar month. Effective July 1, 2009, the Partnership reclassified and transferred existing Limited Partners into Class A, Class B1 and Class B2 Interests. For Partnership’s Limited Partners’ Class A and Class B1 Interests, the management fee is accrued at a rate of 2.0% per annum and, in the case of Limited Partners’ Class B2 Interests, the management fee is accrued at a rate of 2.5% per annum.

In respect to certain Limited Partners of the Partnership, a management fee is calculated monthly and paid quarterly equal to between 1.65% and 2.0% per annum of the NAV of their interests subject to amounts invested. The Investment Manager earned management fees of $413,867 and $615,363 for the nine months period ended September 30, 2010 and 2009, respectively. As of September 30, 2010 and December 31, 2009, payable to Investment Manager amounted to $0 and $2,609, respectively and receivable to Investment Manager amounted to $41 and $0, respectively.

For any fiscal year, a Partnership’s Limited Partner has been allocated net profits from the Partnership, a percentage of the net profits will, at December 31 or upon withdrawal from the Partnership, be reallocated to the General Partner (the “Incentive Allocation”). Before June 30, 2009, the Incentive Allocation is equal to 20% of the net profits allocated to the Partnership’s Limited Partners. For the period July 1, 2009 onwards, an Incentive Allocation equal to 20% of the net profits, in the case of the Partnership’s Limited Partners’ Class A and Class B1 Interests, and 25% of the net profits, in the case of the Limited Partners’ Class B2 Interests, otherwise allocated to a Limited Partner’s capital account for each fiscal year or before withdrawal is allocated to the General Partner, provided the Limited Partner has first received cumulative allocations of net profits that attain a new high water mark, as discussed in the offering documents of the Partnership.

The General Partner accrued Incentive Allocation of $129,273 and $0 for the nine months period ended September 30, 2010 and 2009, respectively. As of September 30, 2010, the accrued Incentive Allocation amounting to $129,273 is not crystallized and as of December 31, 2009, and Incentive Allocation from noncontrolling interest amounted to $0.

The General Partner, in its sole discretion, has the ability to and has currently waived a portion of the management fees and/or Incentive Allocation attributable to the accounts of certain Limited Partners. The General Partner waived management fees of $110,516 and $62,080 and incentive allocation of $92,781 and $0 for the nine months period ended September 30, 2010 and 2009, respectively.

The General Partner also receives an Incentive Allocation from the Offshore Feeder. The Incentive Allocation is implemented through the capital structure of the Offshore Feeder by issuance of non-voting Manager Shares to the General Partner. In allocating the NAV of the Offshore Feeder among the Series of Participating Shares, a special allocation is made to the Manager Shares on

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

the last business day of each calendar year (or on an interim redemption, the last business day of the applicable calendar quarter). The General Partner receives the Incentive Allocation in the form of dividends from the Offshore Feeder.

Prior to July 1, 2009, the Incentive Allocation was equal to 20% of the increase in the Series NAV of each Series of Participating Shares (adjusted to eliminate the effects of subscriptions and redemptions during the period), limited in each case to increases that achieve a new high water mark. Effective July 1, 2009, the Incentive Allocation is equal to 20% of the increase in Net Asset Value of the Class A Participating Shares and Class B1 Participating Shares, and 25% of the increase in NAV of the Class B2 Participating Shares, limited in each case to increases that achieve a new high water mark, as discussed in the offering documents of the Offshore Feeder. Effective June 1, 2010, the Offshore Feeder launched Class G participating shares (“Class G Shares”). Class G Shares are subject to an Incentive Allocation equal to 25% of the investment performance in excess of the daily average of the 3 month Treasury Bill rate (as long as that exceeds 0). Should the investment reduce below the capitalization threshold (except for performance reasons), then the 3 month Treasury Bill hurdle will no longer apply and the Class G Shares become subject to an Incentive Allocation equal to 25% of the increase in the Offshore Feeder’s NAV attributable to Class G Shares. The General Partner accrued Incentive Allocation amounting to $3,202,535 and $0, for the nine months period ended September 30, 2010 and 2009, respectively. As of September 30, 2010, Incentive Allocation amounted to $3,174,575 is not crystallized and as of December 31, 2009, the incentive fee receivable from Viridian Fund, Ltd. amounted to $326.

In accordance with the Confidential Private Offering Memorandum of the Partnership, the Partnership reimburses the Investment Manager for direct costs and expenses associated with the Partnership’s operations. The Investment Manager was reimbursed $3,700 and $7,572 for the nine months period ended September 30, 2010 and 2009, respectively.

6) Members’ equity:

In accordance with the General Partner’s Amended and Restated Limited Liability Company Agreement (“Operating Agreement”), the General Partner has two classes of Members: Class A Members and the Class B Members. On any matter requiring a vote, consent or approval of the Members under applicable law, the Class A Members shall be the only persons to whom the matter is required to be submitted, and each shall have a number of votes determined by reference to his sharing percentage as established in the Operating Agreement and no Class B Member shall have a voice or vote in any matter.

Profits and losses of the General Partner are allocated among the Members according to their respective sharing percentages in the General Partner. The Members may from time to time make investments of personal capital through the General Partner. Any such investment shall be for the account of the investing Member and shall be separately accounted for, and the noncontrolling interest profits and losses shall be allocated exclusively to the investing Member.

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

Noncontrolling interest

In accordance with the Partnership’s Limited Partnership Agreement, profits and losses of the Partnership are allocated to Limited Partners according to their respective interests in the Partnership. Limited Partners may contribute capital on the first day of each month.

Prior to June 30, 2009, Partners were permitted to withdraw all or part of their capital on the last business day of any calendar quarter upon 150 days prior written notice. In the event that withdrawal requests were received for amounts that, in the aggregate, exceeded 10% of the NAV of the Partnership, the Partnership could have deferred a portion of the withdrawal requests relating to the excess until the next withdrawal date.

On June 30, 2009, the General Partner established two separate classes of Interests: the Partnership’s Limited Partners’ Class A Interests that participate in all profits and losses derived from the investment and trading strategies of the Partnership, and the Partnership’s Limited Partners’ Class B Interests that participate in all such profits and losses of the Partnership, except profits and losses derived from off-exchange, physical commodity trades. The Partnership’s Limited Partners’ Class B Interests are established in two sub-classes, identified as the Partnership’s Limited Partners’ Class B1 and Class B2 Interests. The Partnership’s Limited Partners’ Class A and both Class B Interests are differentiated by the management fees and Incentive Allocations charged and withdrawal rights.

Effective June 30, 2009, as of the end of each calendar quarter, the Partnership’s Limited Partners’ Class A or Class B1 Interests have the right to withdraw all or a part of their investment in the Partnership as determined by reference to their capital account, by giving no fewer than 90 days’ written notice before the end of such calendar quarter. The Partnership’s Limited Partners’ Class B2 Interests have the right to withdraw all or a part of their investment in the Partnership as determined by reference to its capital account, by giving no fewer than 30 days’ written notice before the end of such calendar month. In addition, if the withdrawal requests are received for the Partnership’s Limited Partners’ Class A and Class B1 Interests representing in excess of 20% of the sum of the NAV of the Class A and Class B1 Interests or if withdrawal notices are received for the Partnership’s Limited Partners’ Class B2 Interests representing in excess of 20% of the NAV of the Partnership’s Limited Partners’ Class B2 Interests, the General Partner may defer the portion of such requests relating to the excess over 20% until the next quarterly or monthly withdrawal date, subject to the then applicable limitations. The amount to which the Limited Partner is entitled upon withdrawal generally will be distributed in two installments: at least 90% of the aggregate amount, reduced by the early withdrawal penalty, if applicable, will be distributed to the Limited Partner within 30 days after the determination and issuance of the NAV of the Partnership as of the effective date of withdrawal, and the remaining balance, if any, will be distributed promptly following the completion of the Partnership’s annual audit.

To discourage short-term investors and to compensate the Partnership for transaction costs incurred when a Limited Partner makes a withdrawal request soon after investing, any

Viridian Partners, LLC

Notes to consolidated financial statements (continued)

(Expressed in United States dollars)

(Unaudited)

September 30, 2010

withdrawal made within twelve months of a Limited Partner’s investment in the Partnership will be subjected to an early withdrawal penalty of 3% on the withdrawal proceeds. In applying this rule, each investment by a Limited Partner in the Partnership will be separately accounted for, with withdrawals to be taken into account on a first-in first-out basis. Prior to July 1, 2009, the early withdrawal penalty was charged at the Partnership level. Effective July 1, 2009, the early withdrawal penalty remains part of the assets of the Master Fund, and the Partnership shares in its pro rata portion thereof. The General Partner may waive the imposition of this penalty at its discretion. Early withdrawal penalties amounted to $0 and $67,152 for the nine months period ended September 30, 2010 and for the year ended December 31, 2009, respectively.

A Limited Partner who does not take part in the management or control of the business of the Partnership will not be personally liable for any debt or obligation of the Partnership in excess of its invested capital. Under certain circumstances, a Limited Partner may, under Delaware law, be required to return for the benefit of creditors, amounts previously distributed to such partner. The General Partner will be liable to creditors for the debts of the Partnership.

7) Indemnifications and warranties:

In the ordinary course of its business, the General Partner may enter into contracts or agreements that contain indemnifications or warranties. Future events could occur that lead to the execution of these provisions against the General Partner. Based on its history and experience, management feels that the likelihood of such an event is remote.

8) Subsequent events:

As of September 30, 2010, the General Partner adopted FASB ASC Topic 855, Subsequent Events (formerly SFAS No. 165, Subsequent Events), which addresses the accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are available to be issued. In accordance with the provisions set forth in FASB ASC Topic 855, the General Partner evaluated the possibility of subsequent events existing in the consolidated financial statements through November 15, 2010, the date the consolidated financial statements were available to be issued. The General Partner has determined that there were no material events that would require disclosure in the consolidated financial statements other than those listed below.

From October 1, 2010 through November 15, 2010, the Partnership has recorded capital contributions and withdrawals from the Limited Partners representing the noncontrolling interest of approximately $14,500,000 and $7,136,000, respectively.

Schedule of Combined Management Fees and Incentive Fees (together the “Viridian Funds Fees”) incurred within Viridian Fund, LP and Viridian Fund, Ltd. in relation to services provided by Viridian Partners, LLC and Vermillion Asset Management, LLC

For the years ended December 31, 2009, 2008 and 2007 together with Independent Auditors’ Report

REPORT OF INDEPENDENT AUDITORS

TO THE MANAGING MEMBERS

VIRIDIAN PARTNERS, LLC (“the General Partner”)

We have audited the accompanying Schedule of Combined Management Fees and Incentive Fees incurred within Viridian Fund, LP and Viridian Fund, Ltd. in relation to services provided by Viridian Partners, LLC and Vermillion Asset Management, LLC for the years ended December 31, 2009, 2008 and 2007. This schedule is the responsibility of the General Partner’s management. Our responsibility is to express an opinion on this schedule based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Schedule of Combined Management Fees and Incentive Fees is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Schedule of Combined Management Fees and Incentive Fees. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the schedule referred to above presents fairly, in all material respects, the Management Fees and Incentive Fees incurred within Viridian Fund, LP and Viridian Fund, Ltd. in relation to services provided by Viridian Partners, LLC and Vermillion Asset Management, LLC for the years ended December 31, 2009, 2008 and 2007, in conformity with U.S. generally accepted accounting principles.

August 4, 2010

Viridian Funds Fees

Schedule of combined management fees and incentive fees

(Expressed in United States dollars)

For the years ended December 31, 2009, 2008 and 2007

	Year ended December 31, 2009		Year ended December 31, 2008		Year ended December 31, 2007

Management fees incurred within Viridian Fund, LP	$771,605	*	$550,691	*	$35,966	*
Incentive fees incurred within Viridian Fund, LP	—	*	880,911	*	90,535	*
Management fees incurred within Viridian Fund, Ltd.	14,963,436		15,589,981		6,067,457
Incentive fees incurred within Viridian Fund, Ltd.	326	*	40,140,026	*	15,770,258

	$15,735,367		$57,161,609		$21,964,216

*	These amounts are also reflected in the consolidated financial statements of Viridian Partners, LLC.

See accompanying notes to the Schedule of Combined Management Fees and Incentive Fees.

Viridian Funds Fees

Notes to schedule of combined management fees

and incentive fees

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

1) Business:

On June 2, 2010, the principal owners of Viridian Partners, LLC, a Delaware limited liability company (the “General Partner”), and Vermillion Asset Management, LLC (the “Investment Manager”) were presented with a proposal from Aveon Holdings I, L.P. (“Aveon”). The proposal reflects intent by the parties to enter into subsequent definitive agreements for the purchase of a 30% economic interest in the Viridian Fund Fees to Aveon on a portion of the Viridian Fund Fees’ total assets under management (“AUM”), initially $450 million of the $645 million total AUM, and any net inflows (or outflows) will increase (decrease) Aveon’s participation up to the applicable AUM amount of $650 million; however, a decrease in AUM will not decrease Aveon’s participation below the $450 million level until the Viridian Fund Fees’s total AUM decreases below $450 million. $5M will be invested within 180 days of the closing into the Onshore Feeder Fund as either General Partner capital interest or as an investment made by the Aveon Composite Fund. Consideration for this transaction to be received by the Investment Manager and the General Partner will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place during 2010. The Viridian Funds Fees earned by the General Partner and the Investment Manager through services rendered to Viridian, Ltd. (the “Master Fund”), the Onshore Feeder Fund and Viridian Fund, Ltd., (the “Offshore Feeder Fund”), collectively “the Funds”, effectively constitutes the Schedule of Combined Management Fees and Incentive Fees.

The Investment Manager provides investment management and advisory services to the Master Fund, an open-ended investment company with limited liability incorporated on February 18, 2005 in the Cayman Islands and commenced operations on June 1, 2005. The Master Fund’s registered office and its principal business office are located in Grand Cayman, Cayman Islands.

The Investment Manager is also the investment advisor to the Offshore Feeder Fund, an open-ended exempted investment company incorporated on February 18, 2005 in the Cayman Islands and commenced operations on June 1, 2005. The Offshore Feeder Fund’s registered office and its principal business office are located in Grand Cayman, Cayman Islands.

The Investment Manager also acts as the investment advisor to the Onshore Feeder Fund, a Delaware limited partnership formed on April 22, 2005. The Onshore Feeder Fund commenced operations on June 1, 2005. Viridian Partners, LLC serves as the general partner of the Onshore Feeder Fund.

The investment structure of the above referenced funds is commonly referred to as a “master-feeder” structure.

2) Significant accounting policies:

Basis of presentation—The Schedule of Combined Management Fees and Incentive Fees has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Viridian Funds Fees

Notes to schedule of combined management fees

and incentive fees (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

Management fees and incentive fees are recorded on an accrual basis in accordance with the underlying agreements. Incentive fees are crystallized at end of any fiscal year or upon redemption.

3) Fees:

Management fees—The Offshore Feeder Fund has entered into an investment management agreement with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Offshore Feeder Fund. The Offshore Feeder Fund pays the Investment Manager a management fee, which is calculated monthly and paid quarterly, equal to 1.5% per annum in respect of Class A Participating Shares and 2.0% per annum in respect of Class A1 Participating Shares of the net asset value (“NAV”) of each outstanding class of Participating Shares as of the first day of a calendar month. In respect of Class A2 Participating Shares a management fee is calculated and paid quarterly equal to between 1.65% and 2.0% per annum of the NAV of each outstanding Participating Shares subject to amounts invested. Effective July 1, 2009, the Offshore Feeder Fund established Class B Participating Shares that are issued in two sub-classes, designated as Class B1 Participating Shares and Class B2 Participating Shares. The Offshore Feeder Fund pays the Investment Manager a management fee equal to 2.0% per annum for Class B1 Participating Shares and 2.5% per annum for Class B2 Participating Shares, which is calculated monthly and paid quarterly.

The Onshore Feeder Fund has entered into an investment management agreement with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Onshore Feeder Fund. The fees payable in respect of the Investment Manager’s services are borne by the General Partner. Prior to June 30, 2009, the Onshore Feeder Fund paid the General Partner a management fee, which is calculated monthly and paid quarterly, equal to 2.0% per annum of the NAV of the interests as reflected in the capital accounts of the Limited Partners as of the first day of a calendar month. Effective July 1, 2009, the Onshore Feeder Fund reclassified and transferred existing Limited Partners into Class A, Class B1 and Class B2 Interests. For Limited Partners’ Class A and Class B1 Interests, the management fee is accrued at a rate of 2.0% per annum and, in the case of Limited Partners’ Class B2 Interests, the management fee is accrued at a rate of 2.5% per annum.

In respect to certain Limited Partners, a management fee is calculated monthly and paid quarterly equal to between 1.65% and 2.0% per annum of the NAV of their interests subject to amounts invested.

Incentive fees—The incentive fee is payable on the last business day of each calendar year or upon redemption from the Offshore Feeder Fund. The incentive fee is equal to 20% of any increase in the Offshore Feeder Fund’s net asset value attributable to the Class A, Class A-1,

Viridian Funds Fees

Notes to schedule of combined management fees

and incentive fees (continued)

(Expressed in United States dollars)

December 31, 2009, 2008 and 2007

Class A-2 and Class B-1 shares and 25% of any increase in the Offshore Feeder Fund’s net asset value attributable to the Class B-2 shares, limited in each case to increases that achieve a new high water mark. In 2007, the incentive fee was paid to the Investment Manager. Starting in 2008, the incentive fee is being paid to the General Partner.

For any fiscal year, a limited partner has been allocated net profits from the Onshore Feeder Fund, a percentage of the net profits will, at December 31 or upon withdrawal from the Onshore Feeder Fund, be reallocated to the General Partner (the “Incentive Allocation”). For the period January 1, 2009 to June 30, 2009, the Incentive Allocation is equal to 20% of the net profits allocated to the Limited Partners. For the period July 1, 2009 onwards, an Incentive Allocation equal to 20% of the net profits, in the case of Limited Partners’ Class A and Class B1 Interests, and 25% of the net profits, in the case of Limited Partners’ Class B2 Interests, otherwise allocated to a Limited Partner’s capital account for each fiscal year is allocated to the General Partner, provided the Limited Partner has first received cumulative allocations of net profits that attain a new high water mark. Certain limited partners who are affiliates of the General Partner are not charged an incentive fee.

The Investment Manager for the Offshore Feeder Fund and the General Partner for the Onshore Feeder Fund, in their sole discretion, may waive or rebate a portion of the management fees and incentive fee or Incentive Allocation with respect to any shareholders of the Offshore Feeder Fund and limited partners of the Onshore Feeder Fund, provided that any fee waiver will not have the effect of increasing such fees borne by any other shareholder or limited partner.

Schedule of Combined Management Fees and Incentive Fees (together the “Viridian Funds Fees”) incurred within Viridian Fund, LP and Viridian Fund, Ltd. in relation to services provided by Viridian Partners, LLC and Vermillion Asset Management, LLC

For the nine months ended September 30, 2010 and 2009

Viridian Funds Fees

Schedule of combined management fees and incentive fees

(Expressed in United States dollars)

(Unaudited)

	Nine months ended September 30, 2010		Nine months ended September 30, 2009

Management fees incurred within Viridian Fund, LP	$413,867	*	$615,363	*
Incentive fees incurred within Viridian Fund, LP	129,273	*	—	*
Management fees incurred within Viridian Fund, Ltd.	10,100,831		11,892,434
Incentive fees incurred within Viridian Fund, Ltd.	3,202,535	*	—	*

	$13,846,506		$12,507,797

*	These amounts are also reflected in the unaudited consolidated financial statements of Viridian Partners, LLC for the nine months period ended September 30, 2010.

See accompanying notes to Schedule of Combined Management Fees and Incentive Fees.

Viridian Funds Fees

Notes to schedule of combined management fees

and incentive fees

(Expressed in United States dollars)

(Unaudited)

September 30, 2010 and 2009

1) Business:

On August 4, 2010, the principal owners of Viridian Partners, LLC, a Delaware limited liability company (the “General Partner”), and Vermillion Asset Management, LLC (the “Investment Manager”) signed a definitive purchase agreement whereby the General Partner and the Investment Manager will sell a 30% economic interest in the Viridian Fund Fees to Aveon Holdings I, L.P. (“Aveon”) on a portion of the Viridian Fund Fees’ total assets under management (“AUM”), initially $450 million of the $645 million total AUM, and any net inflows (or outflows) will increase (decrease) Aveon’s participation up to the applicable AUM amount of $650 million; however, a decrease in AUM will not decrease Aveon’s participation below the $450 million level until the Viridian Funds Fee’s total AUM decreases below $450 million. $5M will be invested within 180 days of the closing into the Onshore Feeder Fund as either General Partner capital interest or as an investment made by the Aveon Composite Fund. Consideration for this transaction to be received by the Investment Manager and the General Partner will be raised through an initial public offering to be made by an affiliate of Aveon, which is expected to take place during 2010. The Viridian Funds Fees earned by the General Partner and the Investment Manager through services rendered to Viridian, Ltd. (the “Master Fund”), Viridian Fund, LP (the “Onshore Feeder Fund”) and Viridian Fund, Ltd., (the “Offshore Feeder Fund”), collectively “the Funds”, effectively constitutes the Schedule of Combined Management Fees and Incentive Fees.

The Investment Manager provides investment management and advisory services to the Master Fund, an open-ended investment company with limited liability incorporated on February 18, 2005 in the Cayman Islands and commenced operations on June 1, 2005. The Master Fund’s registered office and its principal business office are located in Grand Cayman, Cayman Islands.

The Investment Manager is also the investment advisor to the Offshore Feeder Fund, an open-ended exempted investment company incorporated on February 18, 2005 in the Cayman Islands and commenced operations on June 1, 2005. The Offshore Feeder Fund’s registered office and its principal business office are located in Grand Cayman, Cayman Islands.

The Investment Manager also acts as the investment advisor to the Onshore Feeder Fund, a Delaware limited partnership formed on April 22, 2005. The Onshore Feeder Fund commenced operations on June 1, 2005. Viridian Partners, LLC serves as the general partner of the Onshore Feeder Fund.

The investment structure of the above referenced funds is commonly referred to as a “master-feeder” structure.

2) Significant accounting policies:

Basis of presentation—The Schedule of Combined Management Fees and Incentive Fees has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Viridian Funds Fees

Notes to schedule of combined management fees

and incentive fees

(Expressed in United States dollars)

(Unaudited)

September 30, 2010 and 2009

Management fees and incentive fees are recorded on an accrual basis in accordance with the underlying agreements. Incentive fees are crystallized at the end of any fiscal year or upon redemption.

3) Fees:

Management fees—The Offshore Feeder Fund has entered into an investment management agreement with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Offshore Feeder Fund. The Offshore Feeder Fund pays the Investment Manager a management fee, which is calculated monthly and paid quarterly, equal to 1.5% per annum in respect of Class A Participating Shares and 2.0% per annum in respect of Class A1 Participating Shares of the net asset value (“NAV”) of each outstanding class of Participating Shares as of the first day of a calendar month. In respect of Class A2 Participating Shares a management fee is calculated and paid quarterly equal to between 1.65% and 2.0% per annum of the NAV of each outstanding class of Participating Shares subject to amounts invested. Effective July 1, 2009, the Offshore Feeder Fund established Class B Participating Shares that are issued in two sub-classes, designated as Class B1 Participating Shares and Class B2 Participating Shares. The Offshore Feeder Fund pays the Investment Manager a management fee equal to 2.0% per annum for Class B1 Participating Shares and 2.5% per annum for Class B2 Participating Shares, which is calculated monthly and paid quarterly. Effective June 1, 2010, the Offshore Feeder Fund launched Class G participating shares (“Class G Shares”). Class G Shares are subject to a management fee equal to 1.75% of NAV of each outstanding class of participating shares, which is calculated monthly and paid quarterly.

The Onshore Feeder Fund has entered into an investment management agreement with the Investment Manager, pursuant to which the Investment Manager provides its services. The Investment Manager is responsible for all investment and portfolio operations of the Onshore Feeder Fund. The fees payable in respect of the Investment Manager’s services are borne by the General Partner. Prior to June 30, 2009, the Onshore Feeder Fund paid the General Partner a management fee, which is calculated monthly and paid quarterly, equal to 2.0% per annum of the NAV of the interests as reflected in the capital accounts of the Limited Partners as of the first day of a calendar month. Effective July 1, 2009, the Onshore Feeder Fund reclassified and transferred existing Limited Partners into Class A, Class B1 and Class B2 Interests. For Limited Partners’ Class A and Class B1 Interests, the management fee is accrued at a rate of 2.0% per annum and, in the case of Limited Partners’ Class B2 Interests, the management fee is accrued at a rate of 2.5% per annum.

In respect to certain Limited Partners, a management fee is calculated monthly and paid quarterly equal to between 1.65% and 2.0% per annum of the NAV of their interests subject to amounts invested.

Viridian Funds Fees

Notes to schedule of combined management fees

and incentive fees

(Expressed in United States dollars)

(Unaudited)

September 30, 2010 and 2009

Incentive fees—The incentive fee is payable on the last business day of each calendar year or upon redemption from the Offshore Feeder Fund. The incentive fee is equal to 20% of any increase in the Offshore Feeder Fund’s NAV attributable to the Class A, Class A-1, Class A-2 and Class B-1 shares and 25% of any increase in the Offshore Feeder Fund’s NAV attributable to the Class B-2 shares, limited in each case to increases that achieve a new high water mark. Class G Shares are subject to an incentive fee equal to 25% of the investment performance in excess of the daily average of the 3 month Treasury Bill rate (as long as that exceeds 0). Should the investment reduce below the capitalization threshold (except for performance reasons), then the 3 month Treasury Bill hurdle will no longer apply and the Class G Shares become subject to an incentive fee equal to 25% of the increase in the Offshore Feeder Fund’s NAV attributable to Class G Shares. In 2007, the incentive fee was paid to the Investment Manager. Starting in 2008, the incentive fee is being paid to the General Partner.

For any fiscal year, a limited partner has been allocated net profits from the Onshore Feeder Fund, a percentage of the net profits will, at December 31 or upon withdrawal from the Onshore Feeder Fund, be reallocated to the General Partner (the “Incentive Allocation”). For the period January 1, 2009 to June 30, 2009, the Incentive Allocation is equal to 20% of the net profits allocated to the Limited Partners. For the period July 1, 2009 onwards, an Incentive Allocation equal to 20% of the net profits, in the case of Limited Partners’ Class A and Class B1 Interests, and 25% of the net profits, in the case of Limited Partners’ Class B2 Interests, otherwise allocated to a Limited Partner’s capital account for each fiscal year is allocated to the General Partner, provided the Limited Partner has first received cumulative allocations of net profits that attain a new high water mark. Certain limited partners who are affiliates of the General Partner are not charged an incentive fee.

For the period ended September 30, 2010 and 2009, $3,331,808 and $0 incentive fees were accrued. As of September 30, 2010, incentive fees of $3,303,848 are not yet crystallized.

The Investment Manager for the Offshore Feeder Fund and the General Partner for the Onshore Feeder Fund, in their sole discretion, may waive or rebate a portion of the management fees and incentive fee or Incentive Allocation with respect to any shareholders of the Offshore Feeder Fund and limited partners of the Onshore Feeder Fund, provided that any fee waiver will not have the effect of increasing such fees borne by any other shareholder or limited partner.

Combined carved out financial statements of Welton Fund Fees (a carve out of advisory management fees, performance fees and consulting fees (together the “Welton Funds Fees”) incurred by Welton Capital Markets Fund, Ltd., Welton Global Capital Markets Fund, Ltd and Welton Capital Markets Fund, LLC in relation to services provided by Welton Investment Corporation and Welton Global Funds Management Corporation)

As of December 31, 2009, 2008, and 2007, and for the three years in the period ended December 31, 2009 together with Independent Auditors’ Report

Independent Auditors’ Report

To Welton Investment Corporation and Welton Global Funds Management Corporation

We have audited the accompanying combined balance sheets of Welton Funds’ Fees (a carve-out of advisory management fees, performance fees and consulting fees net of any fee rebates between Welton Investment Corporation and Welton Global Funds Management Corporation and individual investors) (together the “Welton Funds’ Fees”) incurred by Welton Capital Markets Fund, Ltd., Welton Global Capital Markets Fund, Ltd. and Welton Capital Markets Fund, LLC (the “Funds”) in relation to services provided by Welton Investment Corporation and Welton Global Funds Management Corporation as of December 31, 2009, 2008, and 2007, and the related statements of operations, equity and cash flows, for each of the three years in the period ended December 31, 2009. These combined financial statements are the responsibility of Welton Investment Corporation’s and Welton Global Funds Management Corporation’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Welton Funds Fees’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined carved-out financial statements referred to above present fairly, in all material respects, the financial position of the Welton Funds Fees as of December 31, 2009, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2009, in conformity with United States of America generally accepted accounting principles.

As discussed in Note 2, the Welton Funds Fees’ are a part of Welton Investment Corporation and Welton Global Funds Management Corporation and are not a stand-alone entity. As described in Note 1, the definition of Welton Funds’ Fees results from a purchase agreement between the principal owners of Welton Investment Corporation and Welton Global Funds Management Corporation and Aveon Holdings I, L. P., whereby Welton Investment Corporation and Welton Global Funds Management Corporation would sell a 30% interest in the Welton Funds’ Fees on the first $400 million of Fund’s net assets. The combined financial statements of the Welton Funds’ Fees combined financial position, results of operations, changes in equity and cash flows of the Welton Funds’ Fees on a stand-alone basis and do not necessarily reflect the combined financial position, results of operations, changes in equity and cash flows of the Welton Funds’ Fees in the future or what they would have been had the Welton Funds’ Fees been a separate, stand-alone entity during the periods presented.

July 21, 2010

Audit . Tax . Consulting . Financial Advisory .	A member firm of Deloitte Touche Tohmatsu

Welton Funds’ Fees

Combined balance sheets

December 31, 2009, 2008 and 2007

(Expressed in U. S. dollars)

	December 31, 2009	December 31, 2008	December 31, 2007

	$	$	$

ASSETS
Welton Funds’ Fees collected	7,446,876	5,021,826	1,358,493
Due from Welton Global Capital Markets Fund Ltd.	—	—	27,405
Advisory management fees due from Welton Global Capital Markets Fund Ltd.	40,071	8,382	2,407
Performance fees due from Welton Global Capital Markets Fund Ltd.	6,963	168,260	18,200
Consulting fees due from Welton Global Capital Markets Fund Ltd.	40,071	8,382	2,407
Advisory management fees due from Welton Capital Markets Fund Ltd.	—	60,611	17,409
Performance fees due from Welton Capital Markets Fund Ltd.	—	1,044,132	56,217
Consulting fees due from Welton Capital Markets Fund Ltd.	—	60,611	17,409

	7,533,981	6,372,204	1,499,947

LIABILITIES
Due to Welton Global Capital Markets Fund Ltd.	68,443	—	6,248

EQUITY	7,465,538	6,372,204	1,493,699

TOTAL LIABILITIES AND EQUITY	7,533,981	6,372,204	1,499,947

See accompanying notes to the financial statements

Welton Funds’ Fees

Combined statements of operations

For the years ended December 31, 2009, 2008 and 2007

(Expressed in U. S. dollars)

	December 31, 2009	December 31, 2008	December 31, 2007

	$	$	$

INCOME
Advisory management fees from Welton Global Capital Markets Fund Ltd.	405,398	162,526	119,652
Performance fees from Welton Global Capital Markets Fund Ltd.	8,527	705,403	60,987
Consulting fees from Welton Global Capital Markets Fund Ltd.	405,398	162,526	119,652
Advisory management fees from Welton Capital Markets Fund Ltd.	513,163	869,523	323,058
Performance fees from Welton Capital Markets Fund Ltd.	—	4,104,351	792,409
Consulting fees from Welton Capital Markets Fund Ltd.	513,163	869,523	323,058

TOTAL INCOME	1,845,649	6,873,852	1,738,816

EXPENSES
Advisory management fee rebates to Welton Global Capital Markets Fund Ltd.	110,603	49,543	79,821
Performance fee rebates to Welton Global Capital Markets Fund Ltd.	—	258,760	29,479
Consulting fee rebates to Welton Global Capital Markets Fund Ltd.	110,603	49,543	79,821
Advisory management fee rebates to Welton Capital Markets Fund Ltd.	231,334	350,955	106,461
Performance fee rebates to Welton Capital Markets Fund Ltd.	—	935,592	28,152
Consulting fee rebates to Welton Capital Markets Fund Ltd.	231,334	350,954	106,461
Expenses in excess of Monthly Cap, paid by (to) Advisor	68,441	—	(133,788)

TOTAL EXPENSES	752,315	1,995,347	296,407

NET INCOME	1,093,334	4,878,505	1,442,409

See accompanying notes to the financial statements

Welton Funds’ Fees

Combined statements of changes in equity

For the years ended December 31, 2009, 2008 and 2007

(Expressed in U. S. dollars)

	December 31, 2009	December 31, 2008	December 31, 2007

	$	$	$

Equity, beginning of year	6,372,204	1,493,699	51,290
Net income	1,093,334	4,878,505	1,442,409

Equity, end of year	7,465,538	6,372,204	1,493,699

See accompanying notes to the financial statements

Welton Funds’ Fees

Combined statements of cash flows

For the years ended December 31, 2009, 2008 and 2007

(Expressed in U. S. dollars)

	December 31, 2009	December 31, 2008	December 31, 2007

	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	1,093,334	4,878,505	1,442,409

Changes in operating assets and liabilities:
Fees receivable	1,263,273	(1,208,924)	(65,550)
Payables	68,443	(6,248)	(18,366)

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,425,050	3,663,333	1,358,493
Welton Funds’ Fees collected, BEGINNING OF YEAR	5,021,826	1,358,493	—

Welton Funds’ Fees collected, END OF YEAR	7,446,876	5,021,826	1,358,493

See accompanying notes to the financial statements

Welton Funds’ Fees

Notes to financial statements

For the years ended December 31, 2009, 2008 and 2007

(Expressed in U. S. dollars)

1. Business

A Letter of Intent dated November 22, 2009, was signed between the principal owners of Welton Investment Corporation, a Delaware U.S.A. corporation (the “Advisor” or “Managing Member”), Welton Global Funds Management Corporation (the “Consultant”), and Aveon Holdings I, L.P. (“Aveon”), whereby the Advisor and the Consultant would sell a 30% interest in the Welton Funds’ Fees to Aveon (on the first $400 million of Fund’s net assets, net of any fee rebates between the Advisor and or Consultant and individual investors in the Funds) (all fees, collectively the “Welton Funds’ Fees”). A purchase agreement was signed in March 28, 2010 and the transaction is expected to close during 2010. Consideration for this transaction to be received by the Advisor and Consultant will be raised through an initial public offering to be made by Aveon, which is expected to take place during 2010. The Welton Funds’ Fees earned by the Advisor and the Consultant through services rendered to the Funds, effectively constitutes the combined carved-out financial statements.

The Advisor is the investment Trading Advisor to Welton Global Capital Markets Fund, Limited (the “Master Fund”) a fund incorporated on June 30, 1997 in Bermuda and registered as a segregated accounts company under the Segregated Accounts Companies Act, 2000 (as amended) (the “SAC Act”). The Master Fund’s registered office and its principal business office are located in Hamilton, Bermuda.

The Advisor is also the Trading Advisor to Welton Capital Markets Fund, Limited (the “Offshore Feeder Fund”), a fund incorporated on June 30, 1997 in Bermuda and registered as a segregated accounts company under the SAC Act. The Offshore Feeder Fund’s registered office and its principal business office are located in Hamilton, Bermuda. The Offshore Feeder Fund launched March 1, 1998.

The Advisor also acts as the Trading Advisor and Managing Member of Welton Capital Markets Fund LLC (the U.S. “Domestic Feeder Fund”), a Delaware multi-series limited liability company formed under the Delaware Limited Liability Company Act on March 31, 2009. The Interests are available only to qualified U.S. investors. The Domestic Feeder Fund launched August 1, 2009 and was created to accommodate the investment needs of United States of America taxable subscribers.

As of August 1, 2009, the Master Fund was closed to all external investors, and investors who were directly invested in the Master Fund, are now invested through the Feeder Funds. No loss of investors occurred during this migration process.

The investment structure of the above referenced funds is commonly referred to as a “master-feeder” structure (collectively “the Funds”).

The Advisor, as Trading Advisor and Managing Member, makes trading and investment decisions on behalf of the Funds using its proprietary trading methodologies. The Advisor may retain sub-advisors to assist it. Welton Investment Corporation is registered with the Commodity Futures Trading Commission (“CFTC”) as a Commodity Pool Operator (“CPO”) and Commodity Trading Advisor (“CTA”), and is a member of the National Futures Association (“NFA”) in those capacities.

Welton Funds’ Fees

Notes to financial statements (continued)

For the years ended December 31, 2009, 2008 and 2007

(Expressed in U. S. dollars)

The Consultant, a Delaware corporation, will act as a consultant to the Funds in matters related to capital markets investments and will assist the Funds’ administrator in providing various administrative and financial services to the Fund. The Consultant is an affiliate of the Managing Member and is registered with the CFTC as a CPO and CTA, and is a member of the NFA in those capacities.

2. Significant accounting policies

Basis of presentation—These special purpose combined carved-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Welton Funds’ Fees are earned by Welton Investment Corporation and Welton Global Funds Management Corporation and are not a stand-alone entity. The combined financial statements of the Welton Funds’ Fees reflect the assets, liabilities, revenue and expenses directly attributable to the Welton Funds’ Fees, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in equity and cash flows of the Welton Funds’ Fees on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in equity and cash flows of the Welton Funds’ Fees in the future or what they would have been had the Welton Funds’ Fees been a separate, stand-alone entity during the periods presented.

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Welton Funds’ Fees collected—Welton Funds’ Fees collected represents Welton Funds’ Fees collected from the Funds that were collected by the Advisor and Consultant.

Revenue recognition—Welton Funds’ Fees are recorded on an accrual basis.

New accounting pronouncements—In June 2009, the FASB issued FASB ASC 105-10, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, (formerly SFAS 168). FASB ASC 105-10 replaces the SFAS 162, The Hierarchy of Generally Accepted Accounting Principles, and establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in conformity with GAAP. The Codification became the exclusive authoritative reference at September 30, 2009. Updates to the Codification Standards are issued as Accounting Standard Updates (“ASU”) by the FASB. The adoption of the Codification does not impact the Welton Funds’ Fees financial statements except for references made to authoritative accounting literature in the footnotes.

Welton Funds’ Fees

Notes to financial statements (continued)

For the years ended December 31, 2009, 2008 and 2007

(Expressed in U. S. dollars)

Beginning with the 2009 annual financial statements, the Welton Funds’ Fees recognizes a tax benefit from an uncertain position only if it is more likely than not that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authorities widely understood administrative practices and precedents. If this threshold is met, the Welton Funds’ Fees measures the tax benefit as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The adoption of such guidance had no impact on the Welton Funds’ Fees financial statements.

On December 31, 2009, Welton Funds’ Fees adopted the FASB amendments to general standards on accounting for and disclosures of events that occur after balance sheet date but before financial statements are issued or are available to be issued. The adoption of this guidance did not materially impact the Welton Funds’ Fees financial statements. Subsequent events through the date of the Independent Auditors’ Report have been evaluated for disclosure and recognition.

3. Fees

Advisory management fees—The Funds have entered into advisory agreements with the Advisor, pursuant to which the Advisor provides its services. The Advisor is responsible for all investment and portfolio operations of the Funds. The advisory management fee, which is at the annual rate of 1.0% of the net asset value of the Class G shares and 2.0% of the net asset value of Class H shares, is paid to the Advisor. Initial investors in the Class H-1 shares were offered a fee rebate applied to subscriptions made within the first two years and for a two-year period. Investors in the Class G-2 Shares were offered a fee rebate in consideration for a significant allocation commitment. The advisory management fee is payable monthly in arrears. Certain shares, which are issued to the affiliates of the Advisor, are not charged an advisory management fee.

Consulting fees—The Funds have entered into consultancy agreements with the Consultant, pursuant to which the Consultant provides its services. The consulting fee, which is at the annual rate of 1.0% of the net asset value of the Class G shares and 2.0% of the net asset value of the Class H shares is paid to the Consultant. Initial investors in the Class H-1 shares were offered a fee rebate applied to subscriptions made within the first two years and for a two-year period. Investors in the Class G-2 Shares were offered a fee rebate in consideration for a significant allocation commitment. The consulting fee is payable monthly in arrears. Certain shares, which are issued to the affiliates of the Advisor, are not charged a consulting fee.

Advisory performance fee—The Advisor receives a performance fee equal to 20% of any increase in the Fund’s net asset value attributable to the Class G and Class H shares from quarter to quarter after subtraction of the advisory management fee and consulting fee and all other expenses of the Funds. The advisory performance fee is subject to a high water mark calculation, such that any losses of individual investor must be recouped prior to the Advisor earning an advisory performance fee. Initial investors in the Class H-1 shares were offered a fee rebate applied to subscriptions made within the first two years and for a two-year period. The advisory performance fee is payable quarterly in arrears. Certain shares which are issued to the affiliates of the Advisor are not charged an advisory performance fee.

Welton Funds’ Fees

Notes to financial statements (continued)

For the years ended December 31, 2009, 2008 and 2007

(Expressed in U. S. dollars)

4. Expenses in excess of Monthly Cap paid by/to the Advisor

The Administrative Expenses (defined below) paid by the Master Fund shall be limited to 0.0833% per month (approximately 1.0% per annum) (the “Monthly Cap”) of the net asset value of the Master Fund as valued on the first business day of each month. If the Administrative Expenses of the Master Fund exceed the Monthly Cap, the Advisor shall pay all of the Administrative Expenses in excess of the Monthly Cap. However, in any month where the Administrative Expenses of the Master Fund are less than the Monthly Cap, and where the Advisor has previously paid Administrative Expenses for which the Advisor has not previously been reimbursed, the Advisor shall be reimbursed by the Master Fund up to an amount equal to the Monthly Cap until the Advisor is reimbursed in full.

The Administrative Expenses of the Master Fund shall include audit fees, legal fees, tax preparation fees, directors’ fees, administration fees, corporate secretarial fees, government fees and bank charges. Administrative Expenses shall not include transactions or brokerage expenses, advisory management fees, consulting fees, or advisory performance fees.

5. Taxation

No provision has been made for income taxes since both the Advisor and the Consultant qualify as “Sub Chapter S Corporations” and are exempt from federal and Delaware corporate income tax, so that the earnings of both the Advisor and the Consultant flow directly to the owners.

Combined carved-out financial statements of Welton Funds’ Fees (a carve out of advisory management fees, performance fees and consulting fees (together the “Welton Funds’ Fees”) incurred by Welton Capital Markets Fund, Ltd., Welton Global Capital Markets Fund, Ltd. and Welton Capital Markets Fund, LLC in relation to services provided by Welton Investment Corporation and Welton Global Funds Management Corporation)

As of September 30, 2010 and for the nine-month periods ended September 30, 2010 and 2009 together with Independent Accountants’ Review Report

Welton Funds’ Fees

Combined balance sheets

September 30, 2010 and December 31, 2009

(Expressed in U.S. dollars)

	September 30, 2010	December 31, 2009

	(Unaudited)	(Audited)
	$	$

ASSETS
Welton Funds’ Fees collected	8,335,426	7,446,876
Advisory management fees due from Welton Global Capital Markets Fund Ltd.	46,888	40,071
Performance fees due from Welton Global Capital Markets Fund Ltd.	685,210	6,963
Consulting fees due from Welton Global Capital Markets Fund Ltd.	46,888	40,071

	9,114,412	7,533,981

LIABILITIES
Due to Welton Global Capital Markets Fund Ltd.	81,017	68,443

EQUITY	9,033,395	7,465,538

TOTAL LIABILITIES AND EQUITY	9,114,412	7,533,981

See accompanying notes to the unaudited financial statements

Welton Funds’ Fees

Combined statements of operations

For the nine-month periods ended September 30, 2010 and September 30, 2009

(Expressed in U. S. dollars)

	Nine Months Ended September 30,
	2010	2009

	(Unaudited)
	$	$

INCOME
Advisory management fees from Welton Global Capital Markets Fund Ltd.	519,241	208,279
Performance fees from Welton Global Capital Markets Fund Ltd.	768,353	1,594
Consulting fees from Welton Global Capital Markets Fund Ltd.	519,241	208,279
Advisory management fees from Welton Capital Markets Fund Ltd.	—	513,163
Consulting fees from Welton Capital Markets Fund Ltd.	—	513,163

TOTAL INCOME	1,806,835	1,444,478

EXPENSES
Advisory management fee rebates to Welton Global Capital Markets Fund Ltd.	113,202	44,973
Consulting fee rebates to Welton Global Capital Markets Fund Ltd.	113,202	44,973
Advisory management fee rebates to Welton Capital Markets Fund Ltd.	—	231,333
Consulting fee rebates to Welton Capital Markets Fund Ltd.	—	231,333
Expenses in excess of Monthly Cap paid to Advisor	12,574	15,084

TOTAL EXPENSES	238,978	567,696

NET INCOME	1,567,857	876,782

See accompanying notes to the unaudited financial statements

Welton Funds’ Fees

Combined statements of changes in equity

For the nine-month periods ended September 30, 2010 and September 30, 2009

(Expressed in U. S. dollars)

	September 30, 2010	September 30, 2009

	(Unaudited)	(Unaudited)
	$	$
Equity, beginning of period	7,465,538	6,372,204
Net income	1,567,857	876,782

Equity, end of period	9,033,395	7,248,986

See accompanying notes to the unaudited financial statements

Welton Funds’ Fees

Combined statements of cash flows

For the nine-month periods ended September 30, 2010 and September 30, 2009

(Expressed in U. S. dollars)

	September 30, 2010	September 30, 2009

	(Unaudited)	(Unaudited)
	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	1,567,857	876,782

Changes in operating assets and liabilities:
Fees receivable	(691,881)	1,264,390
Payables	12,574	15,084

NET CASH PROVIDED BY OPERATING ACTIVITIES	888,550	2,156,256
Welton Fund Fees collected, BEGINNING OF PERIOD	7,446,876	5,021,826

Welton Fund Fees collected, END OF PERIOD	8,335,426	7,178,082

See accompanying notes to the unaudited financial statements

Welton Funds’ Fees

Notes to financial statements

September 30, 2010 and December 31, 2009

(Expressed in U. S. dollars)

1. Business

A Letter of Intent dated November 22, 2009, was signed between the principal owners of Welton Investment Corporation, a Delaware U.S.A. corporation (the “Advisor” or “Managing Member”), Welton Global Funds Management Corporation (the “Consultant”), and Aveon Holdings I, L.P. (“Aveon”), whereby the Advisor and the Consultant would sell a 30% interest in the Welton Funds’ Fees to Aveon (on the first $400 million of Fund’s net assets, net of any fee rebates between the Advisor and or Consultant and individual investors in the Funds) (all fees, collectively the “Welton Funds’ Fees”). A purchase agreement was signed May 28, 2010 and the transaction is expected to close during 2010. Consideration for this transaction to be received by the Advisor and Consultant will be raised through an initial public offering to be made by Aveon, which is expected to take place during 2010. The Welton Funds’ Fees earned by the Advisor and the Consultant through services rendered to the Funds, effectively constitutes the combined carved-out financial statements.

The Advisor is the investment Trading Advisor to Welton Global Capital Markets Fund, Limited (the “Master Fund”) a fund incorporated on June 30, 1997 in Bermuda and registered as a segregated accounts company under the Segregated Accounts Companies Act, 2000 (as amended) (the “SAC Act”). The Master Fund’s registered office and its principal business office are located in Hamilton, Bermuda.

The Advisor is also the Trading Advisor to Welton Capital Markets Fund, Limited (the “Offshore Feeder Fund”), a fund incorporated on June 30, 1997 in Bermuda and registered as a segregated accounts company under the SAC Act. The Offshore Feeder Fund’s registered office and its principal business office are located in Hamilton, Bermuda. The Offshore Feeder Fund launched March 1, 1998.

The Advisor also acts as the Trading Advisor and Managing Member of Welton Capital Markets Fund LLC (the U.S. “Domestic Feeder Fund”), a Delaware multi-series limited liability company formed under the Delaware Limited Liability Company Act on March 31, 2009. The Interests are available only to qualified U.S. investors. The Domestic Feeder Fund launched August 1, 2009 and was created to accommodate the investment needs of United States of America taxable subscribers.

As of August 1, 2009, the Master Fund was closed to all external investors, and investors who were directly invested in the Master Fund are now invested through the Feeder Funds. No loss of investors occurred during this migration process.

The investment structure of the above referenced funds is commonly referred to as a “master-feeder” structure (collectively “the Funds”).

The Advisor, as Trading Advisor and Managing Member, makes trading and investment decisions on behalf of the Funds using its proprietary trading methodologies. The Advisor may retain sub-advisors to assist it. Welton Investment Corporation is registered with the Commodity Futures Trading Commission (“CFTC”) as a Commodity Pool Operator (“CPO”) and Commodity Trading Advisor (“CTA”), and is a member of the National Futures Association (“NFA”) in those capacities.

Welton Funds’ Fees

Notes to financial statements (continued)

September 30, 2010 and December 31, 2009

(Expressed in U. S. dollars)

The Consultant, a Delaware corporation, will act as a consultant to the Funds in matters related to capital markets investments and will assist the Funds’ administrator in providing various administrative and financial services to the Fund. The Consultant is an affiliate of the Managing Member and is registered with the CFTC as a CPO and CTA, and is a member of the NFA in those capacities.

2. Significant accounting policies

Basis of presentation—These special purpose combined carved-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Welton Funds’ Fees are earned by Welton Investment Corporation and Welton Global Funds’ Management Corporation and are not a stand-alone entity. The combined financial statements of the Welton Funds’ Fees reflect the assets, liabilities, revenue and expenses directly attributable to the Welton Funds’ Fees, as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in equity and cash flows of the Welton Funds’ Fees on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in equity and cash flows of the Welton Funds’ Fees in the future or what they would have been had the Welton Funds’ Fees been a separate, stand-alone entity during the periods presented. In the opinion of management, these unaudited special purpose combined carved-out financial statements reflect all adjustments that are normal and recurring in nature and necessary for a fair presentation of financial position and results of operations as of the end of and for the periods presented. The results of operations for any interim period are not necessarily indicative of the results for a full year.

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Welton Funds Fees collected—Welton Funds’ Fees collected represents Welton Funds’ Fees collected from the Funds that were collected by the Advisor and Consultant.

Revenue recognition—Welton Funds’ Fees are recorded on an accrual basis.

New accounting pronouncements—In June 2009, the FASB issued FASB ASC 105-10, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles”, (formerly SFAS 168). FASB ASC 105-10 replaces the SFAS 162, The Hierarchy of Generally Accepted Accounting Principles, and establishes the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements

Welton Funds’ Fees

Notes to financial statements (continued)

September 30, 2010 and December 31, 2009

(Expressed in U. S. dollars)

in conformity with GAAP. The Codification became the exclusive authoritative reference at September 30, 2009. Updates to the Codification Standards are issued as Accounting Standard Updates (“ASU”) by the FASB. The adoption of the Codification does not impact the Welton Funds’ Fees financial statements except for references made to authoritative accounting literature in the footnotes.

Beginning with the 2009 annual financial statements, the Welton Funds Fees recognizes a tax benefit from an uncertain position only if it is more likely than not that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authorities widely understood administrative practices and precedents. If this threshold is met, the Welton Funds Fees measures the tax benefit as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. The adoption of such guidance had no impact on the Welton Funds’ Fees financial statements.

On December 31, 2009, Welton Funds’ Fees adopted the FASB amendments to general standards on accounting for and disclosures of events that occur after balance sheet date but before financial statements are issued or are available to be issued. The adoption of this guidance did not materially impact the Welton Funds’ Fees financial statements. Subsequent events through the date of the Independent Auditors’ Report have been evaluated for disclosure and recognition.

3. Fees

Advisory management fees—The Funds have entered into advisory agreements with the Advisor, pursuant to which the Advisor provides its services. The Advisor is responsible for all investment and portfolio operations of the Funds. The advisory management fee, which is at the annual rate of 1.0% of the net asset value of the Class G shares and 2.0% of the net asset value of Class H shares, is paid to the Advisor. Initial investors in the Class H-1 shares were offered a fee rebate applied to subscriptions made within the first two years and for a two-year period. Investors in the Class G-2 shares were offered a fee rebate in consideration for a significant allocation commitment. Class G-3 investors were also offered a fee rebate upon subscription to the fund. The advisory management fee is payable monthly in arrears. Certain shares, which are issued to the affiliates of the Advisor, are not charged an advisory management fee.

Consulting fees—The Funds have entered into consultancy agreements with the Consultant, pursuant to which the Consultant provides its services. The consulting fee, which is at the annual rate of 1.0% of the net asset value of the Class G shares and 2.0% of the net asset value of the Class H shares is paid to the Consultant. Initial investors in the Class H-1 shares were offered a fee rebate applied to subscriptions made within the first two years and for a two-year period. Investors in the Class G-2 shares were offered a fee rebate in consideration for a significant allocation commitment. Class G-3 investors were also offered a fee rebate upon subscription to the fund. The consulting fee is payable monthly in arrears. Certain shares, which are issued to the affiliates of the Advisor, are not charged a consulting fee.

Welton Funds’ Fees

Notes to financial statements (continued)

September 30, 2010 and December 31, 2009

(Expressed in U. S. dollars)

Advisory performance fee—The Advisor receives a performance fee equal to 20% of any increase in the Fund’s net asset value attributable to the Class G and Class H shares from quarter to quarter after subtraction of the advisory management fee and consulting fee and all other expenses of the Funds. The advisory performance fee is subject to a high water mark calculation, such that any losses of individual investor must be recouped prior to the Advisor earning an advisory performance fee. Initial investors in the Class H-1 shares were offered a fee rebate applied to subscriptions made within the first two years and for a two-year period. The advisory performance fee is payable quarterly in arrears. Certain shares which are issued to the affiliates of the Advisor are not charged an advisory performance fee.

4. Expenses in excess of Monthly Cap paid by/to the Advisor

The Administrative Expenses (defined below) paid by the Master Fund shall be limited to 0.0833% per month (approximately 1.0% per annum) (the “Monthly Cap”) of the net asset value of the Master Fund as valued on the first business day of each month. If the Administrative Expenses of the Master Fund exceed the Monthly Cap, the Advisor shall pay all of the Administrative Expenses in excess of the Monthly Cap. However, in any month where the Administrative Expenses of the Master Fund are less than the Monthly Cap, and where the Advisor has previously paid Administrative Expenses for which the Advisor has not previously been reimbursed, the Advisor shall be reimbursed by the Master Fund up to an amount equal to the Monthly Cap until the Advisor is reimbursed in full.

The Administrative Expenses of the Master Fund shall include audit fees, legal fees, tax preparation fees, directors’ fees, administration fees, corporate secretarial fees, government fees and bank charges. Administrative Expenses shall not include transactions or brokerage expenses, advisory management fees, consulting fees, or advisory performance fees.

5. Taxation

No provision has been made for income taxes since both the Advisor and the Consultant qualify as “Sub Chapter S Corporations” and are exempt from federal and Delaware corporate income tax, so that the earnings of both the Advisor and the Consultant flow directly to the owners.

Appendix A

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

THE AVEON GROUP L.P.

Dated as of                     , 2010

A-i

A-ii

A-iii

A-iv

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

THE AVEON GROUP L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE AVEON GROUP L.P. dated as of                     , 2010, is entered into by and among Aveon Management L.L.C., a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Agreement of Limited Partnership of The Aveon Group L.P., as it may be amended, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Aveon Holdings I” means Aveon Holdings I L.P., a Delaware limited partnership, and any successors thereto.

“Aveon Holdings I General Partner” means Aveon Holdings I GP Inc., a Delaware corporation and the general partner of Aveon Holdings I, and any successors thereto.

“Aveon Holdings II” means Aveon Holdings II L.P., a Delaware limited partnership, and any successors thereto.

“Aveon Holdings II General Partner” means Aveon Holdings II GP L.P., a Delaware limited partnership and the general partner of Aveon Holdings II, and any successors thereto.

“Aveon Holdings III” means Aveon Holdings III L.P., a Delaware limited partnership, and any successors thereto.

“Aveon Holdings III General Partner” means Aveon Holdings III GP L.P., a Delaware limited partnership and the general partner of Aveon Holdings III, and any successors thereto.

“Aveon Holdings General Partners” means, collectively, Aveon Holdings I General Partner, Aveon Holdings II General Partner and Aveon Holdings III General Partner.

“Aveon Holdings Group” means, collectively, the Aveon Holdings Partnerships and their respective Subsidiaries.

“Aveon Holdings Limited Partner” means each Person that becomes a limited partner of the Aveon Holdings Partnerships pursuant to the terms of the Aveon Holdings Partnership Agreements.

“Aveon Holdings Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Aveon Holdings I, the Amended and Restated Limited Partnership Agreement of Aveon Holdings II and the Amended and Restated Limited Partnership Agreement of Aveon Holdings III, as they may each be amended, supplemented or restated from time to time.

“Aveon Holdings Partnership Unit” means, collectively, one partnership unit in each of Aveon Holdings I, Aveon Holdings II and Aveon Holdings III issued under their respective Aveon Holdings Partnership Agreement.

“Aveon Holdings Partnerships” means, collectively, Aveon Holdings I, Aveon Holdings II and Aveon Holdings III.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act (and “Beneficially Own” shall have a correlative meaning).

“Board of Directors” means, with respect to the Board of Directors of the General Partner, its board of directors or managers, as applicable, if a corporation or limited liability company, or if a limited partnership, the board of directors or board of managers of its general partner.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Account” has the meaning assigned to such term in Section 6.1.

“Capital Contribution” means any cash or cash equivalents that a Partner contributes to the Partnership pursuant to this Agreement.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner; (c) the date a Partnership Interest is relinquished to the Partnership; or (d) any other date specified in the United States Treasury Regulations; provided, however, that adjustments pursuant to clauses (a), (b), (c) and (d) above shall be made only if such adjustments are deemed necessary or appropriate by the General Partner to reflect the relative economic interests of the Partners. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income

(Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Closing Date” means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners having the rights and obligations specified with respect to Common Units in this Agreement.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of one or more directors or managers who meet the independence standards required to serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed for trading.

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Limited Partnership Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101 et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Sections 11.1 or 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the General Partner determines in its sole discretion does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Exchange Agreement” means one or more exchange agreements providing for the exchange of Aveon Holdings Partnership Units or other securities issued by members of the Aveon Holdings Group for Common Units, as contemplated by the Registration Statement.

“Fiscal Year” has the meaning assigned to such term in Section 8.2.

“Founding Investors” means Founding Investors, LLC, a Delaware limited liability company.

“General Partner” means Aveon Management L.L.C., a Delaware limited liability company and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as a general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the management and ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which is evidenced by General Partner Units, and includes any and all benefits to which a General Partner is entitled as provided in this Agreement, together with all obligations of a General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any Partnership Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was a member, partner, Tax Matters Partner (as defined in the Code), officer or director of the General Partner or any Departing General Partner, (d) any officer or director of the General Partner or Departing General Partner who is or was serving at the request of the General Partner or any Departing General Partner as an officer, director, employee, member, partner, Tax Matters Partner (as defined in the Code), agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services and (e) any Person the General Partner in its sole discretion designates as an “Indemnitee” for purposes of this Agreement.

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial Limited Partner” means each of the Organizational Limited Partner and the Underwriters or their designee(s), in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Issue Price” means the price at which a Unit is purchased from the Partnership, net of any sales commissions or underwriting discounts charged to the Partnership.

“Limited Partner” means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership. For the avoidance of doubt, each holder of a Special Voting Unit shall be a Limited Partner. For purposes of the Delaware Limited Partnership Act, the Limited Partners shall constitute a single class or group of limited partners.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Special Voting Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, including voting rights, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Limited Partnership Act.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor thereto and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Exchange Act) that the General Partner in its sole discretion shall designate as a National Securities Exchange for purposes of this Agreement.

“Net Income (Loss)” for any Fiscal Period means the taxable income or loss of the Partnership for such period as determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments; (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the

Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Non-citizen Assignee” means a Person whom the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Limited Partner, pursuant to Section 4.8.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

“Option Closing Date” means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

“Organizational Limited Partner” means The Aveon Group Limited Partner L.L.C., a Delaware limited liability company, and any successors thereto.

“Outstanding” means, with respect to Limited Partner Interests, all Limited Partner Interests that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) Beneficially Owns 20% or more of any class of Outstanding Common Units, all Common Units owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided further that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply; (iii) to any Person or Group who acquired 20% or more of any Common Units issued by the Partnership with the prior approval of the Board of Directors or (iv) to the Founding Investors (including, for the avoidance of doubt, all Common Units, Special Voting Units and other Limited Partner Interests).

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means The Aveon Group L.P., a Delaware limited partnership.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interests and Limited Partner Interests.

“Partnership Security” means any equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Special Voting Units and General Partner Units.

“Percentage Interest” means, as of any date of determination, (i) as to any holder of Common Units in its capacity as such, the product obtained by multiplying (a) 100% less the percentage applicable to the Units referred to in clause (iv) by (b) the quotient obtained by dividing (x) the number of Common Units held by such holder by (y) the total number of all Outstanding Common Units, (ii) as to any holder of General Partner Units in its capacity as such with respect to such General Partner Units, 0%, (iii) as to any holder of Special Voting Units in its capacity as such with respect to such Special Voting Units, 0%, and (iv) as to any holder of other Units in its capacity as such with respect to such Units, the percentage established for such Units by the General Partner as a part of the issuance of such Units.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenanacy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units, and (b) when modifying Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or with respect to the first fiscal quarter of the Partnership after the Closing Date the portion of such fiscal quarter after the Closing Date.

“Record Date” means the date established by the General Partner in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Rights Agreement” means one or more registration rights agreements among the Partnership and the limited partners of the Aveon Holdings Partnerships providing for the registration of Common Units, as contemplated by the Registration Statement.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-            ) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Special Approval” means either (a) approval by the sole member or by a majority of the members of the Conflicts Committee, as applicable, or (b) approval by the vote of the Record Holders of a majority of the voting power of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates).

“Special Voting Unit” means a Partnership Interest having the rights and obligations specified with respect to Special Voting Units in this Agreement. For the avoidance of doubt, holders of Special Voting Units, in their capacity as such, shall not be entitled to receive distributions by the Partnership and shall not be allocated income, gain, loss, deduction or credit of the Partnership.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Tax Receivable Agreement” means the Tax Receivable Agreement to be entered into substantially concurrently with the Initial Offering among Aveon Holdings I General Partner, Aveon Holdings I and the limited partners of the Aveon Holdings Partnerships party thereto, as contemplated by the Registration Statement.

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“Transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement to be entered into in connection with the Initial Offering among the Partnership and the Underwriters, providing for the purchase of Common Units by such Underwriters.

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units, Special Voting Units and General Partner Units.

“Unitholders” means the holders of Units.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“Voting Unit” means a Common Unit, a Special Voting Unit and any other Partnership Interest that is designated as a “Voting Unit” from time to time.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

SECTION 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

SECTION 2.1 Formation. The Partnership has been previously formed as a limited partnership pursuant to the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on January 27, 2010, pursuant to the provisions of the Delaware Limited Partnership Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Limited Partnership Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

SECTION 2.2 Name. The name of the Partnership shall be “The Aveon Group L.P.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner in its sole discretion, including the name of the General Partner. The words

“Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Partnership) and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the General Partner by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the registered office and the registered agent of the Partnership) the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Partnership is located at The America’s Cup Building, 30 Doaks Lane, Marblehead, Massachusetts 01945 or such other place as the General Partner in its sole discretion may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner is The America’s Cup Building, 30 Doaks Lane, Marblehead, Massachusetts 01945 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

SECTION 2.4 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner in its sole discretion and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and (b)  do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member.

SECTION 2.5 Powers. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

SECTION 2.6 Power of Attorney.

(a) Each Limited Partner and Record Holder hereby constitutes and appoints the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized managers and officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with their terms, any amendment, change, modification or restatement of this Agreement or the Certificate of Limited Partnership; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement or the Certificate of Limited Partnership; (D) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, this Agreement (including, without limitation, issuance and cancellations of Special Voting Units pursuant to Section 5.5); (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Partnership pursuant to Article XIV; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided that when required by Section 13.3 or any other provision of this Agreement that establishes a certain percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of such percentage of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Record Holder and the transfer of all or any portion of such Limited Partner’s or Record Holder’s Partnership Interest and shall extend to such Limited Partner’s or Record Holder’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Record Holder hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Record Holder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner and Record Holder shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may reasonably request in order to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.7 Term. The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Limited Partnership Act and shall continue until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Limited Partnership Act.

SECTION 2.8 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner in its sole discretion determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided further that prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

SECTION 2.9 Certain Undertakings Relating to the Separateness of the Partnership.

(a) Separateness Generally. The Partnership shall conduct its business and operations separate and apart from those of any other Person (other than the General Partner) in accordance with this Section 2.9.

(b) Separate Records. The Partnership shall maintain (i) its books and records, (ii) its accounts and (iii) its financial statements separate from those of any other Person except its consolidated Subsidiaries.

(c) No Effect. Failure by the General Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

SECTION 3.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Limited Partnership Act.

SECTION 3.2 Management of Business. No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Limited Partnership Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Limited Partnership Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

SECTION 3.3 Outside Activities of the Limited Partners. Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

SECTION 3.4 Rights of Limited Partners.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense:

(i) promptly after its becoming available, to obtain a copy of the Partnership’s U.S. federal, state and local income tax returns for each year; and

(ii) to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

(b) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner reasonably believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership or any Group Member the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

SECTION 4.1 Certificates. Notwithstanding anything otherwise to the contrary herein, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests, Partnership Interests shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Partnership by the General Partner (and by any appropriate officer of the General Partner on behalf of the General Partner).

No Certificate evidencing Common Units shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Certificates evidencing Common Units in global form, the Certificates evidencing Common Units shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Certificates evidencing Common Units have been duly registered in accordance with the directions of the Partnership.

SECTION 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate evidencing Common Units is surrendered to the Transfer Agent or any mutilated Certificate evidencing other Partnership Securities is surrendered to the General Partner, the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b) The appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance reasonably satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner, in its sole discretion, may direct to indemnify the Partnership, the Partners, the General Partner and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the General Partner.

If a Record Holder fails to notify the General Partner within a reasonable period of time after he or she has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General

Partner or the Transfer Agent receives such notification, the Record Holder shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.

SECTION 4.3 Record Holders. The Partnership shall be entitled to recognize the Record Holder as the owner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

SECTION 4.4 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Units to another Person who becomes the General Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partner of any or all of the issued and outstanding limited liability company or other interests in the General Partner.

SECTION 4.5 Registration and Transfer of Limited Partner Interests.

(a) The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 4.8, the Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.7, (iv) with respect to any series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such series, (v) any contractual provisions binding on any Limited Partner and (vi) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable. Partnership Interests may also be subject to any transfer restrictions contained in any employee related policies or equity benefit plans, programs or practices adopted on behalf of the Partnership pursuant to Section  7.4(c).

SECTION 4.6 Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.6(c) below, prior to December 31, 2020, the General Partner shall not transfer all or any part of its General Partner Interest (represented by General Partner Units) to a Person unless such transfer (i) has been approved by the prior written consent or vote of Unitholders holding at least a majority of the voting power of the Outstanding Voting Units (excluding Voting Units held by the General Partner or its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into another Person (other than an individual).

(b) Subject to Section 4.6(c) below, on or after December 31, 2020, the General Partner may transfer all or any part of its General Partner Interest without Unitholder approval.

(c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement and (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of such General Partner Interest, and the business of the Partnership shall continue without dissolution.

SECTION 4.7 Restrictions on Transfers.

(a) Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b) The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided, however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

SECTION 4.8 Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any law or regulation that, in the determination of the General Partner in its sole discretion, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his or her nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9. The General Partner also may require in its sole discretion that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his or her Limited Partner Interests.

(b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his or her Limited Partner Interest (representing his or her right to receive his or her share of such distribution in kind).

(d) At any time after he or she can and does certify that he or she has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner in its sole discretion, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

SECTION 4.9 Redemption of Partnership Interests of Non-citizen Assignees.

(a) If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner reasonably determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the General Partner, in its sole discretion, may cause the Partnership to, unless the Limited Partner establishes to the reasonable satisfaction of the General Partner that such Limited Partner is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid as determined by the General Partner in its sole discretion, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 8% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) The Limited Partner or his duly authorized representative shall be entitled to receive the payment for Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificates, evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b) The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

SECTION 5.1 Organizational Issuances. Upon issuance by the Partnership of Common Units on the Closing Date of the Initial Offering, (a) the Limited Partner Interests of the Partnership owned by the Organizational Limited Partner will be cancelled and (b) the Limited Partner Interests of the Partnership (including, for the avoidance of doubt, any restricted units granted prior to the Closing Date) owned by Persons other than the Organizational Limited Partner shall remain outstanding and the number of such Limited Partner Interests held by each such Person shall be adjusted on the Closing Date (and any Option Closing Date) so that each such Person maintains the same percentage interest in the Partnership on a fully diluted basis as such Person had immediately prior to the Closing Date, after giving effect to (i) Common Units issued in the Initial Offering (including any Common Units issued on an Option Closing Date), (ii) Common Units issuable upon the exchange of all Aveon Holdings Partnership Units pursuant to the terms of the Exchange Agreement, and (iii) Common Units issued or issuable pursuant to the Partnership’s equity incentive plan.

SECTION 5.2 Contributions by the General Partner and its Affiliates. The General Partner shall not be obligated to make any Capital Contributions to the Partnership.

SECTION 5.3 Contributions by the Underwriters.

(a) On the Closing Date and pursuant to the Underwriting Agreement, the Underwriters shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by the Underwriters on the Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue the number of Common Units specified in the Underwriting Agreement to be purchased by the Underwriters to the Underwriters or their designee(s) in accordance with the Underwriting Agreement, and such Underwriters or their designee(s) shall be admitted to the Partnership as Limited Partners.

(b) Upon the exercise, if any, of the Over-Allotment Option, on the Option Closing Date and pursuant to the Underwriting Agreement, the Underwriters shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit multiplied by the number of Common Units to be purchased by the Underwriters on the Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue to the Underwriters or their designee(s) the number of Common Units subject to the Over-Allotment Option that are to be purchased by them in accordance with the Underwriting Agreement.

(c) For the avoidance of doubt, upon the further transfer of Common Units to Persons acquiring the same from the Underwriters as contemplated by the Underwriting Agreement, such transferees will be admitted as Limited Partners with respect to the Limited Partner Interests so transferred subject to and in accordance with Section 10.2.

SECTION 5.4 Interest and Withdrawal. No interest on Capital Contributions shall be paid by the Partnership. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Limited Partnership Act.

SECTION 5.5 Issuances and Cancellations of Special Voting Units.

(a) On the date of this Agreement the Partnership shall issue one (1) Special Voting Unit to the Founding Investors. In the event that a holder of a Special Voting Unit shall cease to be the record holder of Aveon Holdings Partnership Units, the Special Voting Unit held by such holder shall be automatically cancelled without any further action of any Person and such holder shall cease to be a Limited Partner with respect to the Special Voting Unit so cancelled.

(b) Upon the issuance to it of a Special Voting Unit, each holder thereof shall automatically and without further action be admitted to the Partnership as a limited partner of the Partnership.

SECTION 5.6 Issuances of Additional Partnership Securities.

(a) The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c).

(b) Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) or Section 7.4(c) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the

General Partner in its sole discretion, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Security; and (viii) the right, if any, of the holder of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Partnership Interest.

(c) The General Partner is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6 or Section 7.4(c), including the admission of additional Limited Partners in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities. The General Partner shall determine in its sole discretion the relative rights, powers and duties of the holders of the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities being so issued. The General Partner is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency or any National Securities Exchange on which the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are listed for trading.

SECTION 5.7 Preemptive Rights. Unless otherwise determined by the General Partner, in its sole discretion, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.

SECTION 5.8 Splits and Combinations.

(a) Subject to Section 5.8(d), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Partnership Securities, the Partnership shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.8(d), the General Partner in its sole discretion may determine that each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

SECTION 5.9 Fully Paid and Non-Assessable Nature of Limited Partner Interests. All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-607 or 17-804 of the Delaware Limited Partnership Act or this Agreement.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1 Maintenance of Capital Accounts. There shall be established for each Partner on the books of the Partnership as of the date such Partner becomes a Partner a capital account (each being a “Capital Account”). Each Capital Contribution by any Partner, if any, shall be credited to the Capital Account of such Partner on the date such Capital Contribution is made to the Partnership. In addition, each Partner’s Capital Account shall be (a) credited with (i) such Partner’s allocable share of any Net Income of the Partnership, and (ii) the amount of any Partnership liabilities that are assumed by the Partner or secured by any Partnership property distributed to the Partner, (b) debited with (i) the amount of distributions (and deemed distributions) to such Partner of cash or the fair market value of other property so distributed, (ii) such Partner’s allocable share of Net Loss of the Partnership and expenditures of the Partnership described or treated under Section 704(b) of the Code as described in Section 705(a)(2)(B) of the Code, and (iii) the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership and (c) otherwise maintained in accordance with the provisions of the Code and the

United States Treasury Regulations promulgated thereunder. Any other item which is required to be reflected in a Partner’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The General Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a partner’s interest in the Partnership. Interest shall not be payable on Capital Account balances. Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall maintain the Capital Accounts of the Partners in accordance with the principles and requirements set forth in Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder. The Capital Account of each holder of General Partner Units or Special Voting Units shall at all times be zero, except to the extent such holder also holds Partnership Interests other than General Partner Units or Special Voting Units.

SECTION 6.2 Allocations.

(a) Net Income (Loss) of the Partnership for each Fiscal Period shall be allocated to each Partner in accordance with such Partner’s Percentage Interest, except as otherwise determined by the General Partner in its sole discretion in order to comply with the Code or applicable United States Treasury Regulations thereunder.

(b) All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for U.S. federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Net Income (Loss) shall be allocated among the Partners pursuant to this Agreement, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the General Partner in its sole discretion shall make such allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Partners in the Partnership, within the meaning of the Code and United States Treasury Regulations. The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Partnership and for the preservation of uniformity of Partnership Interests (or any portion or class or classes thereof), the General Partner may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Partnership Interests (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the General Partner determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Partners and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Partners, (C) the valuation of Partnership assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Partnership assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(c) Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner in its sole discretion.

SECTION 6.3 Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) The General Partner, in its sole discretion, may authorize distributions by the Partnership to the Partners, which distributions shall be made Pro Rata in accordance with the Partners’ respective Percentage Interests; provided that distributions in respect of any unvested units (other than any tax distributions as may be authorized by the General Partner in its sole discretion to cover tax liabilities of the Partners) shall not be paid until such units vest.

(b) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of cash to such Partners.

(c) Notwithstanding Section 6.3(a), in the event of the dissolution of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e) Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner or a Record Holder if such distribution would violate the Delaware Limited Partnership Act or other applicable law.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1 Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Sections 7.1(d) and 7.3, shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including without limitation the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member and the making of capital contributions to any Group Member;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than their interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary,” “treasurer” or any other titles the General Partner in its sole discretion may determine) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, the Partnership’s Subsidiaries from time to time) subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiii) the purchase, sale or other acquisition or disposition of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities;

(xiv) the undertaking of any action in connection with the Partnership’s participation in the management of the Partnership Group through its directors, officers or employees or the Partnership’s direct or indirect ownership of the Group Members, including, without limitation, all things described in or contemplated by the Registration Statement and the agreements described in or filed as exhibits to the Registration Statement; and

(xv) cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Partnership held by any Person, including the General Partner or any Affiliate of the General Partner.

(b) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have any liability to a Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions so long as the General Partner has acted pursuant to its authority under this Agreement.

(c) Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, all Exchange Agreements, the Tax Receivable Agreement, the Registration Rights Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

(d) Without the approval of holders of a majority of the voting power of Outstanding Voting Units, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

SECTION 7.2 Certificate of Limited Partnership. The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Limited Partnership Act and shall use all reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

In the event that the General Partner determines the Partnership should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Partnership as a partnership for U.S. federal (and applicable state) income tax purposes, the Partnership and each Partner shall agree to adjustments required by the tax authorities, and the Partnership shall pay such amounts as required by the tax authorities, to preserve the status of the Partnership as a partnership.

SECTION 7.3 Restrictions on General Partner’s Authority. Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership Group's assets, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the voting power of Outstanding Voting Units; provided however that this provision shall not preclude or limit the General Partner's ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group (including for the benefit of Persons other than members of the Partnership Group, including Affiliates of the General Partner) and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a majority of the voting power of Outstanding Voting Units, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

SECTION 7.4 Reimbursement of the General Partner.

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner or managing member of any Group Member.

(b) The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine, in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including, but not limited to, office space rental, legal, accounting, audit, preparation and mailing of K-1’s, risk management systems and services, public reporting and reporting to limited partners and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership Group or for the General Partner in the discharge of its duties to the Partnership Group), (ii) all expenses and costs of the General Partner allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including base salary, employee insurance and other employee benefits, travel and entertainment, and selling, general and administrative expenses), and (iii) annual cash incentive compensation paid to employees of the General Partner upon the achievement of a segment investment return as determined by the Board of Directors; provided, however, that, subject to the following sentence, the aggregate amount of reimbursement pursuant to Section 7.4(b)(ii) shall not exceed $4,500,000 in any fiscal year and the aggregate amount of reimbursement pursuant to Section 7.4(b)(iii) shall not exceed $3,400,000 in any fiscal year. Notwithstanding the foregoing, the maximum amount of reimbursement pursuant to Sections 7.4(b)(ii) and (iii) may be increased from time to time by the Board of Directors, without the approval of the Limited Partners, after considering certain factors, including the number of the Partnership’s manager affiliates, the number of the Partnership’s investment funds, the assets under management of the Partnerships investment funds and investable multi-fund composites, and the Partnership’s future debt or equity capital financing transactions. The General Partner in its sole discretion shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c) The General Partner may, in its sole discretion, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Partnership Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of or reservation of issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue or to reserve for issuance Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that the General Partner or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b)(i). Any and all obligations of the General Partner under any equity benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest.

SECTION 7.5 Outside Activities.

(a) After the Closing Date, the General Partner, for so long as it is a General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and

(ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b) Except insofar as the General Partner is specifically restricted by Section 7.5(a), each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Group Member or any Partner or Record Holder. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

(c) Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the General Partner or any other Indemnitee for the Indemnitee (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of any Group Member, (iii) the General Partner and the other Indemnities shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Group Member and (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any Indemnitee.

(d) The General Partner and any of its Affiliates may acquire Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities.

SECTION 7.6 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a) The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine, in each case on terms that are fair and reasonable to the Partnership; provided, however that the requirements of this Section 7.6(a) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Approval, (ii) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership).

(b) Any Group Member (including the Partnership) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Partnership), funds on terms and conditions determined by the General Partner. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that the General Partner considers fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) conclusively shall be deemed satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to any transaction (i) approved by Special Approval, (ii) the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership).

(d) The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e) The General Partner or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, pursuant to transactions that the General Partner considers fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) conclusively shall be deemed to be satisfied and not a breach of any duty hereunder or existing at law, in equity or otherwise as to (i) the transactions effected pursuant to Section 5.3 and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) any transaction that is fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). With respect to any contribution of assets to the Partnership in exchange for Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

(f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

SECTION 7.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring before or after the date of this Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the General Partner in its sole discretion.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the General Partner in its sole discretion.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Voting Units entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates, the Indemnitees and such other Persons as the General Partner shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f) Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification. In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 7.7 is not paid in full within 30 days after a written claim therefor by any Indemnitee has been received by the Partnership, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees. In any such action the Partnership shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k) This Section 7.7 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

SECTION 7.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct.

(b) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

SECTION 7.9 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, or any agreement contemplated herein or therein, or of any duty hereunder or existing at law, in equity or otherwise, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. If Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (ii) or (iii) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and in any proceeding brought by or on behalf of any Limited Partner, the Partnership or any other Person bound by this Agreement challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, and without limitation of Section 7.6, the existence of the conflicts of interest described in or contemplated by the Registration Statement are hereby approved, and all such conflicts of interest are waived, by all Partners and shall not constitute a breach of this Agreement.

(b) Whenever in this Agreement or any other agreement contemplated hereby or otherwise the General Partner is permitted to or required to make a decision in its “good faith” then for purposes of this Agreement, the General Partner, or any of its Affiliates that cause it to make any such decision, shall be presumed to be acting in good faith, and in any proceeding brought by or on behalf of any Limited Partner, the Partnership or any other Person bound by this Agreement challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption.

(c) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or decline to take such other action free of any duty or obligation, whatsoever to the Partnership, any Limited Partner, any Record Holder or any other Person bound by this Agreement, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity.

(d) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(e) Except as expressly set forth in this Agreement or required by the Delaware Limited Partnership Act, (i) the duties and obligations owed to the Partnership by the General Partner and its officers and directors shall be the same duties and obligations owed to a corporation organized under the Delaware General Corporation Law by its officers and directors, and (ii) the duties and obligations owed to the Limited Partners by the General Partner and its officers and directors shall be the same as the duties and obligations owed to the shareholders of a corporation under the Delaware General Corporation Law by its officers and directors.

(f) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

(g) The Limited Partners expressly acknowledge that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions.

SECTION 7.10 Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

SECTION 7.11 Purchase or Sale of Partnership Securities. The General Partner may cause the Partnership or any other Group Member to purchase or otherwise acquire Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities. The General Partner or any of its Affiliates may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities for their own account, subject to the provisions of Articles IV and X.

SECTION 7.12 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 8.1 Records and Accounting. The General Partner shall keep or cause to be kept at the principal office of the Partnership or any other place designated by the General Partner in its sole discretion appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

SECTION 8.2 Fiscal Year. The fiscal year of the Partnership (each, a “Fiscal Year”) shall be a year ending December 31. The General Partner in its sole discretion may change the Fiscal Year of the Partnership at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 8.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each Fiscal Year, the General Partner shall cause to be made available to each Record Holder of a Unit as of a date selected by the General Partner in its sole discretion, an annual report containing financial statements of the Partnership for such Fiscal Year, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner in its sole discretion.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each Fiscal Year, the General Partner shall cause to be made available to each Record Holder of a Unit, as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

(c) The General Partner shall be deemed to have made a report available to each Record Holder as required by this Section 8.3 if it has either (i) filed such report with the Commission via its Electronic Data Gathering, Analysis and Retrieval system and such report is publicly available on such system or (ii) made such report available on any publicly available website maintained by the Partnership.

ARTICLE IX

TAX MATTERS

SECTION 9.1 Tax Returns and Information. As soon as reasonably practicable after the end of each Fiscal Year, the Partnership shall send to each Partner a copy of United States Internal Revenue Service Schedule K-1, and any comparable statements required by applicable U.S. state or local income tax law, with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own U.S. federal, state and local tax returns. Each Partner shall be required to report for all tax purposes consistently with such information provided by the Partnership. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

SECTION 9.2 Tax Elections. The General Partner shall determine whether to make or refrain from making the election provided for in Section 754 of the Code, and any and all other elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion.

SECTION 9.3 Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

SECTION 9.4 Withholding. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to be necessary or appropriate to cause the Partnership or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

SECTION 9.5 Election to be Treated as a Corporation. Notwithstanding anything to the contrary contained herein, if the General Partner determines in its sole discretion that it is no longer in the best interests of the Partnership to continue as a partnership for U.S. federal income tax purposes, the General Partner may elect to treat the Partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may take other steps that are necessary under applicable law to effect such change.

ARTICLE X

ADMISSION OF PARTNERS

SECTION 10.1 Admission of Initial Limited Partners. Upon the issuance by the Partnership of Common Units to the Underwriters or their designee(s) as described in Section 5.3 in connection with the Initial Offering, the General Partner shall admit such parties to the Partnership as Initial Limited Partners in respect of the Common Units issued to them.

SECTION 10.2 Admission of Additional Limited Partners.

(a) By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.2 or the issuance of any Limited Partner Interests in accordance herewith (including in a merger, consolidation or other business combination pursuant to Article XIV), and except as provided in Section 4.8, each transferee or other recipient of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, approvals, acknowledgments and waivers contained in this Agreement. The transfer of any Limited Partner Interests and/or the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.8.

(b) The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable) and in any event no less frequently than every quarter. A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

(c) Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

SECTION 10.3 Admission of Successor General Partner. A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Sections 11.1 or 11.2 or the transfer of such General

Partner’s General Partner Interest (represented by General Partner Units) pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

SECTION 10.4 Amendment of Agreement and Certificate of Limited Partnership to Reflect the Admission of Partners. To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary under the Delaware Limited Partnership Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 11.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii) The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

(iii) The General Partner is removed pursuant to Section 11.2;

(iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, New York City time, on December 31, 2020, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units (excluding Voting Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, New York City time, on December 31, 2020, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) Beneficially Own or own of record or control at least 50% of the Outstanding Common Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the Unitholders holding a majority of the voting power of Outstanding Voting Units, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership and, to the extent applicable, the other Group Members without dissolution. If, prior to the effective date of the General Partner’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with and subject to Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

SECTION 11.2 Removal of the General Partner. The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the voting power of the Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates). Any such action by such Unitholders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the voting power of Outstanding Voting Units (including Voting Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership and the other Group Members without dissolution. The right of the Unitholders to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

SECTION 11.3 Interest of Departing General Partner and Successor General Partner.

(a) In the event of (i) the withdrawal of a General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) the removal of the General Partner by the Unitholders under circumstances where Cause does not exist, if a successor General Partner is elected in accordance with the terms of Sections 11.1 or 11.2, the Departing General Partner shall have the option exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner to require its successor to purchase (x) its General Partner Interest (represented by General Partner Units) and (y) its general partner interest (or equivalent interest), if any, in the other Group Members ((x) and (y) collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its withdrawal or removal. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the withdrawal or removal of such Departing General Partner, to purchase the Combined Interest of the Departing General Partner for such fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (excluding any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of a Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Common Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

(b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor).

Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly-issued Common Units.

SECTION 11.4 Withdrawal of Limited Partners. No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

SECTION 12.1 Dissolution. The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Sections 10.3, 11.1, 11.2 or 12.2, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up, upon:

(a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;

(b) an election to dissolve the Partnership by the General Partner that is approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Limited Partnership Act; or

(d) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Limited Partnership Act.

SECTION 12.2 Continuation of the Business of the Partnership After Event of Withdrawal. Upon an Event of Withdrawal caused by (a) the withdrawal or removal of the General Partner as provided in Sections 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Sections 11.1 or 11.2, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the Unitholders holding a majority of the voting power of Outstanding Voting Units may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as the successor General Partner a Person approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units. Unless such an election is made within the applicable time period as set forth above, the Partnership shall dissolve and conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided that the right of the Unitholders holding a majority of the voting power of Outstanding Voting Units to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel (x) that the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any successor limited partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of such right to continue (to the extent not so treated or taxed).

SECTION 12.3 Liquidator. Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the General Partner shall select in its sole discretion one or more Persons (which may be the General Partner) to act as Liquidator. If other than the General Partner, the Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class, (2) shall agree not to resign at any time without 30 days’ prior notice and (3) may be removed at any time, with or without cause, by notice of removal approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the voting power of the Outstanding Voting Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

SECTION 12.4 Liquidation. The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator reasonably determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Limited Partnership Act and the following:

(a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.

(c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator. For purposes of this Section 12.4(c), any unvested units shall be treated as cancelled and shall not be taken into account.

SECTION 12.5 Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 12.6 Return of Contributions. The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 12.7 Waiver of Partition. To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

SECTION 12.8 Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

SECTION 13.1 Amendments to be Adopted Solely by the General Partner. Each Partner agrees that the General Partner, without the approval of any Partner, any Unitholder or any other Person, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that the General Partner determines in its sole discretion to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or other jurisdiction or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes;

(d) a change that the General Partner determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal income tax regulations, legislation or interpretation;

(e) a change that the General Partner reasonably determines (i) does not adversely affect the Limited Partners considered as a whole (including any particular class of Partnership Interests as compared to other classes of Partnership Interests, treating the Common Units as a separate class for this purpose) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal or state or non-U.S. agency or judicial authority or contained in any U.S. federal or state or non-U.S. statute (including the Delaware Limited Partnership Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f) a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including, if the General Partner shall so determine in its sole discretion, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(g) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from having a material risk of being in any manner subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h) an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant to Section 5.6;

(i) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(j) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(k) an amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Sections 2.4 or 7.1(a);

(l) an amendment effected, necessitated or contemplated by an amendment to any Aveon Holdings Partnership Agreement that requires unitholders of any Aveon Holdings Partnership to provide a statement, certification or other proof of evidence to the Aveon Holdings Partnerships regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Aveon Holdings Partnerships;

(m) a merger, conversion or conveyance pursuant to Section 14.3(a)(ii), including any amendment permitted pursuant to Section 14.5; or

(n) any other amendments substantially similar to the foregoing.

In addition, in the event that the Founding Investors and their affiliates do not collectively own at least 4% of the voting power of our Outstanding Voting Units (including Common Units or Special Voting Units), the General Partner shall, without the approval of any Partner, any Unitholder or any other Person, make such amendments to this Agreement and/or the Certificate of Limited Partnership as the General Partner determines in its sole discretion to be necessary or appropriate to permit the holders of Voting Units to elect the Board of Directors of the General Partner. For the avoidance of doubt, any amendments to the provisions of this Agreement or the Certificate of Limited Partnership made or adopted by the General Partner for such purpose (and any subsequent amendments of such provisions) may be made by the General Partner without the approval of any Limited Partner.

SECTION 13.2 Amendment Procedures. Except as provided in Sections 5.6, 13.1, 13.3 and 14.5, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner. A proposed amendment shall be effective upon its approval by the General Partner and the Unitholders holding a majority of the voting power of the Outstanding Voting Units, unless a greater or different percentage is required under this Agreement or by the Delaware Limited Partnership Act. Each proposed amendment that requires the approval of the holders of a specified percentage of the voting power of Outstanding Voting Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of the voting power of Outstanding Voting Units or call a meeting of the Unitholders to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

SECTION 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Unitholders holding, or holders of, a percentage of the voting power of Outstanding Voting Units (including Voting Units deemed owned by the General Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Unitholders or holders of Outstanding Voting Units whose aggregate Outstanding Voting Units constitute not less than the voting or consent requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) increase the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to

Section 13.3(c), or (ii) increase the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the General Partner or any of its Affiliates without the General Partner’s consent, which consent may be given or withheld in its sole discretion.

(c) Except as provided in Sections 13.1 and 14.3, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests (treating the Common Units as a separate class for this purpose) must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1, and except as provided by Section 14.3(b), no amendments shall become effective without the approval of Unitholders holding at least 90% of the voting power of the Outstanding Voting Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Delaware Limited Partnership Act.

(e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the Unitholders holding at least 90% of the voting power of the Outstanding Voting Units.

SECTION 13.4 Special Meetings. All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 50% or more of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. (For the avoidance of doubt, the Common Units and the Special Voting Units shall not constitute separate classes for this purpose.) Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner in its sole discretion on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business.

SECTION 13.5 Notice of a Meeting. Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

SECTION 13.6 Record Date. For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day immediately preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

SECTION 13.7 Adjournment. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

SECTION 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes. The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

SECTION 13.9 Quorum. The Limited Partners holding a majority of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by Limited Partners holding a greater percentage of the voting power of such Limited Partner Interests, in which case the quorum shall be such greater percentage. (For the avoidance of doubt, the Common Units and the Special Voting Units shall not constitute separate classes for this purpose.) At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the voting power of the Outstanding Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage of the voting power shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Limited Partner Interests specified in this Agreement (including Outstanding Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners holding at least a majority of the voting power of the Outstanding Limited Partner Interests entitled to vote at such meeting (including Outstanding Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

SECTION 13.10 Conduct of a Meeting. The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals, proxies and votes in writing.

SECTION 13.11 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the voting power of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot, if any, submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner in its sole discretion. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the requisite percentage of the voting power of Limited Partners or other holders of Outstanding Voting Units acting by written consent without a meeting.

SECTION 13.12 Voting and Other Rights.

(a) Only those Record Holders of Outstanding Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests. Each Common Unit shall entitle the holder thereof to one vote for each Common Unit held of record by such holder as of the relevant Record Date.

(b) With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

SECTION 13.13 Participation of Special Voting Units in All Actions Participated in by Common Units.

(a) Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, but subject to Section 13.13(b) with respect to the voting matters addressed therein, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby agrees that the holders of Special Voting Units (other than the Partnership and its Subsidiaries) shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Partners on an equivalent basis as, and treating such Persons for all purposes as if they are, Limited Partners holding Common Units (including, without limitation, the notices, quora, approvals, votes and other actions contemplated by Sections 4.6(a), 7.3, 7.7(c), 7.9(a), 11.1(b), 11.2, 12.1(b), 12.2, 12.3, 13.2, 13.3, 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12, 14.3 and 16.1 hereof), including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Limited Partnership Act or any other applicable law, rule or regulation. This Agreement shall be construed in all cases to give maximum effect to such agreement.

(b) Notwithstanding Section 13.13(a), each holder of a Special Voting Unit, as such, shall be entitled, without regard to the number of Special Voting Units (or fraction thereof) held by such holder, to a number of Limited Partner votes that is equal to the number of Aveon Holdings Partnership Units held of record by such holder as of the relevant Record Date. The number of votes to which the holders of Special Voting Units shall be entitled shall be adjusted accordingly if (i) a Limited Partner holding Common Units, as such, shall become entitled to a number of votes other than one for each Common Unit held and/or (ii) under the terms of the Exchange Agreement the holders of Aveon Holdings Partnership Units party thereto shall become entitled to exchange each such unit for a number of Common Units other than one. The holders of Special Voting Units shall vote together with the Limited Partners holding Common Units as a single class and, to the extent that the Limited Partners holding Common Units shall vote together with the holders of any other class of Partnership Interest, the holders of Special Voting Units shall also vote together with the holders of such other class of Partnership Interests on an equivalent basis as the Limited Partners holding Common Units.

(c) Notwithstanding anything to the contrary contained in this Agreement, and in addition to any other vote required by the Delaware Limited Partnership Act or this Agreement, the affirmative vote of the holders of at least a majority of the voting power of the Special Voting Units voting separately as a class shall be required to alter, amend or repeal this Section 13.13 or to adopt any provision inconsistent therewith.

ARTICLE XIV

MERGER

SECTION 14.1 Authority. The Partnership may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger, consolidation or other business combination (“Merger Agreement”) in accordance with this Article XIV.

SECTION 14.2 Procedure for Merger, Consolidation or Other Business Combination. Merger, consolidation or other business combination of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger, consolidation or other business combination, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or combine;

(b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or other business combination (the “Surviving Business Entity”);

(c) The terms and conditions of the proposed merger, consolidation or other business combination;

(d) The manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation or other business combination;

(f) The effective time of the merger, consolidation or other business combination which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein); and

(g) Such other provisions with respect to the proposed merger, consolidation or other business combination that the General Partner determines in its sole discretion to be necessary or appropriate.

SECTION 14.3 Approval by Limited Partners of Merger, Consolidation or Other Business Combination.

(a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement and the merger, consolidation or other business combination contemplated thereby be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Section 14.3(d), the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of Outstanding Voting Units.

(c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member; provided that (A) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (C) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

SECTION 14.4 Certificate of Merger or Consolidation. Upon the required approval by the General Partner and the Unitholders of a Merger Agreement and the merger, consolidation or business combination contemplated thereby, a certificate of merger or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Limited Partnership Act.

SECTION 14.5 Amendment of Partnership Agreement. Pursuant to Section 17-211(g) of the Delaware Limited Partnership Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section  14.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

SECTION 14.6 Effect of Merger.

(a) At the effective time of the certificate of merger or consolidation or similar certificate:

(i) all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and shall not be in any way impaired because of the merger, consolidation or other business combination;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger, consolidation or other business combination effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

SECTION 15.1 Right to Acquire Limited Partner Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time (i) less than 10% of the total Limited Partner Interests of any class then Outstanding (other than Special Voting Units) is held by Persons other than the General Partner and its Affiliates or (ii) the General Partner determines that the Partnership is required to register as an investment company under the Investment Company Act of 1940, as amended, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices per limited partner interest of such class for the 20 consecutive Trading Days immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interest of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner in its sole discretion, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner in its sole discretion; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and circulated in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests (in the case of Limited Partner Interests evidenced by Certificates, upon surrender of Certificates representing such Limited Partner Interests) in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest (in the case of Limited Partner Interests evidenced by Certificates, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests) and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

ARTICLE XVI

GENERAL PROVISIONS

SECTION 16.1 Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below.

Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.

Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if reasonably believed by it to be genuine.

SECTION 16.2 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 16.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

SECTION 16.4 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 16.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 16.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 16.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.2(a), without execution hereof.

SECTION 16.8 Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware.

SECTION 16.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 16.10 Consent of Partners. Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

SECTION 16.11 Facsimile Signatures. The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on certificates representing Common Units is expressly permitted by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

GENERAL PARTNER:

AVEON MANAGEMENT L.L.C.

By:
Name:
Title:

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution hereof pursuant to Section 10.2(a).

AVEON MANAGEMENT L.L.C.

By:
Name:
Title:

Part II

Information not required in prospectus

Item 13.	Other expenses of issuance and distribution.

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common units being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, the Financial Industry Regulatory Authority and the New York Stock Exchange.

Filing Fee—Securities and Exchange Commission	$14,616.50
Fee—Financial Industry Regulatory Authority	$21,000
Listing Fee—New York Stock Exchange	*
Fees and Expenses of Counsel	*
Printing Expenses	*
Fees and Expenses of Accountants	*
Transfer Agent and Registrar’s Fees	*
Miscellaneous Expenses	*

Total	*

*	To be filed by amendment.

Item 14.	Indemnification of directors and officers.

The section of the prospectus entitled “Material provisions of The Aveon Group L.P. partnership agreement—Indemnification” discloses that we will generally indemnify our general partner; any departing general partner; any person who is or was a member, partner, tax matters partner, officer or director of the general partner or any departing general partner; any officer or director of the general partner or any departing general partner who is or was serving at the request of a general partner or any departing general partner as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person; or any person designated by our general partner in its sole discretion to the fullest extent permitted by the law and from against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

In connection with this offering, we will obtain liability insurance for our directors and officers. Such insurance will be available to our directors and officers in accordance with its terms.

Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

Item 15.	Recent sales of unregistered securities.

Not applicable.

Item 16.	Exhibits and financial statement schedules.

Exhibit index

1.1	Underwriting Agreement*

2.1	Purchase Agreement dated as of July 8, 2010 by and among Aveon Holdings I L.P., Banyan Capital Partners, LLC and Laurence R. Benedict

2.2	Purchase Agreement dated as of November 1, 2010 by and among Aveon Holdings I L.P., Brownstone Investment Partners, LLC, Oren Cohen, Curt Schade, The Cohen Family Spray Trust, Douglas B. Lowey, Barret Naylor and The Lowey Family Spray Trust

2.3	Purchase Agreement dated as of November 12, 2010 by and among Aveon Holdings I L.P., CastleRock Management, LLC, Paul Tanico, Ellen Adams, Daniel Sheridan and Maria Lamari Burden

2.4	Purchase Agreement dated as of April 16, 2010 by and among Aveon Holdings I L.P., Chesapeake SP Partners, LLC, Chesapeake Capital Corporation and Chesapeake Holding Company

2.5	Purchase Agreement dated as of November 11, 2010 by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC

2.6	Purchase Agreement dated as of February 24, 2010 by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca

2.7	Amendment No. 1 to the Purchase Agreement dated as of February 24, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca, effective as of June 30, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca

2.8	Amendment No. 2 to the Purchase Agreement dated as of February 24, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca, effective as of November 15, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca

2.9	Purchase Agreement dated as of August 5, 2010 by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz

2.10	Purchase Agreement dated as of August 4, 2010 by and among Aveon Holdings I L.P., Viridian Partners, LLC, Christopher Nygaard, Andrew Gilbert, Chris Zuech, David Jelinek, Mark Brockett and Keith Kline

2.11	Purchase Agreement dated as of May 28, 2010 by and among Aveon Holdings I L.P., WA Partners LLC, Welton Investment Corporation and Welton Global Funds Management Corporation

2.12	Amendment No. 1 to the Purchase Agreement dated as of August 5, 2010, by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz, effective as of November 30 2010, by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz

2.13	Amendment No. 2 to the Purchase Agreement, dated as of August 5, 2010, by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz, effective as of December 9, 2010, by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz

2.14	Amendment No. 1 to the Purchase Agreement dated as of November 11, 2010 by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC, effective as of December 10, 2010, by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC

2.15	Amendment No. 1 to the Purchase Agreement dated as of April 16, 2010 by and among Aveon Holdings I L.P., Chesapeake SP Partners, LLC, Chesapeake Capital Corporation and Chesapeake Holding Company, effective as of December 6, 2010, by and among Aveon Holdings I L.P., Chesapeake SP Partners, LLC, Chesapeake Capital Corporation and Chesapeake Holding Company

2.16	Amendment No. 1 to the Purchase Agreement dated as of November 1, 2010 by and among Aveon Holdings I L.P., Brownstone Investment Partners, LLC, Oren Cohen, Curt Schade, The Cohen Family Spray Trust, Douglas B. Lowey, Barret Naylor and The Lowey Family Spray Trust, effective as of December 6, 2010, by and among Aveon Holdings I L.P., Brownstone Investment Partners, LLC, Oren Cohen, Curt Schade, The Cohen Family Spray Trust, Douglas B. Lowey, Barret Naylor and The Lowey Family Spray Trust

2.17	Amendment No. 1 to the Purchase Agreement dated as of May 28, 2010 by and among Aveon Holdings I L.P., WA Partners LLC, Welton Investment Corporation and Welton Global Funds Management Corporation, effective as of December 7, 2010, by and among Aveon Holdings I L.P., WA Partners LLC, Welton Investment Corporation and Welton Global Funds Management Corporation

2.18	Amendment No. 1 to the Purchase Agreement dated as of July 8, 2010 by and among Aveon Holdings I L.P., Banyan Capital Partners, LLC and Laurence R. Benedict, effective as of December 21, 2010, by and among Aveon Holdings I L.P., Banyan Capital Partners, LLC and Laurence R. Benedict

2.19	Amendment No. 1 to the Purchase Agreement dated as of November 12, 2010 by and among Aveon Holdings I L.P., CastleRock Management, LLC, Paul Tanico, Ellen Adams, Daniel Sheridan and Maria Lamari Burden, effective as of January 4, 2011, by and among Aveon Holdings I L.P., CastleRock Management, LLC, Paul Tanico, Ellen Adams, Daniel Sheridan and Maria Lamari Burden

2.20	Amendment No. 3 to the Purchase Agreement dated as of February 24, 2010 by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca, effective as of December 8, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca

2.21	Viridian Partners, LLC and Viridian Partners II, LLC Letter Agreement dated as of December 2, 2010

2.22	Amendment No. 2 to the Purchase Agreement dated as of November 11, 2010 by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC, effective as of January 7, 2011, by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC

2.23	Viridian Partners, LLC and Viridian Partners II, LLC Letter Agreement dated as of January 11, 2011

3.1	Amended and Restated Certificate of Limited Partnership of the Registrant**

3.2	Form of Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus)

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding validity of the common units registered*

8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain tax matters*

10.1	Form of Amended and Restated Limited Partnership Agreement of Aveon Holdings I L.P.**

10.2	Form of Amended and Restated Limited Partnership Agreement of Aveon Holdings II L.P.**

10.3	Form of Amended and Restated Limited Partnership Agreement of Aveon Holdings III L.P.**

10.4	Form of Tax Receivable Agreement**

10.5	Form of Exchange Agreement**

10.6	Form of Registration Rights Agreement**

10.7	The Aveon Group L.P. Amended and Restated Equity Incentive Plan**

10.8	Form of Amended and Restated Restricted Unit Award Agreement**

10.9	Form of Amended and Restated Limited Liability Company Agreement of Banyan Capital Partners, LLC**

10.10	Form of Banyan Capital Partners, LLC Admission Letter**

10.11	Form of Amended and Restated Limited Liability Company Agreement of Brownstone Investment Partners, LLC**

10.12	Form of Brownstone Investment Partners, LLC Admission Letter**

10.13	Form of Amended and Restated Limited Liability Company Agreement of Chesapeake SP Partners, LLC**

10.14	Form of Third Amended and Restated Limited Liability Company Agreement of Cura Capital (GP) LLC**

10.15	Form of Amended and Restated Limited Partnership Agreement of Glenrock Asset Management Associates, L.P.**

10.16	Form of Glenrock Asset Management Associates, L.P. Admission Letter**

10.17	Form of Amended and Restated Limited Liability Company Agreement of Viridian Partners, LLC

10.18	Form of Viridian Partners, LLC Admission Letter

10.19	Form of Amended and Restated Limited Liability Company Agreement of WA Partners, LLC**

10.20	Form of Amended and Restated Limited Liability Company Agreement of Conquest Capital MM LLC**

10.21	Form of Conquest Capital MM LLC Admission Letter**

10.22	Form of Amended and Restated Limited Liability Company Agreement of CastleRock Management, LLC

10.23	Form of Admission Letter of CastleRock Management, LLC**

10.24	Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and John J. Hassett, dated as of October 29, 2010**

10.25	Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and Jeff Landle, dated as of October 29, 2010**

10.26	Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and Moses Grader, dated as of October 29, 2010**

10.27	Employment Agreement by and between Aveon Management L.L.C. and Randall Carrigan, dated as of October 29, 2010**

10.28	Employment Agreement by and between Aveon Management L.L.C. and William Park, dated as of November 24, 2010**

10.29	Form of Viridian Partners II, LLC Limited Liability Company Agreement

10.30	Form of Viridian Partners II, LLC Admission Letter

10.31	Amendment No. 1 to the Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and John J. Hassett, dated as of October 29, 2010, by and between Aveon Management L.L.C. and John J. Hassett, effective as of December 31, 2010

10.32	Amendment No. 1 to the Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and Jeff Landle, dated as of October 29, 2010, by and between Aveon Management L.L.C. and Jeff Landle, effective as of December 31, 2010

10.33	Amendment No. 1 to the Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and Moses Grader, dated as of October 29, 2010, by and between Aveon Management L.L.C. and Moses Grader, effective as of December 31, 2010

10.34	Amendment No. 1 to the Employment Agreement by and between Aveon Management L.L.C. and Randall Carrigan, dated as of October 29, 2010, by and between Aveon Management L.L.C. and Randall Carrigan, effective as of December 31, 2010

10.35	Amendment No. 1 to the Employment Agreement by and between Aveon Management L.L.C. and William Park, dated as of November 24, 2010, by and between Aveon Management L.L.C. and William Park, effective as of December 31, 2010

21.1	Subsidiaries of the Registrant*

23.1	Consent of KPMG LLP

23.2	Consent of Rothstein, Kass & Company, P.C.

23.3	Consent of Arthur F. Bell, Jr. & Associates, L.L.C.

23.4	Consent of Rothstein, Kass & Company, P.C.

23.5	Consent of Deloitte & Touche

23.6	Consent of Ernst & Young, Ltd.

23.7	Consent of Deloitte & Touche

23.8	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibits 5.1 and 8.1)*

23.9	Consent of Brian M. Barefoot to be named as a director nominee**

23.10	Consent of Stephan Bub to be named as a director nominee**

23.11	Consent of Daniel J. Callahan Jr. to be named as a director nominee**

23.12	Consent of Andrew E. Craighead to be named as a director nominee**

23.13	Consent of John B. Fullerton to be named as a director nominee**

23.14	Consent of PricewaterhouseCoopers LLP

23.15	Consent of McGladrey & Pullen, LLP

23.16	Consent of McGladrey & Pullen, LLP

24.1	Power of Attorney**

*	To be filed by amendment.
**	Previously filed.

Item 17.	Undertakings

(1) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3) The undersigned Registrant hereby undertakes that:

(A) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 14th day of January, 2011.

The Aveon Group L.P.

By:	Aveon Management L.L.C., its general partner

By:	/s/ John J. Hassett
Name: Title:	John J. Hassett President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of January, 2011.

Signature	Title

/s/ John J. Hassett John J. Hassett	Director and Chief Executive Officer (principal executive officer)

* Jeffrey C. Landle	Director

* William H. Park	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ John J. Hassett
Name:	John J. Hassett
Title:	Attorney-in-fact